EXHIBIT 4

                         Pooling and Servicing Agreement

================================================================================

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.,
                                   Depositor,

                             BANK OF AMERICA, N.A.,
                                Master Servicer,

                          MIDLAND LOAN SERVICES, INC.,
                                Special Servicer,

                       LASALLE BANK NATIONAL ASSOCIATION,
                        Trustee and REMIC Administrator,

                                       and

                               ABN AMRO BANK N.V.,
                                  Fiscal Agent

                        ---------------------------------

                         POOLING AND SERVICING AGREEMENT

                           Dated as of October 1, 2004

                        ---------------------------------

                                 $1,296,027,783

                  Commercial Mortgage Pass-Through Certificates

                                  Series 2004-4

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I

  DEFINITIONS; CERTAIN CALCULATIONS IN RESPECT OF THE MORTGAGE POOL AND THE
                                  CERTIFICATES

Section 1.01  Defined Terms...................................................
Section 1.02  Rules of Construction; Other Definitional Provisions............
Section 1.03  Certain Calculations in Respect of the Mortgage Pool............
Section 1.04  Cross-Collateralized Mortgage Loans.............................
Section 1.05  Incorporation of Preliminary Statement..........................

                                   ARTICLE II

    CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES; ORIGINAL
                            ISSUANCE OF CERTIFICATES

Section 2.01  Conveyance of Mortgage Loans....................................
Section 2.02  Acceptance of the Component Mortgage Loan REMIC and REMIC
               I by Trustee...................................................
Section 2.03  Mortgage Loan Seller's Repurchase or Substitution of
               Mortgage Loans for Material Document Defects and
               Material Breaches..............................................
Section 2.04  Representations and Warranties of the Depositor.................
Section 2.05  Representations and Warranties of the Master Servicer...........
Section 2.06  Representations and Warranties of the Special Servicer..........
Section 2.07  Representations and Warranties of the Trustee and the
               REMIC Administrator............................................
Section 2.08  Execution, Authentication and Delivery of Class BC
               Certificates, and Class DM Certificates; Creation of
               Component Mortgage Loan REMIC Regular Interests and
               Component Mortgage Loan REMIC Residual Interest................
Section 2.09  Issuance of the Class R-I Certificates; Creation of the
               REMIC I Regular Interests......................................
Section 2.10  Conveyance of REMIC I Regular Interests; Acceptance of
               REMIC II by the Trustee........................................
Section 2.11  Issuance of the REMIC II Certificates...........................
Section 2.12  Designation of Grantor Trust....................................

                                   ARTICLE III
                ADMINISTRATION AND SERVICING OF THE TRUST FUND

Section 3.01  Administration of the Loans.....................................
Section 3.02  Collection of Mortgage Loan Payments............................
Section 3.03  Collection of Taxes, Assessments and Similar Items;
               Servicing Accounts; Servicing Advances; Reserve Accounts.......
Section 3.04  Certificate Account, Distribution Account, Component
               Mortgage Loan REMIC Distribution Account, REMIC I
               Distribution Account, REMIC II Distribution Account,
               Excess Interest Distribution Account, Excess Liquidation
               Proceeds Account and Whole Loan Custodial Account..............
Section 3.05  Permitted Withdrawals From the Certificate Account, the
               Distribution Account, the Whole Loan Custodial Accounts
               and the Excess Liquidation Proceeds Account....................
Section 3.06  Investment of Funds in the Certificate Account, the
               Interest Reserve Account, the Excess Interest
               Distribution Account, the Component Mortgage Loan REMIC Distribution Account, the REMIC I Distribution Account,
               the REMIC II Distribution Account, the Excess
               Liquidation Proceeds Account, the Interest Reserve
               Account and the REO Account....................................
Section 3.07  Maintenance of Insurance Policies; Errors and Omissions
               and Fidelity Coverage..........................................
Section 3.08  Enforcement of Alienation Clauses...............................
Section 3.09  Realization Upon Defaulted Loans................................
Section 3.10  Trustee to Cooperate; Release of Mortgage Files.................
Section 3.11  Servicing Compensation; Interest on Servicing Advances;
               Payment of Certain Expenses; Obligations of the Trustee
               Regarding Back up Servicing Advances...........................
Section 3.12  Inspections; Collection of Financial Statements.................
Section 3.13  Annual Statement as to Compliance...............................
Section 3.14  Reports by Independent Public Accountants.......................
Section 3.15  Access to Certain Information...................................
Section 3.16  Title to REO Property; REO Account..............................
Section 3.17  Management of REO Property......................................
Section 3.18  Resolution of Defaulted Mortgage Loans and REO Properties.......
Section 3.19  Additional Obligations of the Master Servicer and the
               Special Servicer...............................................
Section 3.20  Modifications, Waivers, Amendments and Consents.................
Section 3.21  Transfer of Servicing Between Master Servicer and Special
               Servicer; Record Keeping; Asset Status Report; Directing
               Certificateholder..............................................
Section 3.22  Sub-Servicing Agreements........................................
Section 3.23  Designation of the Special Servicer by the Majority
               Certificateholder of the Controlling Class.....................
Section 3.24  Confidentiality.................................................
Section 3.25  No Solicitation of Prepayments..................................
Section 3.26  Certain Matters with Respect to Mortgage Loans Permitting
               Defeasance, Franchise Mortgage Loans and Certain
               Mortgage Loans Permitting Additional Debt......................
Section 3.27  Application of Default Charges..................................
Section 3.28  Matters Regarding the Whole Loans...............................
Section 3.29  Right to Appoint Operating Advisor; Authority of
               Operating Advisor..............................................
Section 3.30  Matters Relating to Certain Mortgage Loans......................

                                   ARTICLE IV
              PAYMENTS TO CERTIFICATEHOLDERS AND RELATED MATTERS

Section 4.01  Distributions...................................................
Section 4.02  Statements to Certificateholders; Certain Reports by the
               Master Servicer and the Special Servicer.......................
Section 4.03  P&I Advances....................................................
Section 4.04  Allocation of Realized Losses and Additional Trust Fund
               Expenses.......................................................
Section 4.05  Interest Reserve Account........................................

                                    ARTICLE V
                                THE CERTIFICATES

Section 5.01  The Certificates................................................
Section 5.02  Registration of Transfer and Exchange of Certificates...........
Section 5.03  Book-Entry Certificates.........................................
Section 5.04  Mutilated, Destroyed, Lost or Stolen Certificates...............
Section 5.05  Persons Deemed Owners...........................................
Section 5.06  Certification by Certificate Owners.............................
Section 5.07  Regarding the Identification of Certain Certificateholders......

                                   ARTICLE VI

    THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE REMIC
                                  ADMINISTRATOR

Section 6.01  Liability of the Depositor, the Master Servicer, the
               Special Servicer and the REMIC Administrator...................
Section 6.02  Merger, Consolidation or Conversion of the Depositor, the
               Master Servicer, the Special Servicer or the REMIC
               Administrator..................................................
Section 6.03  Limitation on Liability of the Depositor, the Master
               Servicer, the Special Servicer, the REMIC Administrator
               and Others.....................................................
Section 6.04  Master Servicer, Special Servicer and REMIC Administrator
               Not to Resign..................................................
Section 6.05  Rights of the Depositor and the Trustee in Respect of the
               Master Servicer, the Special Servicer and the REMIC
               Administrator..................................................

                                   ARTICLE VII
                                     DEFAULT

Section 7.01  Events of Default...............................................
Section 7.02  Trustee to Act; Appointment of Successor........................
Section 7.03  Notification to Certificateholders..............................
Section 7.04  Waiver of Events of Default.....................................
Section 7.05  Additional Remedies of Trustee Upon Event of Default............

                                  ARTICLE VIII
                             CONCERNING THE TRUSTEE

Section 8.01  Duties of Trustee...............................................
Section 8.02  Certain Matters Affecting the Trustee...........................
Section 8.03  Trustee and Fiscal Agent Not Liable for Validity or
               Sufficiency of Certificates or Loans...........................
Section 8.04  Trustee May Own Certificates....................................
Section 8.05  Fees of Trustee; Indemnification of Trustee.....................
Section 8.06  Eligibility Requirements for Trustee............................
Section 8.07  Resignation and Removal of the Trustee..........................
Section 8.08  Successor Trustee and Fiscal Agent..............................
Section 8.09  Merger or Consolidation of Trustee or Fiscal Agent..............
Section 8.10  Appointment of Co-Trustee or Separate Trustee...................
Section 8.11  Appointment of Custodians.......................................
Section 8.12  Access to Certain Information...................................
Section 8.13  Filings with the Securities and Exchange Commission.............
Section 8.14  Fiscal Agent Appointed; Concerning the Fiscal Agent.............
Section 8.15  Maintenance of Mortgage File....................................

                                   ARTICLE IX
                                   TERMINATION

Section 9.01  Termination Upon Repurchase or Liquidation of All
               Mortgage Loans.................................................
Section 9.02  Additional Termination Requirements.............................

                                    ARTICLE X
                ADDITIONAL REMIC AND GRANTOR TRUST PROVISIONS

Section 10.01 REMIC Administration............................................
Section 10.02 Depositor, Master Servicer, Special Servicer and Trustee
               to Cooperate with REMIC Administrator..........................
Section 10.03 Fees of the REMIC Administrator.................................
Section 10.04 Use of Agents...................................................

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

Section 11.01 Amendment.......................................................
Section 11.02 Recordation of Agreement; Counterparts..........................
Section 11.03 Limitation on Rights of Certificateholders......................
Section 11.04 Governing Law...................................................
Section 11.05 Notices.........................................................
Section 11.06 Severability of Provisions......................................
Section 11.07 Successors and Assigns; Beneficiaries...........................
Section 11.08 Article and Section Headings....................................
Section 11.09 Notices to and from Rating Agencies.............................
Section 11.10 Requests for Information; Standing Requests.....................

LIST OF EXHIBITS AND SCHEDULES

EXHIBIT A-1          Form of Class A-1 Certificate
EXHIBIT A-2          Form of Class A-2 Certificate
EXHIBIT A-3          Form of Class A-3 Certificate
EXHIBIT A-4          Form of Class A-4 Certificate
EXHIBIT A-5          Form of Class A-5 Certificate
EXHIBIT A-6          Form of Class A-6 Certificate
EXHIBIT A-7          Form of Class A-1A Certificate
EXHIBIT A-8          Form of Class XC Certificate
EXHIBIT A-9          Form of Class XP Certificate
EXHIBIT A-10         Form of Class B Certificate
EXHIBIT A-11         Form of Class C Certificate
EXHIBIT A-12         Form of Class D Certificate
EXHIBIT A-13         Form of Class E Certificate
EXHIBIT A-14         Form of Class F Certificate
EXHIBIT A-15         Form of Class G Certificate
EXHIBIT A-16         Form of Class H Certificate
EXHIBIT A-17         Form of Class J Certificate
EXHIBIT A-18         Form of Class K Certificate
EXHIBIT A-19         Form of Class L Certificate
EXHIBIT A-20         Form of Class M Certificate
EXHIBIT A-21         Form of Class N Certificate
EXHIBIT A-22         Form of Class O Certificate
EXHIBIT A-23         Form of Class P Certificate
EXHIBIT A-24         Form of Class R-I Certificate
EXHIBIT A-25         Form of Class R-II Certificate
EXHIBIT A-26         Form of Class BC Certificate
EXHIBIT A-27         Form of Class DM-A, Class DM-B, Class DM-C,
                     Class DM-D, Class DM-E, Class DM-F and Class DM-G
                     Certificates
EXHIBIT B            Form of Investment Representation Letter
EXHIBIT C-1          Form of Transfer Affidavit and Agreement Pursuant to
                     Section 5.02(d)(i)(B)
EXHIBIT C-2          Form of Transferor Certificate Pursuant to Section
                     5.02(d)(i)(D)
EXHIBIT D            Request for Release
EXHIBIT E            Form of ERISA Representation Letter
EXHIBIT F            Form of Custodial Certification
EXHIBIT G            Form of Trustee Distribution Date Statement
EXHIBIT H            Request for Review
EXHIBIT I            Form of Notice Regarding Purchase Option Exercise
EXHIBIT J            Form of Notice and Certification Regarding Defeasance of
                     Mortgage Loan
EXHIBIT K            Form of Certification to be Provided with Form 10-K
EXHIBIT L            Form of Certification to be Provided to Depositor
EXHIBIT M            Form of Regulation S Certificate
EXHIBIT N            Form of Transfer Certificate for Exchange or Transfer from
                     Domestic Global Certificate to Regulation S Global
                     Certificate During the Restricted Period
EXHIBIT O            Form of Transfer Certificate for Exchange or Transfer from
                     Domestic Global Certificate to Regulation S Global
                     Certificate After the Restricted Period
EXHIBIT P            Form of Transfer Certificate for Exchange or Transfer from
                     Regulation S Global Certificate to Domestic Global
                     Certificate

SCHEDULE I           Mortgage Loan Schedule
SCHEDULE II          Sub-Servicing Agreements in Effect as of the Closing Date
SCHEDULE III         Schedule of Exceptions under Section 2.02(a)
SCHEDULE IV          Class XP Reference Rates
SCHEDULE V           Mortgage Loans that Initially Pay Interest Only
SCHEDULE VI          Mortgage Loans Containing Additional Debt
SCHEDULE VII         Schedule of Controlling Holders and Operating Advisors

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            This Pooling and Servicing Agreement (this "Agreement"), dated and effective as of October 1, 2004, is by and among BANC OF AMERICA COMMERCIAL MORTGAGE INC., as Depositor, BANK OF AMERICA, N.A., as Master Servicer, MIDLAND LOAN SERVICES, INC., as Special Servicer, LASALLE BANK NATIONAL ASSOCIATION, as Trustee and as REMIC Administrator, and ABN AMRO BANK N.V., as Fiscal Agent.

                             PRELIMINARY STATEMENT:

            The Depositor intends to sell Certificates, to be issued hereunder in multiple Classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust to be created hereunder.

            As provided herein, the Trustee will elect that three segregated pools of assets within the Trust Fund, exclusive of the Excess Interest and the Excess Interest Distribution Account, be treated for federal income tax purposes as three separate real estate mortgage investment conduits (the "Component Mortgage Loan REMIC", "REMIC I" and "REMIC II", respectively).

                          Component Mortgage Loan REMIC

            The Trustee will elect to treat the segregated pool of assets consisting of the BC Component Mortgage Loan and the DM Component Mortgage Loan and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as the "Component Mortgage Loan REMIC". The Component Mortgage Loan REMIC Residual Interest will represent the sole class of "residual interests" in the Component Mortgage Loan REMIC for purposes of the REMIC Provisions under federal income tax law, and will be represented by the Class R-I Certificates. The Component Mortgage Loan REMIC Regular Interests will consist of the Component Mortgage Loan REMIC Senior Regular Interests and the Component Mortgage Loan REMIC Subordinate Regular Interests. The Component Mortgage Loan REMIC Senior Regular Interests will not be certificated and will be held by REMIC I. The Class BC Certificates and each Class of Class DM Certificates will represent a Component Mortgage Loan REMIC Subordinate Regular Interest. The following table sets forth the initial Class BC Senior Balance and Class DM Senior Balance and the corresponding Component Mortgage Loan REMIC Senior Regular Interests:

                       Initial Component     Corresponding Component Mortgage
Component Mortgage   Mortgage Loan Senior               Loan REMIC
       Loan                 Balance               Senior Regular Interest
------------------   --------------------    --------------------------------
BC Component                                 BC Component Mortgage Loan Senior
Mortgage Loan           $150,000,000         Regular Interest
DM Component                                 DM Component Mortgage Loan Senior
Mortgage Loan            $65,903,426         Regular Interest

            The following table sets forth the initial BC Component Mortgage Loan Subordinate Balance and the Corresponding Component Mortgage Loan REMIC Subordinate Regular Interest:

                                 Corresponding Component Mortgage
Initial BC Component Mortgage               Loan REMIC
   Loan Subordinate Balance        Subordinate Regular Interest
-----------------------------    --------------------------------
         $103,000,000                 Class BC Certificates

            The following table sets forth the initial DM Component Mortgage Loan Subordinate Balances and the Corresponding Component Mortgage Loan REMIC Subordinate Regular Interests:

                                 Corresponding Component Mortgage
Initial DM Component Mortgage               Loan REMIC
   Loan Subordinate Balance        Subordinate Regular Interest
-----------------------------    --------------------------------
          $2,270,791                 Class DM-A Certificates
          $4,778,618                 Class DM-B Certificates
          $3,845,294                 Class DM-C Certificates
          $4,093,378                 Class DM-D Certificates
          $4,366,269                 Class DM-E Certificates
          $3,952,582                 Class DM-F Certificates
          $3,693,068                 Class DM-G Certificates

                                     REMIC I

            As provided herein, the Trustee will elect that the portion of the Trust Fund consisting of the Majority Mortgage Loans (exclusive of Excess Interest), the Component Mortgage Loan REMIC Senior Regular Interests and certain other related assets subject to this Agreement shall be treated as a REMIC for federal income tax purposes, and such segregated asset pool will be designated as "REMIC I". The REMIC I Regular Interests listed below under the heading "Corresponding REMIC I Regular Interests" constitute "regular interests" in REMIC I and the Class R-I Certificates constitute the sole Class of "residual interests" in REMIC I created hereunder for purposes of the REMIC Provisions.

            The following table sets forth the Class or Component designation, the corresponding REMIC I Regular Interest (the "Corresponding REMIC I Regular Interest"), and the Corresponding Components of the Class X Certificates for each Class of the REMIC II Certificates (the "Corresponding Certificates").

                 Corresponding                            Corresponding
Corresponding   REMIC I Regular        REMIC I        Components of Class X
Certificates    Interests(1)    Principal Balance     Certificates(1)
Class A-1           LA-1-1               $3,115,123          XA-1-1
                    LA-1-2               $3,700,287          XA-1-2
                    LA-1-3              $22,942,116          XA-1-3
                    LA-1-4               $3,242,474          XA-1-4
Class A-2           LA-2-1              $22,784,190          XA-2-1
                    LA-2-2              $25,215,810          XA-2-2
Class A-3           LA-3-1                 $520,885          XA-3-1
                    LA-3-2              $24,798,407          XA-3-2
                    LA-3-3              $24,382,187          XA-3-3
                    LA-3-4              $23,520,347          XA-3-4
                    LA-3-5             $116,063,493          XA-3-5
                    LA-3-6              $50,714,681          XA-3-6
Class A-4           LA-4-1              $88,745,355          XA-4-1
                    LA-4-2              $17,087,846          XA-4-2
                    LA-4-3              $16,383,717          XA-4-3
                    LA-4-4              $67,420,560          XA-4-4
                    LA-4-5              $35,362,522          XA-4-5
Class A-5            LA-5              $107,000,000           XA-5
Class A-6           LA-6-1              $37,431,582          XA-6-1
                    LA-6-2             $234,767,589          XA-6-2
Class A-1A          LA-1A-1                $516,222          XA-1A-1
                    LA-1A-2                $596,402          XA-1A-2
                    LA-1A-3              $3,958,958          XA-1A-3
                    LA-1A-4              $4,457,109          XA-1A-4
                    LA-1A-5              $4,666,454          XA-1A-5
                    LA-1A-6              $4,738,858          XA-1A-6
                    LA-1A-7              $4,646,151          XA-1A-7
                    LA-1A-8              $4,464,802          XA-1A-8
                    LA-1A-9              $4,404,139          XA-1A-9
                   LA-1A-10             $60,640,639         XA-1A-10
                   LA-1A-11              $2,606,800         XA-1A-11
                   LA-1A-12              $2,492,245         XA-1A-12
                   LA-1A-13              $2,460,476         XA-1A-13
                   LA-1A-14              $2,353,420         XA-1A-14
                   LA-1A-15             $99,342,325         XA-1A-15
Class B               LB                $35,640,764            XB
Class C               LC                $11,340,243            XC
Class D               LD                $21,060,451            XD
Class E              LE-1                $4,846,612           XE-1
                     LE-2                $4,620,659           XE-2
                     LE-3                  $252,938           XE-3
Class F              LF-1                $4,321,061           XF-1
                     LF-2                $5,836,853           XF-2
                     LF-3                $5,617,524           XF-3
                     LF-4                  $424,909           XF-4
Class G              LG-1                $7,908,646           XG-1
                     LG-2                $3,431,597           XG-2
Class H              LH-1                $5,083,821           XH-1
                     LH-2                $9,701,642           XH-2
                     LH-3                $1,414,884           XH-3
Class J              LJ-1                $1,503,661           XJ-1
                     LJ-2                $4,976,478           XJ-2
Class K               LK                 $6,480,139            XK
Class L              LL-1                $4,040,911           XL-1
                     LL-2                $2,439,228           XL-2
Class M               LM                 $3,240,069            XM
Class N               LN                 $3,240,069            XN
Class O               LO                 $4,860,105            XO
Class P               LP                $16,200,348            XP

------------------------------------

(1) The REMIC I Regular Interest or Interests and the Component or Components of the Class X Certificates that correspond to any particular Class of REMIC II Regular Certificates also correspond to each other and, accordingly, constitute the (i) "Corresponding REMIC I Regular Interests" and (ii) "Corresponding Components", respectively, with respect to each other.

                                    REMIC II

            As provided herein, the Trustee will elect to treat that portion of the Trust Fund consisting of the REMIC I Regular Interests and certain other assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated asset pool will be designated as "REMIC II". The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-1A, Class XC, Class XP, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates (other than the portion of the Class P Certificates evidencing the right to receive Excess Interest) will constitute "regular interests" in REMIC II, and the Class R-II Certificates will constitute the sole Class of "residual interests" in REMIC II for purposes of the REMIC Provisions.

            The following table sets forth the designation, the approximate initial Pass-Through Rate, and the Initial Class Principal Balance for each of the Classes of REMIC II Regular Certificates, which are issued by REMIC II, and the Class BC Certificates and Class DM Certificates, which are issued by the Component Mortgage Loan REMIC:

                                  Approximate Initial       Initial Class
Designation                        Pass-Through Rate      Principal Balance
                                                          -----------------
REMIC II Regular Certificates
Class A-1                          3.4550% per annum            $33,000,000
Class A-2                          4.0410% per annum            $48,000,000
Class A-3                          4.1280% per annum           $240,000,000
Class A-4                          4.5020% per annum           $225,000,000
Class A-5                          4.5760% per annum           $107,000,000
Class A-6                         4.8770% per annum(1)         $272,199,171
Class A-1A                        4.6320% per annum(1)         $202,345,000
Class B                           4.9850% per annum(1)          $35,640,764
Class C                           5.0240% per annum(1)          $11,340,243
Class D                           5.0730% per annum(1)          $21,060,451
Class E                           5.1620% per annum(1)           $9,720,209
Class F                           5.4489% per annum(2)          $16,200,347
Class G                           5.5139% per annum(3)          $11,340,243
Class H                           5.5139% per annum(3)          $16,200,347
Class J                           4.6370% per annum(1)           $6,480,139
Class K                           4.6370% per annum(1)           $6,480,139
Class L                           4.6370% per annum(1)           $6,480,139
Class M                           4.6370% per annum(1)           $3,240,069
Class N                           4.6370% per annum(1)           $3,240,069
Class O                           4.6370% per annum(1)           $4,860,105
Class P                           4.6370% per annum(1)          $16,200,348
Class XC                              Variable(4)            $1,296,027,783(5)
Class XP                              Variable(4)            $1,264,855,847(5)

Class BC Certificates            6.0970% per annum(6)          $103,000,000
Class DM Certificates
Class DM-A                       5.3206% per annum(6)            $2,270,791
Class DM-B                       5.4198% per annum(6)            $4,778,618
Class DM-C                       5.6172% per annum(6)            $3,845,294
Class DM-D                       5.7650% per annum(6)            $4,093,378
Class DM-E                       6.1587% per annum(6)            $4,366,269
Class DM-F                       6.4046% per annum(6)            $3,952,582
Class DM-G                       6.7001% per annum(6)            $3,693,068

------------------------------------

(1) Initial Pass-Through Rate. The Pass-Through Rate for the Class A-6, Class A-1A, Class B, Class C, Class D, Class E, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will not exceed the Weighted Average Adjusted Net Mortgage Rate for such Distribution Date.

(2) Initial Pass-Through Rate. The Class F Certificates will accrue interest at the Weighted Average Net Mortgage Rate less 0.065%.

(3) Initial Pass-Through Rate. The Pass-Through Rate for the Class G and Class H Certificates for each Distribution Date will equal the Weighted Average Net Mortgage Rate for such Distribution Date.

(4) The Pass-Through Rates for each of the Class XC and Class XP Certificates will be calculated in accordance with the definitions of "Class XC Pass-Through Rate" and "Class XP Pass-Through Rate", as applicable.

(5) The Class XC and Class XP Certificates will not have a Class Principal Balance; rather, each such Class of Certificates will accrue interest as provided herein on the related Class XC Notional Amount or Class XP Notional Amount, as applicable.

(6) The rates set forth in the "Pass-Through Rate" column for the Class BC Certificates and each Class of Class DM Certificates are expressed on the basis of a 360-day year and the actual number of days elapsed in the relevant month of accrual. For purposes of calculating the Pass-Through Rate of the Class BC Certificates and each Class of Class DM Certificates for each Interest Accrual Period, each Pass-Through Rate will be converted to the annualized rate of interest at which interest would have to accrue on the Certificate Balance of each such Class of Certificates (on a basis of a 360-day year, consisting of twelve 30-day months) to produce the aggregate amount of interest which actually accrues on such Class of Certificates for such Interest Accrual Period at the respective rates set forth in the "Pass-Through Rate" column.

            The Class R-I and Class R-II Certificates will bear no Pass-Through Rate and will have no initial Certificate Principal Balances or notional amounts. Any Available Distribution Amount (i) remaining in the Component Mortgage Loan REMIC Distribution Account after the distribution of all amounts distributable in respect of the Component Mortgage Loan REMIC Regular Interests and (ii) remaining in the REMIC I Distribution Account after the distribution of all amounts distributable in respect of the REMIC I Regular Interests shall be distributed to the Holders of the Class R-I Certificates (but only to the extent of the Available Distribution Amount for such Distribution Date, if any, remaining in the Component Mortgage Loan REMIC Distribution Account or in the REMIC I Distribution Account, as applicable). Any Available Distribution Amount remaining in the REMIC II Distribution Account after distributions to the Holders of the REMIC II Regular Certificates shall be distributed to the Holders of the Class R-II Certificates (but only to the extent of the Available Distribution Amount for such Distribution Date, if any, remaining in the REMIC II Distribution Account).

            The portion of the Trust Fund consisting of the Excess Interest and the Excess Interest Distribution Account shall be treated as a grantor trust (the "Grantor Trust") for federal income tax purposes. The Class P Certificates also represent undivided beneficial interests in the portion of the Grantor Trust representing Excess Interest and the Excess Interest Distribution Account for federal income tax purposes.

            In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the REMIC Administrator agree as follows:

                                   ARTICLE I

          DEFINITIONS; CERTAIN CALCULATIONS IN RESPECT OF THE MORTGAGE
                           POOL AND THE CERTIFICATES

            Section 1.01 Defined Terms.

            Whenever used in this Agreement, including in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

            "30/360 Basis": The accrual of interest calculated on the basis of a 360-day year consisting of twelve 30-day months.

            "Accrued Certificate Interest": With respect to the Class BC Certificates, any Class of Class DM Certificates and any Class of REMIC II Regular Certificates, for any Distribution Date, one month's interest (calculated on a 30/360 basis) at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date, accrued on the related Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date and, with respect to the Class XC and Class XP Certificates for any Distribution Date, the sum of the Accrued Component Interest for the related Interest Accrual Period for all of their respective Components for such Distribution Date. For the avoidance of doubt, the Accrued Certificate Interest in respect of the Class BC Certificates, any Class of Class DM Certificates and any Class of REMIC II Regular Certificates for any Distribution Date shall be deemed to have accrued during the applicable Interest Accrual Period.

            "Accrued Component Interest": With respect to each Component of the Class XC or Class XP Certificates for any Distribution Date, one month's interest at the Class XC Strip Rate or Class XP Strip Rate applicable to such Component for such Distribution Date, accrued on the Component Notional Amount of such Component outstanding immediately prior to such Distribution Date. Accrued Component Interest shall be calculated as described in the definitions of Class XC Strip Rate or Class XP Strip Rate with respect to any Component and any Distribution Date, and shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

            "Accrued BC Component Mortgage Loan Senior Component Interest": With respect to the BC Component Mortgage Loan Senior Component for any Distribution Date, one month's interest at the Adjusted Net Mortgage Rate applicable to the BC Component Mortgage Loan Senior Component for such Distribution Date, accrued on the BC Component Mortgage Loan Senior Balance of the BC Component Mortgage Loan Senior Component outstanding immediately prior to such Distribution Date. For the avoidance of doubt, the Accrued BC Component Mortgage Loan Senior Component Interest in respect of the BC Component Mortgage Loan Senior Component for any Distribution Date shall be deemed to have accrued during the applicable Interest Accrual Period.

            "Accrued DM Component Mortgage Loan Senior Component Interest": With respect to the DM Component Mortgage Loan Senior Component for any Distribution Date, one month's interest at the Adjusted Net Mortgage Rate applicable to the DM Component Mortgage Loan Senior Component for such Distribution Date, accrued on the DM Component Mortgage Loan Senior Balance of the DM Component Mortgage Loan Senior Component outstanding immediately prior to such Distribution Date. For the avoidance of doubt, the Accrued DM Component Mortgage Loan Senior Component Interest in respect of the DM Component Mortgage Loan Senior Component for any Distribution Date shall be deemed to have accrued during the applicable Interest Accrual Period.

            "Actual/360 Basis": The accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable recurring accrual period) in a year assumed to consist of 360 days.

            "Additional Collateral": Any non-real property collateral pledged and/or delivered by or on behalf of the related Mortgagor and held by the related Mortgagee to secure payment on any Loan.

            "Additional Exclusions": Exclusions relating to terrorist or similar acts in addition to those customarily found in insurance policies for Mortgaged Properties prior to September 11, 2001.

            "Additional Master Servicing Compensation": As defined in Section 3.11(b).

            "Additional Special Servicing Compensation": As defined in Section 3.11(d).

            "Additional Trust Fund Expense": Any expense incurred or shortfall experienced with respect to the Trust Fund and not otherwise included in the calculation of a Realized Loss, that would result in the Holders of the Principal Pay Certificates receiving less than the full amount of principal and/or interest to which they are entitled on any Distribution Date.

            "Adjusted Net Mortgage Rate": With respect to any Majority Mortgage Loan or related REO Loan or the BC Component Mortgage Loan Senior Component or the DM Component Mortgage Loan Senior Component, for any Distribution Date, the annualized rate at which interest would have to accrue thereon on a 30/360 Basis during the most recently ended calendar month to produce the actual amount of interest accrued (or, if such Loan, REO Loan or Component Mortgage Loan Senior Component, as the case may be, is prepaid, in whole or in part, or otherwise liquidated during such calendar month, that otherwise would have accrued) in respect of such Mortgage Loan, REO Loan or Component Mortgage Loan Senior Component, as the case may be, at the related Net Mortgage Rate in effect for such Mortgage Loan, REO Loan or Component Mortgage Loan Senior Component during such calendar month. Such rate shall be calculated by multiplying (i) the Net Mortgage Rate (and, in the case of an ARD Loan after its Anticipated Repayment Date, without giving effect to any Excess Interest or the Excess Interest Rate) by (ii) the actual number of days of accrued interest for the related period for such Mortgage Loan or REO Loan or Component Mortgage Loan Senior Component, divided by 30; provided, however, that with respect to such Mortgage Loan, REO Loan or Component Mortgage Loan Senior Component, the Adjusted Net Mortgage Rate for the one-month period (a) prior to the Due Dates in January and February in any year that is not a leap year or in February in any year that is a leap year will be the per annum rate stated in the related Mortgage Note (or, in the case of the BC Component Mortgage Loan Senior Component or the DM Component Mortgage Loan Senior Component, 4.867344868105510% and 6.09664971588390%, respectively)
as of the Closing Date less the related Administrative Fee Rate and (b) prior to the Due Date in March will be determined inclusive of one day of interest retained for each of the one-month periods prior to the Due Dates in January and February in any year that is not a leap year or February in any year that is a leap year.

            "Administrative Fee Rate": With respect to each Mortgage Loan and REO Loan, as specified in the Mortgage Loan Schedule, being the sum of the related Master Servicing Fee Rate and the Trustee Fee Rate.

            "Advance": Any P&I Advance or Servicing Advance.

            "Advance Interest": Interest accrued on any Advance at the Reimbursement Rate and payable to the Master Servicer (or any Sub-Servicer), the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, all in accordance with Section 3.11(g) or Section 4.03(d), as applicable.

            "Adverse Grantor Trust Event" Either: (i) any impairment of the status of the Grantor Trust as a "grantor trust" under subpart E, Part I of subchapter J of the Code; or (ii) the imposition of a tax upon the Grantor Trust or any of its assets or transactions.

            "Adverse Rating Event": With respect to any Class of Rated Certificates and each Rating Agency that has assigned a rating thereto, as of any date of determination, the qualification, downgrade or withdrawal of the rating then assigned to such Class of Rated Certificates by such Rating Agency (or the placing of such Class of Rated Certificates on "negative credit watch" status in contemplation of any such action with respect thereto).

            "Adverse REMIC Event": With respect to any of the Component Mortgage Loan REMIC, REMIC I and REMIC II, either (i) the endangerment of the status of such REMIC as a REMIC or (ii), except as permitted by Section 3.17(a), the imposition of a tax upon such REMIC or any of its assets or transactions (including, without limitation, the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on certain contributions set forth in
Section 860G(d) of the Code).

            "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

            "Agreement": This Pooling and Servicing Agreement, together with all amendments hereof and supplements hereto.

            "Annual Accountant's Report": As defined in Section 3.14.

            "Annual Performance Certification": As defined in Section 3.13.

            "Anticipated Repayment Date": With respect to any ARD Loan, the date specified on the related Mortgage Note, as of which Excess Interest shall begin to accrue on such Loan, which date is prior to the Stated Maturity Date for such Loan.

            "Applicable State Law": For purposes of Article X, the Applicable State Law shall be (a) the laws of any state in which the Corporate Trust Office of the Trustee is located, (b) the laws of the states in which any Loan documents are held and/or any REO Properties are located, (c) such other state and local law whose applicability shall have been brought to the attention of the REMIC Administrator by either (i) an Opinion of Counsel delivered to it or
(ii) written notice from the appropriate taxing authority as to the applicability of such state law, and (d) such other state or local law as to which the REMIC Administrator has actual knowledge of applicability.

            "Appraisal": With respect to any Mortgaged Property or REO Property as to which an appraisal is required to be performed pursuant to the terms of this Agreement, a narrative appraisal complying with Title XI of FIRREA (or, in the case of a Loan or REO Loan with a Stated Principal Balance as of the date of such appraisal of $2,000,000 or less, at the Special Servicer's option, either a limited appraisal and a summary report or an internal valuation prepared by the Special Servicer) that indicates the "market value" of the subject property, as defined in 12 C.F.R. ss.225.62(g), and is conducted by a Qualified Appraiser (or by the Special Servicer in the case of a limited appraisal and summary report or internal valuation with respect to a Loan or an REO Loan with a Stated Principal Balance as of the date of such appraisal or valuation of $2,000,000 or less).

            "Appraisal Reduction Amount": With respect to any Required Appraisal Loan, an amount (calculated as of the Determination Date immediately following the later of the date on which the most recent relevant Appraisal acceptable for purposes of Section 3.19(b) was obtained by the Special Servicer pursuant to this Agreement and the date of the most recent Appraisal Trigger Event with respect to such Required Appraisal Loan) equal to the excess, if any, of:

            (1) the sum of (a) the Stated Principal Balance of such Required Appraisal Loan as of such Determination Date, (b) to the extent not previously advanced by or on behalf of the Master Servicer, or the Trustee, all unpaid interest (net of Default Charges) accrued on such Required Appraisal Loan through the most recent Due Date prior to such Determination Date, (c) all unpaid Master Servicing Fees, Special Servicing Fees, Trustee Fees and Additional Trust Fund Expenses accrued with respect to such Required Appraisal Loan, (d) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent with respect to such Required Appraisal Loan and reimbursable out of the Trust Fund and all Advances related to such Required Appraisal Loan that were not reimbursed out of collections on such Required Appraisal Loan, together with all unpaid Advance Interest accrued on such Advances, and (e) all currently due but unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property, as applicable, for which neither the Master Servicer nor the Special Servicer holds any Escrow Payments or Reserve Funds; over

            (2) the sum of (x) the excess, if any, of (i) 90% of the Appraised Value of the related Mortgaged Property or REO Property, as applicable, as determined by the most recent relevant Appraisal acceptable for purposes of
Section 3.19(b), over (ii) the amount of any obligation(s) secured by any liens on such Mortgaged Property or REO Property, as applicable, that are prior to the lien of such Required Appraisal Loan, and (y) any Escrow Payments, Reserve Funds and/or Letters of Credit held by the Master Servicer or the Special Servicer with respect to such Required Appraisal Loan, the related Mortgaged Property or any related REO Property (exclusive of any such items that are to be applied to real estate taxes, assessments, insurance premiums and/or ground rents or that were taken into account in determining the Appraised Value of the related Mortgaged Property or REO Property, as applicable, referred to in clause
(2)(x)(i) of this definition).

            Notwithstanding the foregoing, if (i) an Appraisal Trigger Event occurs with respect to any Loan, (ii) either (A) no Appraisal has been obtained or conducted, as applicable in accordance with Section 3.19(b), with respect to the related Mortgaged Property during the 12 month period prior to the date of such Appraisal Trigger Event or (B) there shall have occurred since the date of the most recent Appraisal a material change in the circumstances surrounding the related Mortgaged Property that would, in the Special Servicer's judgment, materially affect the value of the property, and (iii) no new Appraisal is obtained or conducted, as applicable in accordance with Section 3.19(b), within 60 days after such Appraisal Trigger Event, then (x) until such new Appraisal is obtained or conducted, as applicable in accordance with Section 3.19(b), the Appraisal Reduction Amount shall equal 25% of the Stated Principal Balance of such Required Appraisal Loan, and (y) upon receipt or performance, as applicable in accordance with Section 3.19(b), of such new Appraisal by the Special Servicer, the Appraisal Reduction Amount for such Required Appraisal Loan will be recalculated in accordance with the preceding sentence of this definition.

            Also notwithstanding the foregoing, if and when any Cross-Collateralized Mortgage Loan becomes a Required Appraisal Loan, an Appraisal Reduction Amount shall be calculated for the entire Cross-Collateralized Group to which that particular Cross-Collateralized Mortgage Loan belongs as if such Cross-Collateralized Group was a single Mortgage Loan secured by multiple properties, and any resulting Appraisal Reduction Amount for such Cross-Collateralized Group shall be allocated among the respective Cross-Collateralized Mortgage Loans forming that group on a pro rata basis in accordance with the respective Stated Principal Balances of those Mortgage Loans.

            In addition, notwithstanding the foregoing and for the avoidance of doubt for purposes of calculating Appraisal Reduction Amounts with respect to the Bank of America Center Whole Loan, the Dallas Market Center Whole Loan, or the Roxborough Whole Loan, references to the Stated Principal Balance will be to the entire Stated Principal Balance thereof (i.e., the aggregate Stated Principal Balances of the related Mortgage Loan and the related Companion Loans) and "Appraisal Reduction Amount" shall mean an amount (calculated as of the Determination Date immediately following the later of the date on which the most recent relevant Appraisal acceptable for purposes of Section 3.19(b) was obtained by the Special Servicer pursuant to this Agreement and the date of the most recent Appraisal Trigger Event with respect to such Whole Loan) equal to the excess, if any, of:

            (1) the sum of (a) the Stated Principal Balance of such Whole Loan as of such Determination Date, (b) to the extent not previously advanced by or on behalf of the Master Servicer, or the Trustee, all unpaid interest (net of Default Charges) accrued on such Whole Loan through the most recent Due Date prior to such Determination Date, (c) all unpaid Master Servicing Fees, Special Servicing Fees, Trustee Fees and Additional Trust Fund Expenses accrued with respect to such Whole Loan, (d) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to such Whole Loan and reimbursable out of the Trust Fund, together with all unpaid Advance Interest accrued on such Advances, and
(e) all currently due but unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property, as applicable, for which neither the Master Servicer nor the Special Servicer holds any Escrow Payments or Reserve Funds; over

            (2) the sum of (x) the excess, if any, of (i) 90% of the Appraised Value of the related Mortgaged Property or REO Property, as applicable, as determined by the most recent relevant Appraisal acceptable for purposes of Section 3.19(b), over (ii) the amount of any obligation(s) secured by any liens on such Mortgaged Property or REO Property, as applicable, that are prior to the lien of the related Whole Loan, and (y) any Escrow Payments, Reserve Funds and/or Letters of Credit held by the Master Servicer or the Special Servicer with respect to the related Whole Loan, the related Mortgaged Property or any related REO Property (exclusive of any such items that are to be applied to real estate taxes, assessments, insurance premiums and/or ground rents or that were taken into account in determining the Appraised Value of the related Mortgaged Property or REO Property, as applicable, referred to in clause
(2)(x)(i) of this definition).

            Any Appraisal Reduction Amount for the Bank of America Center Whole Loan or the Dallas Market Center Whole Loan shall be allocated to the related Notes pro rata based on each such Note's outstanding principal balance. Any Appraisal Reduction Amount for the Roxborough Whole Loan shall be allocated, first, to the Roxborough B Note to the extent of its outstanding principal balance, and then to the Roxborough Mortgage Loan.

            "Appraisal Trigger Event": With respect to any Loan, any of the following events:

            (i) such Loan becomes a Modified Loan;

            (ii) any Monthly Payment with respect to such Loan remains unpaid for 60 days past the Due Date for such payment (or for such shorter period at the end of which such delinquency will become a Servicing Transfer Event); provided, however, solely in the case of a delinquent Balloon Payment, if the Master Servicer has, on or prior to the due date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Loan within 60 days after the due date of such Balloon Payment, failure to pay such Balloon Payment during such 60-day period shall not constitute an Appraisal Trigger Event;

            (iii) the passage of 60 days after the Special Servicer receives notice that the Mortgagor under such Loan becomes the subject of bankruptcy, insolvency or similar proceedings that remain undischarged and undismissed;

            (iv) the passage of 60 days after the Special Servicer receives notice that a receiver or similar official is appointed with respect to the related Mortgaged Property;

            (v) the related Mortgaged Property becomes an REO Property, or

            (vi) if a Loan has been extended three times, upon the sixtieth day after the third extension.

            "Appraised Value": As of any date of determination, the appraised value of a Mortgaged Property or REO Property based upon the most recent Appraisal obtained or conducted, as appropriate, pursuant to this Agreement.

            "Approval Provisions": With respect to any Loan and the provisions set forth in Section 3.21(e), the approvals and consents and the time frames for such approvals and consents necessary in connection with the taking of a Special Action or the extension of the maturity date of a Loan set forth below:

            (i) with respect to any Performing Loan, the Master Servicer shall obtain the approval or consent of the Special Servicer;

            (ii) with respect to (A) any Non-Partitioned Loan or Post CAP Loan that is a Performing Loan that involves an extension of the maturity date of such Loan or (B) in connection with a Special Action for any Non-Partitioned Loan or Post CAP Loan that is a Performing Loan with a then Stated Principal Balance in excess of $2,500,000, the Master Servicer shall obtain the approval and consent of the Special Servicer and the Special Servicer shall obtain the approval and consent of the Directing Certificateholder;

            (iii) with respect to any Non-Partitioned Loan or Post CAP Loan that is a Specially Serviced Loan, the Special Servicer shall obtain the approval and consent of the Directing Certificateholder;

            (iv) with respect to the BC Component Mortgage Loan during any time period that a BC Control Appraisal Period does not exist, the Master Servicer, if the BC Component Mortgage Loan is a then Performing Loan, shall obtain the approval and consent of the Special Servicer, and the Special Servicer shall then obtain the approval and consent of the BC Controlling Holder;

            (v) with respect to the DM Component Mortgage Loan during any time period that a DM Control Appraisal Period does not exist, the Master Servicer, if the DM Component Mortgage Loan is a then Performing Loan, shall seek the approval and consent of the Special Servicer, and the Special Servicer shall then obtain the approval and consent of the DM Controlling Holder;

            (vi) with respect to the BC Component Mortgage Loan during any time period that a BC Control Appraisal Period does not exist, the Special Servicer, if the BC Component Mortgage Loan is a then Specially Serviced Loan, shall obtain the approval and consent of the BC Controller Holder; and

            (vii) with respect to the DM Component Mortgage Loan during any time period that a DM Control Appraisal Period does not exist, the Special Servicer, if the DM Component Mortgage Loan is a then Specially Serviced Loan, shall obtain the approval and consent of the DM Controlling Holder.

            With respect to any extension or Special Action set forth in clauses
(ii), (iv) and (v) above, the Special Servicer shall respond to the Master Servicer in writing (which may be via e-mail or facsimile) of its decision to grant or deny the Master Servicer's request for approval and consent within ten Business Days of its receipt of such request and all information reasonably requested by the Special Servicer, as such time frame may be extended if the Special Servicer is required to seek the consent of the Directing Certificateholder, the BC Controlling Holder, the DM Controlling Holder or any Rating Agency. If the Special Servicer so fails to respond to the Master Servicer within the time period referenced in the immediately preceding sentence, such approval and consent shall be deemed granted. With respect to any Special Action described in clauses (ii) and (iii) above, the Directing Certificateholder shall respond to the Special Servicer within ten Business Days of its receipt of such request in writing (which may be via e-mail or facsimile) and such request will be deemed granted if the Directing Certificateholder does not respond in such time frame. With respect to any Special Action described in clauses (iv) through (vii) above, the BC Controlling Holder and the DM Controlling Holder, as applicable, shall respond in writing (which may be via e-mail or facsimile) to the Special Servicer within ten Business Days of its receipt of a request for its approval and consent, and such request will be deemed granted if the required party does not respond in such time frame.

            "ARD Loan": Any Mortgage Loan identified on the Mortgage Schedule as such pursuant to clause (xv) under the definition of Mortgage Loan Schedule.

            "Asset Status Report": As defined in Section 3.21(d).

            "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the Mortgagor in connection with the related Loan, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

            "Assumed Monthly Payment": With respect to any Balloon Loan for its Stated Maturity Date (provided that such Loan has not been paid in full, and no other Liquidation Event has occurred in respect thereof, on or before the end of the Collection Period in which such Stated Maturity Date occurs) and for any subsequent Due Date on which such Loan remains outstanding and part of the Trust Fund, if no Monthly Payment (other than a delinquent Balloon Payment) is due for such Due Date, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the amount that would have been due in respect of such Loan on such Due Date if it had been required to continue to accrue interest (exclusive, in the case of an ARD Loan after its Anticipated Repayment Date, of Excess Interest) in accordance with its terms, and to pay principal in accordance with the amortization schedule (if any), in effect immediately prior to, and without regard to the occurrence of, its most recent scheduled maturity date (as such terms and amortization schedule may have been modified, and such maturity date may have been extended, in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.20). With respect to any REO Loan, for any Due Date therefor as of which the related REO Property remains part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Monthly Payment that was due (or, in the case of a Balloon Loan described in the preceding sentence of this definition, the Assumed Monthly Payment that was deemed due) in respect of the related Loan on the last Due Date prior to its becoming an REO Loan.

            "Available Distribution Amount": With respect to any Distribution Date, the sum of (I) with respect to each Majority Mortgage Loan, an amount equal to (a) the balance on deposit in the Certificate Account and the Distribution Account as of the close of business on the related Determination Date, including, without limitation, if and to the extent on deposit therein as of such time, the Master Servicer Remittance Amount for the related Master Servicer Remittance Date, any P&I Advances made by the Master Servicer, the Trustee or the Fiscal Agent to cover uncollected Monthly Payments due and/or Assumed Monthly Payments deemed due during the related Collection Period, any Compensating Interest Payments made by the Master Servicer to cover Prepayment Interest Shortfalls incurred during the related Collection Period, and for the Distribution Date occurring in each March, the related Withheld Amounts remitted to the REMIC I Distribution Account pursuant to Section 4.05, net of (b) any portion of the amounts described in clause (a) of this definition that represents one or more of the following: (i) collected Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any payments of principal (including, without limitation, Principal Prepayments) and interest, Liquidation Proceeds and Insurance Proceeds received after the end of the related Collection Period, (iii) Prepayment Premiums, (iv) Excess Interest,
(v) any amounts payable or reimbursable to any Person from the REMIC I Distribution Account pursuant to any of clauses (ii) through (vi) of Section 3.05(b), (vi) any amounts deposited into the REMIC I Distribution Account in error, (vii) all funds released from the Excess Liquidation Proceeds Account with respect to such Distribution Date, (viii) any amounts payable or reimbursable to any Person from the Certificate Account pursuant to clauses (ii) through (xvii) of Section 3.05(a), and (ix) with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis and any Distribution Date relating to the one-month period preceding the Distribution Date in each February (and in any January of a year that is not a leap year), an amount equal to the related Withheld Amount pursuant to Section 4.05; provided that the Available Distribution Amount for the Final Distribution Date shall be calculated without regard to clauses (b)(i), (b)(ii) and (b)(iii) of this definition; (II) with respect to the BC Component Mortgage Loan, all amounts distributable pursuant to
Section 4.01(j)(i), (ii) and (iii); and (III) with respect to the DM Component Mortgage Loan, all amounts distributable pursuant to Section 4.01(k)(i), (ii) and (iii).

            "BACM": Banc of America Commercial Mortgage Inc., or its successor in interest.

            "Balloon Loan": Any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date (or, in the case of a Replacement Mortgage Loan, as of the related date of substitution) provides for an amortization schedule extending beyond its Stated Maturity Date and as to which, in accordance with such terms, the Monthly Payment due on its Stated Maturity Date is at least two times larger than the Monthly Payment due on the Due Date next preceding its Stated Maturity Date.

            "Balloon Payment": With respect to any Balloon Loan as of any date of determination, the Monthly Payment payable on the Stated Maturity Date of such Loan.

            "Balloon Payment Interest Shortfall": With respect to any Balloon Loan, with a Stated Maturity Date that occurs after, or that provides for a grace period for its Balloon Payment that runs past, the Determination Date in any calendar month, and as to which the Balloon Payment is actually received after the Determination Date in such calendar month (but no later than its Stated Maturity Date or, if there is an applicable grace period, beyond the end of such grace period), the amount of interest, to the extent not collected from the related Determination Date, that would have accrued on the principal portion of such Balloon Payment during the period from the related Stated Maturity Date to, but not including, the first day of the calendar month following the month of maturity (less the amount of related Master Servicing Fees that would have been payable from that uncollected interest and, if applicable, exclusive of any portion of that uncollected interest that would have been Default Interest).

            "Bank": As defined in Section 2.07.

            "Bank of America": Bank of America, N.A., or its successor in interest.

            "Bank of America Center A2 Noteholder": The holder of the Bank of America Center Companion Note A2.

            "Bank of America Center A3 Noteholder": The holder of the Bank of America Center Companion Note A3.

            "Bank of America Center Co-Lender Agreement": With respect to the Bank of America Center Whole Loan, the Intercreditor and Servicing Agreement dated as of October 1, 2004 by and among the holder of the Bank of America Center Mortgage Loan, the Bank of America Center A2 Noteholder and the Bank of America Center A3 Noteholder relating to the relative rights of such holders, as the same may be further amended from time to time in accordance with the terms thereof.

            "Bank of America Center Companion Loan Noteholders": Collectively, the Bank of America Center A2 Noteholder and the Bank of America Center A3 Noteholder.

            "Bank of America Center Companion Loan Securities": For so long as either (a) the Bank of America Center Note A1 or a successor REO Loan with respect to the Bank of America Center Note A1, is part of the Mortgage Pool, any class of securities backed by the Bank of America Center Companion Note A2 or the Bank of America Center Companion Note A3.

            "Bank of America Center Companion Loans": Collectively, the Loans evidenced by the Bank of America Center Companion Note A2 and the Bank of America Center Companion Note A3.

                                    "Bank of America Center Companion Note A2":
With respect to the Bank of America Center Whole Loan, the related Mortgage Note identified as "Note A2" in the Bank of America Center Co-Lender
Agreement, which Note is not included in the Trust and which Note is pari passu in right of payment to the Bank of America Center Note A1 and the Bank of America Center Companion Note A3.

            "Bank of America Center Companion Note A3": With respect to the Bank of America Center Whole Loan, the related Mortgage Note identified as "Note A3" in the Bank of America Center Co-Lender Agreement, which Note is not included in the Trust and which Note is pari passu in right of payment to the Bank of America Center Note A1 and the Bank of America Center Companion Note A2.

            "Bank of America Center Fifth Mezzanine Lender": BPO 555 California Mezz Ltd. or its permitted successors or assigns.

            "Bank of America Center First Mezzanine Lender": Bank of America or its permitted successors or assigns.

            "Bank of America Center Fourth Mezzanine Lender": BREF ONE, LLC - Series B or its permitted successors or assigns.

            "Bank of America Center Mortgage Loan": The Mortgage Loan identified as Loan No. 58399 in the Mortgage Loan Schedule, which, together with the Bank of America Center Companion Note A2 and the Bank of America Center Companion Note A3, is secured by a Mortgage on the Bank of America Center Mortgaged Property. The Bank of America Center Mortgage Loan is referred herein also as the BC Component Mortgage Loan.

            "Bank of America Center Mortgaged Property": With respect to the corresponding Bank of America Center Whole Loan, the respective property or properties that secures such Bank of America Center Whole Loan.

            "Bank of America Center Mezzanine Intercreditor Agreement": That certain Intercreditor Agreement, dated as of September 2, 2004 by and among the Bank of America as "Senior Lender", Bank of America as "First Mezzanine Lender", Bank of America as "Second Mezzanine Lender", Teddy Mezz Private Limited as "Third Mezzanine Lender", BREF ONE, LLC - Series B as "Fourth Mezzanine Lender", and BPO 555 California Mezz Ltd. as "Fifth Mezzanine Lender".

            "Bank of America Center Mezzanine Lenders": Each of the Bank of America First Mezzanine Lender, the Bank of America Second Mezzanine Lender, the Bank of America Third Mezzanine Lender, the Bank of America Fourth Mezzanine Lender and the Bank of America Fifth Mezzanine Lender.

            "Bank of America Center Mezzanine Loans": Those certain mezzanine loans related to the Bank of America Center Mortgage Loan, which are described as follows: (i) the loan to 555 California Mezz-1 LLC in the original principal amount of $34,000,000 made pursuant to the First Mezzanine Loan Agreement dated as of September 2, 2004 between 555 California Mezz-1 LLC and Bank of America, which loan is currently owned and held by Bank of America Center First Mezzanine Lender; (ii) the loan to 555 California Mezz-2 LLC in the original principal amount of $34,000,000 made pursuant to the Second Mezzanine Loan Agreement dated as of September 2, 2004 between 555 California Mezz-2 LLC and Bank of America, which loan is currently owned and held by Bank of America Center Second Mezzanine Lender; (iii) the loan to 555 California Mezz-3 LLC in the original principal amount of $90,000,000 made pursuant to the Third Mezzanine Loan Agreement dated as of September 2, 2004 between 555 California Mezz-3 LLC and Bank of America, which loan is currently owned and held by Bank of America Center Third Mezzanine Lender; (iv) the loan to 555 California Mezz-4 LLC in the original principal amount of $45,000,000 made pursuant to the First Mezzanine Loan Agreement dated as of September 2, 2004 between 555 California Mezz-4 LLC and Bank of America, which loan is currently owned and held by Bank of America Center Fourth Mezzanine Lender; and (v) the loan to 555 California Mezz-5 LLC in the original principal amount of $27,000,000 made pursuant to the First Mezzanine Loan Agreement dated as of September 2, 2004 between 555 California Mezz-5 LLC and Bank of America, which loan is currently owned and held by Bank of America Center Fifth Mezzanine Lender.

            "Bank of America Center Non-Securitized Note": On any date of determination that any Bank of America Center Note is not included in a securitization or a collateralized debt obligation in which interests in such Bank of America Center Note are issued or created. On the date hereof, each of the Bank of America Center Companion Note A2 and the Bank of America Center Companion Note A3 is a Bank of America Center Non-Securitized Note.

            "Bank of America Center Note A1": With respect to the Bank of America Center Mortgage Loan, the related Mortgage Note that is included in the Trust Fund.

            "Bank of America Center Noteholders": With respect to the Bank of America Center Whole Loan, collectively, the holder of the Mortgage Note for the Bank of America Center Mortgage Loan and the Bank of America Center Companion Loan Noteholders.

            "Bank of America Center Notes": With respect to the Bank of America Center Whole Loan, collectively, the Bank of America Center Note A1, the Bank of America Center Companion Note A2 and the Bank of America Center Companion Note A3.

            "Bank of America Center Second Mezzanine Lender": Bank of America or its permitted successors or assigns.

            "Bank of America Center Securitized Note": As defined in Section 4.03(f).

            "Bank of America Center Subordination Agreements": Collectively, (i) that certain Subordination Agreement dated as of September 2, 2004 by and among Pacific Tower Equity, LLC, a Delaware limited liability company, as subordinate lender, Bank of America, as mortgage lender, and Bank of America, as mezzanine lender, and (ii) that certain Subordination Agreement dated as of September 2, 2004 by and among IPC Investments II, LLC, a Delaware limited liability company, as subordinate lender, Bank of America, as mortgage lender, and Bank of America, as mezzanine lender.

            "Bank of America Center Third Mezzanine Lender": Teddy Mezz Private Limited or its permitted successors or assigns.

            "Bank of America Center Whole Loan": With respect to Bank of America Center Mortgage Loan, such Mortgage Loan together with the Bank of America Center Companion Note A2 and the Bank of America Center Companion Note A3. References herein to the Bank of America Center Whole Loan shall be construed to refer to the aggregate indebtedness under the Bank of America Center Note A1, the Bank of America Center Companion Note A2 and the Bank of America Center Companion Note A3.

                                    "Bank of America Sub-Servicer": Any one of
those Sub-Servicers listed on Schedule II attached hereto.

            "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

            "Base Interest Fraction" As defined in Section 4.01(c).

            "Base Prospectus": That certain prospectus dated September 30, 2004, relating to trust funds established by the Depositor and publicly offered mortgage Pass-Through certificates evidencing interests therein.

            "BC Component Mortgage Loan": The Mortgage Loan identified on the Mortgage Loan Schedule as Loan No. 58399.

            "BC Component Mortgage Loan Accrued Component Interest": In respect of the BC Component Mortgage Loan Components for each Distribution Date, an amount equal to one calendar month's interest at the applicable interest rate for each BC Component Mortgage Loan Component, which in the case of the BC Component Mortgage Loan Senior Component is equal to 4.867344868105510% per annum and in the case of the BC Component Mortgage Loan Subordinate Component, is equal to the Pass-Through Rate of the Class BC Certificates.

            "BC Component Mortgage Loan Available Distribution Amount": With respect to the BC Component Mortgage Loan and any Distribution Date, an amount equal to (a) the balance on deposit in the Certificate Account and the Distribution Account as of the close of business on the related Determination Date relating to the BC Component Mortgage Loan, any P&I Advances made by the Master Servicer or the Trustee to cover uncollected Monthly Payments due and/or Assumed Monthly Payments deemed due during the related Collection Period with respect to the BC Component Mortgage Loan, and any Compensating Interest Payments made by the Master Servicer to cover Prepayment Interest Shortfalls incurred during the related Collection Period with respect to the BC Component Mortgage Loan, and for the Distribution Date occurring in each March, the related Withheld Amounts remitted to the Distribution Account pursuant to
Section 4.05 with respect to the BC Component Mortgage Loan, net of (b) any portion of the amounts described in clause (a) of this definition that represents one or more of the following: (i) collected Monthly Payments with respect to the BC Component Mortgage Loan that are due on a Due Date following the end of the related Collection Period, (ii) any payments of principal (including, without limitation, Principal Prepayments) and interest, Liquidation Proceeds and Insurance Proceeds received after the end of the related Collection Period with respect to the BC Component Mortgage Loan, (iii) Prepayment Premiums, (iv) any amounts payable or reimbursable to any Person from the Distribution Account pursuant to any of clauses (ii) through (vi) of Section 3.05(b), (v) any amounts deposited into the Distribution Account in error, (vi) any amounts payable or reimbursable to any Person from the Certificate Account pursuant to clauses (ii) through (xx) of Section 3.05(a), and (vii) with respect to the BC Component Mortgage Loan and any Distribution Date relating to the one-month period preceding the Distribution Date in each February (and in any January of a year that is not a leap year), an amount equal to the related Withheld Amount pursuant to Section 4.05; and (c) provided that the BC Component Mortgage Loan Available Distribution Amount for the Final Distribution Date shall be calculated without regard to clauses (b)(i) and (b)(ii) of this definition.

            "BC Component Mortgage Loan Component": Each of the BC Component Mortgage Loan Senior Component and the BC Component Mortgage Loan Subordinate Component.

            "BC Component Mortgage Loan Component Principal Entitlement": In the absence of a monetary event of default or other material event of default under the BC Component Mortgage Loan, principal will be paid on the BC Component Mortgage Loan Senior Component and the BC Component Mortgage Loan Subordinate Component, pro rata (in accordance with their respective outstanding principal balances). If any monetary event of default or other material event of default exists with respect to the BC Component Mortgage Loan, principal collected will be paid first to the BC Component Mortgage Loan Senior Component until its outstanding principal balance is reduced to zero and then to the BC Component Mortgage Loan Subordinate Component until the principal balance of such Component is reduced to zero. Accordingly, the "BC Component Mortgage Loan Component Principal Entitlement" with respect to any BC Component is (a) prior to the occurrence of any event of monetary default or other material event of default under the BC Component Mortgage Loan, an amount equal to such BC Component's pro rata share of the BC Component Mortgage Loan Principal Distribution Amount and (b) after the occurrence of any event of monetary default or other material event of default under the BC Component Mortgage Loan, an amount equal to the lesser of (i) the outstanding principal balance of such BC Component and (ii) the portion of the Class BC Component Mortgage Loan Principal Distribution Amount remaining after giving effect to all distributions of higher priority on such Distribution Date.

            "BC Component Mortgage Loan Current Principal Distribution Amount":
For any Distribution Date will, in general, equal the aggregate of the following:

            (i) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the BC Component Mortgage Loan for the related Due Date occurring during the related Collection Period;

            (ii) all Principal Prepayments received on the BC Component Mortgage Loan during the related Collection Period;

            (iii) with respect to the BC Component Mortgage Loan if its Stated Maturity Date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any Principal Prepayment and any amount described in clause (iv) below) that was made by or on behalf of the related Mortgagor during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the BC Component Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

            (iv) all Liquidation Proceeds (net of Liquidation Expenses), Insurance Proceeds, Condemnation Proceeds and REO Revenues received on or in respect of the BC Component Mortgage Loan during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal of the BC Component Mortgage Loan, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Monthly Payment deemed due, in respect of the BC Component Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered.

            "BC Component Mortgage Loan Principal Distribution Amount": With respect to any Distribution Date, the aggregate of the BC Component Mortgage Loan Current Principal Distribution Amount for such Distribution Date and, if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the BC Component Mortgage Loan Current Principal Distribution Amount for the preceding Distribution Date, over the aggregate distributions of principal made on the BC Component Mortgage Loan Senior Component and the Class BC Certificates on the preceding Distribution Date.

            "BC Component Mortgage Loan REMIC Senior Regular Interest": A separate non-certificated beneficial ownership interest in the Component Mortgage Loan REMIC issued hereunder and designated as a "regular interest" in the Component Mortgage Loan REMIC, as set forth in the Preliminary Statement hereto, the Uncertificated Principal Balance of which accrues interest at the same rate as interest accrues on the BC Component Mortgage Loan Senior Component.

            "BC Component Mortgage Loan Senior Balance": With respect to the BC Component Mortgage Loan Senior Component, the principal balance of the BC Component Mortgage Loan Senior Component outstanding from time to time, which, as of the Closing Date, is equal to the amount set forth in the Preliminary Statement. On each Distribution Date, the BC Component Mortgage Loan Senior Balance shall be reduced by the amount of any distributions of principal allocated to BC Component Mortgage Loan REMIC Senior Regular Interest on such Distribution Date pursuant to Section 4.01(k)(ii) or Section 9.01, as applicable, and shall be further reduced by the amount of any Realized Losses and Additional Trust Fund Expenses incurred with respect to the BC Component Mortgage Loan allocated to any Class of Sequential Pay Certificates on such Distribution Date pursuant to Section 4.04. Distributions in respect of a reimbursement of Realized Losses and Additional Trust Fund Expenses in respect of the BC Component Mortgage Loan previously allocated to any Class of Sequential Pay Certificates shall not constitute distributions of principal and shall not result in reduction of the BC Component Mortgage Loan Senior Balance.

            "BC Component Mortgage Loan Senior Component": One of the two BC Component Mortgage Loan Components, represented by the BC Component Mortgage Loan REMIC Senior Regular Interest.

            "BC Component Mortgage Loan Senior Component Principal Distribution Amount": As defined in Section 4.01(k)(ii).

            "BC Component Mortgage Loan Subordinate Balance": The principal amount of the BC Component Mortgage Loan Subordinate Component outstanding from time to time, which, on any date, shall equal the Class Principal Balance of the Class BC Certificates on such date. On each Distribution Date, such BC Component Mortgage Loan Subordinate Balance shall be reduced by the amount of any distributions of principal allocated to the Class BC Certificates on such Distribution Date pursuant to Section 4.01(k)(v) or Section 9.01, as applicable, and shall be further reduced by the amount of any Realized Losses and Additional Trust Fund Expenses incurred with respect to the BC Component Mortgage Loan allocated to the Class BC Certificates on such Distribution Date pursuant to
Section 4.04(a).

            "BC Component Mortgage Loan Subordinate Component": The subordinate ownership interest in the Component Mortgage Loan REMIC, represented by the Class BC Certificates.

            "BC Control Appraisal Period": If the outstanding aggregate principal balance of the BC Component Mortgage Loan Subordinate Component (net of any Appraisal Reduction Amounts, principal payments, Realized Losses and unreimbursed Additional Trust Fund Expenses) is less than 25% of its original principal balance.

            "BC Controlling Class": As of any date of determination, the outstanding Class BC Certificates.

            "BC Controlling Class Holder": As defined in Section 3.29.

            "BC Controlling Holder": With respect to any date of determination
(a) prior to the occurrence of a BC Control Appraisal Period, the BC Controlling Class Holder, and (b) during the occurrence and the continuance of a BC Control Appraisal Period, the Bank of America Center Noteholders (which includes the Trust Fund as the holder of the BC Component Mortgage Loan).

            "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

            "Borrower": Individually and collectively, as the context may require, the obligor or obligors under a Loan, including any Person that has not signed the related Mortgage Note but owns an interest in the related Mortgaged Property, which interest has been encumbered to secure such Loan.

            "Breach": With respect to any Mortgage Loan, any breach of representation or warranty made by the related Mortgage Loan Seller pursuant to
Section 4(b) of the related Mortgage Loan Purchase and Sale Agreement.

            "BSCM": Bear Stearns Commercial Mortgage, Inc. and its successors in interest.

            "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in California, New York, North Carolina, Missouri, Pennsylvania, Texas and Illinois and the jurisdictions in which the Primary Servicing Offices of the Master Servicer and Special Servicer and the Corporate Trust Office of the Trustee are located, are authorized or obligated by law or executive order to remain closed.

            "CERCLA": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

            "Certificate": Any one of the Depositor's Commercial Mortgage Pass-Through Certificates, Series 2004-4 as executed by the Trustee and authenticated and delivered hereunder by the Certificate Registrar.

            "Certificate Account": The segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.04(a) on behalf of the Trustee in trust for Certificateholders, which shall be entitled "Bank of America, N.A., as Master Servicer, in trust for the registered holders of Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series 2004-4, Certificate Account".

            "Certificate Factor": With respect to any Class of REMIC II Regular Certificates, Class BC Certificates or Class DM Certificates, as of any date of determination, a fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Class Principal Balance or Class Notional Amount, as the case may be, and the denominator of which is the related Initial Class Principal Balance or Initial Class Notional Amount, as the case may be.

            "Certificate Notional Amount": With respect to any Class XC or Class XP Certificate, as of any date of determination, the then notional amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Notional Amount of such Class XC or Class XP Certificate, as applicable.

            "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

            "Certificate Principal Balance": With respect to any Principal Pay Certificate, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Principal Balance of the Class of Certificates to which such Certificate belongs.

            "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02.

            "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register; provided that solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement, any Certificate registered in the name of the Depositor, either Mortgage Loan Seller, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee or the Fiscal Agent or any Affiliate of any of them shall be deemed not to be outstanding, and the Voting Rights to which any of them is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver has been obtained, except as otherwise provided in Sections
7.04 and 11.01(b) or except in connection with the Controlling Class exercising its rights under Section 3.23, or unless such Persons collectively own an entire Class of Certificates and only the Holders of such Class of Certificates are entitled to grant such consent, approval or waiver. The Certificate Registrar shall be entitled to request and rely upon a certificate of the Depositor, the Master Servicer, the Special Servicer or, if other than the Trustee, the REMIC Administrator, as the case may be, in determining whether or not a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

            "Certification Party": As defined in Section 8.13(c).

            "Certifying Person": As defined in Section 8.13(c).

            "Class": Collectively, all of the Certificates bearing the same alphabetical and, if applicable, numerical Class designation, and each REMIC I Regular Interest and Corresponding Component.

            "Class A Certificate": Any one of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-1A Certificates.

            "Class A-1 Certificate": Any one of the Certificates with a "Class A-1" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class A-1 Pass-Through Rate": A fixed per annum rate equal to 3.4550%.

            "Class A-1A Certificate": Any one of the Certificates with a "Class A-1A" designation on the face thereof, substantially in the form of Exhibit A-7 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class A-1A Pass Through Rate": A fixed per annum rate equal to 4.6320%; provided, however, that the Class A-1A Pass Through Rate shall not exceed the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

            "Class A-2 Certificate": Any one of the Certificates with a "Class A-2" designation on the face thereof, substantially in the form of Exhibit A-2 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class A-2 Pass-Through Rate": A fixed per annum rate equal to 4.0410%.

            "Class A-3 Certificate": Any one of the Certificates with a "Class A-3" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class A-3 Pass-Through Rate": A fixed per annum rate equal to 4.1280%.

            "Class A-4 Certificate": Any one of the Certificates with a "Class A-4" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class A-4 Pass-Through Rate": A fixed per annum rate equal to 4.5020%.

            "Class A-5 Certificate": Any one of the Certificates with a "Class A-5" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class A-5 Pass-Through Rate": A fixed per annum rate equal to 4.5760%.

            "Class A-6 Certificate": Any one of the Certificates with a "Class A-6" designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class A-6 Pass-Through Rate": A fixed per annum rate equal to 4.8770%; provided, however, that the Class A-6 Pass Through Rate shall not exceed the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

            "Class B Certificate": Any one of the Certificates with a "Class B" designation on the face thereof, substantially in the form of Exhibit A-10 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class B Pass-Through Rate": A per annum rate equal to 4.9850%; provided, however, that the Class B Pass-Through Rate shall not exceed the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

            "Class BC Certificates": Any one of the Certificates with a "Class BC" designation on the face thereof, substantially in the form of Exhibit A-26 attached hereto, and evidencing a "regular interest" in the Component Mortgage Loan REMIC for purposes of the REMIC Provisions.

            "Class BC Pass-Through Rate": With respect to any Distribution Date and the Class BC Certificates, the rate per annum set forth in the Preliminary Statement hereto.

            "Class C Certificate": Any one of the Certificates with a "Class C" designation on the face thereof, substantially in the form of Exhibit A-11 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class C Pass-Through Rate": A per annum rate equal to 5.0240%; provided, however, that the Class C Pass-Through Rate shall not exceed the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

            "Class D Certificate": Any one of the Certificates with a "Class D" designation on the face thereof, substantially in the form of Exhibit A-12 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class D Pass-Through Rate": A per annum rate equal to 5.0730%; provided, however, that the Class D Pass-Through Rate shall not exceed the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

            "Class DM Certificates": Each of the Class DM-A, Class DM-B, Class DM-C, Class DM-D, Class DM-E, Class DM-F and Class DM-G Certificates.

            "Class DM Pass-Through Rate": With respect to any Distribution Date and any Class of Class DM Certificates, the rate per annum set forth in the Preliminary Statement hereto.

            "Class DM-A Certificate": Any one of the Certificates with a "Class DM-A" designation on the face thereof, substantially in the form of Exhibit A-27 attached hereto, and evidencing a "regular interest" in the Component Mortgage Loan REMIC for purposes of the REMIC Provisions.

            "Class DM-B Certificate": Any one of the Certificates with a "Class DM-B" designation on the face thereof, substantially in the form of Exhibit A-27 attached hereto, and evidencing a "regular interest" in the Component Mortgage Loan REMIC for purposes of the REMIC Provisions.

            "Class DM-C Certificate": Any one of the Certificates with a "Class DM-C" designation on the face thereof, substantially in the form of Exhibit A-27 attached hereto, and evidencing a "regular interest" in the Component Mortgage Loan REMIC for purposes of the REMIC Provisions.

            "Class DM-D Certificate": Any one of the Certificates with a "Class DM-D" designation on the face thereof, substantially in the form of Exhibit A-27 attached hereto, and evidencing a "regular interest" in the Component Mortgage Loan REMIC for purposes of the REMIC Provisions.

            "Class DM-E Certificate": Any one of the Certificates with a "Class DM-E" designation on the face thereof, substantially in the form of Exhibit A-27 attached hereto, and evidencing a "regular interest" in the Component Mortgage Loan REMIC for purposes of the REMIC Provisions.

            "Class DM-F Certificate": Any one of the Certificates with a "Class DM-F" designation on the face thereof, substantially in the form of Exhibit A-27 attached hereto, and evidencing a "regular interest" in the Component Mortgage Loan REMIC for purposes of the REMIC Provisions.

            "Class DM-G Certificate": Any one of the Certificates with a "Class DM-G" designation on the face thereof, substantially in the form of Exhibit A-27 attached hereto, and evidencing a "regular interest" in the Component Mortgage Loan REMIC for purposes of the REMIC Provisions.

            "Class E Certificate": Any one of the Certificates with a "Class E" designation on the face thereof, substantially in the form of Exhibit A-13 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class E Pass-Through Rate": A per annum rate equal to 5.1620%; provided, however, that the Class E Pass-Through Rate shall not exceed the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

            "Class F Certificate": Any one of the Certificates with a "Class F" designation on the face thereof, substantially in the form of Exhibit A-14 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class F Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate less 0.065% or the related Distribution Date.

            "Class G Certificate": Any one of the Certificates with a "Class G" designation on the face thereof, substantially in the form of Exhibit A-15 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class G Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

            "Class H Certificate": Any one of the Certificates with a "Class H" designation on the face thereof, substantially in the form of Exhibit A-16 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class H Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

            "Class J Certificate": Any one of the Certificates with a "Class J" designation on the face thereof, substantially in the form of Exhibit A-17 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class J Pass-Through Rate": A per annum rate equal to 4.6370%; provided, however, that the Class J Pass-Through Rate shall not exceed the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

            "Class K Certificate": Any one of the Certificates with a "Class K" designation on the face thereof, substantially in the form of Exhibit A-18 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class K Pass-Through Rate": A per annum rate equal to 4.6370%; provided, however, that the Class K Pass-Through Rate shall not exceed the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

            "Class L Certificate": Any one of the Certificates with a "Class L" designation on the face thereof, substantially in the form of Exhibit A-19 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class L Pass-Through Rate": A per annum rate equal to 4.6370%; provided, however, that the Class L Pass-Through Rate shall not exceed the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

            "Class M Certificate": Any one of the Certificates with a "Class M" designation on the face thereof, substantially in the form of Exhibit A-20 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class M Pass-Through Rate": A per annum rate equal to 4.6370%;%; provided, however, that the Class M Pass-Through Rate shall not exceed the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

            "Class N Certificate": Any one of the Certificates with a "Class N" designation on the face thereof, substantially in the form of Exhibit A-21 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class N Pass-Through Rate": A per annum rate equal to 4.6370%; provided, however, that the Class N Pass-Through Rate shall not exceed the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

            "Class Notional Amount": The Class XC Notional Amount and the Class XP Notional Amount.

            "Class O Certificate": Any one of the Certificates with a "Class O" designation on the face thereof, substantially in the form of Exhibit A-22 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class O Pass-Through Rate": A per annum rate equal to 4.6370%; provided, however, that the Class O Pass-Through Rate shall not exceed the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

            "Class P Certificate": Any one of the Certificates with a "Class P" designation on the face thereof, substantially in the form of Exhibit A-23 attached hereto, and evidencing (i) a "regular interest" in REMIC II for purposes of the REMIC Provisions and (ii) and interest in the Grantor Trust evidencing an undivided beneficial interest in the Excess Interest and Excess Interest Distribution Account.

            "Class P Pass-Through Rate": A per annum rate equal to 4.6370%; provided, however, that the Class P Pass-Through Rate shall not exceed the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

            "Class Principal Balance": The aggregate principal amount of any Class of Principal Pay Certificates outstanding as of any date of determination. As of the Closing Date, the Class Principal Balance of each such Class of Certificates shall equal the Initial Class Principal Balance thereof. On each Distribution Date, the Class Principal Balance of each Class of Principal Pay Certificates shall be permanently reduced by the amount of any distributions of principal made thereon on such Distribution Date pursuant to Section 4.01(b),
Section 4.01(j) and Section 4.01(k), as applicable, and shall be further permanently reduced on such Distribution Date as and to the extent provided in
Section 4.04.

            "Class R-I Certificate": Any one of the Certificates with a "Class R-I" designation on the face thereof, substantially in the form of Exhibit A-24 attached hereto, and evidencing the Component Mortgage Loan REMIC Residual Interest and the REMIC I Residual Interest for purposes of the REMIC Provisions.

            "Class R-II Certificate": Any one of the Certificates with a "Class R-II" designation on the face thereof, substantially in the form of Exhibit A-25 attached hereto, and evidencing the sole Class of "residual interest" in REMIC II for purposes of the REMIC Provisions.

            "Class X Certificates": The Class XC Certificates and the Class XP Certificates.

            "Class XC Certificate": Any one of the Certificates with a "Class XC" designation on the face thereof, substantially in the form of Exhibit A-8 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class XC Notional Amount": As of any date of determination, the sum of the then Component Notional Amounts of all of the Components.

            "Class XC Pass-Through Rate": With respect to the initial Distribution Date, 0.0526% per annum, and for any subsequent Distribution Date, the weighted average of the Class XC Strip Rates for the respective Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date).

            "Class XC Strip Rate": With respect to any Class of Components (other than any Class XP Component) for any Distribution Date, a rate per annum equal to the Weighted Average Adjusted Net Mortgage Rate for such Distribution Date, minus the Pass-Through Rate for the Corresponding Certificates. In the case of any Class XP Component (i) for any Distribution Date occurring on or before the related Class XP Component Crossover Date, (x) the Weighted Average Adjusted Net Mortgage Rate for such Distribution Date minus (y)(1) with respect to each of Component XF-1, Component XF-2, Component XF-3 and Component XF-4, the sum of (I) the Class XP Fixed Strip Rate and (II) the Pass-Through Rate for the Class F Certificates for such Distribution Date, and (2) for each other Class XP Component, the sum of the Pass-Through Rate for the Corresponding Certificates for such Distribution Date and the Class XP Strip Rate for such Component for such Distribution Date, and (ii) for any Distribution Date occurring after the related Class XP Component Crossover Date, a rate per annum equal to (x) the Weighted Average Adjusted Net Mortgage Rate for such Distribution Date, minus (y) the Pass-Through Rate for the Corresponding Certificates (provided that in no event shall any Class XC Strip Rate be less than zero).

            "Class XP Certificate": Any one of the Certificates with a "Class XP" designation on the face thereof, substantially in the form of Exhibit A-9 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class XP Component Crossover Date": With respect to each Class XP Component, the related Class XP Crossover Date as set forth in the table below:

Class XP Component                                     Class XP Component Crossover Date
------------------                                     ---------------------------------
Components XA-1A-2 and XA-1-2                          April 2005 Distribution Date
Components XA-1A-3 and XA-1-3                          October 2005 Distribution Date
Components XA-1A-4, XA-1-4 and XA-2-1                  April 2006 Distribution Date
Components XA-1A-5, XA-2-2, XA-3-1 and XL-1            October 2006 Distribution Date
Components XA-1A-6, XA-3-2, XK and XL-2                April 2007 Distribution Date
Components XA-1A-7, XA-3-3, XH-1 and XJ-1              October 2007 Distribution Date
Components XA-1A-8, XA-3-4, XH-2 and XJ-2              April 2008 Distribution Date
Components XA-1A-9, XA-3-5, XG-1 and XH-3              October 2008 Distribution Date
Components XA-1A-10, XA-3-6, XA-4-1, XF-1 and XG-2     April 2009 Distribution Date
Components XA-1A-11, XA-4-2 and XF-2                   October 2009 Distribution Date
Components XA-1A-12, XA-4-3 and XF-3                   April 2010 Distribution Date
Components XA-1A-13, XA-4-4, XE-1 and XF-4             October 2010 Distribution Date
Components XA-1A-14, XA-4-5, XA-5, XA-6-1 and XE-2     April 2011 Distribution Date
Components XA-1A-15, XA-6-2, XB, XC, XD and XE-3       October 2011 Distribution Date

            "Class XP Components": Each of Component XA-1-2, Component XA-1-3, Component XA-1-4, Component XA-2-1, Component XA-2-2, Component XA-3-1, Component XA-3-2, Component XA-3-3, Component XA-3-4, Component XA-3-5, Component XA-3-6, Component XA-4-1, Component XA-4-2, Component XA-4-3, Component XA-4-4, Component XA-4-5, Component XA-5, Component XA-6-1, Component XA-6-2, Component XA-1A-2, Component XA-1A-3, Component XA-1A-4, Component XA-1A-5, Component XA-1A-6, Component XA-1A-7, Component XA-1A-8, Component XA-1A-9, Component XA-1A-10, Component XA-1A-11, Component XA-1A-12, Component XA-1A-13, Component XA-1A-14, Component XA-1A-15, Component XB, Component XC, Component XD, Component XE-1, Component XE-2, Component XE-3, Component XF-1, Component XF-2, Component XF-3, Component XF-4, Component XG-1, Component XG-2, Component XH-1, Component XH-2, Component XH-3, Component XJ-1, Component XJ-2, Component XK, Component XL-1 and Component XL-2.

            "Class XP Fixed Strip Rate": A per annum rate equal to 0.0350%.

            "Class XP Notional Amount": As of any date of determination, the sum of the then Component Notional Amounts of the Class XP Components.

            "Class XP Pass-Through Rate": With respect to the initial Distribution Date, 0.9189% per annum, and for any subsequent Distribution Date, the weighted average of the Class XP Strip Rates for the respective Class XP Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date).

            "Class XP Reference Rate": For any Distribution Date, the rate per annum corresponding to such Distribution Date on Schedule IV attached hereto.

            "Class XP Strip Rate": With respect to each of the Class XP Components for any Distribution Date, a rate per annum equal to (i) for any Distribution Date occurring on or before the related Class XP Component Crossover Date, (w) with respect to each of Component XF-1, Component XF-2, Component XF-3 and Component XF-4, the Class XP Fixed Strip Rate and (x) with respect to each other Class XP Component, the lesser of (I) the Weighted Average Adjusted Net Mortgage Rate for such Distribution Date and (II) the Class XP Reference Rate for such Distribution Date minus (y) the Pass-Through Rate for the Corresponding Certificates (provided that in no event shall any Class XP Strip Rate be less than zero), and (ii) for any Distribution Date occurring after the related Class XP Component Crossover Date, 0% per annum.

            "Clearstream": Clearstream Banking, societe anonyme.

            "Closing Date": October 12, 2004.

            "CMSA": The Commercial Mortgage Securities Association, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, "CMSA" shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry that is the principal such association or organization in the commercial mortgage loan securitization industry and one of whose principal purposes is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, "CMSA" shall be deemed to refer to such other association or organization as shall be selected by the Master Servicer and reasonably acceptable to the Trustee, the Special Servicer and the Directing Certificateholder.

            "CMSA Bond Level File": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Trustee.

            "CMSA Collateral Summary File": The report substantially in the form of, and containing the information called for in, the downloadable form of the "Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Trustee.

            "CMSA Comparative Financial Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer and the Special Servicer.

            "CMSA Delinquent Loan Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer and the Special Servicer.

            "CMSA Financial File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer.

            "CMSA Historical Liquidation Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer and the Special Servicer.

            "CMSA Historical Loan Modification and Corrected Mortgage Loan Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification and Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer and the Special Servicer.

            "CMSA Investor Reporting Package": Collectively refers to

            (a) the following seven electronic files: (i) CMSA Bond Level File,
      (ii) CMSA Collateral Summary File, (iii) CMSA Property File, (iv) CMSA Loan Periodic Update File, (v) CMSA Loan Setup File, (vi) CMSA Financial File, and (vii) CMSA Special Servicer Loan File;

            (b) the following nine supplemental reports: (i) CMSA Comparative Financial Status Report, (ii) CMSA Delinquent Loan Status Report, (iii) CMSA Historical Loan Modification and Corrected Mortgage Loan Report, (iv) CMSA Historical Liquidation Report, (v) CMSA Operating Statement Analysis Report, (vi) CMSA NOI Adjustment Worksheet, (vii) CMSA REO Status Report,
      (viii) CMSA Servicer Watch List, and (ix) CMSA Loan Level Reserve - LOC Report; and

            (c) such other reports as CMSA may designate as part of the CMSA Investor Reporting Package that are reasonably acceptable to the Master Servicer, Special Servicer or Trustee, as applicable.

            In addition, the CMSA Investor Reporting Package shall include the Monthly Additional Report on Recoveries and Reimbursements, if such report is required for a particular month (notwithstanding that such form of report has not been adopted or recommended by the CMSA).

            "CMSA Loan Level Reserve-LOC Report": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Level Reserve LOC Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer.

            "CMSA Loan Periodic Update File": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer, the Special Servicer and the Trustee; provided, however, that each CMSA Loan Periodic Update File prepared by the Master Servicer shall be accompanied by a Monthly Additional Report on Recoveries and Reimbursements, if such report is required for a particular month, and all references herein to "CMSA Loan Periodic Update File" shall be construed accordingly.

            "CMSA Loan Setup File": The report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer, the Special Servicer and the Trustee.

            "CMSA NOI Adjustment Worksheet": A report substantially in the form of, and containing the information called for in, the downloadable form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is acceptable to the Master Servicer or the Special Servicer, as applicable, and in any event, shall present the computations made in accordance with the methodology described in such form to "normalize" the full year net operating income and debt service coverage numbers used in the other reports required by this Agreement.

            "CMSA Operating Statement Analysis Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and is reasonably acceptable to the Master Servicer.

            "CMSA Property File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Property File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer and the Special Servicer.

            "CMSA Reconciliation of Funds Report": The report substantially in the form of, and containing the information called for in, the downloadable form of the "Reconciliation of Funds Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Trustee.

            "CMSA REO Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "REO Status Report" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Special Servicer.

            "CMSA Servicer Watch List": For any Determination Date, a report substantially in the form of, and containing the information called for in, the downloadable form of the "Servicer Watch List" available as of the Closing Date on the CMSA Website, or in such other final form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Servicer Watch List" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Special Servicer Loan File": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Special Servicer Loan File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Special Servicer.

            "CMSA Website": The CMSA's Website located at "www.cmbs.org" or such other primary website as the CMSA may establish for dissemination of its report forms.

            "Co-Lender Agreements": The Bank of America Center Co-Lender Agreement, the Dallas Market Center Co-Lender Agreement and the Roxborough Co-Lender Agreement.

            "Code": The Internal Revenue Code of 1986, as amended.

            "Collection Period": With respect to any Distribution Date, the period commencing immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, commencing immediately following the Cut-off Date) and ending on and including the Determination Date in the calendar month in which such Distribution Date occurs.

            "Commission": The Securities and Exchange Commission.

            "Companion Loans": Collectively, the Bank of America Center Companion Loans, the Dallas Market Center Companion Loan and the Roxborough B Note.

            "Companion Loan Noteholders": Collectively, Bank of America Center Companion Loan Noteholders, the Dallas Market Center Companion Loan Noteholder and the Roxborough B Noteholder.

            "Compensating Interest Payment": With respect to any Distribution Date, any payment made by the Master Servicer pursuant to Section 3.19(e) to cover any Balloon Payment Interest Shortfall and Prepayment Interest Shortfalls incurred during the related Collection Period.

            "Component": Each of Component XA-1-1, Component XA-1-2, Component XA-1-3, Component XA-1-4, Component XA-2-1, Component XA-2-2, Component XA-3-1, Component XA-3-2, Component XA-3-3, Component XA-3-4, Component XA-3-5, Component XA-3-6, Component XA-4-1, Component XA-4-2, Component XA-4-3, Component XA-4-4, Component XA-4-5, Component XA-5, Component XA-6-1, Component XA-6-2, Component XA-1A-1, Component XA-1A-2, Component XA-1A-3, Component XA-1A-4, Component XA-1A-5, Component XA-1A-6, Component XA-1A-7, Component XA-1A-8, Component XA-1A-9, Component XA-1A-10, Component XA-1A-11, Component XA-1A-12, Component XA-1A-13, Component XA-1A-14, Component XA-1A-15, Component XB, Component XC, Component XD, Component XE-1, Component XE-2, Component XE-3, Component XF-1, Component XF-2, Component XF-3, Component XF-4, Component XG-1, Component XG-2, Component XH-1, Component XH-2, Component XH-3, Component XJ-1, Component XJ-2, Component XK, Component XL-1, Component XL-2, Component XM, Component XN, Component XO and Component XP.

            "Component Mortgage Loan": Any of the BC Component Mortgage Loan or the DM Component Mortgage Loan, individually and/or collectively, as the context requires.

            "Component Mortgage Loan REMIC": A segregated pool of assets subject hereto and to be administered hereunder, with respect to which a REMIC election is to be made, consisting of: (i) the BC Component Mortgage Loan and the DM Component Mortgage Loan, any related REO Property and all payments under and proceeds of such Mortgage Loans or REO Property received or receivable after the Cut-off Date (other than payments of principal, interest and other amounts due and payable on such Mortgage Loans on or before the Cut-off Date and other than Excess Interest), together with all documents, Escrow Payments and Reserve Funds delivered or caused to be delivered hereunder by the related Mortgage Loan Seller with respect to such Mortgage Loans, (ii) the rights of the Depositor under Sections 2, 3, 4, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20 and 21 of the
Mortgage Loan Purchase and Sale Agreement with respect to such Mortgage Loans and (iii) such amounts on or with respect to clause (i) as from time to time are deposited into the Distribution Account, the Certificate Account, the Interest Reserve Account and the REO Account (if established) and the Excess Liquidation Proceeds Account (if established), and in the case of a Whole Loan, to the extent of the Trust's interest in each of the foregoing.

            "Component Mortgage Loan REMIC Distribution Account": As defined in
Section 3.04(c)(iii).

            "Component Mortgage Loan REMIC Regular Interest": Any of the Component Mortgage Loan REMIC Senior Regular Interests and the Component Mortgage Loan REMIC Subordinate Regular Interests.

            "Component Mortgage Loan REMIC Residual Interest": The sole class of "residual interests" in the Component Mortgage Loan REMIC for purposes of the REMIC Provisions and evidenced by the Class R-I Certificates.

            "Component Mortgage Loan REMIC Senior Regular Interest": Each of the BC Component Mortgage Loan REMIC Senior Regular Interest and/or DM Component Mortgage Loan REMIC Senior Regular Interest.

            "Component Mortgage Loan REMIC Subordinate Regular Interest": Each of the Class BC Certificates and/or the Class DM Certificates.

            "Component Mortgage Loan Senior Component": Each of the BC Component Mortgage Loan Senior Component and/or the DM Component Mortgage Loan Senior Component, individually and/or collectively, as the context may require.

            "Component Mortgage Loan Subordinate Component": The BC Component Mortgage Loan Subordinate Component and/or any of the DM Component Mortgage Loan Subordinate Components, individually and/or collectively, as the context may require.

            "Component Notional Amount": With respect to each Component and any date of determination, an amount equal to the then REMIC I Principal Balance of its Corresponding REMIC I Regular Interest.

            "Component XA-1-1": One of the 59 components of the Class XC Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1-1 as of any date of determination.

            "Component XA-1-2": One of the 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1-2 as of any date of determination.

            "Component XA-1-3": One of the 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1-3 as of any date of determination.

            "Component XA-1-4": One of the 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1-4 as of any date of determination.

            "Component XA-1A-1": One of the 59 components of the Class XC Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1A-1 as of any date of determination.

            "Component XA-1A-2": One of the 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1A-2 as of any date of determination.

            "Component XA-1A-3": One of the 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1A-3 as of any date of determination.

            "Component XA-1A-4": One of the 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1A-4 as of any date of determination.

            "Component XA-1A-5": One of the 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1A-5 as of any date of determination.

            "Component XA-1A-6": One of the 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1A-6 as of any date of determination.

            "Component XA-1A-7": One of the 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1A-7 as of any date of determination.

            "Component XA-1A-8": One of the 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1A-8 as of any date of determination.

            "Component XA-1A-9": One of the 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1A-9 as of any date of determination.

            "Component XA-1A-10": One of the 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1A-10 as of any date of determination.

            "Component XA-1A-11": One of the 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1A-11 as of any date of determination.

            "Component XA-1A-12": One of the 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1A-12 as of any date of determination.

            "Component XA-1A-13": One of the 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1A-13 as of any date of determination.

            "Component XA-1A-14": One of the 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1A-14 as of any date of determination.

            "Component XA-1A-15": One of the 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1A-15 as of any date of determination.

            "Component XA-2-1": One of the 59 components of the Class XC Certificates, one of the 53 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-2-1 as of any date of determination.

            "Component XA-2-2": One of the 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-2-2 as of any date of determination.

            "Component XA-3-1": One of the 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-3-1 as of any date of determination.

            "Component XA-3-2": One of the 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-3-2 as of any date of determination.

            "Component XA-3-3": One of the 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-3-3 as of any date of determination.

            "Component XA-3-4": One of the 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-3-4 as of any date of determination.

            "Component XA-3-5": One of the 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-3-5 as of any date of determination.

            "Component XA-3-6": One of the 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-3-6 as of any date of determination.

            "Component XA-4-1": One of the 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-4-1 as of any date of determination.

            "Component XA-4-2": One of the 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-4-2 as of any date of determination.

            "Component XA-4-3": One of the 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-4-3 as of any date of determination.

            "Component XA-4-4": One of the 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-4-4 as of any date of determination.

            "Component XA-4-5": One of the 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-4-5 as of any date of determination.

            "Component XA-5": One of the 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-5 as of any date of determination.

            "Component XA-6-1": One of the 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-6-1 as of any date of determination.

            "Component XA-6-2": One of the 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-6-2 as of any date of determination.

            "Component XB": One of the 59 components of the Class XC Certificates, one of the 53 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LB as of any date of determination.

            "Component XC": One of the 59 components of the Class XC Certificates, one of the 53 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LC as of any date of determination.

            "Component XD": One of the 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LD as of any date of determination.

            "Component XE-1": One of the 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LE-1 as of any date of determination.

            "Component XE-2": One of the 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LE-2 as of any date of determination.

            "Component XE-3": One of the 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LE-3 as of any date of determination.

            "Component XF-1": One of the 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LF-1 as of any date of determination.

            "Component XF-2": One of the 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LF-2 as of any date of determination.

            "Component XF-3": One of the 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LF-3 as of any date of determination.

            "Component XF-4": One of the 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LF-4 as of any date of determination.

            "Component XG-1": One of the 59 components of the Class XC Certificates, one of the 53 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LG-1 as of any date of determination.

            "Component XG-2": One of the 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LG-2 as of any date of determination.

            "Component XH-1": One of the 59 components of the Class XC Certificates, one of the 53 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LH-1 as of any date of determination.

            "Component XH-2": One of the 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LH-2 as of any date of determination.

            "Component XH-3": One of the 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LH-3 as of any date of determination.

            "Component XJ-1": One of the 59 components of the Class XC Certificates, and one of the 53 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LJ-1 as of any date of determination.

            "Component XJ-2": One of the 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LJ-2 as of any date of determination.

            "Component XK": One of the 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LK as of any date of determination.

            "Component XL-1": One of the 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LL-1 as of any date of determination.

            "Component XL-2": One of the 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LL-2 as of any date of determination.

            "Component XM": One of the 59 components of the Class XC Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LM as of any date of determination.

            "Component XN": One of the 59 components of the Class XC Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LN as of any date of determination.

            "Component XO": One of the 59 components of the Class XC Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LO as of any date of determination.

            "Component XP": One of the 59 components of the Class XC Certificates and having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LP as of any date of determination.

            "Condemnation Proceeds": All cash amounts received by the Master Servicer or the Special Servicer in connection with the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, exclusive of any portion thereof required to be released to the related Mortgagor or any other third-party in accordance with applicable law and/or the terms and conditions of the related Loan documents or any other applicable document.

            "Confidential Information": As defined in Section 3.24.

            "Control Appraisal Period": Each of the BC Control Appraisal Period and/or the DM Control Appraisal Period, individually or collectively, as the context requires.

            "Controlling Class": As of any date of determination, the outstanding Class of Sequential Pay Certificates with the lowest Payment Priority (the Class A Certificates being treated as a single Class for this purpose) that has a then outstanding Class Principal Balance at least equal to 25% of the Initial Class Principal Balance thereof (or, if no Class of Sequential Pay Certificates has a Class Principal Balance at least equal to 25% of the Initial Class Principal Balance thereof, then the "Controlling Class" shall be the outstanding Class of Sequential Pay Certificates with the then largest outstanding Class Principal Balance).

            "Controlling Class Certificateholders": Each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Trustee from time to time by such Holder (or Certificate Owner).

            "Controlling Class Optionholder": The Purchase Option held by the Majority Certificateholder of the Controlling Class pursuant to Section 3.18(c).

            "Controlling Holder": Each of the BC Controlling Holder and the DM Controlling Holder. Each such initial Controlling Holder and, if applicable, the related Operating Advisor shall be set forth on Schedule V hereto.

            "Corporate Trust Office": The principal corporate trust office of the Trustee, for purposes of Certificate transfer services, at the date of the execution of this Agreement is located at 135 South LaSalle, Suite 1625, Chicago, Illinois 60603, Attention: Asset Backed Securities Trust Services Group--Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series 2004-4, and with respect to any successor Trustee, the principal office thereof as designated in writing to the Depositor.

            "Corrected Loan": Any Loan that had been a Specially Serviced Loan but as to which all Servicing Transfer Events have ceased to exist other than in connection with a sale pursuant to Section 3.18.

            "Corresponding Certificate": As defined in the Preliminary Statement with respect to any Corresponding Component or any Corresponding REMIC I Regular Interest.

            "Corresponding Component": As defined in the Preliminary Statement with respect to any Corresponding Certificate or any Corresponding REMIC I Regular Interest.

            "Corresponding DM Component Mortgage Loan Subordinate Component" and "Corresponding Class of Class DM Certificates": The related DM Component Mortgage Loan Subordinate Components and Class of Class DM Certificates set forth below:

         DM Component
        Mortgage Loan                     Corresponding
         Subordinate                    Class of Class DM
          Component                        Certificates
        -------------                   -----------------
             DM-A                           Class DM-A
             DM-B                           Class DM-B
             DM-C                           Class DM-C
             DM-D                           Class DM-D
             DM-E                           Class DM-E
             DM-F                           Class DM-F
             DM-G                           Class DM-G

            "Corresponding REMIC I Regular Interest": As defined in the Preliminary Statement with respect to any Corresponding Certificate or any Corresponding Component.

            "Covered Risks": As defined in Section 3.07(a).

            "CPR": As defined in the Base Prospectus.

            "Cross-Collateralized Group": Any group of Mortgage Loans that is cross-defaulted and cross-collateralized with each other.

            "Cross-Collateralized Mortgage Loan": Any Mortgage Loan that is, by its terms, cross-defaulted and cross-collateralized with any other Mortgage Loan.

            "Current Principal Distribution Amount": With respect to any Distribution Date, an amount (calculated in accordance with Section 1.03) equal to the aggregate of, without duplication (excluding, (i) except with respect to clause (f) below, any amounts received in respect of the BC Component Mortgage Loan, and (ii) except with respect to clause (g) below, any amounts received in respect of the DM Component Mortgage Loan):

            (a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the Mortgage Loans and any REO Loans for their respective Due Dates occurring during the related Collection Period;

            (b) all Principal Prepayments received on the Mortgage Loans during the related Collection Period;

            (c) with respect to any Balloon Loan as to which the related Stated Maturity Date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any Principal Prepayment and any amount described in subclause (d) below) that was made by or on behalf of the related Mortgagor during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of such Balloon Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

            (d) all Liquidation Proceeds (net of Liquidation Expenses) and Insurance Proceeds received on or in respect of the Mortgage Loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Monthly Payment deemed due, in respect of any such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

            (e) all Liquidation Proceeds (net of Liquidation Expenses), Insurance Proceeds and REO Revenues received on or in respect of any REO Properties during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal of the related REO Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Monthly Payment deemed due, in respect of any such REO Loan or the predecessor Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

            (f) the BC Component Mortgage Loan Senior Component Principal Distribution Amount; and

            (g) the DM Component Mortgage Loan Senior Component Principal Distribution Amount.

            "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be the Depositor, either Mortgage Loan Seller or an Affiliate of either of them.

            "Cut-off Date": October 1, 2004.

            "Cut-off Date Balance": With respect to any Majority Mortgage Loan or Companion Loan, the outstanding principal balance of such Loan as of the Cut-off Date, net of all unpaid payments of principal due in respect thereof on or before such date. With respect to the BC Component Mortgage Loan, the outstanding principal balance of the BC Component Mortgage Loan Senior Component as of the Cut-off Date, net of all unpaid payments of principal due in respect thereof on or before such date. With respect to the DM Component Mortgage Loan, the outstanding principal balance of the DM Component Mortgage Loan Senior Component as of the Cut-off Date, net of all unpaid payments of principal due in respect thereof on or before such date.

            "Dallas Market Center A2 Noteholder": The holder of the Dallas Market Center Note A2.

            "Dallas Market Center Co-Lender Agreement": With respect to the Dallas Market Center Whole Loan, the Intercreditor and Servicing Agreement dated as of October 1, 2004 by and between the holder of the Dallas Market Center Mortgage Loan and the Dallas Market Center A2 Noteholder relating to the relative rights of such holders, as the same may be further amended from time to time in accordance with the terms thereof.

            "Dallas Market Center Companion Loan": The Loan evidenced by the Dallas Market Center Companion Note A2.

            "Dallas Market Center Companion Loan Securities": For so long as either (a) the Dallas Market Center Note A1 or a successor REO Loan with respect to the Bank of America Center Companion Note A1, is part of the Mortgage Pool, any class of securities backed by the Dallas Market Center Companion Note A2.

            "Dallas Market Center Companion Note A2": With respect to the Dallas Market Center Whole Loan, the related Mortgage Note identified as "Note A2" in the Dallas Market Center Co-Lender Agreement, which Note is not included in the Trust and which Note is pari passu in right of payment to the Dallas Market Center Note A1.

            "Dallas Market Center Companion Loan Noteholder": The Dallas Market Center A2 Noteholder.

            "Dallas Market Center Mortgage Loan": The Mortgage Loan identified as Loan No. 58320 in the Mortgage Loan Schedule, which, together with the Dallas Market Center Companion Note A2, is secured by a Mortgage on the Dallas Market Center Mortgaged Property. The Dallas Market Center Mortgage Loan is referred herein also as the DM Component Mortgage Loan.

            "Dallas Market Center Mortgaged Property": With respect to the corresponding Dallas Market Center Whole Loan, the respective property or properties that secures such Dallas Market Center Whole Loan.

            "Dallas Market Center Non-Securitized Note": On any date of determination that any Dallas Market Center Note is not included in a securitization or a collateralized debt obligation in which interests in such Dallas Market Center Note are issued or created. On the date hereof, the Dallas Market Center Companion Note A2 is a Dallas Market Center Non-Securitized Note.

            "Dallas Market Center Note A1": With respect to the Dallas Market Center Mortgage Loan, the related Mortgage Note that is included in the Trust Fund.

            "Dallas Market Center Noteholders": With respect to the Dallas Market Center Whole Loan, collectively, the holder of the Mortgage Note for the Dallas Market Center Mortgage Loan and the Dallas Market Center Companion Loan Noteholder.

            "Dallas Market Center Notes": With respect to the Dallas Market Center Whole Loan, collectively, the Dallas Market Center Note A1 and the Dallas Market Center Companion Note A2.

            "Dallas Market Center Securitized Note": As defined in Section 4.03(f).

            "Dallas Market Center Whole Loan": With respect to Dallas Market Center Mortgage Loan, such Mortgage Loan together with the Dallas Market Center Note A2. References herein to the Dallas Market Center Whole Loan shall be construed to refer to the aggregate indebtedness under the Dallas Market Center Note A1 and the Dallas Market Center Note A2.

            "Debt Service Coverage Ratio": With respect to any Loan, as of any date of determination, and calculated without regard to any cross-collateralization feature of such Loan, the ratio of (x) the Net Cash Flow (before payment of any debt service on such Loan) generated by the related Mortgaged Property or Mortgaged Properties during the most recently ended period of not more than 12 months or less than three months for which financial statements (whether or not audited) have been received by or on behalf of the related Mortgage Loan Seller (prior to the Closing Date) or the Master Servicer or the Special Servicer (following the Closing Date), to (y) the product of the amount of the Monthly Payment in effect for such Loan as of such date of determination, multiplied by the number of months represented in the financial statements. The Master Servicer may, in accordance with CMSA reporting standards, report Net Cash Flow with respect to each Mortgaged Property where one or more Loans are secured by multiple Mortgaged Properties; provided, however, that for purposes of determining Debt Service Coverage Ratio compliance, calculations shall be made at the Loan level.

            "Default Charges": Any Default Interest and/or late payment charges that are paid or payable, as the context may require, in respect of any Loan or REO Loan or Excess Interest.

            "Default Interest": With respect to any Loan (or successor REO
Loan), any amounts collected thereon, other than late payment charges or Prepayment Premiums that represent interest in excess of interest accrued on the principal balance of such Loan (or REO Loan) at the related Mortgage Rate, such excess interest arising out of a default under such Loan.

            "Defaulted Loan": A Loan (i) that is delinquent 60 days or more in respect to a Monthly Payment (not including the Balloon Payment) or (ii) is delinquent in respect of its Balloon Payment unless the Master Servicer has, on or prior to the due date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Loan within 60 days after the due date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, the related Loan will immediately become a Defaulted Loan), in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note, or (iii) as to which the Master Servicer or Special Servicer has, by written notice to the related Mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

            "Defaulted Mortgage Loan": Any Mortgage Loan that is a Defaulted
Loan.

            "Defaulting Party": As defined in Section 7.01(b).

            "Defective Mortgage Loan": shall mean any Mortgage Loan as to which there exists a Material Breach or a Material Document Defect that was not cured in all material respects.

            "Definitive Certificate": As defined in Section 5.03(a).

            "Deleted Mortgage Loan": shall mean a Defective Mortgage Loan that is repurchased from the Trust or replaced with one or more Replacement Mortgage Loans, in either case as contemplated by Section 2.03.

            "Denomination": As defined in Section 5.01(a).

            "Depositor": Banc of America Commercial Mortgage Inc., or its successor in interest.

            "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

            "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            "Depository Rules": As defined in Section 5.02(b).

            "Determination Date": With respect to any Distribution Date, the earlier of (i) the sixth day of the month in which such Distribution Date occurs, or if such sixth day is not a Business Day, the immediately preceding Business Day, and (ii) fourth Business Day before such Distribution Date.

            "Determination Information": As defined in Section 3.18(b).

            "Directing Certificateholder": The Controlling Class Certificateholder (or its designee) selected by the Majority Certificateholder of the Controlling Class, as certified by the Trustee from time to time; provided, however, that (i) absent such selection, or (ii) until a Directing Certificateholder is so selected, or (iii) upon receipt of a notice from a majority of the Controlling Class, by Certificate Principal Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Principal Balance of the Controlling Class will be the Directing Certificateholder. The initial Directing Certificateholder is First Chicago Capital Corporation.

            "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers (other than the sale of an REO Property pursuant to Section 3.18, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by REMIC I or the Component Mortgage Loan REMIC other than through an Independent Contractor; provided, however, that the Special Servicer (or any Sub-Servicer on behalf of the Special Servicer) shall not be considered to Directly Operate an REO Property solely because the Special Servicer (or any Sub-Servicer on behalf of the Special Servicer) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to, or funds, repairs or capital expenditures with respect to such REO Property (including, without limitation, construction activity to effect repairs or in conjunction with leasing activity).

            "Disqualified Non-U.S. Persons": With respect to a Class R-I or Class R-II Certificate, any Non-U.S. Person or agent thereof other than (i) a Non-U.S. Person that holds the Class R-I or Class R-II Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Registrar with an effective IRS Form W-8ECI (or successor form) or (ii) a Non-U.S. Person that has delivered to both the transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class R-I or Class R-II Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class R-I or Class R-II Certificate will not be disregarded for federal income tax purposes.

            "Disqualified Organization": Any of the following: (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) that is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the REMIC Administrator based upon an Opinion of Counsel (provided to the Trustee by such Person at its expense) that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            "Distributable BC Component Mortgage Loan Certificate Interest": In respect of the BC Component Mortgage Loan Components an amount equal to the BC Component Mortgage Loan Accrued Component Interest in respect of each BC Component Mortgage Loan Component reduced by such component's allocable share of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date.

            "Distributable Certificate Interest": For any Distribution Date with respect to any Class of REMIC II Regular Certificates, the Class BC Certificates and any Class of Class DM Certificates, the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (to not less than zero) by that portion, if any, of the Net Aggregate Prepayment Interest Shortfall for such Distribution Date allocated to such Class of Certificates as set forth below. Except with respect to Net Aggregate Prepayment Interest Shortfalls allocated to the Class BC Certificates and any Class of Class DM Certificates as described below, the Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date shall be allocated, pro rata, to each Class of REMIC II Regular Certificates based on Accrued Certificate Interest for each such Class of Certificates for such Distribution Date. The Net Aggregate Prepayment Interest Shortfall for the BC Component Mortgage Loan, if any, for each Distribution Date shall be allocated, first, to the Class BC Certificates; and, thereafter, if and to the extent that any portion of such Net Aggregate Prepayment Interest Shortfall remains unallocated, to the BC Component Mortgage Loan REMIC Senior Regular Interest and among the REMIC II Regular Certificates as described above. The Net Aggregate Prepayment Interest Shortfall for the DM Component Mortgage Loan, if any, for each Distribution Date shall be allocated, first, to the Class DM Certificates in reverse sequential alphabetical order, up to an amount equal to the lesser of any such Net Aggregate Prepayment Interest Shortfall and any Accrued Certificate Interest in respect of the particular Class of Class DM Certificates for such Distribution Date; and, thereafter, if and to the extent that any portion of such Net Aggregate Prepayment Interest Shortfall remains unallocated, to the DM Component Mortgage Loan REMIC Senior Regular Interest and among the REMIC II Regular Certificates as described above.

            "Distributable DM Component Mortgage Loan Certificate Interest": In respect of the DM Component Mortgage Loan Components an amount equal to the DM Component Mortgage Loan Accrued Component Interest in respect of each DM Component Mortgage Loan Component reduced by such component's allocable share of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date.

            "Distribution Account": The segregated account or accounts created and maintained by the Trustee pursuant to Section 3.04(b) in trust for the Certificateholders, which shall be entitled "LaSalle Bank National Association, as Trustee, in trust for the registered holders of Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series 2004-4, Distribution Account".

            "Distribution Date": The tenth day of any month, or if such tenth day is not a Business Day, the Business Day immediately following, commencing in November 2004.

            "Distribution Date Statement": As defined in Section 4.02(a).

            "DM Component Mortgage Loan": The Mortgage Loan identified on the Mortgage Loan Schedule as Loan No. 58320.

            "DM Component Mortgage Loan Accrued Component Interest": In respect of the DM Component Mortgage Loan Components for each Distribution Date, an amount equal to one calendar month's interest at the applicable interest rate for each DM Component Mortgage Loan Component, which in the case of the DM Component Mortgage Loan Senior Component is equal to 6.09664971588390% per annum and in the case of the DM Component Mortgage Loan DM-A Component, the DM Component Mortgage Loan DM-B Component, the DM Component Mortgage Loan DM-C Component, DM Component Mortgage Loan DM-D Component, the DM Component Mortgage Loan DM-E Component, the DM Component Mortgage Loan DM-F Component and the DM Component Mortgage Loan DM-G Component, respectively, is equal to the Pass-Through Rate of the Class DM-A, Class DM-B, Class DM-C, Class DM-D, Class DM-E, Class DM-F and Class DM-G Certificates, respectively.

            "DM Component Mortgage Loan Available Distribution Amount": With respect to the DM Component Mortgage Loan and any Distribution Date, an amount equal to (a) the balance on deposit in the Certificate Account and the Distribution Account as of the close of business on the related Determination Date relating to the DM Component Mortgage Loan, any P&I Advances made by the Master Servicer or the Trustee to cover uncollected Monthly Payments due and/or Assumed Monthly Payments deemed due during the related Collection Period with respect to the DM Component Mortgage Loan, and any Compensating Interest Payments made by the Master Servicer to cover Prepayment Interest Shortfalls incurred during the related Collection Period with respect to the DM Component Mortgage Loan, and for the Distribution Date occurring in each March, the related Withheld Amounts remitted to the Distribution Account pursuant to
Section 4.05 with respect to the DM Component Mortgage Loan, net of (b) any portion of the amounts described in clause (a) of this definition that represents one or more of the following: (i) collected Monthly Payments with respect to the DM Component Mortgage Loan that are due on a Due Date following the end of the related Collection Period, (ii) any payments of principal (including, without limitation, Principal Prepayments) and interest, Liquidation Proceeds and Insurance Proceeds received after the end of the related Collection Period with respect to the DM Component Mortgage Loan, (iii) Prepayment Premiums, (iv) any amounts payable or reimbursable to any Person from the Distribution Account pursuant to any of clauses (ii) through (vi) of Section 3.05(b), (v) any amounts deposited into the Distribution Account in error, (vi) any amounts payable or reimbursable to any Person from the Certificate Account pursuant to clauses (ii) through (xx) of Section 3.05(a), and (vii) with respect to the DM Component Mortgage Loan and any Distribution Date relating to the one-month period preceding the Distribution Date in each February (and in any January of a year that is not a leap year), an amount equal to the related Withheld Amount pursuant to Section 4.05; and (c) provided that the DM Component Mortgage Loan Available Distribution Amount for the Final Distribution Date shall be calculated without regard to clauses (b)(i) and (b)(ii) of this definition.

            "DM Component Mortgage Loan Component": Each of the DM Component Mortgage Loan Senior Component, the DM Component Mortgage Loan DM-A Component, the DM Component Mortgage Loan DM-B Component, the DM Component Mortgage Loan DM-C Component, DM Component Mortgage Loan DM-D Component, the DM Component Mortgage Loan DM-E Component, the DM Component Mortgage Loan DM-F Component and the DM Component Mortgage Loan DM-G Component.

            "DM Component Mortgage Loan Component Principal Entitlement": In the absence of a monetary event of default or other material event of default under the DM Component Mortgage Loan, principal will be paid on the DM Component Mortgage Loan Senior Component and the DM Component Mortgage Loan DM-A Component, the DM Component Mortgage Loan DM-B Component, the DM Component Mortgage Loan DM-C Component, DM Component Mortgage Loan DM-D Component, the DM Component Mortgage Loan DM-E Component, the DM Component Mortgage Loan DM-F Component and the DM Component Mortgage Loan DM-G Component, pro rata (in accordance with their respective outstanding principal balances). If any of the events of default described in the prior sentence exists with respect to the DM Component Mortgage Loan, principal collected will be paid first to the DM Component Mortgage Loan Senior Component until its outstanding principal balance is reduced to zero and then sequentially to each of the DM Component Mortgage Loan DM-A Component, DM Component Mortgage Loan DM-B Component, DM Component Mortgage Loan DM-C Component, DM Component Mortgage Loan DM-D Component, DM Component Mortgage Loan DM-E Component, DM Component Mortgage Loan DM-F and DM Component Mortgage Loan DM-G Component until the principal balance of each such Component is reduced to zero. Accordingly, the "DM Component Mortgage Loan Component Principal Entitlement" with respect to any DM Component is (a) prior to the occurrence of any event of monetary default or other material event of default under the DM Component Mortgage Loan, an amount equal to such DM Component's pro rata share of the DM Component Mortgage Loan Principal Distribution Amount and (b) after the occurrence of any event of monetary default or other material event of default under the DM Component Mortgage Loan, an amount equal to the lesser of (i) the outstanding principal balance of such DM Component and (ii) the portion of the Class DM Component Mortgage Loan Principal Distribution Amount remaining after giving effect to all distributions of higher priority on such Distribution Date.

            "DM Component Mortgage Loan Current Principal Distribution Amount":
For any Distribution Date will, in general, equal the aggregate of the following:

            (i) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the DM Component Mortgage Loan for the related Due Date occurring during the related Collection Period;

            (ii) all Principal Prepayments received on the DM Component Mortgage Loan during the related Collection Period;

            (iii) with respect to the DM Component Mortgage Loan if its Stated Maturity Date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any Principal Prepayment and any amount described in clause (iv) below) that was made by or on behalf of the related Mortgagor during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the DM Component Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

            (iv) all Liquidation Proceeds (net of Liquidation Expenses), Insurance Proceeds, Condemnation Proceeds and REO Revenues received on or in respect of the DM Component Mortgage Loan during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal of the DM Component Mortgage Loan, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Monthly Payment deemed due, in respect of the DM Component Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered.

            "DM Component Mortgage Loan Principal Distribution Amount": With respect to any Distribution Date, the aggregate of the DM Component Mortgage Loan Current Principal Distribution Amount for such Distribution Date and, if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the DM Component Mortgage Loan Current Principal Distribution Amount for the preceding Distribution Date, over the aggregate distributions of principal made on the DM Component Mortgage Loan Senior Component and the Class DM Certificates on the preceding Distribution Date.

            "DM Component Mortgage Loan REMIC Senior Regular Interest": A separate non-certificated beneficial ownership interest in the Component Mortgage Loan REMIC issued hereunder and designated as a "regular interest" in the Component Mortgage Loan REMIC, as set forth in the Preliminary Statement hereto, the Uncertificated Principal Balance of which accrues interest at the same rate as interest accrues on the DM Component Mortgage Loan Senior Component.

            "DM Component Mortgage Loan Senior Balance": With respect to the DM Component Mortgage Loan Senior Component, the principal balance of the DM Component Mortgage Loan Senior Component outstanding from time to time, which, as of the Closing Date, is equal to the amount set forth in the Preliminary Statement. On each Distribution Date, the DM Component Mortgage Loan Senior Balance shall be reduced by the amount of any distributions of principal allocated to DM Component Mortgage Loan REMIC Senior Regular Interest on such Distribution Date pursuant to Section 4.01(k)(ii) or Section 9.01, as applicable, and shall be further reduced by the amount of any Realized Losses and Additional Trust Fund Expenses incurred with respect to the DM Component Mortgage Loan allocated to any Class of Sequential Pay Certificates on such Distribution Date pursuant to Section 4.04. Distributions in respect of a reimbursement of Realized Losses and Additional Trust Fund Expenses in respect of the DM Component Mortgage Loan previously allocated to any Class of Sequential Pay Certificates shall not constitute distributions of principal and shall not result in reduction of the DM Component Mortgage Loan Senior Balance.

            "DM Component Mortgage Loan Senior Component": One of the eight DM Component Mortgage Loan Components, represented by the DM Component Mortgage Loan REMIC Senior Regular Interest.

            "DM Component Mortgage Loan Senior Component Principal Distribution Amount": As defined in Section 4.01(k)(ii).

            "DM Component Mortgage Loan DM-A Component": One of the eight DM Component Mortgage Loan Components and that corresponds to the Class DM-A Certificates.

            "DM Component Mortgage Loan DM-B Component": One of the eight DM Component Mortgage Loan Components and that corresponds to the Class DM-B Certificates.

            "DM Component Mortgage Loan DM-C Component": One of the eight DM Component Mortgage Loan Components and that corresponds to the Class DM-C Certificates.

            "DM Component Mortgage Loan DM-D Component": One of the eight DM Component Mortgage Loan Components and that corresponds to the Class DM-D Certificates.

            "DM Component Mortgage Loan DM-E Component": One of the eight DM Component Mortgage Loan Components and that corresponds to the Class DM-E Certificates.

            "DM Component Mortgage Loan DM-F Component": One of the eight DM Component Mortgage Loan Components and that corresponds to the Class DM-F Certificates.

            "DM Component Mortgage Loan DM-G Component": One of the eight DM Component Mortgage Loan Components and that corresponds to the Class DM-G Certificates.

            "DM Component Mortgage Loan Subordinate Balance": With respect to each DM Component Mortgage Loan Subordinate Component, the aggregate principal amount of DM Component Mortgage Loan Subordinate Components outstanding from time to time, which, on any date, shall equal the Class Principal Balance of the Corresponding Class DM Certificates on such date. On each Distribution Date, such DM Component Mortgage Loan Subordinate Balance shall be reduced by the amount of any distributions of principal allocated to the Corresponding Class DM Certificates on such Distribution Date pursuant to Section 4.01(k)(v), (viii),
(xi), (xiv), (xvii), (xx), (xxiii) or Section 9.01, as applicable, and shall be further reduced by the amount of any Realized Losses and Additional Trust Fund Expenses incurred with respect to the DM Component Mortgage Loan allocated to the Corresponding Class of Class DM Certificates on such Distribution Date pursuant to Section 4.04(a).

            "DM Component Mortgage Loan Subordinate Component": Any of the undivided subordinate ownership interests in the Component Mortgage Loan REMIC, represented by each of the Class DM-A, Class DM-B, Class DM-C, Class DM-D, Class DM-E, Class DM-F and Class DM-G Certificates.

            "DM Control Appraisal Period": If the outstanding aggregate principal balance of all of the DM Component Mortgage Loan Subordinate Components (net of any Appraisal Reduction Amounts, principal payments, Realized Losses and unreimbursed Additional Trust Fund Expenses) is less than 25% of the original outstanding aggregate principal balance of all of the DM Component Mortgage Loan Subordinate Components.

            "DM Controlling Class": As of any date of determination, the outstanding Class of Class DM Certificates with the lowest payment priority that has a then outstanding Certificate Balance at least equal to 25% of its initial Certificate Balance (or, if no Class of Class DM Certificates has a Certificate Balance at least equal to 25% of its initial Certificate Balance, then the DM Controlling Class shall be the outstanding Class of Class DM Certificates with the then largest outstanding Class principal balance). The DM Controlling Class as of the Delivery Date will be the Class DM-G Certificates.

            "DM Controlling Class Holder": As defined in Section 3.29.

            "DM Controlling Holder": With respect to any date of determination
(a) prior to the occurrence of a DM Control Appraisal Period, the DM Controlling Class Holder, and (b) during the occurrence and the continuance of a DM Control Appraisal Period, the Dallas Market Center Noteholders (which includes the Trust Fund as the holder of the DM Component Mortgage Loan).

            "Document Defect": With respect to any Mortgage Loan, any document required to be part of the related Mortgage File that has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule (and the terms of such document have not been modified by written instrument contained in the related Mortgage File), or does not appear to be regular on its face.

            "Domestic Global Certificate": Any of the single, permanent global certificates that represents the Certificates sold in reliance on Rule 144A.

            "DTC": As defined in Section 5.03(d).

            "Due Date": With respect to (i) any Loan on or prior to its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Loan is scheduled to be first due; (ii) any Loan after its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Loan had been scheduled to be first due; and (iii) any REO Loan, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on the related Loan had been scheduled to be first due.

            "Eligible Account": Any of (i) an account maintained with a federal or state chartered depository institution or trust company, including, without limitation, the Trustee (if it meets the following rating criteria), the long-term unsecured debt obligations of which are rated no less than "AA-" by Fitch and "AA-" by S&P (or "A-" by S&P if such depository's short-term unsecured debt rating is no less than "A-1" by S&P) (if the deposits are to be held in the account for more than 30 days) (or if such account is maintained with PNC Bank, National Association, rated no less that "A" by Fitch and with respect to S&P meets the requirements set forth in clause (i), or the short-term unsecured debt obligations of which are rated no less than "F-1" by Fitch and "A-1" by S&P (if the deposits are to be held in the account for 30 days or less), in each case, at any time funds are on deposit therein, (ii) a segregated trust account or accounts maintained with the corporate trust department of a federally chartered depository institution or trust company, including, without limitation, the Trustee, acting in its fiduciary capacity and subject to the regulations regarding fiduciary funds on deposit therein under 12 C.F.R. ss.9.10(b) that has a combined capital surplus of at least $50,000,000, (iii) a segregated trust account or accounts maintained with the corporate trust department of a state chartered depository institution or trust company, including, without limitation, the Trustee, acting in its fiduciary capacity and subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 C.F.R. ss.9.10(b) that has a combined capital surplus of at least $50,000,000, or (iv) any other account that would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by either Rating Agency to any Class of Certificates (as confirmed in writing by each Rating Agency).

            "Emergency Advance": Any Servicing Advance, whether or not it is a Servicing Advance that, pursuant hereto, the Special Servicer is required to make or to request the Master Servicer to make, that must be made within five Business Days of the Special Servicer's becoming aware that it must be made to avoid any material penalty, any material harm to a Mortgaged Property or any other material adverse consequence to the Trust Fund.

            "Environmental Insurance Policy": With respect to any Mortgaged Property or REO Property, any insurance policy covering pollution conditions and/or other environmental conditions in effect with respect to such Mortgaged Property or REO Property.

            "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

            "ERISA Restricted Certificate": Any Class J, Class K, Class L, Class M, Class N, Class O, Class P or Class BC Certificate; provided, that any such Certificate (a) will cease to be considered an ERISA Restricted Certificate and
(b) will cease to be subject to the transfer restrictions contained in Section 5.02(c) if, as of the date of a proposed transfer of such Certificate, either
(i) it is rated in one of the four highest generic ratings categories by a Rating Agency or (ii) relevant provisions of ERISA would permit transfer of such Certificate to a Plan.

            "Escrow Payment": Any payment received by the Master Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums and similar items in respect of the related Mortgaged Property.

            "Euroclear": Euroclear Bank S.A./N.V., as operator of the Euroclear System, or its successor in such capacity.

            "Event of Default": One or more of the events described in Section 7.01(a).

            "Evergreen Portfolio B Mezzanine Intercreditor Agreement": That certain Intercreditor Agreement, dated as of October 30, 2003 by and between Bear Stearns Commercial Mortgage, Inc. as "Mortgage Lender" and the Evergreen Portfolio B Mezzanine Lender as "Mezzanine Lender".

            "Evergreen Portfolio B Mezzanine Lender": Commercial Net Lease Realty, Inc. or its permitted successors or assigns.

            "Evergreen Portfolio B Mezzanine Loan": That certain mezzanine loan related to the Evergreen Portfolio B Mortgage Loan, which is evidenced by that certain Mezzanine Loan Agreement, dated as of October 27, 2003 by and among BFSC Holdings, LLC, BFSC Holdings II, LLC, BFSC Holdings III, LLC, BFWV Holdings, LLC, and the Evergreen Portfolio B Mezzanine Lender.

            "Evergreen Portfolio B Mortgage Loan": That certain Mortgage Loan identified as Loan No. 39141 on the Mortgage Loan Schedule.

            "Excess Interest": With respect to any ARD Loan after its Anticipated Repayment Date, all interest accrued on the principal balance of such ARD Loan at the Excess Interest Rate (the payment of which interest shall, under the terms of such Loan, be deferred until the entire outstanding principal balance of such ARD Loan has been paid), together with all interest, if any, accrued at the related Mortgage Rate on such deferred interest.

            "Excess Interest Distribution Account": The segregated account or sub-account of the Distribution Account created and maintained by the Trustee pursuant to Section 4.06, which shall be entitled "LaSalle Bank National Association, in trust for the registered Holders of Banc of America Commercial Mortgage, Inc. Commercial Mortgage Pass-Through Certificates, Series 2004-4, Excess Interest Distribution Account", and which must be an Eligible Account. The Excess Interest Distribution Account shall not be an asset of the Component Mortgage Loan REMIC, REMIC I or REMIC II formed hereunder.

            "Excess Interest Rate": With respect to any ARD Loan after its Anticipated Repayment Date, the incremental increase in the Mortgage Rate for such Loan resulting from the passage of such Anticipated Repayment Date.

            "Excess Liquidation Proceeds": An amount equal to the excess, if any, of (a) the Net Liquidation Proceeds from the sale or liquidation of a Specially Serviced Loan or REO Property, over (b) the sum of: (i) the amount needed to pay off the Loan or related REO Loan in full, including any related Workout-Delayed Reimbursement Amounts, (ii) all unpaid Advances and any unpaid Advance Interest thereon, and (iii) any related Liquidation Fee.

            "Excess Liquidation Proceeds Account": The segregated account or sub-account of the Distribution Account created and maintained by the Trustee pursuant to Section 3.04(c)(iv) in trust for the Certificateholders, which shall be entitled "LaSalle Bank National Association, as Trustee, in trust for the registered holders of Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series 2004-4, Excess Liquidation Proceeds Account".

            "Exchange Act": The Securities Exchange Act of 1934, as amended.

            "Exchange Certificate": The certificate necessary to exchange an interest in a Regulation S Global Certificate for an interest in a Domestic Global Certificate, which is in the form of Exhibit P attached hereto, or the certificate necessary to exchange an interest in a Domestic Global Certificate for an interest in a Regulation S Global Certificate, which is in the form of Exhibit N or Exhibit O, as applicable, hereto, in each case as described in
Section 5.02(m).

            "Fannie Mae": The Federal National Mortgage Association or any successor.

            "FDIC": The Federal Deposit Insurance Corporation or any successor.

            "Final Distribution Date": The final Distribution Date on which any distributions are to be made on the Certificates as contemplated by Section 9.01.

            "Final Recovery Determination": A determination made by the Special Servicer, in its reasonable, good faith judgment and in accordance with the Servicing Standard, with respect to any Loan or REO Property (other than a Loan that is paid in full and other than a Loan or REO Property, as the case may be, that is repurchased or replaced by the related Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase and Sale Agreement or purchased by the Master Servicer, the Special Servicer or any Controlling Class Certificateholder(s) pursuant to Section 9.01), that there has been a recovery of all related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries that will ultimately be recoverable.

            "FIRREA": The Financial Institutions Reform, Recovery and Enforcement Act of 1989 (as amended).

            "Fiscal Agent": ABN AMRO Bank N.V., in its capacity as fiscal agent of the Trustee, or its successors in interest, or any successor fiscal agent appointed as herein provided.

            "Fitch": Fitch Ratings or its successor in interest. If neither Fitch nor any successor remains in existence, "Fitch" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer and the REMIC Administrator, and specific ratings of Fitch Ratings herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Freddie Mac": The Federal Home Loan Mortgage Corporation or any successor.

            "Global Certificates": The Certificates represented by the Regulation S Global Certificates or the Domestic Global Certificates.

            "Grantor Trust": A segregated asset pool within the Trust Fund consisting of (i) the Excess Interest and (ii) the Excess Interest Distribution Account and all funds and assets held from time to time on deposit in the Excess Interest Distribution Account.

            "Ground Lease": The ground lease pursuant to which any Mortgagor holds a leasehold interest in the related Mortgaged Property and any estoppels or other agreements executed and delivered by the ground lessor in favor of the lender under the Mortgage Loan.

            "Group 1 Mortgage Loan": Any Mortgage Loan identified on the Mortgage Loan Schedule as belonging to Loan Group 1.

            "Group 2 Mortgage Loan": Any Mortgage Loan identified on the Mortgage Loan Schedule as belonging to Loan Group 2.

            "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification that would, if classified as unusable, be included in the foregoing definition.

            "Holder": See the definition of "Certificateholder" in this Section 1.01.

            "HUD-Approved Servicer": A servicer that is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 207 and 211 of the National Housing Act.

            "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator or any Affiliate thereof, and (iii) is not connected with the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator or any Affiliate thereof as an officer, employee, promoter, placement agent, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any Class of securities issued by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator or any Affiliate thereof, as the case may be; provided, further, that such ownership constitutes less than 1% of the total assets owned by such Person.

            "Independent Contractor": Any Person that would be an "independent contractor" with respect to the Component Mortgage Loan REMIC or REMIC I, as applicable, within the meaning of Section 856(d)(3) of the Code if the Component Mortgage Loan REMIC or REMIC I were a real estate investment trust (except that the ownership test set forth in that section shall be considered to be met by
(i) any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall not be an expense of the Trustee, the REMIC Administrator or the Trust, delivered to the Trustee and the REMIC Administrator), so long as the Component Mortgage Loan REMIC or REMIC I, as applicable, does not receive or derive any income from such Person and provided that the relationship between such Person and the Component Mortgage Loan REMIC or REMIC I, as applicable, is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5), or (ii) any other Person upon receipt by the Trustee and the REMIC Administrator of an Opinion of Counsel, which shall be at no expense to the Trustee, the REMIC Administrator or the Trust, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

            "Initial Class Notional Amount": With respect to the Class XC Certificates, the initial Class XC Notional Amount thereof as of the Closing Date equal to $1,296,027,783 and with respect to the Class XP Certificates, the initial Class XP Notional Amount thereof as of the Closing Date equal to $1,264,855,847.

            "Initial Class Principal Balance": With respect to any Class of Principal Pay Certificates, the initial Class Principal Balance thereof as of the Closing Date, in each case as set forth in the Preliminary Statement hereto.

            "Initial Pool Balance": The aggregate Cut-off Date Balance of all the Mortgage Loans included in the Trust Fund as of the Closing Date.

            "Initial Purchaser": Each of Banc of America Securities LLC and Bear, Stearns & Co. Inc.

            "Initial Resolution Period": As defined in Section 2.03.

            "Institutional Accredited Investor": As defined in Section 5.02(b).

            "Insurance Policy": With respect to any Loan or REO Property, any hazard insurance policy, seismic (earthquake) insurance policy, business interruption insurance policy, flood insurance policy, title policy or other insurance policy that is maintained from time to time in respect of such Loan (or the related Mortgaged Property) or in respect of such REO Property, as the case may be.

            "Insurance Proceeds": Proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or REO Property or released to the Mortgagor or any other third party as permitted under the related Loan documents, in either case, in accordance with the Servicing Standard and with applicable law.

            "Interest Accrual Basis": The basis on which interest accrues in respect of any Mortgage Loan, any Component Mortgage Loan REMIC Regular Interest, any REMIC I Regular Interest or any Class of REMIC II Regular Certificates, consisting of one of the following: (i) a 30/360 Basis; or (ii) an Actual/360 Basis.

            "Interest Accrual Period": With respect to each Class of Component Mortgage Loan REMIC Regular Interests, each Class of REMIC I Regular Interests and each Class of REMIC II Regular Certificates for any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

            "Interest Reserve Account": The segregated account or sub-account of the Certificate Account created and maintained by the Master Servicer pursuant to Section 4.05 in trust for the Certificateholders, which shall be entitled "LaSalle Bank National Association, as Trustee, in trust for the registered holders of Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series 2004-4, Interest Reserve Account".

            "Interested Person": The Depositor, either Mortgage Loan Seller, the Master Servicer, any Sub-Servicer, the Special Servicer, the Trustee, the Fiscal Agent, any Holder of a Certificate or any Affiliate of any such Person.

            "Investment Account": As defined in Section 3.06(a).

            "Investment Representation Letter": As defined in Section 5.02(b).

            "IRS": The Internal Revenue Service or any successor.

            "Late Collections": With respect to any Loan, all amounts received thereon during any Collection Period, whether as payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise, that represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or an Assumed Monthly Payment in respect of such Loan due or deemed due, as the case may be, for a Due Date in a previous Collection Period, or for a Due Date coinciding with or preceding the Cut-off Date, and not previously received or recovered. With respect to any REO Loan, all amounts received in connection with the related REO Property during any Collection Period, whether as Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, REO Revenues or otherwise, that represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or an Assumed Monthly Payment in respect of the related Loan or of an Assumed Monthly Payment in respect of such REO Loan due or deemed due, as the case may be, for a Due Date in a previous Collection Period and not previously received or recovered.

            "Letter of Credit": With respect to any Loan, any third-party letter of credit delivered by or at the direction of the Mortgagor pursuant to the terms of such Loan in lieu of the establishment of, or deposit otherwise required to be made into, a Reserve Fund.

            "Liquidation Event": With respect to any Loan, any of the following events: (i) such Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Loan; (iii) such Loan (or related REO Loan) is repurchased by the Mortgage Loan Seller pursuant to Section 4 of the Mortgage Loan Purchase Agreement; (iv) such Loan is purchased by the Directing Certificateholder, the Special Servicer, the BC Controlling Holder (if the related Defaulted Mortgage Loan is the BC Component Mortgage Loan), or the DM Controlling Holder (if the related Defaulted Mortgage Loan is the DM Component Mortgage Loan) pursuant to Section 3.18(c) or (l); or (v) such Loan is purchased by the Special Servicer or the Master Servicer pursuant to Section 9.01(b). With respect to any REO Property (and the related REO Loan), any of the following events: (i) a Final Recovery Determination is made with respect to such REO Property or (ii) such REO Property is purchased by the Master Servicer or the Special Servicer pursuant to Section 9.01.

            "Liquidation Expenses": All customary, reasonable and necessary "out-of-pocket" costs and expenses due and owing (but not otherwise covered by Servicing Advances) in connection with the liquidation of any Specially Serviced Loan or REO Property pursuant to Section 3.09 or 3.18 (including, without limitation, legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions and conveyance taxes).

            "Liquidation Fee": With respect to each Specially Serviced Loan or REO Property, the fee designated as such and payable to the Special Servicer pursuant to the third paragraph of Section 3.11(c). Notwithstanding the foregoing and for the avoidance of doubt, no Liquidation Fee shall be payable in connection with (a) the purchase of a Defaulted Mortgage Loan by the Majority Certificateholder of the Controlling Class, the BC Controlling Holder (if the related Defaulted Mortgage Loan is the BC Component Mortgage Loan), the DM Controlling Holder (if the related Defaulted Mortgage Loan is the DM Component Mortgage Loan), the Roxborough B Noteholder (if the related Defaulted Mortgage Loan is the Roxborough Mortgage Loan), the Evergreen Portfolio B Mezzanine Lender (with respect to the Evergreen Portfolio B Mortgage Loan) or the Bank of America Center Mezzanine Lenders (with respect to the Bank of America Center Mortgage Loan), pursuant to any applicable purchase right set forth in Section 3.18(c), (l) or (m) or with respect to a purchase of a related Defaulted Mortgage Loan at its fair value as determined in Section 3.18, if any such purchase occurs or purchase right is exercised not later than 90 days from the date that the Special Servicer initially determined the fair value of the related Mortgage Loan, (b) the purchase option of the Majority Certificateholder of the Controlling Class, the Master Servicer or the Special Servicer pursuant to Section 9.01 or (c) the repurchase by either Mortgage Loan Seller of a Mortgage Loan so required to be repurchased by it pursuant to Section 4 of the related Mortgage Loan Purchase and Sale Agreement and Section 2.03 not later than 180 days after it has been notified pursuant to of its obligation to so repurchase under Section 2.03 and Section 4 of the Mortgage Loan Purchase and Sale

            "Liquidation Fee Rate": With respect to each Specially Serviced Loan and each REO Loan with an unpaid principal balance greater than or equal to $20,000,000 as to which a Liquidation Fee is payable, 0.75% (75 basis points) per annum, and with respect to each Specially Serviced Loan and each REO Loan with an unpaid principal balance less than $20,000,000 as to which a Liquidation Fee is payable, 1.00% (100 basis points) per annum.

            "Liquidation Proceeds": All cash amounts (other than Insurance Proceeds, Condemnation Proceeds and REO Revenues) received by the Master Servicer or the Special Servicer in connection with: (i) the liquidation of a Mortgaged Property or other collateral constituting security for a Defaulted Loan through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and/or the terms and conditions of the related Loan documents; (ii) the realization upon any deficiency judgment obtained against a Mortgagor; (iii) the purchase of a Defaulted Mortgage Loan by any Controlling Class Certificateholder(s) pursuant to Section 3.18(c), by the Special Servicer pursuant to Section 3.18(d), by the Evergreen Portfolio B Mezzanine Lender pursuant to the Evergreen Portfolio B Mezzanine Intercreditor Agreement, by the Roxborough B Noteholder pursuant to the Roxborough Co-Lender Agreement, by the Bank of America Center Mezzanine Lenders pursuant to the Bank of America Center Mezzanine Intercreditor Agreement, by the BC Controlling Holder pursuant to Section 3.18(l) or the DM Controlling Holder pursuant to
Section 3.18(l); (iv) the repurchase of a Mortgage Loan by the related Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase and Sale Agreement;
(v) the substitution of one or more Replacement Mortgage Loans for a Deleted Mortgage Loan by the related Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase and Sale Agreement (such cash amounts being any Substitution Shortfall Amounts); or (vi) the purchase of a Mortgage Loan or REO Property by the Master Servicer, the Special Servicer or any Controlling Class Certificateholder(s) pursuant to Section 9.01.

            "Loan": Any Mortgage Loan or Companion Loan.

            "Loan Group 1": Collectively, all of the Mortgage Loans that are Group 1 Mortgage Loans and any successor REO Loans with respect thereto.

            "Loan Group 1 Available Distribution Amount": With respect to any Distribution Date, that portion, if any, of the Available Distribution Amount attributable to Loan Group 1.

            "Loan Group 1 Principal Distribution Amount": With respect to any Distribution Date, that portion, if any, of the Principal Distribution Amount attributable to Loan Group 1.

            "Loan Group 2": Collectively, all of the Mortgage Loans that are Group 2 Mortgage Loans and any successor REO Loans with respect thereto.

            "Loan Group 2 Available Distribution Amount": With respect to any Distribution Date, that portion, if any, of the Available Distribution Amount attributable to Loan Group 2.

            "Loan Group 2 Principal Distribution Amount": With respect to any Distribution Date, that portion, if any, of the Principal Distribution Amount attributable to Loan Group 2.

            "Loan Specific Controlling Class Holders": As defined in Section
3.29.

            "Lock-Box Agreement": With respect to any Loan, the lock-box agreement, if any, between the related originator and the Borrower, pursuant to which an account created pursuant to the related Loan documents to receive revenues therefrom, if any, may have been established.

            "Lock-Box Account": With respect to any Lock-Box Agreement, the account(s) established pursuant to the terms of such agreement.

            "MAI": Member of the Appraisal Institute.

            "Majority Certificateholder": With respect to any specified Class or Classes of Certificates, as of any date of determination, any Holder or particular group of Holders of Certificates of such Class or Classes, as the case may be, entitled to a majority of the Voting Rights allocated to such Class or Classes, as the case may be.

            "Majority Mortgage Loan": Any of the Mortgage Loans other than the BC Component Mortgage Loan and the DM Component Mortgage Loan.

            "Master Servicer": Bank of America, N.A., its successor in interest or any successor master servicer appointed as herein provided.

            "Master Servicer Remittance Amount": With respect to any Master Servicer Remittance Date, an amount equal to (a) all amounts on deposit in the Certificate Account as of the commencement of business on such Master Servicer Remittance Date, net of (b) any portion of the amounts described in clause (a) of this definition that represents one or more of the following: (i) collected Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any unscheduled payments of principal (including, without limitation, Principal Prepayments) and interest, Liquidation Proceeds and Insurance Proceeds received after the end of the related Collection Period,
(iii) any Prepayment Premiums received after the end of the related Collection Period, (iv) any amounts payable or reimbursable to any Person from the Certificate Account pursuant to any of clauses (ii) through (xvii) of Section 3.05(a), (v) any Excess Liquidation Proceeds, (vi) any amounts deposited into the Certificate Account in error, and (vii) with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis and any Distribution Date relating to the one-month period preceding the Distribution Date in each February (and in any January of a year that is not a leap year), an amount equal to the related Withheld Amount pursuant to Section 4.05; provided that, with respect to the Master Servicer Remittance Date that occurs in the same calendar month as the Final Distribution Date, the Master Servicer Remittance Amount will be calculated without regard to clauses (b)(i), (b)(ii) and (b)(iii) of this definition; provided, further, that in no event shall any amounts be included in the Master Servicer Remittance Amount to the extent that it is payable to the Roxborough B Noteholder pursuant to the Roxborough Co-Lender Agreement.

            "Master Servicer Remittance Date": The Business Day immediately preceding each Distribution Date.

            "Master Servicing Fee": With respect to each Loan and REO Loan, the fee payable to the Master Servicer pursuant to Section 3.11(a) and from which any Primary Servicing Fee is payable.

            "Master Servicing Fee Rate": With respect to (a) each Mortgage Loan and any related REO Loan, the Administrative Fee Rate specified for each such Mortgage Loan on the Mortgage Loan Schedule minus the Trustee Fee Rate, (b) with respect to each Bank of America Center Companion Loan and any related REO Loan, the Master Servicing Fee Rate shall be the same as the Master Servicing Fee Rate for the Bank of America Center Mortgage Loan, (c) with respect to each Dallas Market Center Companion Loan and any related REO Loan, the Master Servicing Fee Rate shall be the same as the Master Servicing Fee Rate for the Dallas Market Center Mortgage Loan, and (d) with respect to the Roxborough B Note and any related REO Loan, the Master Servicing Fee Rate shall be the same as the Master Servicing Fee Rate for the Roxborough Mortgage Loan.

            "Material Breach": A Breach that materially and adversely affects the interests of the Certificateholders with respect to the affected Mortgage Loan.

            "Material Document Defect": A Document Defect that materially and adversely affects the interests of the Certificateholders with respect to the affected Mortgage Loan.

            "MERS": Mortgage Electronic Registration Systems, Inc.

            "Mezzanine Intercreditor Agreement": Each of the Evergreen Portfolio B Mezzanine Intercreditor Agreement and the Bank of America Center Mezzanine Intercreditor Agreement.

            "Mezzanine Loan": Each of the Evergreen Portfolio B Mezzanine Loan and the Bank of America Center Mezzanine Loans.

            "Modified Loan": Any Loan as to which any Servicing Transfer Event has occurred and that has been modified by the Special Servicer pursuant to
Section 3.20 in a manner that:

            (a) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Loan);

            (b) except as expressly contemplated by the related Loan documents, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount or the delivery of substitute real property collateral with a fair market value (as is) that is not less than the fair market value (as is), as determined by an Appraisal delivered to the Special Servicer (at the expense of the related Mortgagor and upon which the Special Servicer may conclusively rely), of the property to be released; or

            (c) in the good faith and reasonable judgment of the Special Servicer, otherwise materially impairs the security for such Loan or reduces the likelihood of timely payment of amounts due thereon.

            "Monthly Additional Report on Recoveries and Reimbursements": With respect to each Collection Period, a report prepared by the Master Servicer, in a format reasonably acceptable to the Special Servicer and the Trustee, that identifies the following with respect to such Collection Period, in all cases both on a loan-by-loan basis and in the aggregate:

            (a) the amount of any Advance (and accrued and unpaid Advance Interest thereon) that became a Workout-Delayed Reimbursement Amount during such Collection Period;

            (b) (i) the amount of any Workout-Delayed Reimbursement Amount that was reimbursed to the Master Servicer, the Special Servicer or the Trustee during such Collection Period, (ii) the extent to which any reimbursement of a Workout-Delayed Reimbursement Amount made during such Collection Period was made from amounts in the Certificate Account allocable to principal during the Collection Period as contemplated by Section 3.05(a), and (iii) the extent to which any reimbursement of a Workout-Delayed Reimbursement Amount made during such Collection Period was made from amounts in the Certificate Account allocable to principal on the remainder of the Loans during such Collection Period as contemplated by Section 3.05(a);

            (c) the amount of any Workout-Delayed Reimbursement Amount that arose in a prior Collection Period that was not reimbursed to the Master Servicer, the Special Servicer or the Trustee in the current or a prior Collection Period but that became a Nonrecoverable Advance in the current Collection Period;

            (d) the amount of any Advance (and accrued and unpaid Advance Interest thereon), other than an amount described in clause (c) above, that became a Nonrecoverable Advance during such Collection Period;

            (e) (i) the amount of any Nonrecoverable Advance (and accrued and unpaid Advance Interest thereon) that was reimbursed to the Special Servicer or the Trustee during the current Collection Period, and (ii) the extent (if any) to which any reimbursement of a Nonrecoverable Advance (and accrued and unpaid Advance Interest thereon) was made from amounts allocable to principal during such Collection Period as contemplated by Section 3.05(a);

            (f) the amount of any Advance reimbursed to the Master Servicer, the Special Servicer or the Trustee as a Nonrecoverable Advance in a prior Collection Period that was recovered from the related Mortgagor or otherwise from the proceeds of the related Mortgage Loan or REO Property on behalf of the Trust during the current Collection Period (notwithstanding that it was previously determined to constitute a Nonrecoverable Advance); and

            (g) a reconciliation of Advance Interest accrued on any Workout-Delayed Reimbursement Amount or any Nonrecoverable Advance, any Default Charges collected during the related Collection Period and the amount of Default Charges that were applied to pay such Advance Interest.

            The preparation of each Monthly Additional Report on Recoveries and Reimbursements shall constitute a responsibility of the Master Servicer and shall not constitute a responsibility of any other party. Each CMSA Loan Periodic Update File prepared by the Master Servicer shall be accompanied by a Monthly Additional Report on Recoveries and Reimbursements. Notwithstanding anything in this Agreement that suggests otherwise, the Master Servicer shall not be required to deliver a Monthly Additional Report on Recoveries and Reimbursements (and no CMSA Loan Periodic Update File need be accompanied by any such report) with respect to any Collection Period for which all of the entries in the report would be "zero" or "not applicable" or with respect to any Collection Period for which the information that would otherwise be included in the Monthly Additional Report on Recoveries and Reimbursements is included in the CMSA Investor Reporting Package.

            "Monthly Payment": With respect to any Loan, for any Due Date as of which such Loan is outstanding, the scheduled monthly payment (or, in the case of an ARD Loan after its Anticipated Repayment Date, the minimum required monthly payment, exclusive of any Excess Interest and any excess cash flow) of principal and/or interest on such Loan, including, without limitation, a Balloon Payment, that is actually payable by the related Mortgagor from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.20 and applicable law); provided that the Monthly Payment due in respect of any ARD Loan after its Anticipated Repayment Date shall not include Excess Interest.

            "Mortgage": With respect to any Loan, separately and collectively, as the context may require, each mortgage, deed of trust and/or other similar document or instrument securing the related Mortgage Note and creating a lien on the related Mortgaged Property.

            "Mortgage File": With respect to any Mortgage Loan, subject to Sections 1.04 and 2.01, collectively the following documents:

            (i) (A) the original executed Mortgage Note, endorsed (either on the face thereof or pursuant to a separate allonge) "Pay to the order of LaSalle Bank National Association, as Trustee for the registered holders of Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series 2004-4, without recourse" or in blank, and further showing a complete, unbroken chain of endorsement from the originator (if such originator is other than the related Mortgage Loan Seller); or alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity from the related Mortgage Loan Seller with a copy of such Mortgage Note, and (B) with respect to the Companion Loans, the original Bank of America Center Note A1, the original Dallas Market Center Note A1 and the original Roxborough A Note and copies of the Bank of America Center Companion Note A2, the Bank of America Center Companion Note A3, the Dallas Market Center Companion Note A2 and the Roxborough B Note;

            (ii) an original or a copy of the Mortgage and any intervening assignments that precede the assignment referred to in clause (iv) of this definition, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon;

            (iii) an original or a copy of any related Assignment of Leases (if such item is a document separate from the Mortgage) and of any intervening assignments thereof that precede the assignment referred to in clause (v) of this definition, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon;

            (iv) subject to the provisos at the end of this paragraph, an original executed assignment of the Mortgage, in favor of LaSalle Bank National Association, as Trustee for the registered holders of Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series 2004-4 or in blank, in recordable form (except for any missing recording information with respect to such Mortgage) and in the case of each Whole Loan, also to LaSalle Bank National Association in its capacity as "lead lender" on behalf of the holders of the related Companion Loans, provided that, if the related Mortgage has not been returned from the applicable public recording office, such assignment of Mortgage may exclude the information to be provided by the recording office, and provided, further, if the related Mortgage has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the Master Servicer shall take all actions as are necessary to cause the Trustee to be shown as, and the Trustee shall take all actions necessary to confirm that it is shown as, the owner of the related Mortgage on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS;

            (v) an original executed assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in favor of LaSalle Bank National Association, as Trustee for the registered holders of Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series 2004-4 or in blank, in recordable form (except for any missing recording information with respect to such Assignment of Leases) and in the case of each Whole Loan, also to LaSalle Bank National Association in its capacity as "lead lender" or on behalf of the holders of the related Companion Loan, provided that if the related Mortgage has been recorded in the name of MERS or its designee, no assignment of Assignment of Leases in favor of the Trustee will be required to be prepared or delivered and instead, the Master Servicer shall take all actions as are necessary to cause the Trustee to be shown as, and the Trustee shall take all actions necessary to confirm that it is shown as, the owner of the related Mortgage on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS;

            (vi) originals or copies of any written assumption, modification, written assurance and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified or assumed is a recordable document;

            (vii) the original or a copy of the policy of lender's title insurance or, if such policy has not yet been issued, a "marked-up" pro forma title policy or commitment for title insurance marked as binding and countersigned by the issuer or its authorized agent either on its face or by an acknowledged closing instruction or escrow letter;

            (viii) filed copies of any prior UCC Financing Statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the related Mortgage Loan Seller had possession of such UCC Financing Statements prior to the Closing Date) and, in connection with such UCC Financing Statements, an original UCC-2 or UCC-3, as appropriate, in favor of LaSalle Bank National Association, as Trustee for the registered holders of Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series 2004-4 or in blank, in a form that is complete and suitable for filing or recording, and sufficient to assign to the Trustee the security interest held by the originator of the Mortgage Loan or its assignee; provided, if the related Mortgage Loan has been recorded in the name of MERS or its designee, no UCC Financing Statement in favor of the Trustee will be required to be prepared or delivered and instead, the Master Servicer shall take all actions as are necessary to cause the Trustee to be shown as, and the Trustee shall take all actions necessary to confirm that it is shown as, the owner of the related Mortgage on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS;

            (ix) the original or a copy of any environmental indemnity agreement relating solely to such Mortgage Loan;

            (x) the original or a copy of any power of attorney, guaranty, loan agreement, Ground Lease and/or Ground Lease estoppels relating to such Mortgage Loan;

            (xi) any original documents (including any security agreement(s) relating to, evidencing or constituting Additional Collateral and, if applicable, the originals or copies of any intervening assignments thereof;

            (xii) the original or a copy of any intercreditor agreement, co-lender agreement, agreement among noteholders or similar agreement relating to such Mortgage Loan and a copy of any Letter of Credit;

            (xiii) with respect to hospitality properties, a copy of the franchise agreement, an original copy of the comfort letter and any transfer documents with respect to such comfort letter, if any; and

            (xiv) a list attached to each Mortgage File indicating the documents to be included in each such Mortgage File (the "Mortgage Loan Checklist") which list may be modified within 180 days by the Mortgage Loan Seller after the Closing Date to correct any errors in accordance with Section 2.02(e);

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or by a Custodian on its behalf such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received; provided, further, however, that on the Closing Date, with respect to item (iv), the Depositor has delivered to the Trustee a copy of such assignment of Mortgage in blank and has caused the Master Servicer to retain the completed assignment of Mortgage for recording as described below, unless such Mortgage has been recorded in the name of MERS or its designee.

            "Mortgage Loan": Each of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 and from time to time held in the Trust Fund. As used herein, the term "Mortgage Loan" includes the related Mortgage Note, Mortgage and other security documents contained in the related Mortgage File.

            "Mortgage Loan Checklist": As defined in the definition of Mortgage File.

            "Mortgage Loan Purchase and Sale Agreements": The Mortgage Loan Purchase and Sale Agreement dated as of October 12, 2004 between Bank of America and the Depositor and the Mortgage Loan Purchase and Sale Agreement dated as of October 12, 2004 between BSCM and the Depositor.

            "Mortgage Loan Schedule": The list of Mortgage Loans transferred on the Closing Date to the Trustee as part of the Trust Fund, which list is attached hereto as Schedule I and may be amended from time to time in accordance with Section 2.03(f). The Mortgage Loan Schedule shall set forth, among other things, the following information with respect to each Mortgage Loan:

            (i) the loan number, the control number and the trust mortgage loan identification number;

            (ii) the street address or addresses (including city, state and zip code) of the related Mortgaged Property.

            (iii) (a) the Mortgage Rate in effect as of the Cut-off Date and (b) whether the Mortgage Loan accrues interest on the basis of the actual number of days elapsed in the relevant month of accrual and a 360-day year (an "Actual/360 Basis") or on the basis of a 360-day year consisting of twelve 30-day months (a "30/360 Basis");

            (iv) the original principal balance;

            (v) the Cut-off Date Balance;

            (vi) the (A) remaining term to stated maturity and (B) Stated Maturity Date;

            (vii) the Due Date;

            (viii) the amount of the Monthly Payment due on the first Due Date following the Cut-off Date (other than with respect to Mortgage Loans that are interest-only for some or all of their respective loan terms then in such case the amortizing debt service);

            (ix) the Administrative Fee Rate (inclusive of the Master Servicer Fee Rate, the Trustee Fee Rate, and the Primary Servicing Fee Rate);

            (x) the Primary Servicing Fee Rate;

            (xi) the Master Servicing Fee Rate;

            (xii) whether the Mortgagor's interest in the related Mortgaged Property is or includes a Ground Lease;

            (xiii) whether the Mortgage Loan is a Cross-Collateralized Mortgage Loan and, if so, a reference to the other Mortgage Loans that are cross collateralized with such Mortgage Loan;

            (xiv) the original amortization term;

            (xv) whether the Mortgage Loan is an ARD Loan;

            (xvi) the applicable grace period; and

            (xvii) the Loan Group to which such Mortgage Loan belongs.

            The Mortgage Loan Schedule shall also set forth the aggregate Cut-off Date Balance for all of the Mortgage Loans. Such list may be in the form of more than one list, collectively setting forth all of the information required.

            "Mortgage Loan Sellers": Bank of America and its successors and assigns and BSCM and its successors and assigns.

            "Mortgage Note": The original executed note evidencing the indebtedness of a Mortgagor under a Loan, together with any rider, addendum or amendment thereto.

            "Mortgage Pool": Collectively, all of the Mortgage Loans and any successor REO Loans. The Mortgage Pool does not include the Bank of America Center Companion Note A2, the Bank of America Center Companion Note A3, the Dallas Market Center Companion Note A2, the Roxborough B Note or any REO Loan related to any of them.

            "Mortgage Rate": With respect to (i) any Loan on or prior to its Stated Maturity Date, the annualized rate at which interest is scheduled (in the absence of a default) to accrue on such Loan from time to time in accordance with the terms of the related Mortgage Note (as such may be modified at any time following the Closing Date) and applicable law, (ii) any Loan after its Stated Maturity Date, the annualized rate described in clause (i) above determined without regard to the passage of such Stated Maturity Date, and (iii) any REO Loan, the annualized rate described in clause (i) or (ii) above, as applicable, determined as if the related Loan had remained outstanding.

            "Mortgaged Property": Individually and collectively, as the context may require, each real property (together with all improvements and fixtures thereon) subject to the lien of a Mortgage and constituting collateral for a Loan. With respect to any Cross-Collateralized Mortgage Loan, as the context may require, "Mortgaged Property" may mean, collectively, all the Mortgaged Properties securing such Cross-Collateralized Mortgage Loan.

            "Mortgagor": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note.

            "Net Aggregate Prepayment Interest Shortfall": With respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments during the related Collection Period, exceeds (b) the amount of the Compensating Interest Payment remitted by the Master Servicer pursuant to Section 3.19(e) on the Master Servicer Remittance Date related to such Distribution Date.

            "Net Assumption Fee": As defined in Section 3.08.

            "Net Assumption Application Fee": As defined in Section 3.08.

            "Net Cash Flow": With respect to any Mortgaged Property, the total operating revenues derived from such Mortgaged Property, minus the total fixed and variable operating expenses, capital expenditures such as reserves, tenant improvements and leasing commissions, incurred in respect of such Mortgaged Property (subject to adjustments for, among other things, (i) non cash items such as depreciation and amortization, and (ii) debt service on loans secured by the Mortgaged Property).

            "Net Default Charges": With respect to any Loan or REO Loan, the Default Charges referred to in clause fifth of Section 3.27(a) and Section 3.27(c), which are payable to the Master Servicer as Additional Master Servicing Compensation or the Special Servicer as Additional Special Servicing Compensation.

            "Net Investment Earnings": With respect to any Investment Account for any Collection Period, the amount, if any, by which the aggregate of all interest and other income realized during such Collection Period on funds held in such Investment Account, exceeds the aggregate of all losses and investment costs, if any, incurred during such Collection Period in connection with the investment of such funds in accordance with Section 3.06.

            "Net Investment Loss": With respect to any Investment Account for any Collection Period, the amount by which the aggregate of all losses and investment costs, if any, incurred during such Collection Period in connection with the investment of funds held in such Investment Account in accordance with
Section 3.06, exceeds the aggregate of all interest and other income realized during such Collection Period on such funds, but Net Investment Loss shall not include any loss with respect to such investment that is incurred solely as a result of the insolvency of the federally or state chartered depository institution or trust company that holds such Investment Account so long as such depository institution or trust company satisfied the qualifications set forth in the definition of Eligible Account at the time such investment was made and so long as such depository institution or trust company is not an Affiliate of either the Master Servicer or the Special Servicer.

            "Net Liquidation Proceeds": The excess, if any, of all Liquidation Proceeds received with respect to any Specially Serviced Loan or REO Property, over the amount of all Liquidation Expenses incurred with respect thereto and all related Servicing Advances reimbursable therefrom.

            "Net Modification Fee": As defined in Section 3.20(h).

            "Net Modification Application Fee": As defined in Section 3.20(h).

            "Net Mortgage Rate": With respect to any Majority Mortgage Loan, the BC Component Mortgage Loan Senior Component, the DM Component Mortgage Loan Senior Component or any related REO Loan, as of any date of determination, a rate per annum equal to the related Mortgage Rate then in effect, or in the case of the BC Component Mortgage Loan Senior Component, a per annum rate equal to 4.867344868105510%, or in the case of the DM Component Mortgage Loan Senior Component, a per annum rate equal to 6.09664971588390%, in each case minus the related Administrative Fee Rate. With respect to any Companion Loan or successor REO Loan as of any date of determination a per annum rate equal to the Mortgage Rate then in effect minus the related Administrative Fee Rate. With respect to the BC Component Mortgage Loan Subordinate Component and each of the DM Component Mortgage Loan Subordinate Components, the Net Mortgage Rate set forth for such Component Mortgage Loan Subordinate Component in the table below. For purposes of calculating the Pass-Through Rate for each Class of Certificates (other than the Residual Certificates) from time to time, the Net Mortgage Rate for any Mortgage Loan will be calculated without regard to any modification, waiver or amendment of the terms of such Mortgage Loan subsequent to the Closing Date.

          BC Component Mortgage
        Loan Subordinate Component         Net Mortgage Rate
        --------------------------         -----------------
                    BC                           5.9000%

          DM Component Mortgage
        Loan Subordinate Component         Net Mortgage Rate
        --------------------------         -----------------
                   DM-A                          5.1490%
                   DM-B                          5.2450%
                   DM-C                          5.4360%
                   DM-D                          5.5790%
                   DM-E                          5.9600%
                   DM-F                          6.1980%
                   DM-G                          6.4840%

            "Net Operating Income": With respect to any Mortgaged Property, the total operating revenues derived from such Mortgaged Property for a specified period, minus the total fixed and variable operating expenses incurred in respect of such Mortgaged Property (subject to adjustments for, and excluding, among other things, (i) non-cash items such as depreciation and amortization,
(ii) capital expenditures (inclusive of replacement reserves) and (iii) debt service on loans secured by the Mortgaged Property).

            "New Lease": Any lease of REO Property entered into at the direction of the Special Servicer on behalf of the Trust (and any related Companion Loan Noteholder, to the extent of its interest), including any lease renewed, modified or extended on behalf of the Trust, if the Trust has the right to renegotiate the terms of such lease.

            "Non-Partitioned Loans": Each Mortgage Loan, other than the BC Component Mortgage Loan and the DM Component Mortgage Loan.

            "Non-Registered Certificate": Unless and until registered under the Securities Act, any Class A-1A, Class XC, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class BC, Class DM-A, Class DM-B, Class DM-C, Class DM-D, Class DM-E, Class DM-F, Class DM-G, Class R-I and Class R-II Certificate.

            "Non-U.S. Person": Any person other than a U.S. Person.

            "Nonrecoverable Advance": Any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance.

            "Nonrecoverable P&I Advance": As evidenced by the Officer's Certificate and supporting documentation contemplated by Section 4.03(c), any P&I Advance previously made or to be made in respect of any Loan or any REO Loan that, as determined by the Master Servicer or, if applicable, the Trustee in its reasonable, good faith judgment, based on at least an Appraisal conducted within the 12 months preceding any such determination, will not be ultimately recoverable from Default Charges, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or any other recovery on or in respect of such Loan.

            "Nonrecoverable Servicing Advance": Any Servicing Advance made or proposed to be made in respect of a Loan or REO Property that, as determined by the Master Servicer or, if applicable, the Special Servicer, the Trustee or the Fiscal Agent in its reasonable and good faith judgment, will not be recoverable (together with Advance Interest accrued thereon), or that in fact was not ultimately recovered, from Default Charges, Insurance Proceeds, Liquidation Proceeds or any other recovery on or in respect of such Loan or REO Property (without giving effect to potential recoveries on deficiency judgments or recoveries from guarantors).

            "Officer's Certificate": A certificate signed by a Servicing Officer of the Master Servicer or the Special Servicer, a Responsible Officer of the Trustee or any authorized officer of either Mortgage Loan Seller, as the case may be.

            "Operating Advisor": With respect to any Whole Loan, the advisor elected pursuant to Section 3.29 .

            "Opinion of Counsel": A written opinion of counsel (who must, in connection with any opinion rendered pursuant hereto with respect to tax matters or a resignation under Section 6.04, be Independent counsel, but who otherwise may be salaried counsel for the Depositor, the Trustee, the Fiscal Agent, the REMIC Administrator, the Master Servicer or the Special Servicer), which written opinion is acceptable and delivered to the addressee(s).

            "Option Holder": As defined in Section 3.18(c).

            "Option Price": As defined in Section 3.18(c).

            "OTS": The Office of Thrift Supervision or any successor thereto.

            "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            "P&I Advance": As to any Loan or REO Loan, any advance made by the Master Servicer, the Trustee or the Fiscal Agent pursuant to Section 4.03.

            "Pass-Through Rate": With respect to any Class of Sequential Pay Certificates, the rate per annum specified as such in respect of such Class of Certificates in the Preliminary Statement hereto. With respect to the Class XC, Class XP Certificates, for any Distribution Date, the Class XC Pass-Through Rate and Class XP Pass-Through Rate, respectively. With respect to the Class BC Certificates, for any Distribution Date, the related Class BC Pass-Through Rate. With respect to any Class of Class DM Certificates, for any Distribution Date, the related Class DM Pass-Through Rate.

            "Past Grace Period Loan": With respect to any Master Servicer Remittance Date, any Loan having any Monthly Payment remaining unpaid past its Due Date and past any applicable grace period for such Monthly Payment as of the Determination Date on the same calendar month.

            "Payment Priority": With respect to any Class of Certificates (other than the Class BC Certificates or the Class DM Certificates), the priority of the Holders thereof in respect of the Holders of the other Classes of Certificates to receive distributions out of the Available Distribution Amount for any Distribution Date. The Payment Priority of the respective Classes of Certificates shall be, in descending order, as follows: first, the respective Classes of Senior Certificates; second, the Class B Certificates; third, the Class C Certificates; fourth, the Class D Certificates; fifth, the Class E Certificates; sixth, the Class F Certificates; seventh, the Class G Certificates; eighth, the Class H Certificates; ninth, the Class J Certificates; tenth, the Class K Certificates; eleventh, the Class L Certificates; twelfth, the Class M Certificates; thirteenth, the Class N Certificates; fourteenth, the Class O Certificates; fifteenth, the Class P Certificates; and last, the respective Classes of Residual Certificates.

            "Percentage Interest": With respect to any REMIC II Regular Certificate, Class BC Certificate or Class DM Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or Certificate Notional Amount, as the case may be, of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Initial Class Principal Balance or Initial Class Notional Amount, as the case may be, of the relevant Class. With respect to a Residual Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

            "Performance Certification": As defined in Section 8.13(c).

            "Performing Loan": As of any date of determination, any Loan as to which no Servicing Transfer Event then exists.

            "Performing Party": As defined in Section 8.13(c).

            "Permitted Investments": Any one or more of the following obligations:

            (a) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

            (b) repurchase obligations with respect to any security described in clause (a) above, provided that the long-term unsecured debt obligations of the party agreeing to repurchase such obligations are rated "AA+" by Fitch and "AAA" by S&P;

            (c) federal funds, uncertificated certificates of deposit, time deposits and bankers' acceptances (having original maturities of not more than 365 days) of any bank or trust company organized under the laws of the United States or any state, provided that the short-term unsecured debt obligations of such bank or trust company are rated no less than "F-1+" by Fitch and "A-1+" by S&P;

            (d) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof rated no less than "F-1+" by Fitch, and "A-1+" by S&P;

            (e) units of money market funds that maintain a constant asset value and that are rated in the highest applicable rating category by each of S&P (i.e., "AAAm" or "AAAmG") and Fitch (or if not rated by Fitch a confirmation from Fitch that such money market fund is acceptable); and

            (f) any other obligation or security that would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by any of the Rating Agencies to any Class of Certificates, evidence of which shall be confirmed in writing by each Rating Agency to the Trustee;

provided that no investment described hereunder shall evidence either the right to receive (a) only interest with respect to such investment or (b) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity; and provided, further, that each investment described hereunder shall, by its terms, have a predetermined fixed amount of principal due at maturity (that cannot vary or change) and either a fixed interest rate or variable interest rate tied to a single interest rate index plus a single fixed spread; and provided, further, that each investment described hereunder shall be a "cash flow investment", as defined in the REMIC Provisions; and provided, further, that no investment described hereunder shall have a maturity in excess of one year; and provided, further, that no investment described hereunder shall be liquidated prior to its maturity date; and provided, further, that no investment described hereunder may have an "r" highlighter or other comparable qualifier attached to its rating.

            "Permitted Mezzanine Loan Holder": With respect to the Evergreen Portfolio B Mezzanine Loan or the Bank of America Center Mezzanine Loans, any "qualified transferee" with respect to which each Rating Agency has confirmed in writing that the holding of the related Mezzanine Loan by such Person would not cause a qualification, downgrade or withdrawal of any of such Rating Agency's then-current ratings on the Certificates or that otherwise meets the qualifications set forth in the related Mezzanine Intercreditor Agreement to be a "qualified transferee".

            "Permitted Transferee": Any Transferee of a Residual Certificate other than any of a Plan or a Person acting on behalf of or using the assets of a Plan, a Disqualified Organization, a Disqualified Non-U.S. Person or a U.S. Person with respect to whom income on a Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person or any nominee, agent or middleman of any of the above.

            "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or any agency or political subdivision thereof.

            "Phase I Environmental Assessment": A "Phase I assessment" or, in the case of any Loan having an initial principal balance under $1,000,000, a transaction screen, as described in, and meeting the criteria of the American Society for Testing and Materials.

            "Plan": As defined in Section 5.02(c).

            "Pool REO Account": A segregated custodial account or accounts created and maintained by the Special Servicer pursuant to Section 3.16(b) on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "Midland Loan Services, Inc., as Special Servicer, for the benefit of LaSalle Bank National Association, as Trustee, in trust for registered Holders of Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series 2004-4, REO Account". Any such account or accounts shall be an Eligible Account.

            "Post CAP Loan": Either the BC Component Mortgage Loan following the occurrence and during the continuance of a BC Control Appraisal Period or the DM Component Mortgage Loan following the occurrence and during the continuance of a DM Control Appraisal Period.

            "Prepayment Assumption": The assumption that no Mortgage Loan (other than an ARD Loan) is prepaid prior to its Stated Maturity Date and that no ARD Loan is prepaid prior to, but each is paid in its entirety on, its Anticipated Repayment Date, such assumption to be used for determining the accrual of original issue discount, market discount and premium, if any, on the Mortgage Loans, the Component Mortgage Loan REMIC Senior Regular Interests, the REMIC I Regular Interests and the REMIC II Regular Certificates, the Class BC Certificates and the Class DM Certificates for federal income tax purposes.

            "Prepayment Interest Excess": With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part made on or prior to the Determination Date in any calendar month but after such Mortgage Loan's Due Date, any payment of interest (net of related Master Servicing Fees and Excess Interest and exclusive of Prepayment Premiums) actually collected from the related Mortgagor from and after such Due Date.

            "Prepayment Interest Shortfall": With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part made after the Determination Date in any calendar month, the amount of uncollected interest (determined without regard to any Prepayment Premium that may have been collected and exclusive of, in the case of an ARD Loan after its Anticipated Repayment Date, Excess Interest) that would have accrued at a per annum rate equal to the sum of the Net Mortgage Rate for such Mortgage Loan plus the Trustee Fee Rate, on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the last day of such calendar month, inclusive. A Prepayment Interest Shortfall in respect of the BC Component Mortgage Loan or the DM Component Mortgage Loan shall be allocated as set forth in the definition of "Distributable Certificate Interest".

            "Prepayment Premium": Any premium, penalty or fee paid or payable, as the context requires, by a Mortgagor in connection with a Principal Prepayment on, or other early collection of principal of, a Loan or any successor REO Loan.

            "Primary Servicing Fee": With respect to each Mortgage Loan that is subject to a Sub-Servicing Agreement as of the Closing Date, the monthly fee payable to the Sub-Servicer by the Master Servicer from the Master Servicing Fee, which monthly fee accrues at the Primary Servicing Fee Rate.

            "Primary Servicing Fee Rate": With respect to each Mortgage Loan that is subject to a Sub-Servicing Agreement as of the Closing Date, the rate per annum specified as such in the Mortgage Loan Schedule.

            "Primary Servicing Office": With respect to the Master Servicer, the office thereof primarily responsible for performing its respective duties under this Agreement, initially located in Charlotte, North Carolina, and, with respect to the Special Servicer, the office thereof primarily responsible for performing its respective duties under this Agreement, initially located in Kansas.

            "Principal Distribution Amount": With respect to any Distribution Date and in respect of any Mortgage Loan, the aggregate of the Current Principal Distribution Amount for such Distribution Date and, if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Principal Distribution Amount for the preceding Distribution Date, over the aggregate distributions of principal made on the Sequential Pay Certificates on the preceding Distribution Date; provided that the Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts plus interest on such Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided, that if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

            "Principal Pay Certificates": Collectively, the Sequential Pay Certificates, the Class BC Certificates and the Class DM Certificates.

            "Principal Prepayment": Any voluntary payment of principal made by the Mortgagor on a Loan that is received in advance of its scheduled Due Date and that is not accompanied by an amount of interest (without regard to any Prepayment Premium that may have been collected) representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            "Prohibited Actions": As defined in Section 3.21(f).

            "Prospectus Supplement": That certain prospectus supplement dated September 30, 2004, relating to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class XP, Class B, Class C and Class D Certificates, that is a supplement to the Base Prospectus.

            "Purchase Option": As defined in Section 3.18(c).

            "Purchase Price": With respect to any Mortgage Loan, a price equal to the unpaid principal balance of the Mortgage Loan (including any Subordinate Components thereof) as of the date of purchase, together with (a) all accrued and unpaid interest (excluding, in the case of an ARD Loan after its Anticipated Repayment Date, Excess Interest) on the Mortgage Loan at the related Mortgage Rate up to but not including the Due Date in the Collection Period of purchase,
(b) all related unreimbursed Master Servicing Fees, Special Servicing Fees, Trustee Fees and Servicing Advances that are unreimbursed from related collections on such Mortgage Loan, (c) all accrued and unpaid Advance Interest in respect of related Advances, (d) any Additional Trust Fund Expenses in respect of such Mortgage Loan (including any Additional Trust Fund Expenses previously reimbursed or paid by the Trust Fund but not so reimbursed by the related Mortgagor or other party or from Insurance Proceeds or Condemnation Proceeds or otherwise), (e) Liquidation Fees (if any) payable in connection with a purchase of a Mortgage Loan and (f) any cost, fees and expenses of enforcement (including attorneys fees) of a repurchase obligation pursuant to Section 2.03(h). With respect to any REO Property, a price equal to the unpaid principal balance of the related REO Loan as of the date of purchase, together with (a) all accrued and unpaid interest (excluding, in the case of an ARD Loan after its Anticipated Repayment Date, Excess Interest) on such REO Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period of purchase, (b) all related unreimbursed Servicing Advances, (c) all accrued and unpaid Advance Interest in respect of related Advances, (d) any Additional Trust Fund Expenses in respect of such REO Property (including any Additional Trust Fund Expenses previously reimbursed or paid by the Trust Fund but not so reimbursed by the related Mortgagor or other party or from Insurance Proceeds or Condemnation Proceeds or otherwise), (e) Liquidation Fees (if any) payable in connection with a purchase of a Mortgage Loan and (f) any cost, fees and expenses of enforcement (including attorneys fees) of a repurchase obligation pursuant to Section 2.03. The Purchase Price of any Mortgage Loan or REO Property is intended to include, without limitation, principal and interest previously advanced with respect thereto and not previously reimbursed.

            "Qualified Appraiser": In connection with the appraisal of any Loan, Mortgaged Property or REO Property, an Independent MAI-designated appraiser with at least five years of experience in respect of the relevant geographic location and property type.

            "Qualified Bidder": As defined in Section 7.01(d).

            "Qualified Institutional Buyer": As defined in Section 5.02(b).

            "Qualified Insurer": An insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction.

            "Qualifying Substitute Mortgage Loan": In connection with the replacement of a Defective Mortgage Loan as contemplated by Section 2.03, any other mortgage loan that, on the date of substitution, (i) has a principal balance, after deduction of the principal portion of any unpaid Monthly Payment due on or before the date of substitution, not in excess of the Stated Principal Balance of the Defective Mortgage Loan; (ii) is accruing interest at a fixed rate of interest at least equal to that of the Defective Mortgage Loan; (iii) has the same Due Date as, and a grace period for delinquent Monthly Payments that is no longer than, the Due Date and grace period, respectively, of the Defective Mortgage Loan; (iv) is accruing interest on the same basis as the Defective Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) has a remaining term to stated maturity not greater than, and not more than two years less than, that of the Defective Mortgage Loan; (vi) has a then current loan-to-value ratio not higher than, and a then current debt service coverage ratio not lower than, the loan-to-value ratio and debt service coverage ratio, respectively, of the Defective Mortgage Loan as of the Closing Date; (vii) has comparable prepayment restrictions to those of the Defective Mortgage Loan, (viii) will comply (except in a manner that would not be adverse to the interests of the Certificateholders (as a collective whole) in or with respect to such mortgage loan), as of the date of substitution, with all of the representations relating to the Defective Mortgage Loan set forth in or made pursuant to the related Mortgage Loan Purchase and Sale Agreement; (ix) has a Phase I Environmental Assessment and a property condition report relating to the related Mortgaged Property in its Servicing File, which Phase I Environmental Assessment will evidence that there is no material adverse environmental condition or circumstance at the related Mortgaged Property for which further remedial action may be required under applicable law, and which property condition report will evidence that the related Mortgaged Property is in good condition with no material damage or deferred maintenance; and (x) constitutes a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; provided, however, that if more than one mortgage loan is to be substituted for any Defective Mortgage Loan, then all such proposed Replacement Mortgage Loans shall, in the aggregate, satisfy the requirement specified in clause (i) of this definition and each such proposed Replacement Mortgage Loan shall, individually, satisfy each of the requirements specified in clauses (ii) through (x) of this definition; and provided, further, that no mortgage loan shall be substituted for a Defective Mortgage Loan unless (x) such prospective Replacement Mortgage Loan shall be acceptable to the Directing Certificateholder (or, if there is no Directing Certificateholder then serving, to the Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling Class), in its (or their) sole discretion, and (y) each Rating Agency shall have confirmed in writing to the Trustee that such substitution will not in and of itself result in an Adverse Rating Event with respect to any Class of Rated Certificates (such written confirmation to be obtained by, and at the expense of, the related Mortgage Loan Seller effecting the substitution).

            "Rated Certificate": Any of the Certificates to which a rating has been assigned by either Rating Agency at the request of the Depositor.

            "Rated Final Distribution Date": As to each Class of Certificates, other than the Class BC Certificates and the Class DM Certificates, the Distribution Date in July 2042. As to the Class DM Certificates, the Distribution Date in March 2035. The Class BC Certificates do not have a Rated Final Distribution Date.

            "Rating Agency": Each of Fitch and S&P.

            "Realized Loss": With respect to each Defaulted Loan (other than the Roxborough B Note) as to which a Final Recovery Determination has been made, or with respect to any related REO Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to (i) the unpaid principal balance of such Loan or REO Loan, as the case may be, as of the Due Date related to the Collection Period in which the Final Recovery Determination was made, plus (ii) all accrued but unpaid interest on such Loan or REO Loan, as the case may be, at the related Mortgage Rate to but not including the Due Date related to the Collection Period in which the Final Recovery Determination was made, plus (iii) any related unreimbursed Servicing Advances as of the commencement of the Collection Period in which the Final Recovery Determination was made, together with any new related Servicing Advances made during such Collection Period, minus (iv) all payments and proceeds, if any, received in respect of such Collection Period related to the Loan or REO Loan, as the case may be, during the Collection Period in which such Final Recovery Determination was made (net of any related Liquidation Expenses paid therefrom).

            With respect to any Loan (other than the Roxborough B Note) as to which any portion of the outstanding principal or accrued interest owed thereunder was forgiven in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to
Section 3.20, the amount of such principal or past due interest (other than any Default Interest) so forgiven.

            With respect to any Loan (other than the Roxborough B Note) as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to
Section 3.20, the amount of the consequent reduction, if any, in the interest portion of each successive Monthly Payment due thereon. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

            "Record Date": With respect to each Class of Certificates, for any Distribution Date, the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs.

            "Registered Certificates": Any Certificate that has been registered under the Securities Act.

            "Regulation S": Regulation S under the Securities Act.

            "Regulation S Certificate": A certificate in the form of Exhibit M attached hereto.

            "Regulation S Global Certificate": A global certificate representing interests in a Class of Certificates as provided in Section 5.03(g), initially sold in offshore transactions in reliance on Regulation S in fully registered form without interest coupons.

            "Reimbursement Rate": The rate per annum applicable to the accrual of Advance Interest, which rate per annum shall be equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. If The Wall Street Journal ceases to publish such "prime rate", then the Trustee, in its sole discretion, shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi governmental body, then the Trustee shall select a comparable interest rate index. In either case, such selection shall be made by the Trustee in its sole discretion and the Trustee shall notify the Master Servicer and the Special Servicer in writing of its selection.

            "Release Date": The 40th day after the later of (i) the commencement of the offering of the Certificates and (ii) the Closing Date.

            "REMIC": A "real estate mortgage investment conduit" as defined in
Section 860D of the Code.

            "REMIC Administrator": LaSalle Bank National Association, its successor in interest, or any successor REMIC administrator appointed as herein provided.

            "REMIC I": A segregated pool of assets subject hereto and to be administered hereunder, with respect to which a REMIC election is to be made, consisting of: (i) the Majority Mortgage Loans (other than Excess Interest) as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans received or receivable after the Cut-off Date (other than payments of principal, interest and other amounts due and payable on the Mortgage Loans on or before the Cut-off Date), together with all documents, Escrow Payments and Reserve Funds delivered or caused to be delivered hereunder by the Mortgage Loan Sellers with respect to such Mortgage Loans, (ii) the BC Component Mortgage Loan REMIC Senior Regular Interest and the DM Component Mortgage Loan REMIC Senior Regular Interest; (iii) any REO Property acquired in respect of a Majority Mortgage Loan and all payments and proceeds of such REO Property; (iv) the rights of the Depositor under Sections 2, 3, 4, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21 and 22 of the Mortgage Loan Purchase and Sale Agreements with respect to such Mortgage Loans, and (v) such amounts on or with respect to clauses (i), (ii) or (iii) as from time to time are deposited into the Distribution Account, the Certificate Account, the Interest Reserve Account and the REO Account (if established) and the Excess Liquidation Proceeds Account (if established), and in the case of a Whole Loan, to the extent of the Trust's interest in each of the foregoing.

            "REMIC I Distribution Account": The segregated account or accounts created and maintained as a separate trust account or accounts by the Trustee pursuant to Section 3.04, which shall be entitled "LaSalle Bank National Association, as Trustee, in trust for Holders of Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series 2004-4, REMIC I Distribution Account" and which account shall be an Eligible Account and a sub-account of the Distribution Account.

            "REMIC I Principal Balance": The principal amount of any REMIC I Regular Interest outstanding as of any date of determination. As of the Closing Date, the REMIC I Principal Balance of each REMIC I Regular Interest shall equal the initial REMIC I Principal Balance as set forth in the Preliminary Statement hereto. On each Distribution Date, the REMIC I Principal Balance of each REMIC I Regular Interest shall be permanently reduced by all distributions of principal deemed to have been made in respect of such REMIC I Regular Interest on such Distribution Date pursuant to Section 4.01(a), and shall be further permanently reduced on such Distribution Date by all Realized Losses and Additional Trust Fund Expenses deemed to have been allocated thereto on such Distribution Date pursuant to Section 4.04(b).

            "REMIC I Regular Interest": Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a "regular interest" in REMIC I, as described in the Preliminary Statement hereto.

            "REMIC I Remittance Rate": With respect to any REMIC I Regular Interest for any Distribution Date, the Weighted Average Adjusted Net Mortgage Rate.

            "REMIC II": A segregated pool of assets subject hereto and to be administered hereunder, and consisting of all of the REMIC I Regular Interests and amounts distributed thereon as from time to time are held in the REMIC II Distribution Account.

            "REMIC II Certificate": Any Certificate, other than a Class R-I Certificate, Class BC Certificate or Class DM Certificate.

            "REMIC II Distribution Account": The segregated account or accounts created and maintained as a separate trust account or accounts by the Trustee pursuant to Section 3.04, which shall be entitled "LaSalle Bank National Association, as Trustee, in trust for Holders of Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series 2004-4, REMIC II Distribution Account" and which account shall be an Eligible Account and a sub-account of the Distribution Account.

            "REMIC II Regular Certificate": Any REMIC II Certificate, other than a Class R-II Certificate.

            "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final Treasury regulations (or proposed regulations that would apply by reason of their proposed effective date to the extent not inconsistent with temporary or final regulations) and any rulings promulgated thereunder, as the foregoing may be in effect from time to time.

            "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code, which income, subject to the terms and conditions of that Section of the Code in its present form, does not include:

            (a) except as provided in Section 856(d)(4) or (6) of the Code, any amount received or accrued, directly or indirectly, with respect to such REO Property, if the determination of such amount depends in whole or in part on the income or profits derived by any Person from such property (unless such amount is a fixed percentage or percentages of receipts or sales and otherwise constitutes Rents from Real Property);

            (b) any amount received or accrued, directly or indirectly, from any Person if the Trust Fund owns directly or indirectly (including by attribution) a ten percent or greater interest in such Person determined in accordance with Sections 856(d)(2)(B) and (d)(5) of the Code;

            (c) any amount received or accrued, directly or indirectly, with respect to such REO Property if any Person Directly Operates such REO Property;

            (d) any amount charged for services that are not customarily furnished in connection with the rental of property to tenants in buildings of a similar class in the same geographic market as such REO Property within the meaning of Treasury Regulations Section 1.856-4(b)(1) (whether or not such charges are separately stated); and

            (e) rent attributable to personal property unless such personal property is leased under, or in connection with, the lease of such REO Property and, for any taxable year of the Trust Fund, such rent is no greater than 15 percent of the total rent received or accrued under, or in connection with, the lease.

            "REO Account": The Pool REO Account and/or a Whole Loan REO Account, as applicable.

            "REO Acquisition": The acquisition of an REO Property for federal income tax purposes pursuant to Treasury Regulations Section 1.856 6.

            "REO Disposition": The sale or other disposition of the REO Property pursuant to Section 3.18.

            "REO Extension": As defined in Section 3.16(a).

            "REO Loan": The mortgage loan deemed for purposes hereof to be outstanding with respect to each REO Property acquired in respect of any Mortgage Loan or in the case of a Whole Loan, any of the Loans comprising such Whole Loan. Each REO Loan shall be deemed to provide for monthly payments of principal and/or interest equal to its Assumed Monthly Payment and otherwise to have the same terms and conditions as the predecessor Loan. Each REO Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of the predecessor Loan as of the date of the related REO Acquisition. In addition, all Monthly Payments (other than any Balloon Payment), Assumed Monthly Payments (in the case of a Balloon Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of an REO Loan. In addition, Nonrecoverable Advances (including interest on such Nonrecoverable Advances) and Workout-Delayed Reimbursement Amounts with respect to such REO Loan that were reimbursed from collections on the Loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso of the definition of "Principal Distribution Amount", shall be deemed outstanding until recovered or until a Final Recovery Determination is made. All amounts payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee and/or the Fiscal Agent in respect of the related Loan as of the date of the related REO Acquisition, including, without limitation, any unpaid Servicing Fees and any unreimbursed Advances, together with any Advance Interest accrued and payable to the Master Servicer, the Special Servicer, the Trustee and/or the Fiscal Agent in respect of such Advances, shall continue to be payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee and/or the Fiscal Agent as the case may be, in respect of an REO Loan. If the Loans comprising the Bank of America Center Whole Loan become REO Loans, amounts received by the Trust with respect to such REO Loans shall be applied to amounts due and owing in respect of such REO Loans as provided in Section 1(c) of the Bank of America Center Co-Lender Agreement. If the Loans comprising the Dallas Market Center Whole Loan become REO Loans, amounts received by the Trust with respect to such REO Loans shall be applied to amounts due and owing in respect of such REO Loans as provided in Section 1(c) of the Dallas Market Center Co-Lender Agreement. If the Loans comprising the Roxborough Whole Loan become REO Loans, amounts received by the Trust with respect to such REO Loans shall be applied to amounts due and owing in respect of such REO Loans as provided in Section 4 of the Roxborough Co-Lender Agreement. Collections in respect of each REO Loan (exclusive of the amounts to be applied to the payment of, or to be reimbursed to the Master Servicer or the Special Servicer for the payment of, Servicing Fees, Special Servicing Fees, Additional Master Servicing Compensation, Additional Special Servicing Compensation, Liquidation Fees, the costs of operating, managing, selling, leasing and maintaining the related REO Property) shall be treated: first, as a recovery of Nonrecoverable Advances (including interest on such Nonrecoverable Advance) and Workout-Delayed Reimbursed Amounts with respect to such REO Loan, that were reimbursed from collections on the Loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso of the definition of "Principal Distribution Amount"; second, as a recovery of accrued and unpaid interest on such REO Loan at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Collection Period of receipt; third, as a recovery of principal of such REO Loan to the extent of its entire unpaid principal balance; fourth, in accordance with the Servicing Standard of the Master Servicer or the Special Servicer, as applicable, as a recovery of any other amounts due and owing in respect of such REO Loan; fifth, as a recovery of any other amounts deemed to be due and owing in respect of the related REO Loan (other than, in the case of an REO Loan that relates to an ARD Loan after its Anticipated Repayment Date, accrued and unpaid Excess Interest); and sixth, in the case of an REO Loan that relates to an ARD Loan after its Anticipated Repayment Date, as a recovery of any accrued and unpaid Excess Interest on such REO Loan to but not including the date of receipt by or on behalf of the Trust, in that order.

            "REO Property": A Mortgaged Property acquired by the Special Servicer on behalf of the Trustee for the benefit of the Certificateholders (and, in the case of a related Mortgaged Property securing a Whole Loan, for the benefit of the Certificateholders and the related Companion Loan Noteholders, as their interests may appear) pursuant to Section 3.09 through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Loan.

            "REO Revenues": All income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

            "Replacement Mortgage Loan" Any mortgage loan that is substituted by the related Mortgage Loan Seller for a Defective Mortgage Loan as contemplated by Section 2.03.

            "Request for Release": A request for release signed by a Servicing Officer of, as applicable, the Master Servicer or Special Servicer in the form of Exhibit D attached hereto.

            "Request for Review": A request for review signed by a Servicing Officer of, as applicable, the Master Servicer or Special Servicer in the form of Exhibit H attached hereto.

            "Required Appraisal Loan": As defined in Section 3.19(b).

            "Required Claims-Paying Ratings": With respect to any insurance carrier, claims-paying ability ratings at least equal to the following minimum ratings assigned to such carrier by at least one of the other following parties and, in any event, by each Rating Agency that assigned a rating to the claims-paying ability of such insurance carrier: Fitch ("A" or better), S&P ("A" or better) and A.M. Best ("A: VIII" or better) or any insurance carrier backed or guaranteed by an insurer with such required ratings; provided, however, that a rating by A.M. Best shall be disregarded and shall not be applicable as one of the two required ratings except with respect to a fidelity bond or errors and omissions insurance maintained by a Sub-Servicer and then only to the extent in force as of the Closing Date. Notwithstanding the preceding sentence, an insurance carrier with lower or fewer claims-paying ability ratings shall be deemed to have the "Required Claims-Paying Ratings" if the applicable Rating Agency has confirmed in writing that such insurance carrier shall not result, in and of itself, in a downgrading, withdrawal or qualification (if applicable) of the then current rating assigned by such Rating Agency to any Class of Certificates, unless, with respect to policies maintained by borrowers, a higher claims-paying ability rating is required under any of the Loan documents.

            "Reserve Account": The account or accounts created and maintained pursuant to Section 3.03(d).

            "Reserve Funds": With respect to any Loan, any amounts delivered by the related Mortgagor (and not previously disbursed) to be held in escrow by or on behalf of the mortgagee representing reserves for principal and interest payments, repairs, replacements, capital improvements (including, without limitation, tenant improvements and leasing commissions), and/or environmental testing and remediation with respect to the related Mortgaged Property.

            "Residual Certificate": Any Class R-I or Class R-II Certificate.

            "Resolution Extension Period": The 90-day period following the end of the applicable Initial Resolution Period.

            "Responsible Officer": When used with respect to the Trustee, any officer assigned to the Corporate Trust Services Group, any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the Trustee because of such officer's knowledge of and familiarity with the particular subject. When used with respect to any Certificate Registrar (other than the Trustee), any officer or assistant officer thereof.

            "Restricted Period": The 40-day period prescribed by Regulation S commencing on the later of (a) the date upon which the Certificates are first offered to persons other than the managers and any other distributor (as defined in Regulation S) of the Certificates, and (b) the Closing Date.

            "Roxborough A Note": With respect to the Roxborough Mortgage Loan, the related Mortgage Note that is included in the Trust Fund.

            "Roxborough B Note": The Mortgage Note related to the Roxborough Whole Loan that is not included in the Trust, which is subordinated in right of payment to the Roxborough A Note to the extent set forth in the Roxborough Co-Lender Agreement.

            "Roxborough B Noteholder": The holder of the Roxborough B Note.

            "Roxborough Co-Lender Agreement": With respect to the Roxborough Whole Loan, the Agreement Among Noteholders dated as of April 5, 2004 by and between the holder of the Roxborough Mortgage Loan and the Roxborough B Noteholder relating to the relative rights of such holders, as the same may be further amended from time to time in accordance with the terms thereof.

            "Roxborough Mortgage Loan": The Mortgage Loan identified as Loan No. 40284 in the Mortgage Loan Schedule, which, together with the Roxborough B Note, is secured by a Mortgage on the Roxborough Mortgaged Property.

            "Roxborough Mortgaged Property": The property that secures the Roxborough Whole Loan.

            "Roxborough Noteholders": The holder of the Mortgage Note for the Roxborough Mortgage Loan and the Roxborough B Noteholder.

            "Roxborough Whole Loan": The Roxborough Mortgage Loan together with the Roxborough B Note. References herein to the Roxborough Whole Loan shall be construed to refer to the aggregate indebtedness under the Roxborough A Note and the Roxborough B Note.

            "Rule 144A": Rule 144A under the Securities Act.

            "S&P": Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., or its successor in interest. If neither S&P nor any successor remains in existence, "S&P" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer and the REMIC Administrator and specific ratings of Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Sarbanes-Oxley Certification": As defined in Section 8.13(b).

            "Securities Act": The Securities Act of 1933, as amended.

            "Security Agreement": With respect to any Loan, any security agreement, chattel mortgage or similar document or instrument, whether contained in the related Mortgage or executed separately, creating in favor of the holder of such Mortgage a security interest in the personal property constituting security for repayment of such Loan.

                                    "Senior Certificate": Any Class A-1, Class
A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-1A, Class XC and Class XP Certificate.

            "Senior Principal Distribution Cross Over Date": The first Distribution Date as of which the aggregate Class Principal Balance of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates and Class A-1A Certificates outstanding immediately prior to such Distribution Date exceeds the sum of (a) the aggregate Stated Principal Balance of the Mortgage Pool (less the BC Component Mortgage Loan Subordinate Balance and the aggregate DM Component Mortgage Loan Subordinate Component Balance of the DM Component Mortgage Loan Subordinate Components) that will be outstanding immediately following such Distribution Date, plus (b) the lesser of (i) the Principal Distribution Amount for such Distribution Date and (ii) the portion of the Available Distribution Amount for such Distribution Date that will remain after the distributions of interest to be made on the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates and Class A-1A Certificates on such Distribution Date have been so made.

            "Sequential Pay Certificate": Any Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O or Class P Certificate.

            "Servicer Reports": Each of the (i) CMSA Delinquent Loan Status Report, (ii) CMSA REO Status Report, (iii) CMSA Historical Loan Modification and Corrected Mortgage Loan Report, (iv) CMSA Historical Liquidation Report, (v) CMSA Comparative Financial Status Report, (vi) CMSA Servicer Watch List Report,
(vii) CMSA NOI Adjustment Worksheet, (viii) CMSA Operating Statement Analysis Report, (ix) CMSA Loan Level Reserve-LOC Report, (x) CMSA Loan Periodic Update File, (xi) CMSA Property File and (xii) CMSA Financial File.

            "Servicing Account": The account or accounts created and maintained pursuant to Section 3.04(a).

            "Servicing Advances": Subject to Section 3.19(d) and with respect to any Loan, all customary, reasonable and necessary "out-of-pocket" costs and expenses incurred or to be incurred, as the context requires, by the Master Servicer or, with respect to the Specially Serviced Loans, by the Master Servicer at the direction of the Special Servicer or by the Special Servicer (or, if applicable, the Trustee or Fiscal Agent) in connection with the servicing of a Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, including, but not limited to, the cost of (a) compliance with the obligations of the Master Servicer set forth in Sections 3.03(c) and 3.09, (b) the preservation, insurance, restoration, protection and management of a Mortgaged Property, (c) obtaining any Liquidation Proceeds or Insurance Proceeds in respect of any Loan or REO Property, (d) any enforcement or judicial proceedings with respect to a Mortgaged Property, including, without limitation, foreclosures, and (e) the operation, management, maintenance and liquidation of any REO Property; provided that notwithstanding anything herein to the contrary, "Servicing Advances" shall not include allocable overhead of the Master Servicer or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, or costs incurred by either such party in connection with its purchase of any Loan or REO Property pursuant to any provision of this Agreement. All Emergency Advances made by the Master Servicer at the direction of the Special Servicer hereunder shall be considered "Servicing Advances" for the purposes hereof.

            "Servicing Fees": With respect to each Loan and REO Loan, the Master Servicing Fee and the Special Servicing Fee.

            "Servicing File": Any documents (other than documents required to be part of the related Mortgage File), including, without limitation, the related Phase I Environmental Site Assessment and any related environmental insurance or endorsement, in the possession of the Master Servicer or the Special Servicer and relating to the origination and servicing of any Mortgage Loan or the administration of any REO Property.

            "Servicing Officer": Any officer or authorized signatory of the Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of Loans, whose name and specimen signature appear on a list of such officers and authorized signatories furnished by such party to the Trustee and the Depositor on the Closing Date, as such list may be amended from time to time thereafter.

            "Servicing Released Bid": As defined in Section 7.01(d).

            "Servicing Retained Bid": As defined in Section 7.01(d).

            "Servicing Return Date": With respect to any Corrected Loan, the date that servicing thereof is returned by the Special Servicer to the Master Servicer pursuant to Section 3.21(a).

            "Servicing Standard": With respect to each of the Master Servicer and the Special Servicer subject to applicable law and the express terms of the relevant Loans and in the case of a Whole Loan, the related Co-Lender Agreement, to service and administer the Loans and any REO Properties for which such Person is responsible hereunder: (a) with the same care, skill, prudence and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible hereunder; (b) with a view to the timely collection of all scheduled payments of principal and interest under the Loans, the full collection of all Prepayment Premiums that may become payable under the Loans and, in the case of the Special Servicer, if a Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments (including payments of Prepayment Premiums), the maximization of the recovery on such Loan to the Certificateholders, and, in the case of a Whole Loan, on behalf of the related Companion Loan Noteholders as a collective whole, on a net present value basis; and (c) without regard to: (i) any known relationship that the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be, may have with the related Mortgagor or with any other party to this Agreement; (ii) the ownership of any Certificate or Companion Loan by the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be; (iii) the obligation of the Master Servicer to make Advances, (iv) the obligation of the Special Servicer to make, or direct the Master Servicer to make, Servicing Advances; (v) the right of the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction; or (vi) any ownership, servicing and/or management by the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be, of any other mortgage loans or real property.

            "Servicing Transfer Event" shall mean, with respect to any Loan, any of the following events:

            (a) the related Mortgagor has failed to make when due any Monthly Payment (including a Balloon Payment) or any other payment required under the related Loan documents, which failure continues, or the Master Servicer determines, in its reasonable, good faith judgment, will continue, unremedied (i) except in the case of a delinquent Balloon Payment, for 60 days beyond the date on which the subject payment was due, and (ii) solely in the case of a delinquent Balloon Payment, for one Business Day beyond the related maturity date or, if the related Mortgagor has delivered to the Master Servicer, on or before the related maturity date, a refinancing commitment reasonably acceptable to the Master Servicer, for such longer period, not to exceed 60 days beyond the related maturity date, during which the refinancing would occur; or

            (b) the Master Servicer has determined, in its reasonable, good faith judgment, that a default in the making of a Monthly Payment (including a Balloon Payment) or any other material payment required under the related Loan documents is likely to occur within 30 days and either
      (i) the related Mortgagor has requested a material modification of the payment terms of the Loan or (ii) such default is likely to remain unremedied for at least the period contemplated by clause (a) of this definition; or

            (c) the Master Servicer has determined, in its reasonable, good faith judgment, that a default, other than as described in clause (a) or
      (b) of this definition, has occurred that may materially impair the value of the related Mortgaged Property as security for the Loan, which default has continued unremedied for the applicable cure period under the terms of the Loan (or, if no cure period is specified, for 60 days); or

            (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary action against the related Mortgagor under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the related Mortgagor; or

            (e) the related Mortgagor shall have consented to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

            (f) the related Mortgagor shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or

            (g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property.

            A Servicing Transfer Event with respect to any Loan shall cease to exist:

            (w) in the case of the circumstances described in clause (a) above, if and when the related Mortgagor has made three consecutive full and timely Monthly Payments under the terms of such Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20);

            (x) in the case of the circumstances described in clauses (b), (d),
      (e) and (f) above, if and when such circumstances cease to exist in the reasonable, good faith judgment of the Special Servicer;

            (y) in the case of the circumstances described in clause (c) above, if and when such default is cured in the reasonable, good faith judgment of the Special Servicer; and

            (z) in the case of the circumstances described in clause (g) above, if and when such proceedings are terminated.

            "Similar Law": As defined in Section 5.02(c).

            "Single-Purpose-Entity": A Person, other than an individual, whose organizational documents provide that it is formed solely for the purpose of owning the related Mortgaged Property, Mortgaged Properties securing other Loans and assets incidental to the ownership and operation of such Mortgaged Property or Properties, and that has agreed, either in such organizational documents or the loan documents relating to any related Loan, that it (a) does not engage in any business unrelated to such property and the financing thereof; (b) does not have any indebtedness other than as permitted by the related Mortgage, (c) maintains its own books, records and accounts, in each case that are separate and apart from the books, records and accounts of any other Person; (d) conducts business in its own name; (e) does not guarantee or assume the debts or obligations of any other person; (f) does not commingle its assets or funds with those of any other Person; (g) transacts business with affiliates on an arm's length basis; and (h) holds itself out as being a legal entity separate and apart from any other Person. In addition, such entity's organizational documents provide that any dissolution and winding up or insolvency filing for such entity requires either the unanimous consent of all partners or members, as applicable, or the consent of an independent Person (whether as a partner, member, or director in such entity or in any Person that is the managing member or general partner of such entity or otherwise), and either such organizational documents or the terms of the mortgage loan documents provide that such organizational documents may not be amended without the consent of the lender as regards such single purpose entity requirements.

            "Single Certificate": For purposes of Section 4.02(a), a Certificate of any Class of REMIC II Regular Certificates, Class BC Certificates or Class DM Certificates evidencing a $1,000 denomination or, in the case of a Class X Certificate, a 100% Percentage Interest.

            "Special Action": As defined in Section 3.21(e).

            "Special Servicer": Midland Loan Services, Inc., its successor in interest, or any successor special servicer appointed as herein provided.

            "Special Servicing Fee": With respect to each Specially Serviced Loan and each REO Loan, the fee designated as such and payable to the Special Servicer pursuant to the first paragraph of Section 3.11(c).

            "Special Servicing Fee Rate": With respect to each Specially Serviced Loan and each REO Loan, 0.25% (25 basis points) per annum.

            "Specially Serviced Loan": Any Loan as to which there then exists a Servicing Transfer Event. Upon the occurrence of a Servicing Transfer Event with respect to any Loan, such Loan shall remain a Specially Serviced Loan until the earliest of (i) its removal from the Trust Fund (in the case of a Mortgage
Loan), (ii) an REO Acquisition with respect to the related Mortgaged Property, and (iii) the cessation of all existing Servicing Transfer Events with respect to such Loan.

            "Startup Day": With respect to each of the Component Mortgage Loan REMIC, REMIC I and REMIC II, the day designated as such in Section 10.01(c).

            "Stated Maturity Date": With respect to any Loan, the Due Date on which the last payment of principal is due and payable under the terms of the related Mortgage Note as in effect on the Closing Date, without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.20 and, in the case of an ARD Loan, without regard to its Anticipated Repayment Date.

            "Stated Principal Balance": With respect to any Mortgage Loan and any successor REO Loan, a principal amount initially equal to the Cut-off Date Balance of such Mortgage Loan, that is permanently reduced on each Distribution Date (to not less than zero) by (i) all payments (or P&I Advances in lieu thereof) of, and all other collections allocated as provided in Section 1.03 to, principal of or with respect to such Mortgage Loan (or successor REO Loan) that are (or, if they had not been applied to cover any Additional Trust Fund Expense, would have been) distributed to Certificateholders on such Distribution Date, and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan (or successor REO Loan) during the related Collection Period. With respect to any Companion Loan (and any successor REO Loan), a principal amount initially equal to the Cut-off Date Balance of such Companion Loan, that is permanently reduced (to not less than zero) by (i) all payments (or P&I Advances in lieu thereof) of, and all other collections allocated as provided in
Section 1.03 to, principal of or with respect to such Companion Loan (or successor REO Loan) that are (or, if they had not been applied to cover any Additional Trust Fund Expense, would have been) distributed to the related Companion Loan Noteholders, and (ii) the principal portion of any Realized Loss incurred in respect of such Companion Loan (or successor REO Loan) during the related Collection Period. Notwithstanding the foregoing, if a Liquidation Event occurs in respect of any Loan or REO Property, then the "Stated Principal Balance" of such Loan or of the related REO Loan, as the case may be, shall be zero commencing as of the Distribution Date in the Collection Period next following the Collection Period in which such Liquidation Event occurred.

            "Sub-Servicer": Any Person with which the Master Servicer or the Special Servicer has entered into a Sub-Servicing Agreement.

            "Sub-Servicing Agreement": The written contract between the Master Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand as provided in Section 3.22, as the same may be modified or amended.

            "Subordinate Certificate": Any Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O or Class P Certificate or a Residual Certificate.

            "Substitution Shortfall Amount": An amount equal to the excess if any of the difference between the Purchase Price of the Deleted Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of such Qualifying Substitute Mortgage Loan as of the date of substitution.

            "Successful Bidder": As defined in Section 7.01(d).

            "Tax Matters Person": With respect to each of the Component Mortgage Loan REMIC, REMIC I and REMIC II, the Person designated as the "tax matters person" of such REMIC in the manner provided under Treasury Regulations Section 1.860F-4(d) and Treasury Regulations Section 301.6231(a)(7)-1. The "Tax Matters Person" for each of the Component Mortgage Loan REMIC, REMIC I and REMIC II is the Holder of Certificates evidencing the largest Percentage Interest in the related Class of Residual Certificates.

            "Tax Returns": The federal income tax returns on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of the Component Mortgage Loan REMIC, REMIC I and REMIC II due to its classification as a REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal or Applicable State Law.

            "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

            "Transfer Affidavit and Agreement": As defined in Section 5.02(d)(i)(B).

            "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

            "Transferor": Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

            "Trust": The common law trust created hereby.

            "Trust Fund": Collectively, all of the assets of the Component Mortgage Loan REMIC, REMIC I, REMIC II and the Grantor Trust.

            "Trustee": LaSalle Bank National Association, in its capacity as Trustee hereunder, its successor in interest, or any successor trustee appointed as herein provided.

            "Trustee Fee": The fee payable to the Trustee on each Distribution Date for its services as Trustee hereunder, in an aggregate amount equal to one month's interest at the Trustee Fee Rate in respect of each Mortgage Loan and related REO Loan, calculated on the Stated Principal Balance as of the Due Date in the immediately preceding Collection Period and for the same number of days (i.e., on the basis of, as applicable, a 360-day year consisting of twelve 30-day months or the actual number of days elapsed during each calendar month in a 360-day year) respecting which any related interest payment due on such Mortgage Loan or deemed to be due on such related REO Loan is computed under the terms of the related Mortgage Note (as such terms may be changed or modified at any time following the Closing Date) and applicable law, and without giving effect to any Excess Interest that may accrue on any ARD Loan after its Anticipated Repayment Date.

            "Trustee Fee Rate": A rate of 0.00173% per annum.

            "Trustee Reports": Each of the CMSA Bond Level File and the CMSA Collateral Summary File.

            "Trustee's Website": The website maintained by the Trustee and initially located at "www.etrustee.net", or at such other address as the Trustee may designate from time to time.

            "UCC": The Uniform Commercial Code in effect in the applicable jurisdiction.

            "UCC Financing Statement": A financing statement executed (if required by the UCC) and filed pursuant to the Uniform Commercial Code, as in effect in the relevant jurisdiction.

            "UCC-1", "UCC-2" and "UCC-3": UCC Financing Statements on Form UCC-1, Form UCC-2 and Form UCC-3, respectively.

            "Uncertificated Accrued Interest": With respect to the BC Component Mortgage Loan REMIC Senior Regular Interest or the DM Component Mortgage Loan REMIC Senior Regular Interest, for any Distribution Date, one month's interest at the interest rate applicable to such BC Component Mortgage Loan REMIC Senior Regular Interest or DM Component Mortgage Loan REMIC Senior Regular Interest, as applicable, for such Distribution Date, accrued on the Uncertificated Principal Balance of such BC Component Mortgage Loan REMIC Senior Regular Interest or DM Component Mortgage Loan REMIC Senior Regular Interest, as applicable, outstanding immediately prior to such Distribution Date. With respect to any REMIC I Regular Interest, for any Distribution Date, one month's interest at the REMIC I Remittance Rate applicable to such REMIC I Regular Interest for such Distribution Date, accrued on the REMIC I Principal Balance of such REMIC I Regular Interest outstanding immediately prior to such Distribution Date. The Uncertificated Accrued Interest in respect of any BC Component Mortgage Loan REMIC Senior Regular Interest, DM Component Mortgage Loan REMIC Senior Regular Interest or REMIC I Regular Interest for any Distribution Date shall be deemed to have accrued during the applicable Interest Accrual Period.

            "Uncertificated Distributable Interest": With respect to the BC Component Mortgage Loan REMIC Senior Regular Interest or the DM Component Mortgage Loan REMIC Senior Regular Interest for any Distribution Date, the Uncertificated Accrued Interest in respect of such BC Component Mortgage Loan REMIC Senior Regular Interest or DM Component Mortgage Loan REMIC Senior Regular Interest, as applicable, for such Distribution Date, reduced (to not less than zero) by the amount of Prepayment Interest Shortfalls, if any, for such Distribution Date, that relate to the BC Component Mortgage Loan or DM Component Mortgage Loan, as applicable, and are allocable to the REMIC II Regular Certificates in accordance with the definition of "Distributable Certificate Interest" for such Distribution Date. With respect to any REMIC I Regular Interest, for any Distribution Date, the Uncertificated Accrued Interest in respect of such REMIC I Regular Interest for such Distribution Date, reduced (to not less than zero) by the product of (i) the Net Aggregate Prepayment Interest Shortfall, if any, for such Distribution Date (other than to the extent allocable to the BC Component Mortgage Loan Subordinate Component or the DM Component Mortgage Loan Subordinate Components), multiplied by (ii) a fraction, the numerator of which is the Uncertificated Accrued Interest in respect of such REMIC I Regular Interest for such Distribution Date, and the denominator of which is the aggregate Uncertificated Accrued Interest in respect of all the REMIC I Regular Interests for such Distribution Date.

            "Uncertificated Principal Balance": With respect to the BC Component Mortgage Loan REMIC Senior Regular Interest or the DM Component Mortgage Loan REMIC Senior Regular Interest, (i) on or prior to the first Distribution Date, an amount equal to the initial principal amount of such BC Component Mortgage Loan REMIC Senior Regular Interest or DM Component Mortgage Loan REMIC Senior Regular Interest as specified in the Preliminary Statement hereto, and (ii) as of any date of determination after the first Distribution Date, an amount equal to the related BC Component Mortgage Loan Senior Balance or DM Component Mortgage Loan Senior Balance, as applicable, on the Distribution Date immediately prior to such date of determination.

            "Underwriter": Each of Banc of America Securities LLC, Bear, Stearns & Co. Inc., Goldman, Sachs & Co. and Greenwich Capital Markets, Inc.

            "Unliquidated Advance": Any Advance previously made by a party hereto that has been previously reimbursed, as between the Person that made the Advance hereunder, on the one hand, and the Trust Fund, on the other, as part of a Workout-Delayed Reimbursement Amount pursuant to subsections (ii) and (vi) of
Section 3.05(a) but that has not been recovered from the Borrower or otherwise from collections on or the proceeds of the Loan or related REO Property in respect of which the Advance was made.

            "U.S. Person": A citizen or resident of the United States, a corporation or partnership (except to the extent provided in the applicable Treasury regulations) created or organized in, or under the laws of, the United States any State thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 that are eligible to elect to be treated as U.S. Persons).

            "USPAP": The Uniform Standards of Professional Appraisal Practices.

            "Voting Rights": The portion of the voting rights of all of the Certificates that is allocated to any Certificate. At all times during the term of this Agreement, 98% of the Voting Rights shall be allocated among the Holders of the various outstanding Classes of Sequential Pay Certificates in proportion to the respective Class Principal Balances of their Certificates, and 2% of the Voting Rights shall be allocated to the Holders of the Class X Certificates (allocated, pro rata, between the Class XP and Class XC Certificates based upon their Notional Amounts). None of the Class BC, Class DM, Class R-I or Class R-II Certificates will be entitled to any Voting Rights. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates.

            "Weighted Average Adjusted Net Mortgage Rate": With respect to any Distribution Date, the weighted average of the respective Adjusted Net Mortgage Rates for all the Mortgage Loans and related REO Loans (in the case of the BC Component Mortgage Loan, the BC Component Mortgage Loan Senior Component only, and in the case of the DM Component Mortgage Loan, the DM Component Mortgage Loan Senior Component only), excluding any Companion Loan that may be an REO Loan, weighted on the basis of the respective Stated Principal Balances (less
(a) with respect to the BC Component Mortgage Loan, the Class Principal Balance of the Class BC Certificates, and (b) with respect to the DM Component Mortgage Loan, the Class Principal Balances of the Class DM Certificates) of such Mortgage Loans and REO Loans outstanding immediately prior to such Distribution Date.

            "Whole Loans": The Bank of America Center Whole Loan, the Dallas Market Center Whole Loan and the Roxborough Whole Loan.

            "Whole Loan Custodial Account": With respect to the Whole Loans, the segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.04(e) on behalf of the Bank of America Center Noteholders, the Dallas Market Center Noteholders and the Roxborough Noteholders, which shall be entitled "Bank of America, N.A., as Master Servicer, in trust for the Bank of America Center Whole Loan Noteholders, as their interests may appear", "Bank of America, N.A., as Master Servicer, in trust for the Roxborough Whole Loan Noteholders, as their interests may appear" and "Bank of America, N.A., as Master Servicer, in trust for the Dallas Market Center Whole Loan Noteholders, as their interests may appear", as applicable. Any such account shall at all times be an Eligible Account.

            "Whole Loan Remittance Amount": With respect to any Master Servicer Remittance Date, an amount equal to (a) all amounts on deposit in the related Whole Loan Custodial Account as of the commencement of business on such Master Servicer Remittance Date, net of (b) any portion of the amounts described in clause (a) of this definition that represents one or more of the following: (i) collected Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any unscheduled payments of principal (including, without limitation, Principal Prepayments, and interest, Liquidation Proceeds and Insurance Proceeds received after the end of the related Collection Period), (iii) any Prepayment Premiums received after the end of the related Collection Period, (iv) any amounts payable or reimbursable to any Person from the related Whole Loan Custodial Account pursuant to any of clauses (ii) through
(xvii) of Section 3.05(f), (v) any Excess Liquidation Proceeds, and (vi) any amounts deposited into the related Whole Loan Custodial Account in error, provided that, with respect to the Master Servicer Remittance Date that occurs in the same calendar month as the Final Distribution Date, the Whole Loan Remittance Amount will be calculated without regard to clauses (b)(i), (b)(ii) and (b)(iii) of this definition.

            "Whole Loan REO Account": As defined in Section 3.16(b).

            "Withheld Amounts": As defined in Section 4.05.

            "Within Grace Period Loan": With respect to any Master Servicer Remittance Date, any Loan having any Monthly Payment remaining unpaid past its Due Date, as of the close of business on the Determination Date in the same calendar month, but that is not delinquent past the applicable grace period for such Monthly Payment as of the close of business on such Determination Date.

            "Workout-Delayed Reimbursement Amount": With respect to any Loan, the amount of any Advance made with respect to such Loan on or before the date such Loan becomes (or, but for the making of three monthly payments under its modified terms, would then constitute) a Corrected Loan, together with (to the extent accrued and unpaid) interest on such Advances, to the extent that (i) such Advance is not reimbursed to the Person who made such Advance on or before the date, if any, on which such Loan becomes a Corrected Loan and (ii) the amount of such Advance becomes an obligation of the Mortgagor to pay such amount under the terms of the modified loan documents. That any amount constitutes all or a portion of any Workout-Delayed Reimbursement Amount shall not in any manner limit the right of any Person hereunder to determine that such amount instead constitutes a Nonrecoverable Advance reimbursable in the same manner as any other Nonrecoverable Advance.

            "Workout Fee": With respect to each Corrected Loan, the fee designated as such and payable to the Special Servicer pursuant to the second paragraph of Section 3.11(c).

            "Workout Fee Rate": With respect to each Corrected Loan with an unpaid principal balance greater than or equal to $20,000,000 as to which a Workout Fee is payable, 0.75% (75 basis points) per annum, and with respect to each Corrected Loan with an unpaid principal balance less than $20,000,000 as to which a Workout Fee is payable, 1.00% (100 basis points) per annum.

            Section 1.02 Rules of Construction; Other Definitional Provisions.

            Unless the context otherwise clearly requires:

      (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined;

      (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms;

      (c) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation";

      (d) the word "will" shall be construed to have the same meaning and effect as the word "shall";

      (e) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein);

      (f) any reference to any Person, or to any Person in a specified capacity, shall be construed to include such Person's successors and assigns or such Person's successors in such capacity, as the case may be;

      (g) unless otherwise specified herein, "pro rata" when used in reference to more than one Class of the Certificates shall mean "pro rata" based on the outstanding Class Principal Balances of such Classes of Certificates;

      (h) all references in this instrument to designated "Articles", "Sections", "Subsections", "clauses" and other subdivisions are to the designated Articles, Sections, Subsections, clauses and other subdivisions of this Agreement as originally executed; and

      (i) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Subsection or other subdivision.

            Section 1.03 Certain Calculations in Respect of the Mortgage Pool.

            (a) All amounts collected by or on behalf of the Trust in respect of any Cross-Collateralized Group in the form of payments from Mortgagors, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds shall be applied among the Mortgage Loans constituting such Cross-Collateralized Group in accordance with the express provisions of the related Loan documents and, in the absence of such express provisions, in accordance with the Servicing Standard. All amounts collected by or on behalf of the Trust in respect of or allocable to any particular Mortgage Loan in the form of payments from Mortgagors, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds shall be applied to amounts due and owing under the related Mortgage Note and Mortgage (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Loan documents and, in the absence of such express provisions or if and to the extent that such terms authorize the lender to use its discretion, shall be applied: first, as a recovery of Nonrecoverable Advances (including interest on such Nonrecoverable Advances) and Workout-Delayed Reimbursement Amounts that were reimbursed from general collections on the Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso in the definition of "Principal Distribution Amount", and, if applicable, unpaid related Liquidation Expenses and any outstanding related Additional Trust Fund Expenses; second, as a recovery of accrued and unpaid interest (excluding, in the case of an ARD Loan after its Anticipated Repayment Date, Excess Interest) on such Mortgage Loan to, but not including, the date of receipt by or on behalf of the Trust (or, in the case of a full Monthly Payment from any Mortgagor, through the related Due Date); third, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of the Mortgage Loan following a default thereunder (or, if a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance); fourth, unless a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items; fifth, unless a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of Reserve Funds to the extent then required to be held in escrow; sixth, as a recovery of any Prepayment Premium then due and owing under such Mortgage Loan; seventh, as a recovery of any Default Charges then due and owing under such Mortgage Loan; eighth, as a recovery of any assumption fees and modification fees then due and owing under such Mortgage Loan; ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal; tenth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and, eleventh, in the case of an ARD Loan after its Anticipated Repayment Date, as a recovery of accrued and unpaid Excess Interest on such ARD Loan, to but not including the date of receipt.

            (b) Collections by or on behalf of the Trust in respect of each REO Property, exclusive of amounts to be applied to the payment of the costs of operating, managing, maintaining and disposing of such REO Property, shall be treated: first, as a recovery of Nonrecoverable Advances (including interest on such Nonrecoverable Advance) and Workout-Delayed Reimbursed Amounts with respect to such REO Loan, that were reimbursed from collections on the Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso of the definition of "Principal Distribution Amount"; second, as a recovery of accrued and unpaid interest (excluding, in the case of an REO Loan that relates to an ARD Loan after its Anticipated Repayment Date, Excess Interest) on such REO Loan at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Collection Period of receipt; third, as a recovery of principal of such REO Loan to the extent of its entire unpaid principal balance; fourth, in accordance with the Servicing Standard of the Master Servicer or the Special Servicer, as applicable, as a recovery of any other amounts due and owing in respect of such REO Loan; fifth, as a recovery of any other amounts deemed to be due and owing in respect of the related REO Loan (other than, in the case of an REO Loan that relates to an ARD Loan after its Anticipated Repayment Date, accrued and unpaid Excess Interest); and sixth, in the case of an REO Loan that relates to an ARD Loan after its Anticipated Repayment Date, as a recovery of any accrued and unpaid Excess Interest on such REO Loan to but not including the date of receipt by or on behalf of the Trust, in that order.

            (c) For the purposes of calculating distributions pursuant to this Agreement, Excess Interest on an ARD Loan shall be deemed not to constitute principal or any portion thereof and shall not be added to the unpaid principal balance or Stated Principal Balance of such ARD Loan. To the extent any Excess Interest is not paid on a current basis, it shall be deemed to be deferred interest. Any reference to the Certificate Principal Balance of any Class of Certificates on or as of a Distribution Date shall refer to the Certificate Balance of such Class of Certificates on such Distribution Date after giving effect to any distributions made on such Distribution Date pursuant to Section 4.01(a).

            (d) Insofar as amounts received in respect of any Mortgage Loan or related REO Property and allocable to shared fees and shared charges owing in respect of such Mortgage Loan or the related REO Loan, as the case may be, that constitute Additional Master Servicing Compensation payable to the Master Servicer and/or Additional Special Servicing Compensation payable to the Special Servicer, are insufficient to cover the full amount of such fees and charges, such amounts shall be allocated between such of those fees and charges as are payable to the Master Servicer, on the one hand, and such of those fees and charges as are payable to the Special Servicer, on the other, pro rata in accordance with their respective entitlements.

            (e) Notwithstanding anything contained herein to the contrary, with respect to each Mortgage Loan subject to an involuntary prepayment of principal during a Collection Period, all interest collected during such Collection Period in connection with such involuntary prepayment of principal that the related lender would be entitled to retain under the related Loan documents shall be treated as excess interest and shall be used to offset any shortfalls of interest for the related Distribution Date resulting from involuntary prepayments of principal during such Collection Period prior to such shortfalls of interest being allocated to any Class of Certificates; provided, however, that any such interest collected in connection with the involuntary prepayment of the BC Component Mortgage Loan shall be used to offset any shortfalls of interest for the related Distribution Date allocable to the BC Component Mortgage Loan prior to such shortfalls of interest being allocated to any Class of BC Certificates; provided, further, however, that any such interest collected in connection with the involuntary prepayment of the DM Component Mortgage Loan shall be used to offset any shortfalls of interest allocable to the DM Component Mortgage Loan for the related Distribution Date prior to such shortfalls of interest being allocated to any Class of DM Certificates. Any such interest not required to offset shortfalls of interest for the related Distribution Date pursuant to the immediately preceding sentence shall constitute Additional Master Servicing Compensation.

            (f) The foregoing applications of amounts received in respect of any Mortgage Loan or REO Property shall be determined by the Master Servicer and reflected in the appropriate monthly report from the Master Servicer and in the appropriate monthly Trustee Report as provided in Section 4.02.

            If an expense under this Agreement relates in the reasonable judgment of the Master Servicer, the Special Servicer or the Trustee, as applicable, primarily to the administration of the Trust Fund, any REMIC formed hereunder or to any determination respecting the amount, payment or avoidance of any tax under the REMIC Provisions or the actual payment of any REMIC tax or expense, or this Agreement states that any expense is solely "an expense of the Trust Fund" or words of similar import, then such expense shall not be allocated to, deducted or reimbursed from, or otherwise charged against any Companion Loan Noteholder and such Companion Loan Noteholder shall not suffer any adverse consequences as a result of the payment of such expense.

            Section 1.04 Cross-Collateralized Mortgage Loans.

            (a) Notwithstanding anything herein to the contrary, it is hereby acknowledged that the groups of Mortgage Loans identified on the Mortgage Loan Schedule as being cross-collateralized with each other are, in the case of each such particular group of Mortgage Loans, by their terms, cross-defaulted and cross-collateralized with each other. For purposes of reference only in this Agreement, and without in any way limiting the servicing rights and powers of the Master Servicer and/or the Special Servicer, with respect to any Cross-Collateralized Mortgage Loan (or successor REO Loan), the Mortgaged Property (or REO Property) that relates or corresponds thereto shall be the property identified in the Mortgage Loan Schedule as corresponding thereto. The provisions of this Agreement shall be interpreted in a manner consistent with this Section 1.04; provided that, if there exists with respect to any Cross-Collateralized Group only one original of any document referred to in the definition of "Mortgage File" covering all the Mortgage Loans in such Cross-Collateralized Group, then the inclusion of the original of such document in the Mortgage File for any of the Mortgage Loans constituting such Cross-Collateralized Group shall be deemed an inclusion of such original in the Mortgage File for each such Mortgage Loan.

            Section 1.05 Incorporation of Preliminary Statement.

            The parties hereto acknowledge that the Preliminary Statement at the beginning of this Agreement constitutes a part of this Agreement.

                                   ARTICLE II

                CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND
                 WARRANTIES; ORIGINAL ISSUANCE OF CERTIFICATES

            Section 2.01 Conveyance of Mortgage Loans.

            (a) It is the intention of the parties hereto that a common law trust be established pursuant to this Agreement and further such trust be designated as "Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series 2004-4". LaSalle Bank National Association is hereby appointed, and does hereby agree to act, as Trustee hereunder and, in such capacity, to hold the Trust Fund in trust for the exclusive use and benefit of all present and future Certificateholders. It is not intended that this Agreement create a partnership or a joint-stock association.

            (b) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, sell, set over and otherwise convey to the Trustee, in trust, without recourse, for the benefit of the Certificateholders (and for the benefit of the other parties to this Agreement as their respective interests may appear) all the right, title and interest of the Depositor in, to and under (i) the Mortgage Loans and all documents included in the related Mortgage Files and Servicing Files, (ii) the Mortgage Loan Purchase and Sale Agreements and (iii) all other assets included or to be included in the Trust Fund. Such assignment includes (i) the Mortgage Loans that from time to time are subject to this Agreement, all interest accrued on the Mortgage Loans on and after the Cut-off Date and all principal payments received on the Mortgage Loans after the Cut-off Date (other than principal and interest payments due and payable on the Mortgage Loans on or before the Cut-off Date, which shall belong and be promptly remitted to the applicable Mortgage Loan Seller), together with all documents delivered or caused to be delivered hereunder with respect to such Mortgage Loans by the Mortgage Loan Seller; (ii) any REO Property acquired in respect of a Mortgage Loan; and (iii) such funds or assets that from time to time are deposited into the Certificate Account, the Component Mortgage Loan REMIC Distribution Account, the REMIC I Distribution Account, the REMIC II Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Excess Liquidation Proceeds Account and the REO Account (if established), and, in the case of a Mortgage Loan included in a Whole Loan, is subject to the related Co-Lender Agreement. This conveyance is subject to the rights of the Sub-Servicers pursuant to the Sub-Servicing Agreements, which rights are subject in any event to this Agreement.

            Under United States generally accepted accounting principles, the Depositor shall report: (i) its acquisition of the Mortgage Loans from the Mortgage Loan Sellers, pursuant to the Mortgage Loan Purchase and Sale Agreements, as a purchase of such Mortgage Loans from the Mortgage Loan Sellers; and (ii) its transfer of the Mortgage Loans to the Trustee, pursuant to this
Section 2.01(b), as a sale of such Mortgage Loans to the Trustee. In connection with the foregoing, the Depositor shall cause all of its records to reflect such acquisitions as purchases and such transfer as a sale (in each case, as opposed to a secured loan).

            After the Depositor's transfer of the Mortgage Loans to the Trustee pursuant to this Section 2.01(b), the Depositor shall not take any action inconsistent with the Trust's ownership of the Mortgage Loans.

            In connection with the Depositor's assignment pursuant to this
Section 2.01(b) above, the Depositor hereby represents and warrants that it has contractually obligated the Mortgage Loan Sellers, at the Mortgage Loan Sellers' expense, pursuant to the Mortgage Loan Purchase and Sale Agreements, to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby, on or before the Closing Date, the Mortgage File and any Additional Collateral (other than Reserve Funds) for each Mortgage Loan acquired by the Depositor from the Mortgage Loan Sellers. In addition, with respect to each Mortgage Loan under which any Additional Collateral is in the form of a Letter of Credit as of the Closing Date, the Depositor hereby represents and warrants that it has contractually obligated the Mortgage Loan Sellers to cause to be prepared, executed and delivered to the issuer of each such Letter of Credit such notices, assignments and acknowledgments as are required under such Letter of Credit to assign, without recourse, to the Trustee the related Mortgage Loan Seller's rights as the beneficiary thereof and drawing party thereunder; provided that the originals of such letter of credit shall be delivered to the Master Servicer. The Depositor shall deliver to the Trustee on or before the Closing Date a fully executed counterpart of each Mortgage Loan Purchase and Sale Agreement. None of the Trustee, the Fiscal Agent, any Custodian, the Master Servicer or the Special Servicer shall be liable for any failure by either Mortgage Loan Seller or the Depositor to comply with the document delivery requirements of the Mortgage Loan Purchase and Sale Agreements and this Section 2.01(b).

            The conveyance of the Mortgage Loans and the related rights and property accomplished hereby is absolute and is intended by the parties hereto to constitute an absolute transfer of such Mortgage Loans and such other related rights and property by the Depositor to the Trustee for the benefit of the Certificateholders. Furthermore, it is not intended that such conveyance be a pledge of security for a loan. If such conveyance is determined to be a pledge of security for a loan, however, the Depositor and the Trustee intend that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor and the Trustee also intend and agree that, in such event, (i) this Agreement shall constitute a security agreement under applicable law, (ii) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in all of the Depositor's right, title and interest in and to the assets constituting the Trust Fund, including the Mortgage Loans subject hereto from time to time, all principal and interest received on or with respect to such Mortgage Loans after the Cut-off Date (other than scheduled payments of interest and principal due and payable on such Mortgage Loans on or prior to the related Due Date in October 2004 or, in the case of a Replacement Mortgage Loan, on or prior to the related date of substitution), all amounts held from time to time in the Certificate Account, the Component Mortgage Loan REMIC Distribution Account, the REMIC I Distribution Account, the REMIC II Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Excess Liquidation Proceeds Account, or the REO Account, and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest under the Mortgage Loan Purchase and Sale Agreements, (iii) the possession by the Trustee or its agent of the Mortgage Notes with respect to the Mortgage Loans subject hereto from time to time and such other items of property that constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" or possession by a purchaser or person designated by such secured party for the purpose of perfecting such security interest under applicable law, and (iv) notifications to, and acknowledgments, receipts or confirmations from, Persons holding such property shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law.

            (c) As soon as reasonably possible, and in any event within 90 days after the later of (i) the Closing Date (or, in the case of a Replacement Mortgage Loan substituted as contemplated by Section 2.03, after the related date of substitution) and (ii) the date on which all recording information necessary to complete the subject document is received by the Trustee, the Trustee shall complete (to the extent necessary), and shall submit for recording or filing, as the case may be, in the appropriate office for real property records or UCC Financing Statements, as applicable (except with respect to any Mortgage that has been recorded in the name of MERS or its designee), each assignment of Mortgage and assignment of Assignment of Leases (except with respect to any Mortgage that has been recorded in the name of MERS or its designee) in favor of the Trustee referred to in clauses (iv) and (v) of the definition of "Mortgage File" that has been received by the Trustee or a Custodian on its behalf and each original UCC-2 and UCC-3 in favor of the Trustee referred to in clause (viii) of the definition of "Mortgage File" that has been received by the Trustee or a Custodian on its behalf. Upon request of the Master Servicer (if reasonably necessary for the ongoing administration and/or servicing of the related Mortgage Loan by the Master Servicer) and at the expense of the related Mortgage Loan Seller, the Trustee shall forward to the Master Servicer a copy of any such assignment that has been received by the Trustee. Each such assignment shall reflect that it should be returned by the public recording office to the Trustee following recording, and each such UCC-2 and UCC-3 shall reflect that the file copy thereof should be returned to the Trustee following filing; provided that in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases the Trustee shall obtain therefrom a copy of the recorded original at the expense of the related Mortgage Loan Seller. The Trustee may assume for purposes of recordation of each UCC-2 and UCC-3 that the Mortgage File containing the related UCC-1 includes one state level UCC Financing Statement filing in the state of incorporation of the related Borrower for each Mortgaged Property (or with respect to any Mortgage Loan that has two or more related Borrowers, the state of incorporation of each such Borrower). Each Mortgage Loan Seller will deliver to the Trustee the UCC Financing Statements, completed pursuant to Revised Article 9 of the UCC, on the new national forms, in recordable form, to be recorded pursuant to this Section 2.01(c). The Trustee will submit such UCC Financing Statements for filing in the state of incorporation as so indicated on the documents provided. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Trustee shall direct the related Mortgage Loan Seller to prepare or cause to be prepared promptly, pursuant to the related Mortgage Loan Purchase and Sale Agreement, a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall, upon receipt thereof, cause the same to be duly recorded or filed, as appropriate with any re-recording, re-filing or rejection expenses at the expense of such Mortgage Loan Seller. If such Mortgage Loan Seller has been so notified and has not prepared a substitute document or cured such defect, as the case may be, within 60 days, the Trustee shall promptly notify the Master Servicer, the Special Servicer, the Rating Agencies, the BC Controlling Holder (if the BC Component Mortgage Loan is involved), the DM Controlling Holder (if the DM Component Mortgage Loan is involved), the Bank of America Center Companion Loan Noteholders (if the Bank of America Center Whole Loan is involved and the Trustee has knowledge of such Noteholders), the Dallas Market Center Companion Loan Noteholder (if the Dallas Market Center Whole Loan is involved and the Trustee has knowledge of such Noteholder), the Roxborough B Noteholder (if the Roxborough Whole Loan is involved and the Trustee has knowledge of such Noteholder), and the Directing Certificateholder. Such Mortgage Loan Seller shall be responsible for paying the reasonable fees and out-of-pocket expenses of the Trustee in connection with the above-referenced recording and filing of documents insofar as it relates to the Mortgage Loans transferred by such Mortgage Loan Seller and acquired by the Depositor from such Mortgage Loan Seller, all as more particularly provided for in the related Mortgage Loan Purchase and Sale Agreement.

            (d) In connection with the Depositor's assignment pursuant to
Section 2.01(b) above, the Depositor hereby represents and warrants that it has contractually obligated each Mortgage Loan Seller, at such Mortgage Loan Seller's expense, pursuant to the related Mortgage Loan Purchase and Sale Agreement, to deliver to and deposit with, or cause to be delivered to and deposited with, the Master Servicer or its designee, on or before the Closing Date, the following items: (i) originals or copies of all financial statements, appraisals, environmental/engineering reports, leases, rent rolls and tenant estoppels in the possession or under the control of such Mortgage Loan Seller that relate to the Mortgage Loans transferred by such Mortgage Loan Seller to the Depositor and, to the extent they are not required to be a part of a Mortgage File in accordance with the definition thereof, originals or copies of all documents, certificates, letters of credit, environmental insurance policies and related endorsements, and opinions in the possession or under the control of such Mortgage Loan Seller that were delivered by or on behalf of the related Mortgagors in connection with the origination of such Mortgage Loans and that are reasonably required for the ongoing administration and servicing of such Mortgage Loans (except to the extent such items represent attorney-client privileged communications and confidential credit analysis of the client or are to be retained by a sub-servicer that will continue to act on behalf of the Depositor or its designee); and (ii) all unapplied Reserve Funds and Escrow Payments in the possession or under the control of such Mortgage Loan Seller that relate to, and that are required for the ongoing administration and servicing of, the Mortgage Loans transferred by such Mortgage Loan Seller to the Depositor. The Master Servicer shall hold all such documents, records and funds on behalf of the Trustee in trust for the benefit of the Certificateholders.

            (e) In the event a Mortgage Loan is repurchased by the related Mortgage Loan Seller, the Trustee shall re-assign any rights that such Mortgage Loan Seller had with respect to representations and warranties made by a third party originator to such Mortgage Loan Seller under the related Mortgage Loan Purchase and Sale Agreement to such Mortgage Loan Seller in respect of any such Mortgage Loan.

            Section 2.02 Acceptance of the Component Mortgage Loan REMIC and REMIC I by Trustee.

            (a) The Trustee, by the execution and delivery of this Agreement, acknowledges receipt by it or a Custodian on its behalf of, subject to the provisions of Section 2.01 and to the further review provided for in this
Section 2.02, and further subject to the Schedule of Exceptions attached hereto as Schedule III, of, with respect to each Mortgage Loan, an original Mortgage Note endorsed to the Trustee and declares that it or a Custodian on its behalf holds and will hold the documents delivered or caused to be delivered by the Mortgage Loan Sellers in respect of the Mortgage Loans, and that it holds and will hold all other assets included in the Component Mortgage Loan REMIC and REMIC I in trust for the exclusive use and benefit of all present and future Certificateholders and the Trustee as holder of the Component Mortgage Loan REMIC Senior Regular Interests and the REMIC I Regular Interests. To the extent that the Mortgage File for a Mortgage Loan included in a Whole Loan relates to a Companion Loan, the Trustee shall also hold such Mortgage File for the use and benefit of the related Companion Loan Noteholders.

            (b) On or about the seventy-fifth day following the Closing Date, the Trustee or a Custodian on its behalf shall review the documents delivered to it or such Custodian with respect to each Mortgage Loan, and the Trustee shall, subject to Sections 1.04, 2.02(c) and 2.02(d), certify electronically or in writing (substantially in the form of Exhibit F) to each of the other parties hereto, the Mortgage Loan Sellers, the BC Controlling Holder (if the BC Component Mortgage Loan is involved), the DM Controlling Holder (if the DM Component Mortgage Loan is involved), the Bank of America Center Companion Loan Noteholders (if the Bank of America Center Whole Loan is involved and the Trustee has knowledge of such Noteholders), the Dallas Market Center Companion Loan Noteholder (if the Dallas Market Center Whole Loan is involved and the Trustee has knowledge of such Noteholder), the Roxborough B Noteholder (if the Roxborough Whole Loan is involved and the Trustee has knowledge of such Noteholder), and the Directing Certificateholder, that, as to each Mortgage Loan then subject to this Agreement (except as specifically identified in any exception report annexed to such certification): (i) the original Mortgage Note specified in clause (i) of the definition of "Mortgage File" and all allonges thereto, if any (or a copy of such Mortgage Note, together with a lost note affidavit certifying that the original of such Mortgage Note has been lost), the original or copy of documents specified in clauses (ii) through (vii) and (xii) of the definition of "Mortgage File" and, in the case of a wellness center property, the documents specified in clause (viii) of the definition of "Mortgage File" (without regard to the parenthetical), have been received by it or a Custodian on its behalf; (ii) if such report is due more than 180 days after the Closing Date, the recordation/filing contemplated by Section 2.01(c) has been completed (based solely on receipt by the Trustee of the particular recorded/filed documents); (iii) all documents received by it or any Custodian with respect to such Mortgage Loan have been reviewed by it or by such Custodian on its behalf and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Mortgagor), (B) appear to have been executed and (C) purport to relate to such Mortgage Loan; and (iv) the Trustee on behalf of the Trust is shown as the owner of each Mortgage recorded in the name of MERS or its designee. The Trustee may assume that, for purposes of reviewing the items in clause (viii) of the definition of Mortgage File and completing the certification attached hereto as Exhibit F, the related UCC-1 includes one state level UCC Financing Statement filing in the state of incorporation of the related Borrower for each Mortgaged Property (or with respect to any Mortgage Loan that has two or more related Borrowers, the state of incorporation of each such Borrower). If any exceptions are noted or if the recordation/filing contemplated by Section 2.01(c) has not been completed (based solely on receipt by the Trustee of the particular documents showing evidence of the recordation/filing), the Trustee shall every 90 days after the seventy-fifth day following the Closing Date until the earliest of (i) the date on which such exceptions are eliminated and such recordation/filing has been completed, (ii) the date on which all the affected Mortgage Loans are removed from the Trust Fund, and (iii) the second anniversary of the Closing Date), distribute an updated exception report to the recipients of the above mentioned certification that was submitted to such recipients substantially in the form of Exhibit F. At any time subsequent to the second anniversary of the Closing Date, the Trustee shall, upon request and at the requesting party's expense, prepare and deliver to the requesting party (including any Certificateholder or Certificate Owner) an updated version of the exception report provided for in the prior sentence.

            (c) If a Mortgage Loan Seller substitutes a Replacement Mortgage Loan for any Defective Mortgage Loan as contemplated by Section 2.03, the Trustee or a Custodian on its behalf shall review the documents delivered to it or such Custodian with respect to such Replacement Mortgage Loan, and the Trustee shall deliver a certification comparable to that described in the prior paragraph, in respect of such Replacement Mortgage Loan, on or about the thirtieth day following the related date of substitution (and, if any exceptions are noted, every 90 days thereafter until the earliest of (i) the date on which such exceptions are eliminated and all related recording/filing has been completed, (ii) the date on which such Replacement Mortgage Loan is removed from the Trust Fund and (iii) the second anniversary of the date on which such Replacement Mortgage Loan was added to the Trust Fund). At any time subsequent to the second anniversary of the date on which such Replacement Mortgage Loan is added to the Trust Fund, the Trustee shall, upon request, prepare and deliver to the requesting party (including any Certificateholder or Certificate Owner) an updated version of the exception report provided for in the prior sentence.

            (d) None of the Trustee, the Master Servicer, the Special Servicer or any Custodian is under any duty or obligation (i) to determine whether any of the documents specified in clauses (iii), (v), (vi) and (viii) through (xii) of the definition of "Mortgage File" exist or are required to be delivered by the Mortgage Loan Sellers in respect of any Mortgage Loan, or (ii) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Notwithstanding the foregoing, with respect to Letters of Credit referenced in clause (xii) of the definition of "Mortgage File" the Trustee shall perform the review set forth in Section 2.02(b)(iii)(A)-(C). Furthermore, except as expressly provided in Section 2.02(b), none of the Trustee, the Master Servicer, the Special Servicer or any Custodian shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

            (e) In performing the reviews contemplated by subsections (b) and
(c) above, the Trustee may conclusively rely on the Mortgage Loan Sellers as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's review of the Mortgage Files is limited solely to confirming that the documents specified in clauses (i) through
(v), in clause (vii) and, in the case of any Mortgage Loan secured by a Mortgage on a wellness center, in clause (viii) of the definition of "Mortgage File", have been received and such additional information as will be necessary for delivering the certifications required by subsections (a) and (b) above. If a Mortgage Loan Seller is notified of or discovers any error in a Mortgage Loan Checklist, then such Mortgage Loan Seller shall promptly amend such Mortgage Loan Checklist and distribute such Mortgage Loan Checklist to each of the other parties hereto; provided, however, that an error in such Mortgage Loan Checklist by itself shall not be deemed to be a Material Breach or Material Document Defect. Such new, corrected Mortgage Loan Checklist shall be deemed to amend and replace the existing Mortgage Loan Checklist; provided, however, that the correction or amendment of such Mortgage Loan Checklist by itself shall not be deemed to be a cure of a Material Breach or Material Document Defect.

            Section 2.03 Mortgage Loan Seller's Repurchase or Substitution of Mortgage Loans for Material Document Defects and Material Breaches.

            (a) If any party hereto discovers, or receives written notice from a non-party, that a Document Defect or Breach exists with respect to any Mortgage Loan, then such party shall give prompt written notice thereof to the other parties hereto, including (unless it is the party that discovered the Document Defect or Breach) the Trustee. Upon the Trustee's discovery or receipt of notice that a Document Defect or Breach exists with respect to any Mortgage Loan, the Trustee shall notify the Directing Certificateholder, the BC Controlling Holder (if the BC Component Mortgage Loan is involved), the DM Controlling Holder (if the DM Component Mortgage Loan is involved), the Bank of America Center Companion Loan Noteholders (if the Bank of America Center Whole Loan is involved and the Trustee has knowledge of such Noteholders), the Dallas Market Center Companion Loan Noteholder (if the Dallas Market Center Whole Loan is involved and the Trustee has knowledge of such Noteholder), the Roxborough B Noteholder (if the Roxborough Whole Loan is involved and the Trustee has knowledge of such Noteholder), and the related Mortgage Loan Seller.

            (b) If necessary, the Trustee shall request each Mortgage Loan Seller to comply with Section 4(c) of the related Mortgage Loan Purchase and Sale Agreement with respect to any Document Defect or other deficiency in a Mortgage File relating to a Mortgage Loan. If the Trustee becomes aware of any failure on the part of either Mortgage Loan Seller to do so, the Trustee shall promptly notify the Master Servicer and the Special Servicer.

            (c) Promptly upon its becoming aware of any Material Document Defect or Material Breach with respect to any Mortgage Loan, the Master Servicer shall (and the Special Servicer may) notify the related Mortgage Loan Seller in writing of such Material Document Defect or Material Breach, as the case may be, and direct the such Mortgage Loan Seller that it must, not later than 90 days from the earlier of (i) its discovery of such Material Document Defect or Material Breach and (ii) its receipt of notice of such Material Document Defect or Material Breach (such 90-day period, the "Initial Resolution Period"), correct or cure such Material Document Defect or Material Breach, as the case may be, in all material respects, or repurchase the affected Mortgage Loan (as, if and to the extent required by the related Mortgage Loan Purchase and Sale Agreement), at the applicable Purchase Price; provided that if such Mortgage Loan Seller certifies to the Trustee in writing (i) that such Material Document Defect or Material Breach, as the case may be, does not relate to whether the affected Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, (ii) that such Material Document Defect or Material Breach, as the case may be, is capable of being cured but not within the applicable Initial Resolution Period, (iii) that such party commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach, as the case may be, within the applicable Initial Resolution Period, and
(iv) that such party anticipates that such Material Document Defect or Material Breach, as the case may be, will be cured within an additional 90-day period (a copy of which certification shall be delivered by the Trustee to the Master Servicer, the Special Servicer, the Directing Certificateholder, the BC Controlling Holder (if the BC Component Mortgage Loan is involved), the DM Controlling Holder (if the DM Component Mortgage Loan is involved), the Bank of America Center Companion Loan Noteholders (if the Bank of America Center Whole Loan is involved and the Trustee has knowledge of such Noteholders), the Dallas Market Center Companion Loan Noteholder (if the Dallas Market Center Whole Loan is involved and the Trustee has knowledge of such Noteholder), and the Roxborough B Noteholder (if the Roxborough Whole Loan is involved and the Trustee has knowledge of such Noteholder), then such Mortgage Loan Seller shall have an additional 90-day period to complete such correction or cure (or, if it fails to complete such correction or cure, to repurchase the affected Mortgage
Loan); and provided, further, that, in lieu of effecting any such repurchase (but, in any event, no later than such repurchase would have to have been completed), such Mortgage Loan Seller shall be permitted, during the 3-month period following the Startup Day for REMIC I (or during the two-year period following such Startup Day if the affected Mortgage Loan is a "defective obligation" within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury Regulations Section 1.860G-2(f), to replace the affected Mortgage Loan, other than the BC Component Mortgage Loan or the DM Component Mortgage Loan, with one or more Qualifying Substitute Mortgage Loans and to pay a cash amount equal to the applicable Substitution Shortfall Amount, subject to any other applicable terms and conditions of the related Mortgage Loan Purchase and Sale Agreement and this Agreement. If any substitution for a Deleted Mortgage Loan is not completed in all respects by the end of the three-month (or, if applicable, the two-year) period contemplated by the preceding sentence, such Mortgage Loan Seller shall be barred from doing so (and, accordingly, will be limited to the cure/repurchase remedies contemplated hereby), and no party hereto shall be liable thereto for any loss, liability or expense resulting from the expiration of such period. If any Mortgage Loan is to be repurchased or replaced as contemplated by this Section 2.03, the Master Servicer shall designate the Certificate Account as the account to which funds in the amount of the applicable Purchase Price or Substitution Shortfall Amount (as the case may be) are to be wired, and the Master Servicer shall promptly notify the Trustee when such deposit is made. Any such repurchase or replacement of a Mortgage Loan shall be on a whole loan basis.

            (d) If one or more of the Mortgage Loans constituting a Cross-Collateralized Group are the subject of a Breach or Document Defect, then, for purposes of (i) determining whether such Breach or Document Defect is a Material Breach or Material Document Defect, as the case may be, and (ii) the application of remedies, such Cross-Collateralized Group shall be treated as a single Mortgage Loan.

            If (x) any Mortgage Loan is required to be repurchased or substituted as contemplated in this Section 2.03, (y) such Mortgage Loan is a Crossed-Collateralized Mortgage Loan or is secured by a portfolio of Mortgaged Properties and the related Loan documents provide that a Mortgaged Property may be uncrossed from the other Mortgaged Properties in that portfolio, and (z) the applicable Material Breach or Material Document Defect does not constitute a Material Breach or Material Document Defect, as the case may be, as to any related Crossed-Collateralized Mortgage Loan or applies to only specific Mortgaged Properties included in such portfolio (without regard to this paragraph), then the applicable Material Breach or Material Document Defect (as the case may be) will be deemed to constitute a Material Breach or Material Document Defect (as the case may be) as to any related Crossed-Collateralized Mortgage Loan and to each other Mortgaged Property included in such portfolio and the Mortgage Loan Seller shall repurchase or substitute for any related Crossed-Collateralized Mortgage Loan in the manner described above unless, in the case of a Material Breach or Material Document Defect, both of the following conditions would be satisfied if the Mortgage Loan Seller were to repurchase or substitute for only the affected Crossed-Collateralized Mortgage Loans or affected Mortgaged Properties as to which a Material Breach or Material Document Defect had occurred without regard to this paragraph: (i) the debt service coverage ratio for any related Cross-Collateralized Mortgage Loans or Mortgaged Properties for the four calendar quarters immediately preceding the repurchase or substitution is not less than the greater of (a) the debt service coverage ratio immediately prior to the repurchase and (b) the debt service coverage ratio on the Closing Date, subject to a floor of 1.25x, and (ii) the loan-to-value ratio for any related Crossed-Collateralized Mortgage Loans or Mortgaged Properties is not greater than the lesser of (a) the loan-to-value ratio immediately prior to the repurchase and (b) the loan-to-value ratio on the Closing Date, subject to a cap of 75%. In the event that both of the conditions set forth in the preceding sentence would be satisfied, the Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed-Collateralized Mortgage Loan or Mortgaged Properties as to which the Material Breach or Material Document Defect exists or to repurchase or substitute for the aggregate Crossed-Collateralized Mortgage Loans or Mortgaged Properties.

            To the extent that the Mortgage Loan Seller repurchases or substitutes for an affected Cross-Collateralized Mortgage Loan or Mortgaged Property in the manner prescribed above while the Trustee continues to hold any related Cross-Collateralized Mortgage Loans, the Mortgage Loan Seller and the Depositor shall uncross the repurchased Cross-Collateralized Mortgage Loan or affected Mortgaged Property provided the Depositor has received an Opinion of Counsel that uncrossing the repurchased Cross-Collateralized Mortgage Loan will not adversely affect the status of any of the Component Mortgage Loan REMIC, REMIC I or REMIC II as a REMIC under the Code.

            (e) Whenever one or more mortgage loans are substituted for a Defective Mortgage Loan by the related Mortgage Loan Seller as contemplated by this Section 2.03, the Master Servicer shall direct such party effecting the substitution to deliver the related Mortgage File to the Trustee, to certify that such substitute mortgage loan satisfies or such substitute mortgage loans satisfy, as the case may be, all of the requirements of the definition of "Qualifying Substitute Mortgage Loan" and to send such certification to the Trustee. No mortgage loan may be substituted for a Defective Mortgage Loan as contemplated by this Section 2.03 if the Mortgage Loan to be replaced was itself a Replacement Mortgage Loan, in which case, absent a cure of the relevant Material Breach or Material Document Defect, the affected Mortgage Loan will be required to be repurchased as contemplated hereby. Monthly Payments due with respect to each Replacement Mortgage Loan (if any) after the related date of substitution, and Monthly Payments due with respect to each corresponding Deleted Mortgage Loan (if any) after the related Due Date in October 2004 and on or prior to the related date of substitution, shall be part of the Trust Fund. Monthly Payments due with respect to each Replacement Mortgage Loan (if any) on or prior to the related date of substitution, and Monthly Payments due with respect to each corresponding Deleted Mortgage Loan (if any) after the related date of substitution, shall not be part of the Trust Fund and are to be remitted by the Master Servicer to the party effecting the related substitution promptly following receipt.

            (f) If any Mortgage Loan is to be repurchased or replaced by the related Mortgage Loan Seller as contemplated by this Section 2.03, the Master Servicer shall direct such Mortgage Loan Seller to amend the Mortgage Loan Schedule to reflect the removal of any Deleted Mortgage Loan and, if applicable, the substitution of the related Replacement Mortgage Loan(s); and, upon its receipt of such amended Mortgage Loan Schedule, the Master Servicer shall deliver or cause the delivery of such amended Mortgage Loan Schedule to the other parties hereto. Upon any substitution of one or more Replacement Mortgage Loans for a Deleted Mortgage Loan, such Replacement Mortgage Loan(s) shall become part of the Trust Fund and be subject to the terms of this Agreement in all respects.

            (g) Upon receipt of a Request for Release (in the form of Exhibit D attached hereto) and an Officer's Certificate from the Master Servicer to the effect that the full amount of the Purchase Price or Substitution Shortfall Amount (as the case may be) for any Mortgage Loan repurchased or replaced by the related Mortgage Loan Seller as contemplated by this Section 2.03 has been deposited into the Certificate Account, and further, if applicable, upon receipt of the Mortgage File for each Replacement Mortgage Loan (if any) to be substituted for a Deleted Mortgage Loan, together with the certification referred to in Section 2.03(f) from the party effecting the substitution, if any, the Trustee shall (i) release or cause the release of the Mortgage File and any Additional Collateral held by or on behalf of the Trustee for the Deleted Mortgage Loan to the party effecting the repurchase/substitution or its designee and (ii) execute and deliver such instruments of release, transfer and/or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the party effecting the repurchase/substitution or its designee the ownership of the Deleted Mortgage Loan, and the Master Servicer shall notify the applicable Mortgagors of the transfers of the Deleted Mortgage Loan(s) and any Replacement Mortgage Loan(s). If the Mortgage related to the Deleted Mortgage Loan has been recorded in the name of MERS or its designee, the Master Servicer shall take all necessary action to reflect the release of such Mortgage on the records of MERS. In connection with any such repurchase or substitution by the related Mortgage Loan Seller, each of the Master Servicer and the Special Servicer shall deliver to the party effecting the repurchase/substitution or its designee any portion of the related Servicing File, together with any Escrow Payments, Reserve Funds and Additional Collateral, held by or on behalf of the Master Servicer or the Special Servicer, as the case may be, with respect to the Deleted Mortgage Loan, in each case at the expense of the party effecting the repurchase/substitution. The reasonable "out-of-pocket" costs and expenses incurred by the Master Servicer, the Special Servicer, the Trustee and/or the Fiscal Agent pursuant to this Section 2.03(g), shall be payable to each of them, first, by the related Mortgage Loan Seller to the extent such Mortgage Loan Seller was required to repurchase the affected Mortgage Loan, and then as Servicing Advances in respect of the affected Mortgage Loan.

            (h) The applicable Mortgage Loan Purchase and Sale Agreement provides the sole remedy available to the Certificateholders, or the Trustee on their behalf, respecting any Breach or Document Defect with respect to Mortgage Loans sold by the related Mortgage Loan Seller. If a Mortgage Loan Seller defaults on its obligations to repurchase or replace any Mortgage Loan as contemplated by this Section 2.03, the Master Servicer shall (and the Special Servicer may) promptly notify the Trustee in writing, and the Trustee shall notify the Certificateholders. Thereafter, the Master Servicer shall take such actions on behalf of the Trust with respect to the enforcement of such repurchase/substitution obligations (and if the Master Servicer is notified or otherwise becomes aware of a default on the part of such Mortgage Loan Seller in respect of its obligations under Section 4 of the related Mortgage Loan Purchase and Sale Agreement, the Master Servicer shall also take such actions on behalf of the Trust with respect to the enforcement of such obligations of such Mortgage Loan Seller), including the institution and prosecution of appropriate legal proceedings, as the Master Servicer shall determine are in the best interests of the Certificateholders (taken as a collective whole). Any and all reasonable "out-of-pocket" costs and expenses incurred by the Master Servicer, the Special Servicer and/or the Trustee pursuant to this Section 2.03(h), including reasonable attorney fees and expenses to the extent not collected from such Mortgage Loan Seller because such Mortgage Loan Seller either failed, or was not required, to cure the subject actual or alleged Breach or Document Defect or repurchase/replace the affected related Mortgage Loan, shall constitute Servicing Advances in respect of the affected Mortgage Loan.

            Without limiting the Trustee's duties under this Section 2.03, the Trustee irrevocably designates the Special Servicer, with respect to the Specially Serviced Loans, and the Master Servicer, with respect to Performing Loans, for the benefit of Certificateholders to use reasonable efforts to enforce, after notice to the Trustee, any of the obligations of a Mortgage Loan Seller under the related Mortgage Loan Purchase and Sale Agreement. Such enforcement including, without limitation, the legal prosecution of claims, shall be carried out in such form, to such extent and at such time as the Special Servicer or Master Servicer, as the case may be, shall reasonably determine is in the best interests of the Certificateholders (taken as a collective whole). All out-of-pocket expenses (including attorney's fees and litigation costs and expenses) incurred by the Special Servicer or Master Servicer, as the case may be, in carrying out its obligations hereunder shall be reimbursable to the Special Servicer or Master Servicer, as the case may be, and constitute Additional Trust Fund Expenses. The Trustee shall upon request promptly furnish or cause to be furnished to the Special Servicer or Master Servicer, as the case may be, limited powers of attorney and other documents necessary, delivered to it by the Special Servicer or Master Servicer, as the case may be, for execution, or appropriate to enable the Special Servicer or Master Servicer, as the case may be, to carry out such enforcement duties subject to Section 3.01(c).

            Section 2.04 Representations and Warranties of the Depositor.

            (a) The Depositor hereby represents and warrants to each of the other parties to this Agreement and for the benefit of the Certificateholders and the Companion Loan Noteholders, as of the Closing Date, that:

            (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

            (ii) The execution and delivery of this Agreement by the Depositor, and the performance and compliance with the terms of this Agreement by the Depositor, do not violate the Depositor's certificate of incorporation or bylaws or constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or that is applicable to it or any of its assets.

            (iii) The Depositor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, except as such enforcement may be limited by (A) applicable bankruptcy, insolvency, receivership, reorganization, liquidation, fraudulent transfer, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Depositor is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement do not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Depositor's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

            (vi) The transfer of the Mortgage Loans to the Trustee as contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

            (vii) No litigation is pending or, to the best of the Depositor's knowledge, threatened against the Depositor that would prohibit the Depositor from entering into this Agreement or, in the Depositor's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

            (viii) Immediately prior to the transfer of the Mortgage Loans by the Depositor to the Trustee hereunder, the Depositor had good and marketable title to, and was the sole owner of, each such Mortgage Loan, free and clear of any and all liens, encumbrances and other interests on, in or to such Mortgage Loan.

            (ix) No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Depositor of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed, and except for those filings and recordings of Loan documents and assignments thereof that are contemplated by this Agreement to be completed after the Closing Date.

            (x) The Depositor has been solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Mortgage Loans to the Trustee, pursuant to Section 2.01(b).

            (xi) After giving effect to its transfer of the Mortgage Loans to the Trustee, pursuant to Section 2.01(b), the value of the Depositor's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Depositor's debts and obligations, including contingent and unliquidated debts and obligations of the Depositor, and the Depositor will not be left with unreasonably small assets or capital with which to engage in and conduct its business.

            (xii) The Depositor does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature.

            (xiii) No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Depositor are pending or contemplated.

            (xiv) Immediately prior to the transfer of the Mortgage Loans to the Trustee for the benefit of the Certificateholders pursuant to this Agreement, the Depositor had such right, title and interest in and to each Mortgage Loan as was transferred to it by the related Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase and Sale Agreement. The Depositor has not transferred any of its right, title and interest in and to the Mortgage Loans to any Person other than the Trustee.

            (xv) Except for any actions that are the express responsibility of another party hereunder or under either Mortgage Loan Purchase and Sale Agreement, and further except for actions that the Depositor is expressly permitted to complete subsequent to the Closing Date, the Depositor has taken all actions required under applicable law to effectuate the transfer of all of its right, title and interest in and to the Mortgage Loans by the Depositor to the Trustee.

            (b) Upon discovery by any of the parties hereto of a breach of any of the foregoing representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

            Section 2.05 Representations and Warranties of the Master Servicer.

            (a) The Master Servicer hereby represents and warrants to the other parties hereto and for the benefit of the Certificateholders and the Companion Loan Noteholders, as of the Closing Date, that:

            (i) The Master Servicer is duly organized, validly existing and in good standing as a national banking association under the laws of the United States of America, and the Master Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

            (ii) The execution and delivery of this Agreement by the Master Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, do not violate the Master Servicer's organizational documents or constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or that is applicable to it or any of its assets, which default or breach, in the Master Servicer's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Master Servicer to perform its obligations under this Agreement.

            (iii) The Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Master Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement do not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

            (vi) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer that would prohibit the Master Servicer from entering into this Agreement or, in the Master Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

            (vii) Each officer or employee of the Master Servicer that has responsibilities concerning the servicing and administration of the Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c). None of the Master Servicer or any of its officers or employees that is involved in the servicing or administration of the Loans has been refused such coverage or insurance.

            (viii) No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Master Servicer of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed.

            (ix) The Master Servicer has examined each of the Sub-Servicing Agreements entered into by the Master Servicer that will be in effect as of the Closing Date with respect to the Loans, and each such Sub-Servicing Agreement complies with the requirements of Section 3.22(a) in all material respects.

            (b) The representations and warranties of the Master Servicer set forth in Section 2.05(a) shall survive the execution and delivery of this Agreement and inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any of the parties hereto of a breach of any of such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

            (c) Each successor Master Servicer (if any) shall be deemed to have made, as of the date of its succession, each of the representations set forth in
Section 2.05(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.05(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

            Section 2.06 Representations and Warranties of the Special Servicer.

            (a) The Special Servicer hereby represents and warrants to the other parties hereto and for the benefit of the Certificateholders and the Companion Loan Noteholders, as of the Closing Date, that:

            (i) The Special Servicer is duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware, and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

            (ii) The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, do not violate the Special Servicer's organizational documents or constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or that is applicable to it or any of its assets, which default, in the Special Servicer's reasonable judgment, is likely to materially and adversely effect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

            (iii) The Special Servicer has the full corporate power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, except as such enforcement may be limited by (A) applicable bankruptcy, receivership, insolvency, reorganization, liquidation, fraudulent transfer, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Special Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement do not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

            (vi) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened against the Special Servicer, the outcome of which in the Special Servicer's reasonable judgment, is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

            (vii) Each officer or employee of the Special Servicer that has responsibilities concerning the servicing and administration of the Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c).

            (viii) No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Special Servicer of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed.

            (b) The representations and warranties of the Special Servicer set forth in Section 2.06(a) shall survive the execution and delivery of this Agreement and inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any of the parties hereto of a breach of any of such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

            (c) Each successor Special Servicer (if any) shall be deemed to have made, as of the date of its succession, each of the representations set forth in
Section 2.06(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.06(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

            Section 2.07 Representations and Warranties of the Trustee and the REMIC Administrator.

            (a) LaSalle Bank National Association, both in its capacity as Trustee and in its capacity as REMIC Administrator (the "Bank"), hereby represents and warrants to the other parties hereto and for the benefit of the Certificateholders and the Companion Loan Noteholders, as of the Closing Date, that:

            (i) The Bank is a national bank duly organized, validly existing and in good standing under the laws of the United States and is, shall be or, if necessary, shall appoint a co-trustee that is, in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Loan and to perform its obligations under this Agreement.

            (ii) The execution and delivery of this Agreement by the Bank, and the performance and compliance with the terms of this Agreement by the Bank, do not violate the Bank's organizational documents or constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or that is applicable to it or any of its assets, which default, in the Bank's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Bank to perform its obligations under this Agreement or the financial condition of the Bank.

            (iii) The Bank has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Bank, enforceable against the Bank in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Bank is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement do not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Bank's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Bank to perform its obligations under this Agreement or the financial condition of the Bank.

            (vi) No litigation is pending or, to the best of the Bank's knowledge, threatened against the Bank that would prohibit the Bank from entering into this Agreement or, in the Bank's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Bank to perform its obligations under this Agreement or the financial condition of the Bank.

            (vii) No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Bank of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed.

            (b) The representations and warranties of the Bank set forth in
Section 2.07(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any of the parties hereto of a breach of any of such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

            (c) Each successor Trustee or REMIC Administrator (if any and regardless of whether the Trustee and the REMIC Administrator are different Persons) shall be deemed to have made, as of the date of its succession, each of the representations set forth in Section 2.07(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.07(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization. In any such case, the term "Bank" shall be deemed to mean such successor Trustee or the REMIC Administrator, as appropriate.

            Section 2.08 Execution, Authentication and Delivery of Class BC Certificates, and Class DM Certificates; Creation of Component Mortgage Loan REMIC Regular Interests and Component Mortgage Loan REMIC Residual Interest.

            Concurrently with the assignment and in exchange for the BC Component Mortgage Loan and the DM Component Mortgage Loan, (a) the Trustee agrees to hold the BC Component Mortgage Loan and the DM Component Mortgage Loan included in the Component Mortgage Loan REMIC, (b) the Trustee acknowledges the issuance of the Component Mortgage Loan REMIC Regular Interests and the Component Mortgage Loan REMIC Residual Interest, (c) the Depositor assigns the Component Mortgage Loan REMIC Senior Regular Interests to the Trustee as assets of REMIC I pursuant to Section 2.09, and (d) the Certificate Registrar, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, and the Authenticating Agent has authenticated and delivered to or upon the order of the Depositor, the Class BC Certificates and Class DM Certificates in authorized denominations. The Component Mortgage Loan REMIC Residual Interest is evidenced by the Class R-I Certificates issued pursuant to
Section 2.09. The interests evidenced by the Component Mortgage Loan REMIC Residual Interest, together with the Component Mortgage Loan REMIC Senior Regular Interests, the Class BC Certificates and the Class DM Certificates, constitute the entire beneficial ownership of the Component Mortgage Loan REMIC. The rights of the Holders of the Class R-I Certificates as owners of the Component Mortgage Loan REMIC Residual Interest, and the rights of the Class BC Certificateholders and the Class DM Certificateholders and REMIC I (as holder of the Component Mortgage Loan REMIC Senior Regular Interests) to receive distributions from the proceeds of the Component Mortgage Loan REMIC in respect of the Component Mortgage Loan REMIC Residual Interest and the Component Mortgage Loan REMIC Regular Interests, respectively, and all ownership interests evidenced or constituted by the Class BC Certificates, the Class DM Certificates, the Component Mortgage Loan REMIC Residual Interest and the Component Mortgage Loan REMIC Senior Regular Interests, shall be as set forth in this Agreement.

            Section 2.09 Issuance of the Class R-I Certificates; Creation of the REMIC I Regular Interests.

            Concurrently with the assignment to the Trustee of the assets included in REMIC I, and in exchange therefor, at the direction of the Depositor, the REMIC I Regular Interests have been issued hereunder and the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, in exchange for such assets and, in the case of the Component Mortgage Loan REMIC Residual Interest issued pursuant to Section 2.08, the Class R-I Certificates in authorized denominations. The residual interest in REMIC I represented by the Class R-I Certificates, together with the REMIC I Regular Interests, constitute the entire beneficial ownership of REMIC I. The rights of the Class R-I Certificateholders and the Trustee for the benefit of REMIC II to receive distributions from the proceeds of REMIC I in respect of the Class R-I Certificates and the REMIC I Regular Interests, respectively, shall be as set forth in this Agreement.

            Section 2.10 Conveyance of REMIC I Regular Interests; Acceptance of REMIC II by the Trustee.

            The Depositor, as of the Closing Date, and concurrently with the execution and delivery hereof, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests to the Trustee for the benefit of the Holders of the REMIC II Certificates. The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the REMIC II Certificates.

            Section 2.11 Issuance of the REMIC II Certificates.

            Concurrently with the assignment to the Trustee of the REMIC I Regular Interests, and in exchange therefor, at the direction of the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the REMIC II Certificates in authorized denominations. The interests evidenced by the REMIC II Certificates constitute the entire beneficial ownership of REMIC II. The rights of the Holders of the REMIC II Certificates to receive distributions from the proceeds of REMIC II shall be as set forth in this Agreement.

            Section 2.12 Designation of Grantor Trust.

            The Class P Certificates, exclusive of the portion thereof representing a "regular interest" in REMIC II, are hereby designated as undivided beneficial interests in the portion of the Trust Fund consisting of Excess Interest and the Excess Interest Distribution Account, which portion shall be treated as a grantor trust within the meaning of subpart E, Part I of subchapter J of the Code.

                                  ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

            Section 3.01 Administration of the Loans.

            (a) Each of the Master Servicer and the Special Servicer shall service and administer the Loans and any REO Properties that it is obligated to service and administer pursuant to this Agreement on behalf of the Trustee, and in the best interests and for the benefit of the Certificateholders and, in the case of a Whole Loan, on behalf of the related Companion Loan Noteholders (as a collective whole taking into account the subordination of the BC Component Mortgage Loan Subordinate Component, the DM Component Mortgage Loan Subordinate Component and the Roxborough B Note) in accordance with any and all applicable laws, the terms of this Agreement, the terms of the respective Loans and in the case of a Whole Loan, the related Co-Lender Agreement, and, to the extent consistent with the foregoing, in accordance with the Servicing Standard. Without limiting the foregoing, and subject to Section 3.21, (i) the Master Servicer shall service and administer all Performing Loans, and (ii) the Special Servicer shall service and administer (x) each Loan (other than a Corrected
Loan) as to which a Servicing Transfer Event has occurred and is continuing, and
(y) each REO Property; provided, however, that the Master Servicer shall continue to collect information and prepare all reports to the Trustee required hereunder with respect to any Specially Serviced Loans and REO Properties (and the related REO Loans), and further to render such incidental services with respect to any Specially Serviced Loans and REO Properties as are specifically provided for herein; and provided, further, that the Special Servicer shall render such incidental services with respect to Performing Loans as are specifically provided for herein. The Master Servicer shall not, on behalf of the Trust, obtain title to a Mortgaged Property.

            (b) Subject to Section 3.01(a) the Master Servicer and the Special Servicer shall each have full power and authority, acting alone or through Sub-Servicers, to do or cause to be done any and all things in connection with such servicing and administration that it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Master Servicer (with respect to Performing Loans) and the Special Servicer (with respect to Specially Serviced Loans), in its own name or in the name of the Trustee, is hereby authorized and empowered by the Trustee to execute and deliver, on behalf of the Certificateholders, the Trustee or any of them: (i) any and all financing statements, control agreements, continuation statements and other documents or instruments necessary to perfect or maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and other related collateral; (ii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments; and (iii) subject to Sections 3.08 and 3.20, any and all assumptions, modifications, waivers, substitutions, extensions, amendments and consents. Subject to Section 3.10, the Trustee shall, at the written request of a Servicing Officer of the Master Servicer or the Special Servicer, furnish, or cause to be so furnished, to the Master Servicer or the Special Servicer, as appropriate, any limited powers of attorney and other documents (each of which shall be prepared by the Master Servicer or the Special Servicer, as applicable) necessary or appropriate to enable it to carry out its servicing and administrative duties hereunder; provided, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer or the Special Servicer and the Trustee will be indemnified pursuant to, and subject to the limitations set forth in, Section 8.05 for any losses or expenses it incurs due to the Master Servicer's use of such power of attorney.

            (c) Notwithstanding anything contained herein to the contrary, neither the Master Servicer nor the Special Servicer shall without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Master Servicer's or such Special Servicer's, as applicable, representative capacity, or (ii) take any action with the intent to cause, and that actually does cause, the Trustee to be registered to do business in any state.

            The Master Servicer and/or the Special Servicer shall indemnify the Trustee for any and all costs, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse of such powers of attorney by the Master Servicer or the Special Servicer, as applicable.

            (d) The relationship of each of the Master Servicer and the Special Servicer to the Trustee and, unless they are the same Person, each other under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            (e) The parties hereto acknowledge that each of the Evergreen Portfolio B Mortgage Loan and the Bank of America Center Mortgage Loan is subject to the terms and conditions of the related Mezzanine Intercreditor Agreement. The parties hereto acknowledge that each Whole Loan is subject to the terms and conditions of the related Co-Lender Agreement. The parties hereto further recognize (i) the respective rights and obligations of the "Lenders" under the Bank of America Center Co-Lender Agreement, including with respect to the allocation of collections on or in respect of the Bank of America Center Whole Loan and the making of payments to the "Lenders" in accordance with Sections 1 and 2 of the Bank of America Center Co-Lender Agreement, (ii) the respective rights and obligations of the "Lenders" under the Dallas Market Center Co-Lender Agreement, including with respect to the allocation of collections on or in respect of the Dallas Market Center Whole Loan and the making of payments to the "Lenders" in accordance with Sections 1 and 2 of the Dallas Market Center Co-Lender Agreement, and (iii) the respective rights and obligations of the "Holders" under the Roxborough Co-Lender Agreement, including with respect to the allocation of collections on or in respect of the Roxborough Whole Loan and the making of payments to the "Holders" in accordance with Sections 3 and 4 of the Roxborough Co-Lender Agreement.

            In the event that a Mortgage Loan included in a Whole Loan is no longer part of the Trust Fund and the servicing and administration of such Whole Loan is to be governed by a separate servicing agreement and not by this Agreement, as contemplated by Section 2 of the Bank of America Center Co-Lender Agreement, in the case of the Bank of America Center Whole Loan, Section 2 of the Dallas Market Center Co-Lender Agreement, in the case of the Dallas Market Center Whole Loan, and Section 6 of the Roxborough Co-Lender Agreement, in the case of the Roxborough Whole Loan, the Master Servicer and, if such Whole Loan is then being specially serviced hereunder, the Special Servicer, shall continue to act in such capacities under such separate servicing agreement, which agreement shall be reasonably acceptable to the Master Servicer and/or the Special Servicer, as the case may be, and shall contain servicing and administration, limitation of liability, indemnification and servicing compensation provisions substantially similar to the corresponding provisions of this Agreement, except for the fact that such Whole Loan and the related Mortgaged Properties shall be the sole assets serviced and administered thereunder and the sole source of funds thereunder. Prior to the Bank of America Center Mortgage Loan being serviced under any separate servicing agreement, the Rating Agencies then rating the Bank of America Center Companion Loan Securities shall have provided written confirmation that the servicing of the Bank of America Center Mortgage Loan under such agreement would not result in a downgrade, qualification or withdrawal of any of the ratings assigned by such Rating Agencies with respect to any class of Bank of America Center Companion Loan Securities. Prior to the Dallas Market Center Mortgage Loan being serviced under any separate servicing agreement, the Rating Agencies then rating the Dallas Market Center Companion Loan Securities shall have provided written confirmation that the servicing of the Dallas Market Center Mortgage Loan under such agreement would not result in a downgrade, qualification or withdrawal of any of the ratings assigned by such Rating Agencies with respect to any class of Dallas Market Center Companion Loan Securities.

            Notwithstanding the foregoing, if, at such time as a Mortgage Loan included in a Whole Loan shall no longer be part of the Trust Fund, a separate servicing agreement with respect to such Whole Loan has not been entered into, then, until such time as a separate servicing agreement is entered into and, other than respect to the Roxborough Whole Loan, such rating confirmation is obtained, and notwithstanding that such Mortgage Loan is no longer part of the Trust Fund, the Master Servicer and, if applicable, the Special Servicer shall continue to service such Whole Loan or any related REO Property, as the case may be, under this Agreement as if it were a separate servicing agreement, for the benefit of the parties under the related Co-Lender Agreement, with: (i) such Whole Loan and the related Mortgaged Property constituting the sole assets thereunder; and (ii) references to the "Trustee", "Trust", "Certificateholders" (or any sub-group thereof) and the "Directing Certificateholder" being construed to refer to the holders of the "Notes" under the Bank of America Center Co-Lender Agreement or the Dallas Market Center Co-Lender Agreement, as applicable, or the "Controlling Holder" under the Roxborough Co-Lender Agreement; provided, however, that from and after the date that such Mortgage Loan is no longer part of the Trust Fund and until the servicing and administration of such Whole Loan is to be governed by a separate servicing agreement and not by this Agreement, and notwithstanding any other provision hereof, (i) no P&I Advances shall be made by the Master Servicer, Special Servicer, the Trustee or the Fiscal Agent in respect of such Mortgage Loan, and
(ii) the holders of such Mortgage Loan shall be solely responsible for all fees, costs, expenses, liabilities, indemnities and other amounts payable or reimbursable to any Person in respect of such Mortgage Loan and any related REO Property and in no event shall any such fees, costs, expenses, liabilities, indemnities, or other amounts be payable out of the Mortgage Pool or any collections relating thereto (except to the extent accrued and unpaid while such Mortgage Loan was included as part of the Trust Fund). Subject to any express provision contained in the related Co-Lender Agreement to the contrary, nothing herein shall be deemed to override the provisions of a Co-Lender Agreement with respect to the rights of the Companion Loan Noteholders thereunder. With respect to the servicing and administration duties and obligations with respect to the Whole Loans, in the event of any inconsistency between the provisions of a Co-Lender Agreement and the provisions of this Agreement, or as to any matter on which such Co-Lender Agreement is silent or makes reference to this Agreement, this Agreement shall govern.

            Section 3.02 Collection of Mortgage Loan Payments.

            (a) The Master Servicer (with respect to Performing Loans) and the Special Servicer (with respect to Specially Serviced Loans) shall undertake reasonable efforts to collect all payments called for under the terms and provisions of the Loans and shall follow such collection procedures as are consistent with applicable law, the express terms of this Agreement and the related Loan documents and, to the extent consistent with the foregoing, the Servicing Standard, provided that neither the Master Servicer nor the Special Servicer shall, with respect to any ARD Loan after its Anticipated Repayment Date, take any enforcement action with respect to the payment of Excess Interest (other than the making of requests for its collection), unless (i) the taking of an enforcement action with respect to the payment of other amounts due under such Loan is, in the good faith and reasonable judgment of the Special Servicer, and without regard to such Excess Interest, also necessary, appropriate and consistent with the Servicing Standard or (ii) all other amounts due under such Loan have been paid, the payment of such Excess Interest has not been forgiven in accordance with Section 3.20 and, in the good faith and reasonable judgment of the Special Servicer, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated Advance Interest. Consistent with the foregoing, the Special Servicer (as to Specially Serviced Loans) may waive any Default Charges in connection with any specific delinquent payment on a Loan it is obligated to service hereunder. Consistent with the foregoing and in each case subject to the Servicing Standard, the Master Servicer (or if applicable a Sub-Servicer) may grant a one time waiver of Default Charges in connection with a late payment, provided that for any waiver thereafter of Default Charges in connection with a Mortgage Loan that is 30 days or more past due, and with respect to which Advances, Advance Interest or Additional Trust Fund Expenses have been incurred and remain unreimbursed to the Trust, the Master Servicer must obtain the consent of the Directing Certificateholder before granting such waiver subject to the obligation of the Master Servicer to act in accordance with applicable law and the Servicing Standard. The Directing Certificateholder's consent shall be deemed granted if it has not responded in writing (which may be via fax or e-mail) within ten Business Days of its receipt of such request.

            (b) (i) At least 90 days prior to the maturity date of each Balloon Loan, the Master Servicer shall send a notice to the related Mortgagor of such maturity date (with a copy to be sent to the Special Servicer) and shall request written confirmation that the Balloon Payment will be paid by such maturity date.

            (ii) Within 60 days after the Closing Date (or within such shorter period as may be required by the applicable Letter of Credit), the Master Servicer shall notify each provider of a Letter of Credit for any Mortgage Loan that the Master Servicer or the Special Servicer, on behalf of the Trustee for the benefit of the Certificateholders, shall be the beneficiary under each such Letter of Credit. The Master Servicer shall maintain and execute each such Letter of Credit, if applicable, in accordance with the related Loan documents.

            (iii) Within 60 days after the Closing Date as to each Loan that is secured by the interest of the related Mortgagor under a Ground Lease (or within such shorter period as may be required by the applicable Ground Lease), the Master Servicer shall notify the related ground lessor of the transfer of such Mortgage Loan to the Trust pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer.

            All amounts received by the Trust with respect to a Whole Loan shall be applied to amounts due and owing thereunder (including for principal and accrued and unpaid interest) in accordance with the express provisions of this Agreement, the related Mortgage Notes, the related Mortgage, the related loan agreement, if any, and the related Co-Lender Agreement.

            Section 3.03 Collection of Taxes, Assessments and Similar Items; Servicing Accounts; Servicing Advances; Reserve Accounts.

            (a) The Master Servicer shall, as to all the Loans, establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow Payments received by it with respect to the Loans shall be deposited and retained. Subject to any terms of the related Loan documents that specify the nature of the account in which Escrow Payments shall be held, each Servicing Account shall be an Eligible Account. Withdrawals of amounts so collected in respect of any Loan (and interest earned thereon) from a Servicing Account may be made only: (i) to effect payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and comparable items in respect of related Mortgaged Property; (ii) to reimburse the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent as applicable, for any unreimbursed Servicing Advances made thereby to cover any of the items described in the immediately preceding clause (i); (iii) to refund to the related Mortgagor any sums as may be determined to be overages; (iv) to pay interest or other income, if required and as described below, to the related Mortgagor on balances in the Servicing Account (or, if and to the extent not payable to the related Mortgagor, to pay such interest or other income (up to the amount of any Net Investment Earnings in respect of such Servicing Account for each Collection Period) to the Master Servicer); (v) disburse Insurance Proceeds if required to be applied to the repair or restoration of the related Mortgaged Property; or
(vi) to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01. The Master Servicer shall pay or cause to be paid to the related Mortgagor interest, if any, earned on the investment of funds in Servicing Accounts maintained thereby, if required by law or the terms of the related Loan. If the Master Servicer shall deposit into a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding. The Special Servicer shall within two Business Days after receipt deliver all Escrow Payments received by it to the Master Servicer for deposit into the applicable Servicing Account.

            (b) The Master Servicer shall as to each Loan, including each Specially Serviced Loan, (i) maintain accurate records with respect to the related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts consistent with the Servicing Standard to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and effect payment thereof prior to the applicable penalty or termination date. For purposes of effecting any such payment, the Master Servicer shall apply Escrow Payments as allowed under the terms of the related Loan documents; provided that if such Loan does not require the related Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, each of the Master Servicer and the Special Servicer shall use reasonable efforts, as to those Loans it is obligated to service hereunder, and subject to and in accordance with the Servicing Standard, enforce the requirement of the related Mortgage that the Mortgagor make payments in respect of such items at the time they first become due.

            (c) In accordance with the Servicing Standard and for all Loans, but subject to Section 3.11(h), the Master Servicer shall make a Servicing Advance with respect to each Property (including each Mortgaged Property relating to a Specially Serviced Loan) all such funds as are necessary for the purpose of effecting the timely payment of (i) real estate taxes, assessments and other similar items, (ii) ground rents (if applicable), and (iii) premiums on Insurance Policies, in each instance prior to the applicable penalty or termination date if and to the extent that (x) Escrow Payments (if any) collected from the related Mortgagor are insufficient to pay such item when due, and (y) the related Mortgagor has failed to pay such item on a timely basis; provided that, in the case of amounts described in the preceding clause (i), the Master Servicer shall not make a Servicing Advance of any such amount until the Master Servicer (in accordance with the Servicing Standard) has actual knowledge that the Mortgagor has not made such payments and reasonably anticipates that such amounts will not be paid by the related Mortgagor on or before the applicable penalty date. All such Advances shall be reimbursable in the first instance from related collections from the Mortgagor and further as provided in
Section 3.05. No costs incurred by the Master Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of such Mortgaged Properties shall, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to the respective unpaid principal balances or Stated Principal Balances of the related Loans, notwithstanding that the terms of such Loans so permit; provided that this sentence shall not be construed to limit the rights of the Master Servicer on behalf of the Trust or, if a Whole Loan is involved, on behalf of the related Companion Loan Noteholders, to enforce any obligations of the related Mortgagor under such Loan.

            (d) The Master Servicer shall establish and maintain, as applicable, one or more accounts (the "Reserve Accounts"), in which all Reserve Funds, if any, received by it with respect to the Loans shall be deposited and retained. As and to the extent consistent with the Servicing Standard and the related Loan documents, the Master Servicer may make withdrawals of amounts so deposited, and draws under any Letter of Credit delivered in lieu of Reserve Funds, to pay for, or to reimburse the related Mortgagor in connection with, the costs associated with the related tenant improvements, leasing commissions, repairs, replacements, capital improvements and/or environmental testing and remediation, litigation and/or other special expenses at or with respect to the related Mortgaged Property for which such Reserve Funds were intended or such Letter of Credit was delivered and, in the case of a Reserve Fund constituting debt service reserve accounts, to apply amounts on deposit therein in respect of principal and interest on the related Loan. In addition, as and to the extent consistent with the Servicing Standard and the related Loan documents, the Master Servicer may make withdrawals of amounts so deposited, and draws under any Letter of Credit so delivered, to prepay the Loan in the event certain leasing or other economic criteria are not satisfied at the related Mortgaged Property (but only if such prepayment is required by the related Loan documents or continuing to hold such funds or Letter of Credit as Additional Collateral is not consistent with the Servicing Standard), or to release such amounts to the related Mortgagor or otherwise apply such amounts for any other appropriate purpose in the event that such criteria are satisfied, and the Master Servicer may return any Letter of Credit so delivered to the related Mortgagor. Subject to the terms of the related Loan documents, each Reserve Account shall be an Eligible Account. Interest and other income, if any, earned on funds on deposit in any Reserve Account held by the Master Servicer (to the extent of any Net Investment Earnings with respect to such Reserve Account for any Collection Period), shall be for the benefit of and payable to the Master Servicer, unless otherwise required to be paid to the related Mortgagor by law or the terms of the related Loan. Any out-of-pocket expenses incurred by the Master Servicer to enable the Master Servicer to make any draw under any Letter of Credit shall constitute a Servicing Advance, and the Master Servicer shall make reasonable efforts to recover such expenses from the related Mortgagor to the extent the Mortgagor is required to pay such expenses under the terms of the related Loan documents.

            (e) To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Loan, the Master Servicer shall request from the Mortgagor written confirmation thereof within a reasonable time after the later of the Closing Date and the date as of which such plan is required to be established or completed. To the extent any repairs, capital improvements, actions or remediations are required to have been taken or completed pursuant to the terms of the Loan, the Master Servicer shall request from the Mortgagor written confirmation of such actions and remediations within a reasonable time after the later of the Closing Date and the date as of which such action or remediations are required by the related Loan documents to be or to have been taken or completed. To the extent a Mortgagor shall fail to promptly respond to any inquiry described in this Section 3.03(e), the Master Servicer shall determine whether the related Mortgagor has failed to perform its obligations under the related Loan and report any such failure to the Special Servicer, the Trustee, the BC Controlling Holder (if the BC Component Mortgage Loan is involved), the DM Controlling Holder (if the DM Component Mortgage Loan is involved), the Bank of America Center Companion Loan Noteholders (if the Bank of America Center Whole Loan is involved), the Dallas Market Center Companion Loan Noteholder (if the Dallas Market Center Whole Loan is involved), the Roxborough B Noteholder (if the Roxborough Whole Loan is involved), and the Directing Certificateholder within a reasonable time after the date as of which such actions or remediations are required to be or to have been taken or completed. The Master Servicer shall promptly give written notice to the Trustee, the Special Servicer, the BC Controlling Holder (if the BC Component Mortgage Loan is involved), the DM Controlling Holder (if the DM Component Mortgage Loan is involved), the Bank of America Center Companion Loan Noteholders (if the Bank of America Center Whole Loan is involved), the Dallas Market Center Companion Loan Noteholder (if the Dallas Market Center Whole Loan is involved), the Roxborough B Noteholder (if the Roxborough Whole Loan is involved), and the Directing Certificateholder if the Master Servicer shall determine that any Mortgagor has failed to perform its obligations under the related Loan documents in respect of environmental matters.

            Section 3.04 Certificate Account, Distribution Account, Component Mortgage Loan REMIC Distribution Account, REMIC I Distribution Account, REMIC II Distribution Account, Excess Interest Distribution Account, Excess Liquidation Proceeds Account and Whole Loan Custodial Account.

            (a) The Master Servicer shall segregate and hold all funds collected and received by it in connection with the Mortgage Pool separate and apart from its own funds and general assets. The Master Servicer shall establish and maintain one or more accounts (collectively, the "Certificate Account"), held on behalf of the Trustee in trust for the benefit of the Certificateholders. The Certificate Account shall be an Eligible Account. The Master Servicer shall deposit or cause to be deposited into the Certificate Account, within one Business Day of receipt (in the case of payments by Mortgagors or other collections on or in respect of the Mortgage Loans) or as otherwise required hereunder, the following payments and collections received or made by or on behalf of it subsequent to the Cut-off Date (other than in respect of principal, interest, Escrow Payments and any other amounts due and payable on the Mortgage Loans on or before the Cut-off Date, which payments shall be delivered promptly to the related Mortgage Loan Seller or its related designee, with negotiable instruments endorsed as necessary and appropriate without recourse):

            (i) all payments, from whatever source, or transfers from a debt service reserve account, on account of principal, including Principal Prepayments, on the Mortgage Loans;

            (ii) all payments, from whatever source, or transfers from a debt service reserve account, on account of interest on the Mortgage Loans including Default Interest and Excess Interest;

            (iii) all Prepayment Premiums received in respect of the Mortgage Loans;

            (iv) all payments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of the Mortgage Loans together with any amounts representing recoveries of Workout-Delayed Reimbursement Amounts or Nonrecoverable Advances in respect of the related Mortgage Loans;

            (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Certificate Account;

            (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket or master single insurance policy;

            (vii) any amounts required to be transferred to the Certificate Account from the REO Account pursuant to Section 3.16(c);

            (viii) any amounts representing payments made by Mortgagors that are allocable to cover items in respect of which Servicing Advances have been made;

            (ix) any proceeds from the repurchase or substitution of Mortgage Loans under Section 2.03; and

            (x) insofar as they do not constitute Escrow Payments, any amounts paid by a Mortgagor specifically to cover items for which a Servicing Advance has been made or that represent a recovery of property protection expenses from a Mortgagor;

provided that any amounts described above (other than clause (v) above) that relate to a Whole Loan or any related REO Property (other than Liquidation Proceeds derived from the sale of the related Mortgage Loan to or through the related Companion Loan Noteholder pursuant to the related Co-Lender Agreement as a Specially Serviced Loan pursuant to Section 3.18) shall be deposited into the related Whole Loan Custodial Account, and, in any such case, shall thereafter be transferred to the Certificate Account as provided in Section 3.05(f).

            The foregoing requirements for deposit into the Certificate Account shall be exclusive. Without limiting the generality of the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, Reserve Funds, late payment charges, assumption fees, assumption application fees, earnout fees, extension fees, substitution fees, modification fees, charges for beneficiary statements or demands and amounts collected for checks returned for insufficient funds, need not be deposited by the Master Servicer in the Certificate Account. The Master Servicer shall promptly deliver to the Special Servicer any of the foregoing items received by it, if and to the extent that such items constitute Additional Special Servicing Compensation payable to the Special Servicer. If the Master Servicer shall deposit into the Certificate Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding.

            Upon receipt of any of the amounts described in clauses (i) through
(iv) and (viii) above with respect to any Loan (for the avoidance of doubt, not including any REO Loan), the Special Servicer shall promptly, but in no event later than one Business Day after receipt of available funds, remit such amounts to the Master Servicer for deposit into the Certificate Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement. Any such amounts received by the Special Servicer with respect to an REO Property (other than an REO Property related to a Whole Loan) shall be deposited by the Special Servicer into the REO Account and remitted to the Master Servicer for deposit into the Certificate Account pursuant to Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement.

            (b) The Trustee shall establish and maintain one or more trust accounts (collectively, the "Distribution Account") to be held in trust for the benefit of the Trust as holder of the Component Mortgage Loan REMIC Senior Regular Interests, as holder of the REMIC I Regular Interests, and for the Certificateholders. The Distribution Account shall be an Eligible Account. On or prior to 1:00 p.m. New York City time on each Master Servicer Remittance Date, the Master Servicer shall deliver to the Trustee, for deposit into the Distribution Account, an aggregate amount of immediately available funds equal to the Master Servicer Remittance Amount for such Master Servicer Remittance Date. If, at 3:00 p.m., New York City time, on any Master Servicer Remittance Date, the Trustee has not received the Master Servicer Remittance Amount, the Trustee shall provide notice to the Master Servicer in the same manner as required by Section 4.03(a) with respect to P&I Advances.

            In the event that the Master Servicer fails to remit the Master Servicer Remittance Amount for such Master Servicer Remittance Date on the related Master Servicer Remittance Date, the Master Servicer shall pay to the Trustee interest at the Reimbursement Rate on the Master Servicer Remittance Amount for the period from and including such Master Servicer Remittance Date to but excluding the related Distribution Date.

            In addition, the Master Servicer shall, as and when required hereunder, deliver to the Trustee for deposit into the Distribution Account:

            (i) any P&I Advances required to be made by the Master Servicer in accordance with Section 4.03(a);

            (ii) any amounts required to be deposited by the Master Servicer pursuant to Section 3.19(e) in connection with Prepayment Interest Shortfalls; and

            (iii) any Liquidation Proceeds paid by the Master Servicer or a Majority Certificateholder of the Controlling Class in connection with the purchase of all of the Mortgage Loans and any REO Properties pursuant to
      Section 9.01, exclusive of the portion of such Liquidation Proceeds required to be deposited into the Certificate Account pursuant to Section 9.01.

            The Trustee shall, upon receipt, deposit into the Distribution Account any and all amounts received or advanced by the Trustee that are required by the terms of this Agreement to be deposited therein.

            All such amounts deposited in respect of the Majority Mortgage Loans (other than Excess Interest, if any) shall, on each Distribution Date, be deemed to be deposited into the REMIC I Distribution Account in respect of such Mortgage Loans. All such amounts deposited in respect of such Excess Interest shall be deemed to be deposited into the Excess Interest Distribution Account.

            All such amounts deposited in respect of the BC Component Mortgage Loan (other than Excess Interest, if any) shall be deemed to be deposited into the Component Mortgage Loan REMIC Distribution Account and, on each Distribution Date, deemed to be distributed to the REMIC I Distribution Account in respect of the related Component Mortgage Loan REMIC Senior Regular Interest pursuant to Sections 4.01(j)(i), (ii) and (iii), distributed to the Class BC Certificates in respect of the BC Component Mortgage Loan Subordinate Component pursuant to Sections 4.01(j)(iv) to (vi) and distributed to the Class R-I Certificates in respect of the Component Mortgage Loan REMIC Residual Interest pursuant to
Section 4.01(j)(vii)]. All such amounts deposited in respect of such Excess Interest shall be deemed to be deposited into the Excess Interest Distribution Account.

            All such amounts deposited in respect of the DM Component Mortgage Loan (other than Excess Interest, if any) shall be deemed to be deposited into the Component Mortgage Loan REMIC Distribution Account and, on each Distribution Date, deemed to be distributed to the REMIC I Distribution Account in respect of the related Component Mortgage Loan REMIC Senior Regular Interest pursuant to Sections 4.01(k)(i), (ii) and (iii), distributed to each Class of Class DM Certificates in respect of the Corresponding DM Component Mortgage Loan Subordinate Component pursuant to Sections 4.01(k)(iv) to (xxiv) and distributed to the Class R-I Certificates in respect of the Component Mortgage Loan REMIC Residual Interest pursuant to Section 4.01(k)(xxv). All such amounts deposited in respect of such Excess Interest shall be deemed to be deposited into the Excess Interest Distribution Account.

            (c) (i) The Trustee shall establish and maintain the REMIC I Distribution Account, as a sub-account of the Distribution Account, in the name of the Trustee, in trust for the benefit of the Certificateholders (other than the Class BC Certificateholders, the Class DM Certificateholders, and the Class R I Certificateholders in respect of the Component Mortgage Loan REMIC Residual Interest). The REMIC I Distribution Account shall be established and maintained as an Eligible Account or as a sub-account of the Distribution Account. With respect to each Distribution Date, the Trustee shall withdraw or be deemed to withdraw from the REMIC I Distribution Account and deposit or be deemed to deposit into the REMIC II Distribution Account on or before such date the amount of the Available Distribution Amount (including P&I Advances) and Prepayment Premiums to be distributed in respect of the REMIC I Regular Interests pursuant to Section 4.01(a)(i) and Section 4.01(c)(iv) on such date.

            (ii) The Trustee shall establish and maintain the REMIC II Distribution Account, as a sub-account of the Distribution Account, in the name of the Trustee, in trust for the benefit of the REMIC II Certificateholders. The REMIC II Distribution Account shall be established and maintained as an Eligible Account or as a sub-account of the Distribution Account. With respect to each Distribution Date, the Trustee shall withdraw or be deemed to withdraw from the REMIC II Distribution Account the amount of the Available Distribution Amount (including P&I Advances) and Prepayment Premiums to be distributed in respect of the REMIC II Certificates pursuant to Section 4.01(b)(i) and Section 4.01(c)(i) on such date.

            (iii) The Trustee shall establish and maintain one or more trust accounts (collectively, the "Component Mortgage Loan REMIC Distribution Account") as a sub-account of the Distribution Account, in the name of the Trustee, in trust for the benefit of the Trust as holder of the Component Mortgage Loan REMIC Senior Regular Interests, as holder of the REMIC I Regular Interests and for the Certificateholders. The Component Mortgage Loan REMIC Distribution Account shall at all times be an Eligible Account or a sub-account of the Distribution Account.

            (iv) The Trustee shall establish and maintain one or more accounts or sub-accounts (collectively, the "Excess Liquidation Proceeds Account") in the name of the Trustee, in trust for the benefit of the Certificateholders. Each account that constitutes the Excess Liquidation Proceeds Account shall be an Eligible Account. On each Master Servicer Remittance Date, the Master Servicer shall withdraw from the Certificate Account and remit to the Trustee for deposit into the Excess Liquidation Proceeds Account all Excess Liquidation Proceeds received during the Collection Period ending on the Business Day prior to such Master Servicer Remittance Date. Notwithstanding the foregoing, any Excess Liquidation Proceeds with respect to the BC Component Mortgage Loan or the DM Component Mortgage Loan shall be deemed to be distributed by the Component Mortgage Loan REMIC in respect of the Component Mortgage Loan REMIC Residual Interest and then deposited into the Excess Liquidation Proceeds Account in respect of REMIC I.

            (v) The Trustee shall establish and maintain one or more accounts or sub-accounts (collectively, the "Excess Interest Distribution Account"), in the name of the Trustee, in trust for the benefit of the Class P Certificateholders. Each account that constitutes the Excess Interest Distribution Account shall be an Eligible Account. On each Master Servicer Remittance Date, the Master Servicer shall withdraw from the Certificate Account and remit to the Trustee for deposit into the Excess Interest Distribution Account all Excess Interest received during the Collection Period ending on the Business Day prior to such Master Servicer Remittance Date.

            (d) Funds in the Certificate Account may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. The Master Servicer shall give notice to the other parties hereto of the location of the Certificate Account as of the Closing Date and of the new location of the Certificate Account prior to any change thereof. The Distribution Account, the Component Mortgage Loan REMIC Distribution Account, the REMIC I Distribution Account, the REMIC II Distribution Account, the Excess Interest Distribution Account and the Excess Liquidation Proceeds Account shall be established at the Corporate Trust Office of the Trustee as of the Closing Date, and the Trustee shall give notice to the other parties hereto of the new location of the Distribution Account, the Component Mortgage Loan REMIC Distribution Account, the REMIC I Distribution Account, the REMIC II Distribution Account, the Excess Interest Distribution Account and the Excess Liquidation Proceeds Account prior to any change thereof.

            (e) The Master Servicer shall establish and maintain one or more Whole Loan Custodial Accounts in which the Master Servicer shall deposit or cause to be deposited within one Business Day of receipt (in the case of payments by Mortgagors or other collections on or in respect of a Whole Loan) or as otherwise required hereunder, the following payments and collections received or made by or on behalf of it subsequent to the Cut-off Date (other than in respect of principal, interest and any other amounts due and payable on such Whole Loan on or before the Cut-off Date, which payments shall be held as provided in the related Co-Lender Agreement):

                  (i) all payments, from whatever source, or transfers from a debt service reserve account, on account of principal, including Principal Prepayments, on such Whole Loan;

                  (ii) all payments, from whatever source, or transfers from a debt service reserve account, on account of interest on such Whole Loan;

                  (iii) all Prepayment Premiums received in respect of such
            Whole Loan;

                  (iv) all payments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of such Whole Loan;

                  (v) any amounts required to be deposited by the Master
            Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in such Whole Loan Custodial Account;

                  (vi) any amounts required to be deposited by the Master
            Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses with respect to such Whole Loan resulting from a deductible clause in a blanket or master single insurance policy;

                  (vii) any amounts required to be transferred from the related
            REO Account pursuant to Section 3.16(c);

                  (viii) any amounts representing payments made by Mortgagors that are allocable to cover items in respect of which Servicing Advances have been made; and

                  (ix) insofar as they do not constitute Escrow Payments, any amounts paid by the related Mortgagor with respect to the related Whole Loan specifically to cover items for which a Servicing Advance has been made or that represent a recovery of property protection expenses from a Mortgagor.

            The foregoing requirements for deposit into the Whole Loan Custodial Accounts shall be exclusive. Without limiting the generality of the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, Reserve Funds, assumption fees, assumption application fees, earnout fees, extension fees, substitution fees, modification fees, charges for beneficiary statements or demands and amounts collected for checks returned for insufficient funds, need not be deposited by the Master Servicer in the Whole Loan Custodial Accounts. The Master Servicer shall promptly deliver to the Special Servicer any of the foregoing items received by it, if and to the extent that such items constitute Additional Special Servicing Compensation payable to the Special Servicer. If the Master Servicer shall deposit into any Whole Loan Custodial Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Whole Loan Custodial Account, any provision herein to the contrary notwithstanding.

            Upon receipt of any of the amounts described in clauses (i) through
(iv) and (viii) above with respect to such Whole Loan (for the avoidance of doubt, not including any REO Loan), the Special Servicer shall promptly, but in no event later than one Business Day after receipt of available funds, remit such amounts to the Master Servicer for deposit into the applicable Whole Loan Custodial Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement. Any such amounts received by the Special Servicer with respect to an REO Property (other than an REO Property that is not related to a Whole Loan) shall be deposited by the Special Servicer into the related REO Account and remitted to the Master Servicer for deposit into the related Whole Loan Custodial Account pursuant to Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement.

            Funds in a Whole Loan Custodial Account may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. The Master Servicer shall give notice to the Trustee, the Special Servicer, the Depositor, the Bank of America Center Companion Loan Noteholders (if the Bank of America Center Whole Loan is involved), the Dallas Market Center Companion Loan Noteholder (if the Dallas Market Center Whole Loan is involved), and the Roxborough B Noteholder (if the Roxborough Whole Loan is involved), of the location of each Whole Loan Custodial Account as of the Closing Date and of the new location of a Whole Loan Custodial Account prior to any change thereof.

            (f) The Master Servicer shall establish and maintain the Interest Reserve Account in trust for the benefit of the Certificateholders. The Master Servicer is hereby authorized to make deposits in and withdrawals from the Interest Reserve Account, in accordance with the terms of this Agreement. The Interest Reserve Account shall be maintained as a segregated account separate from other accounts.

            Section 3.05 Permitted Withdrawals From the Certificate Account, the Distribution Account, the Whole Loan Custodial Accounts and the Excess Liquidation Proceeds Account.

            (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

            (i) to remit to the Trustee no later than 1:00 p.m. (New York time) for deposit into the Distribution Account and the Excess Interest Distribution Account, the Master Servicer Remittance Amount for, and, to the extent permitted or required by Section 4.03(a), as applicable, any P&I Advances to be made on, each Master Servicer Remittance Date;

            (ii) to reimburse the Master Servicer, the Trustee or the Fiscal Agent, as applicable, for unreimbursed P&I Advances made thereby (in each case, with its own funds), the Master Servicer's, the Trustee's and the Fiscal Agent's, as the case may be, respective rights to reimbursement pursuant to this clause (ii) with respect to any P&I Advance (other than Nonrecoverable P&I Advances, which are reimbursable pursuant to clause
      (vii) below) being limited to amounts that represent Late Collections of interest and principal received in respect of the particular Mortgage Loan or REO Loan as to which such P&I Advance was made (net of related Master Servicing Fees and/or Workout Fees) (exclusive of each Mortgage Loan or REO Loan included in a Whole Loan);

            (iii) to pay to the Master Servicer earned and unpaid Master Servicing Fees in respect of each Mortgage Loan and REO Loan (exclusive of each Mortgage Loan or REO Loan included in a Whole Loan), the Master Servicer's right to payment pursuant to this clause (iii) with respect to any Mortgage Loan or REO Loan (exclusive of each Mortgage Loan or REO Loan included in a Whole Loan) being payable from, and limited to, amounts received on or in respect of such Mortgage Loan (whether in the form of payments, Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds) or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance Proceeds) that are allocable as a recovery of interest thereon;

            (iv) to pay to the Special Servicer, out of general collections on the Mortgage Loans and any REO Properties, earned and unpaid Special Servicing Fees in respect of each Specially Serviced Loan and REO Loan (exclusive of each Companion Loan);

            (v) to pay to the Special Servicer earned and unpaid Workout Fees and Liquidation Fees to which it is entitled pursuant to, and from the sources contemplated by Section 3.11(c);

            (vi) to reimburse itself, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, for any unreimbursed Servicing Advances made thereby (in each case, with its own funds), the Master Servicer's, the Trustee's, the Fiscal Agent's or the Special Servicer's, as the case may be, respective rights to reimbursement pursuant to this clause (vi) with respect to any Servicing Advance (other than Nonrecoverable Servicing Advances, which are reimbursable pursuant to clause (vii) below) being limited to (A) payments made by the related Mortgagor that are allocable to cover the item in respect of which such Servicing Advance was made, and
      (B) Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and, if applicable, REO Revenues received in respect of the particular Mortgage Loan or REO Property (exclusive of each Mortgage Loan or REO Loan included in a Whole Loan or any REO Property securing a Whole Loan) as to which such Servicing Advance was made;

            (vii) to reimburse the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, out of general collections on the Mortgage Loans and any REO Properties (exclusive of each Companion
      Loan), for any unreimbursed Advances made thereby that have been determined to be Nonrecoverable Advances or, subject to Section 3.05(a), for any Workout-Delayed Reimbursement Amounts;

            (viii) to pay the Trustee, the Fiscal Agent, the Master Servicer, or the Special Servicer as applicable, any Advance Interest due and owing thereto out of Default Charges collected on the Mortgage Pool, as and to the extent contemplated by Section 3.27;

            (ix) to the extent that, during any Collection Period, the Master Servicer has reimbursed or is reimbursing itself, the Special Servicer, the Trustee and the Fiscal Agent, as applicable, for any unreimbursed Advance pursuant to clause (ii), (vi) or (vii) above or pursuant to
      Section 3.03, and insofar as payment has not already been made, and the Default Charges then on deposit in the Certificate Account is not sufficient to make such payment pursuant to clause (viii) above, to pay the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, out of general collections on the Mortgage Loans and any REO Properties (exclusive of each Mortgage Loan or REO Loan included in a Whole Loan or any REO Property securing a Whole Loan to the extent such payment was received out of collections from the related Whole Loan Custodial Account), any related Advance Interest accrued and payable on the portion of such Advance so reimbursed or being reimbursed;

            (x) to pay any outstanding expense, other than Advance Interest, that was incurred with respect to any Mortgage Loan or related REO Loan (exclusive of each Mortgage Loan or REO Loan included in a Whole Loan ) and that, if paid from a source other than Default Charges collected on the Mortgage Pool, would constitute an Additional Trust Fund Expense, such payment to be made out of Default Charges collected on the Mortgage Pool, as and to the extent contemplated by Section 3.27;

            (xi) to pay itself any items of Additional Master Servicing Compensation, and to pay to the Special Servicer any items of Additional Special Servicing Compensation to which it is entitled, in each case from funds on deposit in the Certificate Account from time to time;

            (xii) to pay any unpaid Liquidation Expenses incurred with respect to any Mortgage Loan or REO Property (exclusive of each Mortgage Loan or REO Loan included in a Whole Loan or any REO Property securing a Whole Loan to the extent such payment was received out of collections from the related Whole Loan Custodial Account) such payments to be made, first, out of payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds and, if applicable, REO Revenues received in respect of such Mortgage Loan or REO Property, as the case may be, and then, out of general collections on other Mortgage Loans and REO Properties (exclusive of each Mortgage Loan or REO Loan included in a Whole Loan or any REO Property securing a Whole Loan to the extent such payment was received out of collections from the related Whole Loan Custodial Account);

            (xiii) to pay, in accordance with Section 3.11(i), out of general collections on the Mortgage Loans and any REO Properties (exclusive of each Mortgage Loan or REO Loan included in a Whole Loan or any REO Property securing a Whole Loan to the extent such payment was received out of collections from the related Whole Loan Custodial Account), certain servicing expenses that would, if advanced, constitute Nonrecoverable Servicing Advances;

            (xiv) to pay, out of general collections on the Mortgage Loans and any REO Properties (exclusive of each Mortgage Loan or REO Loan included in a Whole Loan or any REO Property securing a Whole Loan to the extent such payment was received out of collections from the related Whole Loan Custodial Account), costs and expenses incurred by the Trust Fund pursuant to Section 3.09(c) (other than the costs of environmental testing, which are to be covered by, and reimbursable as, a Servicing Advance);

            (xv) to pay itself, the Special Servicer, the Depositor, the Trustee, or any of their respective directors, officers, members, managers, employees and agents, as the case may be, out of general collections on the Mortgage Loans and any REO Properties any amounts payable to any such Person pursuant to Section 6.03, Section 7.01(b),
      Section 8.05(b), or Section 8.13, as applicable;

            (xvi) to pay, out of general collections on the Mortgage Loans and REO Properties (exclusive of each Mortgage Loan or REO Loan included in a Whole Loan or any REO Property securing a Whole Loan to the extent such payment was received out of collections from the related Whole Loan Custodial Account), for the cost of recording this Agreement in accordance with Section 11.02(a);

            (xvii) to pay, out of general collections on the Mortgage Loans and any REO Properties (exclusive of each Mortgage Loan or REO Loan included in a Whole Loan or any REO Property securing a Whole Loan), any reasonable out-of-pocket cost or expense (including the reasonable fees of tax accountants and attorneys) incurred by the Trustee pursuant to Section 3.17(b) in connection with providing advice to the Special Servicer;

            (xviii) to pay to the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent or the Depositor, as the case may be, any amount specifically required to be paid to such Person at the expense of the Trust Fund under any provision of this Agreement to which reference is not made in any other clause of this Section 3.05(a) (exclusive of any such amount arising in respect of a Mortgage Loan included in a Whole Loan to the extent such payment was received out of collections from the related Whole Loan Custodial Account), it being acknowledged that this clause (xviii) shall not be construed to modify any limitation otherwise set forth in this Agreement on the time at which any Person is entitled to payment or reimbursement of any amount or the funds from which any such payment or reimbursement is permitted to be made;

            (xix) to pay the Master Servicer, the Special Servicer, the Mortgage Loan Sellers, a Controlling Class Certificateholder or any other particular Person, as the case may be, with respect to each Mortgage Loan (exclusive of each Mortgage Loan included in a Whole Loan), if any, previously purchased or otherwise removed from the Trust Fund by such Person pursuant to or as contemplated by this Agreement, all amounts received thereon subsequent to the date of purchase;

            (xx) to transfer Excess Liquidation Proceeds (exclusive of Excess Liquidation Proceeds received with respect to a Mortgage Loan included in a Whole Loan) to the Excess Liquidation Proceeds Account in accordance with Section 3.04(c)(iv);

            (xxi) to withdraw any amounts deposited in error; and

            (xxii) to clear and terminate the Certificate Account at the termination of this Agreement pursuant to Section 9.01.

            If amounts on deposit in the Certificate Account at any particular time (after withdrawing any portion of such amounts deposited into the Certificate Account in error) are insufficient to satisfy all payments, reimbursements and remittances to be made therefrom as set forth in clauses (ii) through (xx) above, then the corresponding withdrawals from the Certificate Account shall be made in the following priority and subject to the following rules: (A) if the payment, reimbursement or remittance is to be made from a specific source of funds, then such payment, reimbursement or remittance shall be made from that specific source of funds on a pro rata basis with any and all other payments, reimbursements and remittances to be made from such specific source of funds; and (B) if the payment, reimbursement or remittance can be made from any funds on deposit in the Certificate Account, then (following any withdrawals made from the Certificate Account in accordance with the immediately preceding clause (A) above) such payment, reimbursement or remittance shall be made from such general funds remaining on a pro rata basis with any and all other payments, reimbursements or remittances to be made from such general funds; provided that any reimbursements of Advances in respect of any particular Mortgage Loan or REO Property out of the Certificate Account pursuant to any of clauses (ii), (vi) and (vii) above, and any payments of interest thereon out of the Certificate Account pursuant to either of clauses (viii) and (ix) above, shall be made (to the extent of their respective entitlements to such reimbursements and/or payments): first, to the Fiscal Agent, second, to the Trustee; and third, pro rata, to the Master Servicer and Special Servicer. Any amounts withdrawn from the Certificate Account pursuant to clauses (ii) through (xviii) above that are specific to the BC Component Mortgage Loan or the DM Component Mortgage Loan shall be allocated to the Component Mortgage Loan REMIC (in respect of the BC Component Mortgage Loan and the DM Component Mortgage Loan, as applicable); any amount so withdrawn that is specific to a Majority Mortgage Loan shall be allocated to REMIC I; and any amount so withdrawn that is not specific to a particular Mortgage Loan shall be allocated by the REMIC Administrator between REMIC I and the Component Mortgage Loan REMIC in proportion to the Stated Principal Balances of their related Mortgage Loans.

            The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan basis (and on a property-by-property basis for REO Loans) when appropriate, in connection with any withdrawal from the Certificate Account pursuant to clauses (ii) through (xix) above sufficient to determine the amounts attributable to the Component Mortgage Loan REMIC (with respect to the BC Component Mortgage Loan and the DM Component Mortgage Loan) and REMIC I (with respect to the Majority Mortgage Loans).

            The Master Servicer shall pay to the Special Servicer (or to third party contractors at the direction of the Special Servicer) from the Certificate Account amounts permitted to be paid to it (or to such third party contractors) therefrom promptly upon receipt of a certificate of a Servicing Officer of the Special Servicer describing the item and amount to which the Special Servicer (or such third party contractors) is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to recalculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Certificate Account.

            Upon the determination that a previously made Advance is a Nonrecoverable Advance, instead of obtaining reimbursement out of general collections immediately, the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable Advance over time and the unreimbursed portion of such Advance will accrue interest at the Reimbursement Rate. If such an election to obtain reimbursement over time is made, the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will, during the first six months after such nonrecoverability determination was made, only seek reimbursement for such Nonrecoverable Advance from collections of principal (with such Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement Amounts). After such initial six months, the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, may continue to seek reimbursement for such Nonrecoverable Advance solely from collections of principal or may seek reimbursement for such Nonrecoverable Advance from general collections, in each case for a period of time not to exceed an additional six months (with such Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement Amounts). In the event that the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, wishes to seek reimbursement over time after the second six-month period discussed in the preceding sentence, then the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, may continue to seek reimbursement for such Nonrecoverable Advance solely from collections of principal or may seek reimbursement for such Nonrecoverable Advance from general collections, in either case for such a longer period of time as agreed to by the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, and the Directing Certificateholder, each in its sole discretion (with such Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement Amounts). Notwithstanding the foregoing, at any time after such a determination to obtain reimbursement over time, the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such Nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes shall not, with respect to the Master Servicer or the Special Servicer, constitute a violation of the Servicing Standard and/or with respect to the Trustee, constitute a violation of any fiduciary duty to Certificateholders or contractual duty hereunder. The Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will give each Rating Agency three weeks prior notice of its intent to obtain reimbursement of Nonrecoverable Advances from interest collections as described above unless (1) the Master Servicer or Special Servicer (or Trustee or Fiscal Agent, if applicable) determines in its sole discretion that waiting 15 days after such a notice could jeopardize the Master Servicer's or the Special Servicer's (or Trustee's or Fiscal Agent's, if applicable) ability to recover Nonrecoverable Advances, (2) changed circumstances or new or different information becomes known to the Master Servicer or Special Servicer (or Trustee or Fiscal Agent, if applicable) that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance, whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) the Master Servicer or Special Servicer has not timely received from the Trustee information requested by the Master Servicer or Special Servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance; provided that, if clause (1), (2) or (3) applies, the Master Servicer or Special Servicer (or Trustee or Fiscal Agent, if applicable) shall give each Rating Agency notice of an anticipated reimbursement to it of Nonrecoverable Advances from amounts in the Certificate Account allocable to interest on the Mortgage Loans as soon as reasonably practicable in such circumstances. The Master Servicer or Special Servicer (or Trustee or Fiscal Agent, if applicable) shall have no liability for any loss, liability or expense resulting from any notice provided to each Rating Agency contemplated by the immediately preceding sentence.

            If the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, is reimbursed out of general collections for any unreimbursed Advances that are determined to be Nonrecoverable Advances (together with any interest accrued and payable thereon), then (for purposes of calculating distributions on the Certificates) such reimbursement and payment of interest shall be deemed to have been made: first, out of the Principal Distribution Amount, that, but for its application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date, and second, out of other amounts that, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date.

            If and to the extent that any payment is deemed to be applied as contemplated in the paragraph above to reimburse a Nonrecoverable Advance or to pay interest thereon, then the Principal Distribution Amount for such Distribution Date shall be reduced, to not less than zero, by the amount of such reimbursement. If and to the extent (i) any Advance is determined to be a Nonrecoverable Advance, (ii) such Advance and/or interest thereon is reimbursed out of the Principal Distribution Amount as contemplated above and (iii) the particular item for which such Advance was originally made is subsequently collected out of payments or other collections in respect of the related Mortgage Loan, then the Principal Distribution Amount for the Distribution Date that corresponds to the Collection Period in which such item was recovered shall be increased by an amount equal to the lesser of (A) the amount of such item and
(B) any previous reduction in the Principal Distribution Amount for a prior Distribution Date as contemplated in the paragraph above resulting from the reimbursement of the subject Advance and/or the payment of interest thereon.

            To the extent a Nonrecoverable Advance with respect to a Mortgage Loan is required to be reimbursed from the principal portion of the general collections on the Mortgage Loans pursuant to this Section 3.05(a), such reimbursement shall be made first, from the principal collection available on the Mortgage Loans included in the same Loan Group as such Mortgage Loan and if the principal collections in such Loan Group are not sufficient to make such reimbursement in full, then from the principal collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances related to such other Loan Group). To the extent the Principal Distribution Amount for a Distribution Date is increased as set forth in preceding paragraph, such increase shall be allocated first to the principal collections in the Loan Group with respect to which the Mortgage Loan as to which the related Nonrecoverable Advance was made does not belong, and then to the Loan Group with respect to which the Mortgage Loan as to which the related Nonrecoverable Advance was made does belong.

            If one or more unreimbursed Workout-Delayed Reimbursement Amounts exist, then such Workout-Delayed Reimbursement Amounts will be reimbursable only from amounts in the Certificate Account that represent collections of principal on the Mortgage Loans; provided, however, that on any Distribution Date when (1) less than 10% of the initial aggregate Stated Principal Balance of the Mortgage Pool is outstanding and (2) the sum of the aggregate unpaid Nonrecoverable Advances plus the aggregate unpaid Workout-Delayed Reimbursement Amounts that have not been reimbursed to the Master Servicer, Special Servicer or Trustee, as applicable, exceeds 20% of the aggregate Stated Principal Balance of the Mortgage Pool then outstanding, then the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, may obtain reimbursement of any outstanding Workout-Delayed Reimbursement Amount from principal collections or any other amounts in the Certificate Account, including but not limited to interest collected on the Mortgage Loans, if principal is not sufficient to pay such amounts; provided, further, however, that the foregoing shall not in any manner limit the right of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, to choose voluntarily to seek reimbursement of Workout-Delayed Reimbursement Amounts solely from collections of principal. The Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will give each Rating Agency three weeks prior notice of its intent to obtain reimbursement of Workout-Delayed Reimbursement Amounts from interest collections as described in the preceding sentence.

            If the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, is reimbursed out of general collections for any Workout-Delayed Reimbursement Amounts, then (for purposes of calculating distributions on the Certificates) such reimbursement and payment of interest shall be deemed to have been made: first, out of the Principal Distribution Amount, that, but for its application to reimburse a Workout-Delayed Reimbursement Amount, would be included in the Available Distribution Amount for any subsequent Distribution Date, and second, out of other amounts that, but for their application to reimburse a Workout-Delayed Reimbursement Amount, would be included in the Available Distribution Amount for any subsequent Distribution Date.

            If and to the extent that any payment is deemed to be applied as contemplated in the paragraph above to reimburse a Workout-Delayed Reimbursement Amount, then the Principal Distribution Amount for such Distribution Date shall be reduced, to not less than zero, by the amount of such reimbursement. If and to the extent (i) such Workout-Delayed Reimbursement Amount is reimbursed out of the Principal Distribution Amount as contemplated above and (ii) the particular item for which such Workout-Delayed Reimbursement Amount was originally made is subsequently collected out of payments or other collections in respect of the related Mortgage Loan, then the Principal Distribution Amount for the Distribution Date that corresponds to the Collection Period in which such item was recovered shall be increased by an amount equal to the lesser of (A) the amount of such item and (B) any previous reduction in the Principal Distribution Amount for a prior Distribution Date as contemplated in the paragraph above resulting from the reimbursement of the subject Workout-Delayed Reimbursement Amount.

            To the extent a Workout-Delayed Reimbursement Amount with respect to a Mortgage Loan is required to be reimbursed from the principal portion of the general collections on the Mortgage loans pursuant to clause (vii) of this
Section 3.05(a), such reimbursement shall be made first, from the principal collections available on the Mortgage Loans included in the same Loan Group as such Mortgage Loan and, if the principal collections in such Loan Group are not sufficient to make such reimbursement in full, then from the principal collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances related to such other Loan Group). To the extent the Principal Distribution Amount for a Distribution Date is increased as set forth in preceding paragraph, such increase shall be allocated first to the principal collections in the Loan Group with respect to which the Mortgage Loan as to which the related Workout-Delayed Reimbursement Amount was reimbursed does not belong, and then to the Loan Group with respect to which the Mortgage Loan as to which the related Workout-Delayed Reimbursement Amount was reimbursed does belong.

            For the avoidance of doubt, notwithstanding anything contained in this Agreement to the contrary, the right of any Person hereunder to recover amounts owing with respect to a Whole Loan from the Certificate Account and/or the related Whole Loan Custodial Account shall be without duplication.

            (b) The Trustee may, from time to time, make withdrawals from the Component Mortgage Loan REMIC Distribution Account and the REMIC I Distribution Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

            (i) to be deemed to transfer from the Component Mortgage Loan REMIC Distribution Account to the REMIC I Distribution Account amounts distributable in respect of each Component Mortgage Loan REMIC Senior Regular Interest and to make distributions to the Class BC Certificates, Class DM Certificates, and Class R-I Certificates pursuant to Sections 4.01(j), 4.01(k) or 9.01, as applicable, and as contemplated by Section 3.04(c)(iii); and to be deemed to transfer from the REMIC I Distribution Account to the REMIC II Distribution Account on or before the related Distribution Date the Available Distribution Amount as provided in Section 4.01(a)(ii) and Prepayment Premiums to be distributed in respect of the REMIC I Regular Interests, as contemplated by Section 4.01(c)(i);

            (ii) to pay the Trustee accrued and unpaid Trustee Fees pursuant to
      Section 8.05(a) and to reimburse the Trustee for any other amounts to which it is entitled to be reimbursed from the Distribution Account pursuant to this Agreement;

            (iii) to pay the Trustee or any of its respective directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05(b);

            (iv) as contemplated by Section 11.01(h), to pay for the reasonable costs of the Opinions of Counsel sought by the Trustee as contemplated by
      Section 11.01(a) or 11.01(d) in connection with any amendment to this Agreement requested by the Trustee, provided such amendment is in furtherance of the rights and interests of Certificateholders;

            (v) to pay for the reasonable costs of the Opinions of Counsel sought by the Trustee as contemplated by Section 11.02(a);

            (vi) to (A) pay any and all federal, state and local taxes imposed on the Component Mortgage Loan REMIC, REMIC I or REMIC II or on the assets or transactions of any such REMIC, together with all incidental costs and expenses, and any and all reasonable expenses relating to tax audits, if and to the extent that either (1) none of the Trustee, the Master Servicer, the Special Servicer or the REMIC Administrator is liable therefor pursuant to Section 10.01(d) and/or Section 10.01(h) or (2) any such Person that may be so liable has failed to timely make the required payment, and (B) reimburse the REMIC Administrator for reasonable expenses incurred by and reimbursable to it by the Trust pursuant to Section 10.01(d) and/or Section 10.01(h); and

            (vii) to transfer from the Component Mortgage Loan REMIC Distribution Account (in respect of the BC Component Mortgage Loan Senior Component and the DM Component Mortgage Loan Senior Component) and the REMIC I Distribution Account to the Interest Reserve Account an amount equal to the Withheld Amounts for the one-month period preceding the Distribution Date in each February (and in any January of a year that is not a leap year) pursuant to Section 4.05; and

            (viii) to clear and terminate the Component Mortgage Loan REMIC Distribution Account and the REMIC I Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            Taxes imposed on the Component Mortgage Loan REMIC, REMIC I or REMIC II shall be allocated to the related REMIC, and amounts withdrawn from the Distribution Account pursuant to clauses (ii) through (v) above shall be allocated by the REMIC Administrator between REMIC I and the Component Mortgage Loan REMIC in proportion to the Stated Principal Balances of their related Mortgage Loans.

            (c) The Trustee shall be deemed to make withdrawals from the REMIC II Distribution Account for any of the following purposes: (i) to make distributions to Certificateholders (other than Holders of the Class R-I Certificates, the Class BC Certificates and the Class DM Certificates) on each Distribution Date pursuant to Section 4.01(b), Section 4.01(c)(i) or Section 9.01, as applicable; and (ii) to clear and terminate the REMIC II Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            (d) On each Distribution Date, the Trustee shall withdraw from the Excess Liquidation Proceeds Account and deposit into the Distribution Account, for distribution on such Distribution Date, an amount equal to the lesser of (i) the entire amount, if any, then on deposit in the Excess Liquidation Proceeds Account and (ii) the excess, if any, of the aggregate amount distributable on such Distribution Date pursuant to Section 4.01(a) and Section 4.01(b), over the Available Distribution Amount for such Distribution Date (calculated without regard to such transfer from the Excess Liquidation Proceeds Account to the Distribution Account); provided that on the Business Day prior to the Final Distribution Date, the Trustee shall withdraw from the Excess Liquidation Proceeds Account and deposit into the Distribution Account, for distribution on such Distribution Date, any and all amounts then on deposit in the Excess Liquidation Proceeds Account.

            (e) The Trustee, the Depositor, the Master Servicer and the Special Servicer shall in all cases have a right prior to the Certificateholders to any particular funds on deposit in the Certificate Account and the Distribution Account from time to time for the reimbursement or payment of compensation, Advances (with interest thereon at the Reimbursement Rate) and their respective expenses hereunder, but only if and to the extent such compensation, Advances (with interest) and expenses are to be reimbursed or paid from such particular funds on deposit in the Certificate Account or the Distribution Account pursuant to the express terms of this Agreement.

            (f) The Master Servicer may (and, with respect to clause (i), shall), from time to time, make withdrawals from each Whole Loan Custodial Account, for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

                  (i) to make remittances each month no later than the Master
            Servicer Remittance Date, in an aggregate amount of immediately available funds equal to the applicable Whole Loan Remittance Amount, to the related Companion Loan Noteholders and to the Certificate Account for the benefit of the Trust (as holder of the related Mortgage Loan or any related REO Loan), in accordance with Sections 1 and 2 of the Bank of America Center Co-Lender Agreement and the Dallas Market Center Co-Lender Agreement and Sections 3 and 4 of the Roxborough Co-Lender Agreement, such remittances to the Trustee to be made into the Distribution Account;

                  (ii) to reimburse the Master Servicer, the Trustee, or the
            Fiscal Agent, as applicable, for unreimbursed P&I Advances made with respect to such Whole Loan or, in the case of the Trustee and/or the Fiscal Agent, with respect to the related Mortgage Loan (in each case, with its own funds), the Master Servicer's, the Trustee's and the Fiscal Agent's, as the case may be, respective rights to reimbursement pursuant to this clause (ii) with respect to any P&I Advance (other than Nonrecoverable P&I Advances, which are reimbursable pursuant to clause (vii) below) being limited to amounts that represent Late Collections of interest and principal received in respect of the particular Whole Loan as to which such P&I Advance was made (net of related Master Servicing Fees and/or Workout Fees);

                  (iii) to pay to the Master Servicer earned and unpaid Master
            Servicing Fees in respect of such Whole Loan and related REO Loan, the Master Servicer's right to payment pursuant to this clause (iii) with respect to any Whole Loan or REO Loan being payable from, and limited to, amounts received on or in respect of such Whole Loan (whether in the form of payments, Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds) or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance Proceeds) that are allocable as a recovery of interest thereon;

                  (iv) to pay to the Special Servicer, out of general
            collections on such Whole Loan and related REO Properties, earned and unpaid Special Servicing Fees in respect of such Whole Loan and related REO Properties;

                  (v) to pay to the Special Servicer earned and unpaid Workout
            Fees and Liquidation Fees to which it is entitled pursuant to, and from the sources contemplated by, Section 3.11(c);

                  (vi) to reimburse itself, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, for any unreimbursed Servicing Advances with respect to such Whole Loan or related REO Property made thereby (in each case, with its own funds), the Master Servicer's, the Special Servicer's, the Trustee's and the Fiscal Agent's, as the case may be, respective rights to reimbursement pursuant to this clause (vi) with respect to any Servicing Advance (other than Nonrecoverable Servicing Advances, which are reimbursable pursuant to clause (vii) below) being limited to (A) payments made by the related Mortgagor that are allocable to cover the item in respect of which such Servicing Advance was made, and
            (B) Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and, if applicable, REO Revenues received in respect of such Whole Loan or REO Property as to which such Servicing Advance was made;

                  (vii) to reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, out of general collections on such Whole Loan or REO Property, for any unreimbursed related Advances made thereby that have been determined to be Nonrecoverable Advances;

                  (viii) to pay the Trustee, the Master Servicer, or the Special
            Servicer as applicable, any Advance Interest due and owing thereto out of Default Charges collected on such Whole Loan, as and to the extent contemplated by Section 3.27;

                  (ix) to the extent that, during any Collection Period, the
            Master Servicer has reimbursed or is reimbursing itself, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, for any unreimbursed Advance pursuant to clause (ii), (vi) or (vii) above or pursuant to Section 3.03, and insofar as payment has not already been made, and the Default Charges then on deposit in such Whole Loan Custodial Account is not sufficient to make such payment pursuant to clause (viii) above, to pay the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, out of general collections on such Whole Loan and related REO Property, any related Advance Interest accrued and payable on the portion of such Advance so reimbursed or being reimbursed;

                  (x) to pay any outstanding expense, other than Advance
            Interest, that was incurred with respect to such Whole Loan and that, if paid from a source other than Default Charges collected on such Whole Loan, would constitute an Additional Trust Fund Expense, such payment to be made out of Default Charges collected on such Whole Loan, as and to the extent contemplated by Section 3.27;

                  (xi) to pay itself any items of Additional Master Servicing
            Compensation, and to pay to the Special Servicer any items of Additional Special Servicing Compensation to which it is entitled, in each case with respect to such Whole Loan from funds collected on such Whole Loan that are on deposit in such Whole Loan Custodial Account from time to time;

                  (xii) to pay any unpaid Liquidation Expenses incurred with respect to such Whole Loan or REO Property, such payments to be made, first, out of payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds and, if applicable, REO Revenues received in respect of such Whole Loan or REO Property, as the case may be, and then, out of general collections on such Whole Loan or REO Property;

                  (xiii) to pay, in accordance with Section 3.11(i), out of
            general collections on such Whole Loan and REO Property, certain servicing expenses with respect to such Whole Loan that would, if advanced, constitute Nonrecoverable Servicing Advances;

                  (xiv) to pay, out of general collections on such Whole Loan and REO Property, costs and expenses incurred by the related Companion Loan Noteholder pursuant to Section 3.09(c) (other than the costs of environmental testing, which are to be covered by, and reimbursable as, a Servicing Advance);

                  (xv) to pay itself, the Special Servicer, the Depositor, the
            Trustee or any of their respective directors, officers, members, managers, employees and agents, as the case may be, out of general collections on such Whole Loan or REO Property, any amounts payable to any such Person pursuant to Section 6.03, Section 7.01(b) or
            Section 8.05(b), as applicable, with respect to such Whole Loan;

                  (xvi) [Reserved];

                  (xvii) to pay, out of general collections on such Whole Loan and REO Property, any reasonable out-of-pocket cost or expense (including the reasonable fees of tax accountants and attorneys) incurred by the Trustee pursuant to Section 3.17(b) in connection with providing advice to the Special Servicer with respect to such Whole Loan;

                  (xviii) to pay to the Master Servicer, the Special Servicer, the Trustee or the Depositor, as the case may be, to the extent that such amount is related to the Mortgage Loan included in such Whole Loan, any amount specifically required to be paid to such Person at the expense of the Trust Fund under any provision of this Agreement to which reference is not made in any other clause of this Section 3.05(f), it being acknowledged that this clause (xviii) shall not be construed to modify any limitation otherwise set forth in this Agreement on the time at which any Person is entitled to payment or reimbursement of any amount or the funds from which any such payment or reimbursement is permitted to be made;

                  (xix) to pay the Master Servicer, the Special Servicer, the
            related Mortgage Loan Seller, a Controlling Class Certificateholder or any other particular Person, as the case may be, with respect to the Mortgage Loan related to such Whole Loan, if any, previously purchased or otherwise removed from the Trust Fund by such Person pursuant to or as contemplated by this Agreement, all amounts received thereon subsequent to the date of purchase, to the extent payable in respect of such Mortgage Loan;

                  (xx) to transfer Excess Liquidation Proceeds related to the
            Mortgage Loan included in such Whole Loan to the Excess Liquidation Proceeds Account in accordance with Section 3.04(e);

                  (xxi) to withdraw any amounts deposited into such Whole Loan
            Custodial Account in error; and

                  (xxii) to clear and terminate such Whole Loan Custodial
            Account at the termination of this Agreement pursuant to Section
            9.01.

            If amounts on deposit in such Whole Loan Custodial Account at any particular time (after withdrawing any portion of such amounts deposited into such Whole Loan Custodial Account in error) are insufficient to satisfy all payments, reimbursements and remittances to be made therefrom as set forth in clauses (ii) through (xx) above, then the corresponding withdrawals from such Whole Loan Custodial Account shall be made in the following priority and subject to the following rules: (A) if the payment, reimbursement or remittance is to be made from a specific source of funds, then such payment, reimbursement or remittance shall be made from that specific source of funds on a pro rata basis with any and all other payments, reimbursements and remittances to be made from such specific source of funds; and (B) if the payment, reimbursement or remittance can be made from any funds on deposit in such Whole Loan Custodial Account, then (following any withdrawals made from such Whole Loan Custodial Account in accordance with the immediately preceding clause (A) above) such payment, reimbursement or remittance shall be made from such general funds remaining on a pro rata basis with any and all other payments, reimbursements or remittances to be made from such general funds; provided that any reimbursements of Advances in respect of such Whole Loan or REO Property out of such Whole Loan Custodial Account pursuant to any of clauses (ii), (vi) and (vii) above, and any payments of interest thereon out of such Whole Loan Custodial Account pursuant to either of clauses (viii) and (ix) above, shall be made (to the extent of their respective entitlements to such reimbursements and/or payments): first, to the Fiscal Agent, second, to the Trustee; and third, pro rata, to the Master Servicer and Special Servicer.

            Notwithstanding anything to the contrary in this Section 3.05(f), the Master Servicer acknowledges its obligations under (a) the Bank of America Center Co-Lender Agreement to remit funds thereunder then due and owing to the Bank of America Center Companion Loan Noteholders in the time frames set forth therein, (b) the Dallas Market Center Co-Lender Agreement to remit funds thereunder then due and owing to the Dallas Market Center Companion Loan Noteholder in the time frames set forth therein, and (c) the Roxborough Co-Lender Agreement to remit funds thereunder then due and owing to the Roxborough B Noteholder in the time frames set forth therein.

            Notwithstanding anything contained in this Agreement to the contrary, the Master Servicer or the Special Servicer, as applicable, shall be permitted (but shall have no affirmative obligation whatsoever or be otherwise required under this Agreement) to structure the time of recoveries of Nonrecoverable Advances in such a manner as the Master Servicer or the Special Servicer, as applicable, determines, in accordance with the Servicing Standard, is in the best interest of the Certificateholders as a collective whole, which may include being reimbursed for Nonrecoverable Advances in installments over time.

            Section 3.06 Investment of Funds in the Certificate Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Component Mortgage Loan REMIC Distribution Account, the REMIC I Distribution Account, the REMIC II Distribution Account, the Excess Liquidation Proceeds Account, the Interest Reserve Account and the REO Account.

            (a) The Master Servicer may direct any depository institution maintaining the Certificate Account, the Servicing Account, the Interest Reserve Account and each Whole Loan Custodial Account, the Special Servicer may direct any depository institution maintaining each REO Account, and the Trustee may direct any depository institution maintaining the Component Mortgage Loan REMIC Distribution Account, the REMIC I Distribution Account, the REMIC II Distribution Account, the Excess Interest Distribution Account and the Excess Liquidation Proceeds Account to invest, or if it is such depository institution, may itself invest, the funds held therein (each such account, for purposes of this Section 3.06, an "Investment Account") only in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement. All such Permitted Investments shall be held to maturity, unless payable on demand, in which case such investments may be sold at any time. Any investment of funds in an Investment Account shall be made in the name of the Trustee for the benefit of the Certificateholders and, in the case of a Permitted Investment in any Investment Account solely related to a Whole Loan, the related Companion Loan Noteholders (in its capacity as such). The Master Servicer (with respect to Permitted Investments of amounts in the Certificate Account, the Interest Reserve Account, each Whole Loan Custodial Account and the Servicing Account) and the Special Servicer (with respect to Permitted Investments of amounts in each REO Account), on behalf of the Trustee for the benefit of the Certificateholders and in the case of any Investment Account solely related to a Whole Loan, the related Companion Loan Noteholders, and the Trustee (with respect to the Excess Liquidation Proceeds Account, the Component Mortgage Loan REMIC Distribution Account, the REMIC I Distribution Account, the REMIC II Distribution Account and the Excess Interest Distribution Account), on behalf of the Certificateholders, shall (and the Trustee hereby designates the Master Servicer, the Special Servicer or itself, as applicable, as the Person that shall) (i) be the "entitlement holder" of any Permitted Investment that is a "security entitlement" and (ii) maintain "control" of any Permitted Investment that is either a "certificated security" or an "uncertificated security". For purposes of this Section 3.06(a), the terms "entitlement holder", "security entitlement", "control", "certificated security" and "uncertificated security" shall have the meanings given such terms in Revised Article 8 (1994 Revision) of the UCC, and "control" of any Permitted Investment by the Master Servicer or the Special Servicer shall constitute "control" by a Person designated by, and acting on behalf of, the Trustee for purposes of Revised Article 8 (1994 Revision) of the UCC. If amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (in the case of the Certificate Account, the Interest Reserve Account, each Whole Loan Custodial Account and the Servicing Account) or the Special Servicer (in the case of each REO Account) and the Trustee (in the case of the Component Mortgage Loan REMIC Distribution Account, the REMIC I Distribution Account, the REMIC II Distribution Account, the Excess Interest Distribution Account and the Excess Liquidation Proceeds Account) shall:

            (i) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

            (ii) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer, the Special Servicer or the Trustee, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

            (b) Whether or not the Master Servicer directs the investment of funds in the Certificate Account, the Interest Reserve Account, each Whole Loan Custodial Account and the Servicing Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for each such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.05(a) or Section 3.05(f), as applicable. Whether or not the Special Servicer directs the investment of funds in each REO Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(b). Whether or not the Trustee directs the investment of funds in the Interest Reserve Account, the Component Mortgage Loan REMIC Distribution Account, the REMIC I Distribution Account, the REMIC II Distribution Account, the Excess Interest Distribution Account and the Excess Liquidation Proceeds Account, interest and investment income realized on funds deposited therein, to the extent of Net Investment Earnings, if any, for each such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Trustee and shall be subject to withdrawal by the Trustee. If any loss shall be incurred in respect of any Permitted Investment on deposit in any Investment Account, the Master Servicer (in the case of the Certificate Account, the Interest Reserve Account, each Whole Loan Custodial Account and the Servicing Account (with respect to funds invested by the Master Servicer for its own account), the Special Servicer (in the case of each REO Account) and the Trustee (in the case of the Interest Reserve Account, the Component Mortgage Loan REMIC Distribution Account, the REMIC I Distribution Account, the REMIC II Distribution Account, the Excess Interest Distribution Account and the Excess Liquidation Proceeds Account) shall promptly deposit therein from its own funds, without right of reimbursement, no later than the end of the Collection Period during which such loss was incurred, the amount of the Net Investment Loss, if any, for such Collection Period. The Trustee shall have no liability whatsoever with respect to any such losses, except in respect to losses incurred in respect of any Permitted Investment on deposit in the Interest Reserve Account, the Component Mortgage Loan REMIC Distribution Account, the REMIC I Distribution Account, the REMIC II Distribution Account, the Excess Interest Distribution Account and the Excess Liquidation Proceeds Account; and to the extent that it is the obligor on any such Permitted Investment.

            (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment and the Master Servicer or the Special Servicer, as applicable, has not taken such action, the Trustee may and, subject to Section 8.02, upon the request of Holders of Certificates entitled to not less than 25% of the Voting Rights allocated to any Class, shall take such action as may be appropriate to enforce such payment or performance, including, without limitation, the institution and prosecution of appropriate proceedings.

            (d) Notwithstanding the investment of funds held in any Investment Account, for purposes of the calculations hereunder, including, without limitation, the calculation of the Available Distribution Amount and the Master Servicer Remittance Amount, the amounts so invested (but not any interest earned thereon) shall be deemed to remain on deposit in such Investment Account.

            Section 3.07 Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage.

            (a) In the case of each Loan, the Master Servicer shall use reasonable efforts consistent with the Servicing Standard to cause each Mortgagor to maintain, and, if the Mortgagor does not so maintain, the Master Servicer will itself cause to be maintained, for each Mortgaged Property (including each Mortgaged Property relating to any Specially Serviced Loan) all insurance coverage as is required, subject to applicable law, under the related Loan documents; provided that, if and to the extent that any such Loan documents permit the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related Mortgagor is required to maintain, the Master Servicer shall exercise such discretion in a manner consistent with the Servicing Standard, with a view towards requiring insurance comparable to that required under other Loans with express provisions governing such matters and including business interruption or rental loss insurance for at least 12 months; and provided, further, that the Master Servicer shall be required to maintain such insurance coverage upon the related Mortgagor's failure to do so only to the extent that such insurance is available at commercially reasonable rates and the Trustee, on behalf of the Trust, as mortgagee has an insurable interest. Subject to Section 3.17(b), the Special Servicer shall also cause to be maintained for each REO Property no less insurance coverage (to the extent available at commercially reasonable rates)
(A) than was previously required of the related Mortgagor under the related Loan documents and (B), at a minimum, (i) hazard insurance with a replacement cost rider, (ii) business interruption or rental loss insurance for at least 12 months, and (iii) commercial general liability insurance, in each case, in an amount customary for the type and geographic location of such REO Property and consistent with the Servicing Standard; provided that all such insurance required to be maintained by Master Servicer or Special Servicer shall be obtained from Qualified Insurers that, in each case, shall have a financial strength or claims-paying rating no lower than two rating categories below the highest rated Certificates outstanding, and in any event no lower than "A" from Fitch and "A" from S&P (or in such other form and amount or issued by an insurer with such other financial strength or claims-paying ability as would not, as confirmed in writing by the relevant Rating Agency, result in an Adverse Rating Event. All such insurance policies shall contain (if they insure against loss to property) a "standard" mortgagee clause, with loss payable to the Master Servicer on behalf of the Trustee (in the case of insurance maintained in respect of the Mortgage Loans), or shall name the Trustee (and in the case of a Whole Loan the related Companion Loan Noteholder(s) as the insured, with loss payable to the Special Servicer on behalf of the Trustee (and in the case of a Whole Loan the related Companion Loan Noteholder(s) (in the case of insurance maintained in respect of REO Properties), and shall be issued by an insurer authorized under applicable law to issue such insurance, and, unless prohibited by the related Mortgage, may contain a deductible clause (not in excess of a customary amount). Any amounts collected by the Master Servicer or Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case in accordance with the Servicing Standard) shall be deposited into the Certificate Account or, if a Whole Loan is involved, the related Whole Loan Custodial Account, subject to withdrawal pursuant to Section 3.05(a), or Section 3.05(f), as applicable in the case of amounts received in respect of a Loan, or in the applicable REO Account, subject to withdrawal pursuant to Section 3.16(c), in the case of amounts received in respect of an REO Property. Any cost incurred by the Master Servicer or Special Servicer in maintaining any such insurance shall not, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to unpaid principal balance or Stated Principal Balance of the related Loan, notwithstanding that the terms of such Loan so permit; provided, however, that this sentence shall not limit the rights of the Master Servicer or Special Servicer on behalf of the Trust or, if a Whole Loan is involved, on behalf of the related Companion Loan Noteholders, to enforce any obligations of the related Mortgagor under such Loan. Costs to the Master Servicer or Special Servicer of maintaining insurance policies pursuant to this Section 3.07 shall be paid by and reimbursable to the Master Servicer or the Special Servicer, as the case may be, as a Servicing Advance.

            Notwithstanding the foregoing, if the Loan documents specifically and expressly set forth terms requiring insurance coverage against terrorist or similar acts for a Loan with a Stated Principal Balance greater than $20,000,000, then the Master Servicer and the Special Servicer shall enforce the terms of the related Loan documents in accordance with the Servicing Standard, and if the Mortgagor fails to maintain such insurance, such failure shall constitute a Servicing Transfer Event. To the extent the Loan documents do not set forth specific terms requiring insurance coverage against terrorist or similar acts and a Loan (x) requires a Mortgagor to maintain insurance policies covering some or all of the risks contained in the Additional Exclusions or (y) in accordance with the Servicing Standard, the Master Servicer has determined that the Loan documents permit the lender to require the Mortgagor to maintain insurance policies covering some or all the risks contained in the Additional Exclusions (the covered risks required to be covered or that the lender has the discretion to require to be covered being referred to as "Covered Risks"), the Master Servicer shall use reasonable efforts in accordance with the Servicing Standard to determine whether, upon renewal of the Mortgagor's property or casualty insurance (including any all risk insurance policy), any of the Covered Risks are excluded from coverage. If any of the Covered Risks are determined by the Master Servicer to be excluded from coverage, the Master Servicer shall request the Mortgagor to either (i) purchase insurance acceptable to the Master Servicer in accordance with the Servicing Standard and in accordance with the related Loan documents covering such Covered Risks or (ii) provide a written explanation as to its reasons for failing to purchase such insurance. Notwithstanding the foregoing, with the written consent of the Special Servicer in accordance with the Servicing Standard the Master Servicer may waive the requirement to procure insurance covering any of the Covered Risks if the Master Servicer determines in accordance with the Servicing Standard that (1) insurance covering any such Covered Risks is not available at a commercially reasonable price, or (2) based on information reasonably available to the Master Servicer, after due inquiry, any such Covered Risks are at that time not commonly insured against for properties similar to the Mortgaged Property and located in or around the region in which the Mortgaged Property is located unless the Stated Principal Balance of the Loan is greater than $20,000,000. If the Stated Principal Balance of the Loan is greater than $20,000,000, then the Master Servicer must determine that the circumstances in both clauses (1) and (2) of the immediately preceding sentence apply prior to waiving the Mortgagor's requirement to procure insurance with respect to any Covered Risks. If the Special Servicer fails to give a response to the Master Servicer as referenced in the second preceding sentence within ten Business Days of the Master Servicer initially notifying the Special Servicer in writing of such request, the Master Servicer shall promptly notify the Directing Certificateholder of such failure of the Special Servicer to respond to such request. If the Directing Certificateholder and/or the Special Servicer have not responded to the Master Servicer within ten Business Days of the notice referenced in the immediately preceding sentence, the Master Servicer shall determine in accordance with the Servicing Standard whether to require (or not require) the Mortgagor to maintain such insurance. If the Master Servicer requires the Mortgagor to maintain such insurance and the Mortgagor fails to maintain such insurance, to the extent such insurance is then reasonably available, the Master Servicer shall then procure such insurance in accordance with the Servicing Standard and such failure by the Mortgagor shall constitute a Servicing Transfer Event. For purposes of computing whether the $20,000,000 threshold described herein is met for a particular Loan, if a Loan is secured by multiple Mortgaged Properties, then the amount subject to the $20,000,000 threshold shall be the portion of the Stated Principal Balance of the related Loan pro rated based on an individual Mortgaged Property's appraised value as a percentage of the total appraised value of all of the related Mortgaged Properties.

            (b) If the Master Servicer or the Special Servicer shall obtain and maintain, or cause to be obtained and maintained, a blanket policy or master force placed policy insuring against hazard losses on all of the Loans or REO Properties, as applicable, that it is required to service and administer hereunder, then, to the extent such policy (i) is obtained from a Qualified Insurer having a financial strength or claims-paying rating no lower than "A" from Fitch and "A" from S&P or having such other financial strength or claims-paying ability rating as would not, as confirmed in writing by the relevant Rating Agency, result in an Adverse Rating Event and (ii) provides protection equivalent to the individual policies otherwise required, the Master Servicer or Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or REO Properties, as applicable. Such policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Mortgaged Property or REO Property a hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses that would have been covered by such an individual policy, promptly deposit into the Certificate Account from its own funds the amount not otherwise payable under the blanket or master force placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy that is consistent with the Servicing Standard). The Master Servicer or the Special Servicer, as appropriate, shall prepare and present, on behalf of itself, the Trustee and the Certificateholders and, in the case of a Whole Loan, the related Companion Loan Noteholders, claims under any such blanket or master forced placed policy in a timely fashion in accordance with the terms of such policy.

            (c) Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement during which Specially Serviced Loans or REO Properties for which it is responsible exist as part of the Trust Fund) keep in force with a Qualified Insurer having a financial strength or claims-paying rating no lower than two rating categories below the highest rated Certificates outstanding, and in any event no lower than "A" from Fitch and "A" from S&P, a fidelity bond in such form and amount as would permit it to be a qualified Fannie Mae seller-servicer of multifamily mortgage loans (or in such other form and amount or issued by an insurer with such other financial strength or claims-paying ability rating as would not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by the relevant Rating Agency). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be. Such fidelity bond shall provide that it may not be canceled without ten days' prior written notice to the Trustee.

            Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement during which Specially Serviced Loans and/or REO Properties for which it is responsible exist as part of the Trust Fund) also keep in force with a Qualified Insurer having a financial strength or claims-paying rating no lower than two rating categories below the highest rated Certificates outstanding, and in any event no lower than "A" from Fitch and "A" from S&P, a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its servicing obligations hereunder, which policy or policies shall be in such form and amount as would permit it to be a qualified Fannie Mae seller-servicer of multifamily mortgage loans (or in such other form and amount or issued by an insurer with such other financial strength or claims-paying rating as would not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by the relevant Rating Agency). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be. Any such errors and omissions policy shall provide that it may not be canceled without ten days' prior written notice to the Trustee. So long as the long-term unsecured debt obligations of the Master Servicer or the Special Servicer (or its direct or indirect parent company), as applicable, are rated not lower than "A" from Fitch and "A" from S&P, the Master Servicer or Special Servicer, as applicable, may self-insure with respect to either or both of the fidelity bond coverage and the errors and omissions coverage required as described above, in which case it shall not be required to maintain an insurance policy with respect to such coverage.

            Section 3.08 Enforcement of Alienation Clauses.

            (a) As to each Loan that contains a provision in the nature of a (i) "due-on-sale" clause that by its terms (1) provides that such Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or of a controlling interest in the related Mortgagor; or (2) provides that such Loan may not be assumed without the consent of the mortgagee in connection with any such sale or other transfer, for so long as such Loan is included in the Trust Fund, or (ii) as to each Loan that contains a provision in the nature of a "due-on-encumbrance" clause that by its terms: (1) provides that such Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property; or
(2) requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property, each of the Master Servicer and the Special Servicer shall, on behalf of the Trustee as the mortgagee of record, as to those Loans it is obligated to service hereunder, exercise (or waive its right to exercise) any right it may have with respect to such Loan (x) to accelerate the payments thereon, or (y) to withhold its consent to any such sale or other transfer, in a manner consistent with the Servicing Standard.

            Notwithstanding anything to the contrary contained herein, neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-sale" or "due-on-encumbrance" clause, unless both the Master Servicer and the Special Servicer shall have followed the procedures set forth for those Loans in the manner set forth in the immediately below clauses (i) through (vi):

            (i) The Master Servicer shall not waive any right it has, or grant any consent that it may otherwise withhold under any related "due-on-sale" or "due-on-encumbrance" clause without first obtaining the consent of the Special Servicer. The Special Servicer's consent shall be deemed given if the Master Servicer shall have provided the Special Servicer written notice of the matter together with all of the information set forth in the last sentence of the first paragraph of clause (ii) below and the Special Servicer shall not have responded in writing, via fax or e mail within ten Business Days of such request (subject to any extensions of applicable time periods required if the Special Servicer is required by this Agreement to seek the consent of other third parties).

            (ii) The Special Servicer shall not waive any right it has, or grant any consent that it may otherwise withhold under any related "due-on-sale" or "due-on-encumbrance" clause without obtaining the consent of the Directing Certificateholder for (a) any Non-Partitioned Loan and/or a Post CAP Loan that is a Performing Loan and has a then Stated Principal Balance of $2,500,000 or greater or (b) for any Specially Serviced Loan that is a Non-Partitioned Loan and/or a Post CAP Loan. Consent by the Directing Certificateholder shall be deemed given if the Special Servicer shall have provided the Directing Certificateholder written notice of the matter together with all of the information set forth in the immediately succeeding sentence and the Directing Certificateholder shall not have responded in writing, via fax or e mail within ten Business Days of such request. In connection with the request set forth above, the Special Servicer shall provide to the Directing Certificateholder written notice of the matter, a written explanation of the surrounding circumstances, such additional information as the Directing Certificateholder shall reasonably request and a request for approval by the Directing Certificateholder.

            (iii) With respect to the BC Component Mortgage Loan or the DM Component Mortgage Loan for which a BC Control Appraisal Period or a DM Control Appraisal Period, as the case may be, does not exist, (A) the Master Servicer with respect to those time periods when such Loan is a Performing Loan shall not waive any right that it may have, or grant any consent that it may otherwise withhold under any related "due-on-sale" or "due-on-encumbrance" clause without obtaining the consent of the Special Servicer, which consent shall not be given without the Special Servicer first obtaining the consent of the BC Controlling Holder or the DM Controlling Holder, as applicable, and (B) the Special Servicer with respect to those time periods when either such Loan is a Specially Serviced Loan shall not waive any right that it may have, or grant any consent that it may otherwise withhold under any related "due-on-sale" or "due-on-encumbrance" clause without obtaining the consent of the BC Controlling Holder or the DM Controlling Holder, as applicable, in the case of the BC Component Mortgage Loan or the DM Component Mortgage Loan, as applicable. Consent by the BC Controlling Holder or the DM Controlling Holder, as applicable, shall be deemed given if the Master Servicer or Special Servicer, as applicable, shall have provided the BC Controlling Holder or the DM Controlling Holder, as applicable, written notice of the matter together with all of the information set forth in the last sentence of the first paragraph of clause (ii) above and the BC Controlling Holder or the DM Controlling Holder, as applicable, shall not have responded in writing, via fax or e mail within ten Business Days of such request.

            (iv) [Reserved].

            (v) Notwithstanding the foregoing, solely with respect to the consent or waiver of any "due-on-sale" clause as described in Section 3.08(a), if any Mortgage Loan:

                        (1) represents greater than 5% of the then outstanding
                  principal balance of the Mortgage Pool;

                        (2) has an outstanding principal balance of greater than
                  $20,000,000; or

                        (3) is one of the ten largest Mortgage Loans in the
                  Trust Fund based on outstanding principal balance,

then neither the Master Servicer nor Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-sale" clause until it has received written confirmation from each Rating Agency that such action would not result in the qualification (if applicable), downgrade or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates.

            (vi) Notwithstanding the foregoing, solely with respect to the consent or waiver of any "due-on-encumbrance" clause as described in
      Section 3.08(a), if any Mortgage Loan:

                        (1) represents greater than 2% of the then outstanding
                  principal balance of the Mortgage Pool, or

                        (2) is at the time one of the ten largest Mortgage Loans
                  (by outstanding principal balance) in the Mortgage Pool, and

                        (3) after taking into consideration any additional
                  indebtedness secured by the related Mortgaged Property, the loan-to-value ratio for such Mortgage Loan would be greater than 85% or the debt service coverage ratio would be less than 1.20x, then neither the Master Servicer nor the Special Servicer, as the case may be, shall waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-encumbrance" clause governing the transfer of any Mortgaged Property that secures, or controlling interests in any Mortgagor under, a Cross-Collateralized Group unless the Master Servicer or Special Servicer, as applicable, shall have obtained written confirmation from each Rating Agency that such action shall not result in a qualification (if applicable), downgrade or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates.

            (vii) In the event that the Master Servicer or Special Servicer intends or is required, in accordance with the preceding clauses, by the Loan documents or applicable law, to permit the transfer of any Mortgaged Property, the Master Servicer or the Special Servicer, as the case may be, may, if consistent with the Servicing Standard, enter into a substitution of liability agreement, pursuant to which the original Mortgagor and any original guarantors are released from liability, and the transferee and any new guarantors are substituted therefor and become liable under the Mortgage Note and any related guaranties and, in connection therewith, may require from the related Mortgagor a reasonable and customary fee for the additional services performed by it, together with reimbursement for any related costs and expenses incurred by it. In addition, the Master Servicer or the Special Servicer, as the case may be, if consistent with the Servicing Standard, shall require as a condition of its approval that the related Mortgagor pay all costs associated with such transfer. The Master Servicer or the Special Servicer, as the case may be, shall promptly notify the Trustee in writing of any such agreement and forward the original thereof to the Trustee for inclusion in the related Mortgage File.

            (b) In connection with any permitted assumption of any Loan or waiver of a "due-on-sale" or "due-on-encumbrance" clause thereunder, the Master Servicer (in the case of a Performing Loan) or the Special Servicer (in the case of a Specially Serviced Loan) shall prepare all documents necessary and appropriate for such purposes and shall coordinate with the related Mortgagor for the due execution and delivery of such documents.

            (c) If the Master Servicer or the Special Servicer collects an assumption fee or an assumption application fee in connection with any transfer or proposed transfer of any interest in a Mortgagor or a Mortgaged Property, then the Master Servicer or the Special Servicer, as applicable, will apply that fee to cover the costs and expenses associated with that transfer or proposed transfer that are not otherwise paid by the related Mortgagor and that would otherwise be payable or reimbursable out of the Trust Fund, including any Rating Agency fees and expenses. Any remaining portion of such assumption fee (such remaining portion, a "Net Assumption Fee") or of such assumption application fee (such remaining portion, a "Net Assumption Application Fee") will be applied as additional compensation to the Master Servicer or the Special Servicer in accordance with Section 3.11.

            Section 3.09 Realization Upon Defaulted Loans.

            (a) The Special Servicer shall, subject to Sections 3.09(b), 3.09(c), and 3.09(d), exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties and other collateral securing such of the Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, including pursuant to Section 3.20; provided that neither the Master Servicer nor the Special Servicer shall, with respect to any ARD Loan after its Anticipated Repayment Date, take any enforcement action with respect to the payment of Excess Interest (other than the making of requests for its collection) unless (i) the taking of an enforcement action with respect to the payment of other amounts due under such Loan is, in the good faith and reasonable judgment of the Special Servicer, and without regard to such Excess Interest, also necessary, appropriate and consistent with the Servicing Standard, or (ii) all other amounts due under such Loan have been paid, the payment of such Excess Interest has not been forgiven in accordance with Section 3.20 and, in the good faith and reasonable judgment of the Special Servicer, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated Advance Interest. In connection with the foregoing, in the event of a default under any Loan or Cross-Collateralized Group that is secured by real properties located in multiple states, and such states include California or another state with a statute, rule or regulation comparable to California's "one action rule", then the Special Servicer shall consult Independent counsel regarding the order and manner in which the Special Servicer should foreclose upon or comparably proceed against such properties. The reasonable costs of such consultation shall be paid by, and reimbursable to, the Master Servicer as a Servicing Advance. In addition, all other costs and expenses incurred in any foreclosure sale or similar proceeding shall be paid by, and reimbursable to, the Special Servicer as a Servicing Advance. Nothing contained in this Section 3.09 shall be construed so as to require the Special Servicer, on behalf of the Trust, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by such Special Servicer taking into account the factors described in Section 3.18 and the results of any Appraisal obtained pursuant to the following sentence or otherwise, all such cash bids to be made in a manner consistent with the Servicing Standard. If and when the Special Servicer deems it necessary in accordance with the Servicing Standard for purposes of establishing the fair market value of any Mortgaged Property securing a Defaulted Loan, whether for purposes of bidding at foreclosure or otherwise, the Special Servicer is authorized to have an Appraisal completed with respect to such property (the cost of which appraisal shall be covered by, and be reimbursable as, a Servicing Advance).

            (b) Notwithstanding any other provision of this Agreement, no Mortgaged Property shall be acquired by the Special Servicer on behalf of the Trust (and in the case of a Mortgaged Property securing a Whole Loan, on behalf of the related Companion Loan Noteholders) under such circumstances, in such manner or pursuant to such terms as would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (unless the portion of such REO Property that is not treated as "foreclosure property" and that is held by the Component Mortgage Loan REMIC, REMIC I, REMIC II or any REMIC that holds a Companion Loan at any given time constitutes not more than a de minimis amount of the assets of the Component Mortgage Loan REMIC, REMIC I, REMIC II or any REMIC that holds a Companion Loan, as the case may be, within the meaning of Treasury Regulations Sections 1.860D-1(b)(3)(i) and (ii), or (ii) except as permitted by Section 3.17(a), subject the Trust (and in the case of a Mortgaged Property securing a Whole Loan, the related Companion Loan Noteholders) to the imposition of any federal income or prohibited transaction taxes under the Code. Subject to the foregoing, however, a Mortgaged Property may be acquired through a single member limited liability company. In addition, except as permitted under Section 3.17, the Special Servicer shall not acquire any personal property on behalf of the Trust pursuant to this Section 3.09 (with the exception of cash or cash equivalents pledged as collateral for a Loan) unless either:

            (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

            (ii) the Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be covered by, and reimbursable as, a Servicing Advance) to the effect that the holding of such personal property as part of the Trust Fund will not cause any of the Component Mortgage Loan REMIC, REMIC I, REMIC II or any REMIC that holds a Companion Loan to fail to qualify as a REMIC at any time that any Certificate is outstanding or, subject to Section 3.17, cause the imposition of a tax on the Trust under the REMIC Provisions.

            (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the Master Servicer nor the Special Servicer shall, on behalf of the Trust (and in the case of a Mortgaged Property securing a Whole Loan, on behalf of the related Companion Loan Noteholders), obtain title to a Mortgaged Property by foreclosure, deed-in-lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders (and in the case of a Mortgaged Property securing a Whole Loan, on behalf of the related Companion Loan Noteholders), could, in the reasonable, good faith judgment of the Special Servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless:

            (i) the Special Servicer has previously determined in accordance with the Servicing Standard, based on a Phase I Environmental Assessment (and any additional environmental testing that the Special Servicer deems necessary and prudent) of such Mortgaged Property conducted by an Independent Person who regularly conducts Phase I Environmental Assessments and performed during the 12-month period preceding any such acquisition of title or other action, that the Mortgaged Property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

            (ii) in the event that the determination described in clause (c)(i) above cannot be made, the Special Servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in clause (c)(i) above, that it would maximize the recovery to the Certificateholders and, if a Whole Loan is involved, the related Companion Loan Noteholders (as a collective whole taking into account the subordination of the BC Component Mortgage Loan Subordinate Component, the DM Component Mortgage Loan Subordinate Component and the Roxborough B
      Note), on a net present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate) to acquire title to or possession of the Mortgaged Property and to take such remedial, corrective and/or other further actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in clause (c)(i) above.

            Any such determination by the Special Servicer contemplated by clause (i) or clause (ii) of the preceding paragraph shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee, the Master Servicer, the Directing Certificateholder, the BC Controlling Holder (if the BC Component Mortgage Loan is involved), the DM Controlling Holder (if the DM Component Mortgage Loan is involved), the Bank of America Center Companion Loan Noteholders (if the Bank of America Center Whole Loan is involved), the Dallas Market Center Companion Loan Noteholder (if the Dallas Market Center Whole Loan is involved), and the Roxborough B Noteholder (if the Roxborough Whole Loan is involved), specifying all of the bases for such determination, such Officer's Certificate to be accompanied by all related environmental reports. The cost of such Phase I Environmental Assessment and any such additional environmental testing shall be advanced by the Master Servicer at the direction of the Special Servicer given in accordance with the Servicing Standard; provided, however, that the Master Servicer shall not be obligated in connection therewith to advance any funds that, if so advanced, would constitute a Nonrecoverable Servicing Advance. Amounts so advanced shall be subject to reimbursement as Servicing Advances in accordance with Section 3.05(a). The cost of any remedial, corrective or other further action contemplated by clause (ii) of the preceding paragraph shall be payable out of the Certificate Account or, if a Whole Loan is involved, out of the related Whole Loan Custodial Account, pursuant to Section
3.05. With respect to Loans that are not Specially Serviced Loans, the Master Servicer, and with respect to Specially Serviced Loans, the Special Servicer, shall review and be familiar with the terms and conditions relating to enforcing claims and shall monitor the dates by which any claim or action must be taken (including delivering any notices to the insurer and using reasonable efforts to perform any actions required under such policy) under each environmental insurance policy in effect and obtained on behalf of the mortgagee to receive the maximum proceeds available under such policy for the benefit for the Certificateholders and the Trustee (as holder of the Component Mortgage Loan REMIC Senior Regular Interests and the REMIC I Regular Interests).

            (d) If neither of the conditions set forth in clauses (i) and (ii) of the first paragraph of Section 3.09(c) has been satisfied with respect to any Mortgaged Property securing a Defaulted Loan, the Special Servicer shall take such action as is in accordance with the Servicing Standard (other than proceeding against the Mortgaged Property) and, at such time as it deems appropriate, may, on behalf of the Trust, and, if a Whole Loan is involved, the related Companion Loan Noteholders (as a collective whole), release all or a portion of such Mortgaged Property from the lien of the related Mortgage.

            (e) The Special Servicer shall report to the Trustee, the Master Servicer, the BC Controlling Holder (if the BC Component Mortgage Loan is involved), the DM Controlling Holder (if the DM Component Mortgage Loan is involved), the Bank of America Center Companion Loan Noteholders (if the Bank of America Center Whole Loan is involved), the Dallas Market Center Companion Loan Noteholder (if the Dallas Market Center Whole Loan is involved), the Roxborough B Noteholder (if the Roxborough Whole Loan is involved), and the Directing Certificateholder monthly in writing as to any actions taken by the Special Servicer with respect to any Mortgaged Property as to which neither of the conditions set forth in clauses (i) and (ii) of the first paragraph of Section 3.09(c) has been satisfied, in each case until the earliest to occur of satisfaction of either of such conditions, release of the lien of the related Mortgage on such Mortgaged Property and the related Loan's becoming a Corrected Loan.

            (f) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of seeking to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the subject Loan permit such an action and shall, in accordance with the Servicing Standard, seek such deficiency judgment if it deems advisable.

            (g) Annually in each January, commencing in January 2005, the Master Servicer (with information provided by the Special Servicer) shall file with the IRS, on a timely basis, the information returns with respect to the reports of foreclosures and abandonments and reports relating to any cancellation of indebtedness income with respect to any Specially Serviced Loans and REO Properties required by Sections 6050H (as applicable), 6050J and 6050P of the Code. Contemporaneously, the Master Servicer shall deliver to the Trustee an Officer's Certificate stating that all such information returns relating to Specially Serviced Loans and REO Properties that were required to be filed during the prior 12 months have been properly completed and timely provided to the IRS. The Master Servicer shall prepare and file the information returns with respect to the receipt of any mortgage interest received in a trade or business from individuals with respect to any Loan as required by Section 6050H of the Code. All information returns shall be in form and substance sufficient to meet the reporting requirements imposed by the relevant sections of the Code.

            (h) As soon as the Special Servicer makes a Final Recovery Determination with respect to any Loan or REO Property, it shall promptly notify the Trustee, the Master Servicer, the Directing Certificateholder, the BC Controlling Holder (if the BC Component Mortgage Loan is involved), the DM Controlling Holder (if the DM Component Mortgage Loan is involved), the Bank of America Center Companion Loan Noteholders (if the Bank of America Center Whole Loan is involved), the Dallas Market Center Companion Loan Noteholder (if the Dallas Market Center Whole Loan is involved), and the Roxborough B Noteholder (if the Roxborough Whole Loan is involved). The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each such Final Recovery Determination (if any) and the basis thereof. Each such Final Recovery Determination (if any) shall be evidenced by an Officer's Certificate delivered to the Trustee and the Master Servicer no later than the third Business Day following such Final Recovery Determination.

            Section 3.10 Trustee to Cooperate; Release of Mortgage Files.

            (a) Upon the payment in full of any Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Trustee, the BC Controlling Holder (if the BC Component Mortgage Loan is involved), the DM Controlling Holder (if the DM Component Mortgage Loan is involved), the Bank of America Center Companion Loan Noteholders (if the Bank of America Center Whole Loan is involved), the Dallas Market Center Companion Loan Noteholder (if the Dallas Market Center Whole Loan is involved), and the Roxborough B Noteholder (if the Roxborough Whole Loan is involved), and request delivery of the related Mortgage File by delivering thereto a Request for Release in the form of Exhibit D that shall be accompanied by the form of any release or discharge to be executed by the Trustee. Any such Request for Release shall include a statement to the effect that all amounts received or to be received in connection with such payment that are required to be deposited into the Certificate Account pursuant to Section 3.04(a) have been or will be so deposited. Upon receipt of such notice and request conforming in all material respects to the provisions hereof, the Trustee shall promptly release, or cause any related Custodian to release, the related Mortgage File to the Master Servicer or Special Servicer, as applicable. If the Mortgage has been recorded in the name of MERS or its designee, the Master Servicer shall take all necessary action to reflect the release of the Mortgage on the records of MERS. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account or if a Whole Loan is involved, the related Whole Loan Custodial Account.

            (b) If from time to time, and as appropriate for servicing or foreclosure of any Loan, the Master Servicer or the Special Servicer shall otherwise require any Mortgage File (or any portion thereof), then, upon request of the Master Servicer or the Special Servicer and receipt therefrom of a Request for Release in the form of Exhibit D attached hereto signed by a Servicing Officer thereof, the Trustee shall release, or cause any related Custodian to release, such Mortgage File (or portion thereof) to the Master Servicer or the Special Servicer, as the case may be. Upon return of such Mortgage File (or portion thereof) to the Trustee or the related Custodian, or the delivery to the Trustee of a certificate of a Servicing Officer of the Special Servicer stating that such Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Certificate Account pursuant to Section 3.04(a) or, if a Whole Loan is involved, into the related Whole Loan Custodial Account pursuant to Section 3.04(e), have been or will be so deposited, or that such Mortgage Loan has become an REO Property, the Request for Release shall be released by the Trustee to the Master Servicer or the Special Servicer, as applicable.

            (c) Within five Business Days of the Special Servicer's request therefor (or, if the Special Servicer notifies the Trustee of an exigency, within such shorter period as is reasonable under the circumstances), the Trustee shall execute and deliver to the Special Servicer, in the form supplied to the Trustee, as applicable, by the Special Servicer, any court pleadings, requests for trustee's sale or other documents reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the Trust, or if a Whole Loan is involved, against the related Companion Loan Noteholders, the Master Servicer or the Special Servicer; provided that the Trustee may alternatively execute and deliver to the Special Servicer, in the form supplied to the Trustee by the Special Servicer, a limited power of attorney, subject to the provisions of Section 3.01(c), issued in favor of the Special Servicer and empowering the Special Servicer to execute and deliver any or all of such pleadings or documents on behalf of the Trustee (however, the Trustee shall not be liable for any misuse of such power of attorney by such Special Servicer). Together with such pleadings or documents (or such power of attorney empowering the Special Servicer to execute the same on behalf of the Trustee), the Special Servicer shall deliver to the Trustee an Officer's Certificate requesting that such pleadings or documents (or such power of attorney empowering the Special Servicer to execute the same on behalf of the Trustee) be executed by the Trustee and certifying as to the reason such pleadings or documents are required and that the execution and delivery thereof by the Trustee (or by the Special Servicer on behalf of the Trustee) will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale. If a Whole Loan is involved, such documents and pleadings shall also be delivered by the Special Servicer to the related Companion Loan Noteholder.

            Section 3.11 Servicing Compensation; Interest on Servicing Advances; Payment of Certain Expenses; Obligations of the Trustee Regarding Back up Servicing Advances.

            (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each Loan (including each Specially Serviced Loan) and each related REO Loan. As to each such Loan and REO Loan, for each calendar month (commencing with October
2004) or any applicable portion thereof, the Master Servicing Fee shall accrue at the related Master Servicing Fee Rate on the same principal amount, and without giving effect to any Excess Interest that may accrue on any ARD Loan after its Anticipated Repayment Date, as interest accrues from time to time during such calendar month (or portion thereof) on such Loan or is deemed to accrue from time to time during such calendar month (or portion thereof) on such REO Loan, as the case may be, and shall be calculated on the same Interest Accrual Basis as is applicable for such Loan or REO Loan, as the case may be. The Master Servicing Fee with respect to any Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Master Servicing Fees earned with respect to any such Loan or REO Loan shall be payable monthly from payments of interest on such Loan or REO Revenues allocable as interest on such REO Loan, as the case may be. The Master Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any Loan or REO Loan out of the portion of any related Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds allocable as interest on such Loan or REO Loan, as the case may be.

            In the case of the BC Component Mortgage Loan and the DM Component Mortgage Loan, the Master Servicing Fee with respect to the BC Component Mortgage Loan Senior Component, the BC Component Mortgage Loan Subordinate Component, the DM Component Mortgage Loan Senior Component, the DM Component Mortgage Loan Subordinate Components, and additional servicing compensation with respect to the BC Component Mortgage Loan and the DM Component Mortgage Loan shall be an expense of the Component Mortgage Loan REMIC.

            The right to receive the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement and except as otherwise expressly provided in the following paragraph.

            (b) The Master Servicer shall be entitled to receive the following items as additional servicing compensation, which shall be paid prior to remittance of such amounts, if any, which are required to be paid to any Companion Loan Noteholder under any Co-Lender Agreement (the following items, collectively, "Additional Master Servicing Compensation"):

            (i) any and all Net Default Charges, Net Assumption Application Fees, Net Modification Application Fees and earnout fees collected with respect to a Performing Loan;

            (ii) 50% of any and all Net Assumption Fees actually paid by a Mortgagor with respect to a Performing Loan;

            (iii) 50% of any and all Net Modification Fees, extension fees, consent fees and waiver fees actually paid by a Mortgagor with respect to a Performing Loan;

            (iv) any and all charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and other loan processing fees actually paid by a Mortgagor with respect to a Performing Loan and, in the case of checks returned for insufficient funds, with respect to a Specially Serviced Loan;

            (v) any and all Prepayment Interest Excess collected on the Mortgage Loans;

            (vi) interest or other income earned on deposits in the Investment Accounts maintained by the Master Servicer, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to any such Investment Account for each Collection Period and, further, in the case of a Servicing Account or Reserve Account, only to the extent such interest or other income is not required to be paid to any Mortgagor under applicable law or under the related Mortgage); and

            (vii) 50% of any and all substitution fees (net of any costs incurred in connection with any substitution) collected on the Loans.

            Notwithstanding the foregoing with respect to any sharing of fees referenced in this Section 3.11(b), the Master Servicer shall be entitled to all such fees if with respect to the activity related to any such fee the Master Servicer is not required to seek the consent and/or approval of the Special Servicer pursuant to this Agreement.

            To the extent that any of the amounts described in the preceding paragraph are collected by the Special Servicer, the Special Servicer shall promptly pay such amounts to the Master Servicer.

            (c) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive monthly the Special Servicing Fee with respect to each Specially Serviced Loan and each REO Loan for which it is responsible. As to each Specially Serviced Loan and REO Loan, for any particular calendar month or applicable portion thereof, the Special Servicing Fee shall accrue at the Special Servicing Fee Rate on the same principal amount as interest accrues from time to time during such calendar month (or portion thereof) on such Specially Serviced Loan or is deemed to accrue from time to time during such calendar month (or portion thereof) on such REO Loan, as the case may be, and shall be calculated on the same Interest Accrual Basis as is applicable for such Specially Serviced Loan or REO Loan, as the case may be. The Special Servicing Fee with respect to any Specially Serviced Loan or REO Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof or, in the case of a Specially Serviced Loan, as of the date it becomes a Corrected Loan. Earned but unpaid Special Servicing Fees with respect to Specially Serviced Loans and REO Loans shall be payable monthly out of general collections on the Loans and any REO Properties on deposit in the Certificate Account pursuant to Section 3.05(a); provided, however, if a Whole Loan is involved, first out of funds on deposit in the related Whole Loan Custodial Account pursuant to Section 3.05(f).

            As further compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Workout Fee with respect to each Corrected Loan. As to each Corrected Loan, the Workout Fee shall be payable out of, and shall be calculated by application of the Workout Fee Rate to, each payment of interest (other than Default Interest and Excess Interest) and principal received from the related Mortgagor on such Loan for so long as it remains a Corrected Loan. The Workout Fee with respect to any such Corrected Loan will cease to be payable if a new Servicing Transfer Event occurs with respect thereto or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee would become payable if and when the subject Loan again became a Corrected Loan. If the Special Servicer is terminated, including pursuant to Section 3.23, or resigns in accordance with Section 6.04, it shall retain the right to receive any and all Workout Fees payable in respect of (i) any Loans serviced by it that became Corrected Loans during the period that it acted as Special Servicer and that were still Corrected Loans at the time of such termination or resignation and (ii) any Specially Serviced Loans for which such Special Servicer has resolved the circumstances and/or conditions causing any such Loan to be a Specially Serviced Loan, but that had not as of the time the Special Servicer was terminated become a Corrected Loan solely because the related Mortgagor had not made three consecutive timely Monthly Payments and that subsequently becomes a Corrected Loan as a result of the related Mortgagor making such three consecutive timely monthly payments (and the successor to the Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence; provided that, in the case of any Specially Serviced Loan described in clause (ii) of this sentence, the terminated Special Servicer shall immediately deliver the related Servicing File to the Master Servicer, and the Master Servicer shall (without further compensation) monitor that all conditions precedent to such Loan's becoming a Corrected Loan are satisfied and, further, shall immediately transfer such Servicing File to the new Special Servicer if and when it becomes apparent to the Master Servicer that such conditions precedent will not be satisfied.

            As further compensation for its activities hereunder, the Special Servicer shall also be entitled to receive a Liquidation Fee with respect to each Specially Serviced Loan or REO Loan as to which it receives any full, partial or discounted payoff from the related Mortgagor or any Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds. Notwithstanding the foregoing and for the avoidance of doubt, no Liquidation Fee shall be payable in connection with (a) the purchase of a Defaulted Mortgage Loan by the Majority Certificateholder of the Controlling Class, the Evergreen Portfolio B Mezzanine Lender (if the related Defaulted Mortgage Loan is the Evergreen Portfolio B Mortgage Loan), each of the Bank of America Center Mezzanine Lenders (if the related Defaulted Mortgage Loan is the Bank of America Center Mortgage Loan), the BC Controlling Holder (if the related Defaulted Mortgage Loan is the BC Component Mortgage Loan), the DM Controlling Holder (if the related Defaulted Mortgage Loan is the DM Component Mortgage Loan), or the Roxborough B Noteholder (if the related Defaulted Mortgage Loan is the Roxborough Mortgage Loan) pursuant to any applicable purchase right set forth in Section 3.18(c), (l) or
(m) or with respect to a purchase of a related Defaulted Mortgage Loan at its fair value as determined in Section 3.18, if any such purchase occurs or purchase right is exercised not later than 90 days from the date that the Special Servicer has initially determined the fair value of the related Mortgage Loan, (b) the purchase option of the Majority Certificateholder of the Controlling Class, the Master Servicer or the Special Servicer pursuant to
Section 9.01 or (c) the repurchase or replacement of a Mortgage Loan by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase and Sale Agreement if such repurchase occurs not later than 180 days after such Mortgage Loan Seller has been notified of its obligation to so repurchase. As to each such Specially Serviced Loan or REO Loan, the Liquidation Fee shall be payable out of, and shall be calculated by application of the Liquidation Fee Rate to, any such full, partial or discounted payoff, Condemnation Proceeds and/or Liquidation Proceeds received or collected in respect thereof (other than any portion of such payment or proceeds that represents Default Charges, Excess Interest or a Prepayment Premium). The Liquidation Fee with respect to any such Specially Serviced Loan will not be payable if such Loan becomes a Corrected Loan.

            In the case of the BC Component Mortgage Loan and the DM Component Mortgage Loan, as applicable, a Liquidation Fee and/or Workout Fee with respect to the BC Component Mortgage Loan Senior Component, the DM Component Mortgage Loan Senior Component, the BC Component Mortgage Loan Subordinate Component and the DM Component Mortgage Loan Subordinate Components shall be an expense of the Component Mortgage Loan REMIC.

            The Special Servicer's right to receive any Special Servicing Fee, Workout Fee and/or Liquidation Fee to which it is entitled may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement and except as otherwise expressly provided herein.

            (d) The Special Servicer shall be entitled to receive the following items as additional special servicing compensation, which shall be paid prior to remittance of such amounts, if any, which are required to be paid to any Companion Loan Noteholder under any Co-Lender Agreement (the following items, collectively, the "Additional Special Servicing Compensation"):

            (i) any and all Net Default Charges collected with respect to a Specially Serviced Loan or an REO Loan;

            (ii) any and all Net Assumption Fees, Net Assumption Application Fees, Net Modification Fees, Net Modification Application Fees, extension fees, consent fees, waiver fees, earnout fees, late payment charges and charges for beneficiary statements or demands that are actually received on or with respect to a Specially Serviced Loan or REO Loan;

            (iii) 50% of any and all Net Assumption Fees, modification fees, extension fees, consent fees and waiver fees that are actually received on or with respect to a Performing Loan;

            (iv) interest or other income earned on deposits in the Special Servicer's applicable REO Account in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to such REO Account for each Collection Period); and

            (v) 50% of any and all substitution fees (net of any costs incurred in connection with any substitution) collected on the Loans.

            Notwithstanding the foregoing with respect to the fees referenced in the immediately preceding clauses (iii) and (v), the Special Servicer shall not be entitled to such fees unless the Master Servicer was required to seek the approval or consent of the Special Servicer pursuant to this Agreement with respect to any consent, extension, modification or waiver related to any such fee.

            To the extent that any of the amounts described in the preceding paragraph are collected by the Master Servicer with respect to a Specially Serviced Loan, the Master Servicer shall promptly pay such amounts to the Special Servicer and shall not be required to deposit such amounts in the Certificate Account or if a Whole Loan is involved, in the related Whole Loan Custodial Account.

            In the case of the BC Component Mortgage Loan and the DM Component Mortgage Loan, as applicable, amounts described in Sections 3.11(d)(i)-(v) with respect to the BC Component Mortgage Loan Senior Component, the DM Component Mortgage Loan Senior Component, the BC Component Mortgage Loan Subordinate Component and the DM Component Mortgage Loan Subordinate Components shall be an expense of the Component Mortgage Loan REMIC.

            (e) The Master Servicer and the Special Servicer shall each be required (subject to Section 3.11(h) below) to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including payment of any amounts due and owing to any Sub-Servicers retained by it (including any termination fees) and the premiums for any blanket policy or the standby fee or similar premium, if any, for any master force placed policy obtained by it insuring against hazard losses pursuant to Section 3.07(b), if and to the extent such expenses are not payable directly out of the Certificate Account, the related Whole Loan Custodial Account, the Reserve Accounts or an REO Account, and neither the Master Servicer nor the Special Servicer shall be entitled to reimbursement for any such expense incurred by it except as expressly provided in this Agreement. If the Master Servicer is required to make any Servicing Advance hereunder at the direction of the Special Servicer in accordance with Section 3.03(c), Section 3.19 or otherwise, the Special Servicer shall promptly provide the Master Servicer with such documentation regarding the subject Servicing Advance as the Master Servicer may reasonably request.

            (f) If the Master Servicer or the Special Servicer is required under this Agreement to make a Servicing Advance, but neither does so within ten days after such Advance is required to be made, the Trustee shall, if it has actual knowledge of such failure on the part of the Master Servicer or Special Servicer, as the case may be, give notice of such failure to the defaulting party. If such Advance is not made by the Master Servicer or the Special Servicer within three Business Days after such notice, then (subject to Section 3.11(h) below) the Trustee shall make such Advance. To the extent the Trustee fails to make such Servicing Advance, the Fiscal Agent will make such Advance. The making of such Advance by the Fiscal Agent will cure the Trustee's failure to make such Servicing Advance. Any failure by the Master Servicer to make a Servicing Advance it is required to make hereunder shall constitute an Event of Default by the Master Servicer, subject to and as provided in Section 7.01(a).

            (g) The Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each Advance made thereby (with its own funds), for so long as such Advance is outstanding. Such interest with respect to any Advances shall be payable: (i) first, in accordance with Sections 3.05 and 3.27, out of any Default Charges subsequently collected on or in respect of the Mortgage Pool or Companion Loan, if applicable; and (ii) then, after such Advance is reimbursed, but only if and to the extent that such Default Charges are insufficient to cover such Advance Interest, out of general collections on the Mortgage Loans and REO Properties on deposit in the Certificate Account or if a Whole Loan or related REO Property is involved, on deposit in the related Whole Loan Custodial Account. The Master Servicer shall reimburse itself, the Special Servicer, the Trustee or the Fiscal Agent, as appropriate, for any Advance made by any such Person as soon as practicable after funds available for such purpose are deposited into the Certificate Account or if a Whole Loan is involved, are deposited into the related Whole Loan Custodial Account. Notwithstanding anything herein to the contrary, no interest shall be payable with respect to any P&I Advance of a payment due on a Mortgage Loan during the applicable grace period and interest shall cease to accrue on any Workout-Delayed Reimbursement Amount to the extent such amount has been reimbursed from principal collections in accordance with Section 3.05.

            (h) Notwithstanding anything to the contrary set forth herein, none of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent shall be required to make any Servicing Advance that it determines in its reasonable, good faith judgment would constitute a Nonrecoverable Servicing Advance. The determination by any Person with an obligation hereunder to make Servicing Advances that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be made by such Person in its reasonable, good faith judgment and shall be evidenced by an Officer's Certificate delivered promptly to the Depositor, the Trustee (unless it is the Person making such determination) and, if applicable, the Fiscal Agent (unless it is the Person making such determination), which shall provide a copy thereof to the Directing Certificateholder, the BC Controlling Holder (if the BC Component Mortgage Loan is involved), the DM Controlling Holder (if the DM Component Mortgage Loan is involved), the Bank of America Center Companion Loan Noteholders (if the Bank of America Center Whole Loan is involved and the Trustee has knowledge of such Noteholders), the Dallas Market Center Companion Loan Noteholder (if the Dallas Market Center Whole Loan is involved and the Trustee has knowledge of such Noteholder), and the Roxborough B Noteholder (if the Roxborough Whole Loan is involved and the Trustee has knowledge of such Noteholder), setting forth the basis for such determination, accompanied by a copy of an Appraisal of the related Mortgaged Property or REO Property performed within the 12 months preceding such determination, and further accompanied by any other information, including engineers' reports, environmental surveys or similar reports, that such Person may have obtained and that support such determination. Notwithstanding the foregoing, the Trustee and the Fiscal Agent shall be entitled to conclusively rely on any determination of nonrecoverability that may have been made by the Master Servicer or the Special Servicer with respect to a particular Servicing Advance, and the Master Servicer and the Special Servicer shall each be entitled to conclusively rely on any determination of nonrecoverability that may have been made by the other such party with respect to a particular Servicing Advance. A copy of any such Officer's Certificate (and accompanying information) of the Master Servicer shall also be delivered promptly to the Special Servicer, a copy of any such Officer's Certificate (and accompanying information) of the Special Servicer shall also be promptly delivered to the Master Servicer, and a copy of any such Officer's Certificates (and accompanying information) of the Trustee shall also be promptly delivered to the Master Servicer and the Special Servicer. The Master Servicer shall consider Unliquidated Advances in respect of prior Servicing Advances for purposes of nonrecoverable determinations as if such Unliquidated Advances were unreimbursed Servicing Advances.

            (i) Notwithstanding anything to the contrary set forth herein, the Master Servicer may (and, at the direction of the Special Servicer if a Specially Serviced Loan or an REO Property is involved, shall) pay directly out of the Certificate Account or, if a Whole Loan is involved, the related Whole Loan Custodial Account, in accordance with Section 3.05, any servicing expense that, if paid by the Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance; provided that the Master Servicer (or the Special Servicer, if a Specially Serviced Loan or an REO Property is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders and if a Whole Loan is involved, the Companion Loan Noteholders (as a collective whole taking into account the subordination of the BC Component Mortgage Loan Subordinate Component, the DM Component Mortgage Loan Subordinate Component and the Roxborough B Note), as evidenced by an Officer's Certificate delivered promptly to the Depositor and the Trustee, which shall provide a copy thereof to the Directing Certificateholder, the BC Controlling Holder (if the BC Component Mortgage Loan is involved), the DM Controlling Holder (if the DM Component Mortgage Loan is involved), the Bank of America Center Companion Loan Noteholders (if the Bank of America Center Whole Loan is involved and the Trustee has knowledge of such Noteholders), the Dallas Market Center Companion Loan Noteholder (if the Dallas Market Center Whole Loan is involved and the Trustee has knowledge of such Noteholder), and the Roxborough B Noteholder (if the Roxborough Whole Loan is involved and the Trustee has knowledge of such Noteholder), setting forth the basis for such determination and accompanied by any information that such Person may have obtained that supports such determination. A copy of any such Officer's Certificate (and accompanying information) of the Master Servicer shall also be delivered promptly to the Special Servicer, and a copy of any such Officer's Certificate (and accompanying information) of the Special Servicer shall also be promptly delivered to the Master Servicer.

            Section 3.12 Inspections; Collection of Financial Statements.

            (a) The Special Servicer shall perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable (but in any event not later than 60 days) after the related Loan becomes a Specially Serviced Loan (and, in cases where the related Loan has become a Specially Serviced Loan, the Special Servicer shall continue to perform or cause to be performed a physical inspection of the subject Mortgaged Property at least once per calendar year thereafter for so long as the related Loan remains a Specially Serviced Loan or if such Mortgaged Property becomes an REO Property); provided that the Special Servicer shall be entitled to reimbursement of the reasonable and direct out-of-pocket expenses incurred by it in connection with each such inspection as Servicing Advances. Beginning in 2005, the Master Servicer shall at its expense perform or cause to be performed an inspection of each Mortgaged Property at least once per calendar year (or, in the case of each Loan with an unpaid principal balance of under $2,000,000, once every two years), if the Special Servicer has not already done so during that period pursuant to the preceding sentence. Notwithstanding the two immediately preceding sentences, the Special Servicer with respect to any Mortgaged Property where the related Loan is a Specially Serviced Loan and/or any REO Property shall inspect the related Mortgaged Property or REO Property immediately after the debt service coverage ratio with respect to such Mortgaged Property or REO Property falls below 1.0x. The costs of each such inspection incurred by the Special Servicer shall be reimbursable first from Default Charges and to the extent such Default Charges are insufficient out of general collections. To the extent such costs are to reimbursed from general collections, such costs shall constitute an Additional Trust Fund Expense. The Master Servicer and the Special Servicer shall each prepare a written report of each such inspection performed by it or on its behalf that sets forth in detail the condition of the Mortgaged Property and that specifies the occurrence or existence of: (i) any sale, transfer or abandonment of the Mortgaged Property of which the Master Servicer or the Special Servicer, as the case may be, is aware, (ii) any change in the condition or occupancy of the Mortgaged Property that the Master Servicer or the Special Servicer, as the case may be, in accordance with the Servicing Standard, is aware of and considers material, or (iii) any waste committed on the Mortgaged Property that the Master Servicer or the Special Servicer, as the case may be, in accordance with the Servicing Standard, is aware of and considers material. Upon request of the Trustee, the Master Servicer and the Special Servicer shall each deliver to the Trustee a copy (or image in suitable electronic media) of each such written report prepared by it, in each case within 30 days following the request (or, if later, within 30 days following the later of completion of the related inspection if the inspection is performed by the Master Servicer or the Special Servicer, as the case may be, or receipt of the related inspection report if the inspection is performed by a third party). Upon request, the Trustee shall request from the Master Servicer or the Special Servicer, as the case may be, and, to the extent such items have been delivered to the Trustee by the Master Servicer or the Special Servicer, as the case may be, deliver, upon request, to each of the Depositor, the Mortgage Loan Sellers, the Directing Certificateholder, the BC Controlling Holder (if the BC Component Mortgage Loan is involved), the DM Controlling Holder (if the DM Component Mortgage Loan is involved), the Bank of America Center Companion Loan Noteholders (if the Bank of America Center Whole Loan is involved and the Trustee has knowledge of such Noteholders), the Dallas Market Center Companion Loan Noteholder (if the Dallas Market Center Whole Loan is involved and the Trustee has knowledge of such Noteholder), the Roxborough B Noteholder (if the Roxborough Whole Loan is involved and the Trustee has knowledge of such Noteholder), any Certificateholder or, if the Trustee has in accordance with Section 5.06(b) confirmed the Ownership Interest in Certificates held thereby, any Certificate Owner, a copy (or image in suitable electronic media) of each such written report prepared by the Master Servicer or the Special Servicer.

            (b) Commencing with respect to the calendar quarter ended March 2005, the Special Servicer, in the case of any Specially Serviced Loan, and the Master Servicer, in the case of each Performing Loan, shall make reasonable efforts to collect promptly (and, in any event, shall attempt to collect within 45 days following the end of the subject quarter or 120 days following the end of the subject year) from each related Mortgagor quarterly and annual operating statements, budgets and rent rolls of the related Mortgaged Property, and quarterly and annual financial statements of such Mortgagor, to the extent required pursuant to the terms of the related Mortgage. In addition, the Special Servicer shall cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and shall collect all such items promptly following their preparation. The Special Servicer shall deliver copies (or images in suitable electronic media) of all of the foregoing items so collected or obtained by it to the Master Servicer within 30 days of its receipt thereof.

            Within 60 days after receipt by the Master Servicer from the related Mortgagors or otherwise, as to Performing Loans, and within 45 days after receipt by the Special Servicer or otherwise, as to Specially Serviced Loans and REO Properties, of any annual operating statements or rent rolls with respect to any Mortgaged Property or REO Property, the Master Servicer (or the Special Servicer, with respect to any Specially Serviced Loan or REO Property) shall, based upon such operating statements or rent rolls, prepare (or, if previously prepared, update) the related CMSA Operating Statement Analysis Report. The Special Servicer shall remit a copy of each CMSA Operating Statement Analysis Report prepared or updated by it (within ten days following the initial preparation and each update thereof), together with, if so requested, the underlying operating statements and rent rolls, to the Master Servicer in a format reasonably acceptable to the Master Servicer and the Trustee. All CMSA Operating Statement Analysis Reports relating to Performing Loans shall be maintained by the Master Servicer, and all CMSA Operating Statement Analysis Reports relating to any Specially Serviced Loan and REO Property shall be maintained by the Special Servicer. The Trustee shall, upon request, request from the Master Servicer (if necessary) and, to the extent such items have been delivered to the Trustee by the Master Servicer, deliver to the Directing Certificateholder, the BC Controlling Holder (if the BC Component Mortgage Loan is involved), the DM Controlling Holder (if the DM Component Mortgage Loan is involved), the Bank of America Center Companion Loan Noteholders (if the Bank of America Center Whole Loan is involved and the Trustee has knowledge of such Noteholders), the Dallas Market Center Companion Loan Noteholder (if the Dallas Market Center Whole Loan is involved and the Trustee has knowledge of such Noteholder), the Roxborough B Noteholder (if the Roxborough Whole Loan is involved and the Trustee has knowledge of such Noteholder), any Certificateholder or, if the Trustee has in accordance with Section 5.06 confirmed the Ownership Interest in the Certificates held thereby, any Certificate Owner, a copy of such CMSA Operating Statement Analysis (or update thereof) and, if requested, the related operating statement or rent rolls.

            Within 60 days (or, in the case of items received from the Special Servicer with respect to Specially Serviced Loans and REO Properties, 30 days) after receipt by the Master Servicer of any quarterly or annual operating statements with respect to any Mortgaged Property or REO Property, the Master Servicer (or the Special Servicer, with respect to any Specially Serviced Loan or REO Property) shall prepare or update and forward to the Trustee (upon request), the Master Servicer (with respect to CMSA NOI Adjustment Worksheets prepared by the Special Servicer), the Special Servicer upon its request (with respect to CMSA NOI Adjustment Worksheets prepared by the Master Servicer), the Directing Certificateholder upon its request (if the Directing Certificateholder and the Special Servicer are not the same entity), the BC Controlling Holder upon its request (if the BC Component Mortgage Loan is involved), the DM Controlling Holder upon its request (if the DM Component Mortgage Loan is involved), any Bank of America Center Companion Loan Noteholder upon its request (if the Bank of America Center Whole Loan is involved), the Dallas Market Center Companion Loan Noteholder upon its request (if the Dallas Market Center Whole Loan is involved), and the Roxborough B Noteholder upon its request (if the Roxborough Whole Loan is involved), a CMSA NOI Adjustment Worksheet for such Mortgaged Property or REO Property, together with, if so requested, the related operating statements (in an electronic format reasonably acceptable to the Trustee and the Special Servicer).

            If, with respect to any Loan (other than a Specially Serviced Loan), the Special Servicer has any questions for the related Mortgagor based upon the information received by the Special Servicer pursuant to Section 3.12(a) or 3.12(b), the Master Servicer shall, in this regard and without otherwise changing or modifying its duties hereunder, reasonably cooperate with the Special Servicer in assisting the Special Servicer to contact and solicit information from such Mortgagor.

            (c) Not later than 2:00 p.m. (New York City time) on the first Business Day following each Determination Date, the Special Servicer shall prepare and deliver or cause to be delivered to the Master Servicer, the Directing Certificateholder, the BC Controlling Holder (if the BC Component Mortgage Loan is involved), the DM Controlling Holder (if the DM Component Mortgage Loan is involved), the Bank of America Center Companion Loan Noteholders (if the Bank of America Center Whole Loan is involved), the Dallas Market Center Companion Loan Noteholder (if the Dallas Market Center Whole Loan is involved), and the Roxborough B Noteholder (if the Roxborough Whole Loan is involved), the following reports (or data files relating to reports of the Master Servicer) with respect to the Specially Serviced Loans and any REO Properties for which it is responsible, providing the required information as of such Determination Date: (i) a CMSA Property File; (ii) a CMSA Special Servicer Loan File (which, in each case, if applicable, will identify each Loan by loan number and property name); and (iii) the CMSA REO Status Report. In addition, the Special Servicer shall from time to time provide the Master Servicer with such information in the Special Servicer's possession regarding the Specially Serviced Loans and REO Properties as may be requested by the Master Servicer and is reasonably necessary for the Master Servicer to prepare each report and any supplemental information required to be provided by the Master Servicer to the Trustee.

            (d) Not later than 12:00 noon (New York City time) on the third Business Day following each Determination Date (or with respect to the CMSA Loan Periodic Update File, not later than 3:00 p.m. (New York City time) on the second Business Day following each Determination Date), the Master Servicer shall prepare (if and to the extent necessary) and deliver or cause to be delivered to the Trustee, the Special Servicer, the Directing Certificateholder (if the Directing Certificateholder is not the same entity as the Special Servicer), the BC Controlling Holder (if the BC Component Mortgage Loan is involved), the DM Controlling Holder (if the DM Component Mortgage Loan is involved), the Bank of America Center Companion Loan Noteholders (if the Bank of America Center Whole Loan is involved), the Dallas Market Center Companion Loan Noteholder (if the Dallas Market Center Whole Loan is involved), and the Roxborough B Noteholder (if the Roxborough Whole Loan is involved), in a computer-readable medium downloadable by the Trustee, the Special Servicer, the Directing Certificateholder, the BC Controlling Holder (if the BC Component Mortgage Loan is involved), the DM Controlling Holder (if the DM Component Mortgage Loan is involved), the Bank of America Center Companion Loan Noteholders (if the Bank of America Center Whole Loan is involved), the Dallas Market Center Companion Loan Noteholder (if the Dallas Market Center Whole Loan is involved), and the Roxborough B Noteholder (if the Roxborough Whole Loan is involved) (or, in the case of the Trustee, at the Trustee's written request, in a form reasonably acceptable to the recipient, including on a loan-by-loan basis), each of the files and reports listed in the definition of "CMSA Investor Reporting Package" (other than the CMSA Bond Level File and the CMSA Collateral Summary File, which are prepared by the Trustee), providing the most recent information with respect to the Mortgage Pool as of the related Determination Date (and which, in each case, if applicable, will identify each subject Loan by loan number and property name).

            The Master Servicer may, but is not required to, make any of the reports or files comprising the CMSA Investor Reporting Package (other than the CMSA Bond Level File and the CMSA Collateral Summary File, which are prepared by the Trustee) available each month on the Master Servicer's website; provided, that the Master Servicer shall e-mail such reports or files to the Directing Certificateholder, the BC Controlling Holder (if the BC Component Mortgage Loan is involved), the DM Controlling Holder (if the DM Component Mortgage Loan is involved), the Bank of America Center Companion Loan Noteholders (if the Bank of America Center Whole Loan is involved), the Dallas Market Center Companion Loan Noteholder (if the Dallas Market Center Whole Loan is involved), and the Roxborough B Noteholder (if the Roxborough Whole Loan is involved), until the Master Servicer's website is established. In connection with providing access to the Master Servicer's website, the Master Servicer may require registration and the acceptance of a disclaimer and otherwise (subject to the preceding sentence) adopt reasonable rules and procedures, which may include, to the extent the Master Servicer deems necessary or appropriate, conditioning access on execution of an agreement governing the availability, use and disclosure of such information, and which may provide indemnification to the Master Servicer for any liability or damage that may arise therefrom.

            (e) The Special Servicer shall deliver to the Master Servicer the reports set forth in Section 3.12(b) and Section 3.12(c), and the Master Servicer shall deliver to the Trustee and the Special Servicer the reports set forth in Section 3.12(d), in an electronic format reasonably acceptable to the Special Servicer, the Master Servicer and the Trustee. The Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.12(b) and Section 3.12(c). The Trustee may, absent manifest error, conclusively rely on the reports to be provided by the Master Servicer pursuant to Section 3.12(d). In the case of information or reports to be furnished by the Master Servicer to the Trustee pursuant to
Section 3.12(d), to the extent that such information or reports are, in turn, based on information or reports to be provided by the Special Servicer pursuant to Section 3.12(b) or Section 3.12(c) and to the extent that such reports are to be prepared and delivered by the Special Servicer pursuant to Section 3.12(b) or
Section 3.12(c), the Master Servicer shall have no obligation to provide such information or reports to the Trustee until it has received the requisite information or reports from the Special Servicer, and the Master Servicer shall not be in default hereunder due to a delay in providing the reports required by
Section 3.12(d) caused by the Special Servicer's failure to timely provide any information or report required under Section 3.12(b) or Section 3.12(c).

            (f) Notwithstanding the foregoing, however, the failure of the Master Servicer or the Special Servicer to disclose any information otherwise required to be disclosed by this Section 3.12 shall not constitute a breach of this Section 3.12 to the extent the Master Servicer or the Special Servicer so fails because such disclosure, in the reasonable belief of the Master Servicer or the Special Servicer, as the case may be, would violate any applicable law or any provision of a Loan document prohibiting disclosure of information with respect to the Loans or Mortgaged Properties or would constitute a waiver of the attorney-client privilege on behalf of the Trust. The Master Servicer and the Special Servicer may disclose any such information or any additional information to any Person so long as such disclosure is consistent with applicable law, the related Loan documents and the Servicing Standard. The Master Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            (g) The Depositor shall provide to the Master Servicer and the Trustee the initial data (as of the respective Due Dates for the Loans in October 2004 or the most recent earlier date for which such data is available) contemplated by the CMSA Loan Setup File, the CMSA Loan Periodic Update File, the CMSA Operating Statement Analysis Report and the CMSA Property File. In addition, the Depositor shall cause each Mortgage Loan Seller to prepare (or cause to be prepared on its behalf) a CMSA Loan Set-Up File

            (h) If the Master Servicer or the Special Servicer is required to deliver any statement, report or information under any provision of this Agreement, the Master Servicer or the Special Servicer, as the case may be, may satisfy such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format or (z) making such statement, report or information available on the Master Servicer's internet website or the Trustee's Website, unless this Agreement expressly specifies a particular method of delivery. Notwithstanding the foregoing, the Trustee may request delivery in paper format of any statement, report or information required to be delivered to the Trustee and clause (z) shall not apply to the delivery of any information required to be delivered to the Trustee unless the Trustee consents to such delivery.

            Section 3.13 Annual Statement as to Compliance.

            Each of the Master Servicer and the Special Servicer shall deliver to the Trustee, the Depositor, the Underwriters, the Rating Agencies, the Directing Certificateholder, the BC Controlling Holder (if the BC Component Mortgage Loan is involved), the DM Controlling Holder (if the DM Component Mortgage Loan is involved), the Bank of America Center Companion Loan Noteholders (if the Bank of America Center Whole Loan is involved), the Dallas Market Center Companion Loan Noteholder (if the Dallas Market Center Whole Loan is involved), and the Roxborough B Noteholder (if the Roxborough Whole Loan is involved), and each other on or before March 15 of each year, beginning in 2005, an Officer's Certificate (the "Annual Performance Certification") stating that, among other things, to the best of such officer's knowledge, the Master Servicer or the Special Servicer, as the case may be, has fulfilled all of its obligations under this Agreement in all material respects throughout the preceding year (or such shorter period) or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action proposed to be taken with respect thereto, and whether the Master Servicer or the Special Servicer, as the case may be, has received any notice regarding the qualification, or challenging the status, of any of the Component Mortgage Loan REMIC, REMIC I or REMIC II as a REMIC from the IRS or any other governmental agency or body; provided that the Master Servicer and the Special Servicer shall each be required to deliver its Annual Performance Certification by March 15 in 2005 and any year that a report on Form 10-K is required to be filed with respect to the Certificates with the Commission in respect of the preceding calendar year. The Trustee shall deliver copies of the Annual Performance Certifications, upon request, to any Certificateholder. If the same entity acts as the Master Servicer and Special Servicer, the Annual Performance Certifications of the Master Servicer and Special Servicer may be delivered as a single certificate.

            The Master Servicer and the Special Servicer, to the extent applicable, will reasonably cooperate with the Depositor in conforming any Officer's Certificate delivered pursuant to this Section 3.13 to requirements imposed by the Commission on the Depositor in connection with the Commission's issuance of a no-action letter relating to the Depositor's reporting requirements in respect of the Trust pursuant to the Exchange Act.

            Section 3.14 Reports by Independent Public Accountants.

            On or before April 30 of each year, beginning in 2005, each of the Master Servicer and the Special Servicer at its expense shall cause a firm of independent public accountants that is a member of the American Institute of Certified Public Accountants to furnish a statement (the "Annual Accountants' Report") to the Trustee, the Depositor, the Underwriters, the Rating Agencies, the Directing Certificateholder, the BC Controlling Holder (if the BC Component Mortgage Loan is involved), the DM Controlling Holder (if the DM Component Mortgage Loan is involved), the Bank of America Center Companion Loan Noteholders (if the Bank of America Center Whole Loan is involved), the Dallas Market Center Companion Loan Noteholder (if the Dallas Market Center Whole Loan is involved), and the Roxborough B Noteholder (if the Roxborough Whole Loan is involved), and each other stating that: (i) such firm has obtained a letter of representation from an officer of the Master Servicer or the Special Servicer, as the case may be, that includes an assertion that the Master Servicer or the Special Servicer, as the case may be, has complied with the minimum loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans) identified in USPAP, with respect to the Master Servicer's or the Special Servicer's, as applicable, servicing of commercial and multifamily mortgage loans during the most recently completed calendar year; and (ii) on the basis of an examination conducted by such firm in accordance with USPAP, the representation is fairly stated in all material respects, subject only to exceptions and other qualifications that, in the opinion of such firm, USPAP requires it to report; provided that the Master Servicer and the Special Servicer shall each be required to cause the delivery of its Annual Accountants' Report by March 15 in 2005 and any year that a report on Form 10-K is required to be filed with respect to the Certificates with the Commission in respect of the preceding calendar year. In rendering its report such firm may rely, as to matters relating to the direct servicing of securitized commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those sub-servicers.

            The Master Servicer and the Special Servicer will each reasonably cooperate with the Depositor in providing any other form of accountants' reports as may be required by the Commission in connection with the Commission's issuance of a no-action letter relating to the Depositor's reporting requirements in respect of the Trust pursuant to the Exchange Act, and the reasonable additional costs of providing such other forms of accountants' reports shall be borne by the Depositor.

            Section 3.15 Access to Certain Information.

            Each of the Master Servicer and the Special Servicer shall afford to the Trustee, the Fiscal Agent, the Depositor, each Rating Agency, the Directing Certificateholder, the BC Controlling Holder (if the BC Component Mortgage Loan is involved), the DM Controlling Holder (if the DM Component Mortgage Loan is involved), the Bank of America Center Companion Loan Noteholders (if the Bank of America Center Whole Loan is involved), the Dallas Market Center Companion Loan Noteholder (if the Dallas Market Center Whole Loan is involved), and the Roxborough B Noteholder (if the Roxborough Whole Loan is involved), and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder or Certificate Owner, access to any records regarding the Loans and the servicing thereof within its control, except to the extent it is prohibited from doing so by applicable law, the terms of the Loan documents or contract entered into prior to the Closing Date or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the Certificateholders. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it; provided, however, that Certificateholders and Certificate Owners shall be required to pay their own photocopying costs. The Master Servicer and the Special Servicer shall each be entitled to affix a reasonable disclaimer to any information provided by it for which it is not the original source (without suggesting liability on the part of any other party hereto). In connection with providing access to such records to the Directing Certificateholder, the BC Controlling Holder (if the BC Component Mortgage Loan is involved), the DM Controlling Holder (if the DM Component Mortgage Loan is involved), the Bank of America Center Companion Loan Noteholders (if the Bank of America Center Whole Loan is involved), the Dallas Market Center Companion Loan Noteholder (if the Dallas Market Center Whole Loan is involved), and the Roxborough B Noteholder (if the Roxborough Whole Loan is involved), the Master Servicer and the Special Servicer may each require registration (to the extent access is provided via the Master Servicer's internet website) and the acceptance of a reasonable disclaimer and otherwise adopt reasonable rules and procedures, which may include, to the extent the Master Servicer or the Special Servicer, as applicable, deems necessary or reasonably appropriate, conditioning access on the execution and delivery of an agreement reasonably governing the availability, use and disclosure of such information. The failure of the Master Servicer or the Special Servicer to provide access as provided in this Section
3.15 as a result of a confidentiality obligation shall not constitute a breach of this Section 3.15. The Master Servicer and the Special Servicer may each deny any of the foregoing persons access to confidential information or any intellectual property that the Master Servicer or the Special Servicer is restricted by license or contract from disclosing. Neither the Master Servicer nor the Special Servicer shall be liable for providing or disseminating information in accordance with the terms of this Agreement.

            Section 3.16 Title to REO Property; REO Account.

            (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee, on behalf of the Certificateholders or, subject to Section 3.09(b), to a single member limited liability company of which the Trust is the sole member, which limited liability company is formed or caused to be formed by the Special Servicer at the expense of the Trust for the purpose of taking title to one or more REO Properties pursuant to this Agreement. The limited liability company shall be
(i) disregarded as an entity separate from the Trust pursuant to Treasury Regulations Section 301.7701-3(b), and (ii) a manager-managed limited liability company, with the Special Servicer to serve as the initial manager to manage the property of the limited liability company, including any applicable REO Property, in accordance with the terms of this Agreement as if such property was held directly in the name of the Trust or Trustee under this Agreement. The Special Servicer, on behalf of the Trust (and in the case of a Whole Loan, on behalf of the related Companion Loan Noteholders), shall sell any REO Property by the end of the third calendar year following the year in which the Trust and, if applicable, the related Companion Loan Noteholders acquire ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) applies, more than 60 days prior to the expiration of such liquidation period, and is granted an extension of time (an "REO Extension") by the IRS to sell such REO Property or (ii) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee, to the effect that the holding by the Trust of such REO Property subsequent to the end of the third calendar year following the year in which such acquisition occurred will not result in an Adverse REMIC Event with respect to any of the Component Mortgage Loan REMIC, REMIC I, REMIC II or any REMIC that holds a Companion Loan. Regardless of whether the Special Servicer applies for or is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel referred to in clause (ii) of such sentence, the Special Servicer shall act in accordance with the Servicing Standard to liquidate such REO Property on a timely basis. If the Special Servicer is granted such REO Extension or obtains such Opinion of Counsel, the Special Servicer shall (i) promptly forward a copy of such REO Extension or Opinion of Counsel to the Trustee, and (ii) sell such REO Property within such extended period as is permitted by such REO Extension or contemplated by such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its applying for and being granted the REO Extension contemplated by clause (i) of the third preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the third preceding sentence, and for the creation of and the operating of a limited liability company, shall be covered by, and be reimbursable as, a Servicing Advance.

            (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur, except as provided in the immediately succeeding sentence, the Special Servicer shall establish and maintain one or more Pool REO Accounts, to be held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each REO Property. If such REO Acquisition occurs with respect to any Mortgaged Property securing a Whole Loan, the Special Servicer shall establish an REO Account solely with respect to such property (a "Whole Loan REO Account"), which may be a sub-account of the Pool REO Account, to be held for the benefit of the Certificateholders and the applicable Companion Loan Noteholders. Each REO Account shall be an Eligible Account and may consist of one account for all the REO Properties. The Special Servicer shall deposit, or cause to be deposited, into the related REO Account, within two Business Days of receipt, all REO Revenues, Liquidation Proceeds (net of all Liquidation Expenses paid therefrom) and Insurance Proceeds received in respect of an REO Property. The Special Servicer is authorized to pay out of related Liquidation Proceeds any Liquidation Expenses incurred in respect of an REO Property and outstanding at the time such proceeds are received. Funds in an REO Account may be invested only in Permitted Investments in accordance with
Section 3.06. The Special Servicer shall be entitled to make withdrawals from an REO Account to pay itself, as Additional Special Servicing Compensation in accordance with Section 3.11(d), interest and investment income earned in respect of amounts held in such REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the REO Account for any Collection Period). The Special Servicer shall give notice to the other parties hereto and if a Whole Loan is involved, the related Companion Loan Noteholders, of the location of an REO Account when first established and of the new location of an REO Account prior to any change thereof.

            (c) The Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the applicable REO Account relating to such REO Property. By 2:00 p.m., New York City time, on the Business Day following the end of each Collection Period, the Special Servicer shall withdraw from the related REO Account and deposit into the Certificate Account or the applicable Whole Loan Custodial Account, as applicable, or deliver to the Master Servicer (which shall deposit such amounts into the Certificate Account or the applicable Whole Loan Custodial Account, as applicable), the aggregate of all amounts received in respect of each such REO Property during such Collection Period, net of any withdrawals made out of such amounts pursuant to the preceding sentence; provided that the Special Servicer may retain in the applicable REO Account such portion of such proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of any such REO Property (including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses), such reserve not to exceed an amount sufficient to cover such items reasonably expected to be incurred during the following 12-month period. For purposes of the foregoing, the Pool REO Account and a Whole Loan REO Account correspond to the Certificate Account and the related Whole Loan Custodial Account, respectively.

            (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, an REO Account pursuant to Section 3.16(b) or (c).

            Section 3.17 Management of REO Property.

            (a) If title to any REO Property is acquired, the Special Servicer shall manage, conserve, protect, operate and lease such REO Property for the benefit of the Certificateholders (and in the case of a Whole Loan, for the benefit of the related Companion Loan Noteholders as a collective whole) solely for the purpose of its timely disposition and sale in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust Fund of any "income from non permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are in the best interests of and for the benefit of the Certificateholders (and in the case of a Whole Loan, for the benefit of the related Companion Loan Noteholders) (as determined by the Special Servicer in its good faith and reasonable judgment). Subject to this Section 3.17, the Special Servicer may earn "net income from foreclosure property" within the meaning of Section 860G(c) of the Code if it determines that earning such income is in the best interests of Certificateholders (and in the case of a Whole Loan, in the best interests of the related Companion Loan Noteholders (as a collective whole taking into account the subordination of the BC Component Mortgage Loan Subordinate Component, the DM Component Mortgage Loan Subordinate Component and the Roxborough B Note) on a net after-tax basis as compared with net leasing such REO Property or operating such REO Property on a different basis. In connection therewith, the Special Servicer shall deposit or cause to be deposited on a daily basis (and in no event later than the second Business Day following receipt of such funds) in the applicable REO Account all revenues received by it with respect to each such REO Property and the related REO Loan, and shall withdraw from the applicable REO Account, to the extent of amounts on deposit therein with respect to such REO Property, funds necessary for the proper operation, management, leasing, maintenance and disposition of such REO Property, including, without limitation:

            (i) all insurance premiums due and payable in respect of such REO Property;

            (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

            (iii) any ground rents in respect of such REO Property, if applicable; and

            (iv) all costs and expenses necessary to maintain, lease and dispose of such REO Property.

            To the extent that amounts on deposit in the REO Account in respect of any such REO Property are insufficient for the purposes set forth in clauses
(i) through (iv) above with respect to such REO Property, the Special Servicer shall, subject to Section 3.19(d), direct the Master Servicer to make (and the Master Servicer shall so make) Servicing Advances in such amounts as are necessary for such purposes unless (as evidenced in the manner contemplated by Section 3.11(g) the Master Servicer determines, in its reasonable, good faith judgment, that such payment would be a Nonrecoverable Servicing Advance.

            (b) Without limiting the generality of the foregoing, the Special Servicer shall not:

            (i) permit the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

            (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

            (iii) authorize or permit any construction on any such REO Property, other than the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

            (iv) Directly Operate, or allow any other Person, other than an Independent Contractor, to Directly Operate, any such REO Property on any date more than 90 days after its acquisition date;

unless, in any such case, the Special Servicer has obtained an Opinion of Counsel (the cost of which shall be paid by the Master Servicer as a Servicing Advance) to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by the Trust Fund, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

            (c) The Special Servicer shall contract with any Independent Contractor for the operation and management of any REO Property within 90 days of the acquisition date thereof, provided that:

            (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

            (ii) the fees of such Independent Contractor (which shall be an expense of the Trust Fund unless a Whole Loan is involved, in which case such fees shall be netted out of collections on the REO Property) shall be reasonable and customary in light of the nature and locality of the REO Property;

            (iii) any such contract shall require, or shall be administered to require, that the Independent Contractor (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in Section 3.17(a), and (B) remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

            (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

            (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

            The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. To the extent the costs of any contract with an Independent Contractor for the operation and maintenance of any REO Property are greater than the revenues from such REO Property, such excess costs shall be covered by and reimbursable as a Servicing Advance.

            (d) When and as necessary, the Special Servicer shall send to the Trustee and the Master Servicer a statement prepared by the Special Servicer setting forth the amount of net income or net loss, as determined for federal income tax purposes, resulting from the operation and management of a trade or business on, the furnishing or rendering of a non customary service to the tenants of, or the receipt of any other amount not constituting Rents from Real Property in respect of, any REO Property in accordance with Sections 3.17(a) and 3.17(b).

            Section 3.18 Resolution of Defaulted Mortgage Loans and REO Properties.

            (a) The Master Servicer, the Special Servicer or the Trustee may sell or purchase, or permit the sale or purchase of, a Mortgage Loan or a related REO Property only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated by
Section 2.03(a), Section 9.01, a Co-Lender Agreement, or, in the case of a Mortgage Loan with a related Mezzanine Loan, pursuant to the terms of the related Mezzanine Intercreditor Agreement.

            (b) After the Master Servicer has pursuant to Section 3.21(a) notified the Special Servicer of a Servicing Transfer Event and in connection therewith has provided the Special Servicer with the information required under
Section 3.21(a) with respect to any Defaulted Mortgage Loan, the Special Servicer shall determine the fair value of such Defaulted Mortgage Loan in accordance with the Servicing Standard as hereinafter provided; provided, however, that such determination shall be made without taking into account any effect the restrictions on the sale of such Mortgage Loan contained herein may have on the value of such Defaulted Mortgage Loan; provided, further, that the Special Servicer shall use reasonable efforts promptly to obtain an Appraisal with respect to the related Mortgaged Property unless it has an Appraisal that is less than 12 months old and has no actual knowledge of, or notice of, any event that in the Special Servicer's judgment would materially affect the validity of such Appraisal. The Special Servicer shall make its fair value determination as soon as reasonably practicable (but in any event within 30 days) after its receipt of such new Appraisal, if applicable. The Special Servicer will, from time to time, but not less often than every 90 days, adjust its fair value determination based upon changed circumstances, new information and other relevant factors, if any, in each instance in accordance with the Servicing Standard. The Special Servicer shall notify the Trustee, the Master Servicer, the Majority Certificateholder of the Controlling Class, the BC Controlling Holder (and the BC Controlling Class Certificateholder if such parties are not the same) if the BC Component Mortgage Loan is involved, and the DM Controlling Holder (and the DM Controlling Class Certificateholder if such parties are not the same) if the DM Component Mortgage Loan is involved, promptly upon its fair value determination and any adjustment thereto. The Special Servicer shall also deliver to the Master Servicer, the Majority Certificateholder of the Controlling Class, the BC Controlling Holder (and the BC Controlling Class Certificateholder if such parties are not the same) if the BC Component Mortgage Loan is involved, and the DM Controlling Holder (and the DM Controlling Class Certificateholder if such parties are not the same) if the DM Component Mortgage Loan is involved, the most recent Appraisal of the related Mortgaged Property then in the Special Servicer's possession, together with such other third-party reports and other information then in the Special Servicer's possession that the Special Servicer reasonably believes to be relevant to the fair value determination with respect to such Mortgage Loan (such materials are, collectively, the "Determination Information"). Notwithstanding the foregoing, the Special Servicer shall not be required to deliver the Determination Information to the Master Servicer, and shall instead deliver the Determination Information to the Trustee, if the Master Servicer will not be determining whether the Option Price represents fair value for the Defaulted Mortgage Loan, pursuant to Section 3.18(e). The reasonable out-of-pocket costs and expenses incurred by the Special Servicer in making its fair value determination shall be paid and reimbursed as a Servicing Advance.

            In determining the fair value of any Defaulted Mortgage Loan, the Special Servicer shall take into account, among other factors, the period and amount of the delinquency on such Defaulted Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, the time and expense associated with a purchaser's foreclosing on the related Mortgaged Property and the expected recoveries from pursuing a work-out or foreclosure strategy instead of selling the Defaulted Mortgage Loan to the Option Holder. In addition, the Special Servicer shall refer to the Determination Information and all other relevant information obtained by it or otherwise contained in the Mortgage File and provided to the Special Servicer; provided that the Special Servicer shall take account of any change in circumstances regarding the related Mortgaged Property known to the Special Servicer that has occurred subsequent to, and that would, in the Special Servicer's reasonable judgment, materially affect the value of the related Mortgaged Property reflected in, the most recent related Appraisal. Furthermore, the Special Servicer shall consider all available objective third-party information obtained from generally available sources, as well as information obtained from Independent vendors providing real estate services to the Special Servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located. The reasonable cost of all third party consultants and related reports, including but not limited to appraisals, inspection reports and broker opinions of value, reasonably incurred by the Special Servicer pursuant to this Section 3.18(b) shall constitute, and be reimbursable as, Servicing Advances. The other parties to this Agreement shall cooperate with all reasonable requests for information.

            (c) At the time a Mortgage Loan becomes a Defaulted Mortgage Loan, the Special Servicer and the Majority Certificateholder of the Controlling Class (each, together with their assignees, an "Option Holder") will have an assignable option (the "Purchase Option") to purchase such Defaulted Mortgage Loan (subject to the rights of the BC Controlling Holder (and the BC Controlling Class Holder if such parties are not the same) if the BC Component Mortgage Loan is involved, the DM Controlling Holder (and the DM Controlling Class Holder if such parties are not the same) if the DM Component Mortgage Loan is involved, and the Roxborough B Noteholder (if the Roxborough Mortgage Loan is involved), set forth in Section 3.18(l) from the Trust Fund at a price (the "Option Price") equal to (A) if the Special Servicer has not yet determined the fair value of such Defaulted Mortgage Loan, the sum of (1) the Stated Principal Balance thereof, together with all accrued and unpaid interest thereon at the Mortgage Rate, (2) any related Prepayment Premium then payable by the Mortgagor, to the extent the Special Servicer or the Special Servicer's assignee is identified as the Person that will acquire the related Mortgage Loan, (3) all related Advances for which the Trust Fund or the related Servicer has not been reimbursed, together with all accrued and unpaid interest thereon at the Advance Rate, and
(4) all accrued Master Servicing Fees, Special Servicing Fees, Trustee Fees, Liquidation Fees, Workout Fees and Additional Trust Fund Expenses allocable to such Defaulted Mortgage Loan whether recovered or unrecovered from the related Mortgagor or (B) if the Special Servicer has determined the fair value of such Defaulted Mortgage Loan pursuant to Section 3.18(b), an amount at least equal to such fair value with respect to any Purchase Option held by the Majority Certificateholder of the Controlling Class or the Special Servicer only. Notwithstanding the foregoing, for a period of 90 days after it receives notice of the Special Servicer's fair value determination and the related expiration (if any) of the applicable purchase option held by the BC Controlling Holder and the DM Controlling Holder (the "Controlling Class Option Period"), only the Purchase Option held by the Majority Certificateholder of the Controlling Class may be exercised. Notwithstanding the foregoing and for the avoidance of doubt, none of the Majority Certificateholder of the Controlling Class, the Evergreen Portfolio B Mezzanine Lender (with respect to the Evergreen Portfolio B Mortgage
Loan) or each of the Bank of America Center Mezzanine Lenders (with respect to the Bank of America Center Mortgage Loan), the BC Controlling Holder (with respect to the BC Component Mortgage Loan), the DM Controlling Holder (with respect to the DM Component Mortgage Loan) or the Roxborough B Noteholder (with respect to the Roxborough Mortgage Loan), shall be required to pay a Liquidation Fee with respect to any applicable purchase right under this Agreement or in the applicable Co-Lender Agreement or with respect to a purchase of a related Defaulted Mortgage Loan at its fair value as determined in this Section 3.18 if such purchase occurs or purchase right is exercised not later than 90 days from the date that the Special Servicer has initially determined the fair value for the related Defaulted Mortgage Loan.

            Any Option Holder may sell, transfer, assign or otherwise convey its Purchase Option with respect to any Defaulted Mortgage Loan to any party at any time after the related Mortgage Loan becomes a Defaulted Mortgage Loan. The transferor of any Purchase Option shall notify the Trustee and the Master Servicer of such transfer and such notice shall include the transferee's name, address, telephone number, facsimile number and appropriate contact person(s) and shall be acknowledged in writing by the transferee.

            Each Option Holder's Purchase Option with respect to any Defaulted Mortgage Loan, if not exercised, will automatically terminate (A) once the related Defaulted Mortgage Loan is no longer a Defaulted Mortgage Loan; provided, however, that if such Mortgage Loan subsequently becomes a Defaulted Mortgage Loan, the related Purchase Option shall again be exercisable, (B) upon the acquisition, by or on behalf of the Trust Fund, of title to the related Mortgaged Property through foreclosure or deed-in-lieu of foreclosure, (C) upon the modification or pay-off, in full or at a discount, of such Defaulted Mortgage Loan in connection with a workout, or (D) subject to the Master Servicer's determination set forth in Section 3.18(e) below, upon another Option Holder's exercise of its Purchase Option with respect to the related Mortgage Loan becoming effective pursuant to Section 3.18(d) below.

            (d) Upon receipt of notice from the Special Servicer indicating that a Mortgage Loan has become a Defaulted Mortgage Loan, and after the expiration of the Controlling Class Option Period, each Option Holder (whether the original grantee of such option or any subsequent transferee) may exercise its Purchase Option by providing the Master Servicer and the Trustee written notice thereof (the "Purchase Option Notice"), in the form of Exhibit I, which notice shall identify the Person that, on its own or through an Affiliate, will acquire the related Mortgage Loan upon closing and shall specify a cash exercise price at least equal to the Option Price. Immediately upon receipt of such Purchase Option Notice, the Master Servicer shall notify the remaining Option Holders that a Purchase Option has been exercised. Within ten days thereafter, each remaining Option Holder may submit to the Master Servicer a Purchase Option Notice for the related Defaulted Mortgage Loan. Upon the expiration of such ten-day period, or such sooner time as all remaining Option Holders have submitted Purchase Option Notices, the Master Servicer shall notify the Option Holder whose Purchase Option Notice included the highest exercise price that the exercise of its Purchase Option is effective. The Master Servicer shall also notify the Trustee of such effective exercise. In the event that more than one Option Holder exercises its Purchase Option at the same price, the Purchase Option Notice first received by the Master Servicer shall be effective. The exercise of any Purchase Option pursuant to this Section 3.18(d) shall be irrevocable.

            (e) If the Special Servicer or any Controlling Class Option Holder, or any of their respective Affiliates, is identified in the Purchase Option Notice as the Person expected to acquire the related Mortgage Loan, and the Option Price is based upon the Special Servicer's fair value determination, the Master Servicer shall determine whether the Option Price represents fair value for the Defaulted Mortgage Loan, in the manner set forth in Section 3.18(b) and as soon as reasonably practicable but in any event within 30 days (except as such period may be extended as set forth in this paragraph) of its receipt of the Purchase Option Notice and Determination Information from the Special Servicer. In determining whether the Option Price represents the fair value of such Defaulted Mortgage Loan, the Master Servicer may obtain an opinion as to the fair value of such Defaulted Mortgage Loans, taking into account the factors set forth in Section 3.18(b), from a Qualified Appraiser or other Independent expert of recognized standing having experience in evaluating the value of defaulted mortgage loans, which opinion shall be based on a review, analysis and evaluation of the Determination Information, and to the extent such Qualified Appraiser or third party deems any such Determination Information to be defective, incorrect, insufficient or unreliable, such Person may base its opinion on such other information it deems reasonable or appropriate, and, absent manifest error, the Master Servicer may conclusively rely on the opinion of any such Person that was chosen by the Master Servicer with reasonable care. Notwithstanding the 30-day time period referenced above in this paragraph, the Master Servicer will have an additional 15 days to make a fair value determination if the Person referenced in the immediately preceding sentence has determined that the Determination Information is defective, incorrect, insufficient or unreliable. The reasonable costs of all appraisals, inspection reports and opinions of value, reasonably incurred by the Master Servicer or any such third party pursuant to this paragraph shall be advanced by the Master Servicer and shall constitute, and be reimbursable as, Servicing Advances. In connection with the Master Servicer's determination of fair value, the Special Servicer shall deliver to the Master Servicer the Determination Information for the use of the Master Servicer or any such third party.

            Notwithstanding anything contained in this Section 3.18(e) to the contrary, if the Special Servicer or the Majority Certificateholder of the Controlling Class, or any of their respective Affiliates, is identified in the Purchase Option Notice as the Person expected to acquire the related Mortgage Loan, and the Option Price is based upon the Special Servicer's fair value determination, and the Master Servicer and the Special Servicer are Affiliates, the Trustee shall determine whether the Option Price represents fair value for the Defaulted Mortgage Loan, in the manner set forth in Section 3.18(b) and as soon as reasonably practicable but in any event within 30 days (except as such period may be extended as set forth in this paragraph) of its receipt of the Purchase Option Notice and Determination Information from the Special Servicer. In determining whether the Option Price represents the fair value of such Defaulted Mortgage Loan, the Trustee may obtain an opinion as to the fair value of such Defaulted Mortgage Loans, taking into account the factors set forth in
Section 3.18(b), from a Qualified Appraiser or other Independent expert of recognized standing having experience in evaluating the value of defaulted mortgage loans, which opinion shall be based on a review, analysis and evaluation of the Determination Information, and to the extent such Qualified Appraiser or third party deems any such Determination Information to be defective, incorrect, insufficient or unreliable, such Person may base its opinion on such other information it deems reasonable or appropriate, and absent manifest error, the Trustee may conclusively rely on the opinion of any such Person that was chosen by the Trustee with reasonable care. Notwithstanding the 30-day time period referenced above in this paragraph, the Trustee will have an additional 15 days to make a fair value determination if the Person referenced in the immediately preceding sentence has determined that the Determination Information is defective, incorrect, insufficient or unreliable. The reasonable costs of all appraisals, inspection reports and opinions of value, reasonably incurred by the Trustee or any such third party pursuant to this paragraph shall be advanced by the Master Servicer and shall constitute, and be reimbursable as, Servicing Advances. In connection with the Trustee's determination of fair value the Special Servicer shall deliver to the Trustee the Determination Information for the use of the Trustee or any such third party.

            In the event a designated third party determines that the Option Price is less than the fair value of the Defaulted Mortgage Loan, such party shall provide its determination, together with all information and reports it relied upon in making such determination, to the Special Servicer, who shall then adjust its fair value determination and, consequently, the Option Price, pursuant to Section 3.18(b). The Special Servicer shall promptly provide written notice of any adjustment of the Option Price to the Option Holder whose Purchase Option has been declared effective pursuant to Section 3.18(d) above. Upon receipt of such notice, such Option Holder shall have three Business Days to (i) accept the Option Price as adjusted and proceed in accordance with Section 3.18(f) below, or (ii) reject the Option Price as adjusted, in which case such Option Holder shall not be obligated to close the purchase of the Defaulted Mortgage Loan. Upon notice from such Option Holder, or the Special Servicer, that such Option Holder rejects the Option Price as adjusted, the Master Servicer and the Trustee shall provide the notices described in the second paragraph of Section 3.18(f) below and thereafter any Option Holder may exercise its purchase option in accordance with this Section 3.18, at the Option Price as adjusted.

            (f) The Option Holder whose Purchase Option is declared effective pursuant to Section 3.18(d) above shall be required to pay the purchase price specified in its Purchase Option Notice to the Master Servicer within ten Business Days of its receipt of the Master Servicer's notice confirming that the exercise of its Purchase Option is effective. Upon receipt of an Officer's Certificate from the Master Servicer specifying the date for closing the purchase of the related Defaulted Mortgage Loan, and the purchase price to be paid therefor, the Trustee shall deliver at such closing for release to or at the direction of such Option Holder, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it by such Option Holder and are reasonably necessary to vest in the purchaser or any designee thereof the ownership of such Mortgage Loan. In connection with any such purchase by any Person other than it, the Special Servicer shall deliver the related Mortgage File to or at the direction of the purchaser. In any case, the Master Servicer shall deposit the purchase price into the Certificate Account within one Business Day following receipt.

            The Master Servicer shall immediately notify the Trustee and the Special Servicer upon the holder of the effective Purchase Option's failure to remit the purchase price specified in its Purchase Option Notice pursuant to this Section 3.18(f). Thereafter, the Trustee shall notify each Option Holder of such failure and any Option Holder may then exercise its purchase option in accordance with this Section 3.18.

            (g) Unless and until the Purchase Option with respect to any Defaulted Mortgage Loan is exercised, the Special Servicer shall pursue such other resolution strategies with respect to such Defaulted Mortgage Loan including workout, foreclosure and sale of any REO Property, as the Special Servicer may deem appropriate, consistent with the Asset Status Report and the Servicing Standard; provided, however, the Special Servicer shall not sell any Defaulted Mortgage Loan (other than in connection with exercise of a related Purchase Option).

            (h) The Special Servicer shall sell an REO Property in the manner set forth in Section 3.16(a). The Special Servicer may purchase any such REO Property (at the Purchase Price therefor). The Special Servicer may also offer to sell to any Person any REO Property, if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the Trust Fund. The Special Servicer shall give the Trustee, the Master Servicer and the Directing Certificateholder, the BC Controlling Holder (and the BC Controlling Class Holder if such parties are not the same) if the BC Component Mortgage Loan is involved, the DM Controlling Holder (and the DM Controlling Class Holder if such parties are not the same) if the DM Component Mortgage Loan is involved, and the Roxborough B Noteholder if the Roxborough Mortgage Loan is involved, not less than five days' prior written notice of its intention to sell any such REO Property, in which case the Special Servicer shall accept the highest offer received from any Person for any such REO Property in an amount at least equal to the Purchase Price therefor. To the extent permitted by applicable law, and subject to the Servicing Standard, the Master Servicer, an Affiliate of the Master Servicer, the Special Servicer or an Affiliate of the Special Servicer, or an employee of any of them may act as broker in connection with the sale of any such REO Property and may retain from the proceeds of such sale a brokerage commission that does not exceed the commission that would have been earned by an independent broker pursuant to a brokerage agreement entered into at arm's length.

            In the absence of any such offer, the Special Servicer shall accept the highest offer received from any Person that is determined by the Special Servicer to be a fair price for such REO Property, if the highest offeror is a Person other than an Interested Person, or if such price is determined to be such a price by the Trustee, if the highest offeror is an Interested Person. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may make an offer for or purchase any such REO Property pursuant hereto.

            The Special Servicer shall not be obligated by either of the foregoing paragraphs or otherwise to accept the highest offer if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders. In addition, the Special Servicer may accept a lower offer if it determines, in accordance with the Servicing Standard that acceptance of such offer would be in the best interests of the Certificateholders (for example, if the prospective buyer making the lower offer is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower offer are more favorable).

            In determining whether any offer received from an Interested Person represents a fair price for any such REO Property, the Trustee shall obtain and may conclusively rely on an Appraisal from a Qualified Appraiser, at the expense of the Trust Fund. In determining whether any offer constitutes a fair price for any such REO Property, the Trustee (or, if applicable, such Qualified Appraiser) shall take into account, and any appraiser shall be instructed to take into account, as applicable, among other factors, the physical condition of such REO Property, the state of the local economy and the Trust Fund's obligation to comply with REMIC Provisions.

            (i) Subject to the Servicing Standard and the REMIC Provisions, the Special Servicer shall act on behalf of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any such REO Property, including the collection of all amounts payable in connection therewith. A sale of any such REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Depositor, any Servicer, or the Trust Fund (except that any contract of sale and assignment and conveyance documents may contain customary representations and warranties of title, condition and authority so long as the only recourse for breach thereof is to the Trust Fund) and, if consummated in accordance with the terms of this Agreement, none of the Master Servicer, the Special Servicer, the Depositor, the Trustee nor the Fiscal Agent shall have any liability to the Trust Fund or any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

            (j) The Special Servicer shall, within two Business Days following its receipt of available funds, remit to the Master Servicer the proceeds of any sale after deduction of the expenses of such sale incurred in connection therewith for deposit into the Certificate Account. The Trustee, upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the party or parties effecting such purchase (or any designee thereof) the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the purchaser of such Defaulted Mortgage Loan effecting such purchase (or any designee thereof) ownership of such Defaulted Mortgage Loan. In connection with any such purchase, the Special Servicer shall deliver the related Servicing File to the purchaser of such Defaulted Mortgage Loan with the cooperation of the Master Servicer effecting such purchase (or any designee thereof).

            (k) Subject to Sections 3.18(a) through 3.18(j) above, the Special Servicer shall act on behalf of the Trustee in negotiating and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan or REO Property, and the collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge prospective offerors, and may retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or evaluating offers without obligation to deposit such amounts into the Certificate Account or if a Whole Loan is involved, in the related Loan Custodial Account, provided no such fees and charges shall be charged by the Special Servicer to the Controlling Class Option Holder or any assignee in connection with the sale of Defaulted Mortgage Loans. Any sale of a Defaulted Mortgage Loan or any REO Property shall be final and without recourse to the Trustee, the Fiscal Agent or the Trust except as provided in Section 3.18(i), and if such sale is consummated in accordance with the terms of this Agreement, none of the Depositor, the Special Servicer, the Master Servicer, the Trustee or the Fiscal Agent shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

            (l) If the BC Component Mortgage Loan or the DM Component Mortgage Loan becomes a Defaulted Mortgage Loan, the Master Servicer shall promptly notify in writing the Special Servicer, the Trustee, the Directing Certificateholder, the BC Controlling Holder (and the BC Controlling Class Holder if such parties are not the same) if the BC Component Mortgage Loan is involved, and the DM Controlling Holder (and the DM Controlling Class Holder if such parties are not the same) if the DM Component Mortgage Loan is involved, and the Trustee, following its receipt of such notice, shall promptly notify the BC Controlling Holder and the DM Controlling Holder, as applicable. Upon receipt of such notice, the BC Controlling Holder, if the BC Controlling Holder is the BC Controlling Class Holder, or the DM Controlling Holder, if the DM Controlling Holder is the DM Controlling Class Holder, will have the first option, but not the obligation, to purchase the BC Component Mortgage Loan or the DM Component Mortgage Loan, respectively, from the Trust Fund at a price equal to the Purchase Price thereof. If the BC Controlling Class Holder in its capacity as BC Controlling Holder or the DM Controlling Class Holder in its capacity as DM Controlling Holder fails to exercise its related option within 30 days after receipt of such notice, then the BC Component Mortgage Loan or the DM Component Mortgage Loan, as applicable, may be sold in accordance with Sections 3.18(b),
(c) and (d). For the avoidance of doubt, a Loan Specific Controlling Class Holder in its capacity as a Controlling Holder may not purchase the related Component Mortgage Loan for less than the Option Price set forth in Section 3.18(c)(A).

            (m) Notwithstanding anything to the contrary herein, (i) the Evergreen Portfolio B Mezzanine Lender may be entitled to purchase the Evergreen Portfolio B Mortgage Loan in accordance with the terms and conditions set forth in Section 8 of the Evergreen Portfolio B Mezzanine Intercreditor Agreement, even after it has been purchased out of the Trust Fund pursuant to this Section 3.18, (ii) the Bank of America Center Mezzanine Lenders may be entitled to purchase the Bank of America Center Mortgage Loan in accordance with the terms and conditions set forth in Section 12 of the Bank of America Center Mezzanine Intercreditor Agreement, and (iii) the Roxborough B Noteholder may be entitled to purchase the Roxborough Mortgage Loan in accordance with the terms and conditions set forth in Section 11 of the Roxborough Co-Lender Agreement, even after it has been purchased out of the Trust Fund pursuant to this Section 3.18. Any purchase of a Specially Serviced Loan that is purchased pursuant to this
Section 3.18 will remain subject to the purchase rights of, in each case if applicable, (x) the Evergreen Portfolio B Mezzanine Lender as set forth in the Evergreen Portfolio B Mezzanine Intercreditor Agreement, (y) the Bank of America Center Mezzanine Lenders as set forth in the Bank of America Center Mezzanine Intercreditor Agreement, and (z) the Roxborough B Noteholder as set forth in the Roxborough Co-Lender Agreement.

            (n) Notwithstanding anything in this Agreement to contrary, in no event with respect to the BC Component Mortgage Loan or the DM Component Mortgage Loan, will the related Mortgagor (or any of its affiliates) under the related Mortgage Loan be permitted to purchase the related Loan should such Mortgage Loan become a Defaulted Mortgage Loan under this Agreement.

            Section 3.19 Additional Obligations of the Master Servicer and the Special Servicer.

            (a) The Master Servicer shall maintain at its Primary Servicing Office and shall, upon reasonable advance written notice, make available for review by each Rating Agency and by any Certificateholder or Certificate Owner or any Person identified to the Master Servicer as a prospective transferee of a Certificate or an interest therein, copies of the Servicing Files; provided that, if the Master Servicer in its reasonable, good faith determination believes that any item of information contained in such Servicing Files is of a nature that it should be conveyed to all Certificateholders at the same time, it shall, as soon as reasonably possible following its receipt of any such item of information, disclose such item of information to the Trustee as part of the reports to be delivered to the Trustee by the Master Servicer pursuant to
Section 4.02(b), and until the Trustee has either disclosed such information to all Certificateholders in a Distribution Date Statement or has properly filed such information with the Commission on behalf of the Trust under the Exchange Act, the Master Servicer shall be entitled to withhold such item of information from any Certificateholder or Certificate Owner or prospective transferee of a Certificate or an interest therein; and provided, further, that the Master Servicer shall not be required to make particular items of information contained in the Servicing File for any Loan available to any Person if the disclosure of such particular items of information is expressly prohibited by applicable law or the provisions of any related Loan documents. Except as set forth in the provisos to the preceding sentence, copies of all or any portion of any Servicing File are to be made available by the Master Servicer upon request; however, the Master Servicer shall be permitted to require payment of a sum sufficient to cover the reasonable out-of-pocket costs for making such copies (other than with respect to the Rating Agencies and the Directing Certificateholder). The Special Servicer shall, as to each Specially Serviced Loan and REO Property, promptly deliver to the Master Servicer a copy of each document or instrument added to the related Servicing File, and the Master Servicer shall in no way be in default under this Section 3.19(a) solely by reason of the Special Servicer's failure to do so.

            In connection with providing access to or copies of the items described in the preceding paragraph, the Master Servicer may require, unless the Depositor directs otherwise, (a) in the case of Certificate Owners, a written confirmation executed by the requesting Person, in form reasonably satisfactory to the Master Servicer, generally to the effect that such Person is a beneficial holder of Certificates and will otherwise keep such information confidential and (b) in the case of a prospective purchaser, confirmation executed by the requesting Person generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. All Certificateholders, by the acceptance of their Certificates, shall be deemed to have agreed to keep such information confidential, except to the extent that the Depositor grants written permission to the contrary or to the extent such information is public information. The Master Servicer shall not be liable for the dissemination of information in accordance with this Section 3.19(a).

            (b) Promptly following the occurrence of an Appraisal Trigger Event with respect to any Mortgage Loan or Whole Loan (each such Mortgage Loan or Whole Loan and any related REO Loan, until it ceases to be such in accordance with the following paragraph, a "Required Appraisal Loan"), the Special Servicer shall obtain (or, if such Loan has a Stated Principal Balance of $2,000,000 or less, at its discretion, conduct) an Appraisal of the related Mortgaged Property, unless an Appraisal thereof had previously been obtained (or, if applicable, conducted) within the preceding 12-month period and there has been no subsequent material change in the circumstances surrounding the related Mortgaged Property that, in the judgment of the Special Servicer, would materially affect the value of the property, and shall deliver a copy of such Appraisal to the Trustee, the Master Servicer, the Directing Certificateholder, the BC Controlling Holder (if the BC Component Mortgage Loan is involved), the DM Controlling Holder (if the DM Component Mortgage Loan is involved), the Bank of America Center Companion Loan Noteholders (if the Bank of America Center Whole Loan is involved), the Dallas Market Center Companion Loan Noteholder (if the Dallas Market Center Whole Loan is involved), the Roxborough B Noteholder (if the Roxborough Whole Loan is involved), and any Requesting Subordinate Certificateholder (subject to the second paragraph of Section 11.10). If such Appraisal is obtained from a Qualified Appraiser, the cost thereof shall be covered by, and be reimbursable as, a Servicing Advance. Promptly following the receipt of, and based upon, such Appraisal, the Special Servicer shall determine and report to the Trustee, the Master Servicer, the Directing Certificateholder, the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

            For so long as any Loan or REO Loan remains a Required Appraisal Loan, the Special Servicer shall, within 30 days of each anniversary of such loan's having become a Required Appraisal Loan, obtain (or, if such Required Appraisal Loan has a Stated Principal Balance of $2,000,000 or less, at its discretion, conduct) an update of the prior Appraisal, and shall deliver a copy of such update to the Trustee, the Master Servicer, the Directing Certificateholder. If such update is obtained from a Qualified Appraiser, the cost thereof shall be covered by, and be reimbursable as, a Servicing Advance. Promptly following the receipt of, and based upon, such update, the Special Servicer shall redetermine and report to the Trustee, the Master Servicer, the Directing Certificateholder, the BC Controlling Holder (if the BC Component Mortgage Loan is involved), the DM Controlling Holder (if the DM Component Mortgage Loan is involved), the Bank of America Center Companion Loan Noteholders (if the Bank of America Center Whole Loan is involved), the Dallas Market Center Companion Loan Noteholder (if the Dallas Market Center Whole Loan is involved), and the Roxborough B Noteholder (if the Roxborough Whole Loan is involved), the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

            The Directing Certificateholder, the BC Controlling Holder (if the BC Component Mortgage Loan is involved), the DM Controlling Holder (if the DM Component Mortgage Loan is involved), the Bank of America Center Companion Loan Noteholders (if the Bank of America Center Whole Loan is involved), and the Dallas Market Center Companion Loan Noteholder (if the Dallas Market Center Whole Loan is involved), have the right at any time within six months of the date of the receipt of any Appraisal to require that the Special Servicer obtain a new Appraisal of the subject Mortgaged Property in accordance with MAI standards, at the expense of the Controlling Class Certificateholder, the BC Controlling Holder (if the BC Component Mortgage Loan is involved), the DM Controlling Holder (if the DM Component Mortgage Loan is involved), the Bank of America Center Companion Loan Noteholders (if the Bank of America Center Whole Loan is involved), and the Dallas Market Center Companion Loan Noteholder (if the Dallas Market Center Whole Loan is involved). Upon receipt of such Appraisal the Special Servicer shall deliver a copy thereof to the Trustee, the Master Servicer, the Directing Certificateholder, the BC Controlling Holder (if the BC Component Mortgage Loan is involved), the DM Controlling Holder (if the DM Component Mortgage Loan is involved), the Bank of America Center Companion Loan Noteholders (if the Bank of America Center Whole Loan is involved), and the Dallas Market Center Companion Loan Noteholder (if the Dallas Market Center Whole Loan is involved). Promptly following the receipt of, and based upon, such Appraisal, the Special Servicer shall redetermine and report to the Trustee, the Master Servicer, the Directing Certificateholder, the BC Controlling Holder (if the BC Component Mortgage Loan is involved), the DM Controlling Holder (if the DM Component Mortgage Loan is involved), the Bank of America Center Companion Loan Noteholders (if the Bank of America Center Whole Loan is involved), and the Dallas Market Center Companion Loan Noteholder (if the Dallas Market Center Whole Loan is involved), the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

            (c) The Master Servicer and the Special Servicer shall each deliver to the other, to the Trustee (but only upon its request) and to the Directing Certificateholder, the BC Controlling Holder (if the BC Component Mortgage Loan is involved), the DM Controlling Holder (if the DM Component Mortgage Loan is involved), the Bank of America Center Companion Loan Noteholders (if the Bank of America Center Whole Loan is involved), the Dallas Market Center Companion Loan Noteholder (if the Dallas Market Center Whole Loan is involved), and the Roxborough B Noteholder (if the Roxborough Whole Loan is involved), copies of all Appraisals, environmental reports and engineering reports (or, in each case, updates thereof) obtained with respect to any Mortgaged Property or REO Property. Upon the request of any Rating Agency or any Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificateholder, pursuant to Section 8.12(b), the Trustee will inform the Master Servicer or Special Servicer, as applicable, of such request and, if necessary, the Master Servicer or Special Servicer, as applicable, will deliver instructions, whereupon either such party, as applicable, shall deliver copies of any of the items delivered pursuant to the preceding sentence to such requesting Person.

            (d) No more frequently than once per calendar month, the Special Servicer may require the Master Servicer, and the Master Servicer shall be obligated subject to the second following paragraph to reimburse the Special Servicer for any Servicing Advances that were made by the Special Servicer (notwithstanding the fact that it has no obligation to make such Servicing Advances), but not previously reimbursed (whether pursuant to this Section 3.19(d) or otherwise) to the Special Servicer, and to pay the Special Servicer interest thereon at the Reimbursement Rate from the date made to, but not including, the date of reimbursement. Such reimbursement and any accompanying payment of interest shall be made within ten days of the request therefor by wire transfer of immediately available funds to an account designated by the Special Servicer. Upon the Master Servicer's reimbursement to the Special Servicer of any Servicing Advance and payment to the Special Servicer of interest thereon, all in accordance with this Section 3.19(d), the Master Servicer shall for all purposes of this Agreement be deemed to have made such Servicing Advance at the same time as the Special Servicer originally made such Advance, and accordingly, the Master Servicer shall be entitled to reimbursement for such Advance, together with Advance Interest thereon, at the same time, in the same manner and to the same extent as the Master Servicer would otherwise have been entitled if it had actually made such Servicing Advance.

            Notwithstanding anything to the contrary contained in this Agreement, if the Special Servicer (i) is required under any other provision of this Agreement to direct the Master Servicer to make a Servicing Advance or (ii) is otherwise aware a reasonable period in advance that it is reasonably likely that the Special Servicer will incur a cost or expense that will, when incurred, constitute a Servicing Advance, the Special Servicer shall (in the case of clause (i) preceding), and shall use reasonable efforts to (in the case of clause (ii) preceding), request that the Master Servicer make such Servicing Advance, such request to be made in writing and confirmed by both parties and in a timely manner that does not materially and adversely affect the interests of any Certificateholder, and accompanied by sufficient information for the Master Servicer to make recoverability determinations, and at least ten Business Days prior to the date on which failure to make such Servicing Advance would (with notice from the Trustee regardless of whether such notice is actually received) constitute an Event of Default pursuant to Section 7.01(a)(v); provided, however, that the Special Servicer shall, with respect to Specially Serviced Loans and REO Properties, make any Servicing Advance that it fails to timely request the Master Servicer to make. Subject to the following paragraph, the Master Servicer shall have the obligation to make any such Servicing Advance that it is requested by the Special Servicer to make within five Business Days of the Master Servicer's receipt of such request and such information and documents as are reasonably necessary for the Master Servicer to make such Servicing Advance and to determine recoverability. Subject to the foregoing, the Special Servicer shall be relieved of any obligations with respect to a Servicing Advance that it timely requests the Master Servicer to make (regardless of whether or not the Master Servicer shall make such Servicing Advance). The Master Servicer shall be entitled to reimbursement for any Servicing Advance made by it at the direction of the Special Servicer, together with Advance Interest thereon, at the same time, in the same manner and to the same extent as the Master Servicer is entitled with respect to any other Servicing Advance made thereby.

            Notwithstanding the foregoing provisions of this Section 3.19(d) or any other provision of this Agreement to the contrary, the Master Servicer shall not be required to reimburse the Special Servicer for, or make at the Special Servicer's direction, any Servicing Advance if the Master Servicer determines in its reasonable, good faith judgment that the Servicing Advance that the Special Servicer is directing the Master Servicer to reimburse it for or make hereunder, although not characterized by the Special Servicer as a Nonrecoverable Servicing Advance, is or would be, if made, a Nonrecoverable Servicing Advance. The Master Servicer shall notify the Special Servicer and the Trustee in writing of such determination. Such notice shall not obligate the Special Servicer to make such Servicing Advance.

            (e) The Master Servicer shall deliver to the Trustee for deposit into the Distribution Account by 2:00 p.m. (New York City time) on each Master Servicer Remittance Date, without any right of reimbursement therefor, a cash payment (a "Compensating Interest Payment") in an amount equal to the sum of (i) the aggregate amount of Balloon Payment Interest Shortfalls, if any, incurred in connection with Balloon Payments received in respect of the Mortgage Pool during the most recently ended Collection Period, plus (ii) the lesser of (A) the aggregate amount of Prepayment Interest Shortfalls, if any, incurred in connection with Principal Prepayments received in respect of the Mortgage Pool during the most recently ended Collection Period, and (B) the aggregate of (1) that portion of its Master Servicing Fees for the related Collection Period that is, in the case of each and every Loan and REO Loan for which such Master Servicing Fees are being paid in such Collection Period, calculated at 0.02% per annum, and (2) all Prepayment Interest Excesses received in respect of the Mortgage Pool during the most recently ended Collection Period, plus (iii) in the event that any Principal Prepayment was received on the last Business Day of the second most recently ended Collection Period, but for any reason was not included as part of the Master Servicer Remittance Amount for the preceding Master Servicer Remittance Date (other than because of application of the subject Principal Prepayment in accordance with Section 3.05(a) for another purpose), the total of all interest and other income accrued or earned on the amount of such Principal Prepayment while it is on deposit in the Certificate Account or, in the case of a Mortgage Loan included in a Whole Loan, the related Whole Loan Custodial Account.

            (f) Except under the same circumstances that it would be permitted to waive a prepayment lockout provision in the subject Loan pursuant to Section 3.20(a), neither the Master Servicer nor the Special Servicer shall consent to any Mortgagor's prepaying its Loan, partially or in its entirety, if the Mortgagor would be prohibited from doing so without such consent. In each case subject to the Servicing Standard and applicable law and to the extent permitted by the related Loan documents, the Master Servicer and the Special Servicer agree not to accept any Principal Prepayments with respect to any Loan on a date other than the applicable due date therefor except that the Special Servicer shall be permitted to accept Principal Prepayments with the consent of the Directing Certificateholder.

            (g) The Master Servicer shall not exercise any discretionary right it has with respect to any Loan pursuant to the related Mortgage Note or Mortgage to apply any amounts maintained as an escrow or reserve to the principal balance of such Loan except in the case of a default thereunder.

            (h) The Master Servicer shall send written notice to each Borrower to the effect that, if applicable, the Master Servicer and/or the Trustee have been appointed as the "designee" of the lender under any related Lock-Box Agreement.

            (i) In connection with each prepayment of principal received hereunder, the Master Servicer shall calculate any applicable Prepayment Premium under the terms of the related Mortgage Note. Promptly following its determination thereof, the Master Servicer shall disclose to the Trustee its calculation of any such Prepayment Premium.

            (j) The Master Servicer shall, as to each Loan that is secured by the interest of the related Mortgagor under a Ground Lease, promptly (and in any event within 45 days) after the Closing Date notify the related ground lessor of the transfer of such Loan to the Trust pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer.

            (k) The Master Servicer or the Special Servicer, as applicable, shall exercise the rights, and perform the obligations, of the "Senior Lender" or "Mortgage Lender" pursuant to each of the Evergreen Portfolio B Mezzanine Intercreditor Agreement and the Bank of America Center Mezzanine Intercreditor Agreement, in each case, as assignee thereof. In its role as such Senior Lender or Mortgage Lender, and for so long as any of the Certificates (other than the Class R-I or Class R-II Certificates) are outstanding, the Master Servicer shall not consent to the amendment of the Evergreen Portfolio B Mezzanine Intercreditor Agreement or the Bank of America Center Mezzanine Intercreditor Agreement without the written consent of the Special Servicer.

            (l) Subject to the Loan documents and applicable law, the Special Servicer shall not consent to the foreclosure of any Mezzanine Loan other than by a Permitted Mezzanine Loan Holder and shall not consent to the transfer of any Mezzanine Loan except to a Permitted Mezzanine Loan Holder.

            (m) Notwithstanding any other provision in this Agreement, including
Section 3.08, no "due-on-sale" provision shall be triggered solely because of the right, if any, of any Mezzanine Loan holder to foreclose upon the equity in the related Borrower pursuant to the terms of the related Mezzanine Loan and Mezzanine Intercreditor Agreement.

            Section 3.20 Modifications, Waivers, Amendments and Consents.

            (a) The Master Servicer (solely as to Performing Loans) and the Special Servicer (as to Specially Serviced Loans) each may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of, forgive or defer the payment of interest (including, without limitation, Default Interest and Excess Interest) on and principal of, forgive late payment charges and Prepayment Premiums on, permit the release, addition or substitution of collateral securing, and/or permit the release of the Mortgagor on or any guarantor of any Loan it is required to service and administer hereunder without the consent of the Trustee or any Certificateholder, subject, however, to
Section 3.02, Section 3.08, Section 3.21 and Section 3.28 and each of the following limitations, conditions and restrictions:

            (i) other than as provided in Sections 2.03(b), 3.02, 3.08 and 3.20(f), the Master Servicer shall not agree to any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, any Loan, that would affect the amount or timing of any related payment of principal, interest or other amount payable under such Loan or affect the security for such Loan, unless the Master Servicer has obtained the consent of the Special Servicer (it being understood and agreed that (A) the Master Servicer shall promptly provide the Special Servicer with notice of any Mortgagor's request for such modification, waiver or amendment, the Master Servicer's recommendations and analysis, and with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request to withhold or grant any such consent, each of which shall be provided reasonably promptly in accordance with the Servicing Standard,
      (B) the Special Servicer shall decide whether to withhold or grant such consent in accordance with the Servicing Standard and (C) if any such request has not been expressly responded to within ten Business Days of the Special Servicer's receipt from the Master Servicer of the Master Servicer's recommendations and analysis and all information reasonably requested thereby and reasonably available to the Master Servicer, as such time period may be extended if the Special Servicer is required to seek the consent of the Directing Certificateholder, the BC Controlling Holder, the DM Controlling Holder, any mezzanine lender, or the Rating Agencies, to make an informed decision (or, if the Special Servicer did not request any information, within ten Business Days from such notice), such consent shall be deemed to have been granted);

            (ii) other than as provided in Sections 3.02 and 3.08, the Special Servicer shall not agree to (or, in the case of a Performing Loan, consent to the Master Servicer's agreeing to) any modification, waiver or amendment of any term of, or take (or, in the case of a Performing Loan, consent to the Master Servicer's taking) any of the other acts referenced in this Section 3.20(a) with respect to, any Loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the reasonable, good faith judgment of the Special Servicer, would add to, release, substitute for, or otherwise alter a material amount of the security for such Loan, unless a material default on such Loan has occurred or, in the reasonable, good faith judgment of the Special Servicer, a default in respect of payment on such Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders (as a collective whole taking into account the subordination of the BC Component Mortgage Loan Subordinate Component, the DM Component Mortgage Loan Subordinate Component and the Roxborough B
      Note) on a net present value basis than would liquidation;

            (iii) the Special Servicer shall not extend (or, in the case of a Performing Loan, consent to the Master Servicer's extending) the date on which any Balloon Payment is scheduled to be due on any Loan to a date beyond the earliest of (A) (i) two years prior to the Rated Final Distribution Date with respect to the Non-Partitioned Loans, (ii) with respect to the BC Component Mortgage Loan, two years prior to the Distribution Date occurring in July 2042, and (iii) with respect to the DM Component Mortgage Loan, five years prior to the related Rated Final Distribution Date, and (B) if such Loan is secured by a Mortgage solely or primarily on the related Mortgagor's leasehold interest in the related Mortgaged Property, 20 years (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the Ground Lease, ten years) prior to the end of the then current term of the related Ground Lease (plus any unilateral options to extend);

            (iv) neither the Master Servicer nor the Special Servicer shall make or permit any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, any Loan that would result in an Adverse REMIC Event with respect to any of the Component Mortgage Loan REMIC, REMIC I or REMIC II;

            (v) subject to applicable law, the related Loan documents and the Servicing Standard, neither the Master Servicer nor the Special Servicer shall permit any modification, waiver or amendment of any term of any Loan unless all related fees and expenses are paid by the related Mortgagor;

            (vi) the Special Servicer shall not permit (or, in the case of a Performing Loan, consent to the Master Servicer's permitting) any Mortgagor to add or substitute any real estate collateral for its Loan unless the Special Servicer shall have first determined in its reasonable, good faith judgment, based upon a Phase I Environmental Assessment (and any additional environmental testing that the Special Servicer deems necessary and prudent) conducted by an Independent Person who regularly conducts Phase I Environmental Assessments, at the expense of the Mortgagor, that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations; and

            (vii) the Special Servicer shall not permit the release, including in connection with a substitution contemplated by clause (vi) above, any collateral securing an outstanding Loan, except as provided in Section 3.09(d), or except where a Loan (or, in the case of a Cross-Collateralized Group, where such entire Cross-Collateralized Group) is satisfied, or except in the case of a release where (A) either (1) the use of the collateral to be released will not, in the good faith and reasonable judgment of the Special Servicer, materially and adversely affect the net operating income being generated by or the use of the related Mortgaged Property, or (2) there is a corresponding principal pay down of such Loan in an amount at least equal to the appraised value of the collateral to be released (or substitute collateral with an appraised value at least equal to that of the collateral to be released, is delivered), (B) the remaining Mortgaged Property (together with any substitute collateral) is, in the Special Servicer's good faith and reasonable judgment, adequate security for the remaining Loan and (C) such release would not, in and of itself, result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency);

provided that the limitations, conditions and restrictions set forth in clauses
(i) through (vii) above shall not apply to any act or event (including, without limitation, a release, substitution or addition of collateral) in respect of any Loan that either occurs automatically, or results from the exercise of a unilateral option by the related Mortgagor within the meaning of Treasury Regulations Section 1.1001-3(c)(2)(iii), in any event under the terms of such Loan in effect on the Closing Date (or, in the case of a Replacement Mortgage Loan, on the related date of substitution); and provided, further, that, notwithstanding clauses (i) through (vii) above, neither the Master Servicer nor the Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Mortgagor if, in its reasonable, good faith judgment, such opposition would not ultimately prevent the confirmation of such plan or one substantially similar; and provided, further, that, notwithstanding clause (vii) above, neither the Master Servicer nor the Special Servicer shall be required to obtain any confirmation of the Certificate ratings from the Rating Agencies to grant, or to subordinate the lien of Loans to, easements that do not materially affect the use or value of a Mortgaged Property or the Mortgagor's ability to make any payments with respect to the related Loan.

            (b) Neither the Master Servicer nor the Special Servicer shall have any liability to the Trust, the Certificateholders and in the case of a Whole Loan, the related Companion Loan Noteholders or any other Person if its analysis and determination that the modification, waiver, amendment or other action contemplated by Section 3.20(a) is reasonably likely to produce a greater recovery to Certificateholders and in the case of a Whole Loan, the related Companion Loan Noteholders (as a collective whole taking into account the subordination of the BC Component Mortgage Loan Subordinate Component, the DM Component Mortgage Loan Subordinate Component and the Roxborough B Note) on a net present value basis than would liquidation, should prove to be wrong or incorrect, so long as the analysis and determination were made on a reasonable basis by the Special Servicer or the Master Servicer, as applicable, consistent with the Servicing Standard. Each such determination shall be evidenced by an Officer's Certificate to such effect to be delivered by the Special Servicer to the Trustee, the Directing Certificateholder, the BC Controlling Holder (if the BC Component Mortgage Loan is involved), the DM Controlling Holder (if the DM Component Mortgage Loan is involved), the Bank of America Center Companion Loan Noteholders (if the Bank of America Center Whole Loan is involved), the Dallas Market Center Companion Loan Noteholder (if the Dallas Market Center Whole Loan is involved), and the Roxborough B Noteholder (if the Roxborough Whole Loan is involved). The Special Servicer shall include with any such Officer's Certificate the supporting documentation forming the basis for its conclusion.

            (c) Any payment of interest that is deferred pursuant to Section 3.20(a) shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance or Stated Principal Balance of the related Loan, notwithstanding that the terms of such Loan so permit or that such interest may actually be capitalized.

            (d) The Master Servicer (as to Performing Loans) and the Special Servicer (as to Specially Serviced Loans) each may, as a condition to its granting any request by a Mortgagor for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within the Master Servicer's or Special Servicer's, as the case may be, discretion pursuant to the terms of the instruments evidencing or securing the related Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to it, as additional servicing compensation, a reasonable fee relating to such consent, modification, waiver or indulgence (not to exceed 1.0% of the unpaid principal balance of the related Loan) for the additional services performed in connection with such request, together with any related costs and expenses incurred by it; provided that the charging of such fees would not otherwise constitute a "significant modification" of the Loan pursuant to Treasury Regulations Section 1.860G-2(b). All such fees collected by the Master Servicer and/or the Special Servicer shall be allocable between such parties, as Additional Master Servicing Compensation and Additional Special Servicing Compensation, respectively, as provided in Section 3.11.

            (e) All modifications, waivers, amendments and other actions entered into or taken in respect of the Loans pursuant to the preceding subsections of this Section 3.20 shall be in writing. Each of the Master Servicer and the Special Servicer shall notify the other such party, the Trustee, the Directing Certificateholder, the BC Controlling Holder (if the BC Component Mortgage Loan is involved), the DM Controlling Holder (if the DM Component Mortgage Loan is involved), the Bank of America Center Companion Loan Noteholders (if the Bank of America Center Whole Loan is involved), the Dallas Market Center Companion Loan Noteholder (if the Dallas Market Center Whole Loan is involved), and the Roxborough B Noteholder (if the Roxborough Whole Loan is involved), in writing, of any modification, waiver, amendment or other action entered into or taken in respect of any Loan pursuant to this Section 3.20 and the date thereof, and shall deliver to the Trustee or the related Custodian for deposit into the related Mortgage File (with a copy to the other such party), an original counterpart of the agreement relating to such modification, waiver, amendment or other action, promptly (and in any event within ten Business Days) following the execution thereof. In addition, following the execution of any modification, waiver or amendment agreed to by the Special Servicer pursuant to Section 3.20(a) above, the Special Servicer shall deliver to the Master Servicer and the Trustee an Officer's Certificate setting forth in reasonable detail the basis of the determination made by it pursuant to clause (ii) of Section 3.20(a).

            (f) With respect to any ARD Loan after its Anticipated Repayment Date, the Master Servicer shall be permitted to waive all or any accrued Excess Interest if, prior to the related maturity date, the related Mortgagor has requested the right to prepay the Loan in full together with all payments required by the Loan in connection with such prepayment except for all or a portion of accrued Excess Interest; provided, that the Master Servicer's determination to waive the right to such accrued Excess Interest is reasonably likely to produce a greater payment to Certificateholders on a net present value basis than a refusal to waive the right to such Excess Interest. Any such waiver shall not be effective until such payment is tendered. The Master Servicer shall have no liability to the Trust, the Certificateholders or any other person so long as such determination is based on such criteria. Notwithstanding anything contained in this Agreement to the foregoing, the Master Servicer shall be required to seek the consent of the Directing Certificateholder prior to waiving any Excess Interest. The Directing Certificateholder's consent to a waiver shall be deemed granted if the Directing Certificateholder fails to respond to such request within ten Business Days of its receipt of such request. Except as permitted in Section 3.20(a), the Special Servicer shall have no right to waive the payment of Excess Interest.

            (g) The Master Servicer shall not be required to seek the consent of the Special Servicer or any Certificateholder or obtain any confirmation of the Certificate ratings from the Rating Agencies to approve the following modifications, waivers or amendments of the Loans: (i) waivers of minor covenant defaults (other than financial covenants), including late financial statements;
(ii) releases of (A) non-material parcels of a Mortgaged Property subject to condemnation; (B) parcels of a Mortgaged Property not given any value in the underwriting of the Loan; or (C) similar non-material parcels of a Mortgaged Property; (iii) grants of easements or subordinations of the lien of Loans to easements that do not materially affect the use or value of a Mortgaged Property or a borrower's ability to make any payments with respect to the related Loan; and (iv) other routine approvals, including the granting of subordination, non-disturbance and attornment agreements and leasing consents, typically performed by a Master Servicer on a routine basis; provided that any such modification, waiver or amendment (w) would not in any way affect a payment term of the Certificates, (x) would not constitute a "significant modification" of such Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise constitute an Adverse REMIC Event or Adverse Grantor Trust Event (y) agreeing to such modification, waiver or amendment would be consistent with the Servicing Standard, and (z) agreeing to such modification, waiver or amendment shall not violate the terms, provisions or limitations of this Agreement or any other document contemplated hereby.

            (h) In connection with granting an extension of the maturity date of any Loan in accordance with Section 3.20(a), the Special Servicer, in the case of a Specially Serviced Loan, and the Master Servicer, in the case of a Performing Loan, shall each cause the related Mortgagor to agree, if it has not already done so pursuant to the existing Loan documents, to thereafter deliver to the Special Servicer, the Trustee, the Directing Certificateholder, the BC Controlling Holder (if the BC Component Mortgage Loan is involved), the DM Controlling Holder (if the DM Component Mortgage Loan is involved), the Bank of America Center Companion Loan Noteholders (if the Bank of America Center Whole Loan is involved), the Dallas Market Center Companion Loan Noteholder (if the Dallas Market Center Whole Loan is involved), and the Roxborough B Noteholder (if the Roxborough Whole Loan is involved), audited operating statements on a quarterly basis with respect to the related Mortgaged Property, provided that the Special Servicer or the Master Servicer, as the case may be, may, in its sole discretion, waive the requirement that such statements be audited.

            (i) If the Master Servicer or the Special Servicer collects a modification fee or a modification application fee in connection with a modification or proposed modification of a Loan, then the Master Servicer or the Special Servicer, as applicable, will apply that fee to cover the costs and expenses associated with that modification or proposed modification that are not otherwise paid by the related Mortgagor and that would otherwise be payable or reimbursable out of the Trust Fund, including any Rating Agency fees and expenses. Any remaining portion of such modification fee (such remaining portion, a "Net Modification Fee") or of such modification application fee (such remaining portion, a "Net Modification Application Fee") will be applied as additional compensation to the Master Servicer or the Special Servicer in accordance with Section 3.11.

            Section 3.21 Transfer of Servicing Between Master Servicer and Special Servicer; Record Keeping; Asset Status Report; Directing
Certificateholder.

(a) Upon determining that a Servicing Transfer Event has occurred with respect to any Loan, the Master Servicer shall immediately give notice thereof to the Directing Certificateholder, the BC Controlling Holder (if the BC Component Mortgage Loan is involved), the DM Controlling Holder (if the DM Component Mortgage Loan is involved), the Bank of America Center Companion Loan Noteholders (if the Bank of America Center Whole Loan is involved), the Dallas Market Center Companion Loan Noteholder (if the Dallas Market Center Whole Loan is involved), and the Roxborough B Noteholder (if the Roxborough Whole Loan is involved), and deliver the related Servicing File to the Special Servicer and shall use its best efforts to provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Loan and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. Notwithstanding anything in Section 2.01(b) or any other provision of this Agreement to the contrary, the copying and delivery of such documents, instruments, items, records and information shall not be at the expense of the Special Servicer. At its option, although its Sub-Servicing Agreement is terminated, the related Sub-Servicer, without any compensation therefor, may retain Loans on its computer systems while such Loans are Specially Serviced Loans, provided that no Sub-Servicer shall take any action with respect thereto so long as such Loan is a Specially Serviced Loan and provided that the Master Servicer shall assume all the Master Servicing duties with respect to that Loan as provided in the second succeeding paragraph. The Master Servicer shall use its best efforts to comply with the third preceding sentence within five Business Days of the occurrence of each related Servicing Transfer Event. The Master Servicer shall deliver to each Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificateholder that shall have requested a copy of any such notice a copy of the notice of such Servicing Transfer Event provided by the Master Servicer to the Special Servicer pursuant to this Section. No later than ten Business Days before the Master Servicer is required to deliver a copy of the related Servicing File to the Special Servicer, it shall review the Servicing File and request from the Trustee any material documents that it is aware are missing from the Servicing File. If the related Sub-Servicer elects not to retain Specially Serviced Loans on its computer systems, then such Sub-Servicer shall return all Mortgage Files to the Master Servicer.

            Upon determining that a Specially Serviced Loan has become a Corrected Loan, the Special Servicer shall promptly give notice thereof to the Master Servicer and to the Directing Certificateholder, the BC Controlling Holder (if the BC Component Mortgage Loan is involved), the DM Controlling Holder (if the DM Component Mortgage Loan is involved), the Bank of America Center Companion Loan Noteholders (if the Bank of America Center Whole Loan is involved), the Dallas Market Center Companion Loan Noteholder (if the Dallas Market Center Whole Loan is involved), and the Roxborough B Noteholder (if the Roxborough Whole Loan is involved), and return the related Servicing File to the Master Servicer within five Business Days and upon giving such notice and returning such Servicing File, to the Master Servicer, the Special Servicer's obligation to service such Loan, and the Special Servicer's right to receive the Special Servicing Fee with respect to such Loan, shall terminate, and the obligations of the Master Servicer to service and administer such Loan shall resume.

            Notwithstanding other provisions in this Agreement to the contrary, the Master Servicer shall remain responsible for the accounting, data collection, reporting and other basic Master Servicer administrative functions with respect to the Specially Serviced Loans, provided that the Master Servicer shall establish reasonable procedures as to the application of Special Servicer receipts and tendered payments, and the Special Servicer shall have the exclusive responsibility for and authority over all contacts (including collection, which information shall be provided by the Master Servicer) with and notices to Mortgagors and similar matters relating to each Specially Serviced Loan and the related Mortgaged Property.

            Also notwithstanding anything herein to the contrary, in connection with the transfer to the Special Servicer of the servicing, subject to Section 2.03, of a Cross-Collateralized Mortgage Loan as a result of a Servicing Transfer Event or the reassumption of servicing responsibilities by the Master Servicer with respect to any such Mortgage Loan upon its becoming a Corrected Loan, the Master Servicer and the Special Servicer shall each transfer to the other, as and when applicable, the servicing of all other Cross-Collateralized Mortgage Loans constituting part of the same Cross-Collateralized Group; provided that no Cross-Collateralized Mortgage Loan may become a Corrected Loan at any time that a continuing Servicing Transfer Event exists with respect to another Cross-Collateralized Mortgage Loan in the same Cross-Collateralized Group.

            (b) In servicing any Specially Serviced Loans, the Special Servicer shall provide to the Trustee the originals, of documents contemplated by the definition of "Mortgage File" and generated while such Loan is a Specially Serviced Loan, for inclusion in the related Mortgage File (with a copy of each such original to the Master Servicer), and provide to the Master Servicer copies of any additional related Loan information, including correspondence with the related Mortgagor generated while such Loan is a Specially Serviced Loan.

            (c) Notwithstanding anything in this Agreement to the contrary, in the event that the Master Servicer and the Special Servicer are the same Person, all notices, certificates, information, consents and documents required to be given or delivered by the Master Servicer to the Special Servicer or vice versa shall be deemed to be given or delivered, as the case may be, without the necessity of any action on such Person's part.

            (d) No later than 45 days after the date the servicing of a Loan is transferred from the Master Servicer to the Special Servicer pursuant to the terms of this Agreement, the Special Servicer shall deliver to each Rating Agency, the Master Servicer, the Trustee, the BC Controlling Holder (if the BC Component Mortgage Loan is involved), the DM Controlling Holder (if the DM Component Mortgage Loan is involved), the Bank of America Center Companion Loan Noteholders (if the Bank of America Center Whole Loan is involved), the Dallas Market Center Companion Loan Noteholder (if the Dallas Market Center Whole Loan is involved), the Roxborough B Noteholder (if the Roxborough Whole Loan is involved), and the Directing Certificateholder a report (the "Asset Status Report") with respect to such Loan and the related Mortgaged Property. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

            (i) summary of the status of such Specially Serviced Loan and any negotiations with the related Mortgagor;

            (ii) a discussion of the legal and environmental considerations reasonably known to the Special Servicer (including without limitation by reason of any Phase I Environmental Assessment and any additional environmental testing contemplated by Section 3.09), consistent with the Servicing Standard, that are applicable to the exercise of remedies set forth herein and to the enforcement of any related guaranties or other collateral for the related Loan and whether outside legal counsel has been retained;

            (iii) the most current rent roll and income or operating statement available for the related Mortgaged Property;

            (iv) the Special Servicer's recommendations on how such Specially Serviced Loan might be returned to performing status and returned to the Master Servicer for regular servicing or otherwise realized upon;

            (v) the Appraised Value of the Mortgaged Property together with the assumptions used in the calculation thereof (which the Special Servicer may satisfy by providing a copy of the last obtained Appraisal); and

            (vi) such other information as the Special Servicer deems relevant in light of the Servicing Standard.

            If within ten Business Days of receiving an Asset Status Report, the Directing Certificateholder, the Controlling Holder (if the BC Component Mortgage Loan is involved), or the DM Controlling Holder (if the DM Component Mortgage Loan is involved), does not disapprove such Asset Status Report in writing, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any action that is contrary to applicable law, the Servicing Standard or the terms of the applicable Loan documents. If the Directing Certificateholder, the BC Controlling Holder (if the BC Component Mortgage Loan is involved), or the DM Controlling Holder (if the DM Component Mortgage Loan is involved), disapproves such Asset Status Report, the Special Servicer will revise such Asset Status Report and deliver to the Directing Certificateholder, the BC Controlling Holder (if the BC Component Mortgage Loan is involved), or the DM Controlling Holder (if the DM Component Mortgage Loan is involved) the Rating Agencies, the Trustee and the Master Servicer a new Asset Status Report as soon as practicable, but no later than 30 days after such disapproval. The Special Servicer shall revise such Asset Status Report as described above in this Section 3.21(d) until the earlier of (x) the delivery by the Directing Certificateholder, the BC Controlling Holder, or the DM Controlling Holder, as applicable, of an affirmative approval in writing of such revised Asset Status Report, (y) the failure of Directing Certificateholder, the BC Controlling Holder, or the DM Controlling Holder, as applicable, to disapprove such revised Asset Status Report in writing within ten Business Days of its receipt thereof; or (z) the passage of 90 days from the date of preparation of the initial version of the Asset Status Report. Following the earliest of such events, and subject to the terms of Section 3.20, the Special Servicer shall implement the recommended action as outlined in the most recent version of such Asset Status Report (provided that the Special Servicer shall not take any action that is contrary to applicable law or the terms of the applicable Loan documents). The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement the new action in such revised report so long as such revised report has been prepared, reviewed and either approved or not rejected as provided above. For the avoidance of doubt, any action to be taken (or not taken) by the Special Servicer with respect to an Asset Status Report must be in all respects consistent with the Servicing Standard and applicable law. The Special Servicer shall have the authority to meet with the Mortgagor for any Specially Serviced Loan and take such actions consistent with the Servicing Standard and the related Asset Status Report. The Special Servicer shall not take any action inconsistent with the related Asset Status Report, unless such action would be required to act in accordance with the Servicing Standard.

            (e) The Special Servicer or the Master Servicer, as applicable, shall provide the Directing Certificateholder, the BC Controlling Holder (if the BC Component Mortgage Loan is involved), the DM Controlling Holder (if the DM Component Mortgage Loan is involved), the Bank of America Center Companion Loan Noteholders (if the Bank of America Center Whole Loan is involved), the Dallas Market Center Companion Loan Noteholder (if the Dallas Market Center Whole Loan is involved), and the Roxborough B Noteholder (if the Roxborough Whole Loan is involved), with not less than ten Business Days' prior notice (except as provided in Section 3.08(a) of any Special Action (as described below) that the Special Servicer or the Master Servicer, as applicable, proposes to take and, in the case of the Special Action described in clause (vi) below, the Special Servicer shall also contemporaneously notify the Master Servicer; provided, however, that if a shorter period of notice is necessary to avoid the occurrence of an Adverse REMIC Event or a violation of the third paragraph of this Section 3.21(e), then the required period of notice shall be such shorter period.

            The Directing Certificateholder (with respect to the Non-Partitioned Loans and the Post CAP Loans), the BC Controlling Holder (with respect to the BC Component Mortgage Loan so long as a BC Control Appraisal Period does not exist), and the DM Controlling Holder (with respect to the DM Component Mortgage Loan so long as a DM Control Appraisal Period does not exist), shall be entitled to advise the Special Servicer with respect to any Special Action, and notwithstanding anything to the contrary contained herein, the Special Servicer shall not take any Special Action or consent to the taking of any Special Action if the Directing Certificateholder (with respect to the Non-Partitioned Loans and the Post CAP Loans), the BC Controlling Holder (with respect to the BC Component Mortgage Loan so long as a BC Control Appraisal Period does not exist), or the DM Controlling Holder (with respect to the DM Component Mortgage Loan so long as a DM Control Appraisal Period does not exist), has objected thereto by the close of business on the tenth Business Day following its receipt of notice thereof, or if a shorter period was necessitated in accordance with the preceding sentence, by the close of business on the date on which such shorter period expires (it being understood that the failure of the Directing Certificateholder, the BC Controlling Holder, or the DM Controlling Holder, as applicable, to respond in the time frame set forth in the Approval Provisions shall be deemed to constitute such party's approval of such action); provided, however, that (x) the ability of the Directing Certificateholder, the BC Controlling Holder, or the DM Controlling Holder, as applicable, to so advise or object shall in all events be subject to Section 3.21(f) and shall not violate the provisions of the Evergreen Portfolio B Mezzanine Intercreditor Agreement (with respect to the Evergreen Portfolio B Mortgage Loan), the Bank of America Center Mezzanine Intercreditor Agreement (with respect to the Bank of America Center Mortgage Loan), or any Co-Lender Agreement, (y) the Master Servicer or the Special Servicer, as applicable, shall not follow any such advice or objection that would result in a violation of this Agreement, including Section 3.21(e), the Loan documents or applicable laws, otherwise result in an Adverse REMIC Event violate the provisions of the Evergreen Portfolio B Mezzanine Intercreditor Agreement (with respect to the Evergreen Portfolio B Mortgage
Loan), the Bank of America Center Mezzanine Intercreditor Agreement (with respect to the Bank of America Center Mortgage Loan), or any Co-Lender Agreement, and (z) if (a) the Directing Certificateholder, the BC Controlling Holder, or the DM Controlling Holder, as applicable, and (b) the Special Servicer or Master Servicer, as applicable, together cannot agree upon a course of action with respect to any Special Action within 60 days of the occurrence of the event to which such Special Action relates, then the Special Servicer or Master Servicer, as applicable, shall implement its proposed course of action. Subject to the foregoing, in connection with the implementation of any Special Action or the extension of the maturity date of a Loan, the Master Servicer or Special Servicer shall comply with the Approval Provisions, as applicable. For purposes hereof, "Special Action" means each of the following actions:

            (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Loans as come into and continue in default;

            (ii) any modification or waiver of a Loan;

            (iii) any proposed sale of a Defaulted Loan or REO Property (other than in connection with the termination of the Trust Fund or pursuant to
      Section 3.18);

            (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at an REO Property;

            (v) any acceptance of substitute or additional collateral for a Loan unless required by the underlying loan documents and any release of a material portion of the real estate collateral securing the Loan;

            (vi) any waiver of a "due-on-sale" clause (except as set forth in Section 3.08(a) or "due-on-encumbrance" clause;

            (vii) any acceptance or approval of acceptance or consent to acceptance of an assumption agreement (except as set forth in Section 3.08) releasing a borrower from liability under a Loan;

            (viii) any acceptance of a discounted payoff of a Loan;

            (ix) any release of earnout reserve funds (other than where the underlying Loan documents in connection with such release provide that such release is automatic based on certain conditions set forth in the related underlying Loan documents); or

            (x) any release of a letter of credit (other than where the underlying Loan documents in connection with such release provide that such release is automatic based on certain conditions set forth in the related underlying Loan documents).

            So long as no "Control Appraisal Event" has occurred under the Roxborough Co-Lender Agreement, the Roxborough B Noteholder has consultation, and not consent, rights with respect to the following actions:

            (i) a modification or waiver of any monetary term of the Roxborough Whole Loan (other than default interest and late payment charges);

            (ii) any foreclosure upon or comparable conversion of the ownership of the Roxborough Mortgaged Property securing the Roxborough Whole Loan;

            (iii) any acceptance of a discounted payoff on Roxborough B Note;
      and

            (iv) any proposed sale of the Roxborough Mortgaged Property after it becomes REO Property (other than in connection with the termination of the Trust) for less than the aggregate unpaid principal balance of the Roxborough Whole Loan plus accrued and unpaid interest thereon.

            Accordingly, the Special Servicer shall not be obligated to (a) follow the advice or recommendations of the Roxborough B Noteholder as long as the Special Servicer acts in accordance with the Servicing Standard or (b) consult with the Roxborough B Noteholder, as contemplated above, for any actions to be taken by the Special Servicer with respect to the Roxborough Whole Loan if
(i) the Special Servicer has, as described above, notified the Roxborough B Noteholder in writing of various actions that the Special Servicer proposes to take with respect to the workout or liquidation of the Roxborough Whole Loan and
(ii) for five Business Days following such notice, the Roxborough B Noteholder has failed to suggest any alternative actions that the Special Servicer considers to be consistent with the Servicing Standard. The Special Servicer shall not comply and shall not act in accordance with any advice or consultation provided by the Roxborough B Noteholder if such advice or consultation would (t) require or cause the Special Servicer to violate any applicable law, (u) be inconsistent with the Servicing Standard, (v) require or cause the Special Servicer to violate the provisions of this Agreement or the Roxborough Co-Lender Agreement relating to the REMIC Provisions, (w) require or cause the Special Servicer to violate any other provisions of this Agreement or the Roxborough Co-Lender Agreement, (x) require or cause the Special Servicer to violate the terms of the Roxborough Whole Loan, (y) expose any participant or any party to this Agreement or their affiliates, officers, directors, employees or agents to any claim, suit or liability, or (z) materially expand the scope of any Special Servicer's responsibilities under this Agreement.

            Notwithstanding the foregoing, if the Special Servicer determines that immediate action is necessary to protect the interests of the Trust or the Certificateholders, then the Special Servicer may take any such action without waiting for the response of the Roxborough B Noteholder.

            (f) Notwithstanding anything contained in this Agreement to the contrary, no objection or direction of the Directing Certificateholder, the BC Controlling Holder, or the DM Controlling Holder, as applicable, shall (A) require or cause the Master Servicer or the Special Servicer, as applicable, to violate the terms of any Loan then serviced by it, applicable law or any provision of this Agreement, including the Master Servicer's obligation or the Special Servicer's obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of each of the Component Mortgage Loan REMIC, REMIC I and REMIC II, or (B) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions, or (C) expose the Master Servicer, the Special Servicer, the Depositor, the Trust Fund, the Trustee, the Fiscal Agent or their officers, directors, employees or agents to any claim, suit or liability, or (D) materially expand the scope of the Special Servicer's or the Master Servicer's responsibilities under this Agreement (the "Prohibited Actions"). The Master Servicer or Special Servicer, as applicable, shall disregard any such direction or objection.

            The Directing Certificateholder, the BC Controlling Holder and the DM Controlling Holder, shall have no liability to the Certificateholders other than the Holders of the Controlling Class, and shall have no liability to any Holder of the Controlling Class for any action taken, or for refraining from the taking of any action, pursuant to this Agreement, or for errors in judgment; provided, however, that the Directing Certificateholder, the BC Controlling Holder or the DM Controlling Holder, as applicable, will not be protected against any liability to any Holder of the Controlling Class would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Directing Certificateholder, the BC Controlling Holder, or the DM Controlling Holder, as applicable, may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Directing Certificateholder, the BC Controlling Holder, or the DM Controlling Holder, as applicable, may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates, that the Directing Certificateholder, the BC Controlling Holder, or the DM Controlling Holder, as applicable, may act solely in the interests of the Holders of the Controlling Class, that none of the Directing Certificateholder, the BC Controlling Holder, or the DM Controlling Holder, as applicable, has any duties to the Holders of any Class of Certificates other than the Controlling Class, that none of the Directing Certificateholder, the BC Controlling Holder, or the DM Controlling Holder, as applicable, shall be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance, by reason of its having acted solely in the interests of the Holders of the Controlling Class, the BC Controlling Holder, or the DM Controlling Holder, as applicable, that none of the Directing Certificateholder, the BC Controlling Holder, or the DM Controlling Holder, as applicable, shall have any liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Directing Certificateholder, the BC Controlling Holder, or the DM Controlling Holder, as applicable, or any director, officer, employee, agent or principal thereof for having so acted.

            Section 3.22 Sub-Servicing Agreements.

            (a) The Master Servicer and the Special Servicer may each enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of its obligations hereunder, provided that, in each case, the Sub-Servicing Agreement: (i) insofar as it affects the Trust or if a Whole Loan is involved, the related Companion Loan Noteholders, is consistent with this Agreement in all material respects; (ii) expressly or effectively provides that if the Master Servicer or Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of an Event of Default), any successor to the Master Servicer or the Special Servicer, as the case may be, hereunder (including the Trustee if the Trustee has become such successor pursuant to Section 7.02) may thereupon either assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer or Special Servicer, as the case may be, under such agreement or, except with respect to those Sub-Servicing Agreements listed on Schedule II and subject to the provisions of Section 3.22(d), terminate such rights and obligations; (iii) in the case of a Sub-Servicing Agreement entered into by the Master Servicer, expressly or effectively provides that such agreement shall be suspended with respect to any Loan serviced thereunder at the time such Loan becomes a Specially Serviced Loan unless such Loan is then sub-serviced by Midland Loan Services, Inc. or its permitted successors and assigns pursuant to such Sub-Servicing Agreement (but only until such time as such Loan becomes a Corrected Loan); (iv) in the case of a Sub-Servicing Agreement entered into by the Special Servicer, relates only to Specially Serviced Loans or REO Properties and expressly or effectively provides that such agreement shall terminate with respect to any such Loan that becomes a Corrected Loan; (v) in the case of a Sub-Servicing Agreement entered into by the Master Servicer, provides that the related Sub-Servicer shall comply with all reasonable requests for additional information made by the Master Servicer (provided, however, that the related Sub-Servicer shall not be required to furnish the same information to the Master Servicer more than once) and, further, provides that the failure of the related Sub-Servicer to furnish the Master Servicer on a timely basis with any required reports, statements or other information, including without limitation, the reports referred to in Section 3.12(a), either (A) shall permit the Master Servicer to make necessary inquiries of the related borrower directly or (B) shall (subject to a cure period not to exceed 60 days) constitute an event of default thereunder for which the Master Servicer may terminate such Sub-Servicer without payment of any termination fee (it being understood that notwithstanding anything to the contrary in this clause (v), the obligations of a Sub-Servicer in respect of the second sentence of Section 3.12(b) may be limited to the provision of reports as agreed between the Master Servicer and such Sub-Servicer and response to reasonable inquiries from the Master Servicer with respect thereto); (vi) subject to Section 3.08, does not authorize any Sub-Servicer to approve a modification or assumption of any Loan without the approval of the Master Servicer, in the case of Performing Loans or of the Special Servicer, in the case of Specially Serviced Loans or authorizes the Sub-Servicer to foreclose any Loan without the approval of the Special Servicer; (vii) imposes no liability whatsoever on the Trustee or the Certificateholders or in the case of a Whole Loan, the related Companion Loan Noteholder, with respect to anything contained therein; and (viii) provides that the Master Servicer and the Special Servicer each shall pay the fees of any Sub-Servicer retained by it in accordance with the respective Sub-Servicing Agreement and, in any event, from its own funds. References in this Agreement to actions taken or to be taken by the Master Servicer or the Special Servicer, as the case may be, include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer or the Special Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Master Servicer hereunder to make Advances shall be deemed to have been advanced by the Master Servicer out of its own funds and, accordingly, such Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer, and, for so long as they are outstanding, such Advances shall accrue interest in accordance with Section 3.11(g) and/or Section 4.03(d), such interest to be allocable between the Master Servicer and such Sub-Servicer as they may agree. For purposes of this Agreement, the Master Servicer and the Special Servicer each shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Master Servicer and the Special Servicer each shall notify the other such party, the Trustee, in the case of a Whole Loan, the related Companion Loan Noteholders, and the Depositor in writing promptly of the appointment by it of any Sub-Servicer, and shall deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents.

            (b) Each Sub-Servicer actually performing servicing functions (i) shall be authorized to transact business in the state or states in which the Mortgaged Properties for the Loans it is to service are situated, if and to the extent required by applicable law, and (ii) to the extent sub-servicing multifamily loans, shall be an approved conventional seller/servicer of multifamily mortgage loans for Freddie Mac or Fannie Mae or a HUD-Approved Servicer.

            (c) The Master Servicer and the Special Servicer, for the benefit of the Trustee and the Certificateholders, shall (at no expense to the Trustee, the Certificateholders or the Trust or in the case of a Whole Loan, the related Companion Loan Noteholders) each monitor the performance and enforce the obligations of its Sub-Servicers under the related Sub-Servicing Agreements. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the terms of this Agreement, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or the Special Servicer, as the case may be, in its reasonable business judgment, would require were it the owner of the Loans. Promptly upon becoming aware of a default under any Sub-Servicing Agreement to which it is a party, the Master Servicer or the Special Servicer, as the case may be, shall notify each of the other parties hereto, the Trustee, the Bank of America Center Companion Loan Noteholders (if the BC Component Mortgage Loan is involved), the Dallas Market Center Companion Loan Noteholder (if the DM Component Mortgage Loan is involved), and the Roxborough B Noteholder (if the Roxborough Mortgage Loan is involved), and then the Trustee shall provide a copy of such notice to the Directing Certificateholder, the BC Controlling Holder (if the BC Component Mortgage Loan is involved), the DM Controlling Holder (if the DM Component Mortgage Loan is involved), and, in accordance with Section 8.12(b), shall, upon request, provide a copy of such notice to each Class A-1A, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificateholder of any such default.

            (d) With respect to the Sub-Servicing Agreements in effect as of the Closing Date that are listed on Schedule II, the initial Master Servicer hereby agrees that it shall not, in its capacity as Master Servicer, terminate any Sub-Servicer thereunder without cause. In the event of the resignation, removal or other termination of the initial Master Servicer (or any successor Master Servicer) hereunder for any reason, the successor to the initial Master Servicer (or to such successor Master Servicer) shall elect, with respect to any Sub-Servicing Agreement existing at the time of such termination (i) to assume the rights and obligations of the predecessor Master Servicer under such Sub-Servicing Agreement and continue the sub-servicing arrangements thereunder on the same terms (including without limitation the obligation to pay the same sub-servicing fee), (ii) to enter into a new Sub-Servicing Agreement with such Sub-Servicer and on such terms as the new Master Servicer and such Sub-Servicer shall mutually agree (it being understood that such Sub-Servicer is under no obligation to accept any such new Sub-Servicing Agreement or to enter into or continue negotiations with the new Master Servicer) or (iii) except with respect to those Sub-Servicing Agreements listed on Schedule II, which may only be terminated for cause, to terminate such Sub-Servicing Agreement without cause provided that such Sub-Servicing Agreements have events of default that are similar to the Events of Default set forth in Section 7.01. Nothing in the foregoing provisions of this Section 3.22(d) shall limit the ability of the initial or a successor Master Servicer to terminate a Sub-Servicer at any time for cause; provided, however, that the parties hereto understand and agree that the refusal or failure of a Sub-Servicer to enter into or continue negotiations with a successor Master Servicer concerning a new Sub-Servicing Agreement shall not constitute cause for termination. References in this Section 3.22(d) to Master Servicer, successor Master Servicer or subsequent successor Master Servicer shall mean the Trustee, if it is then Master Servicer, successor Master Servicer or subsequent Master Servicer pursuant to the operation of Section 7.02.

            (e) In the event the Trustee or its designee assumes the rights and obligations of the Master Servicer or the Special Servicer under any Sub-Servicing Agreement, the Master Servicer or the Special Servicer, as the case may be, at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

            (f) Notwithstanding any Sub-Servicing Agreement, the Master Servicer and the Special Servicer shall each remain obligated and liable to the Trustee and the Certificateholders for the performance of its obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if it alone were servicing and administering the Loans for which it is responsible.

            (g) Notwithstanding anything to the contrary set forth herein, any account established and maintained by a Sub-Servicer pursuant to a Sub-Servicing Agreement with the Master Servicer shall for all purposes under this Agreement be deemed to be an account established and maintained by the Master Servicer.

            (h) Each Sub-Servicer pursuant to its related Sub-Servicing Agreement shall retain the original of any letter of credit that has been issued in connection with any Loan that it sub-services pursuant to such agreement on behalf of the Master Servicer for the benefit of the Certificateholders provided that it shall provide a copy of such letter of credit to the Master Servicer.

            Section 3.23 Designation of the Special Servicer by the Majority Certificateholder of the Controlling Class.

            The Majority Certificateholder of the Controlling Class may at any time and from time to time terminate (with or without cause) and replace any existing Special Servicer or any Special Servicer that has resigned or otherwise ceased to serve as Special Servicer. Such Majority Certificateholder shall so designate a Person to so serve by the delivery to the Trustee of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, so notify the Rating Agencies. The designated Person shall become the Special Servicer as of the date the Trustee shall have received: (i) written confirmation from each Rating Agency stating that if the designated Person were to serve as Special Servicer hereunder, none of the then current ratings assigned by such Rating Agency to the respective Classes of the Certificates would be downgraded, qualified (if applicable) or withdrawn as a result thereof;
(ii) a written acceptance of all obligations of the Special Servicer under this Agreement, executed by the designated Person; and (iii) an Opinion of Counsel (at the expense of the Person designated to become the Special Servicer) to the effect that the designation of such Person to serve as Special Servicer is in compliance with this Section 3.23, that upon the execution and delivery of the written acceptance referred to in the immediately preceding clause (ii), the designated Person shall be bound by the terms of this Agreement and that this Agreement shall be enforceable against the designated Person in accordance with its terms. The existing Special Servicer shall be deemed to have resigned simultaneously with such designated Person's becoming the Special Servicer hereunder; provided, however, that (i) the terminated or resigned, as applicable, Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation, whether in respect of Servicing Advances or otherwise,
(ii) it shall be entitled to certain Workout Fees thereafter received to the extent permitted by Section 3.11(c), and (iii) it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03, notwithstanding any such termination or resignation. Such terminated Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the termination of its responsibilities and rights hereunder, including, without limitation, the transfer within two Business Days to the replacement Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the terminated Special Servicer to the REO Account or delivered to the Master Servicer or that are thereafter received by the terminated Special Servicer with respect to Specially Serviced Loans and REO Properties and the execution and delivery of such documents acknowledging its termination as Special Servicer as may be required by any Rating Agency. If the Special Servicer is terminated without cause, the Majority Certificateholder of the Controlling Class shall be responsible for paying any costs associated with such replacement, including the reasonable costs of any servicing transfer.

            Section 3.24 Confidentiality.

            Notwithstanding any terms to the contrary in Section 3.19(a), the Master Servicer and the Special Servicer will use reasonable efforts to keep confidential and not disclose to any Person other than each other, the Depositor, the Trustee, the Controlling Class Certificateholder, the Sub-Servicer (with respect to any Loans it is sub-servicing), a Borrower (with respect to the related Loan), any Certificateholder, any Companion Loan Noteholder and the Rating Agencies, any information that it obtains in its capacity as Master Servicer or Special Servicer with respect to the Loans or any related Mortgagor including, without limitation, credit information with respect to any such Mortgagor (collectively, "Confidential Information"), except (i) any officers, directors and employees of the Master Servicer or Special Servicer (or any officers, directors and employees of any Affiliates of the Master Servicer or Special Servicer); (ii) auditors of the Master Servicer or the Special Servicer and any agents, financial or tax advisors, attorneys, accountants and professional consultants retained by the Master Servicer or the Special Servicer in connection with the transactions contemplated by this Agreement that have been informed of the confidential nature of the information provided to them;
(iii) each Mortgage Loan Seller with respect to information relating to the Loans transferred into the Trust by such Mortgage Loan Seller; (iv) a potential purchaser of servicing rights hereunder that has agreed to keep such information confidential; (v) to the extent the Master Servicer or Special Servicer deems such disclosure to be reasonably necessary in carrying out its duties pursuant to this Agreement or any Sub-Servicing Agreement; (vi) to the extent such information is publicly available or otherwise available from sources unrelated to this transaction; (vii) to the extent such disclosure is required by law or court order or is demanded pursuant to a subpoena; (viii) to the extent such information is required to be delivered to third parties (including, without limitation, property inspectors, tax service companies, insurance carriers, and data systems vendors) in connection with the performance of the Master Servicer's or the Special Servicer's obligations hereunder; or (ix) to the extent the Depositor consents in writing to such disclosure. For purposes of this paragraph, the terms "Master Servicer" and "Special Servicer" shall mean the divisions or departments of such corporate entities involved in providing services hereunder and their respective officers, directors and employees. Notwithstanding anything in this Section 3.24 to the contrary, the Master Servicer, and any Sub-Servicer with the prior written permission of the Master Servicer, may disseminate pool-wide and general statistical information relating to the Loans and the Loan portfolio being serviced (as to any Sub-Servicer, limited to its own sub-serviced portfolio), so long as no Mortgagors are identified.

            Section 3.25 No Solicitation of Prepayments.

            Neither the Master Servicer nor the Special Servicer shall solicit or permit any Affiliate to solicit, either directly or indirectly, prepayments from any Mortgagors under the Loans; provided, however, that the foregoing restriction shall not be interpreted to prohibit such solicitation by a division or department of, or an Affiliate of, the Master Servicer or the Special Servicer, or otherwise by a division or department of, or an Affiliate of, the Master Servicer or the Special Servicer if such solicitation occurs incidentally in the normal course of business and such solicitation is not conducted, in whole or in part, (i) by an individual engaged at any time in activities relating to the servicing of Loans or (ii) based upon or otherwise with the benefit of information obtained by or through the Master Servicer or Special Servicer or from documentation relating to the Certificates, including without limitation any listing of the Loans or related Mortgagors or Mortgaged Properties. Each Sub-Servicing Agreement shall contain a provision identical to the foregoing with respect to the related Sub-Servicer.

            Section 3.26 Certain Matters with Respect to Mortgage Loans Permitting Defeasance, Franchise Mortgage Loans and Certain Mortgage Loans Permitting Additional Debt.

            (a) With respect to each Mortgage Loan as to which the Master Servicer shall have the discretion pursuant to the terms thereof to require the related Mortgagor to post defeasance collateral consisting of U.S. government securities, within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(i), in an amount sufficient to make all scheduled payments under the Mortgage Note when due in lieu of making a permitted prepayment, the Master Servicer shall so require defeasance, provided such defeasance complies with Treasury Regulations Section 1.860G-2(a)(8). The Master Servicer may accept as defeasance collateral any "government security," within the meaning of Treasury Regulations Section 1.860G-(2)(a)(8)(i), notwithstanding any more restrictive requirements in the Mortgage.

            (b) The Master Servicer shall require, as a condition to the exercise by the Mortgagor of any defeasance rights, that the Mortgagor pay any costs and expenses associated with such exercise.

            (c) To the extent that the terms of a Mortgage permit defeasance, the Master Servicer shall require the related Mortgagor to deliver a certification from the Mortgagor's independent certified public accountants as to the sufficiency of the related U.S. government securities, and provide a copy of such certification to each Rating Agency and the Directing Certificateholder.

            (d) To the extent that the terms of a Mortgage permit defeasance, the Master Servicer shall not approve the form and substance of any required legal documents in connection with such defeasance unless (i) to the extent that the outstanding principal balance of a Mortgage Loan is $20,000,000 or more, or constitutes 5% or more of the then current principal balance of the Mortgage Pool or such Mortgage Loan comprises at the time one of the ten largest Mortgage Loans (by outstanding principal balance) in the Mortgage Pool, S&P and Fitch each shall have confirmed to it in writing that such defeasance will not result in the withdrawal, downgrade or qualification (if applicable) of the rating of any Class of Certificates, (ii) it shall have obtained an Opinion of Counsel that the defeasance complies with applicable REMIC Provisions; and, (iii) it shall have obtained an accountant's certification that the defeasance collateral is sufficient to make payments under the related Mortgage Loan for the remainder of its term. In the case of the defeasance of any Mortgage Loan that does not require a Rating Agency confirmation pursuant to the immediately preceding clause (i), the Master Servicer must provide to S&P after completion of the defeasance a certification substantially in the form of Exhibit J hereto.

            (e) With respect to each Mortgage Loan that provides for defeasance, to the extent permitted by the terms of such Mortgage Loan, or if so requested by the Rating Agencies, the Master Servicer shall use its best efforts to have the related Mortgagor (i) designate a Single-Purpose-Entity (if the borrower no longer complies) to assume the Mortgage Loan and own the collateral and (ii) provide an opinion from counsel that the Trustee has a perfected security interest in the new collateral.

            (f) To the extent that (i) the outstanding principal balance of a Mortgage Loan is $20,000,000 or more or constitutes 2% or more of the then current principal balance of the Mortgage Pool, and (ii) the terms of the related Loan documents require the consent of the lender in order for the related Mortgagor to change the manager of the related Mortgaged Property, the Master Servicer shall not so consent to such a change in management unless it has received (a) the prior consent of the Special Servicer, which will be deemed given if such party has not responded within ten Business Days (as such period may be extended herein if the consent of the Directing Certificateholder, the BC Controlling Holder or the DM Controlling Holder is required hereunder) following delivery of request for consent together with any information reasonably necessary to make a decision and (b) a written confirmation from each Rating Agency such a change in management, if effected, would not result in the withdrawal, downgrade or qualification (if applicable) of the rating of any Class of Certificates.

            (g) Notwithstanding anything contained in this Section 3.26 the Master Servicer will disregard any objection of the Directing Certificateholder, the BC Controlling Holder or the DM Controlling Holder, as applicable, that would result in a Prohibited Action.

            Section 3.27 Application of Default Charges.

            (a) Any and all Default Charges that are actually received by or on behalf of the Trust with respect to the Mortgage Pool, shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such Default Charges:

                  first, to pay to the Fiscal Agent, Trustee, the Master
            Servicer or the Special Servicer, in that order, any Advance Interest due and owing to such party on outstanding Advances made thereby with respect to any Mortgage Loan or REO Loan in the Mortgage Pool;

                  second, to reimburse the Trust for any Advance Interest paid to the Trustee, the Fiscal Agent, the Master Servicer or the Special Servicer since the Closing Date with respect to any Mortgage Loan or REO Loan in the Mortgage Pool during the 12-month period preceding the receipt of such Default Charges, which Advance Interest was paid from a source other than Default Charges received on the Mortgage Pool;

                  third, to pay the Special Servicer for Servicing Advances made for the cost of an inspection made on a Specially Serviced Loan;

                  fourth, to reimburse the Trust for any other Additional Trust
            Fund Expenses incurred with respect to any Mortgage Loan or REO Loan in the Mortgage Pool during the 12-month period prior to the receipt of such Default Charges, which expense was previously paid from a source other than Default Charges received on the Mortgage Pool; and

                  fifth, to pay any remaining portion of such Default Charges as
            Additional Master Servicing Compensation to the Master Servicer, if such Default Charges were collected with respect to a Performing Loan, and otherwise to pay any remaining portion of such Default Charges as Additional Special Servicing Compensation to the Special Servicer.

            (b) Default Charges applied to reimburse the Trust pursuant to either clause second or clause fourth of Section 3.27(a) is intended to be available for distribution on the Certificates pursuant to Section 4.01(b), subject to application pursuant to Section 3.05(a), Section 3.05(b), Section 3.05(c) or Section 3.05(f) for any items payable out of general collections on the Mortgage Pool. Default Charges applied to reimburse the Trust pursuant to either clause second or clause fourth of Section 3.27(a) shall be deemed to offset payments of Advance Interest or other Additional Trust Fund Expenses (depending on which clause is applicable) in the chronological order in which they were made or incurred (whereupon such Advance Interest or other Additional Trust Fund Expenses (depending on which clause is applicable) shall thereafter be deemed to have been paid out of Default Charges).

            (c) Any and all Default Charges that are actually collected with respect to any Companion Loan or any successor REO Loan with respect thereto during any Collection Period (as allocable thereto pursuant to the related loan agreement), shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such Default
Charges:

            First, to pay to the Fiscal Agent, the Trustee, the Master Servicer or the Special Servicer, in that order, any interest due and owing to such party on any outstanding Advances made thereby with respect to any Mortgage Loan or REO Loan in such Whole Loan or the related REO Mortgaged Property and reimbursed in the related Collection Period (to be applied with respect to any particular party in such manner that the interest that accrued first and has been outstanding the longest shall be paid first); and

            Second, to pay any remaining portion of such Default Charges (such remaining portion, "Net Default Charges") as Additional Master Servicing Compensation to the Master Servicer, to the extent received, or as Additional Special Servicing Compensation to the Special Servicer, to the extent received, in each case pursuant to Section 3.11.

            Section 3.28 Matters Regarding the Whole Loans.

            (a) The Companion Loan Noteholders will not have any liability to the Trust or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that the Companion Loan Noteholders will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of duties.

            (b) The Companion Loan Noteholders shall be entitled to receive, upon request, a copy of any notice or report required to be delivered (upon request or otherwise) to the Trustee with respect to the related Whole Loan or any related REO Property by any other party hereto. Any such other party shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

            (c) If, pursuant to Section 2.03, Section 3.18 and Section 9.01, the Mortgage Loan included in a Whole Loan is purchased or repurchased from the Trust Fund, the purchaser thereof shall be bound by the terms of the related Co-Lender Agreement and shall assume the rights and obligations of the holder of the related Note under the related Co-Lender Agreement. All portions of the related Mortgage File and other documents pertaining to such Mortgage Loan shall be endorsed or assigned to the extent necessary or appropriate to the purchaser of such Mortgage Loan in its capacity as the holder of the related Note (as a result of such purchase or repurchase), under the related Co-Lender Agreement in the manner contemplated under such agreement, which such purchaser shall be deemed to acknowledge. Thereafter, such Mortgage File shall be held by such purchaser or a custodian appointed thereby for the benefit of such purchaser, and the other Lenders, as their interests appear under the related Co-Lender Agreement. If the related Servicing File is not already in the possession of such party, it shall be delivered to the master servicer or special servicer, as the case may be, under the separate servicing agreement for the Whole Loans.

            Section 3.29 Right to Appoint Operating Advisor; Authority of Operating Advisor.

            (a) Each Majority Certificateholder of the BC Controlling Class (the "BC Controlling Class Holder") and the DM Controlling Class (the "DM Controlling Class Holder" and, together with the BC Controlling Class Holder, the "Loan Specific Controlling Class Holders"), shall be permitted to appoint an "Operating Advisor" with respect to the related Mortgage Loan. An Operating Advisor may be the related Controlling Holder or any holder of the controlling interest in the Controlling Class, any Certificateholder, or an unrelated third party for such Mortgage Loan, with respect to any action which is to be taken with respect to the BC Component Mortgage or the DM Component Mortgage Loan, as applicable, and requires the related Loan Specific Controlling Class Holder's consent in its capacity as a Controlling Holder. The party entitled to appoint an Operating Advisor shall have the right in its sole discretion at any time and from time to time to remove and replace such Operating Advisor for the related Mortgage Loans. No such Operating Advisor shall owe any fiduciary duty or other duty to any other Person (other than the related Loan Specific Controlling Class Holder). The Trustee shall not be required to recognize any Person as constituting the Loan Specific Controlling Class Holder until such Person provides the Trustee with evidence of such status (consisting of copies of transfer documents or other instruments) as the Loan Specific Controlling Class Holder, an address, e-mail address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and telecopy numbers). If any party hereto requests the Trustee to access records at the Depository to confirm that a Person constitutes a Loan Specific Controlling Holder, the cost thereof shall be borne by the party on whose behalf such request is made (but in no event shall any such cost be borne by the Trustee). The Trustee shall not be required to recognize any Person as an Operating Advisor until the Party entitled to appoint such Operating Advisor has notified the Trustee of such appointment and the Operating Advisor provides the Trustee with written confirmation of its acceptance of such appointment, an address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of such person with whom the parties to this Agreement may deal (including their names, titles, work addresses and telecopy numbers). The Trustee shall promptly deliver such information to the Master Servicer and the Special Servicer. Notwithstanding any other provision of this Agreement to the contrary, the Master Servicer and the Special Servicer shall not be required to recognize any person as the Majority Certificateholder of the Controlling Class, the Directing Certificateholder, a Loan Specific Controlling Class Holder or an Operating Advisor until they receive such information from the Trustee and shall not be required to provide any notices or seek any approvals, consents or direction from such party if such party has not been designated and identified to the Master Servicer or the Special Servicer, as applicable, as provided herein. In addition the Master Servicer and/or the Special Servicer shall have no affirmative duty to ascertain the existence of any Operating Advisor. The Master Servicer or Special Servicer may from time to time request that the Trustee provide a list identifying Operating Advisors with respect to each Mortgage Loan and the Trustee shall promptly provide such list. The Master Servicer and the Special Servicer shall be entitled to conclusively rely on such list.

            (b) The related Operating Advisor will be permitted to exercise all of the rights of the related Loan Specific Controlling Class Holder except that no Operating Advisor shall have any purchase option rights under Section 3.18(l) or Section 3.18(m) with respect to the related Mortgage Loan. Any reference in this Agreement, other than in Section 3.18(l) or Section 3.18(m), to any action to be taken by the each Loan Specific Controlling Class Holder in its capacity as a Controlling Holder will mean such Controlling Holder acting through its related Operating Advisor if one has so been appointed.

            Section 3.30 Matters Relating to Certain Mortgage Loans.

            (a) Prior to the Master Servicer consenting on behalf of the Trust to any action described in Sections 4(a), 4(c) 4(h), 4(j) or 14 of the Bank of America Center Subordination Agreements, the Master Servicer shall have received prior written confirmation from each Rating Agency that such action, would not result in the withdrawal, downgrade or qualification (if applicable) of the rating of any Class of Certificates.

            (b) Prior to the Master Servicer consenting on behalf of the Trust to any assumption of the Dallas Market Center Mortgage Loan, the Master Servicer shall have received prior written confirmation from each Rating Agency that such assumption, would not result in the withdrawal, downgrade or qualification (if applicable) of the rating of any Class of Certificates.

            (c) With respect to Loan No. 8465 (Best Western Seattle), during the period commencing on the related anticipated repayment date and continuing until such Mortgage Loan is paid in full, all payments collected on such Mortgage Loan shall be applied as set forth in this Agreement.

                                   ARTICLE IV

               PAYMENTS TO CERTIFICATEHOLDERS AND RELATED MATTERS

            Section 4.01 Distributions.

            (a) (i) On each Distribution Date, immediately following the deemed distributions in respect of the Component Mortgage Loan REMIC Senior Regular Interests pursuant to Section 4.01(j) and Section 4.01(k), amounts held in the REMIC I Distribution Account shall be withdrawn or deemed to be withdrawn (to the extent of the Available Distribution Amount, the "REMIC I Distribution Amount") in the case of all Classes of REMIC I Regular Interests and distributed or deemed to be distributed on the REMIC I Regular Interests as set forth in
Section 4.01(a)(ii) and distributed on the Class R-I Certificates as set forth in Section 4.01(a)(iii). Thereafter, until distributed to the Certificateholders, such amounts shall be considered to be held in the REMIC II Distribution Account.

            (ii) Principal and interest amounts, reimbursement of Realized Losses and Additional Trust Fund Expenses and timing of distributions on each REMIC I Regular Interest will be identical to such amounts, reimbursements and timing on the related Corresponding Certificates (in the case of distributions of principal or reimbursement of Realized Losses and Additional Trust Fund Expenses on (i) the Class A-1 Certificates, first to the REMIC I Regular Interest LA-1-1, second to the REMIC I Regular Interest LA-1-2, third to the REMIC I Regular Interest LA-1-3 and then to the REMIC I Regular Interest LA-1-4, in each case, pro rata, until reduced to zero, (ii) the Class A-2 Certificates, first to the REMIC I Regular Interest LA-2-1 and then to the REMIC I Regular Interest LA-2-2, in each case, pro rata, until reduced to zero, (iii) the Class A-3 Certificates, first to the REMIC I Regular Interest LA-3-1, second to the REMIC I Regular Interest LA-3-2, third to the REMIC I Regular Interest LA-3-3, fourth to the REMIC I Regular Interest LA-3-4, fifth to the REMIC I Regular Interest LA-3-5 and then to the REMIC I Regular Interest LA-3-6, in each case, pro rata, until reduced to zero, (iv) the Class A-4 Certificates, first to the REMIC I Regular Interest LA-4-1, second to the REMIC I Regular Interest LA-4-2, third to the REMIC I Regular Interest LA-4-3, fourth to the REMIC I Regular Interest LA-4-4 and then to the REMIC I Regular Interest LA-4-5, in each case, pro rata, until reduced to zero, (v) the Class A-6 Certificates, first to the REMIC I Regular Interest LA-6-1 and then to the REMIC I Regular Interest LA-6-2, in each case, pro rata, until reduced to zero, (vi) the Class A-1A Certificates, first to the REMIC I Regular Interest LA-1A-1, second to the REMIC I Regular Interest LA-1A-2, third to the REMIC I Regular Interest LA-1A-3, fourth to the REMIC I Regular Interest LA-1A-4, fifth to the REMIC I Regular Interest LA-1A-5, sixth to the REMIC I Regular Interest LA-1A-6, seven, to the REMIC I Regular Interest LA-1A-7, eighth to the REMIC I Regular Interest LA-1A-8, ninth to the REMIC I Regular Interest LA-1A-9, tenth to the REMIC I Regular Interest LA-1A-10, eleventh to the REMIC I Regular Interest LA-1A-11, twelfth to the REMIC I Regular Interest LA-1A-12, thirteenth to the REMIC I Regular Interest LA-1A-13, fourteenth, to the REMIC I Regular Interest LA-1A-14 and then to the REMIC I Regular Interest LA-1A-15, in each case, pro rata, until reduced to zero, (vii) the Class E Certificates, first to the REMIC I Regular Interest LE-1, second to the REMIC I Regular Interest LE-2 and then to the REMIC I Regular Interest LE-3, in each case, pro rata, until reduced to zero,
      (viii) the Class F Certificates, first to the REMIC I Regular Interest LF-1, second to the REMIC I Regular Interest LF-2, third to the REMIC I Regular Interest LF-3 and then to the REMIC I Regular Interest LF-4, in each case, pro rata, until reduced to zero, (ix) the Class G Certificates, first to the REMIC I Regular Interest LG-1 and then to the REMIC I Regular Interest LG-2, in each case, pro rata, until reduced to zero, (x) the Class H Certificates, first to the REMIC I Regular Interest LH-1, second to the REMIC I Regular Interest LH-2 and then to the REMIC I Regular Interest LH-3, in each case, pro rata, until reduced to zero, (xi) the Class J Certificates, first to the REMIC I Regular Interest LJ-1 and then to the REMIC Regular Interest LJ-2, in each case, pro rata, until reduced to zero, and (xii) the Class L Certificates, to the REMIC I Regular Interest LL-1 and then to REMIC I Regular Interest LL-2, in each case, pro rata, until reduced to zero) except that, solely for this purpose, all calculations of interest with respect to the Corresponding REMIC I Regular Interests shall be made as though the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificate Pass-Through Rates were equal to the Weighted Average Adjusted Net Mortgage Rate and as though the Class XC Notional Amount and the Class XP Notional Amount were zero at all times and such that the amounts and timing of interest distributions on each Corresponding REMIC I Regular Interest represent the aggregate of the corresponding amounts on each Class of Corresponding Certificates (or a pro rata portion thereof for a Class of Corresponding Certificates with more than one Corresponding REMIC I Regular Interest) and its related Component or Components of the Class XC and Class XP Certificates; provided that (A) interest shall be deemed distributed on such REMIC I Regular Interest only in the same priority and to the extent actually distributable on such related Class of Certificates or related Component and (B) interest distributable on a Class of Class X Certificates shall be distributable pro rata among the related Components.

            (iii) Any amount that remains in the REMIC I Distribution Account on each Distribution Date after distribution of the REMIC I Distribution Amount and Prepayment Premiums allocable to the REMIC I Regular Interests pursuant to Section 4.01(c)(iv) shall be distributed to the Holders of the Class R-I Certificates (but only to the extent of the Available Distribution Amount for such Distribution Date remaining in the REMIC I Distribution Account, if any).

            (b) On each Distribution Date, to the extent of the Available Distribution Amount for such Distribution Date, the Trustee shall transfer or be deemed to transfer the REMIC I Distribution Amount from the REMIC I Distribution Account to the REMIC II Distribution Account in the amounts set forth in Section 4.01(a)(ii) with respect to each Class of REMIC I Regular Interest, and immediately thereafter, shall make distributions thereof from the REMIC II Distribution Account to the REMIC II Regular Certificates in the order of priority set forth in clauses (i) through (xlvi) below, satisfying in full, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority.

            (i) concurrently, (a) from the Loan Group 1 Available Distribution Amount, to distributions of interest to the Holders of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates and the Class A-6 Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any; (b) from the Loan Group 2 Available Distribution Amount, distributions of interest to the Holders of the Class A-1A Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior distribution dates, if any, and (c) from the Loan Group 1 Available Distribution Amount and/or the Loan Group 2 Available Distribution Amount, distributions of interest to the Holders of the Class XC and Class XP Certificates, up to an amount equal to, and pro rata as between such Classes of Certificates, all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any; provided, however, that if the Loan Group 1 Available Distribution Amount and/or the Loan Group 2 Available Distribution Amount is insufficient to pay in full the total amount of Distributable Certificate Interest, as provided above, payable in respect of any Class of Senior Certificates on such Distribution Date, then the entire Available Distribution Amount shall be applied to make distributions of interest to the Holders of the respective Classes of the Senior Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (ii) to distributions of principal to the Holders of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates and the Class A-1A Certificates in reduction of the Class Principal Balances thereof (A) (1) first, to the Holders of the Class A-1 Certificates, in an amount up to the Loan Group 1 Principal Distribution Amount and, after the outstanding Class Principal Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to Holders of the Class A-1A Certificates have been made on such Distribution Date, until the outstanding Class Principal Balance of the Class A-1 Certificates has been reduced to zero; (2) second, to the Holders of the Class A-2 Certificates, in an amount up to the Loan Group 1 Principal Distribution Amount and, after the outstanding Class Principal Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to Holders of the Class A-1A and Class A-1 Certificates have been made on such Distribution Date, until the outstanding Class Principal Balance of the Class A-2 Certificates has been reduced to zero; (3) third, to the Holders of the Class A-3 Certificates, in an amount up to the Loan Group 1 Principal Distribution Amount and, after the outstanding Class Principal Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to Holders of the Class A-1A, Class A-1 and Class A-2 Certificates have been made on such Distribution Date, until the outstanding Class Principal Balance of the Class A-3 Certificates has been reduced to zero; (4) fourth, to the Holders of the Class A-4 Certificates, in an amount up to the Loan Group 1 Principal Distribution Amount and, after the outstanding Class Principal Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to Holders of the Class A-1A, Class A-1, Class A-2 and Class A-3 Certificates have been made on such Distribution Date, until the outstanding Class Principal Balance of the Class A-4 Certificates has been reduced to zero; (5) fifth, to the Holders of the Class A-5 Certificates, in an amount up to the Loan Group 1 Principal Distribution Amount and, after the outstanding Class Principal Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to Holders of the Class A-1A, Class A-1, Class A-2, Class A-3 and Class A-4 Certificates have been made on such Distribution Date, until the outstanding Class Principal Balance of the Class A-5 Certificates has been reduced to zero; and (6) sixth, to the Holders of the Class A-6 Certificates, in an amount up to the Loan Group 1 Principal Distribution Amount and, after the outstanding Class Principal Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to Holders of the Class A-1A, Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates have been made on such Distribution Date, until the outstanding Class Principal Balance of the Class A-6 Certificates has been reduced to zero; and (B) to the Holders of the Class A-1A Certificates, in an amount up to the Loan Group 2 Principal Distribution Amount and, after the Class Principal Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates has been reduced to zero, the Loan Group 1 Principal Distribution Amount remaining after payments to the Holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates have been made on such Distribution Date, until the Class Principal Balance of the Class A-1A Certificates has been reduced to zero;

            (iii) to reimburse the Holders of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates and the Class A-1A Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class Principal Balance of such Classes and for which no reimbursement has previously been paid;

            (iv) to distributions of interest to the Holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (v) if the Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates and Class A-1A Certificates have been reduced to zero, to distributions of principal to the Holders of the Class B Certificates, in an amount (not to exceed the Class Principal Balance of the Class B Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

            (vi) to distributions to the Holders of the Class B Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class B Certificates and that remain unreimbursed immediately prior to such Distribution Date;

            (vii) to distributions of interest to the Holders of the Class C Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (viii) if the Class Principal Balances of the Class A-1 Certificates, the Class A 2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, the Class A-1A Certificates and the Class B Certificates have been reduced to zero, to distributions of principal to the Holders of the Class C Certificates, in an amount (not to exceed the Class Principal Balance of the Class C Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

            (ix) to distributions to the Holders of the Class C Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class C Certificates and that remain unreimbursed immediately prior to such Distribution Date;

            (x) to distributions of interest to the Holders of the Class D Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xi) if the Class Principal Balances of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, the Class A-1A Certificates, the Class B Certificates and the Class C Certificates have been reduced to zero, to distributions of principal to the Holders of the Class D Certificates, in an amount (not to exceed the Class Principal Balance of the Class D Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

            (xii) to distributions to the Holders of the Class D Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class D Certificates and that remain unreimbursed immediately prior to such Distribution Date;

            (xiii) to distributions of interest to the Holders of the Class E Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xiv) if the Class Principal Balances of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, the Class A-1A Certificates, the Class B Certificates, the Class C Certificates and the Class D Certificates have been reduced to zero, to distributions of principal to the Holders of the Class E Certificates, in an amount (not to exceed the Class Principal Balance of the Class E Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

            (xv) to distributions to the Holders of the Class E Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class E Certificates and that remain unreimbursed immediately prior to such Distribution Date;

            (xvi) to distributions of interest to the Holders of the Class F Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xvii) if the Class Principal Balances of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, the Class A-1A Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates have been reduced to zero, to distributions of principal to the Holders of the Class F Certificates, in an amount (not to exceed the Class Principal Balance of the Class F Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

            (xviii) to distributions to the Holders of the Class F Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class F Certificates and that remain unreimbursed immediately prior to such Distribution Date;

            (xix) to distributions of interest to the Holders of the Class G Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xx) if the Class Principal Balances of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, the Class A-1A Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates and the Class F Certificates have been reduced to zero, to distributions of principal to the Holders of the Class G Certificates, in an amount (not to exceed the Class Principal Balance of the Class G Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

            (xxi) to distributions to the Holders of the Class G Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class G Certificates and that remain unreimbursed immediately prior to such Distribution Date;

            (xxii) to distributions of interest to the Holders of the Class H Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxiii) if the Class Principal Balances of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, the Class A-1A Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates and the Class G Certificates have been reduced to zero, to distributions of principal to the Holders of the Class H Certificates, in an amount (not to exceed the Class Principal Balance of the Class H Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

            (xxiv) to distributions to the Holders of the Class H Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class H Certificates and that remain unreimbursed immediately prior to such Distribution Date;

            (xxv) to distributions of interest to the Holders of the Class J Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxvi) if the Class Principal Balances of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, the Class A-1A Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates have been reduced to zero, to distributions of principal to the Holders of the Class J Certificates, in an amount (not to exceed the Class Principal Balances of the Class J Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

            (xxvii) to distributions to the Holders of the Class J Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balances of the Class J Certificates and that remain unreimbursed immediately prior to such Distribution Date;

            (xxviii) to distributions of interest to the Holders of the Class K Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxix) if the Class Principal Balances of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, the Class A-1A Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates and the Class J Certificates have been reduced to zero, to distributions of principal to the Holders of the Class K Certificates, in an amount (not to exceed the Class Principal Balance of the Class K Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

            (xxx) to distributions to the Holders of the Class K Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class K Certificates and that remain unreimbursed immediately prior to such Distribution Date;

            (xxxi) to distributions of interest to the Holders of the Class L Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxxii) if the Class Principal Balances of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, the Class A-1A Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates and the Class K Certificates have been reduced to zero, to distributions of principal to the Holders of the Class L Certificates, in an amount (not to exceed the Class Principal Balance of the Class L Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

            (xxxiii) to distributions to the Holders of the Class L Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class L Certificates and that remain unreimbursed immediately prior to such Distribution Date;

            (xxxiv) to distributions of interest to the Holders of the Class M Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxxv) if the Class Principal Balances of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, the Class A-1A Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates and the Class L Certificates have been reduced to zero, to distributions of principal to the Holders of the Class M Certificates, in an amount (not to exceed the Class Principal Balance of the Class M Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

            (xxxvi) to distributions to the Holders of the Class M Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class M Certificates and that remain unreimbursed immediately prior to such Distribution Date;

            (xxxvii) to distributions of interest to the Holders of the Class N Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxxviii) if the Class Principal Balances of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, the Class A-1A Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates and the Class M Certificates have been reduced to zero, to distributions of principal to the Holders of the Class N Certificates, in an amount (not to exceed the Class Principal Balance of the Class N Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

            (xxxix) to distributions to the Holders of the Class N Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class N Certificates and that remain unreimbursed immediately prior to such Distribution Date;

            (xl) to distributions of interest to the Holders of the Class O Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xli) if the Class Principal Balances of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, the Class A-1A Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates and the Class N Certificates have been reduced to zero, to distributions of principal to the Holders of the Class O Certificates, in an amount (not to exceed the Class Principal Balance of the Class O Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

            (xlii) to distributions to the Holders of the Class O Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class O Certificates and that remain unreimbursed immediately prior to such Distribution Date;

            (xliii) to distributions of interest to the Holders of the Class P Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xliv) if the Class Principal Balances of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, the Class A-1A Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates and the Class O Certificates have been reduced to zero, to distributions of principal to the Holders of the Class P Certificates, in an amount (not to exceed the Class Principal Balance of the Class P Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

            (xlv) to distributions to the Holders of the Class P Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class P Certificates and that remain unreimbursed immediately prior to such Distribution Date; and

            (xlvi) to distributions to the Holders of the Class R-II Certificates, in the amount remaining in the REMIC II Distribution Account for such Distribution Date remaining after the distributions to be made on such Distribution Date pursuant to clauses (i) through (xlv) above;

provided that, on each Distribution Date coinciding with or following the Senior Principal Distribution Cross Over Date, and in any event on the Final Distribution Date, the payments of principal to be made pursuant to clause (ii) above, will be so made to the Holders of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates and the Class A-1A Certificates, subject to available funds, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then outstanding Class Principal Balances of such Classes, and without regard to the Principal Distribution Amount for such date; and provided, further, that, on the Final Distribution Date, the payments of principal to be made pursuant to any of clauses (v), (viii), (xi), (xiv), (xvii), (xx), (xxiii), (xxvi), (xxix), (xxxii), (xxxv), (xxxviii), (xli) and (xliv) above with respect to any Class of Sequential Pay Certificates, will be so made to the Holders thereof, subject to available funds, up to an amount equal to the entire then outstanding Class Principal Balance of such Class of Certificates, and without regard to the Principal Distribution Amount for such date. References to "remaining Principal Distribution Amount" in clause (ii) above, in connection with payments of principal to be made to the Holders of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates and the Class A-1A Certificates shall be to the Principal Distribution Amount for such Distribution Date, net of any distributions of principal made in respect thereof to the Holders of each other Class of Class A Certificates, if any, that pursuant to clause (ii) above has an earlier right to payment with respect thereto. References to "remaining Principal Distribution Amount" in any of clauses (v), (viii), (xi), (xiv),
(xvii), (xx), (xxiii), (xxvi), (xxix), (xxxii), (xxxv), (xxxviii), (xli) and
(xliv) above, in connection with the payments of principal to be made to the Holders of any Class of Sequential Pay Certificates, shall be to the Principal Distribution Amount for such Distribution Date, net of any payments of principal made in respect thereof to the Holders of each other Class of Sequential Pay Certificates that has a higher Payment Priority.

            All distributions of interest made in respect of the Class XC and Class XP Certificates on any Distribution Date pursuant to clause (i) above, shall be deemed to have been made in respect of all the Components of such Class, pro rata in accordance with the respective amounts of interest that would be payable on such Components on such Distribution Date based on the Class XC Strip Rate and Class XP Strip Rate, as applicable, of such Component multiplied by its Component Notional Amount, less an allocable portion of any Prepayment Interest Shortfall, together with any amounts thereof remaining unpaid from previous Distribution Dates.

            (c) (i) On each Distribution Date, Prepayment Premiums collected during the related Collection Period with respect to the Group 1 Mortgage Loans will be distributed by the Trustee to the following Classes: to the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates in an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates, the Class O Certificates and the Class P Certificates on such Distribution Date, (b) the Base Interest Fraction for the related principal payment on such Class of Certificates, and (c) the aggregate amount of Prepayment Premiums relating to the Mortgage Loans collected on such principal prepayments during the related Collection Period. Any Prepayment Premiums collected during the related Collection Period remaining after such distributions will be distributed (i) to the holders of the Class XC and Class XP Certificates, 80% and 20%, respectively, until and including the Distribution Date in October 2011 and (ii) following such Distribution Date, entirely to the Holders of the Class XC Certificates. On each Distribution Date, Prepayment Premiums collected during the related Collection Period with respect to the Group 2 Mortgage Loans will be distributed by the Trustee to the Class A-1A Certificates in an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount received as principal for all Mortgage Loans in Loan Group 2 on such Distribution Date, (b) the Base Interest Fraction for the related principal payment on such Class of Certificates, and (c) the aggregate amount of Prepayment Premiums relating to the Mortgage Loans collected on such principal prepayments during the related Collection Period. After such distributions, (i) 80% and 20% of all Prepayment Premiums collected during the related Collection Period and remaining after such distributions shall be distributed to the Holders of the Class XC and Class XP Certificates, respectively, until and including the Distribution Date in October 2011; and
(ii) following such Distribution Date, all Prepayment Premiums collected during the related Collection Period and remaining after such distributions shall be distributed to the Holders of the Class XC Certificates.

            (ii) The "Base Interest Fraction" with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of REMIC II Regular Certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the discount rate used in accordance with the related Loan documents in calculating the Prepayment Premium with respect to such Principal Prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related Loan documents in calculating the yield maintenance charge with respect to such principal prepayment. However, under no circumstances shall the Base Interest Fraction be greater than one. If such discount rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero.

            (iii) No Prepayment Premiums will be distributed to the holders of the Class J, Class K, Class L, Class M, Class N, Class O or Class P Certificates. After the Certificate Principal Balances of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates have been reduced to zero, (i) 80% and 20% of all Prepayment Premiums and yield maintenance charges with respect to the Mortgage Loans shall be distributed to the Holders of the Class XC and Class XP Certificates, respectively, until and including the Distribution Date in October 2011; and (ii) following such Distribution Date, all Prepayment Premiums and yield maintenance charges with respect to the Mortgage Loans shall be distributed to the Holders of the Class XC Certificates.

            (iv) All distributions of Prepayment Premiums collected during the related Collection Period that represent Prepayment Premiums actually collected on the BC Component Mortgage Loan and the DM Component Mortgage Loan, as applicable, and allocable to the BC Component Mortgage Loan Senior Component or the DM Component Mortgage Loan Senior Component, as applicable, pursuant to Section 4.01(c)(i) shall be deemed to be distributed from the Component Mortgage Loan REMIC to REMIC I in respect of the BC Component Mortgage Loan REMIC Senior Regular Interest (whether or not such BC Component Mortgage Loan REMIC Senior Regular Interest has received all distributions of interest and principal to which it is entitled) or the DM Component Mortgage Loan REMIC Senior Regular Interest (whether or not such DM Component Mortgage Loan REMIC Senior Regular Interest has received all distributions of interest and principal to which it is entitled), as applicable. All distributions of Prepayment Premiums made in respect of the respective Classes of REMIC II Regular Certificates on each Distribution Date pursuant to Section 4.01(c)(i) shall first be deemed to be distributed from REMIC I to REMIC II in respect of the REMIC I Regular Interests, pro rata based upon the amount of principal distributed in respect of each Class of REMIC I Regular Interest for such Distribution Date pursuant to Section 4.01(a)(ii) above.

            (d) All distributions made with respect to each Class on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise provided below, all such distributions with respect to each Class of Certificates on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Certificateholder that surrendered such Certificate as such address last appeared in the Certificate Register or to any other address of which the Trustee was subsequently notified in writing.

            (e) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

            (f) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of their Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates. Distributions in reimbursement of Realized Losses and Additional Trust Fund Expenses previously allocated to a Class of Certificates shall not constitute distributions of principal and shall not result in a reduction of the related Class Principal Balance.

            (g) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Trustee shall, as soon as practicable in the month in which such Distribution Date occurs, mail to each Holder of such Class of Certificates as of the date of mailing a notice to the effect that:

            (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the Corporate Trust Office or such other location therein specified, and

            (ii) no interest shall accrue on such Certificates from and after such Distribution Date.

            Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust hereunder by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(g). If all of the Certificates shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, the Trustee shall distribute to the Class R-II Certificateholders all unclaimed funds and other assets that remain subject hereto.

            (h) Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code taking into account any applicable exemptions from, or reductions in, withholding upon receipt of appropriate Internal Revenue Service forms and documentation. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholders. Such amounts shall be deemed to have been distributed to such Certificateholders for all purposes of this Agreement.

            (i) On each Distribution Date, any Excess Interest received during the related Collection Period with respect to the Mortgage Loans shall be withdrawn by the Trustee from the Excess Interest Distribution Account and distributed by the Trustee to the Holders of the Class P Certificates.

            (j) On each Distribution Date, the Trustee, in respect of the BC Component Mortgage Loan Senior Regular Interest, the Class BC Certificates and the Class R-I Certificates, shall (except as otherwise provided in Section 9.01), based on information provided by the Master Servicer and the Special Servicer, apply amounts on deposit in the Component Mortgage Loan REMIC Distribution Account, after payment of amounts payable from the Component Mortgage Loan REMIC Distribution Account in accordance with Section 3.05(b)(ii) through (vi), to the extent related to the BC Component Mortgage Loan, for the following purposes and in the following order of priority, in each case to the extent of the remaining portion of the BC Component Mortgage Loan Available Distribution Amount that remain after all prior distributions under this Section 4.01(j):

            (i) with respect to the BC Component Mortgage Loan, as deemed distributions from the Component Mortgage Loan REMIC to REMIC I in respect of the BC Component Mortgage Loan as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to all Distributable BC Component Mortgage Loan Certificate Interest in respect of the BC Component Mortgage Loan Senior Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (ii) with respect to the BC Component Mortgage Loan, as deemed distributions from the Component Mortgage Loan REMIC to REMIC I in respect of the BC Component Mortgage Loan as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to the BC Component Mortgage Loan Component Principal Entitlement for the BC Component Mortgage Loan Senior Component for such Distribution Date (the "BC Component Mortgage Loan Senior Component Principal Distribution Amount");

            (iii) with respect to the BC Component Mortgage Loan, as deemed distributions from the Component Mortgage Loan REMIC to REMIC I in respect of the BC Component Mortgage Loan as part of the Available Distribution Amount for such Distribution Date, to reimburse the BC Component Mortgage Loan Senior Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the BC Component Mortgage Loan to the BC Component Mortgage Loan Senior Component and for which no reimbursement has previously been received;

            (iv) to pay interest on the BC Component Mortgage Loan Subordinate Component, up to an amount equal to all Distributable BC Component Mortgage Loan Certificate Interest in respect of the BC Component Mortgage Loan Subordinate Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (v) to pay principal on the BC Component Mortgage Loan Subordinate Component, up to an amount equal to the BC Component Mortgage Loan Component Principal Entitlement for the BC Component Mortgage Loan Subordinate Component for such Distribution Date;

            (vi) to reimburse the BC Component Mortgage Loan Subordinate Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the BC Component Mortgage Loan to the BC Component Mortgage Loan Subordinate Component and for which no reimbursement has previously been received; and

            (vii) with respect to the BC Component Mortgage Loan, to make distributions to the Holders of the Class R-I Certificates in respect of the Component Mortgage Loan REMIC Residual Interest, up to an amount equal to the excess, if any, of (A) the aggregate distributions made on the BC Component Mortgage Loan on such Distribution Date, over (B) the sum of (1) the aggregate distributions deemed made in respect of the Corresponding Component Mortgage Loan REMIC Senior Regular Interest on such Distribution Date pursuant to clauses (i), (ii) and (iii) of this Section 4.01(j) and
      Section 4.01(c), and (2) the aggregate distributions made in respect of the Class BC Certificates on such Distribution Date pursuant to clauses
      (iv) through (vi) of this Section 4.01(j).

            (k) On each Distribution Date, the Trustee, in respect of the DM Component Mortgage Loan Senior Regular Interest, each Class of Class DM Certificates and the Class R-I Certificates, shall (except as otherwise provided in Section 9.01), based on information provided by the Master Servicer and the Special Servicer, apply amounts on deposit in the Component Mortgage Loan REMIC Distribution Account, after payment of amounts payable from the Component Mortgage Loan REMIC Distribution Account in accordance with Section 3.05(b)(ii) through (vi), to the extent related to the DM Component Mortgage Loan, for the following purposes and in the following order of priority, in each case to the extent of the remaining portion of the DM Component Mortgage Loan Available Distribution Amount that remain after all prior distributions under this Section 4.01(k):

            (i) with respect to the DM Component Mortgage Loan, as deemed distributions from the Component Mortgage Loan REMIC to REMIC I in respect of the DM Component Mortgage Loan as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to all Distributable DM Component Mortgage Loan Certificate Interest in respect of the DM Component Mortgage Loan Senior Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (ii) with respect to the DM Component Mortgage Loan, as deemed distributions from the Component Mortgage Loan REMIC to REMIC I in respect of the DM Component Mortgage Loan as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to the DM Component Mortgage Loan Component Principal Entitlement for the DM Component Mortgage Loan Senior Component for such Distribution Date (the "DM Component Mortgage Loan Senior Component Principal Distribution Amount");

            (iii) with respect to the DM Component Mortgage Loan, as deemed distributions from the Component Mortgage Loan REMIC to REMIC I in respect of the DM Component Mortgage Loan as part of the Available Distribution Amount for such Distribution Date, to reimburse the DM Component Mortgage Loan Senior Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the DM Component Mortgage Loan to the DM Component Mortgage Loan Senior Component and for which no reimbursement has previously been received;

            (iv) to pay interest on the DM Component Mortgage Loan DM-A Component, up to an amount equal to all Distributable DM Component Mortgage Loan Certificate Interest in respect of the DM Component Mortgage Loan DM-A Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (v) to pay principal on the DM Component Mortgage Loan DM-A Component, up to an amount equal to the DM Component Mortgage Loan Component Principal Entitlement for the DM Component Mortgage Loan DM-A Component for such Distribution Date;

            (vi) to reimburse the DM Component Mortgage Loan DM-A Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the DM Component Mortgage Loan to the DM Component Mortgage Loan DM-A Component and for which no reimbursement has previously been received;

            (vii) to pay interest on the DM Component Mortgage Loan DM-B Component, up to an amount equal to all Distributable DM Component Mortgage Loan Certificate Interest in respect of the DM Component Mortgage Loan DM-B Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (viii) to pay principal on the DM Component Mortgage Loan DM-B Component, up to an amount equal to the DM Component Mortgage Loan Component Principal Entitlement for the DM Component Mortgage Loan DM-B Component for such Distribution Date;

            (ix) to reimburse the DM Component Mortgage Loan DM-B Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the DM Component Mortgage Loan to the DM Component Mortgage Loan DM-B Component and for which no reimbursement has previously been received;

            (x) to pay interest on the DM Component Mortgage Loan DM-C Component, up to an amount equal to all Distributable DM Component Mortgage Loan Certificate Interest in respect of the DM Component Mortgage Loan DM-C Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xi) to pay principal on the DM Component Mortgage Loan DM-C Component, up to an amount equal to the DM Component Mortgage Loan Component Principal Entitlement for the DM Component Mortgage Loan DM-C Component for such Distribution Date;

            (xii) to reimburse the DM Component Mortgage Loan DM-C Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the DM Component Mortgage Loan to the DM Component Mortgage Loan DM-C Component and for which no reimbursement has previously been received;

            (xiii) to pay interest on the DM Component Mortgage Loan DM-D Component, up to an amount equal to all Distributable DM Component Mortgage Loan Certificate Interest in respect of the DM Component Mortgage Loan DM-D Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xiv) to pay principal on the DM Component Mortgage Loan DM-D Component, up to an amount equal to the DM Component Mortgage Loan Component Principal Entitlement for the DM Component Mortgage Loan DM-D Component for such Distribution Date;

            (xv) to reimburse the DM Component Mortgage Loan DM-D Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the DM Component Mortgage Loan to the DM Component Mortgage Loan DM-D Component and for which no reimbursement has previously been received;

            (xvi) to pay interest on the DM Component Mortgage Loan DM-E Component, up to an amount equal to all Distributable DM Component Mortgage Loan Certificate Interest in respect of the DM Component Mortgage Loan DM-E Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xvii) to pay principal on the DM Component Mortgage Loan DM-E Component, up to an amount equal to the DM Component Mortgage Loan Component Principal Entitlement for the DM Component Mortgage Loan DM-E Component for such Distribution Date;

            (xviii) to reimburse the DM Component Mortgage Loan DM-E Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the DM Component Mortgage Loan to the DM Component Mortgage Loan DM-E Component and for which no reimbursement has previously been received;

            (xix) to pay interest on the DM Component Mortgage Loan DM-F Component, up to an amount equal to all Distributable DM Component Mortgage Loan Certificate Interest in respect of the DM Component Mortgage Loan DM-F Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xx) to pay principal on the DM Component Mortgage Loan DM-F Component, up to an amount equal to the DM Component Mortgage Loan Component Principal Entitlement for the DM Component Mortgage Loan DM-F Component for such Distribution Date;

            (xxi) to reimburse the DM Component Mortgage Loan DM-F Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the DM Component Mortgage Loan to the DM Component Mortgage Loan DM-F Component and for which no reimbursement has previously been received;

            (xxii) to pay interest on the DM Component Mortgage Loan DM-G Component, up to an amount equal to all Distributable DM Component Mortgage Loan Certificate Interest in respect of the DM Component Mortgage Loan DM-G Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxiii) to pay principal on the DM Component Mortgage Loan DM-G Component, up to an amount equal to the DM Component Mortgage Loan Component Principal Entitlement for the DM Component Mortgage Loan DM-G Component for such Distribution Date;

            (xxiv) to reimburse the DM Component Mortgage Loan DM-G Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the DM Component Mortgage Loan to the DM Component Mortgage Loan DM-G Component and for which no reimbursement has previously been received; and

            (xxv) with respect to the DM Component Mortgage Loan, to make distributions to the Holders of the Class R-I Certificates in respect of the Component Mortgage Loan REMIC Residual Interest, up to an amount equal to the excess, if any, of (A) the aggregate distributions made on the DM Component Mortgage Loan on such Distribution Date, over (B) the sum of (1) the aggregate distributions deemed made in respect of the Corresponding Component Mortgage Loan REMIC Senior Regular Interest on such Distribution Date pursuant to clauses (i), (ii) and (iii) of this Section 4.01(k) and
      Section 4.01(c), and (2) the aggregate distributions made in respect of the Corresponding Class of Class DM Certificates on such Distribution Date pursuant to clauses (iv) through (xxiv) of this Section 4.01(k).

            Section 4.02 Statements to Certificateholders; Certain Reports by the Master Servicer and the Special Servicer.

            (a) On each Distribution Date, the Trustee shall provide or make available, either in electronic format or by first class mail to each Holder (and, if it shall have certified to the Trustee as to its Ownership Interest in a Class of Book-Entry Certificates, each Certificate Owner) of the Certificates and to the Rating Agencies a statement substantially in the form set forth as Exhibit G hereto (a "Distribution Date Statement") as to the distributions made on such Distribution Date setting forth:

            (i) the amount of the distribution, if any, on such Distribution Date to the Holders of each Class of REMIC II Regular Certificates, the Class BC Certificates and each Class of DM Certificates in reduction of the Class Principal Balance thereof;

            (ii) the amount of the distribution, if any, on such Distribution Date to the Holders of each Class of REMIC II Regular Certificates allocable to Distributable Certificate Interest and the amount of the distribution, if any, on such Distribution Date to the Holders of each Class of REMIC II Regular Certificates allocable to Prepayment Premiums;

            (iii) the amount of the distribution, if any, on such Distribution Date to the Holders of the Class BC Certificates and each Class of Class DM Certificates, as applicable, allocable to Distributable BC Component Mortgage Loan Certificate Interest or Distributable DM Component Mortgage Loan Certificate Interest, as applicable, and the amount of the distribution, if any, on such Distribution Date to the Holders of the Class BC Certificates and each Class of Class DM Certificates, as applicable, allocable to Prepayment Premiums;

            (iv) the Available Distribution Amount, the BC Component Mortgage Loan Available Distribution Amount and the DM Component Mortgage Loan Available Distribution Amount for such Distribution Date;

            (v) the aggregate amount of P&I Advances (both as to those within any applicable grace period and those which are beyond any applicable grace period, together with the aggregate amount of delinquencies) and other Servicing Advances made in respect of the immediately preceding Distribution Date;

            (vi) P&I Advances outstanding as of the Master Servicer Remittance Date;

            (vii) the aggregate amount of P&I Advances made with respect to the Mortgage Pool and with respect to each Loan Group in respect of the immediately preceding Determination Date;

            (viii) the aggregate Stated Principal Balance of the Mortgage Pool and each Loan Group (less (a) the BC Component Mortgage Loan Subordinate Balance) and (b) the DM Component Mortgage Loan Subordinate Balance of each of the DM Component Mortgage Loan Subordinate Components) outstanding immediately before and immediately after such Distribution Date;

            (ix) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Pool and each Loan Group as of the end of the Collection Period for the immediately preceding Determination Date;

            (x) as of the Determination Date for the related Distribution Date, the number, aggregate unpaid principal balance and specific identification (by loan number) of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 or more days, (D) current but specially serviced or in foreclosure but not a REO Property and (E) identification of Mortgage Loans the Mortgagor for which is subject to bankruptcy;

            (xi) with respect to any REO Property included in the Trust Fund as of the end of the Collection Period for such Distribution Date, the principal balance of the Mortgage Loan as of the date such Mortgage Loan became delinquent;

            (xii) the Accrued Certificate Interest, Distributable Certificate Interest, Distributable BC Component Mortgage Loan Certificate Interest and Distributable DM Component Mortgage Loan Certificate Interest in respect of each Class of REMIC II Regular Certificates, the Class BC Certificates and each Class of Class DM Certificates, as applicable, for such Distribution Date;

            (xiii) the aggregate amount of Distributable Certificate Interest, Distributable BC Component Mortgage Loan Certificate Interest and Distributable DM Component Mortgage Loan Certificate Interest payable in respect of each Class of REMIC II Regular Certificates, the Class BC Certificates and each Class of Class DM Certificates, as applicable, on such Distribution Date, including, without limitation, any Distributable Certificate Interest remaining unpaid from prior Distribution Dates;

            (xiv) any unpaid Distributable Certificate Interest, Distributable BC Component Mortgage Loan Certificate Interest and Distributable DM Component Mortgage Loan Certificate Interest in respect of Class of REMIC II Regular Certificates, the Class BC Certificates and each Class of Class DM Certificates, as applicable, after giving effect to the distributions made on such Distribution Date;

            (xv) the Pass Through Rate for each Class of REMIC II Regular Certificates, the Class BC Certificates and each Class of Class DM Certificates, as applicable, for such Distribution Date;

            (xvi) the Principal Distribution Amount with respect to the Mortgage Pool and each Loan Group for such Distribution Date, separately identifying the amounts distributable to each Class of REMIC II Regular Certificates, to the Class BC Certificates and to each Class of Class DM Certificates;

            (xvii) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period, and an itemization of all such Additional Trust Fund Expenses;

            (xviii) the Certificate Principal Balance or Notional Amount, as the case may be, of Class of REMIC II Regular Certificates, the Class BC Certificates and each Class of Class DM Certificates outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date;

            (xix) the Certificate Factor for each Class of REMIC II Regular Certificates, the Class BC Certificates and each Class of Class DM Certificates immediately following such Distribution Date;

            (xx) the aggregate amount of servicing fees paid to the Master Servicer and the Special Servicer, collectively and separately, during the related Collection Period;

            (xxi) a brief description of any material waiver, modification or amendment of any Loan entered into by the Master Servicer or Special Servicer pursuant to Section 3.20 during the related Collection Period;

            (xxii) current and cumulative outstanding Advances with respect to the Mortgage Pool and each Loan Group;

            (xxiii) current prepayments and curtailments;

            (xxiv) the number and aggregate principal balance of Mortgage Loans as to which foreclosure proceedings have been commenced as to the related Mortgaged Property;

            (xxv) the ratings from all Rating Agencies for all classes of Certificates;

            (xxvi) the amounts, if any, distributed in respect of each Class of the Class BC Certificates and the Class DM Certificates, as applicable;

            (xxvii) the amounts held in the Excess Liquidation Proceeds Account;

            (xxviii) the CMSA Reconciliation of Funds Report; and

            (xxix) the BC Component Mortgage Loan Subordinate Balance and the DM Component Mortgage Loan Subordinate Balance.

            Any item of information disclosed to the Trustee by the Master Servicer pursuant to Section 3.19(a) since the preceding Distribution Date (or, in the case of the initial Distribution Date, since the Closing Date) shall be made available with the Distribution Date Statement.

            In the case of information furnished pursuant to clauses (i), (ii) and (iii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Single Certificate. Except with respect to the Certificate Factor (required to be reported by clause (xix) above), financial information reported by the Trustee to the Certificateholders pursuant to this Section 4.02 shall be expressed as a dollar amount rounded to the nearest whole cent. Absent actual knowledge of an error therein, the Trustee shall have no obligation to recompute, recalculate or verify any information provided to it by the Master Servicer or Special Servicer. The calculations by the Trustee contemplated by this Section 4.02 shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

            The Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the Distribution Date Statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a REMIC II Regular Certificate, Class BC Certificate or Class DM Certificate a statement containing the information as to the applicable Class set forth in clauses (i), (ii) and (iii) above of the description of Distribution Date Statement, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder, together with such other information as the Trustee determines to be necessary to enable Certificateholders to prepare their tax returns for such calendar year. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

            Upon filing with the IRS, the REMIC Administrator shall furnish to the Holders of the Class R-I and Class R-II Certificates the Form 1066 and shall furnish their respective Schedules Q thereto at the times required by the Code or the IRS, and shall provide from time to time such information and computations with respect to the entries on such forms as any Holder of the Class R-I and Class R-II Certificates may reasonably request.

            The Trustee will make available each month, to the general public, the Distribution Date Statement (and any additional files containing the same information in an alternative format) via the Trustee's Website. In addition, the Trustee will make available to the general public each month the Servicer Reports, the CMSA Loan Setup File and the Trustee's Reports on the Trustee's Website. In addition, the Trustee will make available, as a convenience for interested parties (and not in furtherance of the distribution of the Base Prospectus and the Prospectus Supplement under the securities laws), this Agreement, the Base Prospectus and the Prospectus Supplement via the Trustee's Website. For assistance with the above-referenced services, interested parties may call (714) 259-6201. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, upon authorization of the Depositor, which is hereby given, the Trustee shall make available to Bloomberg, L.P., Trepp, LLC, Intex and Standard & Poor's Conquest or such other vendors as chosen by the Depositor all electronic reports delivered or made available pursuant to Section
4.02 to the Certificateholders using a format mutually acceptable to such vendors and the Trustee.

            In connection with providing access to the Trustee's Website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of the information in accordance herewith.

            (b) By 12:00 noon (New York City time) on the third Business Day following each Determination Date (or with respect to the CMSA Loan Periodic Update File, by 3:00 p.m. (New York City time) on the second Business Day following each Determination Date), the Master Servicer shall deliver to the Trustee, in a computer-readable medium downloadable by the Trustee, each of the files and reports comprising the CMSA Investor Reporting Package (other than the CMSA Bond Level File and the CMSA Collateral Summary File, which are prepared by the Trustee), each reflecting information as of the close of business on such Determination Date, in a mutually agreeable electronic format. The CMSA Loan Periodic Update File contained in the CMSA Investor Reporting Package and any written information supplemental thereto shall include such information with respect to the Mortgage Loans that is reasonably required by the Trustee for purposes of making the calculations and preparing the reports for which the Trustee is responsible pursuant to Section 4.01, this Section 4.02, Section 4.04 or any other section of this Agreement, as set forth in reasonable written specifications or guidelines issued by the Trustee from time to time. Such information may be delivered by the Master Servicer to the Trustee by telecopy or in such electronic or other form as may be reasonably acceptable to the Trustee and the Master Servicer.

            The Special Servicer shall from time to time (and, in any event, as may be reasonably required by the Master Servicer) provide the Master Servicer with such information in its possession regarding the Specially Serviced Loans and REO Properties as may be necessary for the Master Servicer to prepare each report and any supplemental information to be provided by the Master Servicer to the Trustee.

            Notwithstanding the foregoing, the failure of the Master Servicer or the Special Servicer to disclose any information otherwise required to be disclosed pursuant to Section 4.02(a) or this Section 4.02(b) shall not constitute a breach of Section 4.02(a) or of this Section 4.02(b) to the extent the Master Servicer or the Special Servicer so fails because such disclosure, in the reasonable belief of the Master Servicer or the Special Servicer, as the case may be, would violate any applicable law or any provision of a Loan document prohibiting disclosure of information with respect to the Loans or the Mortgaged Properties, would constitute a waiver of the attorney-client privilege on behalf of the Trust or would otherwise materially harm the Trust Fund. The Master Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            (c) Not later than 2:00 p.m. (New York City time) on the first Business Day following each Determination Date, the Special Servicer shall prepare and deliver or cause to be delivered to the Master Servicer, the following reports (or data fields required for the Master Servicer to produce such reports) with respect to the Specially Serviced Loans and any REO Properties, providing the required information as of such Determination Date:
(i) a CMSA Property File; and (ii) a CMSA Special Servicer Loan File. In addition, the Special Servicer shall from time to time provide the Master Servicer with such information in the Special Servicer's possession regarding the Specially Serviced Loans and REO Properties as may be requested by the Master Servicer and is reasonably necessary for the Master Servicer to prepare each report and any supplemental information required to be provided by the Master Servicer to the Trustee.

            (d) Notwithstanding anything herein to the contrary, the failure of the Master Servicer or Special Servicer to disclose any information otherwise required to be disclosed by this Section 4.02 shall not constitute a breach of this Section 4.02 to the extent the Master Servicer or Special Servicer so fails because such disclosure, in the reasonable belief of the Master Servicer or the Special Servicer as the case may be, would violate any applicable law or any provision of a Loan document prohibiting disclosure of information with respect to the Loans or Mortgaged Properties or would constitute a waiver of the attorney-client privilege on behalf of the Trust. The Master Servicer and Special Servicer may disclose any such information or any additional information to any Person so long as such disclosure is consistent with applicable law, the related Loan documents and the Servicing Standard. The Master Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            (e) If the Master Servicer or the Special Servicer is required to deliver any statement, report or information under any provision of this Agreement (other than reports to be delivered to the Trustee, which shall be delivered directly to the Trustee in a mutually agreeable electronic format), the Master Servicer or the Special Servicer, as the case may be, may satisfy such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format or (z) making such statement, report or information available on the Master Servicer's internet website, unless this Agreement expressly specifies a particular method of delivery.

            Section 4.03 P&I Advances.

            (a) On each Master Servicer Remittance Date, the Master Servicer shall in the case of all Mortgage Loans, other than a Mortgage Loan included in a Whole Loan, either (i) deposit into the Distribution Account from its own funds an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date, (ii) apply amounts held in the Certificate Account for future distribution to Certificateholders in subsequent months in discharge of any such obligation to make P&I Advances, or (iii) make P&I Advances in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made; provided that if Late Collections of any of the delinquent principal and/or interest in respect of which it is to make P&I Advances on any Master Servicer Remittance Date are then on deposit in the Certificate Account, the Master Servicer shall use such Late Collections (net of any Master Servicing Fees, Liquidation Fees and Workout Fees payable therefrom) to make such P&I Advances. With respect to each Whole Loan (other than the Roxborough Whole Loan), on each Master Servicer Remittance Date or such earlier time in the case of such Whole Loan for which the Master Servicer may have an obligation to make a P&I Advance hereunder on a Bank of America Center Non-Securitized Note or Dallas Market Center Non-Securitized Note, as applicable, not held by the Trust pursuant to the related Co-Lender Agreement, the Master Servicer shall either (i) deposit into the related Whole Loan Custodial Account from its own funds an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date on such Whole Loan, (ii) apply amounts held in the related Whole Loan Custodial Account for future distribution in subsequent months in discharge of any such obligation to make P&I Advances, or (iii) make P&I Advances in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made; provided that if Late Collections of any of the delinquent principal and/or interest in respect of which it is to make P&I Advances on any Master Servicer Remittance Date are then on deposit in the related Whole Loan Custodial Account, the Master Servicer shall use such Late Collections (net of any Master Servicing Fees, Liquidation Fees and Workout Fees payable therefrom and any portion thereof required to be paid to any Companion Loan Noteholder under any Co-Lender Agreement) to make such P&I Advances. In connection with the obligation of the Master Servicer to make P&I Advances with respect to the Bank of America Center Securitized Notes and the Dallas Market Center Securitized Notes following a monetary event default or other material event of default under the related Mortgage Loan, the Master Servicer shall make such P&I Advances in an amount equal to the entire scheduled delinquent Monthly Payment or Assumed Monthly Payment due or deemed due, as the case may be, with respect to those Bank of America Center Securitized Notes and the Dallas Market Center Securitized Notes, as applicable. In addition, the Trustee's and the Fiscal Agent's obligations to make P&I Advances with respect to the Bank of America Center Mortgage Loan and the Dallas Market Center Mortgage Loan should the Master Servicer fail in its obligation to do so shall be made in the manner set forth in the second preceding sentence. Any amounts held in the Certificate Account or if a Whole Loan is involved, the related Whole Loan Custodial Account, for future distribution and so used to make P&I Advances (other than the Late Collections of the delinquent principal and/or interest contemplated by the proviso to the preceding sentence) shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit into the Certificate Account or, if a Whole Loan is involved, the related Whole Loan Custodial Account, on or before the next succeeding Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and/or interest in respect of which such P&I Advances were made). The Master Servicer shall not be required to make any P&I Advances with respect to any Bank of America Center Non-Securitized Note or Dallas Market Center Non-Securitized Note or the Roxborough B Note. If, as of 3:00 p.m., New York City time, on any Master Servicer Remittance Date, the Master Servicer shall not have made any P&I Advance required to be made (other than a P&I Advance with respect to a Companion Loan) on such date pursuant to this Section 4.03(a) (and shall not have delivered to the Trustee the requisite Officer's Certificate and documentation related to a determination of nonrecoverability of a P&I Advance), then the Trustee shall provide notice of such failure to a Servicing Officer of the Master Servicer by facsimile transmission sent to telecopy no. (213) 345-7240 (or such alternative number provided by the Master Servicer to the Trustee in writing) and by telephone at telephone no. (800) 462-0505 (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 4:00 p.m., New York City time, on such Master Servicer Remittance Date. If, after such notice, the Trustee does not receive the full amount of such P&I Advances by the close of business (New York City time) on such Master Servicer Remittance Date, then
(i) unless the Trustee or the Fiscal Agent determines that such Advance would be a Nonrecoverable P&I Advance if made, the Trustee or the Fiscal Agent shall make, by 11:00 a.m. on the Distribution Date or in any event by such time as shall be required to make the required distribution on such Distribution Date, the portion of such P&I Advances that was required to be, but was not, made by the Master Servicer on such Master Servicer Remittance Date and (ii) such failure shall constitute an Event of Default on the part of the Master Servicer. Neither the Trustee nor the Fiscal Agent shall be required to make a P&I Advance on any Companion Loan.

            (b) The aggregate amount of P&I Advances to be made in respect of the Loans (including, without limitation, Balloon Loans delinquent as to their respective Balloon Payments) and any REO Loans for any Distribution Date shall equal, subject to subsection (c) below, the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of related Master Servicing Fees payable hereunder, that were due or deemed due, as the case may be, in respect thereof on their respective Due Dates during the related Collection Period and that were not paid by or on behalf of the related Mortgagors or otherwise collected as of the close of business on the Business Day before the Master Servicer Remittance Date; provided that if an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, then, in the event of subsequent delinquencies thereon, the interest portion of the P&I Advance in respect of such Required Appraisal Loan for the related Distribution Date shall be reduced (it being herein acknowledged that there shall be no reduction in the principal portion of such P&I Advance) to equal the product of
(i) the amount of the interest portion of such P&I Advance for such Required Appraisal Loan for such Distribution Date without regard to this proviso, multiplied by (ii) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of such Required Appraisal Loan immediately prior to such Distribution Date, net of the related Appraisal Reduction Amount, if any, and the denominator of which is equal to the Stated Principal Balance of such Required Appraisal Loan immediately prior to such Distribution Date; provided, further, that the Master Servicer shall not advance Excess Interest with respect to ARD Loans or a Prepayment Premium.

            (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. In addition, with respect to the Mortgage Loans other than Mortgage Loans included in a Whole Loan, Nonrecoverable P&I Advances shall be reimbursable pursuant to Section 3.05(a) out of general collections on the Mortgage Pool on deposit in the Certificate Account. With respect to a Mortgage Loan included in a Whole Loan, Nonrecoverable P&I Advances shall be reimbursable pursuant to Section 3.05(f). The determination by the Master Servicer, the Trustee or, if applicable, the Fiscal Agent that it has made a Nonrecoverable P&I Advance has been made or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered promptly (and, in any event, in the case of a proposed P&I Advance by the Master Servicer, no less than five Business Days prior to the related Master Servicer Remittance
Date) to the Trustee (or, if applicable, retained thereby), to the Fiscal Agent (or, if applicable, retained thereby), the Depositor, the Rating Agencies, the Directing Certificateholder, the BC Controlling Holder (if the BC Component Mortgage Loan is involved), the DM Controlling Holder (if the DM Component Mortgage Loan is involved), the Bank of America Center Companion Loan Noteholders (if the Bank of America Center Whole Loan is involved), the Dallas Market Center Companion Loan Noteholder (if the Dallas Market Center Whole Loan is involved), and the Roxborough B Noteholder (if the Roxborough Whole Loan is involved), setting forth the basis for such determination, together with (such determination is prior to the liquidation of the related Loan or REO Property) a copy of an Appraisal of the related Mortgaged Property or REO Property, as the case may be, which shall have been performed within the 12 months preceding such determination, and further accompanied by any other information that the Master Servicer or the Special Servicer may have obtained that supports such determination. The Trustee and the Fiscal Agent shall deliver such Officer's Certificate as soon as practicable after its determination that such P&I Advance would be nonrecoverable. If such an Appraisal shall not have been required and performed pursuant to the terms of this Agreement, the Master Servicer may, subject to its reasonable and good faith determination that such Appraisal will demonstrate the nonrecoverability of the related Advance, obtain an Appraisal for such purpose at the expense of the Trust out of general collections. The Trustee and the Fiscal Agent shall be entitled to rely on any determination of nonrecoverability that may have been made by the Master Servicer with respect to a particular P&I Advance, and the Master Servicer and the Trustee and the Fiscal Agent shall be entitled to rely on any determination of nonrecoverability that may have been made by the Special Servicer with respect to a particular P&I Advance in the case of Specially Serviced Loans.

            (d) As and to the extent permitted by Section 3.05(a) or Section 3.05(f) with respect to a Whole Loan or any portion thereof, the Master Servicer, the Trustee and the Fiscal Agent shall be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each P&I Advance made thereby (out of its own funds), to the extent that such P&I Advance relates to a Past Grace Period Loan when made, or remains outstanding when such Loan becomes a Past Grace Period Loan, in which case such interest shall begin to accrue when such Loan becomes a Past Grace Period Loan, for so long as such P&I Advance is outstanding (or, in the case of Advance Interest payable to the Master Servicer, if earlier, until the Late Collection of the delinquent principal and/or interest in respect of which such P&I Advance was made has been received by the Master Servicer). Such interest will be paid: first, out of any Default Charges as set forth in Section 3.27; and second, at any time coinciding with or following the reimbursement of such P&I Advance, out of general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account or if a Whole Loan is involved, out of general collections on deposit in the related Whole Loan Custodial Account. As and to the extent provided by Section 3.05(a) or Section 3.05(f) with respect to a Whole Loan, the Master Servicer shall reimburse itself, the Trustee or the Fiscal Agent, as appropriate, for any P&I Advance made thereby as soon as practicable after funds available for such purpose are deposited into the Certificate Account or, if a Whole Loan is involved are deposited into the related Whole Loan Custodial Account, and in no event shall interest accrue in accordance with this Section 4.03(d) on any P&I Advance as to which the corresponding Late Collection had been received as of the related date on which such P&I Advance was made. Interest accrued on any P&I Advance made under with respect to any Whole Loan under this Section shall be payable (unless required to be paid to any Companion Loan Noteholder under any Co-Lender Agreement): (i) first, out of Default Charges collected on or in respect of the related Mortgage Loan, as applicable, during the same Collection Period in which such P&I Advance is reimbursed, (ii) second, out of Default Charges collected on or in respect of the related Companion Loans, pro rata during the 12-month period in which such Advance is reimbursed, (iii) third, to the extent that the Default Charges described in the immediately preceding clause (i) and (ii) are insufficient, but only if such P&I Advance is being reimbursed at the same time or if such P&I Advance has been previously reimbursed, out of any other collections that were made on or in respect of such Whole Loan, and (iv) solely with respect to such Whole Loan, to the extent that Default Charges or other collections described in the immediately preceding clauses (i), (ii) and (iii) are insufficient, but only if such P&I Advance is being reimbursed at the same time or if such Advances has been previously reimbursed, out of general collections on or in respect of the Mortgage Loans; provided that interest on P&I Advances made with respect to any Companion Loan may be paid solely, pursuant to clauses (i), (ii) and (iii) above, from Default Charges or other collections received by the Trust on or in respect of such Companion Loan included in such Whole Loan.

            (e) With regard to such P&I Advances, the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent shall account for that part of the P&I Advances that is attributable to Past Grace Period Loans, and that part of the P&I Advances that is attributable to Within Grace Period Loans.

            (f) Subject to Section 4.03(c), any P&I Advance made in respect of the Bank of America Center Whole Loan or Dallas Market Center Whole Loan shall be made only to the related Bank of America Center Notes or Dallas Market Center Notes, as applicable, that are then included in a securitization or a collateralized debt obligation in which interests therein are issued or created (each, a "Bank of America Center Securitized Note" or "Dallas Market Center Securitized Note", as applicable). If any proceeds of the Bank of America Center Whole Loan or Dallas Market Center Whole Loan are received or collected after expenses that are allocable under the related Co-Lender Agreement to a Bank of America Center Non-Securitized Note or Dallas Market Center Non-Securitized Note, as applicable, have been paid out of one or more P&I Advances in respect of one or more Bank of America Center Securitized Notes or Dallas Market Center Securitized Notes, any such proceeds that are allocable pursuant to the related Co-Lender Agreement to such Non-Securitized Note shall be applied first to reimburse the related holder or holders of such Securitized Note or Notes for such expense until such holder or holders have been reimbursed in full (in accordance with the priorities set forth in the related Co-Lender Agreement) prior to any such proceeds being allocated to the holder of such Non-Securitized Note.

            Section 4.04 Allocation of Realized Losses and Additional Trust Fund Expenses.

            (a) On each Distribution Date, following the distributions to be made to the Class BC Certificateholders on such date pursuant to Section 4.01(j), the Trustee shall determine with respect to the BC Component Mortgage Loan the amount, if any, by which (i) the sum of (A) the BC Component Mortgage Loan Senior Balance and (B) the BC Component Mortgage Loan Subordinate Balance exceed (ii) the Stated Principal Balance of the BC Component Mortgage Loan that will be outstanding immediately following such Distribution Date. If such excess does exist with respect to the BC Component Mortgage Loan, then the BC Component Mortgage Loan Subordinate Balance shall be reduced until such excess or the BC Component Mortgage Loan Subordinate Balance is reduced to zero (whichever occurs first).

            On each Distribution Date, following the distributions to be made to the Class DM Certificateholders on such date pursuant to Section 4.01(k), the Trustee shall determine with respect to the DM Component Mortgage Loan the amount, if any, by which (i) the sum of (A) the DM Component Mortgage Loan Senior Balance and (B) the DM Component Mortgage Loan Subordinate Balance exceed
(ii) the Stated Principal Balance of the BC Component Mortgage Loan that will be outstanding immediately following such Distribution Date. If such excess does exist with respect to the DM Component Mortgage Loan, then the DM Subordinate Mortgage Loan Subordinate Balance shall be reduced until such excess or the DM Subordinate Mortgage Loan Subordinate Balance is reduced to zero (whichever occurs first).

            On each Distribution Date, following the distributions to be made to the Regular Certificateholders, other than the Class BC and Class DM Certificateholders on such date pursuant to Section 4.01(b) and the allocation of Realized Losses pursuant to the preceding two paragraphs, the Trustee shall determine the amount, if any, by which (i) the then aggregate Certificate Principal Balance of the Sequential Pay Certificates exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool (less the BC Component Mortgage Loan Subordinate Balance of the BC Component Mortgage Loan and the DM Component Mortgage Loan Subordinate Balance of the DM Component Mortgage Loan) that will be outstanding immediately following such Distribution Date (provided, however, that for purposes of this calculation, any principal collections used to pay Workout-Delayed Reimbursement Amounts shall not reduce the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date). If such excess does exist, then the Class Principal Balances of the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates shall be reduced sequentially, in that order in each case, until such excess or the related Class Principal Balance is reduced to zero (whichever occurs first). If, after the foregoing reductions, the amount described in clause (i) of the second preceding sentence still exceeds the amount described in clause (ii) of the second preceding sentence, then the respective Class Principal Balances of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates and Class A-1A Certificates shall be reduced, pro rata in accordance with the relative sizes of the then outstanding Class Principal Balances of such Classes of Certificates, until such excess or each such Class Principal Balance is reduced to zero (whichever occurs first). Such reductions in the Class Principal Balances of the respective Classes of the Sequential Pay Certificates, the Class BC Certificates or the Class DM Certificates, as applicable, shall be deemed to be allocations of Realized Losses and Additional Trust Fund Expenses, to the extent not covered by reductions in distributions of interest pursuant to the allocations set forth in
Section 4.01(b).

            (b) With respect to any Distribution Date, any Realized Losses or Additional Trust Fund Expenses allocated pursuant to Section 4.04(a) (other than with respect to the Class BC Certificates and the Class DM Certificates) with respect to such Distribution Date shall reduce the REMIC I Principal Balances of the REMIC I Regular Interests as a write-off and shall be allocated among the REMIC I Regular Interests in the same priority as the Class of Corresponding Certificates (in the case of Realized Losses or Additional Trust Fund Expenses on (i) the Class A-1 Certificates, first to the REMIC I Regular Interest LA-1-1, second to the REMIC I Regular Interest LA-1-2, third to the REMIC I Regular Interest LA-1-3 and then to the REMIC I Regular Interest LA-1-4, in each case, pro rata, until reduced to zero, (ii) the Class A-2 Certificates, first to the REMIC I Regular Interest LA-2-1 and then to the REMIC I Regular Interest LA-2-2, in each case, pro rata, until reduced to zero, (iii) the Class A-3 Certificates, first to the REMIC I Regular Interest LA-3-1, second to the REMIC I Regular Interest LA-3-2, third to the REMIC I Regular Interest LA-3-3, fourth to the REMIC I Regular Interest LA-3-4, fifth to the REMIC I Regular Interest LA-3-5 and then to the REMIC I Regular Interest LA-3-6, in each case, pro rata, until reduced to zero, (iv) the Class A-4 Certificates, first to the REMIC I Regular Interest LA-4-1, second to the REMIC I Regular Interest LA-4-2, third to the REMIC I Regular Interest LA-4-3, fourth to the REMIC I Regular Interest LA-4-4 and then to the REMIC I Regular Interest LA-4-5, in each case, pro rata, until reduced to zero, (v) the Class A-6 Certificates, first to the REMIC I Regular Interest LA-6-1 and then to the REMIC I Regular Interest LA-6-2, in each case, pro rata, until reduced to zero, (vi) the Class A-1A Certificates, first to the REMIC I Regular Interest LA-1A-1, second to the REMIC I Regular Interest LA-1A-2, third to the REMIC I Regular Interest LA-1A-3, fourth to the REMIC I Regular Interest LA-1A-4, fifth to the REMIC I Regular Interest LA-1A-5, sixth to the REMIC I Regular Interest LA-1A-6, seven, to the REMIC I Regular Interest LA-1A-7, eighth to the REMIC I Regular Interest LA-1A-8, ninth to the REMIC I Regular Interest LA-1A-9, tenth to the REMIC I Regular Interest LA-1A-10, eleventh to the REMIC I Regular Interest LA-1A-11, twelfth to the REMIC I Regular Interest LA-1A-12, thirteenth to the REMIC I Regular Interest LA-1A-13, fourteenth, to the REMIC I Regular Interest LA-1A-14 and then to the REMIC I Regular Interest LA-1A-15, in each case, pro rata, until reduced to zero, (vii) the Class E Certificates, first to the REMIC I Regular Interest LE-1, second to the REMIC I Regular Interest LE-2 and then to the REMIC I Regular Interest LE-3, in each case, pro rata, until reduced to zero, (viii) the Class F Certificates, first to the REMIC I Regular Interest LF-1, second to the REMIC I Regular Interest LF-2, third to the REMIC I Regular Interest LF-3 and then to the REMIC I Regular Interest LF-4, in each case, pro rata, until reduced to zero, (ix) the Class G Certificates, first to the REMIC I Regular Interest LG-1 and then to the REMIC I Regular Interest LG-2, in each case, pro rata, until reduced to zero,
(x) the Class H Certificates, first to the REMIC I Regular Interest LH-1, second to the REMIC I Regular Interest LH-2 and then to the REMIC I Regular Interest LH-3, in each case, pro rata, until reduced to zero, (xi) the Class J Certificates, first to the REMIC I Regular Interest LJ-1 and then to the REMIC Regular Interest LJ-2, in each case, pro rata, until reduced to zero, and (xii) the Class L Certificates, to the REMIC I Regular Interest LL-1 and then to REMIC I Regular Interest LL-2, in each case, pro rata, until reduced to zero).

            Realized Losses or Additional Trust Fund Expenses allocable to the BC Component Mortgage Loan will, after the Uncertificated Principal Balances of the Class BC Certificates have been reduced to zero, reduce the related Uncertificated Principal Balances of the related BC Component Mortgage Loan REMIC Senior Regular Interest corresponding to the Corresponding BC Component Mortgage Loan Senior Component.

            Realized Losses or Additional Trust Fund Expenses allocable to the DM Component Mortgage Loan will, after the Uncertificated Principal Balances of the Classes of Class DM Certificates have been reduced to zero, reduce the related Uncertificated Principal Balances of the related DM Component Mortgage Loan REMIC Senior Regular Interest corresponding to the Corresponding DM Component Mortgage Loan Senior Component.

            For the avoidance of doubt, no Additional Trust Fund Expenses (attributable to other Mortgage Loans) and/or Realized Losses suffered by the Trust Fund shall be allocable (x) to the Class BC Certificates if such Realized Losses were not attributable to the BC Component Mortgage Loan, or (y) to the Class DM Certificates if such Realized Losses were not attributable to the DM Component Mortgage Loan.

            For the avoidance of doubt, if terms of any of the BC Component Mortgage Loan and/or the DM Component Mortgage Loan are modified such that the principal balance of the related Mortgage Note is decreased, the amortization schedule or the related Mortgage Rate is decreased, the maturity date of the related Mortgage Loan is modified, and/or the Monthly Payment under the related Mortgage Loan is waived, reduced or deferred and any such action gives rise to an Additional Trust Fund Expense or a Realized Loss, such Additional Trust Fund Expense and/or Realized Loss shall be allocated to the Component Mortgage Loan Subordinate Components of the related Component Mortgage Loan prior to being allocated to the related Component Mortgage Loan Senior Component thereof.

            Section 4.05 Interest Reserve Account.

            The Master Servicer shall establish and maintain the Interest Reserve Account in the Trustee's name for the benefit of the Certificateholders. The Interest Reserve Account shall be established and maintained, at all times, as an Eligible Account, which the Master Servicer may (but shall not be obligated to) invest only in Permitted Investments in accordance with Section
3.06. On each Master Servicer Remittance Date occurring in February and each Master Servicer Remittance Date in January of any year that is not a leap year, the Trustee shall withdraw (i) from the REMIC I Distribution Account, in respect of each Mortgage Loan that accrues interest on an Actual/360 Basis (other than the BC Component Mortgage Loan and the DM Component Mortgage Loan), and (ii) from the Component Mortgage Loan REMIC Distribution Account, in respect of the BC Component Mortgage Loan Senior Component and the DM Component Mortgage Loan Senior Component and remit to the Master Servicer for deposit into the Interest Reserve Account, an amount equal to one day's interest at the related Net Mortgage Rate on the Stated Principal Balance of each such Mortgage Loan or the BC Component Mortgage Loan Senior Balance of the BC Component Mortgage Loan REMIC Senior Component or the DM Component Mortgage Loan Senior Balance of the DM Component Mortgage Loan Senior Component as of the Due Date in the month preceding the month in which such Master Servicer Remittance Date occurs, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). On the Master Servicer Remittance Date in March of each calendar year, the Master Servicer shall remit to the Trustee for deposit into the REMIC I Distribution Account the aggregate of all Withheld Amounts on deposit in the Interest Reserve Account with respect to clause (i) above and to the Component Mortgage Loan REMIC Distribution Account, the aggregate of all Withheld Amounts on deposit in the Interest Reserve Account with respect to clause (ii) above.

            Section 4.06 Excess Interest Distribution Account.

            The Trustee shall establish and maintain the Excess Interest Distribution Account in trust for the benefit of the Class P Certificateholders whether or not such Certificates have an outstanding Class Principal Balance. The Excess Interest Distribution Account shall be established and maintained at all times as an Eligible Account, which the Trustee may (but shall not be obligated to) invest only in Permitted Investments in accordance with Section
3.06. The Excess Interest Distribution Account may be a sub-account of the Distribution Account. Prior to the applicable Distribution Date, the Master Servicer shall remit to the Trustee for deposit in the Excess Interest Distribution Account an amount equal to the Excess Interest received during the applicable Collection Period. Following the distribution of Excess Interest to Class P Certificateholders on the first Distribution Date after which there are no longer any Mortgage Loans outstanding which pursuant to their terms could pay Excess Interest, the Trustee shall terminate the Excess Interest Distribution Account.

                                    ARTICLE V

                                THE CERTIFICATES

            Section 5.01 The Certificates.

            (a) The Certificates will be substantially in the respective forms annexed hereto as Exhibits A-1 through and including A-27; provided that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates will be issuable in registered form only; provided, however, that in accordance with Section 5.03 beneficial ownership interests in the REMIC II Regular Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates will be issuable in denominations corresponding to initial Certificate Principal Balances as of the Closing Date of not less than $10,000 and any whole dollar denomination in excess thereof; the Class XC and Class XP will be issuable in denominations corresponding to initial Notional Balances as of the Closing Date of not less than $1,000,000 and any whole dollar denomination in excess thereof; and the Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class BC and Class DM Certificates will be issuable in denominations corresponding to initial Certificate Principal Balances as of the Closing Date of not less than $100,000 and any whole dollar denomination in excess thereof; provided, however, that a single Certificate of any Class thereof may be issued in a different denomination. Each Class of Residual Certificates will be issuable only in a denomination representing the entire Class. With respect to any Certificate or any beneficial interest in a Certificate, the "Denomination" thereof shall be
(i) the amount (a) set forth on the face thereof, (b) set forth on a schedule attached thereto or (c) in the case of any beneficial interest in a Book-Entry Certificate, the interest of the related Certificate Owner in the applicable Class of Certificates as reflected on the books and records of the Depository or related Participants, as applicable, (ii) expressed in terms of initial Certificate Principal Balance or initial Notional Amount, as applicable, and
(iii) be in an authorized denomination, as set forth above. The Book-Entry Certificates will be issued as one or more certificates registered in the name of a nominee designated by the Depository, and Certificate Owners will hold interests in the Book-Entry Certificates through the book-entry facilities of the Depository in the minimum Denominations and aggregate Denominations as set forth in the above. No Certificate Owner of a Book-Entry Certificate of any Class thereof will be entitled to receive a Definitive Certificate representing its interest in such Class, except as provided in Section 5.03. Unless and until Definitive Certificates are issued in respect of a Class of Book-Entry Certificates, beneficial ownership interests in such Class of Certificates will be maintained and transferred on the book-entry records of the Depository and Depository Participants, and all references to actions by Holders of such Class of Certificates will refer to action taken by the Depository upon instructions received from the related registered Holders of Certificates through the Depository Participants in accordance with the Depository's procedures and, except as otherwise set forth herein, all references herein to payments, notices, reports and statements to Holders of such Class of Certificates will refer to payments, notices, reports and statements to the Depository or its nominee as the registered Holder thereof, for distribution to the related registered Holders of Certificates through the Depository Participants in accordance with the Depository's procedures.

            (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee in its capacity as trustee hereunder by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized officers of the Trustee shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication; provided that the Certificates, issued on the Closing Date shall, in any event, be dated the Closing Date.

            (c) Any Definitive Certificates shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which any of the Certificates may be listed, or as may, consistently herewith, be determined by the officers executing such Certificates, as evidenced by their execution thereof.

            Section 5.02 Registration of Transfer and Exchange of Certificates.

            (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar (located as of the Closing Date at 135 South LaSalle, Suite 1625, Chicago, Illinois 60603) may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Trustee may appoint, by a written instrument delivered to the Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the Trustee shall not be relieved of any of its duties or responsibilities hereunder as Certificate Registrar by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its predecessor's duties as Certificate Registrar. The Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register. Upon request, the Trustee shall promptly inform, or cause the Certificate Registrar to inform, the Master Servicer or the Special Servicer, as applicable, of the identity of all Certificateholders of the Controlling Class.

            If Certificateholders representing more than 25% of any Class of Certificates (hereinafter referred to as "applicants") apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication that such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If the Trustee is no longer the Certificate Registrar and such a list is as of a date more than 90 days prior to the date of receipt of such applicants' request, the Trustee shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such applicants access to such list promptly upon receipt.

            Every Certificateholder, by receiving and holding such list, agrees with the Certificate Registrar and the Trustee that neither the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

            (b) No transfer of any Non-Registered Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If a transfer (other than one by the Depositor to an Affiliate thereof or the initial transfer thereof) is to be made in reliance upon an exemption from the Securities Act, and under the applicable state securities laws, then either: (i) the Certificate Registrar shall require that the transferee deliver to the Certificate Registrar an investment representation letter (the "Investment Representation Letter") substantially in the form of Exhibit B attached hereto, which Investment Representation Letter shall certify, among other things, that the transferee is an institutional "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act (an "Institutional Accredited Investor") or a "qualified institutional buyer" as defined in Rule 144A under the Securities Act (a "Qualified Institutional Buyer"), and the Certificate Registrar may also require that the transferee deliver to the Certificate Registrar an Opinion of Counsel if such transferee is not a Qualified Institutional Buyer or (ii) if the certifications described in the preceding clause (i) cannot be provided, (a) the Certificate Registrar shall require an Opinion of Counsel reasonably satisfactory to the Certificate Registrar and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from registration or qualification under the Securities Act, applicable state securities laws and other relevant laws, which Opinion of Counsel shall not be an expense of the Trust Fund, the Certificate Registrar, the Depositor or the Trustee and (b) the Certificate Registrar shall require the transferor to execute a certification in form and substance satisfactory to the Certificate Registrar setting forth the facts surrounding such transfer; provided, however, that a transfer of a Non-Registered Certificate of any such Class may be made to a trust if the transferor provides to the Certificate Registrar and to the Trustee a certification that interests in such trust may only be transferred subject to requirements substantially to the effect set forth in this Section 5.02. The Master Servicer will furnish, or cause to be furnished, upon the request of any Holder of Non-Registered Certificates, to a prospective purchaser of such Non-Registered Certificates who is a Qualified Institutional Buyer, such information relating to the Mortgage Loans that are in its possession and as is specified in paragraph (d)(4) of Rule 144A with respect to the Trust Fund, unless, at the time of such request, the entity with respect to which such information is to be provided is subject to the reporting requirements of
Section 15(d) of the Exchange Act. None of the Depositor, the Trustee, the Master Servicer or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Non-Registered Certificate without registration or qualification. Any Holder of a Non-Registered Certificate desiring to effect such a transfer shall, and does hereby agree to, indemnify the Depositor, the Trustee, the Master Servicer and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Unless the Certificate Registrar determines otherwise in accordance with applicable law and the rules and procedures of, or applicable to, the Depository (the "Depository Rules"), transfers of a beneficial interest in a Book-Entry Certificate representing an interest in a Non-Registered Certificate that is not rated in one of the top four categories by a nationally recognized statistical rating organization to (i) an Institutional Accredited Investor will require delivery in the form of a Definitive Certificate and the Certificate Registrar shall register such transfer only upon compliance with the foregoing provisions of this Section 5.02(b) or (ii) a Qualified Institutional Buyer may only be effectuated by means of an "SRO Rule 144A System" approved for such purpose by the Commission.

            (c) With respect to the ERISA Restricted Certificates and Residual
Certificates: no sale, transfer, pledge or other disposition by any Holder of any such Certificate shall be made unless the Certificate Registrar shall have received either (i) a representation letter from the proposed purchaser or transferee of such Certificate substantially in the form of Exhibit E attached hereto, to the effect that such proposed purchaser or transferee is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of ERISA or a plan subject to Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law ("Similar Law") that is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each a "Plan") or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulation ss. 2510.3 101), other than (except with respect to a Residual Certificate) an insurance company using the assets of its general account under circumstances whereby the purchase and holding of such Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Prohibited Transaction Class Exemption 95 60 or (ii) except for the Residual Certificates (which may not be transferred to a Holder who does not make the representation described in clause (i)(a) or (i)(b), if such Certificate is presented for registration in the name of a purchaser or transferee that is any of the foregoing, any Opinion of Counsel or other certification as the Certificate Registrar may reasonably require and in form and substance satisfactory to the Certificate Registrar and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not constitute or result in a non-exempt "prohibited transaction" within the meaning of ERISA,
Section 4975 of the Code or any Similar Law, and will not subject the Trustee, the Certificate Registrar, the Master Servicer, the Special Servicer, the Underwriters, the Initial Purchasers or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any such Similar Law) in addition to those set forth in the Agreement. The Certificate Registrar shall not register the sale, transfer, pledge or other disposition of any such Certificate unless the Certificate Registrar has received either the representation letter described in clause (i) above or, with respect to the ERISA Restricted Certificates, the Opinions of Counsel or other certification described in clause (ii) above. The costs of any of the foregoing representation letters, certifications or Opinions of Counsel shall not be borne by any of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Underwriters, the Initial Purchasers, the Certificate Registrar or the Trust Fund. With respect to transfers of Book-Entry Certificates only, to the extent the purchase or holding of a Certificate described in this Section 5.02(c) would be restricted by ERISA, the Code or Similar Law, each Certificate Owner of such Certificate shall be deemed to represent that it is not a Person specified in clause (i)(a) or (i)(b) above and therefore shall not be required pursuant to this Section 5.02(c) to deliver to the Certificate Registrar the representation letter in the form of Exhibit E attached hereto described in clause (a) above, or the Opinion of Counsel or other certification described in clause (ii) above. Any transfer, sale, pledge or other disposition of any such Certificates that would constitute or result in a prohibited transaction under ERISA, Section 4975 of the Code or any Similar Law, or would otherwise violate the provisions of this Section 5.02(c) shall be deemed absolutely null and void ab initio, to the extent permitted under applicable law.

            So long as any of the Class of Certificates remains outstanding, the Master Servicer will make available, or cause to be made available, upon request, to any Holder and any Person to whom any such Certificate of any such Class of Certificates may be offered or sold, transferred, pledged or otherwise disposed of by such Holder, information with respect to the Master Servicer, the Special Servicer or the Loans reasonably necessary to the provision of an Opinion of Counsel described in this Section 5.02(c).

            (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause (ii) below to deliver payments to a Person other than such Person. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (A) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee and the REMIC Administrator of any change or impending change in its status as a Permitted Transferee.

                  (B) In connection with any proposed Transfer of any Ownership
            Interest in a Residual Certificate (other than in connection with the initial issuance thereof or the transfer thereof among the Depositor and its Affiliates), the Certificate Registrar shall require delivery to it, and shall not register the Transfer of any Residual Certificate until its receipt of, an affidavit and agreement substantially in the form attached hereto as Exhibit C-1 (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

                  (C) Notwithstanding the delivery of a Transfer Affidavit and
            Agreement by a proposed Transferee under clause (B) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

                  (D) Except in connection with the initial issuance of the
            Residual Certificates or any transfer thereof among the Depositor and its Affiliates, each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Certificate and (2) not to transfer its Ownership Interest in such Residual Certificate unless it provides to the Certificate Registrar a certificate substantially in the form attached hereto as Exhibit C-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

                        (ii) If any purported Transferee shall become a Holder
                  of a Residual Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. None of the Trustee, the Master Servicer, the Special Servicer, the REMIC Administrator or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

                        (iii) The REMIC Administrator shall make available to
                  the Internal Revenue Service and those Persons specified by the REMIC Provisions all information necessary to compute any tax imposed as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization or a nominee, agent or middleman thereof, including the information described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the REMIC Administrator for providing such information.

            (e) Subject to the restrictions on transfer and exchange set forth in this Section 5.02, the Holder of any Definitive Certificate may transfer or exchange the same in whole or in part (with a Denomination equal to any authorized denomination) by surrendering such Certificate at the Registrar Office or at the office of any successor Certificate Registrar or transfer agent appointed by the Certificate Registrar, together with an instrument of assignment or transfer (executed by the Holder or its duly authorized attorney), in the case of transfer, and a written request for exchange in the case of exchange. Subject to the restrictions on transfer set forth in this Section 5.02 and Depository Rules, any Certificate Owner owning a beneficial interest in a Non-Registered Certificate may cause the Certificate Registrar to request that the Depository exchange such Certificate Owner's beneficial interest in a Book-Entry Certificate for a Definitive Certificate or Certificates. Following a proper request for transfer or exchange, the Certificate Registrar shall, execute and deliver at such offices or at the office of such transfer agent, as the case may be, to the transferee (in the case of transfer) or Holder (in the case of exchange) or send by first class mail (at the risk of the transferee in the case of transfer or Holder in the case of exchange) to such address as the transferee or Holder, as applicable, may request, a Definitive Certificate or Certificates, as the case may require, for a like aggregate Denomination and in such Denomination or Denominations as may be requested.

            (f) In the event a Responsible Officer of the Certificate Registrar becomes aware that a Definitive Certificate or a beneficial interest in a Book-Entry Certificate representing a Non-Registered Certificate is being held by or for the benefit of a Person who is not an Institutional Accredited Investor, or that such holding is unlawful under the laws of a relevant jurisdiction, then the Certificate Registrar shall have the right to void such transfer, if permitted under applicable law, or to require the investor to sell such Definitive Certificate or beneficial interest in such Book-Entry Certificate to an Institutional Accredited Investor within 14 days after notice of such determination and each Certificateholder by its acceptance of a Certificate authorizes the Certificate Registrar to take such action.

            (g) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

            (h) No service charge shall be imposed for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates. In addition, in connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer.

            (i) Subsequent to the initial issuance of the Certificates, the Trustee shall be responsible for the preparation of physical Certificates in connection with any transfer or exchange; provided that the correct form of Certificate of each Class shall be provided by the Depositor to the Trustee on diskette on or about the Closing Date. All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall hold or destroy such canceled Certificates in accordance with its standard procedures.

            (j) The Certificate Registrar shall be required to provide the Depositor and the REMIC Administrator with an updated copy of the Certificate Register on or about January 1 of each year, commencing January 1, 2005, and shall be required to provide the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator with an updated copy of the Certificate Register at other times promptly upon written request therefor.

            (k) If a Person is acquiring any Non-Registered Certificate or interest therein as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar (or, in the case of a Book-Entry Certificate, to the Certificate Owner that is transferring such interest) a certification to the effect that, and such other evidence as may be reasonably required by the Trustee (or such Certificate Owner) to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certification and agreements with respect to each such account as set forth in subsections (b), (c) and (d), as applicable, of this Section 5.02.

            (l) Each investor in the Certificates will be deemed, by its investment in such Certificates, to represent that neither (a) the investor nor
(b) any owner of a five percent or greater interest in the investor is an employer with employees covered by the General Electric Pension Trust. Any transfer in violation of this deemed representation will be void ab initio.

            (m) Any Holder of an interest in a Regulation S Global Certificate in respect of the Certificates shall have the right, upon prior written notice to the Depositor, the Trustee, Euroclear or Clearstream, as applicable, and the Depository, in the form of the Exchange Certificate attached hereto as Exhibit P, to exchange all or a portion of such interest for an equivalent interest in a Domestic Global Certificate in connection with a transfer of its interest therein to a transferee that is eligible to hold an interest in a Domestic Global Certificate as set forth herein. Any Holder of an interest in a Domestic Global Certificate shall have the right, upon prior written notice to the Depositor, the Trustee, the Depository and Euroclear or Clearstream, as applicable, in the form of the Exchange Certificate attached hereto as Exhibit N or Exhibit O, as applicable, to exchange all or a portion of such interest for an equivalent interest in a Regulation S Global Certificate in connection with a transfer of its interest therein to a transferee that is eligible to hold an interest in a Regulation S Global Certificate as set forth herein. The Exchange Certificate shall specify the denomination of the Certificates to be exchanged. The Exchange Certificate shall also contain a representation that the transfer is being made in a transaction meeting the requirements of Rule 144A or Regulation S, as the case may be. Following receipt of any Exchange Certificate by the Depositor or the Trustee, (i) the Trustee shall endorse the schedule to any Global Certificate representing the Certificate or Certificates being exchanged to reduce the stated principal or notional amount of such Global Certificate by the denominations of the Certificate or Certificates for which such exchange is to be made, and (ii) the Trustee shall endorse the schedule to any Global Certificate representing the Certificate or Certificates for which such exchange is to be made to increase the stated principal or notional amount of such Global Certificate by the denominations of the Certificate or Certificates being exchanged therefor. The form of the Exchange Certificate shall be available from the Trustee.

            Section 5.03 Book-Entry Certificates.

            (a) The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class M, Class N, Class O, Class P, Class XC, Class XP, Class BC, Class DM-A, Class DM-B, Class DM-C, Class DM-D, Class DM-E, Class DM-F and Class DM-G Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in subsection (c) below, transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in subsection
(c) below, shall not be entitled to fully registered, physical Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Certificate Owner (in addition to the procedures established under this Agreement and, if applicable, those of Euroclear and Clearstream). Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. Neither the Certificate Registrar nor the Trustee shall have any responsibility to monitor or restrict the transfer of Ownership Interests in Certificates through the book-entry facilities of the Depository, Euroclear or Clearstream.

            (b) The Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the REMIC Administrator and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date. If any party hereto requests from the Depository a list of the Depository Participants in respect of any Class or Classes of the Book-Entry Certificates, the cost thereof shall be borne by the party on whose behalf such request is made (but in no event shall any such cost be borne by the Trustee).

            (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to any Class of the Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor notifies the Trustee, the Certificate Registrar and DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the Depository Participants holding beneficial interests in the Book-Entry Certificates agree to initiate such termination. Upon surrender to the Certificate Registrar of any Class of the Book-Entry Certificates by the Depository, accompanied by registration instructions for registration of transfer, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, the appropriate Definitive Certificates to the Certificate Owners identified in such instructions. None of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator or the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.

            (d) The Book-Entry Certificates (i) shall be delivered by the Certificate Registrar to the Depository, or pursuant to the Depository's instructions, and shall be registered in the name of Cede & Co. and (ii) shall bear a legend substantially to the following effect:

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Certificate Registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of
            DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            The Book-Entry Certificates may be deposited with such other Depository as the Certificate Registrar may from time to time designate, and shall bear such legend as may be appropriate.

            (e) Upon acceptance for exchange or transfer of a beneficial interest in a Book-Entry Certificate for a Definitive Certificate, as provided herein, the Certificate Registrar shall endorse on a schedule affixed to the related Book-Entry Certificate (or on a continuation of such schedule affixed to such Book-Entry Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the Denomination of such Book-Entry Certificate equal to the Denomination of such Definitive Certificate issued in exchange therefor or upon transfer thereof.

            (f) If a Holder of a Definitive Certificate wishes at any time to transfer such Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Book-Entry Certificate, such transfer may be effected only in accordance with Depository Rules and this Section 5.03(f). Upon receipt by the Certificate Registrar at the Registrar Office of (i) the Definitive Certificate to be transferred with an assignment and transfer pursuant to this Section 5.03(f), (ii) written instructions given in accordance with Depository Rules directing the Certificate Registrar to credit or cause to be credited to another account a beneficial interest in the related Book-Entry Certificate, in an amount equal to the Denomination of the Definitive Certificate to be so transferred, (iii) a written order given in accordance with the Depository Rules containing information regarding the account to be credited with such beneficial interest, (iv) if the affected Certificate is a Non-Registered Certificate an Investment Representation Letter from the transferee to the effect that such transferee is a Qualified Institutional Buyer, and (v) if delivery is to be taken in the form of a beneficial interest in the Regulation S Global Certificate, a Regulation S Certificate, the Certificate Registrar shall cancel such Definitive Certificate, execute and deliver a new Definitive Certificate for the Denomination of the Definitive Certificate not so transferred, registered in the name of the Holder or the Holder's transferee (as instructed by the Holder), and the Certificate Registrar shall instruct the Depository or the custodian holding such Book-Entry Certificate on behalf of the Depository to increase the Denomination of the related Book-Entry Certificate by the Denomination of the Definitive Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a corresponding Denomination of such Book-Entry Certificate.

            Each Regulation S Certificate shall include a certification to the effect that: (i) (1) the offer of the Certificates was not made to a person in the United States; and (2) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable, and the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, that the Certificates being transferred are not "restricted securities" as defined in Rule 144 under the Securities Act.

            (g) The Certificates initially sold in offshore transactions in reliance on Regulation S shall be represented by a single Regulation S Global Certificate for each such Class in fully registered form without interest coupons, which will be deposited with the Trustee and registered in the name of Cede & Co. as nominee of DTC. Beneficial interests in each Regulation S Global Certificate may be held only through Euroclear or Clearstream.

            No interest in the Regulation S Global Certificates may be held by or transferred to a U.S. Person (as defined in Regulation S) except for exchanges for a beneficial interest in a Domestic Global Certificate or a Definitive Certificate as described in Section 5.02(m). Any beneficial interest in a Regulation S Global Certificate that is transferred to a U.S. Person that is an Institutional Accredited Investor (that is not a Qualified Institutional Buyer) is required to be delivered in the form of a Definitive Certificate and shall cease to be an interest in such Regulation S Global Certificate and, thereafter, will be subject to all transfer restrictions and other procedures applicable to Certificates in definitive form described in Section 5.03. Notwithstanding the foregoing, no transfer of a beneficial interest in a Regulation S Global Certificate to a Definitive Certificate pursuant to this
Section 5.03 shall be made prior to the Release Date. Certificates evidenced by Regulation S Global Certificates shall be subject to certain restrictions on transfer as set forth in Section 5.02 and shall bear a legend regarding such restrictions described herein.

            Section 5.04 Mutilated, Destroyed, Lost or Stolen Certificates.

            If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may reasonably be required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 5.05 Persons Deemed Owners.

            Prior to due presentment for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to
Section 4.01 and for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

            Section 5.06 Certification by Certificate Owners.

            (a) Each Certificate Owner is hereby deemed by virtue of its acquisition of an Ownership Interest in the Book-Entry Certificates to agree to comply with the applicable transfer requirements of Sections 5.02(b) and 5.02(c).

            (b) To the extent that under the terms of this Agreement, it is necessary to determine whether any Person is a Certificate Owner, the Trustee shall make such determination based on a certificate of such Person that shall specify, in reasonable detail satisfactory to the Trustee, the Class and Certificate Principal Balance or Certificate Notional Amount, as the case may be, of the Book-Entry Certificate beneficially owned, the value of such Person's interest in such Certificate and any intermediaries through which such Person's Ownership Interest in such Book-Entry Certificate is held; provided, however, that the Trustee shall not knowingly recognize such Person as a Certificate Owner if such Person, to the knowledge of a Responsible Officer of the Trustee, acquired its Ownership Interest in a Book-Entry Certificate in violation of
Section 5.02(b) and/or Section 5.02(c), or if such Person's certification that it is a Certificate Owner is in direct conflict with information obtained by the Trustee from the Depository, Depository Participants, and/or indirect participating brokerage firms for which a Depository Participant acts as agent, with respect to the identity of a Certificate Owner. The Trustee shall exercise its reasonable discretion in making any determination under this Section 5.06(b) and shall afford any Person providing information with respect to its beneficial ownership of any Certificates an opportunity to resolve any discrepancies between the information provided and any other information available to the Trustee. Any expenses incurred by the Trustee in connection with confirming the beneficial ownership of a Certificate shall be paid by the Trust.

            Section 5.07 Regarding the Identification of Certain
Certificateholders.

            (a) For purposes of determining the identity of the holders of the Class XC, Class A-1A, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class BC and Class DM Certificates to whom certain reports and other information are required to be delivered hereunder, the Trustee and the Master Servicer may rely, with respect to any such Certificates outstanding in book-entry form, on a certification, given to the Trustee and provided to the Master Servicer, by any Person that such person is such a holder entitled to receive such reports or information hereunder. With respect to the Class A-1 Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class XP, Class B, Class C, Class D, Class R-I, and Class R-II Certificates, from time to time upon the request of the Master Servicer, the Trustee shall provide the Master Servicer with a list of the Certificateholders recorded in the Certificate Register.

                                   ARTICLE VI

        THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE
                               REMIC ADMINISTRATOR

            Section 6.01 Liability of the Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator.

            The Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator herein.

            Section 6.02 Merger, Consolidation or Conversion of the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator.

            (a) Subject to the following paragraph, the Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator each will keep in full effect its existence, rights and franchises as a corporation or other business organization under the laws of the jurisdiction of its organization, and each will obtain and preserve its qualification to do business as a foreign corporation or otherwise in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Loans and to perform its respective duties under this Agreement.

            (b) The Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator each may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets (which, as to the Master Servicer and the Special Servicer, may be limited to all or substantially all of its assets relating to the business of mortgage loan servicing) to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator shall be a party, or any Person succeeding to the business of the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator, shall be the successor of the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving Person shall succeed to the rights of the Master Servicer or the Special Servicer, unless such succession will not result in any downgrade, qualification (if applicable) or withdrawal of the rating then assigned by any Rating Agency to any Class of Certificates (as confirmed in writing).

            Section 6.03 Limitation on Liability of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and Others.

            None of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator or any director, officer, employee or agent of any of the foregoing shall be under any liability to the Trust, the Certificateholders or any Companion Loan Noteholders for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator or any such other Person against any breach of a representation or warranty made herein, or against any expense or liability specifically required to be borne thereby pursuant to the terms hereof, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties hereunder, or by reason of negligent or reckless disregard of such obligations and duties. The Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and any director, manager, member, officer, employee or agent (including Sub-Servicers) of any of the foregoing may rely in good faith on any document of any kind that, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and any director, manager, member, officer, employee or agent (including Sub-Servicers) of any of the foregoing shall be indemnified and held harmless by the Trust against any loss, liability or expense, including reasonable attorneys' fees, expenses of counsel and expenses of litigation, incurred in connection with any claims or legal action relating to this Agreement, the Certificates or any asset of the Trust, other than any loss, liability or expense: (i) specifically required to be borne by such Person pursuant to the terms hereof, including, without limitation, Section 10.01(h); or (ii) that was incurred in connection with claims against such party resulting from (A) any breach of a representation or warranty made herein by such party, (B) willful misfeasance, bad faith, recklessness or negligence in the performance of obligations or duties hereunder by such party, or from negligent disregard of such obligations or duties, or (C) any violation by such party of any state or federal securities law. None of the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, except in the case of a legal action contemplated by Section 3.22, in its opinion does not involve it in any ultimate expense or liability; provided, however, that the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator may in its discretion undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders (or if a Whole Loan is affected, the rights of the Certificateholders and the related Companion Loan Noteholders (as a collective whole taking into account the subordination of the BC Component Mortgage Loan Subordinate Component, the DM Component Mortgage Loan Subordinate Component and the Roxborough B Note); provided, however, that if a Whole Loan and/or a Companion Loan Noteholder is involved, such expenses, costs and liabilities shall be payable out of the related Whole Loan Custodial Account and shall also be payable out of the Certificate Account if amounts on deposit in the related Whole Loan Custodial Account are insufficient therefor hereunder so long as such expenses, costs and liabilities do not relate solely to a Companion Loan. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall be expenses, costs and liabilities of the Trust, and the Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator each shall be entitled to the direct payment of such expenses or to be reimbursed therefor from the Certificate Account as provided in Section 3.05(a) (or, if and to the extent the matter relates solely to a Companion Loan, out of the related Whole Loan Custodial Account). For the avoidance of doubt, such expenses, costs and liabilities shall be deemed to relate to a Whole Loan notwithstanding that the related action was instituted by or against a Companion Loan Noteholder.

            Section 6.04 Master Servicer, Special Servicer and REMIC Administrator Not to Resign.

            None of the Master Servicer, the Special Servicer or the REMIC Administrator shall be permitted to resign from the obligations and duties hereby imposed on it, except (i) upon the appointment of, and the acceptance of such appointment by, a successor thereto that is reasonably acceptable to the Trustee and the Directing Certificateholder and the receipt by the Trustee of written confirmation from each and every Rating Agency to the effect that such resignation and appointment will not result in the downgrade, qualification (if applicable) or withdrawal of any rating then assigned by such Rating Agency to any Class of Certificates, or (ii) upon determination that such obligations and duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer, Special Servicer or REMIC Administrator, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer, Special Servicer or REMIC Administrator, as the case may be, at the date of this Agreement. Any such determination of the nature described in clause (ii) of the preceding sentence permitting the resignation of the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, shall be evidenced by an Opinion of Counsel to such effect, which shall be rendered by Independent counsel, be addressed and delivered to the Trustee and the Rating Agencies and be paid for by the resigning party. No such resignation for either reason shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party hereunder. All costs and expenses of the Trustee and the Trust (including, without limitation, any costs or expenses of any party hereto reimbursable out of the Trust Fund) in connection with any such resignation (including, without limitation, any requisite transfer of servicing) shall be paid for, as incurred, by the resigning party.

            Consistent with the foregoing, none of the Master Servicer, the Special Servicer or the REMIC Administrator shall be permitted, except as expressly provided herein, to assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder. If, pursuant to any provision hereof, the duties of the Master Servicer, the Special Servicer or the REMIC Administrator are transferred to a successor thereto, then, subject to Section 3.11(a) and Section 3.22, the entire amount of compensation payable to the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, pursuant hereto shall thereafter be payable to such successor.

            Section 6.05 Rights of the Depositor and the Trustee in Respect of the Master Servicer, the Special Servicer and the REMIC Administrator.

            The Master Servicer, the Special Servicer and the REMIC Administrator each shall afford the Depositor and the Trustee, upon reasonable notice, during normal business hours access to all records maintained by the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, in respect of its rights and obligations hereunder and access to such of its officers as are responsible for such obligations. Upon reasonable request, the Master Servicer, the Special Servicer and the REMIC Administrator each shall furnish the Depositor and the Trustee with its most recent financial statements, or in the case of the Special Servicer, publicly available financial statements of its corporate parent, and such other publicly available information directly related to the servicing of the Loans or to its ability to perform its obligations hereunder as it possesses, and that it is not prohibited by law or, to the extent applicable, binding obligations to third parties with respect to confidentiality from disclosing, regarding its business, affairs, property and condition, financial or otherwise; provided that neither the Depositor nor the Trustee may disclose the contents of any information that is not available publicly to non-affiliated third parties (other than their duly authorized representatives, which include without limitation attorneys and/or accountants) unless the Depositor or the Trustee, as applicable, is required to do so under applicable securities law or is compelled to do so as a matter of law. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer, the Special Servicer and the REMIC Administrator hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer, the Special Servicer or the REMIC Administrator hereunder or, in connection with a default thereby, exercise the rights of the Master Servicer, the Special Servicer or the REMIC Administrator hereunder; provided, however, that none of the Master Servicer, the Special Servicer or the REMIC Administrator shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer, the Special Servicer or the REMIC Administrator and is not obligated to supervise the performance of the Master Servicer, the Special Servicer or the REMIC Administrator under this Agreement or otherwise.

                                   ARTICLE VII

                                     DEFAULT

            Section 7.01 Events of Default.

            (a) "Event of Default", wherever used herein, unless the context otherwise requires, means any one of the following events:

            (i) any failure by the Master Servicer (A) to deposit into the Certificate Account or a Whole Loan Custodial Account any amount required to be so deposited under this Agreement that continues unremedied for three Business Days following the date on which such deposit was first required to be made, but in no event later than one day before the related Distribution Date, or (B) to deposit into, or to remit to the Trustee for deposit into, the Distribution Account on any Master Servicer Remittance Date, the full amount of any Master Servicer Remittance Amount and Withheld Amounts, respectively, required to be so deposited or remitted under this Agreement on such date; or

            (ii) any failure by the Special Servicer to deposit into, or to remit to the Master Servicer for deposit into, the Certificate Account or a Whole Loan Custodial Account or the applicable REO Account any amount required to be so deposited or remitted under this Agreement that continues unremedied for three Business Days following the date on which such deposit or remittance was first required to be made, but in no event later than two days before the related Distribution Date; or

            (iii) any failure by the Master Servicer to remit to the Trustee for deposit into the Distribution Account, on any Master Servicer Remittance Date, the full amount of P&I Advances required to be made on such date unless wired by 10:00 a.m. on the Distribution Date; provided, however, that if the Master Servicer fails to make any deposit contemplated by this
      Section 7.01(a)(iii), including any P&I Advance, which deposit is required to be made by the Master Servicer on any Master Servicer Remittance Date (without regard to any grace period), then the Master Servicer shall pay to the Trustee, for the account of the Trustee, interest on such late remittance at the Reimbursement Rate from and including such Master Servicer Remittance Date to but excluding the related Distribution Date; or

            (iv) any failure by the Master Servicer to timely make any Servicing Advance required to be made by it pursuant to this Agreement, which failure continues unremedied for a period of three Business Days following the date on which notice shall have been given to the Master Servicer by the Trustee as provided in Section 3.11(f); or

            (v) any failure by the Special Servicer to timely direct the Master Servicer to make any Servicing Advance (including any Emergency Advance) required to be made by the Master Servicer at its direction pursuant to this Agreement, which failure is not remedied by providing direction to the Master Servicer within three Business Days following the date on which notice has been given to the Special Servicer by the Trustee as provided in Section 3.11(f); or

            (vi) any failure on the part of the Master Servicer or the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements thereof contained in this Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party hereto, by the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if such covenant or agreement is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such 30-day period shall be extended for an additional 60 days; or

            (vii) any failure on the part of the REMIC Administrator duly to observe or perform in any material respect any of the covenants or agreements thereof contained in this Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the REMIC Administrator by any other party hereto, or to the REMIC Administrator, with a copy to each other party hereto, by the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if such covenant or agreement is capable of being cured and the REMIC Administrator is diligently pursuing such cure, such 30-day period shall be extended for an additional 60 days; or

            (viii) any breach on the part of the Master Servicer, the Special Servicer or the REMIC Administrator of any representation or warranty thereof contained in this Agreement that materially and adversely affects the interests of any Class of Certificateholders and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, by any other party hereto, or to the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, with a copy to each other party hereto, by the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if such representation or warranty is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such 30-day period shall be extended for an additional 60 days; or

            (ix) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against the Master Servicer, the Special Servicer or the REMIC Administrator and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

            (x) the Master Servicer, the Special Servicer or the REMIC Administrator shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

            (xi) the Master Servicer, the Special Servicer or the REMIC Administrator shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

            (xii) the Master Servicer is no longer rated "CMS3" or its equivalent, or higher, by Fitch, or the Special Servicer is no longer rated "CSS3" or its equivalent, or higher, by Fitch; or

            (xiii) either the Master Servicer is removed from S&P's approved master servicer list or the Special Servicer is removed from S&P's approved special servicer list.

Each Event of Default listed above as items (iv) through (xiii) shall constitute an Event of Default only with respect to the relevant party; provided that if a single entity acts or any two or more Affiliates act as Master Servicer, Special Servicer and REMIC Administrator, or in any two or more of the foregoing capacities, an Event of Default in one capacity (other than an event described in clauses (xii) or (xiii) will constitute an Event of Default in each such capacity.

            (b) If any Event of Default with respect to the Master Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") shall occur and be continuing, then, and in each and every such case, so long as the Event of Default shall not have been remedied, the Depositor or the Trustee may, and (other than with respect to the Events of Default listed in clauses (xii) and clause (xiii) above) at the written direction of the Holders of Certificates entitled to at least 51% of the Voting Rights, or if the relevant Event of Default is the one described in clause (xi) of subsection (a) above, the Trustee shall, terminate, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto), all of the rights and obligations (subject to Section 3.11 and Section 6.03, accruing from and after such notice) of the Defaulting Party under this Agreement and in and to the Loans and the proceeds thereof. With respect to each of the Event of Defaults listed above as clauses (xii) and (xiii), the Trustee shall provide written notice of such Event of Default to each Certificateholder and request written direction of such Certificateholders whether they desire to terminate the Defaulting Party; if no such direction is received from the Directing Certificateholder or Holders of Certificates entitled to vote (i) for so long as Bank of America is the Master Servicer, at least 51% of the Voting Rights and (ii) if Bank of America is not the Master Servicer, at least 25% of the Voting Rights, within ten Business Days after delivery of such notice by the Trustee or the Depositor, and the Trustee has not elected pursuant to the preceding sentence to terminate the Defaulting Party, the Defaulting Party will not be terminated by reason of such Event of Default. From and after the receipt by the Defaulting Party of such written notice, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Loans and related documents, or otherwise. The Master Servicer and the Special Servicer each agree that, if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than ten Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records reasonably requested thereby to enable the Trustee to assume the Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Master Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including, without limitation, the transfer within two Business Days to the Trustee for administration by it of all cash amounts that shall at the time be or should have been credited by the Master Servicer to the Certificate Account, the Distribution Account, any Servicing Account or any Reserve Account (if it is the Defaulting Party) or by the Special Servicer to the REO Account, the Certificate Account, any Servicing Account or any Reserve Account (if it is the Defaulting Party) or thereafter be received with respect to the Loans and any REO Properties (provided, however, that the Master Servicer and the Special Servicer each shall, if terminated pursuant to this Section 7.01(b) or Section 3.23, continue to be obligated for or entitled to receive all amounts accrued or owing by or to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section
6.03 notwithstanding any such termination). All costs and expenses of the Trustee and the Trust (including, without limitation, any costs and expenses of any party hereto reimbursable out of the Trust Fund) in connection with the termination of the Master Servicer or Special Servicer, as applicable, under this Section 7.01(b) (including, without limitation, the requisite transfer of servicing) shall be paid for, as incurred, by the Defaulting Party.

            (c) If any Event of Default with respect to the REMIC Administrator shall occur and be continuing, then, and in each and every such case, so long as the Event of Default shall not have been remedied, the Depositor or the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 51% of the Voting Rights, the Trustee (or, if the Trustee is also the REMIC Administrator, the Master Servicer) shall, terminate, by notice in writing to the REMIC Administrator (with a copy to each of the other parties hereto), all of the rights and obligations of the REMIC Administrator under this Agreement. From and after the receipt by the REMIC Administrator of such written notice (or if the Trustee is also the REMIC Administrator, from and after such time as another successor appointed as contemplated by Section 7.02 accepts such appointment), all authority and power of the REMIC Administrator under this Agreement shall pass to and be vested in the Trustee (or such other successor) pursuant to and under this Section, and, without limitation, the Trustee (or such other successor) is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the REMIC Administrator, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The REMIC Administrator agrees promptly (and in any event no later than ten Business Days subsequent to its receipt of the notice of the termination) to provide the Trustee (or, if the Trustee is also the REMIC Administrator, such other successor appointed as contemplated by
Section 7.02) with all documents and records requested thereby to enable the Trustee (or such other successor) to assume the REMIC Administrator's functions hereunder, and to cooperate with the Trustee (or such other successor) in effecting the termination of the REMIC Administrator's responsibilities and rights hereunder (provided, however, that the REMIC Administrator shall continue to be obligated for or entitled to receive all amounts accrued or owing by or to it under this Agreement on or prior to the date of such termination, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination).

            (d) Notwithstanding Section 7.01(b), if the Master Servicer receives a notice of termination under Section 7.01(b) solely due to an Event of Default under Section 7.01(a)(xii) or (xiii) and if the Master Servicer provides the Trustee with the appropriate "request for proposal" materials within the five Business Days after such termination, then the Trustee shall promptly thereafter (using such "request for proposal" materials provided by the terminated Master Servicer) solicit good faith bids for the rights to master service the Loans under this Agreement from at least three Persons qualified to act as Master Servicer hereunder in accordance with Section 6.02 and Section 7.02 for which the Trustee has received written confirmation that the appointment of such person would not result in the downgrade, withdrawal or qualification of a current rating on any of the Certificates and that are reasonably acceptable to the Directing Certificateholder (any such Person so qualified, a "Qualified Bidder") or, if three Qualified Bidders cannot be located, then from as many Persons as the Trustee can determine are Qualified Bidders; provided that, at the Trustee's request, the terminated Master Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids; and provided, further, that the Trustee shall not be responsible if less than three or no Qualified Bidders submit bids for the right to master service the Loans under this Agreement. Any "Qualified Bidder" referenced hereunder shall be reasonably acceptable to the Directing Certificateholder. The bid proposal shall require any Successful Bidder (as defined below), as a condition of such bid, to enter into this Agreement as successor Master Servicer, and to agree to be bound by the terms hereof, within 45 days after the termination of Master Servicer. The Trustee shall solicit bids (i) on the basis of such successor Master Servicer retaining all Sub-Servicers to continue the primary servicing of the Loans pursuant to the terms of the respective Sub-Servicing Agreements and to enter into a Sub-Servicing Agreement with the terminated Master Servicer to service each of the Loans not subject to a Sub-Servicing Agreement at a servicing fee rate per annum equal to the Master Servicing Fee Rate minus 2.5 basis points per Loan serviced (each, a "Servicing-Retained Bid") and (ii) on the basis of terminating each Sub-Servicing Agreement and Sub-Servicer that it is permitted to terminate in accordance with Section 3.22 (each, a "Servicing-Released Bid"). The Trustee shall select the Qualified Bidder with the highest cash Servicing-Retained Bid (or, if none, the highest cash Servicing Released Bid) (the "Successful Bidder") to act as successor Master Servicer hereunder. The Trustee shall direct the Successful Bidder to enter into this Agreement as successor Master Servicer pursuant to the terms hereof (and, if the successful bid was a Servicing-Retained Bid, to enter into a Sub-Servicing Agreement with the terminated Master Servicer as contemplated above), no later than 45 days after the termination of the Master Servicer.

            (e) Upon the assignment and acceptance of the master servicing rights hereunder to and by the Successful Bidder, the Trustee shall remit or cause to be remitted (i) if the successful bid was a Servicing-Retained Bid, to the terminated Master Servicer the amount of such cash bid received from the Successful Bidder (net of "out-of-pocket" expenses incurred in connection with obtaining such bid and transferring servicing) and (ii) if the successful bid was a Servicing-Released Bid, to the Master Servicer and each terminated Sub-Servicer its respective Bid Allocation.

            (f) If the Successful Bidder has not entered into this Agreement as successor Master Servicer within 45 days after the Trustee was appointed as successor Master Servicer or no Successful Bidder was identified within such 45-day period, the terminated Master Servicer shall reimburse the Trustee for all reasonable "out-of-pocket" expenses incurred by the Trustee in connection with such bid process and the Trustee shall have no further obligations under this Section 7.01(f). The Trustee thereafter may act or may select a successor to act as Master Servicer hereunder in accordance with Section 7.02.

            Section 7.02 Trustee to Act; Appointment of Successor.

            On and after the time the Master Servicer, the Special Servicer or the REMIC Administrator resigns pursuant to clause (ii) of the first sentence of
Section 6.04 or receives a notice of termination pursuant to Section 7.01, the Trustee shall be the successor in all respects to the Master Servicer, the Special Servicer or (unless it has also been acting as such) the REMIC Administrator, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, by the terms and provisions hereof, including, without limitation, if the Master Servicer is the resigning or terminated party, the Master Servicer's obligation to make P&I Advances; provided that any failure to perform such duties or responsibilities caused by the Master Servicer's, the Special Servicer's or the REMIC Administrator's, as the case may be, failure to cooperate or to provide information or monies required by Section 7.01 shall not be considered a default by the Trustee hereunder. Neither the Trustee nor any other successor shall be liable for any of the representations and warranties of the resigning or terminated party or for any losses incurred by the resigning or terminated party pursuant to Section
3.06 hereunder nor shall the Trustee nor any other successor be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation (subject to Section 3.11) that the resigning or terminated party would have been entitled to for future services rendered if the resigning or terminated party had continued to act hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, or is not approved by each and every Rating Agency as an acceptable master servicer or special servicer, as the case may be, of commercial mortgage loans; or if the Directing Certificateholder or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee; or if the REMIC Administrator is the resigning or terminated party and the Trustee had been acting in such capacity, promptly appoint, or petition a court of competent jurisdiction to appoint, any established and qualified institution as the successor to the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, hereunder; provided, in the case of a successor Master Servicer, such successor has been approved by the Directing Certificateholder, which consent with respect to the Master Servicer shall not be unreasonably withheld or delayed; provided that such appointment does not result in the downgrading, qualification (if applicable) or withdrawal of any rating then assigned by any Rating Agency to any Class of Certificates (as evidenced by written confirmation thereof from each Rating Agency); provided further that in the case of a resigning or terminated Special Servicer, such appointment shall be subject to the rights of the Majority Certificateholder of the Controlling Class to designate a successor pursuant to Section 3.23. No appointment of a successor to the Master Servicer, the Special Servicer or the REMIC Administrator hereunder shall be effective until the assumption of the successor to such party of all its responsibilities, duties and liabilities hereunder. Pending appointment of a successor to the Master Servicer, the Special Servicer or the REMIC Administrator hereunder, the Trustee shall act in such capacity as hereinabove provided. Notwithstanding the above, the Trustee shall, if the Master Servicer is the resigning or terminated party and the Trustee is prohibited by law or regulation from making P&I Advances, promptly appoint any established mortgage loan servicing institution that has a net worth of not less than $15,000,000 and is otherwise acceptable to each Rating Agency (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause the qualification, downgrading or withdrawal of the then current rating on any Class of Certificates), as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder (including, without limitation, the obligation to make P&I Advances), which appointment will become effective immediately. Subject to Section 3.11 and in connection with any such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on or in respect of the Mortgage Loans or otherwise as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. The Depositor, the Trustee, such successor and each other party hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Any costs and expenses associated with the transfer of the foregoing functions under this Agreement (other than the set-up costs of the successor) shall be borne by the predecessor Master Servicer, Special Servicer or REMIC Administrator, as applicable, and, if not paid by such predecessor Master Servicer, Special Servicer or REMIC Administrator within 30 days of its receipt of an invoice therefor, shall be an expense of the Trust; provided that such predecessor Master Servicer, Special Servicer or REMIC Administrator shall reimburse the Trust for any such expense so incurred by the Trust; and provided, further, that if the Trustee is directed to do so by the Directing Certificateholder, the Trustee shall pursue any remedy against any party obligated to make such reimbursement.

            Section 7.03 Notification to Certificateholders.

            (a) Upon any resignation of the Master Servicer, the Special Servicer or the REMIC Administrator pursuant to Section 6.04, any termination of the Master Servicer, the Special Servicer or the REMIC Administrator pursuant to
Section 7.01 or any appointment of a successor to the Master Servicer, the Special Servicer or the REMIC Administrator pursuant to Section 6.04 or Section 7.02, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

            (b) Not later than the later of (i) 60 days after the occurrence of any event that constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after the Trustee has actual knowledge, or would be deemed in accordance with Section 8.02(g) to have notice of the occurrence of such an event, the Trustee shall transmit by mail to the other non-defaulting parties hereto and all Certificateholders notice of such occurrence, unless such default shall have been cured.

            Section 7.04 Waiver of Events of Default.

            The Holders entitled to at least 66-2/3% of the Voting Rights allocated to each of the Classes of Certificates affected by any Event of Default hereunder may waive such Event of Default, except that prior to any waiver of an Event of Default arising from a failure to make P&I Advances, the Trustee shall be reimbursed all amounts that it has advanced. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor (provided that neither the Depositor nor any Affiliate thereof is the party in respect of which such Event of Default exists) shall be entitled to the same Voting Rights with respect to the matters described above as they would if any other Person held such Certificates.

            Section 7.05 Additional Remedies of Trustee Upon Event of Default.

            During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

            Section 8.01 Duties of Trustee.

            (a) The Trustee, prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all such Events of Default and defaults that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement; provided that it is herein acknowledged and agreed that the Trustee is at all times acting in a fiduciary capacity with respect to the Certificateholders. If an Event of Default hereunder occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement and applicable law, and use the same degree of care and skill in their exercise as a prudent man or the Trustee would exercise or use under the circumstances in the conduct of his or its own affairs (whichever standard would be higher). Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

            (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform in form to the requirements of this Agreement. If any such instrument is found not to so conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected. The Trustee shall not be responsible for, but may assume and rely upon, the accuracy and content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator and accepted by the Trustee in good faith, pursuant to this Agreement.

            (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

            (i) The duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

            (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% (or, as to any particular matter, any higher percentage as may be specifically provided for hereunder) of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

            (d) The Trustee hereby indemnifies and holds the Trust harmless for all losses, liabilities and damages incurred by the Trust by virtue of the Trustee's negligence or fraud.

            Section 8.02 Certain Matters Affecting the Trustee.

            Except as otherwise provided in Section 8.01:

            (a) The Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (b) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

            (c) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby; the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default hereunder that has not been cured, to exercise such of the rights and powers vested in it by this Agreement and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

            (d) The Trustee shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (e) Prior to the occurrence of an Event of Default hereunder, and after the curing of all such Events of Default that may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

            (f) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys-in-fact, provided that the use of any such agent or attorney-in-fact shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any such agent or attorney-in-fact;

            (g) For all purposes under this Agreement, the Trustee shall not be deemed to have notice of any Event of Default hereunder unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event that is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Certificates or this Agreement; and

            (h) The Trustee shall not be responsible for any act or omission of the Master Servicer, the Special Servicer or the REMIC Administrator (unless the Trustee is acting as Master Servicer, Special Servicer or REMIC Administrator, as the case may be) or for any act or omission of the Depositor or the Mortgage Loan Sellers.

            Section 8.03 Trustee and Fiscal Agent Not Liable for Validity or Sufficiency of Certificates or Loans.

            The recitals contained herein and in the Certificates (other than the representations and warranties of, and the other statements attributed to, the Trustee in Article II and the certificate of authentication executed by the Trustee as Certificate Registrar set forth on each outstanding Certificate) shall be taken as the statements of the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, and neither the Trustee nor the Fiscal Agent assumes any responsibility for their correctness. Neither the Trustee nor the Fiscal Agent makes any representations as to the validity or sufficiency of this Agreement (other than as specifically set forth in Section 2.07) or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Loan or related document. Neither the Trustee nor the Fiscal Agent shall be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust, or any funds deposited into or withdrawn from the Certificate Account, the Interest Reserve Account or any other account by or on behalf of the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator. Neither the Trustee nor the Fiscal Agent shall be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator and accepted by the Trustee, in good faith, pursuant to this Agreement.

            Section 8.04 Trustee May Own Certificates.

            The Trustee, in its individual or any other capacity, and any agent of the Trustee may become the owner or pledgee of Certificates with, except as otherwise provided in the definition of Certificateholder, the same rights it would have if it were not the Trustee or such agent, as the case may be.

            Section 8.05 Fees of Trustee; Indemnification of Trustee.

            (a) The Trustee shall pay to itself on each Distribution Date, pursuant to Section 3.05(b)(ii), from amounts on deposit in the Distribution Account, an amount equal to the Trustee Fee for such Distribution Date and, to the extent not previously received, for each prior Distribution Date.

            (b) The Trustee, the Fiscal Agent and any director, officer, employee or agent of the Trustee or the Fiscal Agent, as applicable, or Person, if any, who controls the Trustee or the Fiscal Agent, as applicable, within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, shall be entitled to be indemnified and held harmless by the Trust (to the extent of amounts on deposit in the Certificate Account and the Distribution Account from time to time) against any loss, liability or expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with, any legal actions relating to the exercise and performance of any of the powers and duties of the Trustee hereunder and any other "unanticipated expenses" (similar to those defined in Treasury Regulations
Section 1.860G-1(b)(3)(ii) of the Trustee or the Fiscal Agent; provided that the Trustee shall not be entitled to indemnification pursuant to this Section 8.05(b) for (i) allocable overhead, (ii) expenses or disbursements incurred or made by or on behalf of the Trustee in the normal course of the Trustee's performing its routine duties in accordance with any of the provisions hereof,
(iii) any expense or liability specifically required to be borne thereby pursuant to the terms hereof, or (iv) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's obligations and duties hereunder, or by reason of negligent disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made herein. The provisions of this Section 8.05(b) shall (i) survive any resignation or removal of the Trustee and appointment of a successor trustee and (ii) extend to any other role that the Trustee may assume hereunder, including without limitation REMIC Administrator, Custodian and/or Certificate Registrar.

            Section 8.06 Eligibility Requirements for Trustee.

            The Trustee hereunder shall at all times be a corporation, a trust company, a bank or a banking association: (i) organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia; (ii) authorized under such laws to exercise trust powers; (iii) having a combined capital and surplus of at least $50,000,000; (iv) subject to supervision or examination by federal or state authority; and (v) whose long-term senior unsecured debt is rated not less than "AA-" by Fitch (and if the Trustee is rated "AA-" by Fitch, a short-term rating of at least "F-1+" in the case of Fitch) and "AA-" by S&P, or, if a Fiscal Agent meeting the requirements of Section 8.14 is then currently acting in such capacity, not less than "A-" by Fitch and "A-" by S&P (or, in the case of either Rating Agency, such other rating as each such Rating Agency shall permit so long as it is accompanied by a statement in writing that any of the then-current ratings assigned by such Rating Agency to the respective Classes of the Certificates would not be downgraded, qualified (if applicable) or withdrawn as a result of such rating). If such corporation, trust company, bank or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section 8.06, the combined capital and surplus of such corporation, trust company, bank or banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. No Person shall become a successor trustee hereunder if the succession of such Person would result in a downgrade, qualification (if applicable) or withdrawal of any of the ratings then assigned by the Rating Agencies to the Certificates. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07. The corporation, trust company, bank or banking association serving as Trustee may have normal banking and trust relationships with the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and their respective Affiliates.

            Section 8.07 Resignation and Removal of the Trustee.

            (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and all Certificateholders and Companion Loan Noteholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee acceptable to the Master Servicer by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer, the REMIC Administrator and the Certificateholders by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Master Servicer, or if at any time the Trustee or the Fiscal Agent shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or the Fiscal Agent or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Fiscal Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee and successor fiscal agent, if applicable, acceptable to the Master Servicer by written instrument, in duplicate, which instrument shall be delivered to the Trustee and the Fiscal Agent so removed and to the successor trustee and successor fiscal agent, if applicable. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer, the Directing Certificateholder, the Companion Loan Noteholders, the REMIC Administrator and the Certificateholders by the Depositor. Removal or resignation of the Trustee shall be deemed to be simultaneous resignation of the Fiscal Agent.

            (c) The Holders of Certificates entitled to at least 33 1/3% of the Voting Rights may at any time remove the Trustee and the Fiscal Agent and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed; provided that the Master Servicer, the Companion Loan Noteholders, the Depositor and the remaining Certificateholders shall have been notified; and provided further that other Holders of the Certificates entitled to a greater percentage of the Voting Rights shall not have objected to such removal in writing to the Master Servicer and the Depositor within 30 days of their receipt of notice thereof. A copy of such instrument shall be delivered to the Depositor, the Special Servicer, the REMIC Administrator and the remaining Certificateholders by the Master Servicer. If the Trustee and the Fiscal Agent are removed under this Agreement without cause, all reasonable costs and expenses incurred by the Trustee and the Fiscal Agent (to the extent not duplicative of any reimbursement provided for under Section 8.08(a) shall be at the expense of the party causing such removal.

            (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08; and no such resignation or removal of the Trustee and/or appointment of a successor trustee shall be permitted, unless, as confirmed in writing by each Rating Agency, such resignation or removal and appointment would not result in the downgrade, qualification (if applicable) or withdrawal of the rating assigned by any Rating Agency to any Class of Certificates.

            Section 8.08 Successor Trustee and Fiscal Agent.

            (a) Any successor trustee and successor fiscal agent, if applicable, appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and to its predecessor trustee and predecessor fiscal agent an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee and predecessor fiscal agent shall become effective and such successor trustee and successor fiscal agent, if applicable, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee or fiscal agent, as applicable, herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder, and the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder. If such predecessor trustee was removed as Trustee under this Agreement without cause, the cost of any such execution, delivery or action shall be at the expense of the Trust.

            (b) No successor trustee or successor fiscal agent shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee or successor fiscal agent shall be eligible under the provisions of Section 8.06.

            (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the successor trustee shall mail notice of the succession of such trustee and fiscal agent to the Depositor and the Certificateholders.

            Section 8.09 Merger or Consolidation of Trustee or Fiscal Agent.

            Any entity into which the Trustee may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided that the Trustee shall continue to be eligible under the provisions of Section 8.06. The successor to the Trustee shall promptly notify in writing each of the other parties hereto, the Certificateholders and the Rating Agencies of any such merger, conversion, consolidation or succession to business.

            Any entity into which the Fiscal Agent may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Fiscal Agent shall be a party, or any entity succeeding to the corporate trust business of the Fiscal Agent, shall be the successor of the Fiscal Agent, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided that the Fiscal Agent shall continue to be eligible under the provisions of Section 8.06. The successor to the Fiscal Agent shall promptly notify in writing each of the other parties hereto, the Certificateholders and the Rating Agencies of any such merger, conversion, consolidation or succession to business.

            Section 8.10 Appointment of Co-Trustee or Separate Trustee.

            (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default in respect of the Master Servicer shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 .

            (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer, the Special Servicer or the REMIC Administrator hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

            (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties, responsibilities or liabilities hereunder; provided the Trustee shall have no liability for the actions or inaction of a separate trustee or co-trustee that do not comply with the provisions of Section 8.10(b).

            Section 8.11 Appointment of Custodians.

            The Trustee may, with the consent of the Master Servicer, appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee; provided that if the Custodian is an Affiliate of the Trustee such consent of the Master Servicer need not be obtained and the Trustee shall instead notify the Master Servicer of such appointment. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have combined capital and surplus (or shall have its performance guaranteed by an Affiliate with a combined capital and surplus) of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Depositor, either Mortgage Loan Seller or any Affiliate of any of them. Each Custodian shall be subject to the same obligations and standard of care as would be imposed on the Trustee hereunder in connection with the retention of Mortgage Files directly by the Trustee. The appointment of one or more Custodians shall not relieve the Trustee from any of its duties, liabilities or obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian. Any such Custodian (other than the Trustee or an Affiliate of the Trustee) shall maintain the same errors and omissions insurance as required of the Master Servicer pursuant to Section 3.07(c).

            Section 8.12 Access to Certain Information.

            (a) The Trustee shall provide or cause to be provided to the Depositor, the Master Servicer, the Special Servicer and the Rating Agencies, and to the OTS, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to the Mortgage Files and any other documentation regarding the Loans and the Trust Fund, that is within its control that may be required by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it.

            (b) Promptly following the first sale of any Non-Registered Certificate to an Independent third party, the Depositor shall provide to the Trustee ten copies of any private placement memorandum or other disclosure document used by the Depositor or its Affiliate in connection with the offer and sale of the Class of Certificates to which such Non-Registered Certificate belongs. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Trustee, the Depositor promptly shall inform the Trustee of such event and shall deliver to the Trustee ten copies of the private placement memorandum or disclosure document, as revised, amended or supplemented. The Trustee shall maintain at its Corporate Trust Office and shall on behalf of the Depositor, upon reasonable advance written notice, make available during normal business hours for review by each Rating Agency and by any Certificateholder or any Certificate Owner or any Person identified to the Trustee by a Certificateholder or a Certificate Owner as a prospective transferee of a Certificate or interest therein, originals or copies of the following items: (i) in the case of a Holder or prospective transferee of a Non-Registered Certificate, any private placement memorandum or other disclosure document relating to the Class of Certificates to which such Non-Registered Certificate belongs, in the form most recently provided to the Trustee; and (ii) in all cases, (A) all Officer's Certificates delivered to the Trustee since the Closing Date pursuant to Section 3.13, (B) all accountants' reports delivered to the Trustee since the Closing Date pursuant to Section 3.14, (C) the most recent inspection report, together with any related additional written or electronic information, prepared or obtained by, or on behalf of, the Master Servicer or Special Servicer, as the case may be, and delivered to the Trustee in respect of each Mortgaged Property pursuant to Section 3.12(a), (D) all Mortgagor financial statements and Mortgaged Property operating statements and rent rolls, together with any related additional written or electronic information, delivered to the Trustee by the Master Servicer or the Special Servicer pursuant to Section 3.12(b), (E) any and all notices and reports delivered to the Trustee with respect to any Mortgaged Property securing a Defaulted Mortgage Loan as to which the environmental testing contemplated by Section 3.09(c) revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was not satisfied or that any remedial, corrective or other further action contemplated in such clauses is required (but only for so long as such Mortgaged Property or the related Mortgage Loan is part of the Trust Fund), (F) all documents constituting the Mortgage Files, including, without limitation, any and all modifications, waivers and amendments of the terms of a Loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee pursuant to Section 3.20 (but, in each case, only for so long as the related Mortgage Loan is part of the Trust Fund) and, (G) any Asset Status Report. Copies of any and all of the foregoing items are to be available from the Trustee upon request; however, the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such service.

            In connection with providing access to or copies of the items described in the immediately preceding paragraph of this Section 8.12(b), the Trustee may require, unless the Depositor directs otherwise, (i) in the case of Certificate Owners, a written confirmation executed by the requesting Person, in form reasonably satisfactory to the Trustee, generally to the effect that such Person is a beneficial holder of Certificates and will keep such information confidential and (ii) in the case of any prospective purchaser of a Certificate or, in the case of a Book-Entry Certificate, of a beneficial ownership interest therein, a written confirmation executed by the requesting Person, in form reasonably satisfactory to the Trustee, generally to the effect that such Person is a prospective purchaser of a Certificate or a beneficial ownership interest therein, is requesting the information for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. All Certificateholders, by acceptance of their Certificates, shall be deemed to have agreed to keep such information confidential, except to the extent that the Depositor grants written permission to the contrary. Notwithstanding the preceding sentences of this paragraph, the Trustee shall have no responsibility for the accuracy, completeness or sufficiency of any information so made available or furnished by it in the manner described in the immediately preceding paragraph.

            Section 8.13 Filings with the Securities and Exchange Commission.

            (a) The provisions of this paragraph shall not apply until such time as any Class of Certificates is registered under the Securities Act of 1933. Thereupon, the Depositor shall prepare for filing, execute and properly file with the Commission, the initial 8-K. The Trustee shall, at the expense of the Depositor, prepare for filing, execute (except in the case of Form 10-K, which the Depositor shall execute) and properly file with the Commission (i) the Form 10-K, (ii) the Form 15 in January 2005 and (iii) the Form 8-K with the following attachments: (a) the Distribution Date Statements, and (b) any additional items requested by the Depositor, and (c) any items specifically provided herein to be filed on behalf of the Trust under the Exchange Act; provided that any such items shall have been received by the Trustee (to the extent not generated by the Trustee) in the format required for electronic filing via the EDGAR system. The Depositor hereby grants to the Trustee a limited power of attorney to execute (except in the case of Form 10-K, which the Depositor shall execute) and file each such document (other than the initial 8-K) on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. The Depositor agrees to promptly furnish to the Trustee, from time to time upon request, such further information, reports, and financial statements within its control related to this Agreement and the Mortgage Loans as the Trustee reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Trustee shall have no responsibility to file any such items that have not been received in such EDGAR compatible or convertible format nor shall it have any responsibility to convert any items to such format. The Depositor shall (i) promptly file, and exercise its reasonable best efforts to obtain a favorable response to, no-action requests to, or requests for other appropriate exemptive relief from, the Commission regarding the usual and customary exemption from certain reporting requirements granted to issuers of securities similar to the Certificates; and, (ii) promptly forward copies of any response from the Commission to the Trustee.

            (b) With respect to the Trust's fiscal year 2004, the Trustee shall prepare and properly file with the Commission on or before the due date specified by the Commission, with respect to the Trust, an Annual Report on Form 10-K that complies in all material respects with the requirements of the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, which shall include as exhibits the Officer's Certificates and Annual Accountant's Reports delivered pursuant to
Section 3.13 and Section 3.14, respectively, with respect to the Master Servicer and the Special Servicer for such fiscal year, and which shall further include such certification(s) as may be required under the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission's staff) (such certification(s), individually and collectively, insofar as they are required to be part of any particular Annual Report on Form 10-K, a "Sarbanes-Oxley Certification") (which Sarbanes-Oxley Certifications shall be signed by the party or parties contemplated by this Section 8.13). Such Sarbanes-Oxley Certification is set forth in substantially the form referenced on Exhibit K to this Agreement but may be submitted in such other form as the Commission may approve from time to time.

            (c) The Form 10-K shall include any Sarbanes-Oxley Certification. An officer of the Depositor shall sign the Sarbanes-Oxley Certification. The Master Servicer, the Special Servicer and the Trustee (each, a "Performing Party") shall provide to the Person who signs the Sarbanes-Oxley Certification (the "Certifying Person") a certification (each, a "Performance Certification"), in the form set forth on Exhibit L hereto, on which the Certifying Person, the Depositor (if the Certifying Person is an individual), and the Depositor's partner, representative, Affiliate, member, manager, director, officer, employee or agent (collectively with the Certifying Person, "Certification Parties") can rely. The Trustee's certification with respect to items 1 through 3 of Exhibit L hereto shall relate to distribution information, and the Master Servicer's and Special Servicer's certification with respect to items 4 and 5 of Exhibit L hereto shall relate to servicing information. Notwithstanding the foregoing, nothing in this paragraph shall require any Performing Party to (i) certify or verify the accurateness or completeness of any information provided to such Performing Party by third parties, (ii) certify information other than to such Performing Party's knowledge and in accordance with such Performing Party's responsibilities hereunder or under any other applicable servicing agreement or
(iii) with respect to completeness of information and reports, certify anything other than that all fields of information called for in written reports prepared by such Performing Party have been completed except as they have been left blank on their face. In addition, if directed by the Depositor, such Performing Party shall provide an identical certification to Depositor's certified public accountants that such Performing Party provided to its own certified public accountants to the extent such certification relates to the performance of such Performing Party's duties pursuant to this Agreement or a modified certificate limiting the certification therein to the performance of such Performing Party's duties pursuant to this Agreement. In the event any Performing Party is terminated or resigns pursuant to the terms of this Agreement, such Performing Party shall provide a Performance Certification to the Depositor pursuant to this Section 8.13(c) with respect to the period of time such Performing Party was subject to this Agreement.

            (d) Nothing contained in this Section 8.13 shall be construed to require any party to this Agreement (other than the Depositor), or any of such party's officers (except the officer of the Depositor who signs the Sarbanes-Oxley Certification), to execute any Form 10-K or any Sarbanes-Oxley Certification. The failure of any such party to this Agreement, or any of such party's officers, to execute any Form 10-K or any Sarbanes-Oxley Certification shall not be regarded as a breach by such party of any of its obligations under this Agreement. The Depositor, each Performing Party and the Trustee hereby agree to negotiate in good faith with respect to compliance with any further guidance from the Commission or its staff relating to the execution of any Form 10-K and any Sarbanes-Oxley Certification. In the event such parties agree on such matters, this Agreement shall be amended to reflect such agreement pursuant to Section 11.01.

            (e) Each Performing Party shall indemnify and hold harmless each Certification Party from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses incurred by such Certification Party arising out of
(i) an actual breach by the applicable Performing Party of its obligations under this Section 8.13, (ii) negligence, bad faith or willful misconduct on the part of such Performing Party in the performance of such obligations or (iii) any inaccuracy made in the Performance Certification resulting from such Performing Party's negligence, bad faith or willful misconduct. A Performing Party shall have no obligation to indemnify any Certification Party for an inaccuracy in the Performance Certification of any other Performing Party. If the indemnification provided for in this Section 8.13 is unavailable or insufficient to hold harmless a Certification Party (on grounds of public policy or otherwise), then each Performing Party shall contribute to the amount paid or payable by such Certification Party as a result of the losses, claims, damages or liabilities of such Certification Party in such proportion as is appropriate to reflect the relative fault of such Certification Party on the one hand and each Performing Party on the other. The obligations of the Performing Parties in this subsection
(d) to contribute are several in the proportions described in the preceding sentence and not joint.

            Section 8.14 Fiscal Agent Appointed; Concerning the Fiscal Agent.

            (a) The Trustee hereby appoints ABN AMRO Bank, N.V. as the initial Fiscal Agent hereunder for the purposes of exercising and performing the obligations and duties imposed upon the Fiscal Agent hereunder. The Fiscal Agent shall at all times maintain a long-term unsecured debt rating of no less than "AA-" from S&P and "AA-" from Fitch (or, in the case of either Rating Agency, such other rating as each such Rating Agency shall permit so long as it is accompanied by a statement in writing that any of the then-current ratings assigned by such Rating Agency to the respective Classes of the Certificates would not be downgraded, qualified (if applicable) or withdrawn as a result of such rating).

            (b) The Fiscal Agent undertakes to make Advances as specifically set forth hereunder and the Fiscal Agent shall not be liable except for the making of Advances.

            (c) No provision of this Agreement shall be construed to relieve the Fiscal Agent from liability for its own negligent failure to act, bad faith or its own willful misfeasance; provided, however, that (i) the duties and obligations of the Fiscal Agent shall be determined solely by the express provisions hereunder, and the Fiscal Agent shall not be liable except for the performance of such duties and obligations, (ii) no implied covenants or obligations shall be read into this Agreement against the Fiscal Agent and, in the absence of bad faith on the part of the Fiscal Agent, the Fiscal Agent may conclusively rely, as to the truth and correctness of the statements or conclusions expressed therein, upon any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Fiscal Agent by the Primary Servicer, the Master Servicer, the Special Servicer or the Depositor and that on their face do not contradict the requirements of this Agreement, and (iii) the provisions of clauses (ii) and (iii) of Section 8.01(c) shall apply to the Fiscal Agent.

            The Fiscal Agent also shall have the benefit of provisions of clauses (a), (b), (c), (d), (e), (f) and (h) of Section 8.02.

            Section 8.15 Maintenance of Mortgage File.

            Except for the release of items in the Mortgage File contemplated by this Agreement, including, without limitation, as necessary for the enforcement of the holder's rights and remedies under the related Mortgage Loan, the Trustee covenants and agrees that it shall maintain each Mortgage File in the State of Illinois, and that it shall not move any Mortgage File outside the State of Illinois, other than as specifically provided for in this Agreement, unless it shall first obtain and provide, at the expense of the Trustee, an Opinion of Counsel addressed to the Depositor and the Rating Agencies to the effect that the Trustee's first priority interest in the Mortgage Notes has been duly and fully perfected under the applicable laws and regulations of such other jurisdiction.

                                   ARTICLE IX

                                   TERMINATION

            Section 9.01 Termination Upon Repurchase or Liquidation of All Mortgage Loans.

            Subject to Section 9.02, the Trust and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the REMIC Administrator (other than the obligations of the Trustee to provide for and make payments to Certificateholders as hereafter set forth and the obligations of the REMIC Administrator to file the final Tax Returns for each of the Component Mortgage Loan REMIC, REMIC I and REMIC II and to maintain the books and records thereof for a commercially reasonable period) shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or either Mortgage Loan Seller) the Master Servicer, or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I and the Component Mortgage Loan REMIC at a price (to be calculated by the Master Servicer and the Trustee as of the close of business on the third Business Day preceding the date upon which notice of any such purchase is furnished to Certificateholders pursuant to the third paragraph of this Section
9.01 and as if the purchase was to occur on such Business Day) equal to (A) the aggregate Purchase Price of all the Mortgage Loans included in REMIC I and the Component Mortgage Loan REMIC, plus (B) the appraised value of each REO Property, if any, included in REMIC I and the Component Mortgage Loan REMIC (such appraisal to be conducted by a Qualified Appraiser selected by the Master Servicer or the Special Servicer and approved by the Trustee), minus (C) if such purchase is being made by the Master Servicer or the Special Servicer, the aggregate amount of unreimbursed Advances made by the related person, together with any Advance Interest payable to the related person in respect of such Advances and any unpaid servicing compensation remaining outstanding (which items shall be deemed to have been paid or reimbursed to the related person in connection with such purchase), and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I and the Component Mortgage Loan REMIC; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            The Majority Certificateholder of the Controlling Class (other than the Depositor) has the right, and if the Majority Certificateholder of the Controlling Class fails to exercise such right, the Master Servicer and the Special Servicer, in that order of priority, has the right to purchase all of the Mortgage Loans and each REO Property remaining in the Component Mortgage Loan REMIC and REMIC I as contemplated by clause (i) of the preceding paragraph by giving written notice to the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that the Master Servicer, the Special Servicer and any Majority Certificateholder of the Controlling Class (other than the Depositor) each may so elect to purchase all of the Mortgage Loans and each REO Property remaining in the Component Mortgage Loan REMIC and REMIC I only if the aggregate Stated Principal Balance of the Mortgage Pool at the time of such election is less than 1.0% of the aggregate Cut-off Date Balance of all the Mortgage Loans included in the Trust Fund as of the Closing Date, including with respect to the BC Component Mortgage Loan, the BC Component Mortgage Loan Subordinate Component, and with respect to the DM Component Mortgage Loan, the DM Component Mortgage Loan Subordinate Components. In the event that the Master Servicer, the Special Servicer or any Majority Certificateholder of the Controlling Class (other than the Depositor) elects to purchase all of the Mortgage Loans and each REO Property remaining in the Component Mortgage Loan REMIC and REMIC I in accordance with the preceding sentence, the Master Servicer, the Special Servicer or such Majority Certificateholder, as applicable, shall deposit into the Distribution Account not later than the Master Servicer Remittance Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the above-described purchase price (exclusive of any portion thereof payable to any Person other than the Certificateholders pursuant to Section 3.05(a), which portion shall be deposited into the Certificate Account) or, if a Whole Loan is involved, in the related Whole Loan Custodial Account. In addition, the Master Servicer shall transfer all amounts required to be transferred to the Distribution Account on such Master Servicer Remittance Date from the Certificate Account or if a Whole Loan is involved, the related Whole Loan Custodial Account pursuant to the first paragraph of Section 3.04(e). Upon confirmation that such final deposits have been made, the Trustee shall release or cause to be released to the purchaser or its designee, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the purchaser, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in the Component Mortgage Loan REMIC and REMIC I.

            Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders and, if not previously notified pursuant to the preceding paragraph, to the other parties hereto mailed (a) in the event such notice is given in connection with a purchase by the Master Servicer or any Majority Certificateholder of the Controlling Class (other than the Depositor) of all of the Mortgage Loans and each REO Property remaining in the Component Mortgage Loan REMIC and REMIC I, not earlier than the fifteenth day and not later than the twenty-fifth day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the fifth day of such month, in each case specifying (i) the Distribution Date upon which the Trust will terminate and final payment on the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated.

            Upon presentation and surrender of the Certificates by the Certificateholders on the Final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the Available Distribution Amount and Prepayment Premiums for such date that is allocable to payments on the relevant Class in accordance with Section 4.01(b) and Section 4.01(c)(i). Final distributions on the Component Mortgage Loan REMIC Senior Regular Interests and the REMIC I Regular Interests shall be deemed to be made on such date as provided in Section 4.01(a)(ii), Section 4.01(b), Section 4.01(c)(iv), Section 4.01(j) and Section 4.01(k).

            Any funds not distributed to any Holder or Holders of Certificates of any Class on the Final Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If by the second anniversary of the delivery of such second notice, all of the Certificates shall not have been surrendered for cancellation, the Class R-II Certificateholders shall be entitled to all unclaimed funds and other assets that remain subject thereto.

            Section 9.02 Additional Termination Requirements.

            In the event the Master Servicer, the Special Servicer or a Majority Certificateholder of the Controlling Class (other than the Depositor) purchases all of the Mortgage Loans and each REO Property remaining in the Component Mortgage Loan REMIC and REMIC I as provided in Section 9.01, the Trust (and, accordingly, the Component Mortgage Loan REMIC, REMIC I and REMIC II) shall be terminated in accordance with the following additional requirements, unless the Master Servicer or such Majority Certificateholder, as applicable, obtains at its own expense and delivers to the Trustee and the REMIC Administrator an Opinion of Counsel, addressed to the Trustee and the REMIC Administrator, to the effect that the failure of the Trust to comply with the requirements of this
Section 9.02 will not result in the imposition of taxes on "prohibited transactions" of the Component Mortgage Loan REMIC, REMIC I or REMIC II as defined in Section 860F of the Code or cause the Component Mortgage Loan REMIC, REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding:

            (i) the REMIC Administrator shall specify the first day in the 90-day liquidation period in a statement attached to the final Tax Return for each of the Component Mortgage Loan REMIC, REMIC I and REMIC II pursuant to Treasury Regulations Section 1.860F-1;

            (ii) during such 90-day liquidation period and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of the Component Mortgage Loan REMIC and REMIC I (other than the Component Mortgage Loan REMIC Senior Regular Interests) to the Master Servicer or the Majority Certificateholder of the Controlling Class, as applicable, for cash; and

            (iii) prior to the end of such 90-day period and at the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the Class R-I Certificates (in the case of the Component Mortgage Loan REMIC and REMIC I) and the Class R-II Certificates (in the case of REMIC II) all cash on hand (other than cash retained to meet claims), and each of the Component Mortgage Loan REMIC, REMIC I and REMIC II shall terminate at that time.

                                    ARTICLE X

                  ADDITIONAL REMIC AND GRANTOR TRUST PROVISIONS

            Section 10.01 REMIC Administration.

            (a) The REMIC Administrator shall elect to treat each of the Component Mortgage Loan REMIC, REMIC I and REMIC II as a REMIC under the Code and, if necessary, under Applicable State Law. Each such election will be made on Form 1066 or other appropriate federal or state Tax Returns for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

            (b) (i) The REMIC I Regular Interests are hereby designated as "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the residual interest in REMIC I, represented by the Class R-I Certificates, is hereby designated as the sole Class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code), in REMIC I. The Class XC, Class XP, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates are hereby designated as the "regular interests" (within the meaning of Section 860G(a)(1) of the Code) (in the case of the Class P Certificates exclusive of the portion thereof representing a beneficial interest in the Excess Interest and the Excess Interest Distribution Account), and the Class R-II Certificates are hereby designated as the sole Class of "residual interest" (within the meaning of Section 860G(a)(2) of the Code), in REMIC II. For the avoidance of doubt, the Class XC and Class XP Certificates represent "specified portions," within the meaning of Treasury Regulations Section 1.860G-1(a)(2), of the interest payments on the REMIC I Regular Interests corresponding to their respective Components. None of the REMIC Administrator, the Master Servicer, the Special Servicer or the Trustee shall, to the extent it is within the control of such Person, create or permit the creation of any other "interests" in REMIC I or REMIC II or any interests other than those specified in Section 10.01(b)(ii) in the Component Mortgage Loan REMIC (within the meaning of Treasury Regulations Section 1.860D-1(b)(1).

            (ii) The Component Mortgage Loan REMIC Senior Regular Interests and the Class BC, Class DM-A, Class DM-B, Class DM-C, Class DM-D, Class DM-E, Class DM-F and Class DM-G Certificates are hereby designated as the "regular interests" (within the meaning of Section 860G(a)(2) of the Code) and the Component Mortgage Loan REMIC Residual Interest, represented by the Class R-I Certificates, is hereby designated as the sole class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code), in the Component Mortgage Loan REMIC.

            (c) The Closing Date is hereby designated as the "startup day" of each of the Component Mortgage Loan REMIC, REMIC I and REMIC II within the meaning of Section 860G(a)(9) of the Code. The "latest possible maturity date", within the meaning of Treasury Regulations Section 1.860G-1(a)(4)(iii) of (i) the REMIC I Regular Interests and the REMIC II Regular Certificates (other than the Class XP Certificates) and the Class DM Certificates and the DM Component Mortgage Loan REMIC Senior Regular Interest, is the Rated Final Distribution Date, (ii) the Class BC Certificates and the BC Component Mortgage Loan REMIC Senior Regular Interest, the Distribution Date in July 2042, and (ii) the Class XP Certificates, the Distribution Date in October 2011.

            (d) The REMIC Administrator shall maintain separate accounting with respect to the Component Mortgage Loan REMIC sufficient (i) to account for distributions on the Component Mortgage Loan REMIC Senior Regular Interests as assets of REMIC I, (ii) to account for distributions on the BC Component Mortgage Loan Subordinate Component and the Class BC Certificates and on the DM Component Mortgage Loan Subordinate Components and the corresponding Class of Class DM Certificates, (iii) to pay or cause to be paid any federal, state or local income tax attributable to the Component Mortgage Loan REMIC from payments received on or with respect to the related Mortgage Loans, and (iv) subject to the deemed distribution of Excess Liquidation Proceeds and deemed recontribution thereof to REMIC I, pursuant to Section 3.04(c)(iv), to cause any payments on the related Mortgage Loan in excess amounts distributable in respect of the related Component Mortgage Loan REMIC Senior Regular Interest and the Component Mortgage Loan REMIC Subordinate Regular Interests to be distributed to the Class R-I Certificates in respect of the Component Mortgage Loan REMIC Residual Interest.

            (e) The REMIC Administrator is hereby designated as agent for the Tax Matters Person of each of the Component Mortgage Loan REMIC, REMIC I and REMIC II and shall: act on behalf of the Trust in relation to any tax matter or controversy, represent the Trust in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of the Component Mortgage Loan REMIC, REMIC I or REMIC II, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of the Component Mortgage Loan REMIC, REMIC I or REMIC II, and otherwise act on behalf of each of the Component Mortgage Loan REMIC, REMIC I and REMIC II in relation to any tax matter or controversy involving such REMIC. By their acceptance thereof, the Holders of the Residual Certificates hereby agree to irrevocably appoint the REMIC Administrator as their agent to perform all of the duties of the Tax Matters Person for the Component Mortgage Loan REMIC, REMIC I and REMIC II. Subject to Section 10.01(h), the legal expenses and costs of any action described in this subsection (e) and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust, and the REMIC Administrator shall be entitled to be reimbursed therefor out of any amounts on deposit in the Distribution Account as provided by Section 3.05(b).

            (f) The REMIC Administrator shall prepare and file or cause to be prepared and filed, and the Trustee shall sign, all of the Tax Returns in respect of each of the Component Mortgage Loan REMIC, REMIC I and REMIC II. The expenses of preparing and filing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor.

            (g) The REMIC Administrator shall perform or cause to be performed on behalf of each of the Component Mortgage Loan REMIC, REMIC I and REMIC II all reporting and other tax compliance duties that are the responsibility of each such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the IRS or any other taxing authority under Applicable State Law. Included among such duties, the REMIC Administrator shall provide, or cause to be provided: (i) to any Transferor of a Residual Certificate and the IRS, such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is a Disqualified Organization; (ii) to the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including, without limitation, reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required); and (iii) with respect to REMIC II, Form 8811, or other applicable form, to the IRS, and the name, title, address and telephone number of the Person who will serve as the representative of REMIC II.

            (h) The REMIC Administrator shall perform its duties more specifically set forth hereunder in a manner consistent with maintaining the status of each of the Component Mortgage Loan REMIC, REMIC I and REMIC II as a REMIC under the REMIC Provisions (and each of the other parties hereto shall assist it, to the extent reasonably requested by it). The REMIC Administrator shall not knowingly take (or cause any of the Component Mortgage Loan REMIC, REMIC I or REMIC II to take) any action or fail to take (or fail to cause to be taken) any action within the scope of its duties more specifically set forth hereunder that, under the REMIC Provisions, if taken or not taken, as the case may be, could result in an Adverse REMIC Event with respect to the Component Mortgage Loan REMIC, REMIC I or REMIC II, unless the REMIC Administrator has received an Opinion of Counsel to the effect that the contemplated action will not result in an Adverse REMIC Event. None of the other parties hereto shall take any action (whether or not authorized hereunder) as to which the REMIC Administrator has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the Component Mortgage Loan REMIC, REMIC I or REMIC II, or causing the Component Mortgage Loan REMIC, REMIC I or REMIC II to take any action, that is not expressly permitted under the terms of this Agreement, each of the other parties hereto will consult with the REMIC Administrator, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur. None of the parties hereto shall take any such action or cause the Component Mortgage Loan REMIC, REMIC I or REMIC II to take any such action as to which the REMIC Administrator has advised it in writing that an Adverse REMIC Event could occur. The REMIC Administrator may consult with counsel to make such written advice, and the cost of same shall be borne: (i) if such action that is not expressly permitted by this Agreement would be of a material benefit to or otherwise in the best interests of the Certificateholders as a whole, by the Trust and shall be paid by the Trustee at the direction of the REMIC Administrator out of amounts on deposit in the Distribution Account; and (ii) otherwise by the party seeking to take the action not permitted by this Agreement.

            In the event that any tax is imposed on the Component Mortgage Loan REMIC, REMIC I or REMIC II, including, without limitation, "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any taxes on contributions to the Component Mortgage Loan REMIC, REMIC I or REMIC II after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of state or local tax laws (other than any tax permitted to be incurred by the Special Servicer pursuant to
Section 3.17(a), such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the REMIC Administrator, if such tax arises out of or results from a breach by the REMIC Administrator of any of its obligations under this Article X; (ii) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X;
(iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X; (iv) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this
Article X; or (v) the Trust in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a) shall be charged to and paid by the Trust. Any such amounts payable by the Trust in respect of taxes shall be paid by the Trustee at the direction of the REMIC Administrator out of amounts on deposit in the Component Mortgage Loan REMIC Distribution Account or the REMIC I Distribution Account, as applicable.

            (i) The REMIC Administrator and, to the extent that records are maintained thereby in the normal course of its business, each of the other parties hereto shall, for federal income tax purposes, maintain books and records with respect to each of the Component Mortgage Loan REMIC, REMIC I and REMIC II on a calendar year and on an accrual basis. Such records with respect to REMIC I shall include, for each Distribution Date, the applicable REMIC I Principal Balance, REMIC I Remittance Rate, and each category of distribution on or with respect to the REMIC I Regular Interests and the REMIC I Residual Interest. Such records with respect to the Component Mortgage Loan REMIC shall include, for each Distribution Date, the BC Component Mortgage Loan Senior Balance, the DM Component Mortgage Loan Senior Balance and the Certificate Principal Balances of the respective Component Mortgage Loan REMIC Subordinate Regular Interests; the BC Component Mortgage Loan Accrued Component Interest and the DM Component Mortgage Loan Accrued Component Interest; and each other category of distribution on or with respect to the Component Mortgage Loan REMIC Regular Interests or the Component Mortgage Loan REMIC Residual Interest.

            (j) Following the Startup Day therefor, the Trustee shall not accept any contributions of assets to the Component Mortgage Loan REMIC, REMIC I or REMIC II unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution) to the effect that the inclusion of such assets in such REMIC will not cause: (i) such REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (ii) the imposition of any tax on such REMIC under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (k) None of the REMIC Administrator, the Master Servicer, the Special Servicer or the Trustee shall consent to or, to the extent it is within the control of such Person, permit: (i) the sale or disposition of any of the Mortgage Loans (except in connection with (A) a breach of any representation or warranty of either Mortgage Loan Seller regarding the Mortgage Loans or as otherwise provided for in Section 2.03, (B) the foreclosure, default or imminent default of a Mortgage Loan, including but not limited to, the sale or other disposition of a Mortgaged Property acquired by deed-in-lieu of foreclosure, (C) the bankruptcy of the Component Mortgage Loan REMIC, REMIC I or REMIC II, or (D) the termination of the Trust pursuant to Article IX); (ii) the sale or disposition of any investments in the Certificate Account or the REO Account for gain; or (iii) the acquisition of any assets for the Trust Fund (other than a Mortgaged Property acquired through foreclosure, deed-in-lieu of foreclosure or otherwise in respect of a Defaulted Mortgage Loan and other than Permitted Investments acquired in connection with the investment of funds in the Certificate Account or the REO Account); in any event unless it has received an Opinion of Counsel (from and at the expense of the party seeking to cause such sale, disposition, or acquisition) to the effect that such sale, disposition, or acquisition will not cause: (x) the Component Mortgage Loan REMIC, REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (y) the imposition of any tax on the Component Mortgage Loan REMIC, REMIC I or REMIC II under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (l) Except as otherwise permitted by Section 3.17(a), none of the REMIC Administrator, the Master Servicer, the Special Servicer or the Trustee shall enter into any arrangement by which the Component Mortgage Loan REMIC, REMIC I or REMIC II will receive a fee or other compensation for services or, to the extent it is within the control of such Person, permit the Component Mortgage Loan REMIC, REMIC I or REMIC II to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code. At all times as may be required by the Code, the REMIC Administrator shall make reasonable efforts to ensure that substantially all of the assets of the Component Mortgage Loan REMIC, REMIC I and REMIC II will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

            Section 10.02 Depositor, Master Servicer, Special Servicer and Trustee to Cooperate with REMIC Administrator.

            (a) The Depositor shall provide or cause to be provided to the REMIC Administrator, within ten days after the Closing Date, all information or data that the REMIC Administrator reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates.

            (b) The Master Servicer, the Special Servicer and the Trustee shall each furnish such reports, certifications and information, and access to such books and records maintained thereby, as may relate to the Certificates or the Trust Fund and as shall be reasonably requested by the REMIC Administrator to enable it to perform its duties hereunder.

            Section 10.03 Fees of the REMIC Administrator.

            In the event the Trustee and the REMIC Administrator are not the same Person, the Trustee covenants and agrees to pay to the REMIC Administrator from time to time, and the REMIC Administrator shall be entitled to, reasonable compensation (as set forth in a written agreement between the Trustee and the REMIC Administrator) for all services rendered by it in the exercise and performance of any of the obligations and duties of the REMIC Administrator hereunder.

            Section 10.04 Use of Agents.

            The REMIC Administrator may execute any of its obligations and duties hereunder either directly or by or through agents or attorneys-in-fact consented to by the Trustee, which consent shall not be unreasonably withheld; provided that the REMIC Administrator shall not be relieved of its liabilities, duties and obligations hereunder by reason of the use of any such agent or attorney-in-fact.

            Section 10.05 Grantor Trust Administration.

            The parties intend that the portion of the Trust Fund consisting of the Excess Interest and the Excess Interest Distribution Account shall be treated as a "grantor trust" under the Code, and the provisions thereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall file or cause to be filed annually with the Internal Revenue Service together with Form 1041 or such other form as may be applicable and shall furnish or cause to be furnished annually to the Holders of the Class P Certificates, their allocable share of income with respect to Excess Interest as such amounts accrue or are received, as the case may be, after the related Anticipated Repayment Date. Under no circumstances shall the Trustee, the Master Servicer or the Special Servicer have the power to vary the investment of the Class P Certificateholders in the Grantor Trust to take advantage of variations in the market rate of interest to improve their rate of return.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

            Section 11.01 Amendment.

            (a) This Agreement may be amended from time to time by the mutual agreement of the parties hereto, without the consent of any of the Certificateholders or any Companion Loan Noteholder, (i) to cure any ambiguity,
(ii) to correct, modify or supplement any provision herein that may be defective or may be inconsistent with any other provision herein, (iii) to add any other provisions with respect to matters or questions arising hereunder that shall not be inconsistent with the provisions hereof, (iv) to relax or eliminate any requirement hereunder imposed by the REMIC Provisions if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated; (v) if such amendment, as evidenced by an Opinion of Counsel delivered to the Trustee and the REMIC Administrator, is reasonably necessary to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action that, if made effective, would apply retroactively to the Component Mortgage Loan REMIC, REMIC I or REMIC II at least from the effective date of such amendment, or would be necessary to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of the Component Mortgage Loan REMIC, REMIC I or REMIC II; (vi) to modify, add to or eliminate any provisions of Section 5.02(d)(i), (ii) and (iii); or (vii) for any other purpose; provided that such amendment (other than any amendment for the specific purposes described in clauses (v) and (vi) above) shall not, as evidenced by an Opinion of Counsel obtained by or delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder without such Certificateholder's written consent; provided further that such amendment shall not adversely affect in any material respect the rights and obligations of either Mortgage Loan Seller without such Mortgage Loan Seller's written consent; provided further that such amendment shall not adversely affect in any material respect the rights and obligations of a Companion Loan Noteholder without such Companion Loan Noteholder's written consent; and provided further that such amendment (other than any amendment for any of the specific purposes described in clauses (i) through (vi) above) shall not result in a downgrade, qualification (if applicable) or withdrawal of any rating then assigned to any Class of Certificates by any Rating Agency (as evidenced by written confirmation to such effect from each Rating Agency obtained by or delivered to the Trustee).

            (b) This Agreement may also be amended from time to time by the mutual agreement of the parties hereto, with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on the Mortgage Loans and any REO Properties that are required to be distributed on any Certificate without the written consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (b)(i) without the written consent of the Holders of all Certificates of such Class, (iii) change the definition of the Servicing Standard, without the written consent of the Holders of all Certificates outstanding, or (iv) modify the provisions of this Section 11.01 without the written consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor, the Master Servicer, the Special Servicer or any of their respective Affiliates shall be entitled to the same Voting Rights with respect to matters described above as they would if any other Person held such Certificates. For purposes of this Section 11.01(b), a Class of Certificates is an "affected Class" if and only if it would, as the result of any such amendment, experience any of the effects described in clauses (i), (ii) and (iii) of this Section 11.01(b).

            (c) At the direction of the Holders of Certificates entitled to 100% of the Voting Rights allocated to the affected Classes, and with the agreement of all of the parties hereto (none of which shall withhold its agreement unless its obligations hereunder would be materially increased), the Agreement shall be amended for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates, including without limitation,
(i) to cause such Classes to be restructured, (ii) to create in connection with any restructuring one or more new classes of Certificates, which may include, without limitation, one or more classes of Certificates entitled to payments of principal on a priority basis from collections in respect of some or all of the Mortgage Loans, (iii) to make in connection with any such restructuring one or more additional REMIC elections with respect to the Trust Fund, (iv) to provide for the book-entry registration of any such existing or newly created classes of Certificates, and (v) to provide for any holders of any Classes of Non-Registered Certificates remaining as such after giving effect to such amendment to receive or have the right to request to receive any statements, reports or other information that the holders of the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates are entitled to receive or request to receive under this Agreement. For purposes of this Section 11.01(c), a Class of Certificates is an "affected Class" if and only if it would, as the result of any such amendment, experience any of the effects described in clauses (i), (ii) and (iii) of Section 11.01(b). Any restructuring pursuant to this Section 11.01(c) shall require, at the expense of the requesting holders, the prior written approval of each Rating Agency and confirmation of the ratings of each such Class of Certificates (taking into account such restructuring), including confirmation that such restructuring will not result in the downgrade, qualification (if applicable) or withdrawal of the ratings then assigned to the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates.

            (d) Notwithstanding any contrary provision of this Agreement, neither the Trustee nor the REMIC Administrator shall consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to any party hereto in accordance with such amendment will not result in the imposition of a tax on the Component Mortgage Loan REMIC, REMIC I, REMIC II or any REMIC in which a Companion Loan is included pursuant to the REMIC Provisions or cause the Component Mortgage Loan REMIC, REMIC I, REMIC II or any REMIC in which a Companion Loan is included to fail to qualify as a REMIC at any time that any Certificates are outstanding or the Grantor Trust to fail to qualify as a grantor trust at any time that any Certificates are outstanding.

            (e) Promptly after the execution of any such amendment, the Trustee shall furnish a copy of the amendment to each Certificateholder and each Companion Loan Noteholder.

            (f) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe; provided that such consents shall be in writing.

            (g) The Trustee may but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

            (h) The cost of any Opinion of Counsel to be delivered pursuant to
Section 11.01(a) or (d) shall be borne by the Person seeking the related amendment, except that if the Trustee requests any amendment of this Agreement in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a) or (d) shall be payable out of the Distribution Account.

            Section 11.02 Recordation of Agreement; Counterparts.

            (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust on direction by the Trustee, but only (i) upon direction accompanied by an Opinion of Counsel (the reasonable cost of which may be paid out of the Distribution Account) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders and (ii) upon consent of the Directing Certificateholder. It is acknowledged that the Trustee has no obligation to monitor whether such recordation in necessary under this Section 11.02.

            (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 11.03 Limitation on Rights of Certificateholders.

            (a) The death or incapacity of any Certificateholder or Companion Loan Noteholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's or Companion Loan Noteholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            (b) No Certificateholder or Companion Loan Noteholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders and/ or the Companion Loan Noteholders from time to time as partners or members of an association; nor shall any Certificateholder or Companion Loan Noteholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            (c) No Certificateholder or Companion Loan Noteholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder or Companion Loan Noteholder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this
Section 11.03(c), each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 11.04 Governing Law.

            This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 11.05 Notices.

            Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to:

            (i) in the case of Banc of America Commercial Mortgage Inc., 214 North Tryon Street, NC1-027-021-02, Charlotte, North Carolina 28255,
      Attention: Stephen Hogue, telecopy number: (704) 386-1094 (with copies to Paul Kurzeja, Esq., Assistant General Counsel, Bank of America Corporation, Bank of America Corporate Center, 100 North Tryon Street (20th Floor, Charlotte, North Carolina 28255), telecopy number: (704) 387-0922;

            (ii) in the case of the Master Servicer, Bank of America, N.A., Capital Markets Servicing Group, NC1-026-06-01, 900 West Trade Street, Suite 650, Charlotte, North Carolina 28255, Attention: Servicing Manager, telecopy number: (704) 317-4501, Reference: Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates Series 2004-4, with copy to: Henry A. LaBrun, Esq., Cadwalader, Wickersham & Taft LLP, 227 West Trade Street, 24th Floor, Charlotte, North Carolina 28202;

            (iii) in the case of the Special Servicer, Midland Loan Services, Inc., 10851 Mastin, Suite 300, Overland Park, Kansas 66210 (for deliveries), and P.O. Box 25965, Shawnee Mission, Kansas 66225-5965 (for communications by United States mail), Attention: President, telecopy number: (913) 253-9001;

            (iv) in the case of the Trustee and REMIC Administrator, LaSalle Bank National Association, 135 South LaSalle, Suite 1625, Chicago, Illinois 60603, Attention: Asset Backed Securities Trust Services Group--Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-4, telecopy number: (312) 904-2084;

            (v) in the case of the Fiscal Agent, ABN AMRO Bank N.V., 135 South LaSalle, Suite 1625, Chicago, Illinois 60603, Attention: Asset Backed Securities Trust Services Group, Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-4, telecopy number: (312) 904-2084;

            (vi) in the case of the Rating Agencies, (A) Fitch Ratings, One State Street Plaza, New York, New York 10004, Attention: Commercial Mortgage-Backed Securities Surveillance, telecopy number (212) 635-0295;
      (B) Standard & Poor's Ratings Services, Inc., 55 Water Street, 41st Floor, New York, New York 10041-0003, Attention: Commercial Mortgage Group Surveillance Manager, telecopy number (212) 438-2662;

            (vii) in the case of the initial Directing Certificateholder, First Chicago Capital Corporation, One Bank One Plaza, 14th Floor, Suite IL 1-0616, Chicago, IL 60670, Attention: Kathleen M. Laird, telecopy number
      (312) 732 1751;

            or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

            Section 11.06 Severability of Provisions.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 11.07 Successors and Assigns; Beneficiaries.

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. Each Companion Loan Noteholder and any designees thereof acting on behalf of or exercising the rights of such Companion Loan Noteholder shall be third-party beneficiaries to this Agreement with respect to their rights as specifically provided for herein. Except as specifically contemplated by Sections 3.22, 3.24,
6.03 and 8.05, no other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

            Section 11.08 Article and Section Headings.

            The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

            Section 11.09 Notices to and from Rating Agencies.

            (a) The Trustee shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

            (i) any material change or amendment to this Agreement;

            (ii) the occurrence of any Event of Default hereunder that has not been cured;

            (iii) the resignation or termination of the Master Servicer, the Special Servicer or the REMIC Administrator and the appointment of a successor;

            (iv) any change in the location of the Distribution Account, the Component Mortgage Loan REMIC Distribution Account, the REMIC I Distribution Account, the REMIC II Distribution Account, the Excess Interest Distribution Account or the Excess Liquidation Proceeds Account;

            (v) the final payment to any Class of Certificateholders; and

            (vi) the repurchase of any Mortgage Loan by a Mortgage Loan Seller pursuant to Section 2.03.

            (b) The Master Servicer shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

            (i) the resignation or removal of the Trustee and the appointment of a successor; and

            (ii) any change in the location of the Certificate Account.

            (c) The Trustee, the Master Servicer and the Special Servicer, as applicable, shall furnish to each Rating Agency, with respect to each Loan such information as the Rating Agency shall reasonably request and that the Trustee, the Master Servicer or the Special Servicer can reasonably provide in accordance with applicable law and without waiving any attorney-client privilege relating to such information. The Trustee, the Master Servicer and the Special Servicer, as applicable, may include any reasonable disclaimer they deem appropriate with respect to such information.

            (d) Each of the Master Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of the following:

            (i) each of its annual statements as to compliance described in
      Section 3.13; and

            (ii) each of its annual independent public accountants' servicing reports described in Section 3.14, if any.

            In addition, as and to the extent required by Section 3.12(a) and
(b), each of the Master Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies or summaries (in such format as will be acceptable to the Rating Agency) of any of the written reports (including, without limitation, reports regarding property inspections) prepared, and any of the quarterly and annual or other periodic operating statements and rent rolls collected, by it pursuant to Section 3.12(b).

            (e) The Trustee shall promptly furnish each Rating Agency on a monthly basis, to the extent not made available on the Trustee's Website, copies of the statements to the Holders of the REMIC II Certificates required by the first paragraph of Section 4.02(a).

            (f) To the extent reasonably possible, all information and reports delivered or made available to the Rating Agencies, the BC Controlling Holder, the DM Controlling Holder, the Bank of America Center Companion Loan Noteholders, the Dallas Market Center Companion Loan Noteholder, the Roxborough B Noteholder, or a Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificateholder (if requested by such Holder), by any of the Trustee, the Master Servicer or the Special Servicer pursuant to this Section 11.09, shall be so delivered or otherwise made available through an electronic medium.

            (g) Each Rating Agency shall provide to the Trustee, upon its request, a listing of the then current rating on any Certificate then outstanding.

            Section 11.10 Requests for Information; Standing Requests.

            (a) Any Holder of a Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O or Class P Certificate shall be entitled to, upon request to the Master Servicer, receive a copy from the Master Servicer, of any notice or report to be delivered hereunder to the Directing Certificateholder.

            (b) For the avoidance of doubt, it is noted that to the extent that any Rating Agency, the BC Controlling Holder, the DM Controlling Holder, the Bank of America Center Companion Loan Noteholders, the Dallas Market Center Companion Loan Noteholder, the Roxborough B Noteholder or any Holder of a Class, E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O or Class P Certificate, is stated herein to be entitled to obtain from the Master Servicer or the Special Servicer, upon request, any particular report or other item of information obtained or prepared with respect to the Loans by the parties to this Agreement in the course of their performance hereof, such request by such Person may take the form of a standing request to the Master Servicer or the Special Servicer, as the case may be, to receive all such reports or items until further notice.

            IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers or representatives thereunto duly authorized, in each case as of the day and year first above written.

                                   BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                                            Depositor

                                   By:   /s/ Nidhi Kapila
                                      ------------------------------------------
                                      Name:  Nidhi Kapila
                                      Title: Vice President

                                   BANK OF AMERICA, N.A.
                                            Master Servicer

                                   By:   /s/ Sean D. Reilly
                                      ------------------------------------------
                                      Name:  Sean D. Reilly
                                      Title: Principal

                                   MIDLAND LOAN SERVICES, INC.
                                            Special Servicer

                                   By:   /s/ Lawrence D. Ashley
                                      ------------------------------------------
                                      Name:  Lawrence D. Ashley
                                      Title: Senior Vice President

                                   LASALLE BANK NATIONAL ASSOCIATION
                                            Trustee and REMIC Administrator

                                   By:   /s/ Barbara L. Marik
                                      ------------------------------------------
                                      Name:  Barbara L. Marik
                                      Title: First Vice President

                                   ABN AMRO BANK N.V.,
                                            Fiscal Agent

                                   By:   /s/ Barbara L. Marik
                                      ------------------------------------------
                                      Name:  Barbara L. Marik
                                      Title: First Vice President

                                   By:   /s/ Cynthia Reis
                                      ------------------------------------------
                                      Name:  Cynthia Reis
                                      Title: Sr. Vice President

STATE OF NORTH CAROLINA )
                        ) ss.:
COUNTY OF MECKLENBURG   )

            On the 12th day of October 2004, before me, a notary public in and for said State, personally appeared Nidhi Kapila known to me to be a Vice President of BANC OF AMERICA COMMERCIAL MORTGAGE INC. one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such person executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                /s/ Demetria C. Criston
                                                --------------------------------
                                                        Notary Public

[Notarial Seal]

My commission expires:

February 4, 2008
--------------------------

STATE OF NORTH CAROLINA )
                        ) ss.:
COUNTY OF MECKLENBURG   )

            On the 12th day of October 2004, before me, a notary public in and for said State, personally appeared Sean Reilly known to me to be a Principal of BANK OF AMERICA, N.A., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such person executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                /s/ Demetria C. Criston
                                                --------------------------------
                                                        Notary Public

[Notarial Seal]

My commission expires:

February 4, 2008
--------------------------

STATE OF KANSAS         )
                        ) ss.:
COUNTY OF JOHNSON       )

            On the 7th day of October 2004, before me, a notary public in and for said State, personally appeared Lawrence D. Ashley, known to me to be a Senior Vice President of MIDLAND LOAN SERVICES, INC., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such person executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                /s/ Katrina Supakit
                                                --------------------------------
                                                        Notary Public

[Notarial Seal]

My commission expires:

November 25, 2006
--------------------------

STATE OF ILLINOIS       )
                        ) ss.:
COUNTY OF COOK          )

            On the 5th day of October 2004, before me, a notary public in and for said State, personally appeared Barbara L. Marik, known to me to be a First Vice President of LASALLE BANK NATIONAL ASSOCIATION, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such person executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                /s/ Diane O'Neal
                                                --------------------------------
                                                        Notary Public

[Notarial Seal]

My commission expires:

July 9, 2005
--------------------------

STATE OF ILLINOIS       )
                        ) ss.:
COUNTY OF COOK          )

            On the 5th day of October 2004, before me, a notary public in and for said State, personally appeared Barbara L. Marik and Cynthia Reis, known to me to be a First Vice President and Senior Vice President of ABN AMRO BANK N.V., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such person executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                /s/ Diane O'Neal
                                                --------------------------------
                                                        Notary Public

[Notarial Seal]

My commission expires:

July 9, 2005
--------------------------

                                   Exhibit A-1
                          Form of Class A-1 Certificate

                          CLASS A-1 COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2004-4

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.


Pass-Through Rate:                          Certificate Principal Balance of
3.4550% per annum                           this Certificate as of the Issue
                                            Date: $33,000,000

Date of Pooling and Servicing Agreement:    Class Principal Balance of all the
October 1, 2004                             Class A-1 Certificates as of the
                                            Issue Date: $33,000,000

Cut-off Date:                               Approximate  Aggregate unpaid
October 1, 2004                             principal  balance of the Mortgage
                                            Pool (less the principal balance of
Issue Date:                                 the BC Component Mortgage Loan
October 12, 2004                            Subordinate Component, the DM
                                            Component Mortgage Loan Subordinate
First Distribution Date:                    Components and the Roxborough B
November 10, 2004                           Note) as of the Cut-off Date, after
                                            deducting payments of principal due
Master Servicer:                            on or before such date (the "Initial
Bank of America, N.A.                       Pool Balance"): $1,296,027,784

Special Servicer:                           Trustee and REMIC Administrator:
Midland Loan Services, Inc.                 LaSalle Bank National Association

Fiscal Agent:
ABN AMRO Bank N.V.

Certificate No. A-1-1                       CUSIP No. ______________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION AND ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or either Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I and the Component Mortgage Loan REMIC, at a price determined as provided in the Agreement, and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I and the Component Mortgage Loan REMIC. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein including with respect to the BC Pari Passu Note A-1 Mortgage Loan, the BC Component Mortgage Loan Subordinate Component, and with respect to the DM Pari Passu Note A-1 Mortgage Loan, the DM Component Mortgage Loan Subordinate Components. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or the Component Mortgage Loan REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                      LaSalle Bank National Association,
                                      as Trustee



                                      By: _____________________________________
                                          Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

      This is one of the Class A-1 Certificates referred to in the within mentioned Agreement.

Dated:


                                     LaSalle Bank National Association,
                                     as Certificate Registrar



                                     By: ______________________________________
                                         Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________
_______________________________________________________________________________

Dated:


                                          ______________________________________
                                          Signature by or on behalf of Assignor


                                          ______________________________________
                                          Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

      Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

      This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                   Exhibit A-2
                          Form of Class A-2 Certificate

                          CLASS A-2 COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2004-4

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.


Pass-Through Rate:                          Certificate Principal Balance of
4.0410% per annum                           this Certificate as of the Issue
                                            Date: $48,000,000

Date of Pooling and Servicing Agreement:    Class Principal Balance of all the
October 1, 2004                             Class A-2 Certificates as of the
                                            Issue Date:  $48,000,000

Cut-off Date:                               Approximate  Aggregate unpaid
October 1, 2004                             principal  balance of the Mortgage
                                            Pool (less the principal balance of
Issue Date:                                 the BC Component Mortgage t Loan
October 12, 2004                            Subordinate Component, the DM
                                            Component Mortgage Loan Subordinate
First Distribution Date:                    Components and the Roxborough B
November 10, 2004                           Note) as of the Cut-off Date, after
                                            deducting payments of principal due
Master Servicer:                            on or before such date (the "Initia
Bank of America, N.A.                       Pool Balance"): $1,296,027,784

Special Servicer:                           Trustee and REMIC Administrator:
Midland Loan Services, Inc.                 LaSalle Bank National Association

Fiscal Agent:
ABN AMRO Bank N.V.

Certificate No. A-2-1                       CUSIP No. ______________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION AND ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or either Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I and the Component Mortgage Loan REMIC, at a price determined as provided in the Agreement, and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I and the Component Mortgage Loan REMIC. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein including with respect to the BC Pari Passu Note A-1 Mortgage Loan, the BC Component Mortgage Loan Subordinate Component, and with respect to the DM Pari Passu Note A-1 Mortgage Loan, the DM Component Mortgage Loan Subordinate Components. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or the Component Mortgage Loan REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                          LaSalle Bank National Association,
                                          as Trustee



                                          By: __________________________________
                                              Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

      This is one of the Class A-2 Certificates referred to in the within mentioned Agreement.

Dated:


                                          LaSalle Bank National Association,
                                          as Certificate Registrar



                                          By: _________________________________
                                              Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________
_______________________________________________________________________________

Dated:


                                          ______________________________________
                                          Signature by or on behalf of Assignor


                                          ______________________________________
                                          Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

      Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

      This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                   Exhibit A-3
                          Form of Class A-3 Certificate

                          CLASS A-3 COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2004-4

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.


Pass-Through Rate:                          Certificate Principal Balance of
4.1280% per annum                           this Certificate as of the Issue
                                            Date: $240,000,000

Date of Pooling and Servicing Agreement:    Class Principal Balance of all the
October 1, 2004                             Class A-3 Certificates as of the
                                            Issue Date:  $240,000,000
Cut-off Date:  October 1, 2004

Issue Date:  October 12, 2004               Approximate Aggregate unpaid
                                            principal balance of the Mortgage
First Distribution Date:                    Pool (less the principal balance of
November 10, 2004                           the BC Component Mortgage Loan
                                            Subordinate Component, the DM
Master Servicer:                            Component Mortgage Loan Subordinate
Bank of America, N.A.                       Components and the Roxborough B
                                            Note) as of the Cut-off Date, after
                                            deducting payments of principal due
                                            on or before such date (the "Initial
                                            Pool Balance"): $1,296,027,784

Special Servicer:                           Trustee and REMIC Administrator:
Midland Loan Services, Inc.                 LaSalle Bank National Association

Fiscal Agent:
ABN AMRO Bank N.V.

Certificate No. A-3-1                       CUSIP No. ______________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION AND ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or either Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I and the Component Mortgage Loan REMIC, at a price determined as provided in the Agreement, and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I and the Component Mortgage Loan REMIC. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein including with respect to the BC Pari Passu Note A-1 Mortgage Loan, the BC Component Mortgage Loan Subordinate Component, and with respect to the DM Pari Passu Note A-1 Mortgage Loan, the DM Component Mortgage Loan Subordinate Components. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or the Component Mortgage Loan REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                          LaSalle Bank National Association,
                                          as Trustee



                                          By: __________________________________
                                              Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class A-3 Certificates referred to in the within mentioned Agreement.

Dated:


                                          LaSalle Bank National Association,
                                          as Certificate Registrar



                                          By: __________________________________
                                              Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________
_______________________________________________________________________________

Dated:


                                          ______________________________________
                                          Signature by or on behalf of Assignor


                                          ______________________________________
                                          Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

      Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

      This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                   Exhibit A-4
                          Form of Class A-4 Certificate

                          CLASS A-4 COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2004-4

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.


Pass-Through Rate:                           Certificate Principal Balance of
4.5020% per annum                            this Certificate as of the Issue
                                             Date: $225,000,000

Date of Pooling and Servicing Agreement:     Class Principal Balance of all the
October 1, 2004                              Class A-4 Certificates as of the
                                             Issue Date: $225,000,000

Cut-off Date:  October 1, 2004

Issue Date:  October 12, 2004                Approximate Aggregate unpaid
                                             principal balance of the Mortgage
First Distribution Date:                     Pool (less the principal balance of
November 10, 2004                            the BC Component Mortgage Loan
                                             Subordinate Component, the DM
Master Servicer:                             Component Mortgage Loan Subordinate
Bank of America, N.A.                        Components and the Roxborough B
                                             Note) as of the Cut-off Date, after
                                             deducting payments of principal due
                                             on or before such date (the
                                             "Initial Pool Balance"):
                                             $1,296,027,784

Special Servicer:                            Trustee and REMIC Administrator:
Midland Loan Services, Inc.                  LaSalle Bank National Association

Fiscal Agent:
ABN AMRO Bank N.V.

Certificate No. A-4-1                        CUSIP No. ______________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION AND ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or either Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I and the Component Mortgage Loan REMIC, at a price determined as provided in the Agreement, and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I and the Component Mortgage Loan REMIC. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein including with respect to the BC Pari Passu Note A-1 Mortgage Loan, the BC Component Mortgage Loan Subordinate Component, and with respect to the DM Pari Passu Note A-1 Mortgage Loan, the DM Component Mortgage Loan Subordinate Components. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or the Component Mortgage Loan REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                          LaSalle Bank National Association,
                                          as Trustee



                                          By: __________________________________
                                              Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class A-4 Certificates referred to in the within mentioned Agreement.

Dated:


                                          LaSalle Bank National Association,
                                          as Certificate Registrar



                                          By: __________________________________
                                              Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________
_______________________________________________________________________________

Dated:


                                          ______________________________________
                                          Signature by or on behalf of Assignor


                                          ______________________________________
                                          Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

      Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

      This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                   Exhibit A-5
                          Form of Class A-5 Certificate

                          CLASS A-5 COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2004-4

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.


Pass-Through Rate:                          Certificate Principal Balance of
4.5760% per annum                           this Certificate as of the Issue
                                            Date: $107,000,000

Date of Pooling and Servicing Agreement:    Class Principal Balance of all the
October 1, 2004                             Class A-5 Certificates as of the
                                            Issue Date: $107,000,000

Cut-off Date:  October 1, 2004

Issue Date:  October 12, 2004               Approximate Aggregate unpaid
                                            principal balance of the Mortgage
First Distribution Date:                    Pool (less the principal balance of
November 10, 2004                           the BC Component Mortgage Loan
                                            Subordinate Component, the DM
Master Servicer:                            Component Mortgage Loan Subordinate
Bank of America, N.A.                       Components and the Roxborough B
                                            Note) as of the Cut-off Date, after
                                            deducting payments of principal due
                                            on or before such date (the "Initial
                                            Pool Balance"): $1,296,027,784

Special Servicer:                           Trustee and REMIC Administrator:
Midland Loan Services, Inc.                 LaSalle Bank National Association

Fiscal Agent:
ABN AMRO Bank N.V.

Certificate No. A-5-1                       CUSIP No. ______________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION AND ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or either Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I and the Component Mortgage Loan REMIC, at a price determined as provided in the Agreement, and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I and the Component Mortgage Loan REMIC. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein including with respect to the BC Pari Passu Note A-1 Mortgage Loan, the BC Component Mortgage Loan Subordinate Component, and with respect to the DM Pari Passu Note A-1 Mortgage Loan, the DM Component Mortgage Loan Subordinate Components. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or the Component Mortgage Loan REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                           LaSalle Bank National Association,
                                           as Trustee



                                           By: ________________________________
                                               Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class A-5 Certificates referred to in the within mentioned Agreement.

Dated:


                                            LaSalle Bank National Association,
                                            as Certificate Registrar



                                            By: _______________________________
                                                Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________
_______________________________________________________________________________

Dated:


                                          ______________________________________
                                          Signature by or on behalf of Assignor


                                          ______________________________________
                                          Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

      Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

      This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                   Exhibit A-6
                          Form of Class A-6 Certificate

                          CLASS A-6 COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2004-4

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.


Pass-Through Rate:                           Certificate Principal Balance of
Variable                                     this Certificate as of the Issue
                                             Date: $272,199,171

Date of Pooling and Servicing Agreement:     Class Principal Balance of all the
October 1, 2004                              Class A-6 Certificates as of the
                                             Issue Date: $272,199,171

Cut-off Date:  October 1, 2004

Issue Date:  October 12, 2004                Approximate Aggregate unpaid
                                             principal balance of the Mortgage
First Distribution Date:                     Pool (less the principal balance of
November 10, 2004                            the BC Component Mortgage Loan
                                             Subordinate Component, the DM
Master Servicer:                             Component Mortgage Loan Subordinate
Bank of America, N.A.                        Components and the Roxborough B
                                             Note) as of the Cut-off Date, after
                                             deducting payments of principal due
                                             on or before such date (the
                                             "Initial Pool Balance"):
                                             $1,296,027,784

Special Servicer:                            Trustee and REMIC Administrator:
Midland Loan Services, Inc.                  LaSalle Bank National Association

Fiscal Agent:
ABN AMRO Bank N.V.

Certificate No. A-6-1                        CUSIP No. ______________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION AND ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or either Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I and the Component Mortgage Loan REMIC, at a price determined as provided in the Agreement, and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I and the Component Mortgage Loan REMIC. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein including with respect to the BC Pari Passu Note A-1 Mortgage Loan, the BC Component Mortgage Loan Subordinate Component, and with respect to the DM Pari Passu Note A-1 Mortgage Loan, the DM Component Mortgage Loan Subordinate Components. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or the Component Mortgage Loan REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                          LaSalle Bank National Association,
                                          as Trustee



                                          By: __________________________________
                                              Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class A-6 Certificates referred to in the within mentioned Agreement.

Dated:


                                          LaSalle Bank National Association,
                                          as Certificate Registrar



                                          By: __________________________________
                                              Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________
_______________________________________________________________________________

Dated:


                                          ______________________________________
                                          Signature by or on behalf of Assignor


                                          ______________________________________
                                          Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

      Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

      This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                  Exhibit A-7
                         Form of Class A-1A Certificate

                         CLASS A-1A COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2004-4

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.


Pass-Through Rate:                           Certificate Principal Balance of
Variable                                     this Certificate as of the Issue
                                             Date: $202,345,000

Date of Pooling and Servicing Agreement:     Class Principal Balance of all the
October 1, 2004                              Class A-1A Certificates as of the
                                             Issue Date: $202,345,000

Cut-off Date:  October 1, 2004

Issue Date:  October 12, 2004                Approximate Aggregate unpaid
                                             principal balance of the Mortgage
First Distribution Date:                     Pool (less the principal balance of
November 10, 2004                            the BC Component Mortgage Loan
                                             Subordinate Component, the DM
Master Servicer:                             Component Mortgage Loan Subordinate
Bank of America, N.A.                        Components and the Roxborough B
                                             Note) as of the Cut-off Date, after
                                             deducting payments of principal due
                                             on or before such date (the
                                             "Initial Pool Balance"):
                                             $1,296,027,784

Special Servicer:                            Trustee and REMIC Administrator:
Midland Loan Services, Inc.                  LaSalle Bank National Association

Fiscal Agent:
ABN AMRO Bank N.V.

Certificate No. A-1A-1                       CUSIP No. ______________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION AND ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or either Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I and the Component Mortgage Loan REMIC, at a price determined as provided in the Agreement, and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I and the Component Mortgage Loan REMIC. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein including with respect to the BC Pari Passu Note A-1 Mortgage Loan, the BC Component Mortgage Loan Subordinate Component, and with respect to the DM Pari Passu Note A-1 Mortgage Loan, the DM Component Mortgage Loan Subordinate Components. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or the Component Mortgage Loan REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                          LaSalle Bank National Association,
                                          as Trustee



                                          By: __________________________________
                                              Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class A-1A Certificates referred to in the within mentioned Agreement.

Dated:


                                          LaSalle Bank National Association,
                                          as Certificate Registrar



                                          By: __________________________________
                                              Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________
_______________________________________________________________________________

Dated:


                                          ______________________________________
                                          Signature by or on behalf of Assignor


                                          ______________________________________
                                          Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

      Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

      This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                  Exhibit A-8-1
                          Form of Class XC Certificate

                          CLASS XC COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2004-4

                       [RULE 144A]1 [REG S]2 CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.


Pass-Through Rate:                           Certificate Notional Amount of this
Variable                                     Certificate as of the Issue Date:
                                             $500,000,000

Date of Pooling and Servicing Agreement:     Class Notional Amount of all the
October 1, 2004                              Class XC Certificates as of the
                                             Issue Date: $1,296,027,783

Cut-off Date:  October 1, 2004

Issue Date:  October 12, 2004                Approximate Aggregate unpaid
                                             principal balance of the Mortgage
First Distribution Date:                     Pool (less the principal balance of
November 10, 2004                            the BC Component Mortgage Loan
                                             Subordinate Component, the DM
Master Servicer:                             Component Mortgage Loan Subordinate
Bank of America, N.A.                        Components and the Roxborough B
                                             Note) as of the Cut-off Date, after
                                             deducting payments of principal due
                                             on or before such date (the
                                             "Initial Pool Balance"):
                                             $1,138,760,562

Special Servicer:                            Trustee and REMIC Administrator:
Midland Loan Services, Inc.                  LaSalle Bank National Association

Fiscal Agent:                                CUSIP No. [__________]1
ABN AMRO Bank N.V.                                     [__________]2

-------------------------
1 For Rule 144A Book-Entry Certificates only.
2 For Reg S Book-Entry Certificates only.

Certificate No. XC-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION AND ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) [IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D)] TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR [(E)] PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND DOES NOT ENTITLE THE HOLDER HEREOF TO ANY DISTRIBUTIONS OF PRINCIPAL. THE HOLDER HEREOF WILL BE ENTITLED TO DISTRIBUTIONS OF INTEREST ACCRUED AS PROVIDED IN THE AGREEMENT REFERRED TO HEREIN ON THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE, WHICH AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the notional principal amount of this Certificate (its "Certificate Notional Amount") as of the Issue Date by the aggregate notional principal balance of all the Certificates of the same Class as this Certificate (their "Class Notional Amount") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or either Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I and the Component Mortgage Loan REMIC, at a price determined as provided in the Agreement, and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I and the Component Mortgage Loan REMIC. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein including with respect to the BC Pari Passu Note A-1 Mortgage Loan, the BC Component Mortgage Loan Subordinate Component, and with respect to the DM Pari Passu Note A-1 Mortgage Loan, the DM Component Mortgage Loan Subordinate Components. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or the Component Mortgage Loan REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                          LaSalle Bank National Association,
                                          as Trustee



                                          By: __________________________________
                                              Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class XC Certificates referred to in the within mentioned Agreement.

Dated:


                                          LaSalle Bank National Association,
                                          as Certificate Registrar



                                          By: __________________________________
                                              Authorized Signatory

                                   SCHEDULE A

              Certificate Balance of Definitive
            Certificates exchanged or transferred
           for, or issued in exchange for or upon     Remaining Principal
           transfer of, an interest in this Book-          Amount of          Notation
  Date                Entry Certificate              Book Entry Certificate   Made By

_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________


                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________
_______________________________________________________________________________

Dated:


                                          ______________________________________
                                          Signature by or on behalf of Assignor


                                          ______________________________________
                                          Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

      Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

      This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                  Exhibit A-8-2
                          Form of Class XC Certificate

                          CLASS XC COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2004-4

                      [RULE 144A](1) [REG S](2) CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.


Pass-Through Rate:                           Certificate Notional Amount of this
Variable                                     Certificate as of the Issue Date:
                                             $500,000,000

Date of Pooling and Servicing Agreement:     Class Notional Amount of all the
October 1, 2004                              Class XC Certificates as of the
                                             Issue Date: $1,296,027,783

Cut-off Date:  October 1, 2004

Issue Date:  October 12, 2004                Approximate Aggregate unpaid
                                             principal balance of the Mortgage
First Distribution Date:                     Pool (less the principal balance of
November 10, 2004                            the BC Component Mortgage Loan
                                             Subordinate Component, the DM
Master Servicer:                             Component Mortgage Loan Subordinate
Bank of America, N.A.                        Components and the Roxborough B
                                             Note) as of the Cut-off Date, after
                                             deducting payments of principal due
                                             on or before such date (the
                                             "Initial Pool Balance"):
                                             $1,138,760,562

Special Servicer:                            Trustee and REMIC Administrator:
Midland Loan Services, Inc.                  LaSalle Bank National Association

Fiscal Agent:                                CUSIP No. [__________](1)
ABN AMRO Bank N.V.                                     [__________](2)


Certificate No. XC-2


--------------------------
(1) For Rule 144A Book-Entry Certificates only.
(2) For Reg S Book-Entry Certificates only.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION AND ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) [IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D)] TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR [(E)] PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND DOES NOT ENTITLE THE HOLDER HEREOF TO ANY DISTRIBUTIONS OF PRINCIPAL. THE HOLDER HEREOF WILL BE ENTITLED TO DISTRIBUTIONS OF INTEREST ACCRUED AS PROVIDED IN THE AGREEMENT REFERRED TO HEREIN ON THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE, WHICH AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the notional principal amount of this Certificate (its "Certificate Notional Amount") as of the Issue Date by the aggregate notional principal balance of all the Certificates of the same Class as this Certificate (their "Class Notional Amount") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or either Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I and the Component Mortgage Loan REMIC, at a price determined as provided in the Agreement, and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I and the Component Mortgage Loan REMIC. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein including with respect to the BC Pari Passu Note A-1 Mortgage Loan, the BC Component Mortgage Loan Subordinate Component, and with respect to the DM Pari Passu Note A-1 Mortgage Loan, the DM Component Mortgage Loan Subordinate Components. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or the Component Mortgage Loan REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                          LaSalle Bank National Association,
                                          as Trustee



                                          By: __________________________________
                                              Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class XC Certificates referred to in the within mentioned Agreement.

Dated:


                                          LaSalle Bank National Association,
                                          as Certificate Registrar



                                          By: __________________________________
                                              Authorized Signatory

                                   SCHEDULE A

              Certificate Balance of Definitive
            Certificates exchanged or transferred
           for, or issued in exchange for or upon     Remaining Principal
           transfer of, an interest in this Book-          Amount of          Notation
  Date                Entry Certificate              Book Entry Certificate   Made By

_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________


                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________
_______________________________________________________________________________

Dated:


                                          ______________________________________
                                          Signature by or on behalf of Assignor


                                          ______________________________________
                                          Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

      Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

      This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                  Exhibit A-8-3
                          Form of Class XC Certificate

                          CLASS XC COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2004-4

                      [RULE 144A](1) [REG S](2) CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.


Pass-Through Rate:                           Certificate Notional Amount of this
Variable                                     Certificate as of the Issue Date:
                                             $296,027,783

Date of Pooling and Servicing Agreement:     Class Notional Amount of all the
October 1, 2004                              Class XC Certificates as of the
                                             Issue Date: $1,296,027,783

Cut-off Date:  October 1, 2004

Issue Date:  October 12, 2004                Approximate Aggregate unpaid
                                             principal balance of the Mortgage
First Distribution Date:                     Pool (less the principal balance of
November 10, 2004                            the BC Component Mortgage Loan
                                             Subordinate Component, the DM
Master Servicer:                             Component Mortgage Loan Subordinate
Bank of America, N.A.                        Components and the Roxborough B
                                             Note) as of the Cut-off Date, after
                                             deducting payments of principal due
                                             on or before such date (the
                                             "Initial Pool Balance"):
                                             $1,138,760,562

Special Servicer:                            Trustee and REMIC Administrator:
Midland Loan Services, Inc.                  LaSalle Bank National Association

Fiscal Agent:                                CUSIP No. [__________](1)
ABN AMRO Bank N.V.                                     [__________](2)

Certificate No. XC-3

---------------------------
(1) For Rule 144A Book-Entry Certificates only.
(2) For Reg S Book-Entry Certificates only.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION AND ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) [IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D)] TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR [(E)] PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND DOES NOT ENTITLE THE HOLDER HEREOF TO ANY DISTRIBUTIONS OF PRINCIPAL. THE HOLDER HEREOF WILL BE ENTITLED TO DISTRIBUTIONS OF INTEREST ACCRUED AS PROVIDED IN THE AGREEMENT REFERRED TO HEREIN ON THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE, WHICH AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the notional principal amount of this Certificate (its "Certificate Notional Amount") as of the Issue Date by the aggregate notional principal balance of all the Certificates of the same Class as this Certificate (their "Class Notional Amount") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or either Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I and the Component Mortgage Loan REMIC, at a price determined as provided in the Agreement, and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I and the Component Mortgage Loan REMIC. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein including with respect to the BC Pari Passu Note A-1 Mortgage Loan, the BC Component Mortgage Loan Subordinate Component, and with respect to the DM Pari Passu Note A-1 Mortgage Loan, the DM Component Mortgage Loan Subordinate Components. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or the Component Mortgage Loan REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                          LaSalle Bank National Association,
                                          as Trustee



                                          By: __________________________________
                                              Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class XC Certificates referred to in the within mentioned Agreement.

Dated:


                                          LaSalle Bank National Association,
                                          as Certificate Registrar



                                          By: __________________________________
                                              Authorized Signatory

                                   SCHEDULE A

              Certificate Balance of Definitive
            Certificates exchanged or transferred
           for, or issued in exchange for or upon     Remaining Principal
           transfer of, an interest in this Book-          Amount of          Notation
  Date                Entry Certificate              Book Entry Certificate   Made By

_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________


                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________
_______________________________________________________________________________

Dated:


                                          ______________________________________
                                          Signature by or on behalf of Assignor


                                          ______________________________________
                                          Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

      Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

      This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                  Exhibit A-9-1
                          Form of Class XP Certificate

                          CLASS XP COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2004-4

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.


Pass-Through Rate:                           Certificate Notional Amount of this
Variable                                     Certificate as of the Issue Date:
                                             $500,000,000

Date of Pooling and Servicing Agreement:     Class Notional Amount of all the
October 1, 2004                              Class XP Certificates as of the
                                             Issue Date: $1,264,855,847

Cut-off Date: October 1, 2004

Issue Date:  October 12, 2004                Approximate Aggregate unpaid
                                             principal balance of the Mortgage
First Distribution Date:                     Pool (less the principal balance of
November 10, 2004                            the BC Component Mortgage Loan
                                             Subordinate Component, the DM
Master Servicer:                             Component Mortgage Loan Subordinate
Bank of America, N.A.                        Components and the Roxborough B
                                             Note) as of the Cut-off Date, after
                                             deducting payments of principal due
                                             on or before such date (the
                                             "Initial Pool Balance"):
                                             $1,296,027,784

Special Servicer:                            Trustee and REMIC Administrator:
Midland Loan Services, Inc.                  LaSalle Bank National Association

Fiscal Agent:
ABN AMRO Bank N.V.

Certificate No. XP-1                         CUSIP No. ______________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION, AND ABM AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND DOES NOT ENTITLE THE HOLDER HEREOF TO ANY DISTRIBUTIONS OF PRINCIPAL. THE HOLDER HEREOF WILL BE ENTITLED TO DISTRIBUTIONS OF INTEREST ACCRUED AS PROVIDED IN THE AGREEMENT REFERRED TO HEREIN ON THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE, WHICH AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the notional principal amount of this Certificate (its "Certificate Notional Amount") as of the Issue Date by the aggregate notional principal balance of all the Certificates of the same Class as this Certificate (their "Class Notional Amount") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or either Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I and the Component Mortgage Loan REMIC, at a price determined as provided in the Agreement, and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I and the Component Mortgage Loan REMIC. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein including with respect to the BC Pari Passu Note A-1 Mortgage Loan, the BC Component Mortgage Loan Subordinate Component, and with respect to the DM Pari Passu Note A-1 Mortgage Loan, the DM Component Mortgage Loan Subordinate Components. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or the Component Mortgage Loan REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                          LaSalle Bank National Association,
                                          as Trustee



                                          By: __________________________________
                                              Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class XP Certificates referred to in the within mentioned Agreement.

Dated:


                                          LaSalle Bank National Association,
                                          as Certificate Registrar



                                          By: __________________________________
                                              Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________
_______________________________________________________________________________

Dated:


                                          ______________________________________
                                          Signature by or on behalf of Assignor


                                          ______________________________________
                                          Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

      Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

      This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                  Exhibit A-9-2
                          Form of Class XP Certificate

                          CLASS XP COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2004-4

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.


Pass-Through Rate:                           Certificate Notional Amount of this
Variable                                     Certificate as of the Issue Date:
                                             $500,000,000

Date of Pooling and Servicing Agreement:     Class Notional Amount of all the
October 1, 2004                              Class XP Certificates as of the
                                             Issue Date: $1,264,855,847

Cut-off Date: October 1, 2004

Issue Date:  October 12, 2004                Approximate Aggregate unpaid
                                             principal balance of the Mortgage
First Distribution Date:                     Pool (less the principal balance of
November 10, 2004                            the BC Component Mortgage Loan
                                             Subordinate Component, the DM
Master Servicer:                             Component Mortgage Loan Subordinate
Bank of America, N.A.                        Components and the Roxborough B
                                             Note) as of the Cut-off Date, after
                                             deducting payments of principal due
                                             on or before such date (the
                                             "Initial Pool Balance"):
                                             $1,296,027,784

Special Servicer:                            Trustee and REMIC Administrator:
Midland Loan Services, Inc.                  LaSalle Bank National Association

Fiscal Agent:
ABN AMRO Bank N.V.

Certificate No. XP-2                         CUSIP No. ______________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION, AND ABM AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND DOES NOT ENTITLE THE HOLDER HEREOF TO ANY DISTRIBUTIONS OF PRINCIPAL. THE HOLDER HEREOF WILL BE ENTITLED TO DISTRIBUTIONS OF INTEREST ACCRUED AS PROVIDED IN THE AGREEMENT REFERRED TO HEREIN ON THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE, WHICH AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the notional principal amount of this Certificate (its "Certificate Notional Amount") as of the Issue Date by the aggregate notional principal balance of all the Certificates of the same Class as this Certificate (their "Class Notional Amount") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or either Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I and the Component Mortgage Loan REMIC, at a price determined as provided in the Agreement, and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I and the Component Mortgage Loan REMIC. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein including with respect to the BC Pari Passu Note A-1 Mortgage Loan, the BC Component Mortgage Loan Subordinate Component, and with respect to the DM Pari Passu Note A-1 Mortgage Loan, the DM Component Mortgage Loan Subordinate Components. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or the Component Mortgage Loan REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                          LaSalle Bank National Association,
                                          as Trustee



                                          By: __________________________________
                                              Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class XP Certificates referred to in the within mentioned Agreement.

Dated:


                                          LaSalle Bank National Association,
                                          as Certificate Registrar



                                          By: __________________________________
                                              Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________
_______________________________________________________________________________

Dated:


                                          ______________________________________
                                          Signature by or on behalf of Assignor


                                          ______________________________________
                                          Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

      Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

      This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                  Exhibit A-9-3
                          Form of Class XP Certificate

                          CLASS XP COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2004-4

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.


Pass-Through Rate:                           Certificate Notional Amount of this
Variable                                     Certificate as of the Issue Date:
                                             $264,855,847

Date of Pooling and Servicing Agreement:     Class Notional Amount of all the
October 1, 2004                              Class XP Certificates as of the
                                             Issue Date: $1,264,855,847

Cut-off Date: October 1, 2004

Issue Date:  October 12, 2004                Approximate Aggregate unpaid
                                             principal balance of the Mortgage
First Distribution Date:                     Pool (less the principal balance of
November 10, 2004                            the BC Component Mortgage Loan
                                             Subordinate Component, the DM
Master Servicer:                             Component Mortgage Loan Subordinate
Bank of America, N.A.                        Components and the Roxborough B
                                             Note) as of the Cut-off Date, after
                                             deducting payments of principal due
                                             on or before such date (the
                                             "Initial Pool Balance"):
                                             $1,296,027,784

Special Servicer:                            Trustee and REMIC Administrator:
Midland Loan Services, Inc.                  LaSalle Bank National Association

Fiscal Agent:
ABN AMRO Bank N.V.

Certificate No. XP-3                         CUSIP No. ______________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION, AND ABM AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND DOES NOT ENTITLE THE HOLDER HEREOF TO ANY DISTRIBUTIONS OF PRINCIPAL. THE HOLDER HEREOF WILL BE ENTITLED TO DISTRIBUTIONS OF INTEREST ACCRUED AS PROVIDED IN THE AGREEMENT REFERRED TO HEREIN ON THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE, WHICH AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the notional principal amount of this Certificate (its "Certificate Notional Amount") as of the Issue Date by the aggregate notional principal balance of all the Certificates of the same Class as this Certificate (their "Class Notional Amount") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or either Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I and the Component Mortgage Loan REMIC, at a price determined as provided in the Agreement, and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I and the Component Mortgage Loan REMIC. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein including with respect to the BC Pari Passu Note A-1 Mortgage Loan, the BC Component Mortgage Loan Subordinate Component, and with respect to the DM Pari Passu Note A-1 Mortgage Loan, the DM Component Mortgage Loan Subordinate Components. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or the Component Mortgage Loan REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                          LaSalle Bank National Association,
                                          as Trustee



                                          By: __________________________________
                                              Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class XP Certificates referred to in the within mentioned Agreement.

Dated:


                                          LaSalle Bank National Association,
                                          as Certificate Registrar



                                          By: __________________________________
                                              Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________
_______________________________________________________________________________

Dated:


                                          ______________________________________
                                          Signature by or on behalf of Assignor


                                          ______________________________________
                                          Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

      Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

      This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                  Exhibit A-10
                           Form of Class B Certificate

                           CLASS B COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2004-4

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.


Pass-Through Rate:                           Certificate Principal Balance of
Variable                                     this Certificate as of the Issue
                                             Date: $35,640,764

Date of Pooling and Servicing Agreement:     Class Principal Balance of all the
October 1, 2004                              Class B Certificates as of the
                                             Issue Date: $35,640,764

Cut-off Date: October 1, 2004

Issue Date:  October 12, 2004                Approximate Aggregate unpaid
                                             principal balance of the Mortgage
First Distribution Date:                     Pool (less the principal balance of
November 10, 2004                            the BC Component Mortgage Loan
                                             Subordinate Component, the DM
Master Servicer:                             Component Mortgage Loan Subordinate
Bank of America, N.A.                        Components and the Roxborough B
                                             Note) as of the Cut-off Date, after
                                             deducting payments of principal due
                                             on or before such date (the
                                             "Initial Pool Balance"):
                                             $1,296,027,784

Special Servicer:                            Trustee and REMIC Administrator:
Midland Loan Services, Inc.                  LaSalle Bank National Association

Certificate No. B-1                          CUSIP No. ______________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION AND ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF OF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or either Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I and the Component Mortgage Loan REMIC, at a price determined as provided in the Agreement, and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I and the Component Mortgage Loan REMIC. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein including with respect to the BC Pari Passu Note A-1 Mortgage Loan, the BC Component Mortgage Loan Subordinate Component, and with respect to the DM Pari Passu Note A-1 Mortgage Loan, the DM Component Mortgage Loan Subordinate Components. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or the Component Mortgage Loan REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                          LaSalle Bank National Association,
                                          as Trustee



                                          By: __________________________________
                                              Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class B Certificates referred to in the within mentioned Agreement.

Dated:


                                          LaSalle Bank National Association,
                                          as Certificate Registrar



                                          By: __________________________________
                                              Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________
_______________________________________________________________________________

Dated:


                                          ______________________________________
                                          Signature by or on behalf of Assignor


                                          ______________________________________
                                          Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

      Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

      This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                  Exhibit A-11
                           Form of Class C Certificate

                           CLASS C COMMERCIAL MORTGAGE
                     PASS-THROUGH CERTIFICATE, SERIES 2004-4

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.


Pass-Through Rate:                           Certificate Principal Balance of
Variable                                     this Certificate as of the Issue
                                             Date: $11,340,243

Date of Pooling and Servicing Agreement:     Class Principal Balance of all the
October 1, 2004                              Class C Certificates as of the
                                             Issue Date: $11,340,243

Cut-off Date:  October 1, 2004

Issue Date:  October 12, 2004                Approximate Aggregate unpaid
                                             principal balance of the Mortgage
First Distribution Date:                     Pool (less the principal balance of
November 10, 2004                            the BC Component Mortgage Loan
                                             Subordinate Component, the DM
Master Servicer:                             Component Mortgage Loan Subordinate
Bank of America, N.A.                        Components and the Roxborough B
                                             Note) as of the Cut-off Date, after
                                             deducting payments of principal due
                                             on or before such date (the
                                             "Initial Pool Balance"):
                                             $1,296,027,784

Special Servicer:                            Trustee and REMIC Administrator:
Midland Loan Services, Inc.                  LaSalle Bank National Association

Fiscal Agent:
ABN AMRO Bank N.V.

Certificate No. C-1                          CUSIP No. ______________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION AND ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF OF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or either Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I and the Component Mortgage Loan REMIC, at a price determined as provided in the Agreement, and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I and the Component Mortgage Loan REMIC. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein including with respect to the BC Pari Passu Note A-1 Mortgage Loan, the BC Component Mortgage Loan Subordinate Component, and with respect to the DM Pari Passu Note A-1 Mortgage Loan, the DM Component Mortgage Loan Subordinate Components. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or the Component Mortgage Loan REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                         LaSalle Bank National Association,
                                         as Trustee



                                         By: ___________________________________
                                             Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class C Certificates referred to in the within mentioned Agreement.

Dated: Dated:


                                         LaSalle Bank National Association,
                                         as Certificate Registrar



                                         By: ___________________________________
                                             Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________
_______________________________________________________________________________

Dated:


                                          ______________________________________
                                          Signature by or on behalf of Assignor


                                          ______________________________________
                                          Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

      Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

      This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                  Exhibit A-12
                           Form of Class D Certificate

                           CLASS D COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2004-4

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.


Pass-Through Rate:                           Certificate Principal Balance of
Variable                                     this Certificate as of the Issue
                                             Date: $21,060,451

Date of Pooling and Servicing Agreement:     Class Principal Balance of all the
October 1, 2004                              Class D Certificates as of the
                                             Issue Date: $21,060,451

Cut-off Date:  October 1, 2004

Issue Date:  October 12, 2004                Approximate Aggregate unpaid
                                             principal balance of the Mortgage
First Distribution Date:                     Pool (less the principal balance of
November 10, 2004                            the BC Component Mortgage Loan
                                             Subordinate Component, the DM
Master Servicer:                             Component Mortgage Loan Subordinate
Bank of America, N.A.                        Components and the Roxborough B
                                             Note) as of the Cut-off Date, after
                                             deducting payments of principal due
                                             on or before such date (the
                                             "Initial Pool Balance"):
                                             $1,296,027,784

Special Servicer:                            Trustee and REMIC Administrator:
Midland Loan Services, Inc.                  LaSalle Bank National Association

Fiscal Agent:
ABN AMRO Bank N.V.

Certificate No. D-1                          CUSIP No. ______________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION AND ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF OF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or either Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I and the Component Mortgage Loan REMIC, at a price determined as provided in the Agreement, and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I and the Component Mortgage Loan REMIC. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein including with respect to the BC Pari Passu Note A-1 Mortgage Loan, the BC Component Mortgage Loan Subordinate Component, and with respect to the DM Pari Passu Note A-1 Mortgage Loan, the DM Component Mortgage Loan Subordinate Components. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or the Component Mortgage Loan REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                          LaSalle Bank National Association,
                                          as Trustee



                                          By: __________________________________
                                              Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class D Certificates referred to in the within mentioned Agreement.

Dated:


                                          LaSalle Bank National Association,
                                          as Certificate Registrar



                                          By: __________________________________
                                              Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________
_______________________________________________________________________________

Dated:


                                          ______________________________________
                                          Signature by or on behalf of Assignor


                                          ______________________________________
                                          Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

      Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

      This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                  Exhibit A-13
                           Form of Class E Certificate

                           CLASS E COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2004-4

                      [RULE 144A](1) [REG S](2) CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.


Pass-Through Rate:                           Certificate Principal Balance of
Variable                                     this Certificate as of the Issue
                                             Date: $9,720,209

Date of Pooling and Servicing Agreement:     Class Principal Balance of all the
October 1, 2004                              Class E Certificates as of the
                                             Issue Date: $9,720,209

Cut-off Date:  October 1, 2004

Issue Date:  October 12, 2004                Approximate Aggregate unpaid
                                             principal balance of the Mortgage
First Distribution Date:                     Pool (less the principal balance of
November 10, 2004                            the BC Component Mortgage Loan
                                             Subordinate Component, the DM
Master Servicer:                             Component Mortgage Loan Subordinate
Bank of America, N.A.                        Components and the Roxborough B
                                             Note) as of the Cut-off Date, after
                                             deducting payments of principal due
                                             on or before such date (the
                                             "Initial Pool Balance"):
                                             $1,296,027,784


Special Servicer:                            Trustee and REMIC Administrator:
Midland Loan Services, Inc.                  LaSalle Bank National Association

Fiscal Agent:                                CUSIP No. [__________](1)
ABN AMRO Bank N.V.                                     [__________](2)

Certificate No. E-1

------------------
(1) For Rule 144A Book-Entry Certificates only.
(2) For Reg S Book-Entry Certificates only.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION AND ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

     THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) [IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D)] TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR [(E)] PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF OF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or either Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I and the Component Mortgage Loan REMIC, at a price determined as provided in the Agreement, and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I and the Component Mortgage Loan REMIC. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein including with respect to the BC Pari Passu Note A-1 Mortgage Loan, the BC Component Mortgage Loan Subordinate Component, and with respect to the DM Pari Passu Note A-1 Mortgage Loan, the DM Component Mortgage Loan Subordinate Components. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or the Component Mortgage Loan REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                          LaSalle Bank National Association,
                                          as Trustee



                                          By: __________________________________
                                              Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class E Certificates referred to in the within mentioned Agreement.

Dated:


                                           LaSalle Bank National Association,
                                           as Certificate Registrar



                                           By: _________________________________
                                               Authorized Signatory

                                   SCHEDULE A

              Certificate Balance of Definitive
            Certificates exchanged or transferred
           for, or issued in exchange for or upon     Remaining Principal
           transfer of, an interest in this Book-          Amount of          Notation
  Date                Entry Certificate              Book Entry Certificate   Made By

_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________


                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________
_______________________________________________________________________________

Dated:


                                          ______________________________________
                                          Signature by or on behalf of Assignor


                                          ______________________________________
                                          Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

      Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

      This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                  Exhibit A-14
                           Form of Class F Certificate

                           CLASS F COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2004-4

                      [RULE 144A](1) [REG S](2) CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.


Pass-Through Rate:                           Certificate Principal Balance of
Variable                                     this Certificate as of the Issue
                                             Date: $16,200,347

Date of Pooling and Servicing Agreement:     Class Principal Balance of all the
                                             Class F Certificates as of the
                                             Issue Date: $16,200,347

Cut-off Date:  October 1, 2004

Issue Date:  October 12, 2004                Approximate Aggregate unpaid
                                             principal balance of the Mortgage
First Distribution Date:                     Pool (less the principal balance of
November 10, 2004                            the BC Component Mortgage Loan
                                             Subordinate Component, the DM
Master Servicer:                             Component Mortgage Loan Subordinate
Bank of America, N.A.                        Components and the Roxborough B
                                             Note) as of the Cut-off Date, after
                                             deducting payments of principal due
                                             on or before such date (the
                                             "Initial Pool Balance"):
                                             $1,296,027,784

Special Servicer:                            Trustee and REMIC Administrator:
Midland Loan Services, Inc.                  LaSalle Bank National Association

Fiscal Agent:                                CUSIP No. [__________](1)
ABN AMRO Bank N.V.                                     [__________](2)

Certificate No. F-1

------------------
(1) For Rule 144A Book-Entry Certificates only.
(2) For Reg S Book-Entry Certificates only.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION AND ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) [IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D)] TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR [(E)] PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF OF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or either Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I and the Component Mortgage Loan REMIC, at a price determined as provided in the Agreement, and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I and the Component Mortgage Loan REMIC. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein including with respect to the BC Pari Passu Note A-1 Mortgage Loan, the BC Component Mortgage Loan Subordinate Component, and with respect to the DM Pari Passu Note A-1 Mortgage Loan, the DM Component Mortgage Loan Subordinate Components. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or the Component Mortgage Loan REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                          LaSalle Bank National Association,
                                          as Trustee



                                          By: __________________________________
                                              Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class F Certificates referred to in the within mentioned Agreement.

Dated:___


                                          LaSalle Bank National Association,
                                          as Certificate Registrar



                                          By: __________________________________
                                              Authorized Signatory

                                   SCHEDULE A

              Certificate Balance of Definitive
            Certificates exchanged or transferred
           for, or issued in exchange for or upon     Remaining Principal
           transfer of, an interest in this Book-          Amount of          Notation
  Date                Entry Certificate              Book Entry Certificate   Made By

_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________


                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________
_______________________________________________________________________________

Dated:


                                          ______________________________________
                                          Signature by or on behalf of Assignor


                                          ______________________________________
                                          Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

      Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

      This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                  Exhibit A-15
                           Form of Class G Certificate

                           CLASS G COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2004-4

                     [RULE 144A](1) [REG S](2) CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.


Pass-Through Rate:                           Certificate Principal Balance of
Variable                                     this Certificate as of the Issue
                                             Date: $11,340,243

Date of Pooling and Servicing Agreement:     Class Principal Balance of all the
October 1, 2004                              Class G Certificates as of the
                                             Issue Date: $11,340,243

Cut-off Date:  October 1, 2004

Issue Date:  October 12, 2004                Approximate Aggregate unpaid
                                             principal balance of the Mortgage
First Distribution Date:                     Pool (less the principal balance of
November 10, 2004                            the BC Component Mortgage Loan
                                             Subordinate Component, the DM
Master Servicer:                             Component Mortgage Loan Subordinate
Bank of America, N.A.                        Components and the Roxborough B
                                             Note) as of the Cut-off Date, after
                                             deducting payments of principal due
                                             on or before such date (the
                                             "Initial Pool Balance"):
                                             $1,296,027,784

Special Servicer:                            Trustee and REMIC Administrator:
Midland Loan Services, Inc.                  LaSalle Bank National Association

Fiscal Agent:                                CUSIP No. [__________](1)
ABN AMRO Bank N.V.                                     [__________](2)

Certificate No. G-1

------------------
(1) For Rule 144A Book-Entry Certificates only.
(2) For Reg S Book-Entry Certificates only.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION AND ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) [IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D)] TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR [(E)] PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF OF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or either Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I and the Component Mortgage Loan REMIC, at a price determined as provided in the Agreement, and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I and the Component Mortgage Loan REMIC. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein including with respect to the BC Pari Passu Note A-1 Mortgage Loan, the BC Component Mortgage Loan Subordinate Component, and with respect to the DM Pari Passu Note A-1 Mortgage Loan, the DM Component Mortgage Loan Subordinate Components. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or the Component Mortgage Loan REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                          LaSalle Bank National Association,
                                          as Trustee



                                          By: __________________________________
                                              Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class G Certificates referred to in the within mentioned Agreement.

Dated:


                                          LaSalle Bank National Association,
                                          as Certificate Registrar



                                          By: __________________________________
                                              Authorized Signatory

                                   SCHEDULE A

              Certificate Balance of Definitive
            Certificates exchanged or transferred
           for, or issued in exchange for or upon     Remaining Principal
           transfer of, an interest in this Book-          Amount of          Notation
  Date                Entry Certificate              Book Entry Certificate   Made By

_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________


                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________
_______________________________________________________________________________

Dated:


                                          ______________________________________
                                          Signature by or on behalf of Assignor


                                          ______________________________________
                                          Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

      Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

      This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                  Exhibit A-16
                           Form of Class H Certificate

                           CLASS H COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2004-4

                     [RULE 144A](1) [REG S](2) CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.


Pass-Through Rate:                           Certificate Principal Balance of
Variable                                     this Certificate as of the Issue
                                             Date: $16,200,347

Date of Pooling and Servicing Agreement:     Class Principal Balance of all the
October 1, 2004                              Class H Certificates as of the
                                             Issue Date: $16,200,347

Cut-off Date:  October 1, 2004

Issue Date:  October 12, 2004                Approximate Aggregate unpaid
                                             principal balance of the Mortgage
First Distribution Date:                     Pool (less the principal balance of
November 10, 2004                            the BC Component Mortgage Loan
                                             Subordinate Component, the DM
Master Servicer:                             Component Mortgage Loan Subordinate
Bank of America, N.A.                        Components and the Roxborough B
                                             Note) as of the Cut-off Date, after
                                             deducting payments of principal due
                                             on or before such date (the
                                             "Initial Pool Balance"):
                                             $1,296,027,784

Special Servicer:                            Trustee and REMIC Administrator:
Midland Loan Services, Inc.                  LaSalle Bank National Association

Fiscal Agent:                                CUSIP No. [__________](1)
ABN AMRO Bank N.V.                                     [__________]92)

Certificate No. H-1

------------------
(1) For Rule 144A Book-Entry Certificates only.
(2) For Reg S Book-Entry Certificates only.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION AND ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) [IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D)] TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR [(E)] PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF OF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or either Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I and the Component Mortgage Loan REMIC, at a price determined as provided in the Agreement, and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I and the Component Mortgage Loan REMIC. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein including with respect to the BC Pari Passu Note A-1 Mortgage Loan, the BC Component Mortgage Loan Subordinate Component, and with respect to the DM Pari Passu Note A-1 Mortgage Loan, the DM Component Mortgage Loan Subordinate Components. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or the Component Mortgage Loan REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                           LaSalle Bank National Association,
                                           as Trustee



                                           By: _________________________________
                                               Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class H Certificates referred to in the within mentioned Agreement.

Dated:


                                           LaSalle Bank National Association,
                                           as Certificate Registrar



                                           By: _________________________________
                                               Authorized Signatory

                                   SCHEDULE A

              Certificate Balance of Definitive
            Certificates exchanged or transferred
           for, or issued in exchange for or upon     Remaining Principal
           transfer of, an interest in this Book-          Amount of          Notation
  Date                Entry Certificate              Book Entry Certificate   Made By

_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________


                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________
_______________________________________________________________________________

Dated:


                                          ______________________________________
                                          Signature by or on behalf of Assignor


                                          ______________________________________
                                          Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

      Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

      This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                  Exhibit A-17
                           Form of Class J Certificate

                           CLASS J COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2004-4

                     [RULE 144A](1) [REG S](2) CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.


Pass-Through Rate:                           Certificate Principal Balance of
Variable                                     this Certificate as of the Issue
                                             Date: $6,480,139

Date of Pooling and Servicing Agreement:     Class Principal Balance of all the
October 1, 2004                              Class J Certificates as of the
                                             Issue Date: $6,480,139

Cut-off Date:  October 1, 2004

Issue Date:  October 12, 2004                Approximate Aggregate unpaid
                                             principal balance of the Mortgage
First Distribution Date:                     Pool (less the principal balance of
November 10, 2004                            the BC Component Mortgage Loan
                                             Subordinate Component, the DM
Master Servicer:                             Component Mortgage Loan Subordinate
Bank of America, N.A.                        Components and the Roxborough B
                                             Note) as of the Cut-off Date, after
                                             deducting payments of principal due
                                             on or before such date (the
                                             "Initial Pool Balance"):
                                             $1,296,027,784

Special Servicer:                            Trustee and REMIC Administrator:
Midland Loan Services, Inc.                  LaSalle Bank National Association

Fiscal Agent:                                CUSIP No. [__________](1)
ABN AMRO Bank N.V.                                     [__________](2)

Certificate No. J-1

------------------
(1) For Rule 144A Book-Entry Certificates only.
(2) For Reg S Book-Entry Certificates only.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION AND ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUCH CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) [IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D)] TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR [(E)] PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF OF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or either Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I and the Component Mortgage Loan REMIC, at a price determined as provided in the Agreement, and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I and the Component Mortgage Loan REMIC. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein including with respect to the BC Pari Passu Note A-1 Mortgage Loan, the BC Component Mortgage Loan Subordinate Component, and with respect to the DM Pari Passu Note A-1 Mortgage Loan, the DM Component Mortgage Loan Subordinate Components. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or the Component Mortgage Loan REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                          LaSalle Bank National Association,
                                          as Trustee



                                          By: __________________________________
                                              Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class J Certificates referred to in the within mentioned Agreement.

Dated:


                                          LaSalle Bank National Association,
                                          as Certificate Registrar



                                          By: __________________________________
                                              Authorized Signatory

                                   SCHEDULE A

              Certificate Balance of Definitive
            Certificates exchanged or transferred
           for, or issued in exchange for or upon     Remaining Principal
           transfer of, an interest in this Book-          Amount of          Notation
  Date                Entry Certificate              Book Entry Certificate   Made By

_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________


                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________
_______________________________________________________________________________

Dated:


                                          ______________________________________
                                          Signature by or on behalf of Assignor


                                          ______________________________________
                                          Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

      Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

      This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                  Exhibit A-18
                           Form of Class K Certificate

                           CLASS K COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2004-4

                     [RULE 144A](1) [REG S](2) CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.


Pass-Through Rate:                           Certificate Principal Balance of
Variable                                     this Certificate as of the Issue
                                             Date: $6,480,139

Date of Pooling and Servicing Agreement:     Class Principal Balance of all the
October 1, 2004                              Class K Certificates as of the
                                             Issue Date: $6,480,139

Cut-off Date:  October 1, 2004

Issue Date:  October 12, 2004                Approximate Aggregate unpaid
                                             principal balance of the Mortgage
First Distribution Date:                     Pool (less the principal balance of
November 10, 2004                            the BC Component Mortgage Loan
                                             Subordinate Component, the DM
Master Servicer:                             Component Mortgage Loan Subordinate
Bank of America, N.A.                        Components and the Roxborough B
                                             Note) as of the Cut-off Date, after
                                             deducting payments of principal due
                                             on or before such date (the
                                             "Initial Pool Balance"):
                                             $1,296,027,784







Special Servicer:                            Trustee and REMIC Administrator:
Midland Loan Services, Inc.                  LaSalle Bank National Association

Fiscal Agent:                                CUSIP No. [__________](1)
ABN AMRO Bank N.V.                                     [__________](2)

Certificate No. K-1

------------------
(1) For Rule 144A Book-Entry Certificates only.
(2) For Reg S Book-Entry Certificates only.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION AND ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUCH CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) [IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D)] TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR [(E)] PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF OF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

     No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or either Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I and the Component Mortgage Loan REMIC, at a price determined as provided in the Agreement, and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I and the Component Mortgage Loan REMIC. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein including with respect to the BC Pari Passu Note A-1 Mortgage Loan, the BC Component Mortgage Loan Subordinate Component, and with respect to the DM Pari Passu Note A-1 Mortgage Loan, the DM Component Mortgage Loan Subordinate Components. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or the Component Mortgage Loan REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                          LaSalle Bank National Association,
                                          as Trustee



                                          By: __________________________________
                                              Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class K Certificates referred to in the within mentioned Agreement.

Dated:


                                          LaSalle Bank National Association,
                                          as Certificate Registrar



                                          By: __________________________________
                                              Authorized Signatory

                                   SCHEDULE A

              Certificate Balance of Definitive
            Certificates exchanged or transferred
           for, or issued in exchange for or upon     Remaining Principal
           transfer of, an interest in this Book-          Amount of          Notation
  Date                Entry Certificate              Book Entry Certificate   Made By

_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________


                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________
_______________________________________________________________________________

Dated:


                                          ______________________________________
                                          Signature by or on behalf of Assignor


                                          ______________________________________
                                          Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

      Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

      This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                  Exhibit A-19
                           Form of Class L Certificate

                           CLASS L COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2004-4

                     [RULE 144A](1) [REG S](2) CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.


Pass-Through Rate:                           Certificate Principal Balance of
Variable                                     this Certificate as of the Issue
                                             Date: $6,480,139

Date of Pooling and Servicing Agreement:     Class Principal Balance of all the
October 1, 2004                              Class L Certificates as of the
                                             Issue Date: $6,480,139

Cut-off Date:  October 1, 2004

Issue Date:  October 12, 2004                Approximate Aggregate unpaid
                                             principal balance of the Mortgage
First Distribution Date:                     Pool (less the principal balance of
November 10, 2004                            the BC Component Mortgage Loan
                                             Subordinate Component, the DM
Master Servicer:                             Component Mortgage Loan Subordinate
Bank of America, N.A.                        Components and the Roxborough B
                                             Note) as of the Cut-off Date, after
                                             deducting payments of principal due
                                             on or before such date (the
                                             "Initial Pool Balance"):
                                             $1,296,027,784

Special Servicer:                            Trustee and REMIC Administrator:
Midland Loan Services, Inc.                  LaSalle Bank National Association

Fiscal Agent:                                CUSIP No. [__________](1)
ABN AMRO Bank N.V.                                     [__________](2)

Certificate No. L-1

------------------
(1) For Rule 144A Book-Entry Certificates only.
(2) For Reg S Book-Entry Certificates only.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION AND ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO THE ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) [IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D)] TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR [(E)] PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUCH CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or either Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I and the Component Mortgage Loan REMIC, at a price determined as provided in the Agreement, and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I and the Component Mortgage Loan REMIC. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein including with respect to the BC Pari Passu Note A-1 Mortgage Loan, the BC Component Mortgage Loan Subordinate Component, and with respect to the DM Pari Passu Note A-1 Mortgage Loan, the DM Component Mortgage Loan Subordinate Components. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or the Component Mortgage Loan REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                          LaSalle Bank National Association,
                                          as Trustee



                                          By: __________________________________
                                              Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class L Certificates referred to in the within mentioned Agreement.

Dated:


                                          LaSalle Bank National Association,
                                          as Certificate Registrar



                                          By: __________________________________
                                              Authorized Signatory

                                   SCHEDULE A

              Certificate Balance of Definitive
            Certificates exchanged or transferred
           for, or issued in exchange for or upon     Remaining Principal
           transfer of, an interest in this Book-          Amount of          Notation
  Date                Entry Certificate              Book Entry Certificate   Made By

_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________


                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________
_______________________________________________________________________________

Dated:


                                          ______________________________________
                                          Signature by or on behalf of Assignor


                                          ______________________________________
                                          Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

      Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

      This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                  Exhibit A-20
                           Form of Class M Certificate

                           CLASS M COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2004-4

                     [RULE 144A](1) [REG S](2) CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.


Pass-Through Rate:                           Certificate Principal Balance of
Variable                                     this Certificate as of the Issue
                                             Date: $3,240,069

Date of Pooling and Servicing Agreement:     Class Principal Balance of all the
October 1, 2004                              Class M Certificates as of the
                                             Issue Date: $3,240,069

Cut-off Date:  October 1, 2004

Issue Date:  October 12, 2004                Approximate Aggregate unpaid
                                             principal balance of the Mortgage
First Distribution Date:                     Pool (less the principal balance of
November 10, 2004                            the BC Component Mortgage Loan
                                             Subordinate Component, the DM
Master Servicer:                             Component Mortgage Loan Subordinate
Bank of America, N.A.                        Components and the Roxborough B
                                             Note) as of the Cut-off Date, after
                                             deducting payments of principal due
                                             on or before such date (the
                                             "Initial Pool Balance"):
                                             $1,296,027,784

Special Servicer:                            Trustee and REMIC Administrator:
Midland Loan Services, Inc.                  LaSalle Bank National Association

Fiscal Agent:                                CUSIP No. [__________](1)
ABN AMRO Bank N.V.                                     [__________](2)

Certificate No. M-1

------------------
(1) For Rule 144A Book-Entry Certificates only.
(2) For Reg S Book-Entry Certificates only.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION AND ABM AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO THE ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) [IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D)] TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR [(E)] PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUCH CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or either Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I and the Component Mortgage Loan REMIC, at a price determined as provided in the Agreement, and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I and the Component Mortgage Loan REMIC. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein including with respect to the BC Pari Passu Note A-1 Mortgage Loan, the BC Component Mortgage Loan Subordinate Component, and with respect to the DM Pari Passu Note A-1 Mortgage Loan, the DM Component Mortgage Loan Subordinate Components. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or the Component Mortgage Loan REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                          LaSalle Bank National Association,
                                          as Trustee



                                          By: __________________________________
                                              Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class M Certificates referred to in the within mentioned Agreement.

Dated:


                                         LaSalle Bank National Association,
                                         as Certificate Registrar



                                         By: ___________________________________
                                             Authorized Signatory

                                   SCHEDULE A

              Certificate Balance of Definitive
            Certificates exchanged or transferred
           for, or issued in exchange for or upon     Remaining Principal
           transfer of, an interest in this Book-          Amount of          Notation
  Date                Entry Certificate              Book Entry Certificate   Made By

_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________


                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________
_______________________________________________________________________________

Dated:


                                          ______________________________________
                                          Signature by or on behalf of Assignor


                                          ______________________________________
                                          Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

      Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

      This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                  Exhibit A-21
                           Form of Class N Certificate

                           CLASS N COMMERCIAL MORTGAGE
                        PASS-THROUGH CERTIFICATE, SERIES
                                     2004-4

                     [RULE 144A](1) [REG S](2) CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.


Pass-Through Rate:                           Certificate Principal Balance of
Variable                                     this Certificate as of the Issue
                                             Date: $3,240,069

Date of Pooling and Servicing Agreement:     Class Principal Balance of all the
October 1, 2004                              Class N Certificates as of the
                                             Issue Date: $3,240,069

Cut-off Date:  October 1, 2004

Issue Date:  October 12, 2004                Approximate Aggregate unpaid
                                             principal balance of the Mortgage
First Distribution Date:                     Pool (less the principal balance of
November 10, 2004                            the BC Component Mortgage Loan
                                             Subordinate Component, the DM
Master Servicer:                             Component Mortgage Loan Subordinate
Bank of America, N.A.                        Components and the Roxborough B
                                             Note) as of the Cut-off Date, after
                                             deducting payments of principal due
                                             on or before such date (the
                                             "Initial Pool Balance"):
                                             $1,296,027,784

Special Servicer:                            Trustee and REMIC Administrator:
Midland Loan Services, Inc.                  LaSalle Bank National Association

Fiscal Agent:                                CUSIP No. [__________](1)
ABN AMRO Bank N.V.                                     [__________](2)

Certificate No. N-1

------------------
(1) For Rule 144A Book-Entry Certificates only.
(2) For Reg S Book-Entry Certificates only.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION AND ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO THE ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) [IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D)] TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR [(E)] PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUCH CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or either Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I and the Component Mortgage Loan REMIC, at a price determined as provided in the Agreement, and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I and the Component Mortgage Loan REMIC. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein including with respect to the BC Pari Passu Note A-1 Mortgage Loan, the BC Component Mortgage Loan Subordinate Component, and with respect to the DM Pari Passu Note A-1 Mortgage Loan, the DM Component Mortgage Loan Subordinate Components. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or the Component Mortgage Loan REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                         LaSalle Bank National Association,
                                         as Trustee



                                         By: ___________________________________
                                             Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class N Certificates referred to in the within mentioned Agreement.

Dated:


                                         LaSalle Bank National Association,
                                         as Certificate Registrar



                                         By: ___________________________________
                                             Authorized Signatory

                                   SCHEDULE A

              Certificate Balance of Definitive
            Certificates exchanged or transferred
           for, or issued in exchange for or upon     Remaining Principal
           transfer of, an interest in this Book-          Amount of          Notation
  Date                Entry Certificate              Book Entry Certificate   Made By

_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________


                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________
_______________________________________________________________________________

Dated:


                                          ______________________________________
                                          Signature by or on behalf of Assignor


                                          ______________________________________
                                          Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

      Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

      This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                  Exhibit A-22
                           Form of Class O Certificate

                           CLASS O COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2004-4

                     [RULE 144A](1) [REG S](2) CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.


Pass-Through Rate:                           Certificate Principal Balance of
Variable                                     this Certificate as of the Issue
                                             Date: $4,860,105

Date of Pooling and Servicing Agreement:     Class Principal Balance of all the
October 1, 2004                              Class O Certificates as of the
                                             Issue Date: $4,860,105

Cut-off Date:  October 1, 2004

Issue Date:  October 12, 2004                Approximate Aggregate unpaid
                                             principal balance of the Mortgage
First Distribution Date:                     Pool (less the principal balance of
November 10, 2004                            the BC Component Mortgage Loan
                                             Subordinate Component, the DM
Master Servicer:                             Component Mortgage Loan Subordinate
Bank of America, N.A.                        Components and the Roxborough B
                                             Note) as of the Cut-off Date, after
                                             deducting payments of principal due
                                             on or before such date (the
                                             "Initial Pool Balance"):
                                             $1,296,027,784

Special Servicer:                            Trustee and REMIC Administrator:
Midland Loan Services, Inc.                  LaSalle Bank National Association

Fiscal Agent:                                CUSIP No. [__________](1)
ABN AMRO Bank N.V.                                     [__________](2)

Certificate No. O-1

------------------
(1) For Rule 144A Book-Entry Certificates only.
(2) For Reg S Book-Entry Certificates only.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION AND ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO THE ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) [IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D)] TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR [(E)] PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUCH CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or either Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I and the Component Mortgage Loan REMIC, at a price determined as provided in the Agreement, and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I and the Component Mortgage Loan REMIC. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein including with respect to the BC Pari Passu Note A-1 Mortgage Loan, the BC Component Mortgage Loan Subordinate Component, and with respect to the DM Pari Passu Note A-1 Mortgage Loan, the DM Component Mortgage Loan Subordinate Components. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or the Component Mortgage Loan REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                          LaSalle Bank National Association,
                                          as Trustee



                                          By: __________________________________
                                              Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class O Certificates referred to in the within mentioned Agreement.

Dated:


                                          LaSalle Bank National Association,
                                          as Certificate Registrar



                                          By: __________________________________
                                              Authorized Signatory

                                   SCHEDULE A

              Certificate Balance of Definitive
            Certificates exchanged or transferred
           for, or issued in exchange for or upon     Remaining Principal
           transfer of, an interest in this Book-          Amount of          Notation
  Date                Entry Certificate              Book Entry Certificate   Made By

_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________


                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________
_______________________________________________________________________________

Dated:


                                          ______________________________________
                                          Signature by or on behalf of Assignor


                                          ______________________________________
                                          Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

      Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

      This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                  Exhibit A-23
                           Form of Class P Certificate

                           CLASS P COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2004-4

                     [RULE 144A](1) [REG S](2) CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.


Pass-Through Rate:                           Certificate Principal Balance of
Variable                                     this Certificate as of the Issue
                                             Date: $16,200,348

Date of Pooling and Servicing Agreement:     Class Principal Balance of all the
October 1, 2004                              Class P Certificates as of the
                                             Issue Date: $16,200,348

Cut-off Date:  October 1, 2004

Issue Date:  October 12, 2004                Approximate Aggregate unpaid
                                             principal balance of the Mortgage
First Distribution Date:                     Pool (less the principal balance of
November 10, 2004                            the BC Component Mortgage Loan
                                             Subordinate Component, the DM
Master Servicer:                             Component Mortgage Loan Subordinate
Bank of America, N.A.                        Components and the Roxborough B
                                             Note) as of the Cut-off Date, after
                                             deducting payments of principal due
                                             on or before such date (the
                                             "Initial Pool Balance"):
                                             $1,296,027,784

Special Servicer:                            Trustee and REMIC Administrator:
Midland Loan Services, Inc.                  LaSalle Bank National Association

Fiscal Agent:                                CUSIP No. [__________](1)
ABN AMRO Bank N.V.                                     [__________](2)

Certificate No. P-1

------------------
(1) For Rule 144A Book-Entry Certificates only.
(2) For Reg S Book-Entry Certificates only.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION AND ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO THE ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) [IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D)] TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR [(E)] PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUCH CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS (I) A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE AND (II) AN UNDIVIDED INTEREST IN EXCESS INTEREST AND THE EXCESS INTEREST DISTRIBUTION ACCOUNT.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or either Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I and the Component Mortgage Loan REMIC, at a price determined as provided in the Agreement, and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I and the Component Mortgage Loan REMIC. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein including with respect to the BC Pari Passu Note A-1 Mortgage Loan, the BC Component Mortgage Loan Subordinate Component, and with respect to the DM Pari Passu Note A-1 Mortgage Loan, the DM Component Mortgage Loan Subordinate Components. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or the Component Mortgage Loan REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                           LaSalle Bank National Association,
                                           as Trustee



                                           By: _________________________________
                                               Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class P Certificates referred to in the within mentioned Agreement.

Dated:


                                           LaSalle Bank National Association,
                                           as Certificate Registrar



                                           By: _________________________________
                                               Authorized Signatory

                                   SCHEDULE A

              Certificate Balance of Definitive
            Certificates exchanged or transferred
           for, or issued in exchange for or upon     Remaining Principal
           transfer of, an interest in this Book-          Amount of          Notation
  Date                Entry Certificate              Book Entry Certificate   Made By

_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________


                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________
_______________________________________________________________________________

Dated:


                                          ______________________________________
                                          Signature by or on behalf of Assignor


                                          ______________________________________
                                          Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

      Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

      This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                  Exhibit A-24
                          Form of Class R-I Certificate

                          CLASS R-I COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2004-4

                     [RULE 144A](1) [REG S](2) CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.


Date of Pooling and Servicing Agreement:     Certificate No. R-I-1
October 1, 2004

                                             Percentage Interest evidenced by
                                             this Certificate in the related
                                             Class: 100%

Cut-off Date:  October 1, 2004

Issue Date:  October 12, 2004                Approximate Aggregate unpaid
                                             principal balance of the Mortgage
First Distribution Date:                     Pool (less the principal balance of
November 10, 2004                            the BC Component Mortgage Loan
                                             Subordinate Component, the DM
Master Servicer:                             Component Mortgage Loan Subordinate
Bank of America, N.A.                        Components and the Roxborough B
                                             Note) as of the Cut-off Date, after
                                             deducting payments of principal due
                                             on or before such date (the
                                             "Initial Pool Balance"):
                                             $1,296,027,784

Special Servicer:                            Trustee and REMIC Administrator:
Midland Loan Services, Inc.                  LaSalle Bank National Association

Fiscal Agent:
ABN AMRO Bank N.V.


------------------
(1) For Rule 144A Book-Entry Certificates only.
(2) For Reg S Book-Entry Certificates only.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION AND ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS, IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) [IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D)] TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR [(E)] PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE EVIDENCES THE "RESIDUAL INTEREST" IN TWO "REAL ESTATE MORTGAGE INVESTMENT CONDUITS" (EACH, A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, THE TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS AS SET FORTH IN SECTION 5.02 OF THE AGREEMENT. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

     This certifies that Bank of America, N.A. is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing upon the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii) of such Section 5.02(d) to negotiate the terms of any mandatory disposition and to execute all instruments of transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Master Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent of any change or impending change in its status as a Permitted Transferee. In connection with any proposed transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit C-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, the Certificate Registrar shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee.

     Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit C-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

     A "Permitted Transferee" is any Transferee that is not a Plan or a Person acting on behalf of or using the assets of a Plan, a Disqualified Organization, a Non-United States Person or any Person the income of which is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other United States Person.

     A "Disqualified Organization" is (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the Freddie Mac, a majority of whose board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and (v) any other Person so designated by the REMIC Administrator based upon an opinion of counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

     A "Non United States Person" is (a) any Person other than a United States Person or (b) any Person the income of which is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other United States Person. A "United States Person" is a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury regulations) created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

     No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or either Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I and the Component Mortgage Loan REMIC, at a price determined as provided in the Agreement, and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I and the Component Mortgage Loan REMIC. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein including with respect to the BC Pari Passu Note A-1 Mortgage Loan, the BC Component Mortgage Loan Subordinate Component, and with respect to the DM Pari Passu Note A-1 Mortgage Loan, the DM Component Mortgage Loan Subordinate Components. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or the Component Mortgage Loan REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                          LaSalle Bank National Association,
                                          as Trustee



                                          By: __________________________________
                                              Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class R-I Certificates referred to in the within mentioned Agreement.

Dated:


                                          LaSalle Bank National Association,
                                          as Certificate Registrar



                                          By: __________________________________
                                              Authorized Signatory

                                   SCHEDULE A

              Certificate Balance of Definitive
            Certificates exchanged or transferred
           for, or issued in exchange for or upon     Remaining Principal
           transfer of, an interest in this Book-          Amount of          Notation
  Date                Entry Certificate              Book Entry Certificate   Made By

_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________


                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________
_______________________________________________________________________________

Dated:


                                          ______________________________________
                                          Signature by or on behalf of Assignor


                                          ______________________________________
                                          Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

      Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

      This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                  Exhibit A-25
                         Form of Class R-II Certificate

                         CLASS R-II COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2004-4

                     [RULE 144A](1) [REG S](2) CERTIFICATE

     This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.


Date of Pooling and Servicing Agreement:     Certificate No. R-II-1
October 1, 2004

                                             Percentage Interest evidenced by
                                             this Certificate in the related
                                             Class: 100%

Cut-off Date:  October 1, 2004

Issue Date:  October 12, 2004                Approximate Aggregate unpaid
                                             principal balance of the Mortgage
First Distribution Date:                     Pool (less the principal balance of
November 10, 2004                            the BC Component Mortgage Loan
                                             Subordinate Component, the DM
Master Servicer:                             Component Mortgage Loan Subordinate
Bank of America, N.A.                        Components and the Roxborough B
                                             Note) as of the Cut-off Date, after
                                             deducting payments of principal due
                                             on or before such date (the
                                             "Initial Pool Balance"):
                                             $1,296,027,784

Special Servicer:                            Trustee and REMIC Administrator:
Midland Loan Services, Inc.                  LaSalle Bank National Association

Fiscal Agent:
ABN AMRO Bank N.V.

------------------
(1) For Rule 144A Book-Entry Certificates only.
(2) For Reg S Book-Entry Certificates only.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION AND ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS, IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) [IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D)] TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR [(E)] PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE EVIDENCES THE "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, THE TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS AS SET FORTH IN SECTION 5.02 OF THE AGREEMENT. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

     This certifies that Bank of America, N.A. is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing upon the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii) of such Section 5.02(d) to negotiate the terms of any mandatory disposition and to execute all instruments of transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Master Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent of any change or impending change in its status as a Permitted Transferee. In connection with any proposed transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit C-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, the Certificate Registrar shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee.

     Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit C-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

     A "Permitted Transferee" is any Transferee that is not a Plan or a Person acting on behalf of or using the assets of a Plan, a Disqualified Organization, a Non-United States Person or any Person the income of which is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other United States Person.

     A "Disqualified Organization" is (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the Freddie Mac, a majority of whose board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and (v) any other Person so designated by the REMIC Administrator based upon an opinion of counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

     A "Non United States Person" is (a) any Person other than a United States Person or (b) any Person the income of which is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other United States Person. A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

     No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or either Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I and the Component Mortgage Loan REMIC, at a price determined as provided in the Agreement, and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I and the Component Mortgage Loan REMIC. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein including with respect to the BC Pari Passu Note A-1 Mortgage Loan, the BC Component Mortgage Loan Subordinate Component, and with respect to the DM Pari Passu Note A-1 Mortgage Loan, the DM Component Mortgage Loan Subordinate Components. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or the Component Mortgage Loan REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                          LaSalle Bank National Association,
                                          as Trustee



                                          By: __________________________________
                                              Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class R-II Certificates referred to in the within mentioned Agreement.

Dated:


                                          LaSalle Bank National Association,
                                          as Certificate Registrar



                                          By: __________________________________
                                              Authorized Signatory

                                   SCHEDULE A

              Certificate Balance of Definitive
            Certificates exchanged or transferred
           for, or issued in exchange for or upon     Remaining Principal
           transfer of, an interest in this Book-          Amount of          Notation
  Date                Entry Certificate              Book Entry Certificate   Made By

_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________


                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________
_______________________________________________________________________________

Dated:


                                          ______________________________________
                                          Signature by or on behalf of Assignor


                                          ______________________________________
                                          Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

      Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

      This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                  Exhibit A-26
                          Form of Class BC Certificate

                          CLASS BC COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2004-4

                     [RULE 144A](1) [REG S](2) CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.


Pass-Through Rate:                           Certificate Principal Balance of
6.097% per annum                             this Certificate as of the Issue
                                             Date: $103,000,000

Date of Pooling and Servicing Agreement:     Class Principal Balance of all the
October 1, 2004                              Class BC Certificates as of the
                                             Issue Date: $103,000,000

Cut-off Date:
October 1, 2004

Issue Date:                                  Approximate Aggregate unpaid
October 12, 2004                             principal balance of the Mortgage
                                             Pool (less the principal balance of
First Distribution Date:                     the BC Component Mortgage Loan
November 10, 2004                            Subordinate Component, the DM
                                             Component Mortgage Loan Subordinate
Master Servicer:                             Components and the Roxborough B
Bank of America, N.A.                        Note) as of the Cut-off Date, after
                                             deducting payments of principal due
                                             on or before such date (the
                                             "Initial Pool Balance"):
                                             $1,296,027,784

Special Servicer:                            Trustee and REMIC Administrator:
Midland Loan Services, Inc.                  LaSalle Bank National Association

Fiscal Agent:                                CUSIP No. [__________](1)
ABN AMRO Bank N.V.                                     [__________](2)

Certificate No. BC-1

------------------
(1) For Rule 144A Book-Entry Certificates only.
(2) For Reg S Book-Entry Certificates only.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION, AND ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO THE ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) [IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D)] TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR [(E)] PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUCH CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

IN THE ABSENCE OF (A) AN EVENT OF DEFAULT, (B) ACCELERATION OF THE BC COMPONENT MORTGAGE LOAN, (C) THE BC COMPONENT MORTGAGE LOAN BECOMING A SPECIALLY SERVICED MORTGAGE LOAN AS THE RESULT OF AN EVENT OF DEFAULT UNDER THE RELATED MORTGAGE LOAN DOCUMENTS, OR (D) THE OCCURRENCE OF THE MATURITY DATE WITH RESPECT TO THE BC COMPONENT MORTGAGE LOAN, PRINCIPAL WILL BE PAID ON THE BC SENIOR COMPONENT AND THE BC COMPONENT MORTGAGE LOAN SUBORDINATE COMPONENT (AND THUS, TO THE CLASS BC CERTIFICATES), PRO RATA (IN ACCORDANCE WITH THEIR RESPECTIVE OUTSTANDING PRINCIPAL BALANCES). IF ANY OF THE EVENTS DESCRIBED IN (A) THROUGH (D) OF THE PRIOR SENTENCE EXISTS WITH RESPECT TO THE BC COMPONENT MORTGAGE LOAN, PRINCIPAL WILL BE PAID FIRST TO THE BC SENIOR COMPONENT UNTIL ITS OUTSTANDING PRINCIPAL BALANCE IS REDUCED TO ZERO AND THEN TO THE BC COMPONENT MORTGAGE LOAN SUBORDINATE COMPONENT UNTIL THE PRINCIPAL BALANCE OF SUCH COMPONENT IS REDUCED TO ZERO. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     The Class BC Certificates are limited in right of distribution to certain collections and recoveries respecting the BC Component Mortgage Loan, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to the Class BC Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the BC Component Mortgage Loan and the payment of interest on such advances and expenses.

     The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or either Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I and the Component Mortgage Loan REMIC, at a price determined as provided in the Agreement, and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I and the Component Mortgage Loan REMIC. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein including with respect to the BC Pari Passu Note A-1 Mortgage Loan, the BC Component Mortgage Loan Subordinate Component, and with respect to the DM Pari Passu Note A-1 Mortgage Loan, the DM Component Mortgage Loan Subordinate Components. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or the Component Mortgage Loan REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                         LaSalle Bank National Association,
                                             as Trustee



                                         By: ___________________________________
                                             Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class BC Certificates referred to in the within mentioned Agreement.

Dated:


                                         LaSalle Bank National Association,
                                             as Certificate Registrar



                                         By: ___________________________________
                                             Authorized Signatory

                                   SCHEDULE A

              Certificate Balance of Definitive
            Certificates exchanged or transferred
           for, or issued in exchange for or upon     Remaining Principal
           transfer of, an interest in this Book-          Amount of          Notation
  Date                Entry Certificate              Book Entry Certificate   Made By

_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________


                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________
_______________________________________________________________________________

Dated:


                                          ______________________________________
                                          Signature by or on behalf of Assignor


                                          ______________________________________
                                          Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

      Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

      This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                 Exhibit A-27-1
                         Form of Class DM-A Certificate

                         CLASS DM-A COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2004-4

                     [RULE 144A](1) [REG S](2) CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                           Certificate Principal Balance of
5.3206% per annum                            this Certificate as of the Issue
                                             Date: $2,270,791

Date of Pooling and Servicing Agreement:     Class Principal Balance of all the
October 1, 2004                              Class DM-A Certificates as of the
                                             Issue Date: $2,270,791

Cut-off Date:
October 1, 2004

Issue Date:                                  Approximate Aggregate unpaid
October 12, 2004                             principal balance of the Mortgage
                                             Pool (less the principal balance of
First Distribution Date:                     the BC Component Mortgage Loan
November 10, 2004                            Subordinate Component, the DM
                                             Component Mortgage Loan Subordinate
Master Servicer:                             Components and the Roxborough B
Bank of America, N.A.                        Note) as of the Cut-off Date, after
                                             deducting payments of principal due
                                             on or before such date (the
                                             "Initial Pool Balance"):
                                             $1,296,027,784

Special Servicer:                            Trustee and REMIC Administrator:
Midland Loan Services, Inc.                  LaSalle Bank National Association

Fiscal Agent:                                CUSIP No. [__________](1)
ABN AMRO Bank N.V.                                     [__________](2)

Certificate No. DM-A-1

------------------
(1) For Rule 144A Book-Entry Certificates only.
(2) For Reg S Book-Entry Certificates only.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION, AND ABN AMRO BANK N.V, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO THE ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) [IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D)] TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR [(E)] PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

IN THE ABSENCE OF (A) AN EVENT OF DEFAULT, (B) ACCELERATION OF THE DM COMPONENT MORTGAGE LOAN, (C) THE DM COMPONENT MORTGAGE LOAN BECOMING A SPECIALLY SERVICED MORTGAGE LOAN AS THE RESULT OF AN EVENT OF DEFAULT UNDER THE RELATED MORTGAGE LOAN DOCUMENTS, OR (D) THE OCCURRENCE OF THE MATURITY DATE WITH RESPECT TO THE DM COMPONENT MORTGAGE LOAN, PRINCIPAL WILL BE PAID ON THE DM SENIOR COMPONENT AND THE DM SUBORDINATE COMPONENTS (AND THUS, TO THE CORRESPONDING CLASS OF CLASS DM CERTIFICATES), PRO RATA (IN ACCORDANCE WITH THEIR RESPECTIVE OUTSTANDING PRINCIPAL BALANCES). IF ANY OF THE EVENTS DESCRIBED IN (A) THROUGH (D) OF THE PRIOR SENTENCE EXISTS WITH RESPECT TO THE DM COMPONENT MORTGAGE LOAN, PRINCIPAL WILL BE PAID FIRST TO THE DM SENIOR COMPONENT UNTIL ITS OUTSTANDING PRINCIPAL BALANCE IS REDUCED TO ZERO AND THEN SEQUENTIALLY TO EACH OF THE DM-A, DM-B, DM-C, DM-D, DM-E, DM-F AND DM-G COMPONENTS UNTIL THE PRINCIPAL BALANCE OF EACH SUCH COMPONENT IS REDUCED TO ZERO. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     The Class DM Certificates are limited in right of distribution to certain collections and recoveries respecting the DM Component Mortgage Loan, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to the Class DM Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the DM Component Mortgage Loan and the payment of interest on such advances and expenses.

     The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or either Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I and the Component Mortgage Loan REMIC, at a price determined as provided in the Agreement, and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I and the Component Mortgage Loan REMIC. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein including with respect to the BC Pari Passu Note A-1 Mortgage Loan, the BC Component Mortgage Loan Subordinate Component, and with respect to the DM Pari Passu Note A-1 Mortgage Loan, the DM Component Mortgage Loan Subordinate Components. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or the Component Mortgage Loan REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                           LaSalle Bank National Association,
                                               as Trustee



                                           By: _________________________________
                                               Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class DM-A Certificates referred to in the within mentioned Agreement.

Dated:


                                           LaSalle Bank National Association,
                                               as Certificate Registrar



                                           By: _________________________________
                                               Authorized Signatory

                                   SCHEDULE A

              Certificate Balance of Definitive
            Certificates exchanged or transferred
           for, or issued in exchange for or upon     Remaining Principal
           transfer of, an interest in this Book-          Amount of          Notation
  Date                Entry Certificate              Book Entry Certificate   Made By

_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________


                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________
_______________________________________________________________________________

Dated:


                                          ______________________________________
                                          Signature by or on behalf of Assignor


                                          ______________________________________
                                          Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

      Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

      This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                 Exhibit A-27-2
                         Form of Class DM-B Certificate

                         CLASS DM-B COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2004-4

                     [RULE 144A](1) [REG S](2) CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.


Pass-Through Rate:                           Certificate Principal Balance of
5.4198% per annum                            this Certificate as of the Issue
                                             Date: $4,778,618

Date of Pooling and Servicing Agreement:     Class Principal Balance of all the
October 1, 2004                              Class DM-B Certificates as of the
                                             Issue Date: $4,778,618

Cut-off Date:
October 1, 2004

Issue Date:                                  Approximate Aggregate unpaid
October 12, 2004                             principal balance of the Mortgage
                                             Pool (less the principal balance of
First Distribution Date:                     the BC Component Mortgage Loan
November 10, 2004                            Subordinate Component, the DM
                                             Component Mortgage Loan Subordinate
Master Servicer:                             Components and the Roxborough B
Bank of America, N.A.                        Note) as of the Cut-off Date, after
                                             deducting payments of principal due
                                             on or before such date (the
                                             "Initial Pool Balance"):
                                             $1,296,027,784

Special Servicer:                            Trustee and REMIC Administrator:
Midland Loan Services, Inc.                  LaSalle Bank National Association

Fiscal Agent:                                CUSIP No. [__________](1)
ABN AMRO Bank N.V.                                     [__________](2)

Certificate No. DM-B-1

------------------
(1) For Rule 144A Book-Entry Certificates only.
(2) For Reg S Book-Entry Certificates only.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION, AND ABN AMRO BANK N.V, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO THE ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) [IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D)] TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR [(E)] PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

IN THE ABSENCE OF (A) AN EVENT OF DEFAULT, (B) ACCELERATION OF THE DM COMPONENT MORTGAGE LOAN, (C) THE DM COMPONENT MORTGAGE LOAN BECOMING A SPECIALLY SERVICED MORTGAGE LOAN AS THE RESULT OF AN EVENT OF DEFAULT UNDER THE RELATED MORTGAGE LOAN DOCUMENTS, OR (D) THE OCCURRENCE OF THE MATURITY DATE WITH RESPECT TO THE DM COMPONENT MORTGAGE LOAN, PRINCIPAL WILL BE PAID ON THE DM SENIOR COMPONENT AND THE DM SUBORDINATE COMPONENTS (AND THUS, TO THE CORRESPONDING CLASS OF CLASS DM CERTIFICATES), PRO RATA (IN ACCORDANCE WITH THEIR RESPECTIVE OUTSTANDING PRINCIPAL BALANCES). IF ANY OF THE EVENTS DESCRIBED IN (A) THROUGH (D) OF THE PRIOR SENTENCE EXISTS WITH RESPECT TO THE DM COMPONENT MORTGAGE LOAN, PRINCIPAL WILL BE PAID FIRST TO THE DM SENIOR COMPONENT UNTIL ITS OUTSTANDING PRINCIPAL BALANCE IS REDUCED TO ZERO AND THEN SEQUENTIALLY TO EACH OF THE DM-A, DM-B, DM-C, DM-D, DM-E, DM-F AND DM-G COMPONENTS UNTIL THE PRINCIPAL BALANCE OF EACH SUCH COMPONENT IS REDUCED TO ZERO. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     The Class DM Certificates are limited in right of distribution to certain collections and recoveries respecting the DM Component Mortgage Loan, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to the Class DM Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the DM Component Mortgage Loan and the payment of interest on such advances and expenses.

     The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or either Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I and the Component Mortgage Loan REMIC, at a price determined as provided in the Agreement, and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I and the Component Mortgage Loan REMIC. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein including with respect to the BC Pari Passu Note A-1 Mortgage Loan, the BC Component Mortgage Loan Subordinate Component, and with respect to the DM Pari Passu Note A-1 Mortgage Loan, the DM Component Mortgage Loan Subordinate Components. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or the Component Mortgage Loan REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                           LaSalle Bank National Association,
                                               as Trustee



                                           By: _________________________________
                                               Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class DM-B Certificates referred to in the within mentioned Agreement.

Dated:


                                           LaSalle Bank National Association,
                                               as Certificate Registrar



                                           By: _________________________________
                                               Authorized Signatory

                                   SCHEDULE A

              Certificate Balance of Definitive
            Certificates exchanged or transferred
           for, or issued in exchange for or upon     Remaining Principal
           transfer of, an interest in this Book-          Amount of          Notation
  Date                Entry Certificate              Book Entry Certificate   Made By

_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________


                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________
_______________________________________________________________________________

Dated:


                                          ______________________________________
                                          Signature by or on behalf of Assignor


                                          ______________________________________
                                          Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

      Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

      This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                 Exhibit A-27-3
                         Form of Class DM-C Certificate

                         CLASS DM-C COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2004-4

                     [RULE 144A](1) [REG S](2) CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.


Pass-Through Rate:                           Certificate Principal Balance of
5.6172% per annum                            this Certificate as of the Issue
                                             Date: $3,845,294

Date of Pooling and Servicing Agreement:     Class Principal Balance of all the
October 1, 2004                              Class DM-C Certificates as of the
                                             Issue Date: $3,845,294

Cut-off Date:
October 1, 2004

Issue Date:                                  Approximate Aggregate unpaid
October 12, 2004                             principal balance of the Mortgage
                                             Pool (less the principal balance of
First Distribution Date:                     the BC Component Mortgage Loan
November 10, 2004                            Subordinate Component, the DM
                                             Component Mortgage Loan Subordinate
Master Servicer:                             Components and the Roxborough B
Bank of America, N.A.                        Note) as of the Cut-off Date, after
                                             deducting payments of principal due
                                             on or before such date (the
                                             "Initial Pool Balance"):
                                             $1,296,027,784


Special Servicer:                            Trustee and REMIC Administrator:
Midland Loan Services, Inc.                  LaSalle Bank National Association

Fiscal Agent:                                CUSIP No. [__________](1)
ABN AMRO Bank N.V.                                     [__________](2)

Certificate No. DM-C-1

------------------
(1) For Rule 144A Book-Entry Certificates only.
(2) For Reg S Book-Entry Certificates only.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION, AND ABN AMRO BANK N.V, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO THE ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) [IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D)] TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR [(E)] PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

IN THE ABSENCE OF (A) AN EVENT OF DEFAULT, (B) ACCELERATION OF THE DM COMPONENT MORTGAGE LOAN, (C) THE DM COMPONENT MORTGAGE LOAN BECOMING A SPECIALLY SERVICED MORTGAGE LOAN AS THE RESULT OF AN EVENT OF DEFAULT UNDER THE RELATED MORTGAGE LOAN DOCUMENTS, OR (D) THE OCCURRENCE OF THE MATURITY DATE WITH RESPECT TO THE DM COMPONENT MORTGAGE LOAN, PRINCIPAL WILL BE PAID ON THE DM SENIOR COMPONENT AND THE DM SUBORDINATE COMPONENTS (AND THUS, TO THE CORRESPONDING CLASS OF CLASS DM CERTIFICATES), PRO RATA (IN ACCORDANCE WITH THEIR RESPECTIVE OUTSTANDING PRINCIPAL BALANCES). IF ANY OF THE EVENTS DESCRIBED IN (A) THROUGH (D) OF THE PRIOR SENTENCE EXISTS WITH RESPECT TO THE DM COMPONENT MORTGAGE LOAN, PRINCIPAL WILL BE PAID FIRST TO THE DM SENIOR COMPONENT UNTIL ITS OUTSTANDING PRINCIPAL BALANCE IS REDUCED TO ZERO AND THEN SEQUENTIALLY TO EACH OF THE DM-A, DM-B, DM-C, DM-D, DM-E, DM-F AND DM-G COMPONENTS UNTIL THE PRINCIPAL BALANCE OF EACH SUCH COMPONENT IS REDUCED TO ZERO. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     The Class DM Certificates are limited in right of distribution to certain collections and recoveries respecting the DM Component Mortgage Loan, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to the Class DM Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the DM Component Mortgage Loan and the payment of interest on such advances and expenses.

     The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or either Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I and the Component Mortgage Loan REMIC, at a price determined as provided in the Agreement, and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I and the Component Mortgage Loan REMIC. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein including with respect to the BC Pari Passu Note A-1 Mortgage Loan, the BC Component Mortgage Loan Subordinate Component, and with respect to the DM Pari Passu Note A-1 Mortgage Loan, the DM Component Mortgage Loan Subordinate Components. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or the Component Mortgage Loan REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                            LaSalle Bank National Association,
                                                as Trustee



                                            By: ________________________________
                                                Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class DM-C Certificates referred to in the within mentioned Agreement.

Dated:


                                            LaSalle Bank National Association,
                                                as Certificate Registrar



                                            By: ________________________________
                                                Authorized Signatory

                                   SCHEDULE A

              Certificate Balance of Definitive
            Certificates exchanged or transferred
           for, or issued in exchange for or upon     Remaining Principal
           transfer of, an interest in this Book-          Amount of          Notation
  Date                Entry Certificate              Book Entry Certificate   Made By

_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________


                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________
_______________________________________________________________________________

Dated:


                                          ______________________________________
                                          Signature by or on behalf of Assignor


                                          ______________________________________
                                          Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

      Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

      This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                 Exhibit A-27-4
                         Form of Class DM-D Certificate

                         CLASS DM-D COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2004-4

                      [RULE 144A](1) [REG S](2) CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.


Pass-Through Rate:                           Certificate Principal Balance of
5.7650% per annum                            this Certificate as of the Issue
                                             Date: $4,093,378

Date of Pooling and Servicing Agreement:     Class Principal Balance of all the
October 1, 2004                              Class DM-D Certificates as of the
                                             Issue Date: $4,093,378

Cut-off Date:
October 1, 2004

Issue Date:                                  Approximate Aggregate unpaid
October 12, 2004                             principal balance of the Mortgage
                                             Pool (less the principal balance of
First Distribution Date:                     the BC Component Mortgage Loan
November 10, 2004                            Subordinate Component, the DM
                                             Component Mortgage Loan Subordinate
Master Servicer:                             Components and the Roxborough B
Bank of America, N.A.                        Note) as of the Cut-off Date, after
                                             deducting payments of principal due
                                             on or before such date (the
                                             "Initial Pool Balance"):
                                             $1,296,027,784

Special Servicer:                           Trustee and REMIC Administrator:
Midland Loan Services, Inc.                 LaSalle Bank National Association

Fiscal Agent:                               CUSIP No. [__________](1)
ABN AMRO Bank N.V.                                    [__________](2)

Certificate No. DM-D-1

------------------
(1) For Rule 144A Book-Entry Certificates only.
(2) For Reg S Book-Entry Certificates only.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION, AND ABN AMRO BANK N.V, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO THE ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) [IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D)] TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR [(E)] PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

IN THE ABSENCE OF (A) AN EVENT OF DEFAULT, (B) ACCELERATION OF THE DM COMPONENT MORTGAGE LOAN, (C) THE DM COMPONENT MORTGAGE LOAN BECOMING A SPECIALLY SERVICED MORTGAGE LOAN AS THE RESULT OF AN EVENT OF DEFAULT UNDER THE RELATED MORTGAGE LOAN DOCUMENTS, OR (D) THE OCCURRENCE OF THE MATURITY DATE WITH RESPECT TO THE DM COMPONENT MORTGAGE LOAN, PRINCIPAL WILL BE PAID ON THE DM SENIOR COMPONENT AND THE DM SUBORDINATE COMPONENTS (AND THUS, TO THE CORRESPONDING CLASS OF CLASS DM CERTIFICATES), PRO RATA (IN ACCORDANCE WITH THEIR RESPECTIVE OUTSTANDING PRINCIPAL BALANCES). IF ANY OF THE EVENTS DESCRIBED IN (A) THROUGH (D) OF THE PRIOR SENTENCE EXISTS WITH RESPECT TO THE DM COMPONENT MORTGAGE LOAN, PRINCIPAL WILL BE PAID FIRST TO THE DM SENIOR COMPONENT UNTIL ITS OUTSTANDING PRINCIPAL BALANCE IS REDUCED TO ZERO AND THEN SEQUENTIALLY TO EACH OF THE DM-A, DM-B, DM-C, DM-D, DM-E, DM-F AND DM-G COMPONENTS UNTIL THE PRINCIPAL BALANCE OF EACH SUCH COMPONENT IS REDUCED TO ZERO. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     The Class DM Certificates are limited in right of distribution to certain collections and recoveries respecting the DM Component Mortgage Loan, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to the Class DM Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the DM Component Mortgage Loan and the payment of interest on such advances and expenses.

     The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or either Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I and the Component Mortgage Loan REMIC, at a price determined as provided in the Agreement, and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I and the Component Mortgage Loan REMIC. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein including with respect to the BC Pari Passu Note A-1 Mortgage Loan, the BC Component Mortgage Loan Subordinate Component, and with respect to the DM Pari Passu Note A-1 Mortgage Loan, the DM Component Mortgage Loan Subordinate Components. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or the Component Mortgage Loan REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                          LaSalle Bank National Association,
                                              as Trustee



                                          By: _________________________________
                                              Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class DM-D Certificates referred to in the within mentioned Agreement.

Dated:


                                          LaSalle Bank National Association,
                                              as Certificate Registrar



                                          By: _________________________________
                                              Authorized Signatory

                                   SCHEDULE A

              Certificate Balance of Definitive
            Certificates exchanged or transferred
           for, or issued in exchange for or upon     Remaining Principal
           transfer of, an interest in this Book-          Amount of          Notation
  Date                Entry Certificate              Book Entry Certificate   Made By

_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________


                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________
_______________________________________________________________________________

Dated:


                                          ______________________________________
                                          Signature by or on behalf of Assignor


                                          ______________________________________
                                          Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

      Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

      This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                 Exhibit A-27-5
                         Form of Class DM-E Certificate

                         CLASS DM-E COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2004-4

                     [RULE 144A](1) [REG S](2) CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.


Pass-Through Rate:                           Certificate Principal Balance of
6.1587% per annum                            this Certificate as of the Issue
                                             Date: $4,366,269

Date of Pooling and Servicing Agreement:     Class Principal Balance of all the
October 1, 2004                              Class DM-E Certificates as of the
                                             Issue Date: $4,366,269

Cut-off Date:
October 1, 2004

Issue Date:                                  Approximate Aggregate unpaid
October 12, 2004                             principal balance of the Mortgage
                                             Pool (less the principal balance of
First Distribution Date:                     the BC Component Mortgage Loan
November 10, 2004                            Subordinate Component, the DM
                                             Component Mortgage Loan Subordinate
Master Servicer:                             Components and the Roxborough B
Bank of America, N.A.                        Note) as of the Cut-off Date, after
                                             deducting payments of principal due
                                             on or before such date (the
                                             "Initial Pool Balance"):
                                             $1,296,027,784


Special Servicer:                           Trustee and REMIC Administrator:
Midland Loan Services, Inc.                 LaSalle Bank National Association

Fiscal Agent:                               CUSIP No. [__________](1)
ABN AMRO Bank N.V.                                    [__________](2)

Certificate No. DM-E-1

------------------
(1) For Rule 144A Book-Entry Certificates only.
(2) For Reg S Book-Entry Certificates only.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION, AND ABN AMRO BANK N.V, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO THE ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) [IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D)] TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR [(E)] PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

IN THE ABSENCE OF (A) AN EVENT OF DEFAULT, (B) ACCELERATION OF THE DM COMPONENT MORTGAGE LOAN, (C) THE DM COMPONENT MORTGAGE LOAN BECOMING A SPECIALLY SERVICED MORTGAGE LOAN AS THE RESULT OF AN EVENT OF DEFAULT UNDER THE RELATED MORTGAGE LOAN DOCUMENTS, OR (D) THE OCCURRENCE OF THE MATURITY DATE WITH RESPECT TO THE DM COMPONENT MORTGAGE LOAN, PRINCIPAL WILL BE PAID ON THE DM SENIOR COMPONENT AND THE DM SUBORDINATE COMPONENTS (AND THUS, TO THE CORRESPONDING CLASS OF CLASS DM CERTIFICATES), PRO RATA (IN ACCORDANCE WITH THEIR RESPECTIVE OUTSTANDING PRINCIPAL BALANCES). IF ANY OF THE EVENTS DESCRIBED IN (A) THROUGH (D) OF THE PRIOR SENTENCE EXISTS WITH RESPECT TO THE DM COMPONENT MORTGAGE LOAN, PRINCIPAL WILL BE PAID FIRST TO THE DM SENIOR COMPONENT UNTIL ITS OUTSTANDING PRINCIPAL BALANCE IS REDUCED TO ZERO AND THEN SEQUENTIALLY TO EACH OF THE DM-A, DM-B, DM-C, DM-D, DM-E, DM-F AND DM-G COMPONENTS UNTIL THE PRINCIPAL BALANCE OF EACH SUCH COMPONENT IS REDUCED TO ZERO. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     The Class DM Certificates are limited in right of distribution to certain collections and recoveries respecting the DM Component Mortgage Loan, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to the Class DM Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the DM Component Mortgage Loan and the payment of interest on such advances and expenses.

     The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or either Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I and the Component Mortgage Loan REMIC, at a price determined as provided in the Agreement, and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I and the Component Mortgage Loan REMIC. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein including with respect to the BC Pari Passu Note A-1 Mortgage Loan, the BC Component Mortgage Loan Subordinate Component, and with respect to the DM Pari Passu Note A-1 Mortgage Loan, the DM Component Mortgage Loan Subordinate Components. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or the Component Mortgage Loan REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                          LaSalle Bank National Association,
                                              as Trustee



                                          By: __________________________________
                                              Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class DM-E Certificates referred to in the within mentioned Agreement.

Dated:


                                           LaSalle Bank National Association,
                                               as Certificate Registrar



                                           By: _________________________________
                                               Authorized Signatory

                                   SCHEDULE A

              Certificate Balance of Definitive
            Certificates exchanged or transferred
           for, or issued in exchange for or upon     Remaining Principal
           transfer of, an interest in this Book-          Amount of          Notation
  Date                Entry Certificate              Book Entry Certificate   Made By

_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________


                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________
_______________________________________________________________________________

Dated:


                                          ______________________________________
                                          Signature by or on behalf of Assignor


                                          ______________________________________
                                          Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

      Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

      This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                 Exhibit A-27-6
                         Form of Class DM-F Certificate

                         CLASS DM-F COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2004-4

                     [RULE 144A](1) [REG S](2) CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.


Pass-Through Rate:                           Certificate Principal Balance of
6.4046% per annum                            this Certificate as of the Issue
                                             Date: $3,952,582

Date of Pooling and Servicing Agreement:     Class Principal Balance of all the
October 1, 2004                              Class DM-F Certificates as of the
                                             Issue Date: $3,952,582

Cut-off Date:
October 1, 2004

Issue Date:                                  Approximate Aggregate unpaid
October 12, 2004                             principal balance of the Mortgage
                                             Pool (less the principal balance of
First Distribution Date:                     the BC Component Mortgage Loan
November 10, 2004                            Subordinate Component, the DM
                                             Component Mortgage Loan Subordinate
Master Servicer:                             Components and the Roxborough B
Bank of America, N.A.                        Note) as of the Cut-off Date, after
                                             deducting payments of principal due
                                             on or before such date (the
                                             "Initial Pool Balance"):
                                             $1,296,027,784

Special Servicer:                            Trustee and REMIC Administrator:
Midland Loan Services, Inc.                  LaSalle Bank National Association

Fiscal Agent:                                CUSIP No. [__________](1)
ABN AMRO Bank N.V.                                     [__________](2)

Certificate No. DM-F-1


------------------
(1) For Rule 144A Book-Entry Certificates only.
(2) For Reg S Book-Entry Certificates only.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION, AND ABN AMRO BANK N.V, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO THE ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) [IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D)] TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR [(E)] PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

IN THE ABSENCE OF (A) AN EVENT OF DEFAULT, (B) ACCELERATION OF THE DM COMPONENT MORTGAGE LOAN, (C) THE DM COMPONENT MORTGAGE LOAN BECOMING A SPECIALLY SERVICED MORTGAGE LOAN AS THE RESULT OF AN EVENT OF DEFAULT UNDER THE RELATED MORTGAGE LOAN DOCUMENTS, OR (D) THE OCCURRENCE OF THE MATURITY DATE WITH RESPECT TO THE DM COMPONENT MORTGAGE LOAN, PRINCIPAL WILL BE PAID ON THE DM SENIOR COMPONENT AND THE DM SUBORDINATE COMPONENTS (AND THUS, TO THE CORRESPONDING CLASS OF CLASS DM CERTIFICATES), PRO RATA (IN ACCORDANCE WITH THEIR RESPECTIVE OUTSTANDING PRINCIPAL BALANCES). IF ANY OF THE EVENTS DESCRIBED IN (A) THROUGH (D) OF THE PRIOR SENTENCE EXISTS WITH RESPECT TO THE DM COMPONENT MORTGAGE LOAN, PRINCIPAL WILL BE PAID FIRST TO THE DM SENIOR COMPONENT UNTIL ITS OUTSTANDING PRINCIPAL BALANCE IS REDUCED TO ZERO AND THEN SEQUENTIALLY TO EACH OF THE DM-A, DM-B, DM-C, DM-D, DM-E, DM-F AND DM-G COMPONENTS UNTIL THE PRINCIPAL BALANCE OF EACH SUCH COMPONENT IS REDUCED TO ZERO. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     The Class DM Certificates are limited in right of distribution to certain collections and recoveries respecting the DM Component Mortgage Loan, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to the Class DM Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the DM Component Mortgage Loan and the payment of interest on such advances and expenses.

     The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or either Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I and the Component Mortgage Loan REMIC, at a price determined as provided in the Agreement, and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I and the Component Mortgage Loan REMIC. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein including with respect to the BC Pari Passu Note A-1 Mortgage Loan, the BC Component Mortgage Loan Subordinate Component, and with respect to the DM Pari Passu Note A-1 Mortgage Loan, the DM Component Mortgage Loan Subordinate Components. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or the Component Mortgage Loan REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                           LaSalle Bank National Association,
                                               as Trustee



                                           By: _________________________________
                                               Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class DM-F Certificates referred to in the within mentioned Agreement.

Dated:


                                           LaSalle Bank National Association,
                                               as Certificate Registrar



                                           By: _________________________________
                                               Authorized Signatory

                                   SCHEDULE A

              Certificate Balance of Definitive
            Certificates exchanged or transferred
           for, or issued in exchange for or upon     Remaining Principal
           transfer of, an interest in this Book-          Amount of          Notation
  Date                Entry Certificate              Book Entry Certificate   Made By

_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________


                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________
_______________________________________________________________________________

Dated:


                                          ______________________________________
                                          Signature by or on behalf of Assignor


                                          ______________________________________
                                          Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

      Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

      This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                 Exhibit A-27-7
                         Form of Class DM-G Certificate

                         CLASS DM-G COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2004-4

                     [RULE 144A](1) [REG S](2) CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.


Pass-Through Rate:                           Certificate Principal Balance of
6.7001% per annum                            this Certificate as of the Issue
                                             Date: $3,693,068

Date of Pooling and Servicing Agreement:     Class Principal Balance of all the
October 1, 2004                              Class DM-G Certificates as of the
                                             Issue Date: $3,693,068

Cut-off Date:
October 1, 2004

Issue Date:                                  Approximate Aggregate unpaid
October 12, 2004                             principal balance of the Mortgage
                                             Pool (less the principal balance of
First Distribution Date:                     the BC Component Mortgage Loan
November 10, 2004                            Subordinate Component, the DM
                                             Component Mortgage Loan Subordinate
Master Servicer:                             Components and the Roxborough B
Bank of America, N.A.                        Note) as of the Cut-off Date, after
                                             deducting payments of principal due
                                             on or before such date (the
                                             "Initial Pool Balance"):
                                             $1,296,027,784

Special Servicer:                            Trustee and REMIC Administrator: .
Midland Loan Services, Inc                   LaSalle Bank National Association

Fiscal Agent:                                CUSIP No. [__________](1)
ABN AMRO Bank N.V.                                     [__________](2)

Certificate No. DM-G-1

------------------
(1) For Rule 144A Book-Entry Certificates only.
(2) For Reg S Book-Entry Certificates only.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION, AND ABN AMRO BANK N.V, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO THE ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) [IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D)] TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR [(E)] PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

IN THE ABSENCE OF (A) AN EVENT OF DEFAULT, (B) ACCELERATION OF THE DM COMPONENT MORTGAGE LOAN, (C) THE DM COMPONENT MORTGAGE LOAN BECOMING A SPECIALLY SERVICED MORTGAGE LOAN AS THE RESULT OF AN EVENT OF DEFAULT UNDER THE RELATED MORTGAGE LOAN DOCUMENTS, OR (D) THE OCCURRENCE OF THE MATURITY DATE WITH RESPECT TO THE DM COMPONENT MORTGAGE LOAN, PRINCIPAL WILL BE PAID ON THE DM SENIOR COMPONENT AND THE DM SUBORDINATE COMPONENTS (AND THUS, TO THE CORRESPONDING CLASS OF CLASS DM CERTIFICATES), PRO RATA (IN ACCORDANCE WITH THEIR RESPECTIVE OUTSTANDING PRINCIPAL BALANCES). IF ANY OF THE EVENTS DESCRIBED IN (A) THROUGH (D) OF THE PRIOR SENTENCE EXISTS WITH RESPECT TO THE DM COMPONENT MORTGAGE LOAN, PRINCIPAL WILL BE PAID FIRST TO THE DM SENIOR COMPONENT UNTIL ITS OUTSTANDING PRINCIPAL BALANCE IS REDUCED TO ZERO AND THEN SEQUENTIALLY TO EACH OF THE DM-A, DM-B, DM-C, DM-D, DM-E, DM-F AND DM-G COMPONENTS UNTIL THE PRINCIPAL BALANCE OF EACH SUCH COMPONENT IS REDUCED TO ZERO. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     The Class DM Certificates are limited in right of distribution to certain collections and recoveries respecting the DM Component Mortgage Loan, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to the Class DM Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the DM Component Mortgage Loan and the payment of interest on such advances and expenses.

     The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or either Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I and the Component Mortgage Loan REMIC, at a price determined as provided in the Agreement, and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I and the Component Mortgage Loan REMIC. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein including with respect to the BC Pari Passu Note A-1 Mortgage Loan, the BC Component Mortgage Loan Subordinate Component, and with respect to the DM Pari Passu Note A-1 Mortgage Loan, the DM Component Mortgage Loan Subordinate Components. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or the Component Mortgage Loan REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                           LaSalle Bank National Association,
                                               as Trustee



                                           By: _________________________________
                                               Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class DM-G Certificates referred to in the within mentioned Agreement.

Dated:___


                                           LaSalle Bank National Association,
                                               as Certificate Registrar



                                           By: _________________________________
                                               Authorized Signatory

                                   SCHEDULE A

              Certificate Balance of Definitive
            Certificates exchanged or transferred
           for, or issued in exchange for or upon     Remaining Principal
           transfer of, an interest in this Book-          Amount of          Notation
  Date                Entry Certificate              Book Entry Certificate   Made By

_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________
_________  ______________________________________   _______________________  __________


                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________
_______________________________________________________________________________

Dated:


                                          ______________________________________
                                          Signature by or on behalf of Assignor


                                          ______________________________________
                                          Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

      Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

      This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                  EXHIBIT B

                   FORM OF INVESTMENT REPRESENTATION LETTER

LaSalle Bank National Association,
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attn: Asset Backed Securities Trust Services Group- BACM 2004-4

Banc of America Commercial Mortgage Inc.
214 North Tryon Street
NC1-027-21-02
Charlotte, North Carolina  28255

      Re: Transfer of Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series 2004-4
            -------------------------------------------------


Ladies and Gentlemen:

                  This letter is delivered pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of October 1, 2004 (the "Pooling and Servicing Agreement"), by and among Banc of America Commercial Mortgage Inc., as Depositor, Bank of America, N.A., as Master Servicer, Midland Loan Services, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee and REMIC Administrator, and ABN AMRO Bank N.V., as Fiscal Agent, on behalf of the holders of Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series 2004-4 (the "Certificates"), in connection with the transfer by _________________ (the "Seller") to the undersigned (the "Purchaser") of $_______________ aggregate Certificate Balance of Class ___ Certificates (the "Certificate"). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

                  In connection with such transfer, the Purchaser hereby represents and warrants to you and the addressees hereof as follows:

                  1. Check one of the following:*

                  |_| The Purchaser is an institutional "accredited investor" (an entity meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the "1933 Act")) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Certificates, and the Purchaser and any accounts for which it is acting are each able to bear the economic risk of the Purchaser's or such account's investment. The Purchaser is acquiring the Certificates purchased by it for its own account or for one or more accounts (each of which is an "institutional accredited investor") as to each of which the Purchaser exercises sole investment

------------------
* Each Purchaser must include one of the following two certifications.

discretion. The Purchaser hereby undertakes to reimburse the Trust Fund for any costs incurred by it in connection with this transfer.

                  |_| The Purchaser is a "qualified institutional buyer" within the meaning of Rule 144A ("Rule 144A") promulgated under the Securities Act of 1933, as amended (the "1933 Act"). The Purchaser is aware that the transfer is being made in reliance on Rule 144A, and the Purchaser has had the opportunity to obtain the information required to be provided pursuant to paragraph
(d)(4)(i) of Rule 144A.

                  2. The Purchaser's intention is to acquire the Certificate (a) for investment for the Purchaser's own account or (b) for resale (i) to "qualified institutional buyers" in transactions under Rule 144A, and not in any event with the view to, or for resale in connection with, any distribution thereof, or (ii) to institutional "accredited investors" meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the 1933 Act, pursuant to any other exemption from the registration requirements of the 1933 Act, subject in the case of this clause (ii) to (w) the receipt by the Certificate Registrar of a letter substantially in the form hereof, (x) the receipt by the Certificate Registrar of an opinion of counsel acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the 1933 Act, (y) the receipt by the Certificate Registrar of such other evidence acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the 1933 Act and other applicable laws and (z) a written undertaking to reimburse the Trust for any costs incurred by it in connection with the proposed transfer. The Purchaser understands that the Certificate (and any subsequent Certificate) has not been registered under the 1933 Act, by reason of a specified exemption from the registration provisions of the 1933 Act which depends upon, among other things, the bona fide nature of the Purchaser's investment intent (or intent to resell to only certain investors in certain exempted transactions) as expressed herein.

                  3. The Purchaser has reviewed the Private Placement Memorandum relating to the Certificates (the "Private Placement Memorandum") and the agreements and other materials referred to therein and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by the Private Placement Memorandum.

                  4. The Purchaser acknowledges that the Certificate (and any Certificate issued on transfer or exchange thereof) has not been registered or qualified under the 1933 Act or the securities laws of any State or any other jurisdiction, and that the Certificate cannot be resold unless it is registered or qualified thereunder or unless an exemption from such registration or qualification is available.

                  5. The Purchaser hereby undertakes to be bound by the terms and conditions of the Pooling and Servicing Agreement in its capacity as an owner of a Certificate or Certificates, as the case may be (each, a "Certificateholder"), in all respects as if it were a signatory thereto. This undertaking is made for the benefit of the Trust, the Certificate Registrar and all Certificateholders present and future.

                  6. The Purchaser will not sell or otherwise transfer any portion of the Certificate or Certificates, except in compliance with Section
5.02 of the Pooling and Servicing Agreement.

                  7. Check one of the following:*

                  |_| The Purchaser is a U.S. Person (as defined below) and it has attached hereto an Internal Revenue Service ("IRS") Form W 9 (or successor form).

                  |_| The Purchaser is not a "U.S. Tax Person" and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Certificate Registrar (or its agent) with respect to distributions to be made on the Certificate(s). The Purchaser has attached hereto [(i) a duly executed IRS Form W 8BEN (or successor form), which identifies such Purchaser as the beneficial owner of the Certificate(s) and states that such Purchaser is not a U.S. Tax Person, (ii) two duly executed copies of IRS Form W-8IMY (with appropriate attachments) or (iii)]** two duly executed copies of IRS Form W-8ECI (or successor form), which identify such Purchaser as the beneficial owner of the Certificate(s) and state that interest on the Certificate is, or is expected to be, effectively connected with a U.S. trade or business. The Purchaser agrees to provide to the Certificate Registrar updated IRS Forms [W-8BEN, W-8IMY or IRS Forms W-8ECI, as the case may be]**, any applicable successor IRS forms, or such other certificates as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

                  For this purpose, "U.S. Person" means a citizen or resident of the United States for U.S. federal income tax purposes, a corporation or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate the income of which is subject to U.S. federal income taxation regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States fiduciaries have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which were eligible to elect to be treated as U.S. persons).

                  8. Please make all payments due on the Certificates:***

                  |_| (a) by wire transfer to the following account at a bank or entity in New York, New York, having appropriate facilities therefor:

--------

* Each Purchaser must include one of the following two certifications.

* Each Purchaser must include one of the two alternative certifications.

** Omit for Class R-I and Class R-II.

*** Only to be filled out by Purchasers of Definitive Certificates. Please select (a) or (b). For holders of Definitive Certificates, wire transfers are only available if such holder's Definitive Certificates have an aggregate Certificate Balance or Notional Amount, as applicable, of at least U.S. $5,000,000.

                  Bank:    _________________________________________
                  ABA#:    _________________________________________
                  Account #:        ________________________________
                  Attention:        ________________________________

                  |_| (b) by mailing a check or draft to the following address:

                  __________________________________________________
                  __________________________________________________
                  __________________________________________________


                                  Very truly yours,



                                  ______________________________________
                                      [The Purchaser]



                                  By: __________________________________
                                      Name:
                                      Title:

Dated:

                                   EXHIBIT C-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                        PURSUANT TO SECTION 5.02(d)(i)(B)

STATE OF                   )
                           )        participation.:
COUNTY OF                  )

[NAME OF OFFICER], being first duly sworn, deposes and says that:

                  1. He/She is the [Title of Officer] of [Name of Prospective Transferee] (the prospective transferee (the "Transferee") of a Banc of America Commercial Mortgage Inc. Class R-[I] [II] Commercial Mortgage Pass-Through Certificate, Series 2004-4, evidencing a ____% Percentage Interest in the Class to which it belongs (the "Residual Certificate")), a __________________________________ duly organized and validly existing under the laws of [the State of ____] [the United States], on behalf of which he/she makes this affidavit. Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement pursuant to which the Residual Certificate was issued (the "Pooling and Servicing Agreement").

                  2. The Transferee (i) is [and, as of [date of transfer], will be] a "Permitted Transferee" and will endeavor to remain a "Permitted Transferee" for so long as it holds the Residual Certificate, and (ii) is acquiring the Residual Certificate for its own account or for the account of another prospective transferee from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any person other than a "disqualified organization" or a "non United States person". (For this purpose: (i) a "disqualified organization" means the United States or a possession thereof, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality, all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax (unless such organization is subject to the tax on unrelated business taxable income); and (ii) a "non United States person" is any person other than a "United States person". A "United States person" is a citizen or resident of the United States, a corporation or partnership created or organized in, or under the laws of, the United States, any state or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.)

                  3. The Transferee is aware (i) of the tax that would be imposed on transfers of the Residual Certificate to "disqualified organizations" under the Internal Revenue Code of 1986, as amended; (ii) that such tax would be imposed on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a "disqualified organization", on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a "disqualified organization" and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Residual Certificate may be a "non-economic residual interest" within the meaning of Treasury Regulations
Section 1.860E-1(c) and that the transferor of a "non-economic residual interest" will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

                  4. The Transferee is aware of the tax imposed on a "pass-through entity" holding the Residual Certificate if at any time during the taxable year of the pass-through entity a "disqualified organization" is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

                  5. The Transferee is aware that the Certificate Registrar will not register any transfer of the Residual Certificate by the Transferee unless the Transferee's transferee, or such transferee's agent, delivers to the Certificate Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement. The Transferee expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such affidavit and agreement is false.

                  6. The Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Residual Certificate will only be owned, directly or indirectly, by a Permitted Transferee.

                  7. The Transferee's taxpayer identification number is
______________.

                  8. The Transferee has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement, a description of which provisions is set forth in the Residual Certificate (in particular, clause (ii) of Section 5.02(d) which authorizes the Trustee to deliver payments on the Residual Certificate to a person other than the Transferee, in the event that the Transferee holds such Residual Certificate in violation of Section 5.02(d)), and the Transferee expressly agrees to be bound by and to comply with such provisions.

                  9. No purpose of the Transferee relating to its purchase or any sale of the Residual Certificate is or will be to impede the assessment or collection of any tax.

                  10. The Transferee hereby represents to and for the benefit of the transferor that the Transferee intends to pay any taxes associated with holding the Residual Certificate as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Residual Certificate.

                  11. The Transferee will, in connection with any transfer that it makes of the Residual Certificate, deliver to the Certificate Registrar a representation letter substantially in the form of Exhibit C-2 to the Pooling and Servicing Agreement in which it will represent and warrant, among other things, that it is not transferring the Residual Certificate to impede the assessment or collection of any tax and that it has at the time of such transfer conducted a reasonable investigation of the financial condition of the proposed transferee as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and has satisfied the requirements of such provision.

                  12. The Transferee will not cause income to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other United States person.

                  13. Check the applicable box:

                  |_| The present value of the anticipated tax liabilities associated with holding the Residual Certificate does not exceed the sum of:

                  (i) the present value of any consideration given to the Transferee to acquire such Residual Certificate;

                  (ii) the present value of the expected future distributions on such Residual Certificate; and

                  (iii) the present value of the anticipated tax savings associated with holding such Residual Certificate as the related REMIC generates losses.

                  For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

                  |_| The transfer of the Residual Certificate complies with U.S. Treasury Regulations Sections 1.860G-1(c)(5) and (6) and, accordingly,

                  (i) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Residual Certificate will only be taxed in the United States;

                  (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations
Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

                  (iii) the Transferee will transfer the Residual Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulations
Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of U.S. Treasury Regulations Sections 1.860G-1(c)(4)(i), (ii) and (iii) and 1.860E-1(c)(5); and

                  (iv) the Transferee determined the consideration paid to it to acquire the Residual Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

                  |_| None of the above.

                  IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ___ day of ________, 20__.


                                       [NAME OF TRANSFEREE]



                                       By: _____________________________________
                                           [Name of Officer]
                                           [Title of Officer]

[Corporate Seal]

ATTEST:

------------------------------
[Assistant] Secretary

                  Personally appeared before me the above named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Transferee, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Transferee

                  Subscribed and sworn before me this ___ day of ______________, 20__.



                                             ___________________________________
                                             NOTARY PUBLIC

COUNTY OF ___________
STATE OF _____________
My Commission expires the _________
day of _____________, 20__.

                                   EXHIBIT C-2

                         FORM OF TRANSFEROR CERTIFICATE
                        PURSUANT TO SECTION 5.02(d)(i)(D)

                                                       __________________, 20___


LaSalle Bank National Association,
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attn: Asset Backed Securities Trust Services Group- BACM 2004-4

             Re: Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass- Through Certificates, Series 2004-4, Class R-[I] [II], evidencing a __% percentage interest in the Class to which it belongs
                  --------------------------------------------------------------

Dear Sirs:

                  This letter is delivered to you in connection with the transfer by _____________ (the "Transferor") to ____________________ (the
"Transferee") of the captioned Class R-[I] [II] Certificate (the "Residual Certificate"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of October 1, 2004, by and among Banc of America Commercial Mortgage Inc., as Depositor, Bank of America, N.A., as Master Servicer, Midland Loan Services, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee and REMIC Administrator, and ABN AMRO Bank N.V., as Fiscal Agent. All terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby represents and warrants to you, as Certificate Registrar, that:

                  1. No purpose of the Transferor relating to the transfer of the Residual Certificate by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

                  2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit C-1. The Transferor does not know or believe that any representation contained therein is false.

                  3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Certificate may not be respected for United States federal income tax purposes (and the Transferor may continue to be liable for United States federal income taxes associated therewith) unless the Transferor has conducted such an investigation.


                                          Very truly yours,



                                              __________________________________
                                              (Transferor)



                                          By: __________________________________
                                              Name:
                                              Title:

                                    EXHIBIT D

                               REQUEST FOR RELEASE

                                                     ____________________, 20___


LaSalle Bank National Association,
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attn: Asset Backed Securities Trust Services Group- BACM 2004-4

                  In connection with the administration of the Mortgage Files held by or on behalf of you as Trustee under that certain Pooling and Servicing Agreement dated as of October 1, 2004 (the "Pooling and Servicing Agreement"), by and among Banc of America Commercial Mortgage Inc., as Depositor, Bank of America, N.A., as Master Servicer, Midland Loan Services, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee and REMIC Administrator, and ABN AMRO Bank N.V., as Fiscal Agent, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

                  Property Name:____________________________________

                  Address:_________________________________________

                  Prospectus No.:____________________________________

If only particular documents in the Mortgage File are requested, please specify which:__________________________________________________________________________

Reason for requesting file (or portion thereof):

                 _________     1. Mortgage Loan paid in full. The undersigned
hereby certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Certificate Account pursuant to the Pooling and Servicing Agreement, have been or will be so credited.

                 _________     2. The Mortgage Loan is being foreclosed.

                 _________     3. Other. (Describe)

                  The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently, or unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

                  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.


                                       [BANK OF AMERICA, N.A.]



                                       By: ____________________________________
                                           Name:
                                           Title:
                                           Phone:


                                       [MIDLAND LOAN SERVICES, INC.]



                                        By: ____________________________________
                                            Name:
                                            Title:
                                            Phone:

Please deliver the Mortgage File as follows:
_____________________________________
_____________________________________
_____________________________________
Attention: __________________________
Phone: ______________________________

                                    EXHIBIT E

                       FORM OF ERISA REPRESENTATION LETTER


LaSalle Bank National Association,
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attn: Asset Backed Securities Trust Services Group- BACM 2004-4

Banc of America Commercial Mortgage Inc.
214 North Tryon Street
NC1-027-21-02
Charlotte, North Carolina  28255

         Re: Transfer of Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series 2004-4
                  ------------------------------------------------------------

Ladies and Gentlemen:

                  The undersigned (the "Purchaser") proposes to purchase $____________ initial Certificate Balance of Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass- Through Certificates, Series 2004-4, Class __ (the "Certificate") issued pursuant to that Pooling and Servicing Agreement, dated as of October 1, 2004 (the "Pooling and Servicing Agreement"), by and among Banc of America Commercial Mortgage Inc., as Depositor, Bank of America, N.A., as Master Servicer, Midland Loan Services, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee and REMIC Administrator, and ABN AMRO Bank N.V., as Fiscal Agent. Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

                  In connection with such transfer, the undersigned hereby represents and warrants to you as follows:

                  1. The Purchaser is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each a "Plan") or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by any such Plan and the application of Department of Labor Regulation ss. 2510.3-101), other than an insurance company using the assets of its general account under circumstances whereby the purchase and holding of Offered Private Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Prohibited Transaction Class Exemption 95-60, or will deliver the opinion contemplated by 3 below.

                  2. The Purchaser is purchasing Certificates which at the time of purchase are rated BBB- or better by at least one of Fitch, Inc., Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or Moody's Investors Service, Inc., and the Purchaser (a) is purchasing the Certificates pursuant to Prohibited Transaction Exemption 93-31 and (b) is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

                  3. The Purchaser understands that if the Purchaser is a Person referred to in 1(a) or (b) or (2) above, such Purchaser is required to provide to the Certificate Registrar an opinion of counsel in form and substance satisfactory to the Certificate Registrar and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not constitute or result in a "prohibited transaction" within the meaning of ERISA, Section 4975 of the Code or any Similar Law, and will not subject the Trustee, the Fiscal Agent, the Certificate Registrar, the Master Servicer, the Special Servicer, the Placement Agent or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any such Similar Law) in addition to those set forth in the Pooling and Servicing Agreement, which Opinion of Counsel shall not be at the expense of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Placement Agent, the Certificate Registrar or the Trust Fund.

                  IN WITNESS WHEREOF, the Purchaser hereby executes this ERISA Representation Letter on the ___th day of _____, ____.


                                          Very truly yours,



                                              __________________________________
                                              [The Purchaser]



                                          By: __________________________________
                                              Name:
                                              Title:

                                    EXHIBIT F

                         FORM OF CUSTODIAL CERTIFICATION

[Date]

Banc of America Commercial Mortgage Inc.,
         as Depositor
214 North Tryon Street
NC1-027-21-02
Charlotte, North Carolina 28255
Attention: Nidhi Kapila

         Re: Pooling and Servicing Agreement dated as of October 1, 2004 (the "Agreement") by and among Banc of America Commercial Mortgage Inc. as Depositor, Bank of America, N.A., as Master Servicer, Midland Loan Services, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee and REMIC Administrator, and ABN AMRO Bank N.V., as Fiscal Agent, for the Certificateholders of Commercial Mortgage Pass- Through Certificates, Series 2004-4
                  -----------------------------------------------------------

Ladies and Gentlemen:

                  Pursuant to Section 2.02(b) of the above referenced Agreement, the Trustee hereby certifies as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full), and except as specifically identified in the exception report annexed hereto, (i) all documents specified in the definition of "Mortgage File" are in its possession or the possession of a Custodian on its behalf, or each Mortgage Loan Seller has otherwise satisfied the delivery requirements in respect of such documents in accordance with Section 2.01(b) and (ii) all documents received by it or any Custodian in respect of such Mortgage Loan have been reviewed by it or by a Custodian on its behalf and appear regular on their face, appear to be executed, and relate to such Mortgage Loan.

                  None of the Trustee, the Master Servicer, the Special Servicer or any Custodian is under any duty or obligation (i) to determine whether any of the documents specified in clauses (iii), (v), (vi) and (viii) through (xii) of the definition of "Mortgage File" exist or are required to be delivered by the Mortgage Loan Seller in respect of any Mortgage Loan, or (ii) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Notwithstanding the foregoing, with respect to Letters of Credit referenced in clause (xii) of the definition of "Mortgage File" the Trustee shall perform the review set forth in Section 2.02(b)(iii)(A)-(C) of the Agreement. Furthermore, except as expressly provided in Section 2.02(b) of the Agreement, none of the Trustee, the Master Servicer, the Special Servicer or any Custodian shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

                  Any terms used herein and not defined shall have the respective meaning assigned to them in the Agreement.


                                            Respectfully,



                                            [Name]
                                            [Title]

cc:      Paul E. Kurzeja, Esq., Assistant General Counsel, Bank of America
         Corporation

                                    EXHIBIT G

                    Bank of America Commercial Mortgage Inc.
                  Commercial Mortgage Pass-Through Certificates
                                  Series 2004-4

ABN AMRO                                            Statement Date:   11/10/2004
LaSalle Bank N.A.                                   Payment Date:     11/10/2004
135 S. LaSalle Street Suite 1625                    Prior Payment:    N/A
Chicago, IL 60603                                   Next Payment:     12/10/2004
                                                    Record Date:      10/29/2004

Administrator:                                      Analyst:

                           ABN AMRO Acct: XX-XXXX-XX-X

                       Reporting Package Table of Contents

--------------------------------------------------------------------------------
Issue Id:                                      BACM0044
Monthly Data File Name:
                    BACM0044_YYYYMM_3.zip
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                                            Page(s)
                                                            -------
REMIC Certificate Report
Bond Interest Reconciliation
Cash Reconciliation Summary
15 Month Historical Loan Status Summary
15 Month Historical Payoff/Loss Summary
Historical Collateral Level Prepayment Report
Delinquent Loan Detail
Mortgage Loan Characteristics
Loan Level Detail
Specially Serviced Report
Modified Loan Detail
Realized Loss Detail
Appraisal Reduction Detail
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Closing Date:                 10/12/2004
First Payment Date:           11/10/2004
Assumed Final Payment Date:   06/10/2042

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                           Parties to the Transaction
--------------------------------------------------------------------------------
               Depositor: Bank of America Commercial Mortgage Inc.
           Underwriter: Bank of America Securities LLC, Bear, Stearns
                         & Co. Inc, Goldman, Sachs & Co.
                     Master Servicer: Bank of America, N.A.
                  Special Servicer: Midland Loan Services, Inc.
          Rating Agency: Standard & Poor's Ratings Services/Fitch, Inc.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
       Information is available for this issue from the following sources
--------------------------------------------------------------------------------
   LaSalle Web Site                                           www.etrustee.net
   Servicer Website                                          www.midlandls.com
   LaSalle Factor Line                                          (800) 246-5761

--------------------------------------------------------------------------------

10/07/2004 - 12:13 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

                    Bank of America Commercial Mortgage Inc.
                  Commercial Mortgage Pass-Through Certificates
                                  Series 2004-4

ABN AMRO                                            Statement Date:   11/10/2004
LaSalle Bank N.A.                                   Payment Date:     11/10/2004
                                                    Prior Payment:    N/A
WAC:                                                Next Payment:     12/10/2004
WA Life Term:                                       Record Date:      10/29/2004
WA Amort Term:
Current Index:
Next Index:                ABN AMRO Acct: XX-XXXX-XX-X

                            REMIC Certificate Report

              Original       Opening    Principal    Principal       Negative      Closing    Interest     Interest    Pass-Through
Class      Face Value (1)    Balance     Payment    Adj. or Loss   Amortization    Balance   Payment (2)  Adjustment       Rate
CUSIP        Per 1,000      Per 1,000   Per 1,000    Per 1,000      Per 1,000     Per 1,000   Per 1,000   Per 1,000    Next Rate (3)
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                  0.00           0.00       0.00        0.00           0.00          0.00        0.00        0.00
------------------------------------------------------------------------------------------------------------------------------------
                                                                             Total P&I Payment  0.00
                                                                             =======================

Notes: (1)  N denotes notional balance not included in total

       (2) Accrued Interst plus/minus Interest Adjustment minus Deferred Interest equals Interest Payment

       (3)  Estimated

10/07/2004 - 12:13 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

                    Bank of America Commercial Mortgage Inc.
                  Commercial Mortgage Pass-Through Certificates
                                  Series 2004-4

ABN AMRO                                            Statement Date:   11/10/2004
LaSalle Bank N.A.                                   Payment Date:     11/10/2004
                                                    Prior Payment:    N/A
                                                    Next Payment:     12/10/2004
                                                    Record Date:      10/29/2004

                           ABN AMRO Acct: XX-XXXX-XX-X

                          Bond Interest Reconciliation




                                                                   Deductions                            Additions
                                                      ------------------------------------     ------------------------------
           Accrual                       Accrued                   Deferred &                     Prior        Int Accrual
        --------------    Pass Thru    Certificate    Allocable    Accretion      Interest     Int. Short-       on prior
Class   Method    Days       Rate       Interest        PPIS       Interest       Loss/Exp     falls Due      Shortfall (3)
-----------------------------------------------------------------------------------------------------------------------------



                                       -----------    ---------    ----------    ---------     -----------
                                              0.00         0.00          0.00         0.00            0.00


                  Additions
        --------------------------                                                        Remaining
          Prepay-         Other           Distributable    Interest    Current Period    Outstanding          Credit Support
           ment          Interest          Certificate      Payment     (Shortfall)/       Interest       ---------------------
Class    Penalties     Proceeds (1)        Interest (2)     Amount        Recovery        Shortfalls      Original   Current(4)
-------------------------------------------------------------------------------------------------------------------------------



        ----------     ------------       -----------      --------                      -----------
              0.00             0.00              0.00          0.00                             0.00

(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the Distributable Interest of the bonds.

(2)   Accrued - Deductions + Additional Interest.

(3)   Where applicable.

(4) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).


10/07/2004 - 12:13 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

                    Bank of America Commercial Mortgage Inc.
                  Commercial Mortgage Pass-Through Certificates
                                  Series 2004-4

ABN AMRO                                            Statement Date:   11/10/2004
LaSalle Bank N.A.                                   Payment Date:     11/10/2004
                                                    Prior Payment:    N/A
                                                    Next Payment:     12/10/2004
                                                    Record Date:      10/29/2004


                           ABN AMRO Acct: XX-XXXX-XX-X

                           Cash Reconciliation Summary


        Interest Summary
--------------------------------

Current Scheduled Interest
Less Deferred Interest
Less PPIS Reducing Scheduled Int
Plus Gross Advance Interest
Less ASER Interest Adv Reduction
Less Other Interest Not Advanced
Less Other Adjustment
--------------------------------------------------------------------------------
Total
--------------------------------------------------------------------------------
Unscheduled Interest:
--------------------------------------------------------------------------------
Prepayment Penalties
Yield Maintenance Penalties
Other Interest Proceeds
--------------------------------------------------------------------------------
Total
--------------------------------------------------------------------------------
Less Fees Paid to Servicer
Less Fee Strips Paid by Servicer
--------------------------------------------------------------------------------
Less Fees & Expenses Paid By/To Servicer
--------------------------------------------------------------------------------
Special Servicing Fees
Workout Fees
Liquidation Fees
Interest Due Serv on Advances
Non Recoverable Advances
Misc. Fees & Expenses
--------------------------------------------------------------------------------
Plus Trustee Fees Paid by Servicer
--------------------------------------------------------------------------------
Total Unscheduled Fees & Expenses
--------------------------------------------------------------------------------
Total Interest Due Trust
--------------------------------------------------------------------------------
Less Fees & Expenses Paid By/To Trust
--------------------------------------------------------------------------------
Trustee Fee
Fee Strips
Misc. Fees
Interest Reserve Withholding
Plus Interest Reserve Deposit
--------------------------------------------------------------------------------
Total
--------------------------------------------------------------------------------
Total Interest Due Certs
--------------------------------------------------------------------------------

     Principal Summary
----------------------------
Scheduled Principal:
--------------------
Current Scheduled Principal
Advanced Scheduled Principal
--------------------------------------------------------------------------------
Scheduled Principal
--------------------------------------------------------------------------------

   Unscheduled Principal:
-------------------------
Curtailments
Advanced Scheduled Principal
Liquidation Proceeds
Repurchase Proceeds
Other Principal Proceeds
--------------------------------------------------------------------------------
Total Unscheduled Principal
--------------------------------------------------------------------------------
Remittance Principal
--------------------------------------------------------------------------------
Remittance P&I Due Trust
--------------------------------------------------------------------------------
Remittance P&I Due Certs
--------------------------------------------------------------------------------

      Pool Balance Summary
--------------------------------
                                                Balance                 Count
                                                -------                 -----
Beginning Pool
Scheduled Principal
Unscheduled Principal
Deferred Interest
Liquidations
Repurchases
--------------------------------------------------------------------------------
Ending Pool


     Servicing Fee Summary
-------------------------------
Current Servicing Fees
Plus Fees Advanced for PPIS
Less Reduction for PPIS
Plus Delinquent Servicing Fees
--------------------------------------------------------------------------------
Total Servicing Fees


          PPIS Summary
--------------------------------
Gross PPIS

Reduced by PPIE
Reduced by Shortfalls in Fees
Reduced by Other Amounts
--------------------------------------------------------------------------------
PPIS Reducing Scheduled Interest
--------------------------------------------------------------------------------
PPIS Reducing Servicing Fee
--------------------------------------------------------------------------------
PPIS Due Certificate
--------------------------------------------------------------------------------


Advance Summary (Advance Made by Servicer)
------------------------------------------

                                    Principal                  Interest
                                    ---------                  --------
Prior Outstanding
Plus Current Period
Less Recovered
Less Non Recovered
--------------------------------------------------------------------------------
Ending Outstanding
--------------------------------------------------------------------------------


10/07/2004 - 12:13 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

                    Bank of America Commercial Mortgage Inc.
                  Commercial Mortgage Pass-Through Certificates
                                  Series 2004-4

ABN AMRO                                            Statement Date:   11/10/2004
LaSalle Bank N.A.                                   Payment Date:     11/10/2004
                                                    Prior Payment:    N/A
                                                    Next Payment:     12/10/2004
                                                    Record Date:      10/29/2004

                           ABN AMRO Acct: XX-XXXX-XX-X

          Asset Backed Facts ~ 15 Month Historical Loan Status Summary


                                                 Delinquency Aging Categories
               -------------------------------------------------------------------------------------------------
                Delinq 1 Month      Delinq 2 Months    Delinq 3+ Months       Foreclosure             REO
Distribution   -----------------   -----------------   -----------------   -----------------   -----------------
    Date          #      Balance      #      Balance      #      Balance      #      Balance      #      Balance
------------   -------   -------   -------   -------   -------   -------   -------   -------   -------   -------
  11/10/04
------------   -------   -------   -------   -------   -------   -------   -------   -------   -------   -------

------------   -------   -------   -------   -------   -------   -------   -------   -------   -------   -------

------------   -------   -------   -------   -------   -------   -------   -------   -------   -------   -------

------------   -------   -------   -------   -------   -------   -------   -------   -------   -------   -------

                              Special Event Categories (1)
               ----------------------------------------------------------
                 Modifications     Specially Serviced      Bankruptcy
Distribution   -----------------   ------------------   -----------------
    Date          #      Balance      #      Balance       #      Balance
------------   -------   -------   -------   -------    -------   -------
  11/10/04
------------   -------   -------   -------   -------    -------   -------

------------   -------   -------   -------   -------    -------   -------

------------   -------   -------   -------   -------    -------   -------

------------   -------   -------   -------   -------    -------   -------

(1) Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category.


10/07/2004 - 12:13 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

                    Bank of America Commercial Mortgage Inc.
                  Commercial Mortgage Pass-Through Certificates
                                  Series 2004-4

ABN AMRO                                            Statement Date:   11/10/2004
LaSalle Bank N.A.                                   Payment Date:     11/10/2004
                                                    Prior Payment:    N/A
                                                    Next Payment:     12/10/2004
                                                    Record Date:      10/29/2004


                           ABN AMRO Acct: XX-XXXX-XX-X

           Asset Backed Facts ~ 15 Month Historical Payoff/Loss Summary

                Ending Pool (1)       Payoffs (2)          Penalties       Appraisal Reduct. (2)
Distribution   -----------------   -----------------   -----------------   ---------------------
    Date          #      Balance      #      Balance      #      Amount       #          Balance
------------   -------   -------   -------   -------   -------   -------   -------       -------
 11/10/04
------------   -------   -------   -------   -------   -------   -------   -------       -------

------------   -------   -------   -------   -------   -------   -------   -------       -------

------------   -------   -------   -------   -------   -------   -------   -------       -------

------------   -------   -------   -------   -------   -------   -------   -------       -------


               Liquidations (2)    Realized Losses (2)    Remaining Term     Curr Weighted Avg.
Distribution   -----------------   -------------------   -----------------   ------------------
    Date          #      Balance      #        Amount     Life     Amort.    Coupon      Remit
------------   -------   -------   -------     -------   -------   -------   -------    -------

 11/10/04
------------   -------   -------   -------     -------   -------   -------   -------    -------

------------   -------   -------   -------     -------   -------   -------   -------    -------

------------   -------   -------   -------     -------   -------   -------   -------    -------

------------   -------   -------   -------     -------   -------   -------   -------    -------

(1)   Percentage based on pool as of cutoff.

(2)   Percentage based on pool as of beginning of period.


10/07/2004 - 12:13 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

                    Bank of America Commercial Mortgage Inc.
                  Commercial Mortgage Pass-Through Certificates
                                  Series 2004-4

ABN AMRO                                            Statement Date:   11/10/2004
LaSalle Bank N.A.                                   Payment Date:     11/10/2004
                                                    Prior Payment:    N/A
                                                    Next Payment:     12/10/2004
                                                    Record Date:      10/29/2004


                           ABN AMRO Acct: XX-XXXX-XX-X

                  Historical Collateral Level Prepayment Report


Disclosure   Payoff  Initial                     Payoff   Penalty  Prepayment  Maturity  Property   Geographic
Control #    Period  Balance        Type         Amount   Amount      Date       Date      Type      Location
----------   ------  -------  ----------------   ------   -------  ----------  --------  --------   ----------




                     Current                     ------   ------
                     Cumulative                       0        0

10/07/2004 - 12:13 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

                    Bank of America Commercial Mortgage Inc.
                  Commercial Mortgage Pass-Through Certificates
                                  Series 2004-4

ABN AMRO                                            Statement Date:   11/10/2004
LaSalle Bank N.A.                                   Payment Date:     11/10/2004
                                                    Prior Payment:           N/A
                                                    Next Payment:     12/10/2004
                                                    Record Date:      10/29/2004


                           ABN AMRO Acct: XX-XXXX-XX-X

                             Delinquent Loan Detail

                Paid                 Outstanding   Out. Property                        Special
Disclosure Doc  Thru   Current P&I       P&I        Protection         Advance         Servicer      Foreclosure   Bankruptcy   REO
  Control #     Date     Advance     Advances**      Advances      Description (1)   Transfer Date      Date          Date      Date
--------------  ----   -----------   -----------   -------------   ---------------   -------------   -----------   ----------   ----



A.    P&I Advance - Loan in Grace Period

B.    P&I Advance - Late Payment but < one month delinq

1.    P&I Advance - Loan delinquent 1 month

2.    P&I Advance - Loan delinquent 2 months

3.    P&I Advance - Loan delinquent 3 months or More

4.    Matured Balloon/Assumed Scheduled Payment

7.    P&I Advance (Foreclosure)

9.    P&I Advance (REO)


**    Outstanding P&I Advances include the current period P&I Advance

10/07/2004 - 12:13 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

                    Bank of America Commercial Mortgage Inc.
                  Commercial Mortgage Pass-Through Certificates
                                  Series 2004-4

ABN AMRO                                            Statement Date:   11/10/2004
LaSalle Bank N.A.                                   Payment Date:     11/10/2004
                                                    Prior Payment:           N/A
                                                    Next Payment:     12/10/2004
                                                    Record Date:      10/29/2004


                           ABN AMRO Acct: XX-XXXX-XX-X

                          Mortgage Loan Characteristics



                       Distribution of Principal Balances

                                                                  Weighted Average
      Current Scheduled          # of    Scheduled    % of      --------------------
           Balances              Loans    Balance    Balance    Term   Coupon   DSCR
------------------------------   -----   ---------   -------    ----   ------   ----



------------------------------   -----   ---------   -------    ----   ------   ----
                                     0           0      0.00%
------------------------------   -----   ---------   -------    ----   ------   ----
Average Scheduled Balance
Maximum Scheduled Balance
Minimum Scheduled Balance


                Distribution of Remaining Term (Fully Amortizing)

                                                                  Weighted Average
       Fully Amortizing          # of    Scheduled    % of      --------------------
        Mortgage Loans           Loans    Balance    Balance    Term   Coupon   DSCR
------------------------------   -----   ---------   -------    ----   ------   ----



------------------------------   -----   ---------   -------    ----   ------   ----
                                     0           0      0.00%
------------------------------   -----   ---------   -------    ----   ------   ----
Minimum Remaining Term
Maximum Remaining Term


                     Distribution of Mortgage Interest Rates

                                                                  Weighted Average
       Current Mortgage          # of    Scheduled   % of       --------------------
        Interest Rate            Loans   Balance     Balance    Term   Coupon   DSCR
------------------------------   -----   ---------   -------    ----   ------   ----



------------------------------   -----   ---------   -------    ----   ------   ----
                                     0           0      0.00%
------------------------------   -----   ---------   -------    ----   ------   ----
Minimum Mortgage Interest Rate              10.0000%
Maximum Mortgage Interest Rate              10.0000%


                    Distribution of Remaining Term (Balloon)

                                                                  Weighted Average
           Balloon               # of    Scheduled    % of      --------------------
        Mortgage Loans           Loans    Balance    Balance    Term   Coupon   DSCR
------------------------------   -----   ---------   -------    ----   ------   ----

  0 to 60
 61 to 120
121 to 180
181 to 240
241 to 360
------------------------------   -----   ---------   -------    ----   ------   ----
                                     0           0      0.00%
------------------------------   -----   ---------   -------    ----   ------   ----
Minimum Remaining Term   0
Maximum Remaining Term   0

10/07/2004 - 12:13 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

                    Bank of America Commercial Mortgage Inc.
                  Commercial Mortgage Pass-Through Certificates
                                  Series 2004-4

ABN AMRO                                            Statement Date:   11/10/2004
LaSalle Bank N.A.                                   Payment Date:     11/10/2004
                                                    Prior Payment:           N/A
                                                    Next Payment:     12/10/2004
                                                    Record Date:      10/29/2004


                           ABN AMRO Acct: XX-XXXX-XX-X

                          Mortgage Loan Characteristics


                         Distribution of DSCR (Current)

        Debt Service            # of    Scheduled    % of
       Coverage Ratio           Loans    Balance    Balance    WAMM   WAC   DSCR
-----------------------------   -----   ---------   -------    ----   ---   ----



-----------------------------   -----   ---------   -------    ----   ---   ----
                                    0           0      0.00%
-----------------------------   -----   ---------   -------    ----   ---   ----
Maximum DSCR
Minimum DSCR


                          Distribution of DSCR (Cutoff)

        Debt Service            # of    Scheduled    % of
       Coverage Ratio           Loans    Balance    Balance    WAMM   WAC   DSCR
-----------------------------   -----   ---------   -------    ----   ---   ----

                                    0           0      0.00%
Maximum DSCR 0.00
Minimum DSCR 0.00


                             Geographic Distribution

         Geographic             # of    Scheduled    % of
          Location              Loans    Balance    Balance    WAMM   WAC   DSCR
-----------------------------   -----   ---------   -------    ----   ---   ----



-----------------------------   -----   ---------   -------    ----   ---   ----
                                    0                  0.00%
-----------------------------   -----   ---------   -------    ----   ---   ----

10/07/2004 - 12:13 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

                    Bank of America Commercial Mortgage Inc.
                  Commercial Mortgage Pass-Through Certificates
                                  Series 2004-4

ABN AMRO                                            Statement Date:
LaSalle Bank N.A.                                   Payment Date:
                                                    Prior Payment:
                                                    Next Payment:
                                                    Record Date:

                           ABN AMRO Acct: XX-XXXX-XX-X

                          Mortgage Loan Characteristics


                         Distribution of Property Types

                                # of    Scheduled    % of
       Property Types           Loans    Balance    Balance    WAMM   WAC   DSCR
-----------------------------   -----   ---------   -------    ----   ---   ----



-----------------------------   -----   ---------   -------    ----   ---   ----
                                    0           0      0.00%
-----------------------------   -----   ---------   -------    ----   ---   ----


                        Distribution of Amortization Type

                                # of    Scheduled    % of
      Amortization Type         Loans    Balance    Balance    WAMM   WAC   DSCR
-----------------------------   -----   ---------   -------    ----   ---   ----



-----------------------------   -----   ---------   -------    ----   ---   ----

-----------------------------   -----   ---------   -------    ----   ---   ----


                         Distribution of Loan Seasoning

                                # of    Scheduled    % of
       Number of Years          Loans    Balance    Balance    WAMM   WAC   DSCR
-----------------------------   -----   ---------   -------    ----   ---   ----



-----------------------------   -----   ---------   -------    ----   ---   ----
                                    0           0      0.00%
-----------------------------   -----   ---------   -------    ----   ---   ----


                       Distribution of Year Loans Maturing

                                # of    Scheduled    % of
            Year                Loans    Balance    Balance    WAMM   WAC   DSCR
-----------------------------   -----   ---------   -------    ----   ---   ----
            2003
            2004
            2005
            2006
            2007
            2008
            2010
            2011
            2012
            2013
        2014 & Longer
-----------------------------   -----   ---------   -------    ----   ---   ----
                                    0           0      0.00%
-----------------------------   -----   ---------   -------    ----   ---   ----

10/07/2004 - 12:13 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

                    Bank of America Commercial Mortgage Inc.
                  Commercial Mortgage Pass-Through Certificates
                                  Series 2004-4

ABN AMRO                                            Statement Date:   11/10/2004
LaSalle Bank N.A.                                   Payment Date:     11/10/2004
                                                    Prior Payment:           N/A
                                                    Next Payment:     12/10/2004
                                                    Record Date:      10/29/2004


                           ABN AMRO Acct: XX-XXXX-XX-X

                                Loan Level Detail

                                                   Operating               Ending
Disclosure         Property                        Statement   Maturity   Principal   Note
Control #    Grp     Type     State   DSCR   NOI     Date        Date      Balance    Rate
----------   ---   --------   -----   ----   ---   ---------   --------   ---------   ----



----------   ---   --------   -----   ----   ---   ---------   --------   ---------   ----
                              W/Avg   0.00     0                                  0
----------   ---   --------   -----   ----   ---   ---------   --------   ---------   ----


                                Spec.           Loan           Prepayment
Disclosure   Scheduled   Mod.   Serv    ASER   Status    -----------------------
Control #       P&I      Flag   Flag    Flag   Code(1)   Amount   Penalty   Date
----------   ---------   ----   -----   ----   -------   ------   -------   ----



----------   ---------   ----   -----   ----   -------   ------   -------   ----
                     0                                        0         0
----------   ---------   ----   -----   ----   -------   ------   -------   ----

* NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

(1)   Legend:     A.    P&I Adv - in Grace Period
                  B.    P&I Adv - < one month delinq
                  1.    P&I Adv - delinquent 1 month
                  2.    P&I Adv - delinquent 2 months
                  3.    P&I Adv - delinquent 3+ months
                  4.    Mat. Balloon/Assumed P&I
                  5.    Prepaid in Full
                  6.    Specially Serviced
                  7.    Foreclosure
                  8.    Bankruptcy
                  9.    REO
                  10.   DPO
                  11.   Modification

10/07/2004 - 12:13 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

                    Bank of America Commercial Mortgage Inc.
                  Commercial Mortgage Pass-Through Certificates
                                  Series 2004-4

ABN AMRO                                            Statement Date:   11/10/2004
LaSalle Bank N.A.                                   Payment Date:     11/10/2004
                                                    Prior Payment:           N/A
                                                    Next Payment:     12/10/2004
                                                    Record Date:      10/29/2004


                           ABN AMRO Acct: XX-XXXX-XX-X

                    Specially Serviced (Part I) ~ Loan Detail

                                                          Balance                          Remaining Term
       Disclosure           Transfer   Loan Status  ------------------   Note   Maturity   ---------------   Property
        Control #             Date       Code (1)   Scheduled   Actual   Rate     Date     Life     Amort.     Type     State   NOI
-------------------------   --------   -----------  ---------   ------   ----   --------   ----     ------   --------   -----   ---




       Disclosure                  NOI
        Control #           DSCR   Date
-------------------------   ----   ----





(1)   Legend:     A.    P&I Adv - in Grace Period
                  B.    P&I Adv - < one month delinq.
                  1.    P&I Adv - delinquent 1 month
                  2.    P&I Adv - delinquent 2 months
                  3.    P&I Adv - delinquent 3+ months
                  4.    Mat. Balloon/Assumed P&I
                  7.    Foreclosure
                  9.    REO


10/07/2004 - 12:13 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

                    Bank of America Commercial Mortgage Inc.
                  Commercial Mortgage Pass-Through Certificates
                                  Series 2004-4

ABN AMRO                                            Statement Date:   11/10/2004
LaSalle Bank N.A.                                   Payment Date:     11/10/2004
                                                    Prior Payment:           N/A
                                                    Next Payment:     12/10/2004
                                                    Record Date:      10/29/2004

                           ABN AMRO Acct: XX-XXXX-XX-X

          Specially Serviced Loan Detail (Part II) ~ Servicer Comments

Disclosure   Resolution
Control #     Strategy                           Comments
----------   ----------   ------------------------------------------------------



10/07/2004 - 12:13 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

                    Bank of America Commercial Mortgage Inc.
                  Commercial Mortgage Pass-Through Certificates
                                  Series 2004-4

ABN AMRO                                            Statement Date:   11/10/2004
LaSalle Bank N.A.                                   Payment Date:     11/10/2004
                                                    Prior Payment:           N/A
                                                    Next Payment:     12/10/2004
                                                    Record Date:      10/29/2004


                           ABN AMRO Acct: XX-XXXX-XX-X

                              Modified Loan Detail

                               Cutoff        Modified
Disclosure   Modification     Maturity       Maturity                 Modification
Control #        Date           Code           Code                    Description
----------   ------------   ------------   ------------   -------------------------------------






10/07/2004 - 12:13 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

                    Bank of America Commercial Mortgage Inc.
                  Commercial Mortgage Pass-Through Certificates
                                  Series 2004-4

ABN AMRO                                            Statement Date:   11/10/2004
LaSalle Bank N.A.                                   Payment Date:     11/10/2004
                                                    Prior Payment:           N/A
                                                    Next Payment:     12/10/2004
                                                    Record Date:      10/29/2004


                           ABN AMRO Acct: XX-XXXX-XX-X

                              Realized Loss Detail


                                                                          Gross                                Net
                                                                        Proceeds                             Proceeds
                                                                         as a %                               as a %
                                                   Beginning               of       Aggregate       Net         of
                 Disclosure  Appraisal  Appraisal  Scheduled   Gross      Sched    Liquidation  Liquidation   Sched.   Realized
    Period        Control #    Date       Value     Balance   Proceeds  Principal  Expenses *    Proceeds    Balance     Loss
---------------  ----------  ---------  ---------  ---------  --------  ---------  -----------  -----------  --------  --------




Current Total                                           0.00       0.00                 0.00        0.00                 0.00
Cumulative                                              0.00       0.00                 0.00        0.00                 0.00

* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

10/07/2004 - 12:13 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

                    Bank of America Commercial Mortgage Inc.
                  Commercial Mortgage Pass-Through Certificates
                                  Series 2004-4

ABN AMRO                                            Statement Date:   11/10/2004
LaSalle Bank N.A.                                   Payment Date:     11/10/2004
                                                    Prior Payment:           N/A
                                                    Next Payment:     12/10/2004
                                                    Record Date:      10/29/2004


                           ABN AMRO Acct: XX-XXXX-XX-X

                           Appraisal Reduction Detail

                                                                                            Remaining Term
  Disclosure     Appraisal   Scheduled     ARA      Current P&I           Note   Maturity   --------------   Property
   Control #     Red. Date    Balance    Amount       Advance     ASER    Rate     Date     Life    Amort.     Type     State  DSCR
--------------   ---------   ---------   ------     -----------   ----    ----   --------   -----   ------   --------   -----  ----




                   Appraisal
  Disclosure     ------------
   Control #     Value   Date
--------------   -----   ----




10/07/2004 - 12:13 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

                                    EXHIBIT H

                           FORM OF REQUEST FOR REVIEW

                                                     __________________, 20_____


LaSalle Bank National Association,
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attn: Asset Backed Securities Trust Services Group- BACM 2004-4

         Re: Pooling and Servicing Agreement dated as of October 1, 2004 (the "Agreement") by and among Banc of America Commercial Mortgage Inc., as Depositor, Bank of America, N.A., as Master Servicer, Midland Loan Services, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee and REMIC Administrator, and ABN AMRO Bank N.V., as Fiscal Agent, for the Certificateholders of Commercial Mortgage Pass-Through Certificates, Series 2004-4
                  -------------------------------------------------------------

Ladies and Gentlemen:

                  Pursuant to Section 2.02(b) of the above referenced Agreement, [_________________] requests a review of the following Mortgage file:

                  Property Name:    ________________________________________

                  Property Address: ________________________________________

                  Loan Number:      ________________________________________

                  The results of such review should be returned to [___________________] at the following address:

                  _______________________________

                  _______________________________

                  _______________________________

                  Phone:_____________________________

                  Fax:_______________________________

                                    EXHIBIT I

                FORM OF NOTICE REGARDING PURCHASE OPTION EXERCISE

                         [Letterhead of Master Servicer]

                                     [Date]

[Option Holder]

         Re: Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series 2004-4
                  ------------------------------------------------------------

Ladies and Gentlemen:

                  You are the holder of an assignable option (the "Purchase Option") to purchase Mortgage Loan number ____ from the Trust Fund, pursuant to
Section 3.18 of the pooling and servicing agreement (the "Pooling and Servicing Agreement") dated as of October 1, 2004, by and among Banc of America Commercial Mortgage Inc., as depositor, Bank of America, N.A., as Master Servicer, Midland Loan Services, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee and REMIC Administrator, and ABN AMRO Bank N.V., as Fiscal Agent. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Pooling and Servicing Agreement.

                  This notice is to inform you that the exercise of your Purchase Option in respect of Mortgage Loan number ___, pursuant to your Purchase Option Notice dated _________, a copy of which is attached hereto, is effective. Pursuant to Section 3.18(d) of the Pooling and Servicing Agreement and your Purchase Option Notice, closing of [your] [_________'s] acquisition of Mortgage Loan number ___ shall occur within ten (10) Business Days of your receipt of this notice, at the place and in the manner described below.

                  [Describe closing mechanics. Describe documents or instruments required to be prepared by Option Holder in connection with assignment and release of the related Mortgage Loan.]

                  Upon payment of the Option Price, Mortgage Loan number ___ and the related Mortgaged Property will be released and the related Mortgage Loan File will be delivered to [you] [__________] or at [your] [_________'s] direction.

                  Drafts of such instruments of transfer or assignment, in each case without recourse, reasonably necessary to vest in [you] or [________] the ownership of Mortgage Loan ____, together with [describe other documents or instruments reasonably required to consummate the purchase] should be delivered to [____________] for review as soon as is practicable.

                  [Provide Master Servicer contact information.]

                  Please acknowledge receipt of this letter by signing the enclosed copy and return it to my attention.


                                             Sincerely,



                                             By:________________________________
                                                 Name:
                                                 Title:

Option Holder's Acknowledgment



By:_____________________________
       Name:
       Title:
       Date:

                                    EXHIBIT J

                                     FORM OF
                            NOTICE AND CERTIFICATION
                      REGARDING DEFEASANCE OF MORTGAGE LOAN

             For any loan that is not among ten (10) largest loans
               in pool, and that has an outstanding balance less
                    than both (a) $20,000,000 and (b) 5% of
                            outstanding pool balance

To:      Standard & Poor's Ratings Services
         55 Water Street
         New York, New York  10041
         Attn: Commercial Mortgage Surveillance

From: Bank of America, N.A., in its capacity as Master Servicer (the "Master Servicer") under the Pooling and Servicing Agreement dated as of October 1, 2004 (the "Pooling and Servicing Agreement"), among the Master Servicer, Midland Loan Services, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee and REMIC Administrator, and ABN AMRO Bank N.V., as Fiscal Agent.
         -----------------------------------------------------------------------

Date:    _________, 20___

         Re:      Banc of America Commercial Mortgage Inc.
                  Commercial Mortgage Pass-Through Certificates
                  Series 2004-4

         Mortgage Loan (the "Mortgage Loan") identified by loan number _____ on the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement and heretofore secured by the Mortgaged Properties identified on the Mortgage Loan Schedule by the following names:____________________


                  Reference is made to the Pooling and Servicing Agreement described above. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement. [Note: all terms in this Certification must be conformed to terms used in the Pooling and Servicing Agreement]

                  As Master Servicer under the Pooling and Servicing Agreement, we hereby:

                  1. Notify you that the Mortgagor has consummated a defeasance of the Mortgage Loan pursuant to the terms of the Mortgage Loan, of the type checked below:

                        ____ a full defeasance of the entire principal balance of the Mortgage Loan; or

                        ____ a partial defeasance of a portion of the principal balance of the Mortgage Loan that represents and, an allocated loan amount of $____________ or _______% of the entire principal balance of the
                                       Mortgage Loan;

                  2. Certify that each of the following is true, subject to those exceptions set forth with explanatory notes on Exhibit A hereto, which exceptions the Master Servicer has determined, consistent with the Servicing Standard, will have no material adverse effect on the Mortgage Loan or the defeasance transaction:

                  (a) The Mortgage Loan Documents permit the defeasance, and the terms and conditions for defeasance specified therein were satisfied in all material respects in completing the defeasance.

                  (b) The defeasance was consummated on __________, 20__.

                  (c) The defeasance collateral consists of securities that (i) constitute "government securities" as defined in Section 2(a)(16) of the Investment Company Act of 1940 as amended (15 U.S.C. 80A1), (ii) are listed as "Qualified Investments for AAA' Financings" under Paragraphs 1, 2 or 3 of "Cash Flow Approach" in Standard & Poor's Public Finance Criteria 2000, as amended to the date of the defeasance, (iii) are rated "AAA" by Standard & Poor's, (iv) if they include a principal obligation, the principal due at maturity cannot vary or change, and (v) are not subject to prepayment, call or early redemption.

                  (d) The Master Servicer received an opinion of counsel (from counsel approved by the Master Servicer in accordance with the Servicing Standard) that the defeasance will not result in an Adverse REMIC event.

                  (e) The Master Servicer determined that the defeasance collateral will be owned by an entity (the "Defeasance Obligor") that is a Single-Purpose Entity (as defined in Standard & Poor's Structured Finance Ratings Real Estate Finance Criteria, as amended to the date of the defeasance (the "S&P Criteria")) as of the date of the defeasance, and after the defeasance owns no assets other than the defeasance collateral and real property securing Mortgage Loans included in the pool.

                  (f) The Master Servicer received written confirmation of the crediting of the defeasance collateral to an Eligible Account (as defined in the S&P Criteria) in the name of the Defeasance Obligor, which account is maintained as a securities account by a securities intermediary and has been pledged to the Trustee.

                  (g) The agreements executed in connection with the defeasance
(i) grant control of the pledged securities account to the trustee, (ii) require the securities intermediary to make the scheduled payments on the Mortgage Loan from the proceeds of the defeasance collateral directly to the Master Servicer's collection account in the amounts and on the dates specified in the Mortgage Loan Documents or, in a partial defeasance, the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased, increased by any defeasance premium specified in the Mortgage Loan Documents (the "Scheduled Payments"), (iii) permit reinvestment of proceeds of the defeasance collateral only in Permitted Investments (as defined in the S&P Criteria), (iv) permit release of surplus defeasance collateral and earnings on reinvestment from the pledged securities account only after the Mortgage Loan has been paid in full, if any such release is permitted, (v) prohibit transfers by the Defeasance Obligor of the Defeasance Collateral and subordinate liens against the defeasance collateral, and (vi) provide for payment from sources other than the defeasance collateral or other assets of the Defeasance Obligor of all fees and expenses of the securities intermediary for administering the defeasance and the securities account and all fees and expenses of maintaining the existence of the Defeasance Obligor.

                  (h) The Master Servicer received written confirmation from a firm of independent certified public accountants, who were approved by the Master Servicer in accordance with the Servicing Standard stating that (i) revenues from the defeasance collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Scheduled Payments after the defeasance including the payment in full of the Mortgage Loan (or the allocated portion thereof in connection with a partial defeasance) on its Maturity Date (or, in the case of an ARD Loan, on its Anticipated Repayment Date), (ii) the revenues received in any month from the defeasance collateral will be applied to make Scheduled Payments within four (4) months after the date of receipt, and (iii) interest income from the defeasance collateral to the Defeasance Obligor in any calendar or fiscal year will not exceed such Defeasance Obligor's interest expense for the Mortgage Loan (or the allocated portion thereof in a partial defeasance) for such year.

                  (i) The Mortgage Loan is not among the ten (10) largest loans in the pool. The entire principal balance of the Mortgage Loan as of the date of defeasance was less than both $20,000,000 and five percent of pool balance, which is less than 5% of the aggregate Certificate Balance of the Certificates as of the date of the most recent Paying Agent's Monthly Certificateholder Report received by us (the "Current Report").

                  (j) The defeasance described herein, together with all prior and simultaneous defeasances of Mortgage Loans, brings the total of all fully and partially defeased Mortgage Loans to $__________________, which is _____% of the Aggregate Certificate Balance of the Certificates as of the date of the Current Report.

                  3. Certify that Exhibit B hereto is a list of the material agreements, instruments, organizational documents for the Defeasance Obligor, and opinions of counsel and independent accountants executed and delivered in connection with the defeasance.

                  4. Certify that the individual under whose hand the Master Servicer has caused this Notice and Certification to be executed did constitute a Servicing Officer as of the date of the defeasance described above.

                  5. Agree to provide copies of all items listed in Exhibit B to you upon request.

                  IN WITNESS WHEREOF, the Master Servicer has caused this Notice and Certification to be executed as of the date captioned above.


                                          BANK OF AMERICA, N.A.



                                          By:___________________________________
                                              Name:
                                              Title:

                                    EXHIBIT K

               FORM OF CERTIFICATION TO BE PROVIDED WITH FORM 10-K

                    Banc of America Commercial Mortgage Inc.
                  Commercial Mortgage Pass-Through Certificates
                           Series 2004-4 (the "Trust")

I, [identify the certifying individual], certify that:

                  1. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution date reports filed in respect of periods included in the year covered by this annual report, of the Trust formed pursuant to the Pooling and Servicing Agreement (the ("Pooling and Servicing Agreement") dated as of October 1, 2004 among Banc of America Commercial Mortgage Inc., as Depositor, Bank of America, N.A., as Master Servicer, Midland Loan Services, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee and REMIC Administrator, and ABN AMRO Bank N.V., as Fiscal Agent;

                  2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

                  3. Based on my knowledge, the servicing information required to be provided to the Trustee by the Master Servicer and the Special Servicer under the Pooling and Servicing Agreement is included in these reports;

                  4. I am responsible for reviewing the activities performed by the Master Servicer and the Special Servicer under the Pooling and Servicing Agreement and based upon the review required under the Pooling and Servicing Agreement, and except as disclosed in the report, the Master Servicer and Special Servicer have fulfilled their obligations under the Pooling and Servicing Agreement; and

                  5. I have disclosed to the Trust's certified public accountants all significant deficiencies relating to the Master Servicer's or Special Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement.

Date:    _________________________

__________________________________
[Signature] [Title]

                                    EXHIBIT L

                           FORM OF CERTIFICATION TO BE
                              PROVIDED TO DEPOSITOR

         Re: Banc of America Commercial Mortgage Trust 2004-4 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2004-4
                  --------------------------------------------------------

                  I, [identify the certifying individual], a[n] [title] of [identify name of company] on behalf of [identify name of company], as [Trustee/Master Servicer/Special Servicer] under that certain Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of October 1, 2004, among Banc of America Commercial Mortgage Inc., as Depositor, Bank of America, N.A., as Master Servicer, Midland Loan Services, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee and REMIC Administrator, and ABN AMRO Bank N.V., as Fiscal Agent, certify to [identify the individual signing the Sarbanes-Oxley Certification], the Depositor and its partners, representatives, affiliates, members, managers, directors, officers, employees and agents, to the extent that the following information is within our normal area of responsibilities and duties under the Pooling and Servicing Agreement, and with the knowledge and intent that they will rely upon this certification, that:

                  1. [To be certified by the Trustee] [I have reviewed the annual report on Form 10-K for the fiscal year [___] (the "Annual Report"), and all reports on Form 8-K containing statements to certificateholders filed in respect of periods included in the year covered by that Annual Report (collectively with the Annual Reports, the "Reports"), of the Trust;]

                  2. [To be certified by the Trustee] [To the best of my knowledge, the information in the Reports, to the extent prepared by the [Trustee] (but not including any information provided to the [Trustee] by the Master Servicer or Special Servicer, other than to the extent that such information has been aggregated or manipulated by [Trustee]), taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the Annual Report;]

                  3. [To be certified by the Trustee] [To the best of my knowledge, the distribution or servicing information required to be provided to the Trustee by the Master Servicer and the Special Servicer under the Pooling and Servicing Agreement for inclusion in the Reports is included in the Reports;]

                  4. [To be certified by the Master Servicer and Special Servicer] [I am responsible for reviewing the activities performed by [the Master Servicer] [the Special Servicer] under the Pooling and Servicing Agreement and based upon my knowledge and the annual compliance review required under the Pooling and Servicing Agreement, and except as disclosed in the annual report on Form 10-K for the fiscal year [___], or in any reports on Form 8-K containing statements to certificateholders filed in respect of periods included in the year covered by that annual report, [the Master Servicer] [the Special Servicer] has fulfilled its obligations under the Pooling and Servicing Agreement, including the provision of all Reports required to be submitted to the Trustee thereunder, and that, to the knowledge of [the Master Servicer] [the Special Servicer], based upon the review required under the Pooling and Servicing Agreement with respect to [the Master Servicer] [the Special Servicer], such reports do not contain any material misstatements or omissions; and]

                  5. [To be certified by the Master Servicer and Special Servicer] [I have disclosed to [the Master Servicer's] [the Special Servicer's] certified public accountants all significant deficiencies relating to the compliance of [the Master Servicer] [the Special Servicer] with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure as set forth in the Pooling and Servicing Agreement.

Date:    _________________________

[NAME OF COMPANY]

__________________________________
[Signature]
[Title]

                                    EXHIBIT M

                        FORM OF REGULATION S CERTIFICATE




LaSalle Bank National Association,
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attn: Global Securitization Trust Services Banc of America Commercial Mortgage Inc. 2004-4

Re:    Transfer of Banc of America Commercial Mortgage Inc.,
       Commercial Mortgage Pass-Through Certificates,
       Series 2004-4, Class [__]
       -----------------------------------------------------

Ladies and Gentlemen:

                  Reference is made to the Pooling and Servicing Agreement, dated as of October 1, 2004 (the "Pooling and Servicing Agreement"), by and among Banc of America Commercial Mortgage Inc., as depositor (the "Depositor"), Bank of America, N.A., as master servicer (the "Master Servicer"), Midland Loan Services, Inc., as special servicer (the "Special Servicer"), LaSalle Bank National Association, as trustee (the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                  This letter relates to US $[__________] aggregate Certificate Principal Amount of Certificates (the "Certificates") which are held in the form of the Domestic Global Certificate (CUSIP No. ) with the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Certificates for an interest in
the Regulation S Global Certificate (ISIN No.    ).

                  In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and the Certificates and (i) with respect to transfers made in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

                  1. the offer of the Certificates was not made to a person in the United States,

                  [2. at the time the buy order was originated, the Transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States,]*

                  [2. the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the undersigned nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States,](*)

---------------

(*) Insert one of these two provisions, which come from the definition of "offshore transaction" in Regulation S.

                  3. no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable, and

                  4. the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates that are being transferred are not "restricted securities" as defined in Rule 144 under the Securities Act.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Fiscal Agent, the Servicer and the Special Servicer.



                                             [Insert Name of Transferor]



                                             By: _______________________________
                                                 Name:
                                                 Title:


Dated: _________ __, __

                                    EXHIBIT N


                          FORM OF TRANSFER CERTIFICATE
                          FOR EXCHANGE OR TRANSFER FROM
                   DOMESTIC GLOBAL CERTIFICATE TO REGULATION S
                 GLOBAL CERTIFICATE DURING THE RESTRICTED PERIOD


                       (Exchanges or transfers pursuant to
             Section 5.02(d) of the Pooling and Servicing Agreement)




LaSalle Bank National Association,
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attn: Global Securitization Trust Services Banc of America Commercial Mortgage, Inc. 2004-4

Re: Transfer of Banc of America Commercial Mortgage Inc.,
    Commercial Mortgage Pass-Through Certificates,
    Series 2004-4, Class [__ ]
    -----------------------------------------------------

                  Reference is hereby made to the Pooling and Servicing Agreement, dated as of October 1, 2004 (the "Pooling and Servicing Agreement"), by and among Banc of America Commercial Mortgage Inc., as depositor (the "Depositor"), Bank of America, N.A., as master servicer (the "Master Servicer"), Midland Loan Services, Inc., as special servicer (the "Special Servicer"), LaSalle Bank National Association, as trustee (the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

                  This letter relates to US $[__________] aggregate Certificate Principal Amount of Certificates (the "Certificates") which are held in the form of the Domestic Global Certificate (CUSIP No. _____________) with the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest for an interest in the Regulation S Global Certificate (CUSIP No. ____________) to be held with [Euroclear] [Clearstream]* (ISIN No. _____________) through the Depository.

                  In connection with such request and in respect of such Certificates, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor does hereby certify that:

                  1. the offer of the Certificates was not made to a person in the United States,

                  [2.______at the time the buy order was originated, the transferee was outside the United States or the Transferor and any persons acting on its behalf reasonably believed that the transferee was outside the United States,](**)

                  [2.______the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States,]

                  3. no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable, and

                  4. the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.


                  This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Fiscal Agent, the Servicer and the Special Servicer.

                                            [Insert Name of Transferor]



                                            By: ________________________________
                                                Name:
                                                Title:


Dated: _____________, ___

---------------------
(**) Insert one of these two provisions, which come from the definition of "offshore transaction" in Regulation S.

                                    EXHIBIT O


                          FORM OF TRANSFER CERTIFICATE
                     FOR EXCHANGE OR TRANSFER FROM DOMESTIC
                    GLOBAL CERTIFICATE TO REGULATION S GLOBAL
                     CERTIFICATE AFTER THE RESTRICTED PERIOD


                       (Exchange or transfers pursuant to
             Section 5.02(d) of the Pooling and Servicing Agreement)



LaSalle Bank National Association,
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attn: Global Securitization Trust Services Banc of America Commercial Mortgage Inc. 2004-4


Re:  Transfer of Banc of America Commercial Mortgage Inc.,
     Commercial Mortgage Pass-Through Certificates,
     Series 2004-4, Class [__ ]
     -----------------------------------------------------

                  Reference is hereby made to the Pooling and Servicing Agreement, dated as of October 1, 2004 (the "Pooling and Servicing Agreement"), by and among Banc of America Commercial Mortgage Inc., as depositor (the "Depositor"), Bank of America, N.A., as master servicer (the "Master Servicer"), Midland Loan Services, Inc., as special servicer (the "Special Servicer"), LaSalle Bank National Association, as trustee (the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

                  This letter relates to US $[__________] aggregate Certificate Principal Amount of Certificates (the "Certificates") which are held in the form of the Domestic Global Certificate (CUSIP No. _____) with the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Certificates for an interest in the Regulation S Global Certificate (ISIN No.
-----).

                  In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and, (i) with respect to transfers made in reliance on Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

                  (1) the offer of the Certificates was not made to a person in the United States,

                  [(2)     at the time the buy order was originated, the
transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States,]

                  [(2) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States,](*)

                  (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable, and

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

                  or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates that are being transferred are not "restricted securities" as defined in Rule 144 under the Securities Act.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Fiscal Agent, the Servicer and the Special Servicer.

                                           [Insert Name of Transferor]



                                           By: _________________________________
                                               Name:
                                               Title:

Dated:_______ __, ____

------------------
(*) Insert one of these two provisions, which come from the definition of "offshore transaction" in Regulation S.

                                    EXHIBIT P


                          FORM OF TRANSFER CERTIFICATE
                FOR EXCHANGE OR TRANSFER FROM REGULATION S GLOBAL
                   CERTIFICATE TO DOMESTIC GLOBAL CERTIFICATE


                       (Exchange or transfers pursuant to
             Section 5.02(d) of the Pooling and Servicing Agreement)




LaSalle Bank National Association,
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attn: Global Securitization Trust Services Banc of America Commercial Mortgage Inc. 2004-4


Re: Transfer of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-4, Class [__ ]
         --------------------------------------------------------------

                  Reference is hereby made to the Pooling and Servicing Agreement, dated as of October 1, 2004 (the "Pooling and Servicing Agreement"), by and among Banc of America Commercial Mortgage Inc., as depositor (the "Depositor"), Bank of America, N.A., as master servicer (the "Master Servicer"), Midland Loan Services, Inc., as special servicer (the "Special Servicer"), LaSalle Bank National Association, as trustee (the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

                  This letter relates to US $[__________] aggregate Certificate Principal Amount of Certificates (the "Certificates") which are held in the form of the Regulation S Global Certificate (CUSIP No. __________) with [Euroclear] [Clearstream]* (ISIN No. __________) through the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Certificates for an interest in the Domestic Global Certificate (CUSIP No. __________).

                  In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the Pooling and Servicing Agreement and (ii) Rule 144A under the Securities Act to a transferee that the Transferor reasonably believes is purchasing the Certificates for its own account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state or other jurisdiction of the United States.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer and Banc of America Securities LLC., and Bear, Stearns & Co., Inc. , the Initial Purchasers of the offering of the Certificates.


                                           [Insert Name of Transferor]




                                           By: _________________________________
                                               Name:
                                               Title:

Dated:_______ __, ____

                                   SCHEDULE I

                             Mortgage Loan Schedule




Sequence
Number                 Loan Number  Property Name
------                 -----------  -------------
           1                 58326  Arbors of Watermark
           2                 58329  The Promenade at Mission Viejo
           3                  9974  Twin Creeks Apartments
           4                 58395  AMLI Nantucket
           5                 58328  Deerfield Apartments

         6.1                 40284  Henridge Apartments
         6.2                 40284  Sandra Court Apartments
         6.3                 40284  Leverington Court Apartments
           6                 40284  Roxborough Portfolio (Roll Up)

           7                 58260  Breckenridge Apartments
           8                  6835  Euclid Meadows Apartments
           9                 40931  984 Sheridan Avenue
          10                 41035  2544 Valentine Avenue
          11                  9323  Lion's Way Apartments
          12                 58322  Skyview Village Apartments
          13                 40457  Presidential Halls
          14                  8263  Greentree Apartments NC
          15                 10364  Casa Grande Apartments
          16                 10009  Winston Apartment Complex
          17                  6979  The Harrison Apartments
          18                  8811  Hillside Woods
          19                  8810  Clare Meadows Apartments
          20                 58295  Simon - West Ridge Mall
          21                 57564  8027 Leesburg Pike
          22                 39342  Santa Rosa Mall
          23                 40719  Northpointe Plaza

        24.1                 39789  Columbia Plaza
        24.2                 39789  Fullerton Plaza
        24.3                 39789  North East Station
        24.4                 39789  Colonie Plaza
          24                 39789  GE-Kimco Portfolio (Roll Up)

          25                 58298  Simon - Boardman Plaza
          26                 41160  Pine Ridge Plaza

        27.1                 40390  Heritage Towne Crossing
        27.2                 40390  Eckerd Norman
        27.3                 40390  Eckerd Edmond
          27                 40390  Inland Southwest Portfolio (Roll Up)

          28                 40717  Pottstown Plaza
          29                 57951  Citrus Village Plaza
          30                 41602  Plaza at Marysville
          31                 40740  North Rivers Town Center
          32                 39593  Cranberry Square
          33                 57534  The Center at Coldwater
          34                 58150  Harwood Central Village
          35                 58107  Gregory Village
          36                 39154  Duval Station Center

        37.1                 41196  Eckerd - Kill Devil Hills, NC
        37.2                 41196  Eckerd - Columbia, SC
        37.3                 41196  Eckerd - Greer, SC
        37.4                 41196  Eckerd - Crossville, TN
          37                 41196  Inland Eckerd Portfolio (Roll Up)

          38                 58109  19th and Greenway
          39                 39952  Paradise Promenade
          40                 58039  Stonebridge Crossing
          41                 38450  Southgate Plaza
          42                 41020  Springboro Plaza
          43                 40704  Wendover Village
          44                  7039  Swatara Retail Center
          45                 57810  Milford Square
          46                  9853  Vienna Marketplace
          47                 41195  Center Pointe Shopping Center
          48                 58089  Mane Street Shopping Center
          49                 57981  East Lake Shopping Center
          50                  9639  Dallas Retail Center - Dallas, Oregon
          51                  9125  Abbeville Shopping Center
          52                 57982  South Loop II Shopping Center
          53                  8521  East Broadway Retail Shops
          54                 58399  Bank of America Center

        55.1                 39141  1101 Creekside Ridge Drive
        55.2                 39141  1025 Creekside Ridge Drive
        55.3                 39141  10734 International Drive
          55                 39141  Evergreen Portfolio B (Roll Up)

          56                 58035  FCB Worldwide Building
          57                 58175  Woodmont Plaza
          58                 58123  Old Mill Corporate Center II
          59                 57921  Beaumont Business Center
          60                 58185  2601 Network Boulevard
          61                 58033  Highland Park Place

        62.1                 57825  508 Medical Center
        62.2                 57825  506 Medical Center
        62.3                 57825  Medical Center Atrium
          62                 57825  506 Medical Center, 508 Medical Center, & Medical Center Atrium (Roll Up)

          63                 58111  Galaxy Center Office II
          64                 39802  405 Jackson Street
          65                 58168  Grass Valley
          66                 58072  Snapper Creek Medical Office Building
          67                 57856  Alaska VA Clinic
          68                  9129  Corrado Medical Building
          69                 57819  North Hills Medical Office Building
          70                 58164  Mayflower Center
          71                 57820  One Forest Medical Plaza
          72                 57847  Bay Area Medical Center
          73                 58096  Gale Commerce Center
          74                 10035  Westwinds Business Park
          75                  9244  1334 Third Street
          76                 58186  Viewpoint Office Complex
          77                  9301  Brooklet Service Center
          78                  7477  Quail Street Office
          79                 57884  Grandview Medical Office Building
          80                  8748  Stadium Place Office
          81                 57882  Southern Hills Medical Office Building A
          82                 57476  Precision Park
          83                 41399  Wrangler Company
          84                 39914  Kraft Food Warehouse

          85                 58208  Sun Communities - Buttonwood Bay
          86                 58210  Sun Communities - Meadows
          87                 58330  Sun Communities - Pine Ridge
          88                 58209  Sun Communities - Maplewood
                                    Sub-Total Crossed Loans

        89.1                 58230  Sun Communities Portfolio 12 - Meadowbrook Village
        89.2                 58230  Sun Communities Portfolio 12 - Grand Village
        89.3                 58230  Sun Communities Portfolio 12 - Brentwood Village
        89.4                 58230  Sun Communities Portfolio 12 - Hamlin
          89                 58230  Sun Communities Portfolio 12 (Roll Up)
          90                 58231  Sun Communities - Catalina
                                    Sub-Total Crossed Loans

        91.1                 58211  Sun Communities Portfolio 2 - Pheasant Ridge
        91.2                 58211  Sun Communities Portfolio 2 - Creekwood Meadows
        91.3                 58211  Sun Communities Portfolio 2 - Groves
        91.4                 58211  Sun Communities Portfolio 2 - Richmond Place
          91                 58211  Sun Communities Portfolio 2 (Roll Up)

          92                 58289  Zeman Portfolio - Town and Country
          93                 58266  Zeman Portfolio - Kingsway Estates
          94                 58281  Zeman Portfolio - Pleasant Ridge
          95                 58272  Zeman Portfolio - Old Oaks Estates
          96                  8790  Blue Lake Village MHC
          97                 58320  Dallas Market Center

        98.1                 58028  Extra Space Storage - Weymouth
        98.2                 58028  Extra Space Storage - Stockton
        98.3                 58028  Extra Space Storage - Northborough
        98.4                 58028  Extra Space Storage - Whittier
        98.5                 58028  Extra Space Storage - Lynn
          98                 58028  Extra Space Storage - ESPIV Portfolio (Roll Up)

          99                 58169  Mount Vernon Self Storage
         100                 58142  Laurel Canyon Self Storage

       101.1                 57979  Western
       101.2                 57979  Blackburn
       101.3                 57979  Britain
         101                 57979  Amarillo All Storage Center Portfolio (Roll Up)

         102                 58098  All Aboard Self Storage
         103                 57911  Shurgard - San Juan Creek
         104                  9269  Southpoint Self-Storage
         105                  9652  Classic Storage Station
         106                 10050  Storage Depot - McAllen
         107                  8650  Attic Self Storage-Monroe
         108                  8465  Best Western Seattle
                                    Total


Sequence
Number        Street Address                                                           City                  State
------        --------------                                                           ----                  -----
           1  1717 Canvasback Lane                                                     Columbus              OH
           2  28032 Marguerite Parkway                                                 Mission Viejo         CA
           3  11230-11450 SE Sunnyside Road                                            Clackamas             OR
           4  18949 Marsh Lane                                                         Dallas                TX
           5  860 Deerfield Boulevard                                                  Cincinnati            OH

         6.1  214 Salaignac Street                                                     Philadelphia          PA
         6.2  7000 Ridge Avenue                                                        Philadelphia          PA
         6.3  631 Leverington Avenue                                                   Philadelphia          PA
           6  Various                                                                  Philadelphia          PA

           7  239 Orville Street                                                       Fairborn              OH
           8  27300 Euclid Avenue                                                      Euclid                OH
           9  984 Sheridan Avenue                                                      Bronx                 NY
          10  2544 Valentine Avenue                                                    Bronx                 NY
          11  15043 Woodstone Drive                                                    Hammond               LA
          12  1001 Nimbus Drive                                                        Pflugerville          TX
          13  3300-3318 Paxton Street                                                  Harrisburg            PA
          14  4615 Greentree Road                                                      Wilmington            NC
          15  6455 San Juan Avenue                                                     Jacksonville          FL
          16  1709 SouthWest Morrison Street                                           Portland              OR
          17  2100 Virginia Drive                                                      Wichita Falls         TX
          18  3280 Hillside Drive                                                      Delafield             WI
          19  7760 South 51st Street                                                   Franklin              WI
          20  1801 S.W. Wanamaker Road                                                 Topeka                KS
          21  8027 Leesburg Pike and 1942 Old Gallows Road                             Vienna                VA
          22  300 Mary Esther Boulevard                                                Mary Esther           FL
          23  9604-10100 North Newport Highway                                         Spokane               WA

        24.1  501 Columbia Turnpike                                                    East Greenbush        NY
        24.2  7927 Belair Road                                                         Baltimore             MD
        24.3  2550 West Pulaski Highway                                                North East            MD
        24.4  1892 Central Avenue                                                      Colonie               NY
          24  Various                                                                  Various               Various

          25  243 Boardman Canfield Road                                               Youngstown            OH
          26  3106-3240 Iowa Street                                                    Lawrence              KS

        27.1  1301 West Glade Road & 3001 State Highway 121                            Euless                TX
        27.2  3651 West Robinson                                                       Norman                OK
        27.3  1237 East Danforth                                                       Edmond                OK
          27  Various                                                                  Various               Various

          28  799 State Street                                                         Pottstown             PA
          29  700 East Redlands Boulevard                                              Redlands              CA
          30  1242 State Street                                                        Marysville            WA
          31  7250 Rivers Avenue                                                       North Charleston      SC
          32  1000 Cranberry Square Drive                                              Cranberry             PA
          33  12930-50 Ventura Boulevard                                               Studio City           CA
          34  2101-2113 Harwood Road                                                   Bedford               TX
          35  1601-1699 Contra Costa Boulevard                                         Pleasant Hill         CA
          36  50 Duval Station Road                                                    Jacksonville          FL

        37.1  2014 South Croatan Highway                                               Kill Devil Hills      NC
        37.2  7338 Broad River Road                                                    Columbia              SC
        37.3  1100 West Wade Hampton Blvd                                              Greer                 SC
        37.4  1106 North Main Street                                                   Crossville            TN
          37  Various                                                                  Various               Various

          38  1849,1855 and 1859 West Greenway                                         Phoenix               AZ
          39  5949-6029 Stirling Road                                                  Davie                 FL
          40  6700, 6710 and 6840 Virginia Parkway                                     McKinney              TX
          41  2422 Lafayette Road                                                      Portsmouth            NH
          42  725 West Central Avenue                                                  Springboro            OH
          43  4203 and 4205 West Wendover Avenue                                       Greensboro            NC
          44  6301 Grayson Road                                                        Harrisburg            PA
          45  649 North Dupont Boulevard                                               Milford               DE
          46  201-213 East Maple Avenue                                                Vienna                VA
          47  6525 & 6615 Calhoun Memorial Highway                                     Easley                SC
          48  1830-1878 North Main Street                                              Shelbyville           TN
          49  3301 East Rancier Avenue                                                 Killeen               TX
          50  109-119 East Ellendale Avenue and 242-244 Main Street                    Dallas                OR
          51  3005 Veterans Memorial Drive                                             Abbeville             LA
          52  2825 Thornton Lane                                                       Temple                TX
          53  624 East Broadway Boulevard                                              Jefferson City        TN
          54  555 California Street, 315 Montgomery Street, and 345 Montgomery Street  San Francisco         CA

        55.1  1101 Creekside Ridge Drive                                               Roseville             CA
        55.2  1025 Creekside Ridge Drive                                               Roseville             CA
        55.3  10734 International Drive                                                Rancho Cordova        CA
          55  Various                                                                  Various               CA

          56  17600 Gillette Avenue                                                    Irvine                CA
          57  8120 Woodmont Avenue & 4815 Rugby Avenue                                 Bethesda              MD
          58  6340 South 3000 East                                                     Salt Lake City        UT
          59  5431 Nellie Davis Lane, 5402-5460 Beaumont Center Boulevard              Tampa                 FL
          60  2601 Network Boulevard                                                   Frisco                TX
          61  4514 Cole Avenue                                                         Dallas                TX

        62.1  508 Medical Center Boulevard                                             Conroe                TX
        62.2  506 Medical Center Boulevard                                             Conroe                TX
        62.3  504 Medical Center Boulevard                                             Conroe                TX
          62  Various                                                                  Conroe                TX

          63  1000 Burnett Avenue                                                      Concord               CA
          64  405 Jackson Street                                                       San Francisco         CA
          65  400 Providence Mine Road                                                 Nevada City           CA
          66  7800 SW 87th Avenue                                                      Miami                 FL
          67  2925 DeBarr Road                                                         Anchorage             AK
          68  800 Swift Boulevard                                                      Richland              WA
          69  4375 Booth Calloway Road                                                 North Richland Hills  TX
          70  222 South Westmonte Drive                                                Altamonte Springs     FL
          71  12200 Park Central Drive                                                 Dallas                TX
          72  7121 South Padre Island Drive                                            Corpus Christi        TX
          73  17171 East Gale Avenue                                                   City of Industry      CA
          74  265,277, 285 South Street and 269 Bridge Street                          San Luis Obispo       CA
          75  1334 Third Street Promenade                                              Santa Monica          CA
          76  8215 South Eastern Avenue                                                Las Vegas             NV
          77  11011 Brooklet Drive                                                     Houston               TX
          78  1100 Quail Street                                                        Newport Beach         CA
          79  1000 Highway 28                                                          Jasper                TN
          80  1 Tacoma Avenue North                                                    Tacoma                WA
          81  393 Wallace Road                                                         Nashville             TN
          82  200 Frenchtown Road                                                      North Kingstown       RI
          83  12173 Rojas Drive                                                        El Paso               TX
          84  904 12th Street NW                                                       Mason City            IA

          85  10001 Highway 27 South                                                   Sebring               FL
          86  11 Cardinal Street                                                       Nappanee              IN
          87  400 Swift Street                                                         Prince George         VA
          88  12451 Pendleton Pike                                                     Lawrence              IN


        89.1  8920 Sheldon Road                                                        Tampa                 FL
        89.2  6500 Division Avenue South                                               Grand Rapids          MI
        89.3  201 60th Street SE                                                       Grand Rapids          MI
        89.4  5325 Van Orden Road                                                      Webberville           MI
          89  Various                                                                  Various               Various
          90  6501 Germantown Road                                                     Middletown            OH


        91.1  209 Longwood Court West                                                  Lancaster             PA
        91.2  3440 Creekside Boulevard                                                 Burton                MI
        91.3  16175 John Morris Road                                                   Fort Myers            FL
        91.4  36401 Division Road                                                      Richmond              MI
          91  Various                                                                  Various               Various

          92  815 East Oakton Street                                                   Des Plaines           IL
          93  38455 North Sheridan Road                                                Beach Park            IL
          94  27 West 370 Geneva Road                                                  West Chicago          IL
          95  850 Villa Street                                                         Elgin                 IL
          96  3201 NE 223rd Avenue                                                     Fairview              OR
          97  2100 Stemmons Freeway                                                    Dallas                TX

        98.1  1256 Washington Street                                                   Weymouth              MA
        98.2  55 East Jamestown Street                                                 Stockton              CA
        98.3  456 Main Street                                                          Northborough          MA
        98.4  11469 Washington Boulevard                                               Whittier              CA
        98.5  583 Lynnway                                                              Lynn                  MA
          98  Various                                                                  Various               Various

          99  1621 Huguenot Road                                                       Midlothian            VA
         100  10864 Laurel Canyon Boulevard                                            San Fernando          CA

       101.1  6301 South Western Street                                                Amarillo              TX
       101.2  2927 Blackburn Street                                                    Amarillo              TX
       101.3  2518 Britain Drive                                                       Amarillo              TX
         101  Various                                                                  Amarillo              TX

         102  1900 Meeker Avenue                                                       Richmond              CA
         103  32371 San Juan Creek Road                                                San Juan Capistrano   CA
         104  700 - 701 Lombardi Court                                                 Santa Rosa            CA
         105  8909 Hughes Ranch Road                                                   Pearland              TX
         106  6600 North 10th Street                                                   McAllen               TX
         107  200 Warren Drive                                                         West Monroe           LA
         108  4507 Brooklyn Avenue                                                     Seattle               WA


Sequence
Number                    Zip Code      Mortgage Rate (%)  AmortizationBasis         Original Balance       Cut-off Balance
------                    --------      -----------------  -----------------         ----------------       ---------------
           1                 43215                 5.147%  ACT/360                        $26,000,000           $25,942,802
           2                 92692                 5.700%  ACT/360                         24,000,000            24,000,000
           3                 97015                 5.745%  ACT/360                         12,000,000            11,976,783
           4                 75287                 4.980%  ACT/360                         11,000,000            11,000,000
           5                 45245                 5.140%  ACT/360                         10,600,000            10,576,646

         6.1                 19128                                                          4,100,000             4,072,141
         6.2                 19128                                                          2,800,000             2,780,975
         6.3                 19128                                                          2,000,000             1,986,410
           6                 19128                 4.469%  ACT/360                          8,900,000             8,839,526

           7                 45324                 5.550%  ACT/360                          7,500,000             7,484,859
           8                 44132                 5.802%  ACT/360                          6,300,000             6,287,963
           9                 10456                 5.901%  ACT/360                          4,600,000             4,587,449
          10                 10458                 5.901%  ACT/360                          4,600,000             4,587,449
          11                 70401                 5.954%  ACT/360                          4,140,000             4,132,352
          12                 78660                 5.817%  ACT/360                          3,820,000             3,809,372
          13                 17111                 5.115%  ACT/360                          3,520,000             3,500,634
          14                 28405                 6.308%  ACT/360                          2,980,000             2,977,204
          15                 32210                 5.800%  ACT/360                          2,560,000             2,556,191
          16                 97205                 5.700%  ACT/360                          2,010,000             2,007,881
          17                 76309                 6.401%  ACT/360                          1,849,612             1,820,632
          18                 53018                 6.076%  ACT/360                          1,700,000             1,696,944
          19                 53132                 5.940%  ACT/360                          1,400,000             1,396,215
          20                 66604                 5.890%  ACT/360                         68,710,962            68,710,962
          21                 22182                 5.940%  ACT/360                         44,000,000            43,622,666
          22                 32569                 5.416%  ACT/360                         42,500,000            42,411,692
          23                 99218                 4.285%  30/360                          30,850,000            30,850,000

        24.1                 12061                                                          9,800,000             9,800,000
        24.2                 21236                                                          8,400,000             8,400,000
        24.3                 21901                                                          6,750,000             6,750,000
        24.4                 12205                                                          5,765,000             5,765,000
          24               Various                 4.736%  ACT/360                         30,715,000            30,715,000

          25                 44512                 5.940%  ACT/360                         23,597,562            23,597,562
          26                 66046                 5.085%  30/360                          14,700,000            14,700,000

        27.1                 76039                                                          8,950,000             8,950,000
        27.2                 73072                                                          2,900,000             2,900,000
        27.3                 73003                                                          1,850,000             1,850,000
          27               Various                 4.374%  30/360                          13,700,000            13,700,000

          28                 19464                 4.773%  ACT/360                         12,400,000            12,400,000
          29                 92373                 5.626%  ACT/360                         12,250,000            12,176,303
          30                 98270                 5.085%  30/360                          11,800,000            11,800,000
          31                 29406                 4.760%  30/360                          11,050,000            11,050,000
          32                 16319                 4.975%  30/360                          10,900,000            10,900,000
          33                 91604                 6.100%  ACT/360                          9,249,902             9,224,639
          34                 76021                 5.800%  ACT/360                          9,050,000             9,050,000
          35                 94523                 5.790%  ACT/360                          8,000,000             7,977,603
          36                 32218                 4.742%  ACT/360                          8,000,000             7,932,854

        37.1                 27948                                                          1,975,000             1,975,000
        37.2                 29210                                                          1,750,000             1,750,000
        37.3                 29650                                                          1,650,000             1,650,000
        37.4                 38555                                                          1,425,000             1,425,000
          37               Various                 5.275%  30/360                           6,800,000             6,800,000

          38                 85023                 6.289%  ACT/360                          6,750,000             6,733,206
          39                 33314                 4.322%  30/360                           6,400,000             6,400,000
          40                 75071                 6.226%  ACT/360                          6,192,921             6,171,279
          41                 03801                 4.600%  ACT/360                          6,000,000             5,955,313
          42                 45066                 4.111%  30/360                           5,510,000             5,510,000
          43                 27407                 4.222%  30/360                           5,450,000             5,450,000
          44                 17111                 6.073%  ACT/360                          5,500,000             5,439,076
          45                 19963                 6.040%  ACT/360                          5,400,000             5,332,546
          46                 22180                 6.204%  ACT/360                          4,800,000             4,787,810
          47                 29640                 5.320%  30/360                           4,250,000             4,250,000
          48                 37160                 5.968%  ACT/360                          4,250,000             4,234,263
          49                 76543                 5.630%  ACT/360                          4,000,000             3,975,956
          50                 97338                 5.978%  ACT/360                          2,450,000             2,443,296
          51                 70510                 6.700%  ACT/360                          1,544,765             1,541,044
          52                 76502                 5.740%  ACT/360                          1,350,000             1,342,076
          53                 37760                 6.702%  ACT/360                          1,000,000               997,592
          54                 94104                 4.867%  ACT/360                        150,000,000           150,000,000

        55.1                 95678                                                         10,500,000            10,380,551
        55.2                 95678                                                          9,400,000             9,293,064
        55.3                 95670                                                          8,100,000             8,007,853
          55                 95678                 5.570%  ACT/360                         28,000,000            27,681,468

          56                 92614                 5.710%  ACT/360                         20,355,000            20,355,000
          57                 20814                 5.614%  ACT/360                         17,250,000            17,250,000
          58                 84121                 4.995%  ACT/360                         17,250,000            17,192,313
          59                 33634                 5.132%  ACT/360                         16,800,000            16,670,016
          60                 75034                 6.092%  ACT/360                         16,113,700            16,084,839
          61                 75205                 5.203%  ACT/360                         15,225,000            15,225,000

        62.1                 77304                                                          6,090,000             6,041,135
        62.2                 77304                                                          5,950,000             5,902,258
        62.3                 77304                                                          2,100,000             2,083,150
          62                 77304                 5.743%  ACT/360                         14,140,000            14,026,543

          63                 94520                 5.844%  ACT/360                         14,000,000            13,932,770
          64                 94111                 4.950%  ACT/360                         13,000,000            12,826,852
          65                 95959                 6.062%  ACT/360                          8,520,000             8,501,695
          66                 33173                 5.798%  ACT/360                          8,400,000             8,367,706
          67                 99508                 5.743%  ACT/360                          7,210,000             7,152,148
          68                 99352                 5.856%  ACT/360                          6,468,750             6,450,915
          69                 76180                 5.743%  ACT/360                          6,222,494             6,172,565
          70                 32714                 6.112%  ACT/360                          6,100,000             6,089,123
          71                 75251                 5.743%  ACT/360                          6,090,000             6,041,135
          72                 78412                 5.116%  ACT/360                          5,894,000             5,840,229
          73                 91745                 6.150%  ACT/360                          5,175,000             5,158,617
          74                 93401                 6.000%  ACT/360                          5,000,000             4,995,022
          75                 90401                 5.994%  ACT/360                          4,000,000             3,992,676
          76                 89123                 6.260%  ACT/360                          3,600,000             3,590,980
          77                 77099                 5.787%  ACT/360                          3,200,000             3,190,952
          78                 92660                 6.116%  ACT/360                          2,445,604             2,436,843
          79                 37347                 5.116%  ACT/360                          2,403,282             2,381,357
          80                 98403                 5.331%  ACT/360                          1,800,000             1,790,548
          81                 37211                 5.116%  ACT/360                          1,038,537             1,029,062
          82                 02852                 6.310%  ACT/360                         21,500,000            21,252,588
          83                 79936                 5.090%  30/360                          11,300,000            11,300,000
          84                 50401                 5.390%  30/360                           5,333,000             5,333,000

          85                 33876                 5.320%  ACT/360                         21,984,005            21,984,005
          86                 46550                 5.320%  ACT/360                          7,360,000             7,360,000
          87                 23875                 5.320%  ACT/360                          6,000,000             6,000,000
          88                 46236                 5.320%  ACT/360                          4,640,000             4,640,000
                                                                                           39,984,005            39,984,005

        89.1                 33635                                                          7,303,188             7,303,188
        89.2                 49548                                                          6,740,000             6,740,000
        89.3                 49548                                                          6,320,000             6,320,000
        89.4                 48892                                                          5,200,000             5,200,000
          89               Various                 5.320%  ACT/360                         25,563,188            25,563,188
          90                 45042                 5.320%  ACT/360                          9,593,686             9,593,686
                                                                                           35,156,874            35,156,874

        91.1                 17603                                                         17,710,525            17,710,525
        91.2                 48519                                                          8,160,000             8,160,000
        91.3                 33908                                                          5,360,000             5,360,000
        91.4                 48062                                                          3,680,000             3,680,000
          91               Various                 4.931%  ACT/360                         34,910,525            34,910,525

          92                 60018                 5.521%  ACT/360                         10,962,952            10,962,952
          93                 60087                 5.521%  ACT/360                          7,252,706             7,252,706
          94                 60185                 5.521%  ACT/360                          5,417,941             5,417,941
          95                 60120                 5.521%  ACT/360                          4,738,925             4,738,925
          96                 97024                 6.193%  ACT/360                          3,100,000             3,094,573
          97                 75207                 6.097%  ACT/360                         66,000,000            65,903,426

        98.1                 02189                                                          4,640,000             4,640,000
        98.2                 95207                                                          3,240,000             3,240,000
        98.3                 01532                                                          2,608,000             2,608,000
        98.4                 90606                                                          2,544,000             2,544,000
        98.5                 01905                                                          2,480,000             2,480,000
          98               Various                 4.856%  ACT/360                         15,512,000            15,512,000

          99                 23113                 6.220%  ACT/360                          8,000,000             7,979,762
         100                 91340                 5.650%  ACT/360                          8,000,000             7,965,816

       101.1                 79110                                                          4,275,000             4,237,071
       101.2                 79109                                                          1,650,000             1,635,361
       101.3                 79109                                                          1,275,000             1,263,688
         101               Various                 5.580%  ACT/360                          7,200,000             7,136,120

         102                 94804                 5.751%  ACT/360                          5,325,000             5,304,316
         103                 92675                 5.730%  ACT/360                          4,775,000             4,761,445
         104                 95407                 5.338%  ACT/360                          4,400,000             4,400,000
         105                 77584                 5.530%  ACT/360                          1,800,000             1,794,683
         106                 78504                 6.200%  ACT/360                          1,762,500             1,759,419
         107                 71291                 6.730%  ACT/360                          1,350,000             1,345,262
         108                 98105                 6.276%  ACT/360                         11,000,000            10,971,427
                                                                                                             $1,296,027,784


Sequence        Remaining Term To        Stated Maturity
Number       Stated Maturity (months)               Date              Due Date       Monthly Payment
------       ------------------------               ----              --------       ---------------
           1                    58              8/1/2009                     1              $141,919
           2                   119              9/1/2014                     1               139,296
           3                   118              8/1/2014                     1                69,991
           4                    59              9/1/2009                     1                     0
           5                    58              8/1/2009                     1                57,813

         6.1
         6.2
         6.3
           6                    54              4/1/2009                     1                43,736

           7                    58              8/1/2009                     1                42,820
           8                   118              8/1/2014                     1                36,973
           9                    57              7/1/2009                     1                27,287
          10                    57              7/1/2009                     1                27,287
          11                   118              8/1/2014                     1                24,699
          12                   117              7/1/2014                     1                22,455
          13                    55              5/1/2009                     1                19,144
          14                   143              9/1/2016                     1                18,461
          15                   119              9/1/2014                     1                16,183
          16                   119              9/1/2014                     1                11,666
          17                   108             10/1/2013                     1                12,375
          18                   142              8/1/2016                     1                10,276
          19                   141              7/1/2016                     1                 8,340
          20                   117              7/1/2014                     1               407,110
          21                   111              1/1/2014                     1               262,107
          22                    82              8/1/2011                     1               239,075
          23                    57              7/1/2009                     1               110,160

        24.1
        24.2
        24.3
        24.4
          24                    54              4/1/2009                     1               159,965

          25                   117              7/1/2014                     1               140,570
          26                    58              8/1/2009                     1                62,291

        27.1
        27.2
        27.3
          27                    55              5/1/2009                     1                49,937

          28                    54              4/1/2009                     1                64,856
          29                   114              4/1/2014                     1                70,526
          30                    58              8/1/2009                     1                50,003
          31                    57              7/1/2009                     1                43,832
          32                    58              8/1/2009                     1                45,190
          33                   170             12/1/2018                     1                56,446
          34                   116              6/1/2014                     1                53,101
          35                   117              7/1/2014                     1                46,889
          36                    53              3/1/2009                     1                41,693

        37.1
        37.2
        37.3
        37.4
          37                    58              8/1/2009                     1                29,892

          38                   117              7/1/2014                     1                41,732
          39                    56              6/1/2009                     1                23,051
          40                   116              6/1/2014                     1                38,034
          41                    54              4/1/2009                     1                30,759
          42                    80              6/1/2011                     1                18,876
          43                    56              6/1/2009                     1                19,175
          44                   168             10/1/2018                     1                33,234
          45                   111              1/1/2014                     1                34,924
          46                   117              7/1/2014                     1                29,411
          47                    82              8/1/2011                     1                18,842
          48                   116              6/1/2014                     1                25,394
          49                   114              4/1/2014                     1                23,039
          50                   118              8/1/2014                     1                15,752
          51                   118              8/1/2014                     1                10,624
          52                   114              4/1/2014                     1                 7,870
          53                   118              8/1/2014                     1                 6,879
          54                    83              9/1/2011                     1                     0

        55.1
        55.2
        55.3
          55                    73             11/1/2010                     1               160,213

          56                    57              7/1/2009                     1                     0
          57                   117              7/1/2014                     1                     0
          58                    57              7/1/2009                     1                92,546
          59                    77              3/1/2011                     1                91,546
          60                   118              8/1/2014                     1                97,565
          61                    80              6/1/2011                     1                83,630

        62.1
        62.2
        62.3
          62                   112              2/1/2014                     1                82,457

          63                   116              6/1/2014                     1                85,999
          64                    52              2/1/2009                     1                75,618
          65                   119              9/1/2014                     1                61,345
          66                   116              6/1/2014                     1                49,277
          67                   112              2/1/2014                     1                42,045
          68                   117              7/1/2014                     1                38,187
          69                   112              2/1/2014                     1                36,286
          70                   118              8/1/2014                     1                37,013
          71                   112              2/1/2014                     1                35,514
          72                    52              2/1/2009                     1                32,058
          73                   117              7/1/2014                     1                32,546
          74                   119              9/1/2014                     1                29,978
          75                   118              8/1/2014                     1                23,967
          76                   117              7/1/2014                     1                22,189
          77                   118              8/1/2014                     1                20,203
          78                   116              6/1/2014                     1                14,846
          79                    52              2/1/2009                     1                13,072
          80                   115              5/1/2014                     1                10,030
          81                    52              2/1/2009                     1                 5,649
          82                   107              9/1/2013                     1               133,219
          83                    58              8/1/2009                     1                47,931
          84                    58              8/1/2009                     1                23,954

          85                   141              7/1/2016                     1               122,351
          86                   141              7/1/2016                     1                40,962
          87                   141              7/1/2016                     1                33,393
          88                   141              7/1/2016                     1                25,824


        89.1
        89.2
        89.3
        89.4
          89                   141              7/1/2016                     1               142,271
          90                   141              7/1/2016                     1                53,393


        91.1
        91.2
        91.3
        91.4
          91                    81              7/1/2011                     1               185,934

          92                    57              7/1/2009                     1                62,388
          93                    57              7/1/2009                     1                41,273
          94                    57              7/1/2009                     1                30,832
          95                    57              7/1/2009                     1                26,968
          96                   178              8/1/2019                     1                18,972
          97                   119              9/1/2014                     1               415,095

        98.1
        98.2
        98.3
        98.4
        98.5
          98                    80              6/1/2011                     1                81,915

          99                   117              7/1/2014                     1                49,101
         100                   117              7/1/2014                     1                49,846

       101.1
       101.2
       101.3
         101                   114              4/1/2014                     1                44,559

         102                   116              6/1/2014                     1                31,079
         103                   117              7/1/2014                     1                27,805
         104                   117              7/1/2014                     1                     0
         105                    58              8/1/2009                     1                11,086
         106                   118              8/1/2014                     1                10,795
         107                   117              7/1/2014                     1                 9,310
         108                   118              8/1/2014                     1                72,741


Sequence                                   Primary Servicing                 Master Servicing
Number        Administrative Fee Rate               Fee Rate                         Fee Rate
------        -----------------------               --------                         --------
           1                   0.112%                  0.100%                          0.010%
           2                   0.112%                  0.100%                          0.010%
           3                   0.062%                  0.050%                          0.010%
           4                   0.112%                  0.100%                          0.010%
           5                   0.112%                  0.100%                          0.010%

         6.1
         6.2
         6.3
           6                   0.032%                  0.010%                          0.020%

           7                   0.112%                  0.100%                          0.010%
           8                   0.072%                  0.060%                          0.010%
           9                   0.032%                  0.010%                          0.020%
          10                   0.032%                  0.010%                          0.020%
          11                   0.082%                  0.070%                          0.010%
          12                   0.082%                  0.070%                          0.010%
          13                   0.032%                  0.010%                          0.020%
          14                   0.082%                  0.070%                          0.010%
          15                   0.062%                  0.050%                          0.010%
          16                   0.062%                  0.050%                          0.010%
          17                   0.042%                  0.030%                          0.010%
          18                   0.092%                  0.080%                          0.010%
          19                   0.092%                  0.080%                          0.010%
          20                   0.032%                  0.020%                          0.010%
          21                   0.112%                  0.100%                          0.010%
          22                   0.082%                  0.060%                          0.020%
          23                   0.032%                  0.010%                          0.020%

        24.1
        24.2
        24.3
        24.4
          24                   0.032%                  0.010%                          0.020%

          25                   0.032%                  0.020%                          0.010%
          26                   0.032%                  0.010%                          0.020%

        27.1
        27.2
        27.3
          27                   0.032%                  0.010%                          0.020%

          28                   0.032%                  0.010%                          0.020%
          29                   0.112%                  0.100%                          0.010%
          30                   0.032%                  0.010%                          0.020%
          31                   0.032%                  0.010%                          0.020%
          32                   0.032%                  0.010%                          0.020%
          33                   0.112%                  0.100%                          0.010%
          34                   0.112%                  0.100%                          0.010%
          35                   0.112%                  0.100%                          0.010%
          36                   0.072%                  0.050%                          0.020%

        37.1
        37.2
        37.3
        37.4
          37                   0.032%                  0.010%                          0.020%

          38                   0.072%                  0.060%                          0.010%
          39                   0.032%                  0.010%                          0.020%
          40                   0.072%                  0.060%                          0.010%
          41                   0.032%                  0.010%                          0.020%
          42                   0.032%                  0.010%                          0.020%
          43                   0.032%                  0.010%                          0.020%
          44                   0.042%                  0.030%                          0.010%
          45                   0.112%                  0.100%                          0.010%
          46                   0.062%                  0.050%                          0.010%
          47                   0.032%                  0.010%                          0.020%
          48                   0.112%                  0.100%                          0.010%
          49                   0.112%                  0.100%                          0.010%
          50                   0.062%                  0.050%                          0.010%
          51                   0.092%                  0.080%                          0.010%
          52                   0.112%                  0.100%                          0.010%
          53                   0.092%                  0.080%                          0.010%
          54                   0.042%                  0.030%                          0.010%

        55.1
        55.2
        55.3
          55                   0.032%                  0.010%                          0.020%

          56                   0.052%                  0.040%                          0.010%
          57                   0.112%                  0.100%                          0.010%
          58                   0.112%                  0.100%                          0.010%
          59                   0.112%                  0.100%                          0.010%
          60                   0.112%                  0.100%                          0.010%
          61                   0.112%                  0.100%                          0.010%

        62.1
        62.2
        62.3
          62                   0.112%                  0.100%                          0.010%

          63                   0.112%                  0.100%                          0.010%
          64                   0.032%                  0.010%                          0.020%
          65                   0.112%                  0.100%                          0.010%
          66                   0.112%                  0.100%                          0.010%
          67                   0.112%                  0.100%                          0.010%
          68                   0.062%                  0.050%                          0.010%
          69                   0.112%                  0.100%                          0.010%
          70                   0.072%                  0.060%                          0.010%
          71                   0.112%                  0.100%                          0.010%
          72                   0.112%                  0.100%                          0.010%
          73                   0.112%                  0.100%                          0.010%
          74                   0.062%                  0.050%                          0.010%
          75                   0.062%                  0.050%                          0.010%
          76                   0.112%                  0.100%                          0.010%
          77                   0.062%                  0.050%                          0.010%
          78                   0.062%                  0.050%                          0.010%
          79                   0.112%                  0.100%                          0.010%
          80                   0.062%                  0.050%                          0.010%
          81                   0.112%                  0.100%                          0.010%
          82                   0.112%                  0.100%                          0.010%
          83                   0.032%                  0.010%                          0.020%
          84                   0.032%                  0.010%                          0.020%

          85                   0.112%                  0.100%                          0.010%
          86                   0.112%                  0.100%                          0.010%
          87                   0.112%                  0.100%                          0.010%
          88                   0.112%                  0.100%                          0.010%


        89.1
        89.2
        89.3
        89.4
          89                   0.112%                  0.100%                          0.010%
          90                   0.112%                  0.100%                          0.010%


        91.1
        91.2
        91.3
        91.4
          91                   0.112%                  0.100%                          0.010%

          92                   0.112%                  0.100%                          0.010%
          93                   0.112%                  0.100%                          0.010%
          94                   0.112%                  0.100%                          0.010%
          95                   0.112%                  0.100%                          0.010%
          96                   0.062%                  0.050%                          0.010%
          97                   0.042%                  0.030%                          0.010%

        98.1
        98.2
        98.3
        98.4
        98.5
          98                   0.112%                  0.100%                          0.010%

          99                   0.112%                  0.100%                          0.010%
         100                   0.112%                  0.100%                          0.010%

       101.1
       101.2
       101.3
         101                   0.112%                  0.100%                          0.010%

         102                   0.112%                  0.100%                          0.010%
         103                   0.112%                  0.100%                          0.010%
         104                   0.062%                  0.050%                          0.010%
         105                   0.062%                  0.050%                          0.010%
         106                   0.062%                  0.050%                          0.010%
         107                   0.062%                  0.050%                          0.010%
         108                   0.062%                  0.050%                          0.010%


Sequence
Number            Ownership Interest             Crossed       Original Amortization (months)
------            ------------------             -------       ------------------------------
           1                     Fee                      No                             360
           2               Leasehold                      No                             360
           3                     Fee                      No                             360
           4                     Fee                      No                               0
           5                     Fee                      No                             360

         6.1                     Fee                      No
         6.2                     Fee                      No
         6.3                     Fee                      No
           6                     Fee                      No                             360

           7                     Fee                      No                             360
           8                     Fee                      No                             360
           9                     Fee                      No                             360
          10                     Fee                      No                             360
          11                     Fee                      No                             360
          12                     Fee                      No                             360
          13                     Fee                      No                             360
          14                     Fee                      No                             360
          15                     Fee                      No                             300
          16                     Fee                      No                             360
          17                     Fee                      No                             300
          18           Fee/Leasehold                      No                             360
          19                     Fee                      No                             360
          20                     Fee                      No                             360
          21                     Fee                      No                             360
          22                     Fee                      No                             360
          23                     Fee                      No                               0

        24.1                     Fee                      No
        24.2                     Fee                      No
        24.3                     Fee                      No
        24.4                     Fee                      No
          24                     Fee                      No                             360

          25                     Fee                      No                             360
          26                     Fee                      No                               0

        27.1                     Fee                      No
        27.2                     Fee                      No
        27.3                     Fee                      No
          27                     Fee                      No                               0

          28                     Fee                      No                             360
          29                     Fee                      No                             360
          30                     Fee                      No                               0
          31                     Fee                      No                               0
          32                     Fee                      No                               0
          33           Fee/Leasehold                      No                             353
          34                     Fee                      No                             360
          35                     Fee                      No                             360
          36                     Fee                      No                             360

        37.1                     Fee                      No
        37.2                     Fee                      No
        37.3                     Fee                      No
        37.4                     Fee                      No
          37                     Fee                      No                               0

          38                     Fee                      No                             360
          39                     Fee                      No                               0
          40                     Fee                      No                             360
          41                     Fee                      No                             360
          42                     Fee                      No                               0
          43                     Fee                      No                               0
          44                     Fee                      No                             360
          45                     Fee                      No                             300
          46                     Fee                      No                             360
          47           Fee/Leasehold                      No                               0
          48                     Fee                      No                             360
          49                     Fee                      No                             360
          50                     Fee                      No                             300
          51                     Fee                      No                             300
          52                     Fee                      No                             360
          53                     Fee                      No                             300
          54                     Fee                      No                               0

        55.1                     Fee                      No
        55.2                     Fee                      No
        55.3                     Fee                      No
          55                     Fee                      No                             360

          56                     Fee                      No                               0
          57                     Fee                      No                               0
          58                     Fee                      No                             360
          59                     Fee                      No                             360
          60                     Fee                      No                             360
          61                     Fee                      No                             360

        62.1           Fee/Leasehold                      No
        62.2           Fee/Leasehold                      No
        62.3           Fee/Leasehold                      No
          62           Fee/Leasehold                      No                             360

          63                     Fee                      No                             324
          64                     Fee                      No                             300
          65                     Fee                      No                             240
          66                     Fee                      No                             360
          67           Fee/Leasehold                      No                             360
          68               Leasehold                      No                             360
          69           Fee/Leasehold                      No                             360
          70                     Fee                      No                             360
          71                     Fee                      No                             360
          72           Fee/Leasehold                      No                             360
          73                     Fee                      No                             330
          74                     Fee                      No                             360
          75                     Fee                      No                             360
          76                     Fee                      No                             360
          77                     Fee                      No                             300
          78                     Fee                      No                             360
          79           Fee/Leasehold                      No                             360
          80                     Fee                      No                             360
          81           Fee/Leasehold                      No                             360
          82                     Fee                      No                             360
          83                     Fee                      No                               0
          84                     Fee                      No                               0

          85                     Fee   Yes(BACM 04-4-SUN P1)                             360
          86                     Fee   Yes(BACM 04-4-SUN P1)                             360
          87                     Fee   Yes(BACM 04-4-SUN P1)                             360
          88                     Fee   Yes(BACM 04-4-SUN P1)                             360


        89.1                     Fee  Yes(BACM 04-4-SUN P12)
        89.2                     Fee  Yes(BACM 04-4-SUN P12)
        89.3                     Fee  Yes(BACM 04-4-SUN P12)
        89.4                     Fee  Yes(BACM 04-4-SUN P12)
          89                     Fee  Yes(BACM 04-4-SUN P12)                             360
          90                     Fee  Yes(BACM 04-4-SUN P12)                             360


        91.1                     Fee                      No
        91.2                     Fee                      No
        91.3                     Fee                      No
        91.4                     Fee                      No
          91                     Fee                      No                             360

          92                     Fee                      No                             360
          93                     Fee                      No                             360
          94                     Fee                      No                             360
          95                     Fee                      No                             360
          96                     Fee                      No                             360
          97               Leasehold                      No                             330

        98.1                     Fee                      No
        98.2                     Fee                      No
        98.3                     Fee                      No
        98.4           Fee/Leasehold                      No
        98.5                     Fee                      No
          98           Fee/Leasehold                      No                             360

          99                     Fee                      No                             360
         100                     Fee                      No                             300

       101.1                     Fee                      No
       101.2                     Fee                      No
       101.3                     Fee                      No
         101                     Fee                      No                             300

         102                     Fee                      No                             360
         103                     Fee                      No                             360
         104                     Fee                      No                               0
         105                     Fee                      No                             300
         106                     Fee                      No                             360
         107                     Fee                      No                             300
         108                     Fee                      No                             300


Sequence
Number                    ARD Loan          Grace Period            Loan Group
------                    --------          ------------            ----------
           1                    No                     5                     2
           2                    No                     5                     2
           3                    No                     5                     1
           4                    No                    10                     2
           5                    No                    10                     2

         6.1                                                                 2
         6.2                                                                 2
         6.3                                                                 2
           6                    No                     5                     2

           7                    No                    10                     2
           8                    No                     5                     2
           9                    No                     5                     2
          10                    No                     5                     2
          11                    No                     5                     2
          12                    No                     5                     2
          13                    No                     5                     2
          14                    No                     5                     2
          15                    No                     5                     2
          16                    No                     5                     2
          17                    No                    10                     2
          18                    No                     5                     2
          19                    No                     5                     2
          20                    No                     5                     1
          21                    No                    10                     1
          22                    No                     5                     1
          23                    No                     5                     1

        24.1                                                                 1
        24.2                                                                 1
        24.3                                                                 1
        24.4                                                                 1
          24                    No                     5                     1

          25                    No                     5                     1
          26                    No                     5                     1

        27.1                                                                 1
        27.2                                                                 1
        27.3                                                                 1
          27                    No                     5                     1

          28                    No                     5                     1
          29                    No                    10                     1
          30                    No                     5                     1
          31                    No                     5                     1
          32                    No                     5                     1
          33                    No                    10                     1
          34                    No                    10                     1
          35                    No                    10                     1
          36                    No                     5                     1

        37.1                                                                 1
        37.2                                                                 1
        37.3                                                                 1
        37.4                                                                 1
          37                    No                     5                     1

          38                    No                    10                     1
          39                    No                     5                     1
          40                    No                    10                     1
          41                    No                     5                     1
          42                    No                     5                     1
          43                    No                     5                     1
          44                    No                    10                     1
          45                    No                    10                     1
          46                    No                     5                     1
          47                    No                     5                     1
          48                    No                    10                     1
          49                    No                    10                     1
          50                    No                     5                     1
          51                    No                     5                     1
          52                    No                    10                     1
          53                    No                     5                     1
          54                    No                     0                     1

        55.1                                                                 1
        55.2                                                                 1
        55.3                                                                 1
          55                    No                     0                     1

          56                    No                    10                     1
          57                    No                     5                     1
          58                    No                    10                     1
          59                    No                    10                     1
          60                    No                     5                     1
          61                    No                    10                     1

        62.1                                                                 1
        62.2                                                                 1
        62.3                                                                 1
          62                    No                    10                     1

          63                    No                    10                     1
          64                    No                     5                     1
          65                   Yes                     5                     1
          66                    No                    10                     1
          67                    No                    10                     1
          68                    No                     5                     1
          69                    No                    10                     1
          70                    No                     5                     1
          71                    No                    10                     1
          72                    No                    10                     1
          73                    No                    10                     1
          74                    No                     5                     1
          75                    No                    10                     1
          76                    No                     5                     1
          77                    No                     5                     1
          78                    No                     7                     1
          79                    No                    10                     1
          80                    No                     5                     1
          81                    No                    10                     1
          82                    No                    10                     1
          83                   Yes                     5                     1
          84                   Yes                     5                     1

          85                    No                     5                     2
          86                    No                     5                     2
          87                    No                     5                     2
          88                    No                     5                     2


        89.1                                                                 2
        89.2                                                                 2
        89.3                                                                 2
        89.4                                                                 2
          89                    No                     5                     2
          90                    No                     5                     2


        91.1                                                                 1
        91.2                                                                 1
        91.3                                                                 1
        91.4                                                                 1
          91                    No                     5                     1

          92                    No                     0                     1
          93                    No                     0                     1
          94                    No                     0                     1
          95                    No                     0                     1
          96                    No                     5                     1
          97                    No                     5                     1

        98.1                                                                 1
        98.2                                                                 1
        98.3                                                                 1
        98.4                                                                 1
        98.5                                                                 1
          98                    No                    10                     1

          99                    No                     5                     1
         100                    No                    10                     1

       101.1                                                                 1
       101.2                                                                 1
       101.3                                                                 1
         101                    No                    10                     1

         102                    No                     5                     1
         103                    No                    10                     1
         104                    No                     5                     1
         105                    No                     5                     1
         106                    No                     5                     1
         107                    No                     5                     1
         108                   Yes                     5                     1

                                   SCHEDULE II

            Sub-Servicing Agreements in Effect as of the Closing Date

                  1. Sub-Servicing Agreement, dated as of October 1, 2004, by and between BANK OF AMERICA, N.A., as Master Servicer, CAPSTONE REALTY ADVISORS, INC., LAUREATE CAPITAL LLC, COLLATERAL MORTGAGE CAPITAL, LLC, L.J. MELODY & COMPANY OF TEXAS, LP, and NORTHMARQ CAPITAL, INC. each as Sub-Servicers.

                  2. Sub-Servicing Agreement, dated as of October 1, 2004, by and between BANK OF AMERICA, N.A., as Master Servicer, and MIDLAND LOAN SERVICES, INC., as Sub-Servicer.

                  3. Sub-Servicing Agreement, dated as of October 1, 2004, by and between BANK OF AMERICA, N.A., as Master Servicer, and GMAC COMMERCIAL MORTGAGE, INC., as Sub-Servicer.

                                  SCHEDULE III

                  Schedule of Exceptions under Section 2.02(a)

                                      NONE

                                                    SCHEDULE IV
                                             Class XP Reference Rates

 Interest Accrual   Distribution Date    Class XP Reference      Interest        Distribution    Class XP Reference
      Period                                    Rate          Accrual Period         Date               Rate
------------------- ------------------- --------------------- ---------------- ----------------- ------------------
        1               11/10/2004            5.48390%              43               5/10/2008           5.31520%
        2               12/10/2004            5.32200%              44               6/10/2008           5.47610%
        3                1/10/2005            5.32180%              45               7/10/2008           5.31490%
        4                2/10/2005            5.32170%              46               8/10/2008           5.47570%
        5                3/10/2005            5.32180%              47               9/10/2008           5.47560%
        6                4/10/2005            5.48300%              48              10/10/2008           5.31440%
        7                5/10/2005            5.32120%              49              11/10/2008           5.47520%
        8                6/10/2005            5.48270%              50              12/10/2008           5.31400%
        9                7/10/2005            5.32090%              51               1/10/2009           5.31380%
        10               8/10/2005            5.48230%              52               2/10/2009           5.31520%
        11               9/10/2005            5.48220%              53               3/10/2009           5.32750%
        12              10/10/2005            5.32040%              54               4/10/2009           5.48620%
        13              11/10/2005            5.48180%              55               5/10/2009           5.35810%
        14              12/10/2005            5.32010%              56               6/10/2009           5.53420%
        15               1/10/2006            5.31990%              57               7/10/2009           5.38330%
        16               2/10/2006            5.31970%              58               8/10/2009           5.59560%
        17               3/10/2006            5.32010%              59               9/10/2009           5.64740%
        18               4/10/2006            5.48080%              60              10/10/2009           5.46440%
        19               5/10/2006            5.31910%              61              11/10/2009           5.64730%
        20               6/10/2006            5.48040%              62              12/10/2009           5.46400%
        21               7/10/2006            5.31880%              63               1/10/2010           5.46380%
        22               8/10/2006            5.48010%              64               2/10/2010           5.46370%
        23               9/10/2006            5.47990%              65               3/10/2010           5.46410%
        24              10/10/2006            5.31830%              66               4/10/2010           5.64630%
        25              11/10/2006            5.47960%              67               5/10/2010           5.46300%
        26              12/10/2006            5.31800%              68               6/10/2010           5.64590%
        27               1/10/2007            5.31780%              69               7/10/2010           5.46270%
        28               2/10/2007            5.31770%              70               8/10/2010           5.64550%
        29               3/10/2007            5.31860%              71               9/10/2010           5.64530%
        30               4/10/2007            5.47870%              72              10/10/2010           5.46210%
        31               5/10/2007            5.31720%              73              11/10/2010           5.64490%
        32               6/10/2007            5.47830%              74              12/10/2010           5.46020%
        33               7/10/2007            5.31690%              75               1/10/2011           5.45990%
        34               8/10/2007            5.47800%              76               2/10/2011           5.45970%
        35               9/10/2007            5.47780%              77               3/10/2011           5.46960%
        36              10/10/2007            5.31640%              78               4/10/2011           5.65890%
        37              11/10/2007            5.47750%              79               5/10/2011           5.47690%
        38              12/10/2007            5.31610%              80               6/10/2011           5.65850%
        39               1/10/2008            5.47710%              81               7/10/2011           5.50720%
        40               2/10/2008            5.31580%              82               8/10/2011           5.72150%
        41               3/10/2008            5.31650%              83               9/10/2011           5.73640%
        42               4/10/2008            5.47650%              84              10/10/2011           5.74630%

                                   SCHEDULE V

                 Mortgage Loans that Initially Pay Interest Only


------------------------------------------------------------------------------------------------------------------------------------
Loan Number        PropertyName                                        Loan Transaction     Cutoff Balance       Amortization Type
------------------------------------------------------------------------------------------------------------------------------------
58399              Bank of America Center                              BACM 04-4                  150,000,000.00      Interest Only
58035              FCB Worldwide Building                              BACM 04-4                   20,355,000.00      Interest Only
58175              Woodmont Plaza                                      BACM 04-4                   17,250,000.00      Interest Only
58395              AMLI Nantucket                                      BACM 04-4                   11,000,000.00      Interest Only
40719              Northpointe Plaza                                   BACM 04-4                   30,850,000.00      Interest Only
41160              Pine Ridge Plaza                                    BACM 04-4                   14,700,000.00      Interest Only
40390              Inland Southwest Portfolio                          BACM 04-4                   13,700,000.00      Interest Only
40390              Heritage Towne Crossing                             BACM 04-4                    8,950,000.00      Interest Only
40390              Eckerd Norman                                       BACM 04-4                    2,900,000.00      Interest Only
40390              Eckerd Edmond                                       BACM 04-4                    1,850,000.00      Interest Only
41602              Plaza at Marysville                                 BACM 04-4                   11,800,000.00      Interest Only
40740              North Rivers Town Center                            BACM 04-4                   11,050,000.00      Interest Only
39593              Cranberry Square                                    BACM 04-4                   10,900,000.00      Interest Only
41196              Inland Eckerd Portfolio                             BACM 04-4                    6,800,000.00      Interest Only
41196              Eckerd - Kill Devil Hills, NC                       BACM 04-4                    1,975,000.00      Interest Only
41196              Eckerd - Columbia, SC                               BACM 04-4                    1,750,000.00      Interest Only
41196              Eckerd - Greer, SC                                  BACM 04-4                    1,650,000.00      Interest Only
41196              Eckerd - Crossville, TN                             BACM 04-4                    1,425,000.00      Interest Only
39952              Paradise Promenade                                  BACM 04-4                    6,400,000.00      Interest Only
41020              Springboro Plaza                                    BACM 04-4                    5,510,000.00      Interest Only
40704              Wendover Village                                    BACM 04-4                    5,450,000.00      Interest Only
41195              Center Pointe Shopping Center                       BACM 04-4                    4,250,000.00      Interest Only
9269               Southpoint Self-Storage                             BACM 04-4                    4,400,000.00      Interest Only
58295              Simon - West Ridge Mall                             BACM 04-4                   68,710,962.00       IO, Balloon
58211              Sun Communities Portfolio 2                         BACM 04-4                   34,910,525.00       IO, Balloon
58211              Sun Communities Portfolio 2 - Pheasant Ridge        BACM 04-4                   17,710,525.00       IO, Balloon
58211              Sun Communities Portfolio 2 - Creekwood Meadows     BACM 04-4                    8,160,000.00       IO, Balloon
58211              Sun Communities Portfolio 2 - Groves                BACM 04-4                    5,360,000.00       IO, Balloon
58211              Sun Communities Portfolio 2 - Richmond Place        BACM 04-4                    3,680,000.00       IO, Balloon
58230              Sun Communities Portfolio 12                        BACM 04-4                   25,563,188.00       IO, Balloon
58230              Sun Communities Portfolio 12 - Meadowbrook Village  BACM 04-4                    7,303,188.00       IO, Balloon
58230              Sun Communities Portfolio 12 - Grand Village        BACM 04-4                    6,740,000.00       IO, Balloon
58230              Sun Communities Portfolio 12 - Brentwood Village    BACM 04-4                    6,320,000.00       IO, Balloon
58230              Sun Communities Portfolio 12 - Hamlin               BACM 04-4                    5,200,000.00       IO, Balloon
58329              The Promenade at Mission Viejo                      BACM 04-4                   24,000,000.00       IO, Balloon
58298              Simon - Boardman Plaza                              BACM 04-4                   23,597,562.00       IO, Balloon
58208              Sun Communities - Buttonwood Bay                    BACM 04-4                   21,984,005.00       IO, Balloon
58028              Extra Space Storage - ESPIV Portfolio               BACM 04-4                   15,512,000.00       IO, Balloon
58028              Extra Space Storage - Weymouth                      BACM 04-4                    4,640,000.00       IO, Balloon
58028              Extra Space Storage - Stockton                      BACM 04-4                    3,240,000.00       IO, Balloon
58028              Extra Space Storage - Northborough                  BACM 04-4                    2,608,000.00       IO, Balloon
58028              Extra Space Storage - Whittier                      BACM 04-4                    2,544,000.00       IO, Balloon
58028              Extra Space Storage - Lynn                          BACM 04-4                    2,480,000.00       IO, Balloon
58033              Highland Park Place                                 BACM 04-4                   15,225,000.00       IO, Balloon
58289              Zeman Portfolio - Town and Country                  BACM 04-4                   10,962,952.00       IO, Balloon
58231              Sun Communities - Catalina                          BACM 04-4                    9,593,686.00       IO, Balloon
58150              Harwood Central Village                             BACM 04-4                    9,050,000.00       IO, Balloon
58210              Sun Communities - Meadows                           BACM 04-4                    7,360,000.00       IO, Balloon
58266              Zeman Portfolio - Kingsway Estates                  BACM 04-4                    7,252,706.00       IO, Balloon
58330              Sun Communities - Pine Ridge                        BACM 04-4                    6,000,000.00       IO, Balloon
58281              Zeman Portfolio - Pleasant Ridge                    BACM 04-4                    5,417,941.00       IO, Balloon
58272              Zeman Portfolio - Old Oaks Estates                  BACM 04-4                    4,738,925.00       IO, Balloon
58209              Sun Communities - Maplewood                         BACM 04-4                    4,640,000.00       IO, Balloon
39789              GE-Kimco Portfolio                                  BACM 04-4                   30,715,000.00       IO, Balloon
39789              Columbia Plaza                                      BACM 04-4                    9,800,000.00       IO, Balloon
39789              Fullerton Plaza                                     BACM 04-4                    8,400,000.00       IO, Balloon
39789              North East Station                                  BACM 04-4                    6,750,000.00       IO, Balloon
39789              Colonie Plaza                                       BACM 04-4                    5,765,000.00       IO, Balloon
40717              Pottstown Plaza                                     BACM 04-4                   12,400,000.00       IO, Balloon
41399              Wrangler Company                                    BACM 04-4                   11,300,000.00      IO, Hyper Am
39914              Kraft Food Warehouse                                BACM 04-4                    5,333,000.00      IO, Hyper Am



------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                                % of
Loan Number        PropertyName                                                 IOPeriod      Group    % of Pool    Applicable Group
------------------------------------------------------------------------------------------------------------------------------------
58399              Bank of America Center                                          84           1        11.6%                 13.7%
58035              FCB Worldwide Building                                          60           1         1.6%                  1.9%
58175              Woodmont Plaza                                                 120           1         1.3%                  1.6%
58395              AMLI Nantucket                                                  60           2         0.8%                  5.4%
40719              Northpointe Plaza                                               60           1         2.4%                  2.8%
41160              Pine Ridge Plaza                                                60           1         1.1%                  1.3%
40390              Inland Southwest Portfolio                                      60           1         1.1%                  1.3%
40390              Heritage Towne Crossing                                         60           1         0.7%                  0.8%
40390              Eckerd Norman                                                   60           1         0.2%                  0.3%
40390              Eckerd Edmond                                                   60           1         0.1%                  0.2%
41602              Plaza at Marysville                                             60           1         0.9%                  1.1%
40740              North Rivers Town Center                                        60           1         0.9%                  1.0%
39593              Cranberry Square                                                60           1         0.8%                  1.0%
41196              Inland Eckerd Portfolio                                         60           1         0.5%                  0.6%
41196              Eckerd - Kill Devil Hills, NC                                   60           1         0.2%                  0.2%
41196              Eckerd - Columbia, SC                                           60           1         0.1%                  0.2%
41196              Eckerd - Greer, SC                                              60           1         0.1%                  0.2%
41196              Eckerd - Crossville, TN                                         60           1         0.1%                  0.1%
39952              Paradise Promenade                                              60           1         0.5%                  0.6%
41020              Springboro Plaza                                                84           1         0.4%                  0.5%
40704              Wendover Village                                                60           1         0.4%                  0.5%
41195              Center Pointe Shopping Center                                   84           1         0.3%                  0.4%
9269               Southpoint Self-Storage                                        120           1         0.3%                  0.4%
58295              Simon - West Ridge Mall                                         60           1         5.3%                  6.3%
58211              Sun Communities Portfolio 2                                     24           1         2.7%                  3.2%
58211              Sun Communities Portfolio 2 - Pheasant Ridge                    24           1         1.4%                  1.6%
58211              Sun Communities Portfolio 2 - Creekwood Meadows                 24           1         0.6%                  0.7%
58211              Sun Communities Portfolio 2 - Groves                            24           1         0.4%                  0.5%
58211              Sun Communities Portfolio 2 - Richmond Place                    24           1         0.3%                  0.3%
58230              Sun Communities Portfolio 12                                    30           2         2.0%                 12.6%
58230              Sun Communities Portfolio 12 - Meadowbrook Village              30           2         0.6%                  3.6%
58230              Sun Communities Portfolio 12 - Grand Village                    30           2         0.5%                  3.3%
58230              Sun Communities Portfolio 12 - Brentwood Village                30           2         0.5%                  3.1%
58230              Sun Communities Portfolio 12 - Hamlin                           30           2         0.4%                  2.6%
58329              The Promenade at Mission Viejo                                  24           2         1.9%                 11.9%
58298              Simon - Boardman Plaza                                          36           1         1.8%                  2.2%
58208              Sun Communities - Buttonwood Bay                                30           2         1.7%                 10.9%
58028              Extra Space Storage - ESPIV Portfolio                           36           1         1.2%                  1.4%
58028              Extra Space Storage - Weymouth                                  36           1         0.4%                  0.4%
58028              Extra Space Storage - Stockton                                  36           1         0.2%                  0.3%
58028              Extra Space Storage - Northborough                              36           1         0.2%                  0.2%
58028              Extra Space Storage - Whittier                                  36           1         0.2%                  0.2%
58028              Extra Space Storage - Lynn                                      36           1         0.2%                  0.2%
58033              Highland Park Place                                             12           1         1.2%                  1.4%
58289              Zeman Portfolio - Town and Country                              12           1         0.8%                  1.0%
58231              Sun Communities - Catalina                                      30           2         0.7%                  4.7%
58150              Harwood Central Village                                         48           1         0.7%                  0.8%
58210              Sun Communities - Meadows                                       30           2         0.6%                  3.6%
58266              Zeman Portfolio - Kingsway Estates                              12           1         0.6%                  0.7%
58330              Sun Communities - Pine Ridge                                    30           2         0.5%                  3.0%
58281              Zeman Portfolio - Pleasant Ridge                                12           1         0.4%                  0.5%
58272              Zeman Portfolio - Old Oaks Estates                              12           1         0.4%                  0.4%
58209              Sun Communities - Maplewood                                     30           2         0.4%                  2.3%
39789              GE-Kimco Portfolio                                              24           1         2.4%                  2.8%
39789              Columbia Plaza                                                  24           1         0.8%                  0.9%
39789              Fullerton Plaza                                                 24           1         0.6%                  0.8%
39789              North East Station                                              24           1         0.5%                  0.6%
39789              Colonie Plaza                                                   24           1         0.4%                  0.5%
40717              Pottstown Plaza                                                 24           1         1.0%                  1.1%
41399              Wrangler Company                                                60           1         0.9%                  1.0%
39914              Kraft Food Warehouse                                            60           1         0.4%                  0.5%

                                   SCHEDULE VI

                    Mortgage Loans Containing Additional Debt




------------------------------------------------------------------------------------------------------------------------------------
Loan Number                  Property Name
------------------------------------------------------------------------------------------------------------------------------------
58399                        Bank of America Center
58320                        Dallas Market Center
58168                        Grass Valley
39141                        Evergreen Portfolio B
39141                        1101 Creekside Ridge Drive
39141                        1025 Creekside Ridge Drive
39141                        10734 International Drive
40284                        Roxborough Portfolio
40284                        Henridge Apartments
40284                        Sandra Court Apartments
40284                        Leverington Court Apartments
57825                        506 Medical Center, 508 Medical Center, & Medical Center Atrium
57825                        508 Medical Center
57825                        506 Medical Center
57825                        Medical Center Atrium
58111                        Galaxy Center Office II
57951                        Citrus Village Plaza
58289                        Zeman Portfolio - Town and Country
58266                        Zeman Portfolio - Kingsway Estates
57856                        Alaska VA Clinic
57819                        North Hills Medical Office Building
57820                        One Forest Medical Plaza
57847                        Bay Area Medical Center
58281                        Zeman Portfolio - Pleasant Ridge
58272                        Zeman Portfolio - Old Oaks Estates
57884                        Grandview Medical Office Building
57882                        Southern Hills Medical Office Building A
39342                        Santa Rosa Mall
10035                        Westwinds Business Park
9244                         1334 Third Street
8790                         Blue Lake Village MHC


------------------------------------------------------------------------------------------------------------------------------------
Loan Number                  Loan Transaction                           Cutoff Balance                      Existing Additional Debt
------------------------------------------------------------------------------------------------------------------------------------
58399                        BACM 04-4                                  150,000,000.00                      Yes
58320                        BACM 04-4                                   65,903,425.68                      Yes
58168                        BACM 04-4                                    8,501,695.14                      Yes
39141                        BACM 04-4                                   27,681,468.11                      Yes
39141                        BACM 04-4                                   10,380,550.54                      Yes
39141                        BACM 04-4                                    9,293,064.29                      Yes
39141                        BACM 04-4                                    8,007,853.28                      Yes
40284                        BACM 04-4                                    8,839,526.48                      Yes
40284                        BACM 04-4                                    4,072,141.41                      Yes
40284                        BACM 04-4                                    2,780,974.62                      Yes
40284                        BACM 04-4                                    1,986,410.45                      Yes
57825                        BACM 04-4                                   14,026,542.50                      No
57825                        BACM 04-4                                    6,041,134.64                      No
57825                        BACM 04-4                                    5,902,257.98                      No
57825                        BACM 04-4                                    2,083,149.88                      No
58111                        BACM 04-4                                   13,932,770.04                      No
57951                        BACM 04-4                                   12,176,302.72                      No
58289                        BACM 04-4                                   10,962,952.00                      No
58266                        BACM 04-4                                    7,252,706.00                      No
57856                        BACM 04-4                                    7,152,147.92                      No
57819                        BACM 04-4                                    6,172,565.49                      No
57820                        BACM 04-4                                    6,041,134.64                      No
57847                        BACM 04-4                                    5,840,228.78                      No
58281                        BACM 04-4                                    5,417,941.00                      No
58272                        BACM 04-4                                    4,738,925.00                      No
57884                        BACM 04-4                                    2,381,356.78                      No
57882                        BACM 04-4                                    1,029,062.38                      No
39342                        BACM 04-4                                   42,411,692.33                      No
10035                        BACM 04-4                                    4,995,022.47                      No
9244                         BACM 04-4                                    3,992,676.23                      No
8790                         BACM 04-4                                    3,094,572.94                      No


------------------------------------------------------------------------------------------------------------------------------------
Loan Number                        Existing Additional Debt Amount              Existing Additional Debt Description
------------------------------------------------------------------------------------------------------------------------------------
58399                                                  600,000,000              130,000,000 (Pari Passu A-2 Note), 137,000,000
                                                                                (Pari Passu A-3 Note),103,000,000 (Subordinated
                                                                                Portion of A-1 Note), 230,000,000 (Mezzanine)
58320                                                   77,000,000              50,000,000 (Pari Passu A-2 Note), 27,000,000
                                                                                (Subordinated Portion of A-1 Note)
58168                                                    1,740,000              Mezzanine Debt
39141                                                   10,725,149              Mezzanine Debt
39141
39141
39141
40284                                                      650,000              B-Note
40284
40284
40284
57825                                                            -
57825
57825
57825
58111                                                            -
57951                                                            -
58289                                                            -
58266                                                            -
57856                                                            -
57819                                                            -
57820                                                            -
57847                                                            -
58281                                                            -
58272                                                            -
57884                                                            -
57882                                                            -
39342                                                            -
10035                                                            -
9244                                                             -
8790                                                             -


------------------------------------------------------------------------------------------------------------------------------------
Loan Number               Future Debt Permitted?                                Future Debt Amount Permitted
------------------------------------------------------------------------------------------------------------------------------------
58399                                       No                                  -
58320                                       No                                  -
58168                                       No                                  -
39141                                       No                                  -
39141                                       No                                  -
39141                                       No                                  -
39141                                       No                                  -
40284                                       No                                  -
40284                                       No                                  -
40284                                       No                                  -
40284                                       No                                  -
57825                                       Yes                                 Variable: LTV < 70%, DSCR > 1.15x
57825                                       Yes
57825                                       Yes
57825                                       Yes
58111                                       Yes                                 Variable: After 2 yrs, LTV < 72%, DSCR > 1.25x
57951                                       Yes                                 Variable: After 2 yrs, LTV < 69.96%, DSCR > 1.25x
58289                                       Yes                                 Variable: After 2/1/2006, LTV < 80%, DSCR > 1.20x
58266                                       Yes                                 Variable: After 2/1/2006, LTV < 80%, DSCR > 1.20x
57856                                       Yes                                 Variable: LTV < 70%, DSCR > 1.15x
57819                                       Yes                                 Variable: LTV < 70%, DSCR > 1.15x
57820                                       Yes                                 Variable: LTV < 70%, DSCR > 1.15x
57847                                       Yes                                 Variable: LTV < 70%, DSCR > 1.15x
58281                                       Yes                                 Variable: After 2/1/2006, LTV < 80%, DSCR > 1.20x
58272                                       Yes                                 Variable: After 2/1/2006, LTV < 80%, DSCR > 1.20x
57884                                       Yes                                 Variable: LTV < 70%, DSCR > 1.15x
57882                                       Yes                                 Variable: LTV < 70%, DSCR > 1.15x
39342                                       Yes                                 Variable:  LTV < 71%
10035                                       Yes                                 Variable: LTV < 75%, DSCR > 1.25x, Occupancy > 95%
9244                                        Yes                                 Variable: LTV < 60%, DSCR > 1.60
8790                                        Yes                                 Variable: LTV < 75%, Net Operating Income DSCR >
                                                                                1.45x, Combined Net Operating Income DSCR > 1.30x


---------------------------------------------------------------------------------------
Loan Number                              Future Debt Description
---------------------------------------------------------------------------------------
58399
58320
58168
39141
39141
39141
39141
40284
40284
40284
40284
57825                                    Mezzanine Debt
57825
57825
57825
58111                                    Unsecured Debt
57951                                    Mezzanine Debt
58289                                    Mezzanine Debt
58266                                    Mezzanine Debt
57856                                    Mezzanine Debt
57819                                    Mezzanine Debt
57820                                    Mezzanine Debt
57847                                    Mezzanine Debt
58281                                    Mezzanine Debt
58272                                    Mezzanine Debt
57884                                    Mezzanine Debt
57882                                    Mezzanine Debt
39342                                    Mezzanine Debt
10035                                    Documents permit future secured secondary debt: 1) earlier of  24 months from REMIC sale or 36 months after close, 2) MAX LTV of 75% and 3) MIN DSCR of 1.25 (aggregate).
9244                                     Documents permit future secured secondary debt: 1) no earlier than 12 months from REMIC sale, 2) MAX LTV of 60% and 3) MIN DSCR of 1.60 (aggregate).
8790                                     Documents permit future secured secondary debt: 1) no earlier than 12 months from REMIC sale, 2) MAX LTV of 75% and 3) MIN DSCR of 1.45 (subject loan only), 1.30 (aggregate).


--------------------------------------------------------------------------------------------------------------
Loan Number                               Group       % of Pool     % of Applicable Group
--------------------------------------------------------------------------------------------------------------
58399                                         1           11.6%            13.7%
58320                                         1            5.1%             6.0%
58168                                         1            0.7%             0.8%
39141                                         1            2.1%             2.5%
39141                                         1            0.8%             0.9%
39141                                         1            0.7%             0.8%
39141                                         1            0.6%             0.7%
40284                                         2            0.7%             4.4%
40284                                         2            0.3%             2.0%
40284                                         2            0.2%             1.4%
40284                                         2            0.2%             1.0%
57825                                         1            1.1%             1.3%
57825                                         1            0.5%             0.6%
57825                                         1            0.5%             0.5%
57825                                         1            0.2%             0.2%
58111                                         1            1.1%             1.3%
57951                                         1            0.9%             1.1%
58289                                         1            0.8%             1.0%
58266                                         1            0.6%             0.7%
57856                                         1            0.6%             0.7%
57819                                         1            0.5%             0.6%
57820                                         1            0.5%             0.6%
57847                                         1            0.5%             0.5%
58281                                         1            0.4%             0.5%
58272                                         1            0.4%             0.4%
57884                                         1            0.2%             0.2%
57882                                         1            0.1%             0.1%
39342                                         1            3.3%             3.9%
10035                                         1            0.4%             0.5%
9244                                          1            0.3%             0.4%
8790                                          1            0.2%             0.3%

                                  SCHEDULE VII

             Schedule of Controlling Holders and Operating Advisors


Directing Certificateholder

First Chicago Capital Corporation, 1 Bank One Plaza, 14th Floor, Suite IL 1-0616, Chicago, IL 60670, Attention: Kathleen M. Laird, telecopy number (312) 732 1751


Class BC Controlling Holder

Banc of America Structured Notes, Inc., at Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255, Attention: Stephen L. Hogue, telecopy number: (704) 386-1094


Class DM Controlling Holder

Banc of America Structured Notes, Inc., at Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255, Attention: Stephen L. Hogue, telecopy number: (704) 386-1094